                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                           REGISTRATION STATEMENT NO.:333-130684

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The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

********************************************************************************

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File Number 333-130684) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the
SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and prospectus supplement.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                                   ----------

       THIS FREE WRITING PROSPECTUS, DATED MAY 12, 2006, MAY BE AMENDED OR
                       COMPLETED PRIOR TO THE TIME OF SALE

                          $1,505,006,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2006-IQ11
                                as Issuing Entity

                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                          IXIS REAL ESTATE CAPITAL INC.
                                    NCB, FSB
                      as Sponsors and Mortgage Loan Sellers

                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                  SUNTRUST BANK
                      UNION CENTRAL MORTGAGE FUNDING, INC.
                       NATIONAL CONSUMER COOPERATIVE BANK
                            as Mortgage Loan Sellers

                                   ----------

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-IQ11

                                   ----------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series
2006-IQ11 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2006-IQ11 trust. The trust's primary assets will be 232 fixed rate mortgage loans secured by first mortgage liens on 241 multifamily and commercial properties. Distributions on the certificates will be made on the 15th day of each month or, if that day is not a business day, the next succeeding business day, of each month commencing July
2006 in accordance with the priorities described in this free writing prospectus under "Description of the Offered Certificates -- Distributions." Certain
classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this free writing prospectus under "Description of the Offered Certificates -- Distributions --
Subordination; Allocation of Losses and Certain Expenses." The Series 2006-IQ11
Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

     "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by
"institutional quality" whole loans.

                                   ----------

Investing in the certificates offered to you involves risks. See "Risk Factors"
beginning on page S-39 of this free writing prospectus and page 6 of the base prospectus.

                                   ----------

     Characteristics of the certificates offered to you include:

                APPROXIMATE INITIAL    APPROXIMATE INITIAL      PASS-THROUGH         RATINGS
CLASS         CERTIFICATE BALANCE(1)    PASS-THROUGH RATE    RATE DESCRIPTION(2)   (FITCH/S&P)
-----------   ----------------------   -------------------   -------------------   -----------

Class A-1            $ 51,680,000               %                                    AAA/AAA
Class A-1A           $329,905,000               %                                    AAA/AAA
Class A-2            $162,800,000               %                                    AAA/AAA
Class A-3            $ 96,800,000               %                                    AAA/AAA
Class A-4            $490,095,000               %                                    AAA/AAA
Class A-M            $161,611,000               %                                    AAA/AAA
Class A-J            $147,471,000               %                                    AAA/AAA
Class B              $ 30,302,000               %                                     AA/AA
Class C              $ 12,121,000               %                                    AA-/AA-
Class D              $ 22,221,000               %                                      A/A

(1)  The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this free writing prospectus. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2)  The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M,
     Class A-J, Class B, Class C and Class D Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or
     (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this free writing prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates. Greenwich Capital Markets,
Inc., IXIS Securities North America Inc., Merrill Lynch, Pierce, Fenner & Smith
Incorporated and SunTrust Capital Markets, Inc. will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated,
Greenwich Capital Markets, Inc., IXIS Securities North America Inc., Merrill
Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Capital Markets, Inc.,
the underwriters, will purchase the certificates offered to you from Morgan
Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about June 8, 2006. Morgan Stanley Capital I
Inc. expects to receive from this offering approximately $             , plus
accrued interest from the cut-off date, before deducting expenses payable by
Morgan Stanley Capital I Inc.

                                   ----------

                                 MORGAN STANLEY

RBS GREENWICH CAPITAL                              IXIS SECURITIES NORTH AMERICA
MERRILL LYNCH & CO.                                   SUNTRUST ROBINSON HUMPHREY

                                  May __, 2006

                                  [MAP OMITTED]

                          MORGAN STANLEY CAPITAL I INC.

         Commercial Mortgage Pass-Through Certificates, Series 2006-IQ11
                      Geographic Overview of Mortgage Pool

WASHINGTON            ALABAMA                CONNECTICUT
2 properties          1 property             4 properties
$17,602,917           $1,886,525             $32,050,000
1.1% of total         0.1% of total          2.0% of total

OREGON                TENNESSEE              MASSACHUSETTS
5 properties          1 property             4 properties
$25,348,075           $1,895,237             $6,617,258
1.6% of total         0.1% of total          0.4% of total

NEVADA                FLORIDA                NEW YORK
6 properties          12 properties          78 properties
$38,095,000           $147,137,134           $318,484,723
2.4% of total         9.1% of total          19.7% of total

NORTHERN CALIFORNIA   GEORGIA                PENNSYLVANIA
6 properties          11 properties          8 properties
$26,929,258           $48,207,577            $59,894,629
1.7% of total         3.0% of total          3.7% of total

SOUTHERN CALIFORNIA   SOUTH CAROLINA         OHIO
13 properties         2 properties           2 properties
$120,585,875          $4,880,252             $4,441,927
7.5% of total         0.3% of total          0.3% of total

ARIZONA               NORTH CAROLINA         MICHIGAN
3 properties          10 properties          6 properties
$66,031,806           $65,855,636            $33,647,826
4.1% of total         4.1% of total          2.1% of total

COLORADO              VIRGINIA               INDIANA
4 properties          9 properties           1 property
$24,192,136           $39,857,157            $1,850,000
1.5% of total         2.5% of total          0.1% of total

NEW MEXICO            MARYLAND               ILLINOIS
1 property            11 properties          2 properties
$1,669,479            $60,060,562            $161,433,664
0.1% of total         3.7% of total          10.0% of total

TEXAS                 WEST VIRGINIA          IOWA
13 properties         1 property             2 properties
$151,536,641          $5,058,960             $12,208,040
9.4% of total         0.3% of total          0.8% of total

OKLAHOMA              DISTRICT OF COLUMBIA   UTAH
1 property            2 properties           9 properties
$3,572,503            $20,879,236            $27,120,522
0.2% of total         1.3% of total          1.7% of total

LOUISIANA             NEW JERSEY             IDAHO
2 properties          3 properties           1 property
$26,058,808           $32,382,542            $1,982,494
1.6% of total         2.0% of total          0.1% of total

ARKANSAS              RHODE ISLAND           HAWAII
1 property            3 properties           1 property
$1,405,917            $3,245,708             $22,008,607
0.1% of total         0.2% of total          1.4% of total

[ ] < 1.0% of Cut-Off Date Balance

[ ] 1.0% - 5.0% of Cut-Off Date Balance

[ ] 5.1% - 10.0% of Cut-Off Date Balance

[ ] > 10.0% of Cut-Off Date Balance

                                [PHOTOS OMITTED]

                                [PHOTOS OMITTED]

               IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

          The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus)
and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

          Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

          The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein.
The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

          The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-866-718-1649. The securities may not be suitable for all investors. Morgan
Stanley & Co. Incorporated and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                             FREE WRITING PROSPECTUS

     Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this free writing prospectus (which we also refer to herein as a "prospectus supplement"), which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

                                      S-3

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The schedules and appendices to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

                                   ----------

     Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   ----------

                              SELLING RESTRICTIONS

EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of the certificates to the public in that
Relevant Member State:

     (a)  in the period beginning on the date of publication of a prospectus (or in Germany, where the offer starts within) in relation to those certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another
          Relevant Member State and notified to the competent authority in that
          Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b)  at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (c)  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2)
          a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (d)  at any time in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression of an "offer of the certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                      S-4

UNITED KINGDOM

     Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that:

     (a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 or
          Section 236 of the Financial Services and Market Act 2000 ("FSMA"))
          received by it in connection with the issue or sale of any certificates in circumstances in which Section 238 of the FSMA does not apply to the depositor; and

     (b)  it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.

                                   ----------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an
unregulated collective investment scheme, accordingly cannot be marketed in the
United Kingdom to the general public.

     The distribution of this prospectus supplement (A) is being made to, or directed at persons who are outside the United Kingdom and (B) is being made to, or directed at, persons who (1) have professional experience in participating in unregulated collective investment schemes, or (2) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of
Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons"). This prospectus supplement must not be acted on or relied on by persons who are not PCIS Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to persons who are outside the
United Kingdom or to PCIS Persons and will be engaged in only with such persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-5

      Distributions of Prepayment Premiums and Yield Maintenance

                                      S-6

APPENDIX I - MORTGAGE POOL INFORMATION TOTAL POOL, LOAN GROUP 1 AND LOAN
   GROUP 2..............................................................     I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS.............    II-1
APPENDIX III - CERTAIN CHARACTERISTICS OF LOAN GROUP 2..................   III-1
APPENDIX IV - SIGNIFICANT LOAN SUMMARIES................................    IV-1
APPENDIX V - FORM OF STATEMENT TO CERTIFICATEHOLDERS....................     V-1

                                       S-7

                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

                              APPROXIMATE                                        APPROXIMATE   WEIGHTED
APPROXIMATE                     INITIAL          APPROXIMATE                     PERCENT OF     AVERAGE   PRINCIPAL
  CREDIT                    CERTIFICATE OR         INITIAL          RATINGS         TOTAL        LIFE      WINDOW
  SUPPORT        CLASS     NOTIONAL BALANCE   PASS-THROUGH RATE   (FITCH/S&P)   Certificates    (years)   (months)
-----------   ----------   ----------------   -----------------   -----------   ------------   --------   ---------

  30.000%      Class A-1    $   51,680,000            %             AAA/AAA         3.20%         2.89        1-58
  30.000%     Class A-1A    $  329,905,000            %             AAA/AAA        20.41%         8.84       1-117
  30.000%      Class A-2    $  162,800,000            %             AAA/AAA        10.07%         4.85       58-60
  30.000%      Class A-3    $   96,800,000            %             AAA/AAA         5.99%         6.89      60-107
  30.000%      Class A-4    $  490,095,000            %             AAA/AAA        30.33%         9.46     107-117
  20.000%      Class A-M    $  161,611,000            %             AAA/AAA        10.00%         9.84     117-118
  10.875%      Class A-J    $  147,471,000            %             AAA/AAA         9.13%         9.92     118-119
   9.000%       Class B     $   30,302,000            %              AA/AA          1.87%         9.94     119-119
   8.250%       Class C     $   12,121,000            %             AA-/AA-         0.75%         9.94     119-119
   6.875%       Class D     $   22,221,000            %               A/A           1.37%         9.99     119-120
   5.875%       Class E     $   16,161,000            %              A-/A-          1.00%        10.02     120-120
   5.000%       Class F     $   14,141,000            %            BBB+/BBB+        0.87%        10.15     120-131
   3.875%       Class G     $   18,182,000            %             BBB/BBB         1.13%        11.76     131-150
   3.000%       Class H     $   14,141,000            %            BBB-/BBB-        0.87%        13.20     150-160
      --       Class J-P    $   48,483,631           --                --             --           --        --
      --        Class X     $1,616,114,631            %             AAA/AAA           --           --        --
      --       Class X-Y    $  189,020,788            %             AAA/AAA           --           --        --

[ ]    Offered Certificates.

[ ]    Certificates not offered pursuant to this prospectus supplement.

o    The notional amount of the Class X Certificates initially will be
     $1,616,114,631 and the notional amount of the Class X-Y Certificates initially will be $189,020,788.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class
     A-4 Certificates represent the approximate credit support for those
     Certificates in the aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.
     Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o    The Class X and Class X-Y Certificates and the Class E, Class F, Class G,
     Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
     Certificates are not offered pursuant to this prospectus supplement.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated

                                      S-8

     repayment date or stated maturity date; and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations"
     in this prospectus supplement and under "Structuring Assumptions" in the
     "Glossary of Terms."

o    For purposes of making distributions to the Class A-1, Class A-1A, Class
     A-2, Class A-3 and Class A-4 Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

o    Loan group 1 will consist of 161 mortgage loans, representing approximately
     79.6% of the initial outstanding pool balance. Loan group 2 will consist of
     71 mortgage loans, representing approximately 20.4% of the initial outstanding pool balance, and approximately 78.1% of the principal balance of all the mortgage loans secured by multifamily properties, manufactured housing communities and mixed use properties.

o    So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
     Class A-1A, Class A-2, Class A-3, Class A-4, Class X and Class X-Y
     Certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A
     Certificates will be based upon amounts available relating to mortgage loans in loan group 2, interest distributions on the Class X and Class X-Y
     Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
     A-4, Class X and Class X-Y Certificates, available funds will be allocated among all these Classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o    Generally, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
     will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class
     A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class
     A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3 and
     Class A-4 Certificates, pro rata.

o    The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature.
     These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o    It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

                                      S-9

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                                      S-10

--------------------------------------------------------------------------------

                       SUMMARY OF FREE WRITING PROSPECTUS

     This summary highlights selected information from this free writing prospectus (which we also refer to herein as a "prospectus supplement"). It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE
OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by Morgan Stanley
                                 Capital I Inc. on the closing date. All
                                 payments to you will come only from the amounts
                                 received in connection with the assets of the
                                 trust. The trust's assets will primarily
                                 consist of 232 fixed rate mortgage loans
                                 secured by first mortgage liens on 241
                                 commercial, manufactured housing community and
                                 multifamily properties.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2006-IQ11.

MORTGAGE POOL.................   The mortgage pool consists of 232 mortgage
                                 loans with an aggregate principal balance of
                                 all mortgage loans as of the cut-off date, of
                                 approximately $1,616,114,631, which may vary by
                                 up to 5%. Each mortgage loan requires scheduled
                                 payments of principal and/or interest to be
                                 made monthly. For purposes of those mortgage
                                 loans that have a due date on a date other than
                                 the first of the month, we have assumed that
                                 those mortgage loans are due on the first of
                                 the month for purposes of determining their
                                 cut-off dates and cut-off date balances. With
                                 respect to Mortgage Loan No. 1, Michigan Plaza,
                                 the related mortgaged property also secures, on
                                 a pari passu basis, another mortgage loan that
                                 is not included in the trust. For additional
                                 information on the Michigan Plaza mortgage
                                 loan, see "Description of the Mortgage
                                 Pool--The Michigan Plaza Pari Passu Loan" in
                                 this prospectus supplement. With respect to
                                 Mortgage Loan No. 65, Royal Airport Office, the
                                 related mortgaged property also secures, on a
                                 subordinated basis, a B note that is not
                                 included in the trust. For additional
                                 information on the Royal Airport Office
                                 mortgage loan, see "Description of the Mortgage
                                 Pool--The Royal Airport Office Mortgage Loan"
                                 in this prospectus supplement.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool range from
                                 approximately $229,501 to approximately
                                 $160,000,000 and the mortgage loans are assumed
                                 to have an approximate average balance of
                                 $6,966,011.

                                 For purposes of calculating distributions on
                                 certain classes of certificates, the mortgage
                                 loans in the pool of mortgage loans backing the
                                 offered certificates will be divided into a
                                 loan group 1 and a loan group 2.

                                 Loan group 1 will consist of all of the
                                 mortgage loans that are secured by property
                                 types other than multifamily properties,
                                 together with 38 mortgage loans that are
                                 secured by multifamily properties and 6
                                 mortgage loans that are secured by mixed use
                                 properties. Loan group 1 will consist of 161
                                 mortgage loans, with an initial outstanding
                                 loan group 1 balance of $1,286,209,396, which
                                 may vary up to 5%. Loan

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                                 group 1 represents approximately 79.6% of the
                                 initial outstanding pool balance.

                                 Loan group 2 will consist of 68 of the mortgage
                                 loans that are secured by multifamily
                                 properties, 1 mortgage loan that is secured by
                                 a manufactured housing community property and 2
                                 mortgage loans that are secured by mixed use
                                 properties and has an initial outstanding loan
                                 group 2 balance of $329,905,235, which may vary
                                 up to 5%. Loan group 2 represents approximately
                                 20.4% of the initial outstanding pool balance
                                 and approximately 78.1% of the principal
                                 balance of all the mortgage loans secured by
                                 multifamily, manufactured housing community and
                                 mixed use properties.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in loan group 1 range from
                                 approximately $269,682 to approximately
                                 $160,000,000 and the mortgage loans in loan
                                 group 1 are assumed to have an approximate
                                 average balance of $7,988,878. As of the
                                 cut-off date, the balances of the mortgage
                                 loans in loan group 2 range from approximately
                                 $229,501 to approximately $23,491,609 and the
                                 mortgage loans in loan group 2 are assumed to
                                 have an approximate average balance of
                                 $4,646,553.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   Morgan Stanley Capital I Trust 2006-IQ11, a New
                                 York common law trust, will issue the
                                 certificates. The trust will be formed pursuant
                                 to the pooling and servicing agreement between
                                 the depositor, the master servicers, the
                                 special servicers, the trustee and the paying
                                 agent. See "Transaction Parties--The Issuing
                                 Entity" in this prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation, is the depositor. As depositor,
                                 Morgan Stanley Capital I Inc. will acquire the
                                 mortgage loans from the mortgage loan sellers
                                 and deposit them into the trust. Morgan Stanley
                                 Capital I Inc. is an affiliate of Morgan
                                 Stanley Mortgage Capital Inc., a sponsor of
                                 this transaction and a mortgage loan seller,
                                 and Morgan Stanley & Co. Incorporated, one of
                                 the underwriters. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement.

MASTER SERVICERS..............   Wells Fargo Bank, N.A., a national banking
                                 association, will act as general master
                                 servicer with respect to all of the mortgage
                                 loans in the trust other than the mortgage
                                 loans sold to us by NCB, FSB and other than
                                 mortgage loans sold to us by National Consumer
                                 Cooperative Bank (collectively, the "NCB
                                 mortgage loans"). Wells Fargo Bank, N.A. will
                                 also act as master servicer with respect to the
                                 Michigan Plaza companion mortgage loan and the
                                 Royal Airport Office B note (which are not
                                 included in the trust, but which are serviced
                                 under the pooling and servicing agreement).
                                 NCB, FSB, a federal savings bank, will act as
                                 master servicer with respect to the NCB
                                 mortgage loans. See "Servicing of the Mortgage
                                 Loans--General" and "Transaction Parties--
                                 Master Servicers" in this prospectus
                                 supplement. The master servicers will be
                                 primarily responsible for servicing and
                                 administering, directly or through
                                 sub-servicers, mortgage loans (a) as to which
                                 there is no default or reasonably foreseeable
                                 default that would give rise to a transfer of
                                 servicing to the special servicers and (b) as
                                 to which any such default or reasonably
                                 foreseeable default has been corrected,
                                 including as part of a work out. In addition,
                                 the master servicers will

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                                 be primarily responsible for making principal
                                 and interest advances and servicing advances
                                 under the pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each mortgage loan. The master servicing fee
                                 rate (including any sub-servicing or primary
                                 servicing fees) for Wells Fargo Bank, N.A. will
                                 range, on a loan-by-loan basis, from 0.02% per
                                 annum to 0.195% per annum, which amount is
                                 inclusive of the excess servicing fee. The
                                 master servicing fee rate (including any
                                 sub-servicing or primary servicing fees) for
                                 NCB, FSB will equal 0.08% per annum, which
                                 amount is inclusive of the excess servicing
                                 fee. In addition, the master servicers will be
                                 entitled to retain certain borrower-paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund,
                                 as additional servicing compensation.

                                 See "Description of the Offered Certificates--
                                 Distributions--Fees and Expenses" and
                                 "Servicing of the Mortgage Loans--The Master
                                 Servicers--Master Servicer Compensation" in
                                 this prospectus supplement.

PRIMARY SERVICERS.............   Babson Capital Management LLC, a Delaware
                                 limited liability company and a subsidiary of
                                 Massachusetts Mutual Life Insurance Company,
                                 will act as primary servicer with respect to
                                 those mortgage loans sold to the trust by
                                 Massachusetts Mutual Life Insurance Company.
                                 SunTrust Bank (an affiliate of one of the
                                 underwriters) will act as primary servicer with
                                 respect to those mortgage loans that it has
                                 sold to the trust. Union Central Mortgage
                                 Funding, Inc. will act as primary servicer with
                                 respect to those mortgage loans that it has
                                 sold to the trust. Each master servicer will
                                 pay the fees of its related primary servicer or
                                 servicers.

                                 See "Servicing of the Mortgage Loans--General"
                                 and "Transaction Parties--The Primary
                                 Servicers" in this prospectus supplement.

SPECIAL SERVICERS.............   LNR Partners, Inc., a Florida corporation and
                                 an affiliate of the initial operating adviser,
                                 will act as special servicer with respect to
                                 all of the mortgage loans in the trust other
                                 than residential cooperative mortgage loans
                                 sold to the trust by NCB, FSB and National
                                 Consumer Cooperative Bank and with respect to
                                 the Michigan Plaza companion mortgage loan and
                                 the Royal Airport Office B note (which are not
                                 included in the trust, but which are serviced
                                 under the pooling and servicing agreement).
                                 National Consumer Cooperative Bank, a federally
                                 chartered corporation, a mortgage loan seller
                                 and the parent of NCB, FSB (a sponsor, a
                                 mortgage loan seller and a master servicer),
                                 will act as special servicer with respect to
                                 the residential cooperative mortgage loans sold
                                 to the trust by NCB, FSB and National Consumer
                                 Cooperative Bank. Generally, the special
                                 servicers will service a mortgage loan upon the
                                 occurrence of certain events that cause that
                                 mortgage loan to become a "specially serviced
                                 mortgage loan." The special servicers'
                                 principal compensation for their special
                                 servicing activities will be the special
                                 servicing fee, the workout fee and the
                                 liquidation fee. See "Servicing of the Mortgage
                                 Loans--General" and

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                                 "Transaction Parties--The Special Servicers" in
                                 this prospectus supplement

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.35% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan (or the
                                 Michigan Plaza companion mortgage loan and the
                                 Royal Airport Office B note (which are not
                                 included in the trust, but which are serviced
                                 under the pooling and servicing agreement), if
                                 it is being specially serviced) for that month,
                                 and the scheduled principal balance of each
                                 specially serviced mortgage loan (or the
                                 Michigan Plaza companion loan or the Royal
                                 Airport Office B note, if it is being specially
                                 serviced), with a minimum of $4,000 per month
                                 per specially serviced mortgage loan or REO
                                 property.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan (or the Michigan Plaza
                                 companion loan or the Royal Airport Office B
                                 note, if it is being specially serviced or
                                 related REO property) or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 (net of any expenses incurred by the applicable
                                 special servicer on behalf of the trust in
                                 connection with the collection of the
                                 condemnation proceeds and insurance proceeds).

                                 The workout fee is a fee payable with respect
                                 to any rehabilitated mortgage loan (which means
                                 a specially serviced mortgage loan (or the
                                 Michigan Plaza companion loan or the Royal
                                 Airport Office B note, if it is being specially
                                 serviced) as to which three consecutive
                                 scheduled payments have been made, there is no
                                 other event causing it to constitute a
                                 specially serviced mortgage loan, and certain
                                 other conditions have been met) equal to 1.0%
                                 of the amount of each collection of interest
                                 (other than default interest and any excess
                                 interest) and principal received (including any
                                 condemnation proceeds received and applied as a
                                 collection of the interest and principal) on
                                 such mortgage loan (or the Michigan Plaza
                                 companion mortgage loan and the Royal Airport
                                 Office B note, as applicable) or for so long as
                                 it remains a rehabilitated mortgage loan.

                                 In addition, the special servicers will be
                                 entitled to retain certain borrower-paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund,
                                 as additional servicing compensation.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 and "Servicing of the Mortgage Loans--The
                                 Special Servicers--Special Servicer
                                 Compensation" in this prospectus supplement.

TRUSTEE.......................   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust on behalf of the Series 2006-IQ11
                                 certificateholders. See "Transaction
                                 Parties--The Trustee" in this prospectus
                                 supplement. In addition, the trustee will be
                                 primarily responsible for back-up advancing if
                                 the master servicers fail to perform their
                                 advancing obligations. Following the transfer
                                 of the underlying mortgage loans into the
                                 trust, the trustee, on behalf of the

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                                 trust, will become the holder of each mortgage
                                 loan transferred to the trust.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.0012% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the scheduled
                                 principal balance of each mortgage loan.

                                 See "Description of the Offered Certificates--
                                 Distributions--Fees and Expenses" in this
                                 prospectus supplement.

PAYING AGENT..................   LaSalle Bank National Association will also act
                                 as the paying agent, certificate registrar and
                                 authenticating agent for the certificates. The
                                 paying agent will also have, or be responsible
                                 for appointing an agent to perform, additional
                                 duties with respect to tax administration of
                                 the issuing entity. A portion of the trustee
                                 fee is payable to the paying agent. See
                                 "Transaction Parties--The Paying Agent,
                                 Certificate Registrar and Authenticating Agent"
                                 in this prospectus supplement.

                                 See "Description of the Offered Certificates--
                                 Distributions--Fees and Expenses" in this
                                 prospectus supplement.

OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates
                                 outstanding at any time of determination, or,
                                 if the certificate balance of that class of
                                 certificates is less than 25% of the initial
                                 certificate balance of that class, the next
                                 most subordinate class of certificates, may
                                 appoint a representative to act as operating
                                 adviser for the purposes described in this
                                 prospectus supplement. The initial operating
                                 adviser will be LNR Securities Holdings, LLC,
                                 an affiliate of one of the special servicers.
                                 With respect to Mortgage Loan No. 65, Royal
                                 Airport Office, the holder of the related B
                                 note will initially be entitled to exercise
                                 certain rights of the operating adviser. See
                                 "Description of the Mortgage Pool--The Royal
                                 Airport Office Mortgage Loan" in this
                                 prospectus supplement.

SPONSORS......................   Morgan Stanley Mortgage Capital Inc., a New
                                 York corporation, IXIS Real Estate Capital
                                 Inc., a New York corporation, and NCB, FSB, a
                                 federal savings bank, are sponsors of this
                                 transaction. As sponsors, Morgan Stanley
                                 Mortgage Capital Inc., IXIS Real Estate Capital
                                 Inc. and NCB, FSB have organized and initiated
                                 the transactions in which the certificates will
                                 be issued and will sell mortgage loans to the
                                 depositor. The depositor will transfer the
                                 mortgage loans to the trust, and the trust will
                                 then issue the certificates. Morgan Stanley
                                 Mortgage Capital Inc. is an affiliate of the
                                 depositor and Morgan Stanley & Co.
                                 Incorporated, one of the underwriters. IXIS
                                 Real Estate Capital Inc. is an affiliate of
                                 IXIS Securities North America Inc., one of the
                                 underwriters. NCB, FSB, is a wholly-owned
                                 subsidiary of National Consumer Cooperative
                                 Bank, one of the special servicers and a
                                 mortgage loan seller. See "Transaction
                                 Parties--The Sponsors, Mortgage Loan Sellers
                                 and Originators" in this prospectus supplement.

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MORTGAGE LOAN SELLERS.........   Morgan Stanley Mortgage Capital Inc., as to 67
                                 mortgage loans (which include 59 mortgage loans
                                 in loan group 1 and 8 mortgage loans in loan
                                 group 2), representing 47.8% of the initial
                                 outstanding pool balance (and representing
                                 55.7% of the initial outstanding loan group 1
                                 balance and 16.8% of the initial outstanding
                                 loan group 2 balance).

                                 IXIS Real Estate Capital Inc., as to 29
                                 mortgage loans (which include 23 mortgage loans
                                 in loan group 1 and 6 mortgage loans in loan
                                 group 2), representing 24.4% of the initial
                                 outstanding pool balance (and representing
                                 28.7% of the initial outstanding loan group 1
                                 balance and 8.0% of the initial outstanding
                                 loan group 2 balance).

                                 NCB, FSB, as to 76 mortgage loans (which
                                 include 46 mortgage loans in loan group 1 and
                                 30 mortgage loans in loan group 2),
                                 representing 11.5% of the initial outstanding
                                 pool balance (and representing 7.0% of the
                                 initial outstanding loan group 1 balance and
                                 29.3% of the initial outstanding loan group 2
                                 balance).

                                 Massachusetts Mutual Life Insurance Company, as
                                 to 23 mortgage loans, representing 6.6% of the
                                 initial outstanding pool balance (and
                                 representing 32.2% of the initial outstanding
                                 loan group 2 balance).

                                 SunTrust Bank, as to 13 mortgage loans (which
                                 include 11 mortgage loans in loan group 1 and 2
                                 mortgage loans in loan group 2), representing
                                 5.2% of the initial outstanding pool balance
                                 (and representing 5.0% of the initial
                                 outstanding loan group 1 balance and 6.0% of
                                 the initial outstanding loan group 2 balance).

                                 Union Central Mortgage Funding, Inc., as to 23
                                 mortgage loans (which include 22 mortgage loans
                                 in loan group 1 and 1 mortgage loan in loan
                                 group 2), representing 3.0% of the initial
                                 outstanding pool balance (and representing 3.6%
                                 of the initial outstanding loan group 1 balance
                                 and 0.5% of the initial outstanding loan group
                                 2 balance).

                                 National Consumer Cooperative Bank, as to 1
                                 mortgage loan, representing 1.5% of the initial
                                 outstanding pool balance (and representing 7.1%
                                 of the initial outstanding loan group 2
                                 balance).

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" in this
                                 prospectus supplement.

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

UNDERWRITERS..................   Morgan Stanley & Co. Incorporated, Greenwich
                                 Capital Markets, Inc., IXIS Securities North
                                 America Inc., Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and SunTrust Capital
                                 Markets, Inc. Morgan Stanley & Co. Incorporated
                                 is an affiliate of Morgan Stanley Mortgage
                                 Capital Inc., one of the sponsors and
                                 originators, and of the depositor. IXIS
                                 Securities North America Inc. is an affiliate
                                 of IXIS Real Estate Capital Inc., one of the
                                 sponsors, mortgage loans sellers and
                                 originators. SunTrust Capital Markets, Inc. is
                                 an affiliate of SunTrust Bank, one of the
                                 mortgage loans sellers and originators.

CUT-OFF DATE..................   June 1, 2006. For purposes of the information
                                 contained in this prospectus supplement
                                 (including the appendices to this prospectus

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                                 supplement), scheduled payments due in June
                                 2006 with respect to mortgage loans not having
                                 payment dates on the first of each month have
                                 been deemed received on June 1, 2006, not the
                                 actual day on which those scheduled payments
                                 are due. All references to the "cut-off date"
                                 with respect to any mortgage loan
                                 characteristics (including any numerical or
                                 statistical information) contained in this
                                 prospectus supplement are based on an
                                 assumption that all scheduled payments will be
                                 made on the respective due date and that no
                                 unscheduled prepayments are made.

CLOSING DATE..................   On or about June 8, 2006.

DETERMINATION DATE............   With respect to any distribution date and any
                                 of the mortgage loans other than the NCB
                                 mortgage loans and other than the mortgage
                                 loans contributed to the trust by Massachusetts
                                 Mutual Life Insurance Company, the earlier of
                                 (i) the 10th day of the month in which such
                                 distribution date occurs or, if such day is not
                                 a business day, the next preceding business day
                                 and (ii) the 5th business day prior to the
                                 related distribution date.

                                 With respect to any distribution date and any
                                 of the NCB mortgage loans, the earlier of (i)
                                 the 11th day of the month in which such
                                 distribution date occurs or, if such day is not
                                 a business day, the next preceding business day
                                 and (ii) the 4th business day prior to the
                                 related distribution date.

                                 With respect to any distribution date and any
                                 of the mortgage loans contributed to the trust
                                 by Massachusetts Mutual Life Insurance Company,
                                 the 10th day of the month in which such
                                 Distribution Date occurs or, if such day is not
                                 a business day, the next succeeding business
                                 day.

DISTRIBUTION DATE.............   The 15th of each month (or if the 15th is not a
                                 business day, the next succeeding business
                                 day), commencing July 17, 2006.

RECORD DATE...................   With respect to each distribution date, the
                                 close of business on the last business day of
                                 the preceding calendar month.

EXPECTED FINAL DISTRIBUTION
DATES.........................   Class A-1    April 15, 2011
                                 Class A-1A   March 15, 2016
                                 Class A-2     June 15, 2011
                                 Class A-3     May 15, 2015
                                 Class A-4    March 15, 2016
                                 Class A-M    April 15, 2016
                                 Class A-J     May 15, 2016
                                  Class B      May 15, 2016
                                  Class C      May 15, 2016
                                  Class D      June 15, 2016

                                 The expected final distribution date for each
                                 class of certificates is the date on which that
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates and
                                 according to the Structuring Assumptions.
                                 Mortgage loans with anticipated repayment dates
                                 are assumed to repay in full on those dates.

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RATED FINAL DISTRIBUTION
DATE..........................   As to each class of offered certificates, the
                                 distribution date in October 2042.

                              OFFERED CERTIFICATES

GENERAL.......................   Morgan Stanley Capital I Inc. is offering the
                                 following 10 classes of its Series 2006-IQ11
                                 Commercial Mortgage Pass-Through Certificates:

                                 o    Class A-l

                                 o    Class A-1A

                                 o    Class A-2

                                 o    Class A-3

                                 o    Class A-4

                                 o    Class A-M

                                 o    Class A-J

                                 o    Class B

                                 o    Class C

                                 o    Class D

                                 The entire series will consist of a total of 27
                                 classes, the following 17 of which are not
                                 being offered by this prospectus supplement and
                                 the accompanying prospectus: Class X, Class
                                 X-Y, Class E, Class F, Class G, Class H, Class
                                 J, Class K, Class L, Class M, Class N, Class O,
                                 Class P, Class EI, Class R-I, Class R-II and
                                 Class R-III.

CERTIFICATE BALANCE...........   Your certificates will have the approximate
                                 aggregate initial certificate balance presented
                                 in the chart below and this balance below may
                                 vary by up to 5% on the closing date. Mortgage
                                 loans may be removed from or added to the
                                 mortgage pool prior to the closing date within
                                 such maximum permitted variance. Any reduction
                                 or increase in the number of mortgage loans
                                 within these parameters will result in
                                 consequential changes to the initial
                                 certificate balance of each class of offered
                                 certificates and to the other statistical data
                                 contained in this prospectus supplement. No
                                 changes in the statistical data will be made in
                                 the final prospectus supplement unless such
                                 changes are material:

                                  Class A-1    $51,680,000
                                 Class A-1A   $329,905,000
                                  Class A-2   $162,800,000
                                  Class A-3    $96,800,000
                                  Class A-4   $490,095,000
                                  Class A-M   $161,611,000
                                  Class A-J   $147,471,000
                                   Class B     $30,302,000
                                   Class C     $12,121,000
                                   Class D     $22,221,000

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to that
                                 class.

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                                 The Class X and Class X-Y Certificates, which
                                 are private certificates, will not have
                                 certificate balances. Each such class of
                                 certificates will instead represent the right
                                 to receive distributions of interest accrued as
                                 described in this prospectus supplement on a
                                 notional amount.

                                 The notional amount of the Class X Certificates
                                 will be equal to the aggregate of the
                                 certificate balances of the classes of
                                 certificates (other than the Class X, Class
                                 X-Y, Class EI, Class R-I, Class R-II and Class
                                 R-III Certificates) outstanding from time to
                                 time.

                                 The notional amount of the Class X-Y
                                 Certificates, as of any date of determination,
                                 will be equal to the then total principal
                                 balance of the residential cooperative mortgage
                                 loans sold to the trust by NCB, FSB and
                                 National Consumer Cooperative Bank.

                                 The notional amount of the Class X Certificates
                                 will be reduced on each distribution date by
                                 any distributions of principal actually made
                                 on, and any losses actually allocated to any
                                 class of certificates (other than the Class
                                 X-Y, Class EI, Class R-I, Class R-II and Class
                                 R-III Certificates) outstanding from time to
                                 time.

                                 The notional amount of the Class X-Y
                                 Certificates will be reduced on each
                                 distribution date by collections and advances
                                 of principal on the residential cooperative
                                 mortgage loans (which were sold to the trust by
                                 NCB, FSB and National Consumer Cooperative
                                 Bank) previously distributed to the
                                 certificateholders and by losses on such
                                 residential cooperative mortgage loans
                                 previously allocated to the certificateholders.

                                 Upon initial issuance, the aggregate notional
                                 amount of the Class X Certificates will be
                                 $1,616,114,631 and the aggregate notional
                                 amount of the Class X-Y Certificates will be
                                 $189,020,788, in each case, subject to a
                                 permitted variance of plus or minus 5%. The
                                 notional amounts of the Class X and Class X-Y
                                 Certificates are used solely for the purpose of
                                 determining the amount of interest to be
                                 distributed on that certificate and does not
                                 represent the right to receive any
                                 distributions of principal.

PASS-THROUGH RATES............   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 following table lists the approximate initial
                                 pass-through rates for each class of offered
                                 certificates:

                                  Class A-1%
                                 Class A-1A        %
                                  Class A-2%
                                  Class A-3%
                                  Class A-4%
                                  Class A-M        %
                                  Class A-J        %
                                   Class B         %
                                   Class C         %
                                   Class D         %

                                 Interest on your certificates will be
                                 calculated on the basis of a 360-day year
                                 consisting of twelve 30-day months, also
                                 referred to in this prospectus supplement as a
                                 30/360 basis.

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                                      S-19

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                                 The Class A-1, Class A-1A, Class A-2, Class
                                 A-3, Class A-4, Class A-M, Class A-J, Class B,
                                 Class C and Class D Certificates will, at all
                                 times, accrue interest at a per annum rate
                                 equal to (i) a fixed rate, (ii) a fixed rate
                                 subject to a cap equal to the weighted average
                                 net mortgage rate or (iii) a rate equal to the
                                 weighted average net mortgage rate less a
                                 specified percentage, which percentage may be
                                 zero.

                                 The pass-through rate applicable to the Class X
                                 Certificates for the initial distribution date
                                 will equal approximately     % per annum.

                                 The pass-through rate applicable to the Class X
                                 Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective Class X Strip Rates at which
                                 interest accrues from time to time on the
                                 respective components of the total notional
                                 amount of the Class X Certificates outstanding
                                 immediately prior to the related distribution
                                 date (weighted on the basis of the respective
                                 balances of those components outstanding
                                 immediately prior to that distribution date).
                                 Each of those components will equal the
                                 certificate balance of one of the classes of
                                 certificates with a principal balance. The
                                 applicable Class X Strip Rate with respect to
                                 each component for each distribution date will
                                 equal the excess, if any, of (a) the weighted
                                 average net mortgage rate for the distribution
                                 date, over (b) the pass-through rate for the
                                 distribution date for the related class of
                                 certificates with a principal balance. Under no
                                 circumstances will any Class X Strip Rate be
                                 less than zero.

                                 The pass-through rate for the Class X-Y
                                 Certificates for each distribution date will be
                                 a variable rate equal to the weighted average
                                 from time to time of various Class X-Y Strip
                                 Rates attributable to each of the residential
                                 cooperative mortgage loans sold to the trust by
                                 NCB, FSB and National Consumer Cooperative
                                 Bank. The "Class X-Y Strip Rate" for each such
                                 residential cooperative mortgage loan will
                                 equal 0.10% per annum; provided that, if the
                                 subject residential cooperative mortgage loan
                                 accrues interest on the basis of the actual
                                 number of days elapsed during each one-month
                                 interest accrual period in a year assumed to
                                 consist of 360 days, then the foregoing 0.10%
                                 will be multiplied by a fraction, expressed as
                                 a percentage, the numerator of which is the
                                 number of days in the subject interest accrual
                                 period, and the denominator of which is 30.

                                 The Class E, Class F, Class G and Class H
                                 Certificates will, at all times, accrue
                                 interest at a per annum rate equal to (i) a
                                 fixed rate, (ii) a fixed rate subject to a cap
                                 at the weighted average net mortgage rate or
                                 (iii) a rate equal to the weighted average net
                                 mortgage rate less a specified percentage. The
                                 Class J, Class K, Class L, Class M, Class N,
                                 Class O and Class P Certificates will, at all
                                 times, accrue interest at a per annum rate
                                 equal to the lesser of     % and the weighted
                                 average net mortgage rate.

                                 The "weighted average net mortgage rate" for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans (which interest rates, with respect to
                                 the residential cooperative mortgage loans sold
                                 to the trust by NCB, FSB and National Consumer
                                 Cooperative Bank, are reduced by the Class X-Y
                                 Strip Rate) minus a weighted average annual
                                 administrative cost rate, which includes the
                                 master servicing fee rate (including any
                                 sub-servicing or primary servicing fees), any
                                 excess servicing fee rate, the primary
                                 servicing fee rate and the trustee fee rate
                                 related to the applicable mortgage loans.

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                                      S-20

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                                 The relevant weighting is based upon the
                                 respective scheduled principal balances of the
                                 mortgage loans as in effect immediately prior
                                 to the relevant distribution date. For purposes
                                 of calculating the weighted average net
                                 mortgage rate, the mortgage loan interest rates
                                 of the mortgage loans will not reflect any
                                 default interest rate. The mortgage loan
                                 interest rates of the mortgage loans will also
                                 be determined without regard to any loan term
                                 modifications agreed to by the applicable
                                 special servicer or resulting from any
                                 borrower's bankruptcy or insolvency. In
                                 addition, for purposes of calculating the
                                 weighted average net mortgage rate, if a
                                 mortgage loan does not accrue interest on a
                                 30/360 basis, its interest rate for any month
                                 will, in general, be deemed to be the rate per
                                 annum that, when calculated on a 30/360 basis,
                                 will produce the amount of interest that
                                 actually accrues on that mortgage loan in that
                                 month and as further adjusted as described in
                                 this prospectus supplement.

(1)  DISTRIBUTIONS

A.   AMOUNT AND ORDER OF
     DISTRIBUTIONS............   On each distribution date, funds available for
                                 distribution from the mortgage loans, net of
                                 specified trust expenses, including all
                                 servicing fees, trustee fees and related
                                 compensation, will be distributed in the
                                 following amounts and priority:

                                 Step l/Class A Senior, Class X and Class X-Y:
                                 To interest, concurrently,

                                 o    on Classes A-1, A-2, A-3 and A-4 from the
                                      portion of the available distribution
                                      amount for the applicable distribution
                                      date that is attributable to the mortgage
                                      loans in loan group 1, pro rata, in
                                      accordance with their interest
                                      entitlements,

                                 o    on Class A-1A, from the portion of the
                                      available distribution amount for the
                                      applicable distribution date that is
                                      attributable to the mortgage loans in loan
                                      group 2, and

                                 o    on Class X and Class X-Y, pro rata, from
                                      the available distribution amount, in each
                                      case in accordance with their interest
                                      entitlements.

                                 However, if on any distribution date, the
                                 available distribution amount (or applicable
                                 portion thereof) is insufficient to pay in full
                                 the total amount of interest to be paid to any
                                 of the Class A Senior, Class X or Class X-Y
                                 Certificates on that distribution date as
                                 described above, the available distribution
                                 amount will be allocated among all these
                                 classes pro rata in accordance with their
                                 interest entitlements for that distribution
                                 date, without regard to loan group.

                                 Step 2/Class A Senior: To the extent of amounts
                                 then required to be distributed as principal,
                                 concurrently,

                                 (a) to the Class A-1, Class A-2, Class A-3 and
                                 Class A-4 Certificates,

                                 o    first, to the Class A-1 Certificates, from
                                      the portion of such amounts attributable
                                      to loan group 1 and, after the principal
                                      balance of the Class A-1A Certificates has
                                      been reduced to zero, the portion of such
                                      amounts attributable to loan group 2
                                      remaining after payments to the Class A-1A
                                      Certificates have been made on

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                                      S-21

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                                      the applicable distribution date, until
                                      the Class A-1 Certificates are reduced to
                                      zero,

                                 o    second, to the Class A-2 Certificates,
                                      from the portion of such amounts
                                      attributable to loan group 1 and, after
                                      the principal balance of the Class A-1A
                                      Certificates has been reduced to zero, the
                                      portion of such amounts attributable to
                                      loan group 2 remaining after payments to
                                      the Class A-1A and Class A-1 Certificates
                                      have been made on the applicable
                                      distribution date, until the Class A-2
                                      Certificates are reduced to zero,

                                 o    third, to the Class A-3 Certificates, from
                                      the portion of such amounts attributable
                                      to loan group 1 and, after the principal
                                      balance of the Class A-1A Certificates has
                                      been reduced to zero, the portion of such
                                      amounts attributable to loan group 2
                                      remaining after payments to the Class
                                      A-1A, Class A-1 and Class A-2 Certificates
                                      have been made on the applicable
                                      distribution date, until the Class A-3
                                      Certificates are reduced to zero, and

                                 o    fourth, to the Class A-4 Certificates,
                                      from the portion of such amounts
                                      attributable to loan group 1 and, after
                                      the principal balance of the Class A-1A
                                      Certificates has been reduced to zero, the
                                      portion of such amounts attributable to
                                      loan group 2 remaining after payments to
                                      the Class A-1A, Class A-1, Class A-2 and
                                      Class A-3 Certificates have been made on
                                      the applicable distribution date, until
                                      the Class A-4 Certificates are reduced to
                                      zero.

                                 (b) to Class A-1A, from the portion of such
                                 amounts attributable to loan group 2 and, after
                                 the principal balance of the Class A-4
                                 Certificates has been reduced to zero, the
                                 portion of such amounts attributable to loan
                                 group 1 remaining after payments to the Class
                                 A-1, Class A-2, Class A-3 and Class A-4
                                 Certificates have been made on the applicable
                                 distribution date, until its principal balance
                                 is reduced to zero.

                                 If the principal amount of each class of
                                 principal balance certificates other than
                                 Classes A-1, A-1A, A-2, A-3 and A-4 has been
                                 reduced to zero as a result of losses on the
                                 mortgage loans or an appraisal reduction,
                                 principal will be distributed to Classes A-1,
                                 A-1A, A-2, A-3 and A-4, pro rata, in accordance
                                 with their principal balances.

                                 Step 3/Class A Senior, Class X and Class X-Y:
                                 To reimburse Classes A-1, A-1A, A-2, A-3 and
                                 A-4, with respect to interest only, Class X and
                                 Class X-Y, pro rata, for any previously
                                 unreimbursed losses on the mortgage loans that
                                 were previously borne by those classes,
                                 together with interest at the applicable
                                 pass-through rate.

                                 Step 4/Class A-M: To Class A-M as follows: (a)
                                 to interest on Class A-M in the amount of its
                                 interest entitlement; (b) to the extent of
                                 amounts required to be distributed as
                                 principal, to principal on Class A-M in the
                                 amount of its principal entitlement until its
                                 principal balance is reduced to zero; and (c)
                                 to reimburse Class A-M for any previously
                                 unreimbursed losses on the mortgage loans that
                                 were previously borne by that class, together
                                 with interest at the applicable pass-through
                                 rate.

                                 Step 5/Class A-J: To Class A-J in a manner
                                 analogous to the Class A-M allocations of Step
                                 4.

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                                      S-22

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                                 Step 6/Class B: To Class B in a manner
                                 analogous to the Class A-M allocations of Step
                                 4.

                                 Step 7/Class C: To Class C in a manner
                                 analogous to the Class A-M allocations of Step
                                 4.

                                 Step 8/Class D: To Class D in a manner
                                 analogous to the Class A-M allocations of Step
                                 4.

                                 Step 9/Subordinate Private Certificates: In the
                                 amounts and order of priority described in the
                                 pooling and servicing agreement.

                                 Each certificateholder will receive its share
                                 of distributions on its class of certificates
                                 on a pro rata basis with all other holders of
                                 certificates of the same class. See
                                 "Description of the Offered Certificates--
                                 Distributions" in this prospectus supplement.

B. INTEREST AND PRINCIPAL
   ENTITLEMENTS...............   A description of the interest entitlement
                                 payable to each class can be found in
                                 "Description of the Offered Certificates--
                                 Distributions" in this prospectus supplement.
                                 As described in that section, there are
                                 circumstances relating to the timing of
                                 prepayments in which your interest entitlement
                                 for a distribution date could be less than 1
                                 full month's interest at the pass-through rate
                                 on your certificate's principal balance. In
                                 addition, the right of each master servicer,
                                 each special servicer and the trustee to
                                 reimbursement for payment of non-recoverable
                                 advances, payment of compensation and
                                 reimbursement of certain costs and expenses
                                 will be prior to your right to receive
                                 distributions of principal or interest.

                                 The Class X and Class X-Y Certificates will not
                                 be entitled to principal distributions. The
                                 amount of principal required to be distributed
                                 on the classes entitled to principal on a
                                 particular distribution date will, in general,
                                 be equal to the sum of:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the pooling and servicing
                                      agreement) during the related collection
                                      period;

                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, such as
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned"; and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period;

                                 subject, however, to the adjustments described
                                 in this prospectus supplement. See the
                                 definition of "Principal Distribution Amount"
                                 in the "Glossary of Terms."

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                                      S-23

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C. PREPAYMENT PREMIUMS/YIELD
   MAINTENANCE CHARGES........   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X and Class X-Y Certificates, on
                                 the one hand, and the classes of principal
                                 balance certificates, on the other hand, is
                                 described in "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

(2)  SUBORDINATION

A. GENERAL....................   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 certain excess interest in connection with
                                 hyperamortizing loans) on any distribution date
                                 is depicted in descending order. The manner in
                                 which mortgage loan losses (including interest
                                 other than certain excess interest (over the
                                 amount of interest that would have accrued if
                                 the interest rate did not increase) in
                                 connection with hyperamortizing loans) are
                                 allocated is depicted in ascending order.

                                       ----------------------------------
                                       | Class A-1, Class A-1A*, Class  |
                                       |   A-2, Class A-3, Class A-4,   |
                                       |   Class X**, and Class X-Y**   |
                                       ----------------------------------
                                                        |
                                       ----------------------------------
                                       |            Class A-M           |
                                       ----------------------------------
                                                        |
                                       ----------------------------------
                                       |            Class A-J           |
                                       ----------------------------------
                                                        |
                                       ----------------------------------
                                       |             Class B            |
                                       ----------------------------------
                                                        |
                                       ----------------------------------
                                       |             Class C            |
                                       ----------------------------------
                                                        |
                                       ----------------------------------
                                       |             Class D            |
                                       ----------------------------------
                                                        |
                                       ----------------------------------
                                       |           Classes E-P          |
                                       ----------------------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 * The Class A-1A Certificates have a priority
                                 entitlement to principal payments received in
                                 respect of mortgage loans included in loan
                                 group 2. The Class A-1, Class A-2, Class A-3
                                 and Class A-4 Certificates have a priority
                                 entitlement to principal payments received in
                                 respect of mortgage loans included in loan
                                 group 1. See "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement

                                 ** Interest only certificates. No principal
                                 payments or realized loan losses of principal
                                 will be allocated to the Class X or Class X-Y
                                 Certificates. However, any mortgage loan losses
                                 allocated to any class of principal balance
                                 certificates will reduce the notional amount of
                                 the

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                                      S-24

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                                 Class X Certificates and any realized loan
                                 losses of principal in that period with respect
                                 to the residential cooperative mortgage loans
                                 sold to the trust by NCB, FSB and National
                                 Consumer Cooperative Bank will reduce the
                                 notional amount of the Class X-Y Certificates.

B. SHORTFALLS IN AVAILABLE
   FUNDS......................   The following types of shortfalls in available
                                 funds will reduce amounts available for
                                 distribution and will be allocated in the same
                                 manner as mortgage loan losses:

                                 o    shortfalls resulting from compensation
                                      which each special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by each master servicer,
                                      each special servicer or the trustee, to
                                      the extent not covered by default interest
                                      and late payment charges paid by the
                                      borrower; and

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or other modification or
                                      from other unanticipated, extraordinary or
                                      default-related expenses of the trust.

                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by each master servicer to
                                 offset those shortfalls) will be allocated to
                                 each class of certificates, pro rata, in
                                 accordance with their respective interest
                                 entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL

(3)  CHARACTERISTICS OF THE MORTGAGE POOL

A. GENERAL....................   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date, which assumes that no unscheduled
                                 principal payments will be made. With respect
                                 to mortgage loans not having due dates on the
                                 first day of each month, scheduled payments due
                                 in June 2006 have been deemed received on June
                                 1, 2006. With respect to Mortgage Loan No. 1,
                                 Michigan Plaza, the related mortgaged property
                                 also secures, on a pari passu basis, another
                                 mortgage loan that is not included in the
                                 trust. For additional information on the
                                 Michigan Plaza mortgage loan, see "Description
                                 of the Mortgage Pool--The Michigan Plaza Pari
                                 Passu Loan" in this prospectus supplement. With
                                 respect to Mortgage Loan No. 65, Royal Airport
                                 Office, the related mortgaged property also
                                 secures, on a subordinated basis, another
                                 mortgage loan that is not included in the
                                 trust. For additional information on the Royal
                                 Airport Office mortgage loan, see "Description
                                 of the Mortgage Pool--The Royal Airport Office
                                 Mortgage Loan" in this prospectus supplement.

B. PRINCIPAL BALANCES.........   The trust's primary assets will be 232 mortgage
                                 loans (which include 161 mortgage loans in loan
                                 group 1 and 71 mortgage loans in loan group 2)
                                 with an aggregate principal balance as of the
                                 cut-off date of approximately $1,616,114,631
                                 (which includes $1,286,209,396 in loan group 1
                                 and $329,905,235 in loan group 2). It is
                                 possible that the aggregate mortgage loan
                                 balance, the initial outstanding loan group 1
                                 balance and the initial outstanding loan group
                                 2 balance will vary by up

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                                      S-25

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                                 to 5%. As of the cut-off date, the principal
                                 balance of the mortgage loans in the mortgage
                                 pool range from approximately $229,501 to
                                 approximately $160,000,000 (and the balances of
                                 the mortgage loans range from approximately
                                 $269,682 to approximately $160,000,000 and from
                                 approximately $229,501 to approximately
                                 $23,491,609 in loan group 1 and loan group 2,
                                 respectively) and the mortgage loans are
                                 assumed to have an approximate average balance
                                 of $6,966,011 (and an approximate average
                                 balance of $7,988,878 in loan group 1 and
                                 $4,646,553 in loan group 2, respectively).

C. FEE SIMPLE/LEASEHOLD.......   233 mortgaged properties, securing mortgage
                                 loans representing 95.9% of the initial
                                 outstanding pool balance (which include 163
                                 mortgaged properties in loan group 1, securing
                                 mortgage loans representing 95.2% of the
                                 initial outstanding loan group 1 balance, and
                                 70 mortgaged properties in loan group 2,
                                 securing mortgage loans representing 98.9% of
                                 the initial outstanding loan group 2 balance),
                                 are subject to a mortgage, deed of trust or
                                 similar security instrument that creates a
                                 first mortgage lien on a fee simple estate in
                                 the applicable mortgaged properties. 6
                                 mortgaged properties, securing mortgage loans
                                 representing 2.2% of the initial outstanding
                                 pool balance (which include 5 mortgaged
                                 properties in loan group 1, securing mortgage
                                 loans representing 2.5% of the initial
                                 outstanding loan group 1 balance, and 1
                                 mortgaged property in loan group 2, securing a
                                 mortgage loan representing 1.1% of the initial
                                 outstanding loan group 2 balance), are subject
                                 to a mortgage, deed of trust or similar
                                 security instrument that creates a first
                                 mortgage lien on a leasehold interest in the
                                 applicable mortgaged properties. In addition, 2
                                 mortgaged properties, securing mortgage loans
                                 representing 1.8% of the initial outstanding
                                 pool balance (and representing 2.3% of the
                                 initial outstanding loan group 1 balance), is
                                 subject to a mortgage, deed of trust or similar
                                 security instrument that creates a first
                                 mortgage lien on a fee interest in a portion of
                                 the mortgaged property and a leasehold interest
                                 in the remainder of the mortgaged property. In
                                 circumstances where both the fee and leasehold
                                 interest in the entire mortgaged property are
                                 encumbered, we have treated that as simply an
                                 encumbered fee interest.

D. PROPERTY TYPES.............   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                                         PERCENTAGE OF INITIAL  NUMBER OF MORTGAGED
                                                            OUTSTANDING POOL     PROPERTIES IN THE
                                 PROPERTY TYPE                  BALANCE            MORTGAGE POOL
                                 ----------------------  ---------------------  -------------------

                                 Retail................           31.7%                   67
                                 Office................           25.7%                   27
                                 Multifamily(1)........           24.7%                  106
                                 Industrial............            6.8%                   10
                                 Hospitality...........            6.6%                   16
                                 Other.................            2.7%                    3
                                 Mixed Use.............            1.3%                    9
                                 Self Storage..........            0.4%                    2
                                 Manufactured Housing
                                    Community..........            0.2%                    1
                                 TOTAL.................          100.0%                  241

                                 ----------

                                 (1)  Includes 66 residential cooperative
                                      properties, representing 11.7% of the
                                      initial outstanding pool balance.

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                                      S-26

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                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

E. PROPERTY LOCATION..........   The number of mortgaged properties, and the
                                 approximate percentage of the aggregate
                                 principal balance of the mortgage loans secured
                                 by mortgaged properties located in the 5 states
                                 with the highest concentrations of mortgaged
                                 properties, are as described in the table
                                 below:

                                                  PROPERTY LOCATION

                                                  PERCENTAGE OF INITIAL   NUMBER OF MORTGAGED
                                                     OUTSTANDING POOL      PROPERTIES IN THE
                                 STATE                   BALANCE             MORTGAGE POOL
                                 --------------   ---------------------   -------------------

                                 New York......           19.7%                   78
                                 Illinois......           10.0%                    2
                                 Texas.........            9.4%                   13
                                 California ...            9.1%                   19
                                    Southern...            7.5%                   13
                                    Northern...            1.7%                    6
                                 Florida.......            9.1%                   12

                                 The remaining mortgaged properties are located
                                 throughout 29 states and the District of
                                 Columbia. None of these states has a
                                 concentration of mortgaged properties that
                                 represents security for more than 4.1% of the
                                 initial outstanding pool balance.

                                 For information regarding the location of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

F. OTHER MORTGAGE LOAN
   FEATURES...................   As of the cut-off date, the mortgage loans are
                                 assumed to have the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not 30 days or more past due, and
                                      no mortgage loan has been 30 days or more
                                      past due in the past year.

                                 o    16 groups of mortgage loans were made to
                                      the same borrower or to borrowers that are
                                      affiliated with one another through
                                      partial or complete direct or indirect
                                      common ownership and where, in general,
                                      the related mortgaged properties are
                                      commonly managed (which include 7 groups
                                      of mortgage loans in loan group 1 and 9
                                      groups of mortgage loans in loan group 2).
                                      The three largest groups represent 2.1%,
                                      1.6% and 1.5%, respectively, of the
                                      initial outstanding pool balance (or 1.9%,
                                      1.9% and 1.3% of the initial outstanding
                                      loan group 1 balance or 10.5%, 4.1% and
                                      3.7% of the initial outstanding loan group
                                      2 balance). See Appendix II attached to
                                      this prospectus supplement.

                                 o    24 of the mortgaged properties securing
                                      mortgage loans, representing 11.5% of the
                                      initial outstanding pool balance (and
                                      representing 14.4% of the initial
                                      outstanding loan group 1 balance), are
                                      each leased to a single tenant.

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                                      S-27

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                                 o    All of the mortgage loans bear interest at
                                      fixed rates.

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of
                                      hyperamortizing loans after the applicable
                                      anticipated repayment date for the related
                                      mortgage loans).

G. BALLOON LOANS/ARD LOANS....   As of the cut-off date, the mortgage loans are
                                 assumed to have the following additional
                                 characteristics:

                                 o    218 of the mortgage loans, representing
                                      97.6% of the initial outstanding pool
                                      balance (which include 148 mortgage loans
                                      in loan group 1, representing 97.0% of the
                                      initial outstanding loan group 1 balance,
                                      and 70 mortgage loans in loan group 2,
                                      representing 99.8% of the initial
                                      outstanding loan group 2 balance), are
                                      "balloon loans" (including the
                                      hyperamortizing loans). For purposes of
                                      this prospectus supplement, we consider a
                                      mortgage loan to be a "balloon loan" if
                                      its principal balance is not scheduled to
                                      be fully or substantially amortized by the
                                      loan's maturity date or anticipated
                                      repayment date, as applicable. Of these
                                      218 mortgage loans, 5 of the mortgage
                                      loans, representing 4.1% of the initial
                                      outstanding pool balance (and representing
                                      5.2% of the initial outstanding loan group
                                      1 balance), are hyperamortizing loans that
                                      provide for an increase in the mortgage
                                      rate and/or principal amortization at a
                                      specified date prior to stated maturity.
                                      These loans are structured to encourage
                                      the borrower to repay the loan in full by
                                      the specified date (which is prior to the
                                      loan's stated maturity date) upon which
                                      these increases occur.

                                 The remaining 14 mortgage loans, representing
                                 2.4% of the initial outstanding pool balance
                                 (which include 13 mortgage loans in loan group
                                 1, representing 3.0% of the initial outstanding
                                 loan group 1 balance, and 1 mortgage loan in
                                 loan group 2, representing 0.2% of the initial
                                 outstanding loan group 2 balance), are fully
                                 amortizing and are expected to have less than
                                 5% of the original principal balance
                                 outstanding as of their related stated maturity
                                 dates.

H. INTEREST ONLY LOANS........   As of the cut-off date, the mortgage loans are
                                 assumed to have the following additional
                                 characteristics:

                                 o    51 mortgage loans, representing 42.5% of
                                      the initial outstanding pool balance
                                      (which include 41 mortgage loans in loan
                                      group 1, representing 49.5% of the initial
                                      outstanding loan group 1 balance, and 10
                                      mortgage loans in loan group 2,
                                      representing 15.5% of the initial
                                      outstanding loan group 2), currently
                                      provide for monthly payments of interest
                                      only for a portion of its term and then
                                      provides for the monthly payment of
                                      principal and interest over its remaining
                                      term.

                                 o    15 mortgage loans, representing 13.5% of
                                      the initial outstanding pool balance
                                      (which include 13 mortgage loans in loan
                                      group 1, representing 15.7% of the initial
                                      outstanding loan group 1 balance, and 2
                                      mortgage loans in loan group 2,
                                      representing 4.9% of the initial
                                      outstanding loan group 2 balance), provide
                                      for monthly payments of interest only for
                                      their entire term.

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                                      S-28

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I. PREPAYMENT/DEFEASANCE
   PROVISIONS.................   As of the cut-off date, each of the mortgage
                                 loans restrict voluntary principal prepayments
                                 in one of the following ways:

                                 o    125 mortgage loans, representing 80.7% of
                                      the initial outstanding pool balance
                                      (which include 101 mortgage loans in loan
                                      group 1, representing 89.5% of the initial
                                      outstanding loan group 1 balance, and 24
                                      mortgage loans in loan group 2,
                                      representing 46.4% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, but permit the
                                      related borrower, after an initial period
                                      of at least 2 years following the date of
                                      issuance of the certificates, to defease
                                      the mortgage loan by pledging to the trust
                                      "government securities" as defined in the
                                      Investment Company Act of 1940, subject to
                                      rating agency approval, and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage.

                                 o    65 mortgage loans, representing 13.7% of
                                      the initial outstanding pool balance
                                      (which include 26 mortgage loans in loan
                                      group 1, representing 4.8% of the initial
                                      outstanding loan group 1 balance, and 39
                                      mortgage loans in loan group 2,
                                      representing 48.2% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permit principal prepayment
                                      if accompanied by a prepayment premium
                                      calculated as the greater of a yield
                                      maintenance formula and 1.0% of the amount
                                      prepaid.

                                 o    27 mortgage loans, representing 3.6% of
                                      the initial outstanding pool balance
                                      (which include 26 mortgage loans in loan
                                      group 1, representing 4.4% of the initial
                                      outstanding loan group 1 balance, and 1
                                      mortgage loan in loan group 2,
                                      representing 0.5% of the initial
                                      outstanding loan group 2 balance), have no
                                      lockout period and the mortgage loans
                                      permit voluntary principal prepayments at
                                      any time if, for a certain period of time,
                                      accompanied by a prepayment premium
                                      calculated as the greater of a yield
                                      maintenance formula and 1.0% of the amount
                                      prepaid, of these loans.

                                 o    9 mortgage loans, representing 0.6% of the
                                      initial outstanding pool balance (which
                                      include 6 mortgage loans in loan group 1,
                                      representing 0.6% of the initial
                                      outstanding loan group 1 balance, and 3
                                      mortgage loans in loan group 2,
                                      representing 0.8% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permit principal prepayment
                                      if accompanied by a prepayment premium
                                      equal to a certain specified percentage
                                      set forth on Appendix II to this
                                      prospectus supplement.

                                 o    1 mortgage loan, representing 0.4% of the
                                      initial outstanding pool balance (and
                                      representing 0.5% of the initial
                                      outstanding loan group 1 balance),
                                      prohibits voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period provides for a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula and 1.0% of
                                      the amount prepaid, and also permits the
                                      related borrower, after an initial period
                                      of at least 2 years following the date of
                                      the issuance of the Certificates, to
                                      defease the mortgage loan by pledging to
                                      the

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                                      S-29

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                                      trust "government securities" as defined
                                      in the Investment Company Act of 1940 and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage.

                                 o    1 mortgage loan, representing 0.3% of the
                                      initial outstanding pool balance (and
                                      representing 1.6% of the initial
                                      outstanding loan group 2 balance),
                                      prohibits voluntary principal prepayments
                                      during a lockout period, and following
                                      that lockout period permits principal
                                      prepayments without a prepayment penalty.

                                 o    1 mortgage loan, representing 0.3% of the
                                      initial outstanding pool balance (and
                                      representing 1.4% of the initial
                                      outstanding loan group 2 balance),
                                      prohibits voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permits principal
                                      prepayment if accompanied by a prepayment
                                      premium calculated based on a yield
                                      maintenance formula.

                                 o    1 mortgage loan, representing 0.2% of the
                                      initial outstanding pool balance (and
                                      representing 0.2% of the initial
                                      outstanding loan group 1 balance), permits
                                      principal payment at any time if, for a
                                      period of time, such prepayment is
                                      accompanied by a prepayment premium
                                      calculated on the basis of the greater of
                                      a yield maintenance formula and 1.0% of
                                      the amount prepaid, and after such period
                                      of time, such prepayment is accompanied by
                                      a prepayment premium equal to a certain
                                      specified percentage that declines over
                                      time of the amount prepaid, depending upon
                                      the time of prepayment, as set forth in
                                      Appendix II to this prospectus supplement.

                                 o    1 mortgage loan, representing 0.2% of the
                                      initial outstanding pool balance (and
                                      representing 0.8% of the initial
                                      outstanding loan group 2 balance), has no
                                      lockout period and the mortgage loans
                                      permit voluntary principal prepayments at
                                      any time if, for a certain period of time,
                                      accompanied by a prepayment premium
                                      calculated based on a yield maintenance
                                      formula.

                                 o    1 mortgage loan, representing 0.1% of the
                                      initial outstanding pool balance (and
                                      representing 0.2% of the initial
                                      outstanding loan group 2 balance),
                                      prohibits voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permits principal
                                      prepayment if accompanied by a prepayment
                                      premium equal to a certain specified
                                      percentage that declines over time of the
                                      amount prepaid, depending upon the time of
                                      prepayment, as set forth in Appendix II to
                                      this prospectus supplement.

                                 Notwithstanding the above, the mortgage loans
                                 generally (i) permit prepayment in connection
                                 with casualty or condemnation and certain other
                                 matters without payment of a prepayment premium
                                 or yield maintenance charge and (ii) provide
                                 for a specified period commencing prior to and
                                 including the maturity date or the anticipated
                                 repayment date during which the related
                                 borrower may prepay the mortgage loan without
                                 payment of a prepayment premium or yield
                                 maintenance charge. See the footnotes to
                                 Appendix II for more details about the various
                                 yield maintenance formulas.

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                                      S-30

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                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o    1 mortgage loan, representing 2.5% of the
                                      initial outstanding pool balance (and
                                      representing 3.1% of the initial
                                      outstanding loan group 1 balance), allows
                                      the release of a portion of the collateral
                                      for that mortgage loan through a partial
                                      defeasance provided that certain
                                      conditions are met, by pledging to the
                                      trust "government securities" as defined
                                      in the Investment Company Act of 1940 in
                                      an amount equal to $13,750,000 for such
                                      portion of the mortgage loan being
                                      released and obtaining the release of such
                                      portion of the mortgaged property from the
                                      lien of the mortgage.

                                 o    1 mortgage loan, representing 1.6% of the
                                      initial outstanding pool balance (and
                                      representing 2.0% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple parcels and permits
                                      the release of one or more of the parcels
                                      from the lien of the mortgage upon
                                      defeasance of an amount equal to 100% of
                                      the allocated mortgage loan amount of the
                                      released parcel if the loan-to-value ratio
                                      of the remaining property is not greater
                                      than 75% and the debt service ratio is not
                                      less than 1.20x.

                                 o    1 mortgage loan, representing 1.5% of the
                                      initial outstanding pool balance (and
                                      representing 7.1% of the initial
                                      outstanding loan group 2 balance), prior
                                      to the lockout release date, allows the
                                      release of a portion of the collateral for
                                      that mortgage loan if certain conditions
                                      are met, which may include the prepayment
                                      of a portion of the outstanding principal
                                      balance allocated to the released portion
                                      of the related mortgaged property and the
                                      payment of 1.00% of the principal amount
                                      of the mortgage loan, and after the
                                      lockout release date, allow the release of
                                      a portion of the collateral for those
                                      mortgage loans through a partial
                                      defeasance if certain conditions are met.

                                 o    2 mortgage loans, representing 1.0% of the
                                      initial outstanding pool balance (and
                                      representing 1.2% of the initial
                                      outstanding loan group 1 balance), are
                                      secured by multiple mortgaged properties
                                      and permit the release of any of the
                                      mortgaged properties from the lien of the
                                      mortgage after the applicable lockout
                                      period upon the defeasance of an amount
                                      equal to 125% of the allocated mortgage
                                      loan amount of the mortgaged property
                                      being released if, among other things, (i)
                                      the debt service coverage ratio with
                                      respect to the remaining mortgaged
                                      properties is greater than or equal to (x)
                                      the combined debt service coverage ratio
                                      immediately preceding the release, and (y)
                                      the debt service coverage ratio of the
                                      remaining property at the time of loan
                                      closing, and (ii) the aggregate
                                      loan-to-value ratio of the remaining
                                      property is less than or equal to (x) the
                                      combined loan-to-value ratio immediately
                                      preceding the release, and (y) the
                                      loan-to-value ratio of the remaining
                                      property at the time of loan closing.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property
                                 which were given no value or minimal value in
                                 the underwriting process.

                                 See the footnotes to Appendix II of this
                                 prospectus supplement for more details
                                 concerning certain of the foregoing provisions.

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                                      S-31

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J.   MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES....   As of the cut-off date, the mortgage loans are
                                 assumed to have the following additional
                                 characteristics:

          I.   MORTGAGE
               INTEREST
               RATES             Mortgage interest rates ranging from 4.910% per
                                 annum to 8.720% per annum (and ranging from
                                 4.910% per annum to 6.920% per annum for loan
                                 group 1 and from 4.950% per annum to 8.720% per
                                 annum for loan group 2), and a weighted average
                                 mortgage interest rate of 5.848% per annum (and
                                 5.743% per annum for loan group 1 and 6.257%
                                 per annum for loan group 2).

          II.  ORIGINAL TERMS    Original terms to scheduled maturity ranging
                                 from 60 months to 240 months (and ranging from
                                 60 months to 240 months with respect to the
                                 mortgage loans in loan group 1, and ranging
                                 from 120 months to 240 months with respect to
                                 the mortgage loans in loan group 2), and a
                                 weighted average original term to scheduled
                                 maturity of 122 months (and a weighted average
                                 original term to scheduled maturity of 116 with
                                 respect to the mortgage loans in loan group 1,
                                 and a weighted average original term to
                                 scheduled maturity of 147 with respect to the
                                 mortgage loans in loan group 2);

          III. REMAINING TERMS   Remaining terms to scheduled maturity ranging
                                 from 57 months to 239 months (and ranging from
                                 57 months to 239 months for loan group 1 and
                                 from 71 months to 237 months for loan group 2),
                                 and a weighted average remaining term to
                                 scheduled maturity of 113 months (and weighted
                                 average remaining term to scheduled maturity of
                                 112 months for loan group 1 and 120 months for
                                 loan group 2).

          IV.  REMAINING
               AMORTIZATION
               TERMS             Remaining amortization terms ranging from 172
                                 months to 479 months (and ranging from 172
                                 months to 478 months for loan group 1 and from
                                 203 months to 479 months for loan group 2), and
                                 a weighted average remaining amortization term
                                 of 348 months (and 344 months for loan group 1
                                 and 359 months for loan group 2).

          V.   LOAN-TO-VALUE
               RATIOS            Loan-to-value ratios, calculated as described
                                 in this prospectus supplement, range from 1.6%
                                 to 80.4% (and range from 1.6% to 80.4% for loan
                                 group 1 and from 4.9% to 79.9% for loan group
                                 2), and the weighted average loan-to-value
                                 ratio, calculated as described in this
                                 prospectus supplement, is 61.6% (and 66.0% for
                                 loan group 1 and 44.8% for loan group 2).

                                 Except as set forth below, for each of the
                                 mortgage loans, the loan-to-value ratio was
                                 calculated according to the methodology set
                                 forth in this prospectus supplement based on
                                 the estimate of value from a third-party
                                 appraisal, which was generally conducted after
                                 January 1, 2005. With respect to 66 of the
                                 mortgage loans described in the previous
                                 sentence, representing 11.7% of the initial
                                 outstanding pool balance (which include 38
                                 mortgage loans in loan group 1, representing
                                 5.8% of the initial outstanding loan group 1
                                 balance, and 28 mortgage loans in loan group 2,
                                 representing 34.6% of the initial outstanding
                                 loan group 2 balance), which mortgage loans are
                                 secured by residential cooperative properties,
                                 those estimates of value were calculated based
                                 on the market value of the real property as if
                                 operated as a residential cooperative. This
                                 value is determined by an appraisal and, in
                                 general, equals the gross sellout value of all
                                 cooperative units in such residential
                                 cooperative property (applying a discount as
                                 determined by the

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                                      S-32

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                                 appraiser for rent regulated and rent
                                 controlled units) plus the amount of the
                                 underlying debt encumbering such residential
                                 cooperative property. In connection with the
                                 mortgage loans sold to the trust by
                                 Massachusetts Mutual Life Insurance Company
                                 (which include 23 mortgage loans, representing
                                 6.6% of the initial outstanding pool balance
                                 and 32.2% of the initial outstanding loan group
                                 2 balance), the mortgage loan seller arrived at
                                 the valuations of the mortgaged properties by
                                 applying a capitalization rate chosen from a
                                 range set forth in third party market studies
                                 to underwritten net operating income and adding
                                 in the remaining value of the outstanding tax
                                 credits.

                                 For detailed methodologies, see "Description of
                                 the Mortgage Pool--Assessments of Property
                                 Value and Condition--Appraisals" in this
                                 prospectus supplement.

          VI.  DEBT SERVICE
               COVERAGE
               RATIOS            Debt service coverage ratios, determined
                                 according to the methodology presented in this
                                 prospectus supplement, range from 1.02x to
                                 32.33x (and range from 1.11x to 32.33x for loan
                                 group 1 and from 1.02x to 17.24x for loan group
                                 2), and the weighted average debt service
                                 coverage ratio, determined according to the
                                 methodology presented in this prospectus
                                 supplement, is 2.17x (and 2.02x for loan group
                                 1 and 2.76x for loan group 2). These
                                 calculations are based on underwritable cash
                                 flow and actual debt service of the related
                                 mortgage loans as described in this prospectus
                                 supplement.

          VII. DEBT SERVICE
               COVERAGE RATIOS
               (AFTER IO
               PERIOD)           Debt service coverage ratios (after IO period),
                                 determined according to the methodology
                                 presented in this prospectus supplement,
                                 ranging from 1.02x to 32.33x (and ranging from
                                 1.11x to 32.33x for loan group 1 and from 1.02x
                                 to 17.24x for loan group 2) and a weighted
                                 average debt service coverage ratio, calculated
                                 as described in this prospectus supplement, of
                                 2.05x (and 1.88x for loan group 1 and 2.72x for
                                 loan group 2).

                                 "Debt service coverage ratio (after IO period)"
                                 or "DSCR (after IO period)" means, with respect
                                 to the related mortgage loan that has an
                                 interest only period that has not expired as of
                                 the cut-off date but will expire prior to
                                 maturity, a debt service coverage ratio
                                 calculated in the same manner as debt service
                                 coverage ratios except that the amount of the
                                 monthly debt service payment considered in the
                                 calculation is the amount of the monthly debt
                                 service payment that is due in the first month
                                 following the expiration of the applicable
                                 interest only period; provided, that the "Debt
                                 service coverage ratio (after IO period)" with
                                 respect to mortgage loans that are interest
                                 only for the entire term of such mortgage loan
                                 or amortize for the entire term of such
                                 mortgage loan and therefore, in each case, do
                                 not have "after IO periods," is the debt
                                 service coverage ratio in effect during the
                                 term of such mortgage loan. See "Description of
                                 the Mortgage Pool--Additional Mortgage Loan
                                 Information" in this prospectus supplement.

(4)  ADVANCES

A.   PRINCIPAL AND INTEREST
     ADVANCES.................   Subject to a recoverability determination
                                 described in this prospectus supplement, each
                                 master servicer (and the trustee, if
                                 applicable) is required to advance delinquent
                                 monthly mortgage loan payments for mortgage
                                 loans for which it is acting as master
                                 servicer. None of the

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                                      S-33

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                                 master servicers or the trustee will be
                                 required to advance (i) any additional interest
                                 accrued as a result of the imposition of any
                                 default rate, (ii) prepayment premiums or yield
                                 maintenance charges, (iii) any additional
                                 interest accrued as a result of any rate
                                 increase after an anticipated repayment date,
                                 (iv) excess interest, (v) balloon payments. If
                                 any balloon payment is not collected from the
                                 related borrower, subject to a recoverability
                                 determination described in this prospectus
                                 supplement, each master servicer (and the
                                 trustee, if applicable) will be required to
                                 advance an amount equal to the scheduled
                                 payment that would have been due if the related
                                 balloon payment had not become due on those
                                 mortgage loans for which it is acting as master
                                 servicer.

                                 If a P&I advance is made, the applicable master
                                 servicer will defer rather than advance its
                                 master servicing fee, the excess servicing fee
                                 and the primary servicing fee, but will advance
                                 the trustee fee on those mortgage loans for
                                 which it is acting as master servicer.

                                 For an REO property, subject to a
                                 recoverability determination described in this
                                 prospectus supplement, each master servicer (or
                                 the trustee, if applicable) will be required to
                                 advance the scheduled payment that would have
                                 been due if the predecessor mortgage loan for
                                 which it acted as master servicer had remained
                                 outstanding and continued to amortize in
                                 accordance with its amortization schedule in
                                 effect immediately before the REO property was
                                 acquired.

B.   SERVICING ADVANCES.......   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicers and the trustee may also make
                                 servicing advances to pay delinquent real
                                 estate taxes, insurance premiums and similar
                                 expenses necessary to maintain and protect the
                                 mortgaged property, to maintain the lien on the
                                 mortgaged property or to enforce the mortgage
                                 loan documents. In addition, each special
                                 servicer may, but is not required to, make
                                 servicing advances on an emergency basis.

C.   INTEREST ON ADVANCES.....   All advances made by the master servicers, the
                                 special servicers or the trustee will accrue
                                 interest at a rate equal to the "prime rate" as
                                 reported in The Wall Street Journal. Advances
                                 of principal and interest made in respect of
                                 mortgage loans which have grace periods that
                                 expire on or after the determination date will
                                 not begin to accrue interest until the day
                                 succeeding the expiration date of the
                                 applicable grace period; provided that if such
                                 advance is not reimbursed from collections
                                 received from the related borrower by the end
                                 of the applicable grace period, advance
                                 interest will accrue from the date such advance
                                 is made (which will be the master servicer
                                 remittance date).

D.   BACK-UP ADVANCES.........   Pursuant to the requirements of the pooling and
                                 servicing agreement, if either master servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance, subject
                                 to the same limitations and with the same
                                 rights of the applicable master servicer.

E.   RECOVERABILITY...........   None of the master servicers, the special
                                 servicers or the trustee will be required to
                                 make any advance if the applicable master
                                 servicer, the applicable special servicer or
                                 the trustee determines in its sole discretion
                                 that the advance would not be recoverable in
                                 accordance with the servicing standard (or, in
                                 the case of the trustee, its good faith
                                 business judgment), and the trustee may rely on
                                 any determination made by the applicable master
                                 servicer or special servicer.

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                                      S-34

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F. ADVANCES DURING AN
   APPRAISAL REDUCTION EVENT..   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 applicable special servicer to obtain a new
                                 appraisal or other valuation of the related
                                 mortgaged property. In general, if the
                                 principal amount of the mortgage loan plus all
                                 other amounts due thereunder and interest on
                                 advances made with respect thereto exceeds 90%
                                 of the value of the mortgaged property
                                 determined by an appraisal or other valuation,
                                 an appraisal reduction may be created in the
                                 amount of the excess as described in this
                                 prospectus supplement. If there exists an
                                 appraisal reduction for any mortgage loan, the
                                 interest portion of the amount required to be
                                 advanced on that mortgage loan will be
                                 proportionately reduced to the extent of the
                                 appraisal reduction. This will reduce the funds
                                 available to pay interest and principal on the
                                 most subordinate class or classes of
                                 certificates then outstanding.

                                 See "Description of the Offered Certificates--
                                 Advances" in this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Fitch, Inc. and Standard & Poor's Ratings
                                 Services, a Division of The McGraw-Hill
                                 Companies, Inc.

                                                RATINGS
                                    CLASS     (FITCH/S&P)
                                 ----------   -----------
                                  Class A-1     AAA/AAA
                                 Class A-1A     AAA/AAA
                                  Class A-2     AAA/AAA
                                  Class A-3     AAA/AAA
                                  Class A-4     AAA/AAA
                                  Class A-M     AAA/AAA
                                  Class A-J     AAA/AAA
                                   Class B       AA/AA
                                   Class C      AA-/AA-
                                   Class D        A/A

                                 A rating agency may lower or withdraw a
                                 security rating at any time.

                                 See "Ratings" in this prospectus supplement and
                                 "Rating" in the prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations of and restrictions on the ratings,
                                 and the conclusions that should NOT be drawn
                                 from a rating.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 certificate balance of all classes of
                                 certificates is less than or equal to 1% of the
                                 initial outstanding pool balance, the holders
                                 of a majority of the controlling class, each of
                                 the master servicers, each of the special
                                 servicers and any holder of a majority interest
                                 in the Class R-I Certificates, each in turn,
                                 will have the option to purchase all of the
                                 remaining mortgage loans, and all property
                                 acquired through exercise of remedies in
                                 respect of any mortgage loan, at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option would terminate the
                                 trust and retire the then outstanding
                                 certificates at par plus accrued interest.

                                 If any party above, other than NCB, FSB as the
                                 master servicer of the NCB mortgage loans,
                                 exercises this purchase option, NCB, FSB will
                                 be entitled to purchase the remaining NCB
                                 mortgage loans and any related

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                                      S-35

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                                 property, and in such event that other party
                                 will then purchase only the remaining mortgage
                                 loans and property that are not being purchased
                                 by NCB, FSB.

REPURCHASE OR SUBSTITUTION....   Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it, as described
                                 under "Description of the Mortgage Pool--
                                 Representations and Warranties" and
                                 "--Repurchases and Other Remedies." If a
                                 mortgage loan seller has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "Description of the Mortgage Pool--
                                 Repurchases and Other Remedies," then that
                                 mortgage loan seller will be required to either
                                 cure the breach, repurchase the affected
                                 mortgage loan from the trust or substitute the
                                 affected mortgage loan with another mortgage
                                 loan. If the related mortgage loan seller
                                 decides to repurchase the affected mortgage
                                 loan, the repurchase would have the same effect
                                 on the offered certificates as a prepayment in
                                 full of such mortgage loan, except that the
                                 purchase will not be accompanied by any
                                 prepayment premium or yield maintenance charge.
                                 In addition, certain mortgage loans may be
                                 purchased from the trust by the holders of a
                                 mezzanine loan under certain circumstances. See
                                 "Description of the Mortgage Pool--Subordinate
                                 and Other Financing" in this prospectus
                                 supplement.

SALE OF DEFAULTED LOANS.......   Pursuant to the pooling and servicing
                                 agreement, (i) the holder of the certificates
                                 representing the greatest percentage interest
                                 in the controlling class of certificates and
                                 (ii) the applicable special servicer, in that
                                 order, has the option to purchase from the
                                 trust any defaulted mortgage loan that is at
                                 least 60 days delinquent as to any monthly debt
                                 service payment (or is delinquent as to its
                                 balloon payment) at a price equal to the fair
                                 value of such mortgage loan as determined by
                                 the applicable special servicer (provided, that
                                 if that mortgage loan is being purchased by the
                                 special servicer or by a holder of certificates
                                 of the controlling class, the trustee will be
                                 required to verify that such price is equal to
                                 fair value). In addition, certain of the
                                 mortgage loans are subject to a purchase option
                                 upon certain events of default in favor of a
                                 subordinate lender or mezzanine lender. For
                                 more information relating to the sale of
                                 defaulted mortgage loans, see "Servicing of the
                                 Mortgage Loans--Sale of Defaulted Mortgage
                                 Loans" in this prospectus supplement.

DENOMINATIONS.................   The Class A-1, Class A-1A, Class A-2, Class
                                 A-3, Class A-4, Class A-M and Class A-J
                                 Certificates will be offered in minimum
                                 denominations of $25,000. The Class B, Class C
                                 and Class D Certificates will be offered in
                                 minimum denominations of $100,000. Investments
                                 in excess of the minimum denominations may be
                                 made in multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT....................   Your certificates will be registered in the
                                 name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder of record. You will
                                 receive distributions on your certificates and
                                 reports relating to distributions only through
                                 The Depository Trust Company, Clearstream
                                 Banking, societe anonyme or the Euroclear

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                                      S-36

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                                 System or through participants in The
                                 Depository Trust Company, Clearstream Banking
                                 or Euroclear.

                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Banking or Euroclear in
                                      Europe.

                                 Transfers within The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be
                                 effected in The Depository Trust Company
                                 through the relevant depositories of
                                 Clearstream Banking or Euroclear.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such intent from The
                                 Depository Trust Company, the participants
                                 holding beneficial interests in the
                                 certificates agree to initiate such
                                 termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Banking or Euroclear on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as three separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II and REMIC III--for federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates will constitute "regular
                                 interests" in REMIC III.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                 o    Beneficial owners of offered certificates
                                      will be required to report income on the
                                      certificates in accordance with the
                                      accrual method of accounting.

                                 o    It is anticipated that the Class    , the
                                      Class     and Class     Certificates will
                                      be issued at a premium, that the Class
                                         , the Class     and Class
                                      Certificates will be issued with a de
                                      minimis amount of original issue discount
                                      and that the Class    , the Class     and
                                      Class     Certificates will be issued with
                                      original issue discount for federal income
                                      tax purposes.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement.

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                                      S-37

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CONSIDERATIONS RELATED TO
TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT
OF 1974.......................   Subject to the satisfaction of important
                                 conditions described under "Certain ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts.

LEGAL INVESTMENTS.............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement.

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                                      S-38

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS ........................   Payments under the mortgage loans and the
                                 certificates are not insured or guaranteed by
                                 any governmental entity or insurer.
                                 Accordingly, the sources for repayment of your
                                 certificates are limited to amounts due with
                                 respect to the mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related mortgage loan
                                 documents, we have not necessarily undertaken
                                 an evaluation of the financial condition of any
                                 of these persons. If a default occurs, the
                                 lender's remedies generally are limited to
                                 foreclosing against the specific properties and
                                 other assets that have been pledged to secure
                                 the mortgage loan. Those remedies may be
                                 insufficient to provide a full return on your
                                 investment. Payment of amounts due under a
                                 mortgage loan prior to its maturity or
                                 anticipated repayment date is primarily
                                 dependent on the sufficiency of the net
                                 operating income of the related mortgaged
                                 property. Payment of the balloon payment of a
                                 mortgage loan that is a balloon loan at its
                                 maturity, or on its anticipated repayment date,
                                 is primarily dependent upon the borrower's
                                 ability to sell or refinance the mortgaged
                                 property for an amount sufficient to repay the
                                 mortgage loan.

                                 In limited circumstances, Morgan Stanley
                                 Mortgage Capital Inc., IXIS Real Estate Capital
                                 Inc., NCB, FSB, Massachusetts Mutual Life
                                 Insurance Company, SunTrust Bank, Union Central
                                 Mortgage Funding, Inc. and National Consumer
                                 Cooperative Bank, each as a mortgage loan
                                 seller, may be obligated to repurchase or
                                 replace a mortgage loan that it sold to us if
                                 its representations and warranties concerning
                                 that mortgage loan are materially breached or
                                 if there are material defects in the
                                 documentation for that mortgage loan. However,
                                 there can be no assurance that any of these
                                 entities will be in a financial position to
                                 effect a repurchase or substitution. The
                                 representations and warranties address certain
                                 characteristics of the mortgage loans and
                                 mortgaged properties as of the date of issuance
                                 of the certificates. They do not relieve you or
                                 the trust of the risk of defaults and losses on
                                 the mortgage loans.

                                      S-39

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON YOUR
CERTIFICATES .................   The mortgage loans are secured by various types
                                 of income-producing commercial, multifamily and
                                 manufactured housing community properties.
                                 Commercial lending is generally thought to
                                 expose a lender to greater risk than one- to
                                 four-family residential lending because, among
                                 other things, it typically involves larger
                                 loans.

                                 207 mortgage loans, representing 92.9% of the
                                 initial outstanding pool balance (which include
                                 159 mortgage loans in loan group 1,
                                 representing 99.3% of the initial outstanding
                                 loan group 1 balance, and 48 mortgage loans in
                                 loan group 2, representing 67.8% of the initial
                                 outstanding loan group 2 balance), were
                                 originated within 12 months prior to the
                                 cut-off date. Consequently, these mortgage
                                 loans do not have a long standing payment
                                 history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 Repayment of loans secured by residential
                                 cooperative properties typically depend upon
                                 the payments received by the cooperative
                                 corporation from its tenants/shareholders.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected, among other things, by
                                 any one or more of the following factors:

                                 o    the age, design and construction quality
                                      of the property;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      property;

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses at the
                                      property and in relation to competing
                                      properties;

                                 o    an increase in the capital expenditures
                                      needed to maintain the property or make
                                      improvements;

                                 o    the dependence upon a single tenant, or a
                                      concentration of tenants in a particular
                                      business or industry;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    the lack of operating history in the case
                                      of a newly built or renovated mortgaged
                                      property;

                                      S-40

                                 o    an increase in vacancy rates; and

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates);

                                 o    local real estate conditions (such as an
                                      oversupply of competing properties, rental
                                      space or multifamily housing);

                                 o    demographic factors;

                                 o    decreases in consumer confidence (caused
                                      by events such as threatened or continuing
                                      military action, recent disclosures of
                                      wrongdoing or financial misstatements by
                                      major corporations and financial
                                      institutions and other factors);

                                 o    changes in consumer tastes and
                                      preferences; and

                                 o    retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    the level of tenant defaults;

                                 o    the ability to convert an unsuccessful
                                      property to an alternative use;

                                 o    new construction in the same market as the
                                      mortgaged property;

                                 o    rent control and stabilization laws;

                                 o    the number and diversity of tenants;

                                 o    the rate at which new rentals occur; and

                                 o    the property's operating leverage (which
                                      is the percentage of total property
                                      expenses in relation to revenue), the
                                      ratio of fixed operating expenses to those
                                      that vary with revenues, and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by those properties.

                                      S-41

SEASONED MORTGAGE LOANS
SECURED BY OLDER MORTGAGED
PROPERTIES PRESENT ADDITIONAL
RISKS OF REPAYMENT............   25 mortgage loans, representing 7.1% of the
                                 initial outstanding pool balance (which include
                                 2 mortgage loans in loan group 1, representing
                                 0.7% of the initial loan group 1 balance, and
                                 23 mortgage loans in loan group 2, representing
                                 32.2% of the initial loan group 2 balance) are
                                 not newly originated and have been outstanding
                                 for 12 or more months prior to the cut-off
                                 date. While seasoned mortgage loans generally
                                 have the benefit of established payment
                                 histories, there are a number of risks
                                 associated with seasoned mortgage loans that
                                 are not present, or present to a lesser degree,
                                 with more recently originated mortgage loans.
                                 For example,

                                 o    property values and the surrounding
                                      neighborhood may have changed since
                                      origination;

                                 o    origination standards at the time the
                                      mortgage loan was originated may have been
                                      different than current origination
                                      standards;

                                 o    the market for any related business may
                                      have changed from the time the mortgage
                                      loan was originated;

                                 o    the current financial performance of the
                                      related borrower, its business, or the
                                      related mortgaged property in general, may
                                      be different than at origination; and

                                 o    the environmental and engineering
                                      characteristics of the mortgaged property
                                      or improvements may have changed.

                                 Among other things, those factors make it
                                 difficult to estimate the current value of the
                                 related mortgaged property, and estimated
                                 values of mortgaged properties discussed in
                                 this prospectus supplement, to the extent based
                                 upon or extrapolated from general market data,
                                 may not be accurate in the case of particular
                                 mortgaged properties.

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST SHOULD BE EVALUATED
SEPARATELY FROM THE
PERFORMANCE OF THE MORTGAGE
LOANS IN ANY OF OUR OTHER
TRUSTS........................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting analysis.
                                 Furthermore, economic and other conditions
                                 affecting real properties, whether worldwide,
                                 national, regional or local, vary over time.
                                 The performance of a pool of mortgage loans
                                 originated and

                                      S-42

                                 outstanding under a given set of economic
                                 conditions may vary significantly from the
                                 performance of an otherwise comparable mortgage
                                 pool originated and outstanding under a
                                 different set of economic conditions.
                                 Accordingly, investors should evaluate the
                                 mortgage loans underlying the offered
                                 certificates independently from the performance
                                 of mortgage loans underlying any other series
                                 of certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 supplement does not include disclosure
                                 concerning the delinquency and loss experience
                                 of static pools of periodic originations by the
                                 sponsors of commercial mortgage loans (known as
                                 "static pool information"). Because of the
                                 highly heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool information for prior
                                 securitized pools, even those involving the
                                 same property types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool information showing a
                                 low level of delinquencies and defaults would
                                 not be indicative of the performance of this
                                 pool or any other pools of mortgage loans
                                 originated by the same sponsor or sponsors.
                                 Therefore, investors should evaluate this
                                 offering on the basis of the information set
                                 forth in this prospectus supplement with
                                 respect to the mortgage loans, and not on the
                                 basis of any successful performance of other
                                 pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING
HISTORY.......................   The properties securing certain of the mortgage
                                 loans are newly constructed and/or recently
                                 opened and, as such, have a limited operating
                                 history. There can be no assurance that any of
                                 the properties, whether newly constructed
                                 and/or recently opened or otherwise, will
                                 perform as anticipated.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES..................   Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o    converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                 o    zoning or other restrictions also may
                                      prevent alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. If this type of
                                 mortgaged property were liquidated and a lower
                                 liquidation value were obtained, less funds
                                 would be available for distributions on your
                                 certificates.

                                      S-43

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME..............   Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o    changes in the local, regional or national
                                      economy;

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    proximity and attractiveness of competing
                                      properties;

                                 o    new construction of competing properties
                                      in the same market;

                                 o    convertibility of a property to an
                                      alternative use;

                                 o    the availability of refinancing;

                                 o    changes in interest rate levels;

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    increases in operating costs;

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements; and

                                 o    increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL
BE INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES..................   A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants,
                                 because rent payable by such tenants generally
                                 will represent all or a significant portion of
                                 the cash flow available to the borrower to pay
                                 its obligations to the lender. We cannot
                                 provide assurances that any major tenant will
                                 continue to perform its obligations under its
                                 lease. 24 of the mortgaged properties,
                                 representing 11.5% of the initial outstanding
                                 pool balance (and representing 14.4% of the
                                 initial outstanding loan group 1 balance), are
                                 leased to single tenants, and with respect to 5
                                 of those mortgaged properties, representing
                                 0.9% of the initial outstanding pool balance
                                 (and representing 1.1% of the initial
                                 outstanding loan group 1 balance), the sole
                                 tenant is related to the borrower.

                                 Mortgaged properties leased to a single tenant
                                 or a small number of tenants are more
                                 susceptible to interruptions of cash flow if a
                                 tenant fails to renew its lease or defaults
                                 under its lease. This is so because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                      S-44

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 In addition to tenant concentration, another
                                 factor that you should consider is that retail,
                                 industrial and office properties also may be
                                 adversely affected if there is a concentration
                                 of tenants in the same or similar business or
                                 industry.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower or an
                                 affiliate of that borrower.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES.............   If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These costs may cause a borrower to
                                 default in its obligations to a lender which
                                 could reduce cash flow available for debt
                                 service payments. Multi-tenanted mortgaged
                                 properties also may experience higher
                                 continuing vacancy rates and greater volatility
                                 in rental income and expenses.

THE RELATED BORROWERS MAY HAVE
DIFFICULTY RE-LEASING
MORTGAGED PROPERTIES..........   Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations. Certain tenants at the
                                 retail properties, including without limitation
                                 anchor tenants, may have the right to terminate
                                 their leases if certain other tenants are not
                                 operating, or if their sales at the property do
                                 not reach a specified level. Even if vacated
                                 space is successfully relet, the costs
                                 associated with reletting, including tenant
                                 improvements and leasing commissions, could be
                                 substantial and could reduce cash flow from the
                                 related mortgaged properties. 58 of the
                                 mortgaged properties, representing
                                 approximately 76.3% of the initial outstanding
                                 pool balance (excluding multifamily,
                                 manufactured housing, self storage, hospitality
                                 and certain other property types) (and
                                 representing 76.5% of the initial loan group 1
                                 balance), have reserves, as of the cut-off
                                 date, for tenant improvements and leasing
                                 commissions which may serve to defray those
                                 costs. There can be no assurances, however,
                                 that the funds (if any) held in those reserves
                                 for tenant improvements and leasing commissions
                                 will be sufficient to cover the costs and
                                 expenses associated with tenant improvements or
                                 leasing commission obligations. In addition, if
                                 a tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and experience significant delays
                                 associated with enforcing rights and

                                      S-45

                                 protecting its investment, including costs
                                 incurred in renovating or reletting the
                                 property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES..................   The effect of mortgage pool loan losses will be
                                 more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the aggregate principal balance of all
                                      mortgage loans.

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; and the owner could attempt to avert
                                 foreclosure on one mortgaged real property by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting monthly payments for
                                 an indefinite period on all of the related
                                 mortgage loans.

                                 16 groups of mortgage loans are made to the
                                 same borrower or borrowers related through
                                 common ownership and where, in general, the
                                 related mortgaged properties are commonly
                                 managed. The related borrower concentrations of
                                 the three largest groups in the mortgage pool
                                 represent 2.1%, 1.6% and 1.5%, respectively, of
                                 the initial outstanding pool balance. The
                                 related borrower concentrations of the three
                                 largest groups in loan group 1 represent 1.9%,
                                 1.9% and 1.3%, respectively, of the initial
                                 outstanding loan group 1 balance. The related
                                 borrower concentrations of the three largest
                                 groups in loan group 2 represent 10.5%, 4.1%
                                 and 3.7%, respectively, of the initial
                                 outstanding loan group 2 balance.

                                 The largest mortgage loan in the mortgage pool
                                 represents 9.9% of the initial outstanding pool
                                 balance. The second largest mortgage loan in
                                 the mortgage pool represents 5.9% of the
                                 initial outstanding pool balance. The third
                                 largest mortgage loan in the mortgage pool
                                 represents 3.9% of the initial outstanding pool
                                 balance. Each of the other mortgage loans
                                 represents less than 3.6% of the initial
                                 outstanding pool balance.

                                 The largest mortgage loan in loan group 1
                                 represents 12.4% of the initial outstanding
                                 loan group 1 balance. The second largest
                                 mortgage loan in loan group 1 represents 7.4%
                                 of the initial outstanding loan group 1
                                 balance. The third largest mortgage loan in
                                 loan group 1 represents 4.8% of the initial
                                 outstanding loan group 1 balance. Each of the
                                 other mortgage loans represents less than 4.5%
                                 of the initial outstanding loan group 1
                                 balance.

                                 The largest mortgage loan in loan group 2
                                 represents 7.1% of the initial outstanding loan
                                 group 2 balance. The second largest mortgage
                                 loan in

                                      S-46

                                 loan group 2 represents 5.4% of the initial
                                 outstanding loan group 2 balance. The third
                                 largest mortgage loan in loan group 2
                                 represents 4.4% of the initial outstanding loan
                                 group 2 balance. Each of the other mortgage
                                 loans represents less than 4.2% of the initial
                                 outstanding loan group 2 balance.

                                 In some cases, the sole or a significant tenant
                                 may be the parent or other affiliate of the
                                 subject borrower. For further information with
                                 respect to tenant concentrations, see Appendix
                                 II.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES..................   A concentration of mortgage loans secured by
                                 the same property type can increase the risk
                                 that a decline in a particular industry will
                                 have a disproportionately large impact on the
                                 pool of mortgage loans or a particular loan
                                 group. The following property types represent
                                 the indicated percentage of the initial
                                 outstanding pool balance:

                                 o    retail properties represent 31.7%;

                                 o    office properties represent 25.7%;

                                 o    multifamily properties represent 24.7% (of
                                      which 66 residential cooperative
                                      properties represent 11.7%);

                                 o    industrial properties represent 6.8%;

                                 o    hospitality properties represent 6.6%;

                                 o    other properties represent 2.7%;

                                 o    mixed use properties represent 1.3%;

                                 o    self storage properties represent 0.4%;
                                      and

                                 o    manufactured housing communities represent
                                      0.2%.

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by those properties.
                                 In the past, several regions of the United
                                 States have experienced significant real estate
                                 downturns at times when other regions have not.
                                 Regional economic declines or adverse
                                 conditions in regional real estate markets
                                 could adversely affect the income from, and
                                 market value of, the mortgaged properties
                                 located in the region. Other regional
                                 factors--e.g., earthquakes, floods or

                                      S-47

                                 hurricanes or changes in governmental rules or
                                 fiscal policies--also may adversely affect
                                 those mortgaged properties.

                                 The mortgaged properties are located throughout
                                 34 states and the District of Columbia (which
                                 include 31 other states and the District of
                                 Columbia for loan group 1 and 17 other states
                                 and the District of Columbia for loan group 2).
                                 In particular, investors should note that
                                 mortgage loans representing 9.1% of the initial
                                 outstanding pool balance (and representing
                                 10.4% of the initial outstanding loan group 1
                                 balance and 4.3% of the initial outstanding
                                 loan group 2 balance) are secured by mortgaged
                                 properties located in California. Mortgaged
                                 properties located in California may be more
                                 susceptible to some types of special hazards
                                 that may not be covered by insurance (such as
                                 earthquakes) than properties located in other
                                 parts of the country. If a borrower does not
                                 have insurance against those risks and a severe
                                 casualty occurs at a mortgaged property, the
                                 borrower may be unable to generate income from
                                 the mortgaged property in order to make
                                 payments on the related mortgage loan. The
                                 mortgage loans generally do not require any
                                 borrowers to maintain earthquake insurance.

                                 Mortgage loans representing 19.7%, 10.0%, 9.4%,
                                 9.1% and 9.1% of the initial outstanding pool
                                 balance are secured by mortgaged properties
                                 located in New York, Illinois, Texas,
                                 California and Florida, respectively, and
                                 concentrations of mortgaged properties, in each
                                 case, representing no more than 4.1% of the
                                 initial outstanding pool balance, also exist in
                                 several other states.

                                 For information regarding the location of the
                                 properties securing the mortgage loans included
                                 in loan group 1 and loan group 2, see Appendix
                                 I to this prospectus supplement.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES....   67 of the mortgaged properties, securing 31.7%
                                 of the initial outstanding pool balance
                                 (representing 39.8% of the initial outstanding
                                 loan group 1 balance), are retail properties.
                                 The quality and success of a retail property's
                                 tenants significantly affect the property's
                                 value. The success of retail properties can be
                                 adversely affected by local competitive
                                 conditions and changes in consumer spending
                                 patterns. A borrower's ability to make debt
                                 service payments can be adversely affected if
                                 rents are based on a percentage of the tenant's
                                 sales and sales decline or if the closure of
                                 one store gives rise to lease provisions
                                 permitting the closure of another store.

                                 An "anchor tenant" is proportionately larger in
                                 size than other tenants at a retail property
                                 and is considered to be vital in attracting
                                 customers to a retail property, whether or not
                                 the anchor tenant's premises are part of the
                                 mortgaged property. 36 of the mortgaged
                                 properties, securing 24.7% of the initial
                                 outstanding pool balance (representing 31.0% of
                                 the initial outstanding loan group 1 balance),
                                 are properties considered by the applicable
                                 mortgage loan seller to be occupied by, leased
                                 to or adjacent to one or more anchor tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating

                                      S-48

                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o    an anchor store's failure to renew its
                                      lease;

                                 o    termination of an anchor store's lease;

                                 o    the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or the
                                      parent company thereof; or

                                 o    the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales, or
                                 terminate their leases if certain anchor stores
                                 and/or major tenants are either not operated or
                                 fail to meet certain business objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet
                                 websites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail properties are located,
                                 which could adversely affect the rents
                                 collectible at the retail properties included
                                 in the mortgage pool, as well as the income
                                 from, and market value of, the mortgaged
                                 properties.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES....   27 of the mortgaged properties, securing
                                 mortgage loans representing 25.7% of the
                                 initial outstanding pool balance (and
                                 representing 32.2% of the initial outstanding
                                 loan group 1 balance), are office properties.

                                 A large number of factors may affect the value
                                 of these office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the diversity of an office building's
                                      tenants, reliance on a single or dominant
                                      tenant or tenants in a volatile industry
                                      (e.g., technology and internet companies
                                      that have experienced or may in the future
                                      experience circumstances that make their
                                      businesses volatile);

                                 o    the physical attributes of the building in
                                      relation to competing buildings, e.g.,
                                      age, condition, design, location, access
                                      to

                                      S-49

                                      transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                 o    the suitability of a space for re-leasing
                                      without significant build-out costs.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

                                 Included in the office properties referenced
                                 above are 3 medical office properties, which
                                 secure approximately 1.0% of the initial
                                 outstanding pool balance (representing 1.3% of
                                 the initial outstanding loan group 1 balance).
                                 The performance of a medical office property
                                 may depend on the proximity of that property to
                                 a hospital or other health care establishment
                                 and on reimbursements for patient fees from
                                 private or government-sponsored insurance
                                 companies. The sudden closure of a nearby
                                 hospital may adversely affect the value of a
                                 medical office property. In addition, the
                                 performance of a medical office property may
                                 depend on reimbursements for patient fees from
                                 private or government-sponsored insurers and
                                 issues related to reimbursement (ranging from
                                 non payment to delays in payment) from those
                                 insurers could adversely impact cash flow at
                                 the applicable mortgaged properties. Moreover,
                                 medical office properties appeal to a narrow
                                 market of tenants and the value of a medical
                                 office property may be adversely affected by
                                 the availability of competing medical office
                                 properties.

MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY
PROPERTIES....................   106 of the mortgaged properties, securing
                                 mortgage loans representing 24.7% of the
                                 initial outstanding pool balance (which include
                                 38 mortgage loans in loan group 1, representing
                                 5.8% of the initial outstanding loan group 1
                                 balance, and 68 mortgage loans in loan group 2,
                                 representing 98.2% of the initial outstanding
                                 loan group 2 balance), are multifamily
                                 properties (including 66 residential
                                 cooperative properties).

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                 o    the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                 o    the location of the property;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services and amenities
                                      provided at the property;

                                 o    the property's reputation;

                                      S-50

                                 o    the level of mortgage interest rates and
                                      income and economic conditions (which may
                                      encourage tenants to purchase rather than
                                      rent housing);

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                 o    the tenant mix (such as tenants being
                                      predominantly students or military
                                      personnel or employees of a particular
                                      business) and requirements that tenants
                                      meet certain criteria (such as age
                                      restrictions for senior housing);

                                 o    state and local regulations (which may
                                      limit the ability to increase rents); and

                                 o    government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

                                 In addition to state regulation of the landlord
                                 tenant relationship, certain counties and
                                 municipalities impose rent control on apartment
                                 buildings. These ordinances may limit rent
                                 increases to fixed percentages, to percentages
                                 of increases in the consumer price index, to
                                 increases set or approved by a governmental
                                 agency, or to increases determined through
                                 mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants and other
                                 covenants and restrictions with respect to
                                 various tax credit, city, state and federal
                                 housing subsidies, rent stabilization or
                                 similar programs, in respect of various units
                                 within the mortgaged properties. The
                                 limitations and restrictions imposed by these
                                 programs could result in losses on the mortgage
                                 loans. In addition, in the event that the
                                 program is cancelled, it could result in less
                                 income for the project. These programs may
                                 include, among others:

                                 o    rent limitations that would adversely
                                      affect the ability of borrower to increase
                                      rents to maintain the condition of their
                                      mortgaged properties and satisfy operating
                                      expense; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The difference in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a

                                      S-51

                                 subsidized or supported property may decline,
                                 which may adversely affect the value and
                                 successful operation of such property.

A LARGE CONCENTRATION OF
RESIDENTIAL COOPERATIVE
PROPERTIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF RESIDENTIAL
COOPERATIVE PROPERTIES........   66 of the mortgaged properties, securing
                                 mortgage loans representing 11.7% of the
                                 initial outstanding pool balance (which include
                                 38 mortgage loans in loan group 1, representing
                                 5.8% of the initial outstanding loan group 1
                                 balance, and 28 mortgage loans in loan group 2,
                                 representing 34.6% of the initial outstanding
                                 loan group 2 balance), are residential
                                 cooperative properties. Various factors may
                                 adversely affect the economic performance of
                                 residential cooperative properties, which could
                                 adversely affect payments on your certificates,
                                 including:

                                 o    the ability of tenants to remain in a
                                      cooperative property after its conversion
                                      from a rental property, at below market
                                      rents and subject to applicable rent
                                      control and stabilization laws;

                                 o    the primary dependence of a borrower upon
                                      maintenance payments and any rental income
                                      from units or commercial areas to meet
                                      debt service obligations;

                                 o    the concentration of shares relating to
                                      occupied rental units of the sponsor,
                                      owner or investor after conversion from
                                      rental housing, which may result in an
                                      inability to meet debt service obligations
                                      on the corporation's mortgage loan if the
                                      sponsor, owner or investor is unable to
                                      make the required maintenance payments;

                                 o    the failure of a borrower to qualify for
                                      favorable tax treatment as a "cooperative
                                      housing corporation" each year, which may
                                      reduce the cash flow available to make
                                      payments on the related mortgage loan; and

                                 o    that, upon foreclosure, in the event a
                                      cooperative property becomes a rental
                                      property, all or certain units at that
                                      rental property could be subject to rent
                                      control, stabilization and tenants' rights
                                      laws, at below market rents, which may
                                      affect rental income levels and the
                                      marketability and sale proceeds of the
                                      rental property as a whole.

                                 A residential cooperative building and the land
                                 under the building are owned or leased by a
                                 non-profit residential cooperative corporation.
                                 The cooperative owns all the units in the
                                 building and all common areas. Its tenants own
                                 stock, shares or membership certificates in the
                                 corporation. This ownership entitles the
                                 tenant-stockholders to proprietary leases or
                                 occupancy agreements which confer exclusive
                                 rights to occupy specific units. Generally, the
                                 tenant-stockholders make monthly maintenance
                                 payments which represent their share of the
                                 cooperative corporation's mortgage loan
                                 payments, real property taxes, maintenance,
                                 contributions to reserves and other expenses,
                                 less any income the corporation may receive.
                                 These payments are in addition to any payments
                                 of principal and interest the
                                 tenant-stockholder may be required to make on
                                 any loans secured by its shares in the
                                 cooperative.

                                      S-52

                                 With respect to the residential cooperative
                                 mortgage loans sold to the trust by NCB, FSB
                                 and National Consumer Cooperative Bank, due to
                                 attributes particular to residential housing
                                 cooperatives, certain information presented
                                 with respect to such mortgage loans differs
                                 from that presented for other mortgage loans
                                 included in the trust. Several of these
                                 differences are particularly relevant to your
                                 consideration of an investment in the offered
                                 certificates. In particular, the manner in
                                 which we have calculated loan-to-value ratios
                                 and debt service coverage ratios for the
                                 residential cooperative mortgage loans sold to
                                 the trust by NCB, FSB and National Consumer
                                 Cooperative Bank differs from the manner in
                                 which loan-to-value ratios and debt service
                                 coverage ratios are calculated for other
                                 mortgage loans included in the trust. For
                                 example, the appraised value of such a
                                 residential cooperative property used for
                                 purposes of determining the loan-to value ratio
                                 for such mortgage loan is based on the market
                                 value of such residential cooperative property
                                 assuming operation as a residential
                                 cooperative. This value is determined by an
                                 appraisal and, in general, equals the gross
                                 sellout value of all cooperative units in such
                                 residential cooperative property (applying a
                                 discount as determined by the appraiser for
                                 rent regulated and rent-controlled units) plus
                                 the amount of the underlying debt encumbering
                                 such residential cooperative property. In
                                 addition, for purposes of determining the debt
                                 service coverage ratio for a residential
                                 cooperative mortgage loan, the underwritable
                                 cash flow for the residential cooperative
                                 property is based on projected net operating
                                 income at the property, as determined by an
                                 appraisal, assuming that the property was
                                 operated as a rental property with rents set at
                                 prevailing market rates (taking into account
                                 the presence of existing rent-controlled or
                                 rent-stabilized occupants), reduced by
                                 underwritten capital expenditures, property
                                 operating expenses, a market-rate vacancy
                                 assumption and projected reserves. The
                                 loan-to-value ratio and debt service coverage
                                 ratio determined for such a residential
                                 cooperative mortgage loan may differ from the
                                 loan-to-value ratio and debt service coverage
                                 ratio that would have been determined for such
                                 residential cooperative mortgage loan had a
                                 different methodology (including the
                                 methodology used for calculating such values
                                 with respect to the remaining mortgage loans in
                                 the issuing entity) been used. In addition, due
                                 to the specialized nature of residential
                                 housing cooperatives, certain information
                                 presented in and shown on Appendix II to this
                                 prospectus supplement with respect to mortgage
                                 loans (other than the residential cooperative
                                 mortgage loans) is not presented with respect
                                 to the residential cooperative mortgage loans
                                 sold to us by NCB, FSB and National Consumer
                                 Cooperative Bank for inclusion in the trust and
                                 is, instead, reflected as not applicable.

                                 In certain instances, an apartment building or
                                 a portion thereof and the land thereunder may
                                 be converted to the condominium form of
                                 ownership, and thereby be divided into 2 or
                                 more condominium units. Generally, in those
                                 instances, the non-profit cooperative
                                 corporation does not own the entire apartment
                                 building and the land under the building, but
                                 rather owns a single condominium unit that
                                 generally comprises the residential portions of
                                 that apartment building. The other condominium
                                 units in that apartment building will generally
                                 comprise commercial space and will generally be
                                 owned by persons or entities other than the
                                 non-profit cooperative corporation. In
                                 instances where an apartment building has been
                                 converted to the condominium form of ownership,
                                 certain of the common areas in that building
                                 may be owned

                                      S-53

                                 by the non-profit cooperative corporation and
                                 the owners of the other condominium units.
                                 Where the apartment building has been submitted
                                 to the condominium form of ownership, each
                                 condominium unit owner will be directly
                                 responsible for the payment of real estate
                                 taxes on that owner's unit. Certain specified
                                 maintenance and other obligations, including
                                 hazard and liability insurance premiums, may
                                 not be the direct responsibility of the
                                 non-profit cooperative corporation but rather
                                 will be the responsibility of the condominium
                                 board of managers. The ability of the
                                 condominium board of managers to pay certain
                                 expenses of the building will be dependent upon
                                 the payment by all condominium unit owners of
                                 common charges assessed by the condominium
                                 board of managers.

INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL
PROPERTIES....................   10 of the mortgaged properties, securing
                                 mortgage loans representing 6.8% of the initial
                                 outstanding pool balance (and representing 8.5%
                                 of the initial outstanding loan group 1
                                 balance), are industrial properties. Various
                                 factors may adversely affect the economic
                                 performance of these industrial properties,
                                 which could adversely affect payments on your
                                 certificates, including:

                                 o    reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                 o    increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                 o    a property becoming functionally obsolete;

                                 o    insufficient supply of labor to meet
                                      demand;

                                 o    changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                 o    location of the property in relation to
                                      access to transportation;

                                 o    suitability for a particular tenant;

                                 o    building design and adaptability;

                                 o    a change in the proximity of supply
                                      sources; and

                                 o    environmental hazards.

MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES..........   1 mortgaged property, securing a mortgage loan
                                 representing 0.2% of the initial outstanding
                                 pool balance (and representing 1.0% of the
                                 initial outstanding loan group 2 balance), is a
                                 manufactured housing

                                      S-54

                                 community property. Various factors may
                                 adversely affect the economic performance of
                                 manufactured housing community properties,
                                 which could adversely affect payments on your
                                 certificates, including:

                                 o    the physical attributes of the community
                                      (e.g., age, condition and design);

                                 o    the location of the community;

                                 o    the services and amenities provided by the
                                      community and its management (including
                                      maintenance and insurance);

                                 o    the strength and nature of the local
                                      economy (which may limit the amount that
                                      may be charged, the timely payments of
                                      those amounts, and may reduce occupancy
                                      levels);

                                 o    state and local regulations (which may
                                      affect the property owner's ability to
                                      increase amounts charged or limit the
                                      owner's ability to convert the property to
                                      an alternate use);

                                 o    competing residential developments in the
                                      local market, such as other manufactured
                                      housing communities, apartment buildings
                                      and single family homes;

                                 o    the property's reputation;

                                 o    the availability of public water and sewer
                                      facilities, or the adequacy of any such
                                      privately-owned facilities; and

                                 o    the property may not be readily
                                      convertible to an alternate use.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY
PROPERTIES....................   16 of the mortgaged properties, securing
                                 mortgage loans representing 6.6% of the initial
                                 outstanding pool balance (and representing 8.3%
                                 of the initial outstanding loan group 1
                                 balance) are secured by hospitality properties.
                                 Various factors may adversely affect the
                                 economic performance of a hospitality property,
                                 including:

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    franchise affiliation (or lack thereof);

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel; and

                                      S-55

                                 o    changes in travel patterns, terrorist
                                      attacks, increases in energy prices,
                                      strikes, relocation of highways or the
                                      construction of additional highways.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than are other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 The laws and regulations relating to liquor
                                 licenses generally prohibit the transfer of
                                 those liquor licenses to any other person. In
                                 the event of a foreclosure of a hotel property
                                 with a liquor license, the trustee or a
                                 purchaser in a foreclosure sale would likely
                                 have to apply for a new license. There can be
                                 no assurance that a new liquor license could be
                                 obtained promptly or at all. The lack of a
                                 liquor license in a full service hotel could
                                 have an adverse impact on the revenue generated
                                 by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence, reputation
                                 and financial strength of the franchisor or
                                 hotel management company and,

                                 o    the public perception of the franchise or
                                      management company or hotel chain service
                                      mark; and

                                 o    the duration of the franchise licensing
                                      agreement or management agreement.

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   6 of the mortgaged properties, securing
                                 mortgage loans representing 2.2% of the initial
                                 outstanding pool balance (which include 5
                                 mortgaged properties in loan group 1, securing
                                 mortgage loans representing 2.5% of the initial
                                 outstanding loan group 1 balance, and 1
                                 mortgaged property in loan group 2, securing a
                                 mortgage loan representing 1.1% of the initial
                                 outstanding loan group 2 balance), are subject
                                 to a first mortgage lien on a leasehold
                                 interest under a ground lease. In addition, 2
                                 of the mortgaged properties, securing 1
                                 mortgage loan representing 1.8% of the initial
                                 outstanding pool balance (and representing 2.3%
                                 of the initial outstanding loan group 1
                                 balance), are

                                      S-56

                                 secured by a first mortgage lien on a fee
                                 interest in a portion of the mortgaged
                                 properties and a leasehold interest in the
                                 remainder of the mortgaged properties. In
                                 circumstances where both the fee and leasehold
                                 interest in the entire mortgaged property are
                                 encumbered, we have treated that as simply an
                                 encumbered fee interest.

                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. The most significant of these risks
                                 is that if the borrower's leasehold were to be
                                 terminated upon a lease default, the lender
                                 would lose its security. Generally, each
                                 related ground lease requires the lessor to
                                 give the lender notice of the borrower's
                                 defaults under the ground lease and an
                                 opportunity to cure them, permits the leasehold
                                 interest to be assigned to the lender or the
                                 purchaser at a foreclosure sale, in some cases
                                 only upon the consent of the lessor, and
                                 contains certain other protective provisions
                                 typically included in a "mortgageable" ground
                                 lease.

                                 In addition, certain of the mortgaged
                                 properties are subject to various use
                                 restrictions imposed by the related ground
                                 lease, and these limitations could adversely
                                 affect the ability of the related borrower to
                                 lease or sell the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically
                                 grants the lender that right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In those circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 In a recent decision by the United States Court
                                 of Appeals for the Seventh Circuit (Precision
                                 Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d
                                 537 (7th Cir. 2003)) the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(f)) upon the bankruptcy of a landlord, such
                                 sale terminates a lessee's possessory interest
                                 in the property, and the purchaser assumes
                                 title free and clear of any interest, including
                                 any leasehold estates. Pursuant to Section
                                 363(e) of the Bankruptcy Code (11 U.S.C.
                                 Section 363(a)), a lessee may request the
                                 bankruptcy court to prohibit or condition the
                                 statutory sale of the property so as to provide
                                 adequate protection of the leasehold interests;
                                 however, the court ruled that this provision
                                 does not ensure continued possession of the
                                 property, but rather entitles the lessee to
                                 compensation for the value of its leasehold
                                 interest, typically from the sale proceeds.
                                 While there are certain circumstances under
                                 which a "free and clear" sale under Section
                                 363(f) of the Bankruptcy Code would not be
                                 authorized (including that the lessee could not
                                 be compelled in a legal or equitable

                                      S-57

                                 proceeding to accept a monetary satisfaction of
                                 his possessory interest, and that none of the
                                 other conditions of Section 363(f)(1)-(4) of
                                 the Bankruptcy Code otherwise permits the
                                 sale), we cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event of
                                 a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the
                                 lessee may be able to maintain possession of
                                 the property under the ground lease. In
                                 addition, we cannot provide assurances that the
                                 lessee and/or the lender will be able to recoup
                                 the full value of the leasehold interest in
                                 bankruptcy court.

                                 Some of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent payable thereunder increases during the
                                 term of the lease. These increases may
                                 adversely affect the cash flow and net income
                                 of the borrower from the mortgaged property.

TENANCIES IN COMMON MAY
HINDER RECOVERY...............   Borrowers under 13 mortgage loans, representing
                                 7.8% of the initial outstanding pool balance
                                 (which include Mortgage Loan Nos. 3, 30, 33,
                                 62, 63, 90, 96, 101, 120, 137, 159, 168, 184
                                 and 193) own the related mortgaged property as
                                 tenants-in-common. In general, with respect to
                                 a tenant-in-common ownership structure, each
                                 tenant-in-common owns an undivided interest in
                                 the property and if a tenant-in-common desires
                                 to sell its interest in the property (and is
                                 unable to find a buyer or otherwise needs to
                                 force a partition) the tenant-in-common has the
                                 ability to request that a court order a sale of
                                 the property and distribute the proceeds to
                                 each tenant-in-common proportionally.

                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan. In some cases,
                                 the related mortgage loan documents provide for
                                 full recourse to the related tenant-in-common
                                 borrower or the guarantor if a tenant-in-common
                                 files for partition or bankruptcy. In some
                                 cases, the related tenant-in-common borrower
                                 waived its right to partition, reducing the
                                 risk of partition. However, there can be no
                                 assurance that, if challenged, this waiver
                                 would be enforceable. In most cases, the
                                 related tenant-in-common borrower is a special
                                 purpose entity (in some cases
                                 bankruptcy-remote), reducing the risk of
                                 bankruptcy. The tenant-in-common structure may
                                 cause delays in the enforcement of remedies
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court stay
                                 will be reinstated. There can be no assurance
                                 that a bankruptcy proceeding by a single
                                 tenant-in-common borrower will not delay
                                 enforcement of this mortgage loan.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR
CERTIFICATES..................   Certain tenants at some of the mortgaged
                                 properties may have been, may currently be or
                                 may in the future become a party to a
                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may

                                      S-58

                                 adversely affect the income produced by the
                                 property. Under the federal bankruptcy code, a
                                 tenant/debtor has the option of affirming or
                                 rejecting any unexpired lease. If the tenant
                                 rejects the lease, the landlord's claim for
                                 breach of the lease would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent under the lease
                                 for the periods prior to the bankruptcy
                                 petition, or earlier surrender of the leased
                                 premises, plus the rent under the lease for the
                                 greater of 1 year, or 15%, not to exceed 3
                                 years, of the remaining term of the lease. The
                                 actual amount of the recovery could be less
                                 than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to the property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic substances.
                                 For example, certain laws impose liability for
                                 release of asbestos-containing materials into
                                 the air or require the removal or containment
                                 of asbestos-containing materials. In some
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure
                                 payment of the costs of cleanup. In some
                                 states, this lien has priority over the lien of
                                 a pre-existing mortgage. Additionally, third
                                 parties may seek recovery from owners or
                                 operators of real properties for cleanup costs,
                                 property damage or personal injury associated
                                 with releases of, or other exposure to
                                 hazardous substances related to the properties.

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to refinance the property or to
                                 sell the property to a third party. The
                                 presence of, or strong potential for
                                 contamination by, hazardous substances
                                 consequently can have a materially adverse
                                 effect on the value of the property and a
                                 borrower's ability to repay its mortgage loan.

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   In general, in connection with the origination
                                 of the mortgage loans, environmental site
                                 assessments were prepared for the related
                                 mortgaged properties. In all cases where such
                                 environmental site assessments were prepared,
                                 the minimum standard required for such
                                 environmental site assessments was generally a
                                 Phase I type of environmental site assessment.
                                 Phase I environmental site assessments
                                 generally include a site inspection, interview
                                 of knowledgeable persons, review of certain
                                 records and government databases, and
                                 preparation of a report by an environmental
                                 professional, but do not usually include
                                 sampling and laboratory analysis.

                                      S-59

                                 With respect to the mortgaged properties for
                                 which environmental site assessments (or
                                 updates of previous assessments), were prepared
                                 on or after January 1, 2005 (which were
                                 prepared for each mortgaged property in the
                                 trust), the related mortgage loan seller will
                                 represent to us that, as of the cut-off date
                                 and subject to certain specified exceptions, it
                                 has no knowledge of any material and adverse
                                 environmental condition or circumstance
                                 affecting the applicable mortgaged property
                                 that was not disclosed in the assessment.

                                 The environmental assessments generally did not
                                 disclose the presence or risk of environmental
                                 contamination that is considered materially
                                 adverse to the interests of the holders of the
                                 certificates and the value of the mortgage
                                 loan; however, in certain cases, these
                                 assessments did reveal conditions that resulted
                                 in requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition,
                                 establish a reserve fund at the origination of
                                 the mortgage loan, provide additional security
                                 such as letters of credit or stand-alone
                                 secured creditor impaired property policies,
                                 and/or take other actions necessary to address
                                 such adverse conditions. We cannot assure you,
                                 however, that the environmental assessments
                                 revealed or accurately quantified all existing
                                 or potential environmental risks or that all
                                 adverse environmental conditions have been
                                 completely abated or remediated or that any
                                 reserves, insurance or operations and
                                 maintenance plans will be sufficient to
                                 remediate the environmental conditions.
                                 Moreover, we cannot assure you that: (i) future
                                 laws, ordinances or regulations will not impose
                                 any material environmental liability; or (ii)
                                 the current environmental condition of the
                                 mortgaged properties will not be adversely
                                 affected by tenants or by the condition of land
                                 or operations in the vicinity of the mortgaged
                                 properties (such as any leaking underground
                                 storage tanks).

                                 With respect to certain residential cooperative
                                 properties, relating to mortgage loans in the
                                 aggregate amount of $977,663 and sold to the
                                 trust by NCB, FSB (representing 0.1% of the
                                 initial outstanding pool balance, representing
                                 0.02% of the initial outstanding loan group 1
                                 balance and representing 0.2% of the initial
                                 outstanding loan group 2 balance), ASTM
                                 transaction screens were conducted in lieu of
                                 Phase I environmental site assessments.

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans were previously
                                 operated as or are located near other
                                 properties currently or previously operated as
                                 on-site dry-cleaners or gasoline stations. Both
                                 types of operations involve the use and storage
                                 of hazardous materials, leading to an increased
                                 risk of liability to the tenant, the landowner
                                 and, under certain circumstances, a lender
                                 (such as the trust) under environmental laws.
                                 Dry-cleaners and gasoline station operators may
                                 be required to obtain various environmental
                                 permits or licenses in connection with their
                                 operations and activities and to comply with
                                 various environmental laws, including those
                                 governing the use and storage of hazardous
                                 materials. These operations incur ongoing costs
                                 to comply with environmental laws governing,
                                 among other things, containment systems and
                                 underground storage tank systems. In addition,
                                 any liability to borrowers under environmental
                                 laws, especially in connection with releases
                                 into the environment of gasoline, dry-cleaning
                                 solvents or other hazardous materials from

                                      S-60

                                 underground storage tank systems or otherwise,
                                 could adversely impact the related borrower's
                                 ability to repay the related mortgage loan.

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. Although, in general, the mortgaged
                                 properties are required to be inspected
                                 periodically, there is no set of generally
                                 accepted standards for the assessment of mold
                                 currently in place. Problems associated with
                                 mold could result in the interruption of cash
                                 flow, remediation expenses and litigation which
                                 could adversely impact collections from a
                                 mortgaged property. In addition, many of the
                                 insurance policies presently covering the
                                 mortgaged properties may specifically exclude
                                 losses due to mold.

                                 Before either special servicer acquires title
                                 to a mortgaged property on behalf of the trust
                                 or assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property, or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability could reduce or delay
                                 payments to the certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS..........................   218 of the mortgage loans (including
                                 hyperamortizing mortgage loans), representing
                                 97.6% of the initial outstanding pool balance
                                 (which include 148 mortgage loans in loan group
                                 1, representing 97.0% of the initial
                                 outstanding loan group 1 balance, and 70
                                 mortgage loans in loan group 2, representing
                                 99.8% of the initial outstanding loan group 2
                                 balance), are balloon loans. For purposes of
                                 this prospectus supplement, we consider a
                                 mortgage loan to be a "balloon loan" if its
                                 principal balance is not scheduled to be fully
                                 or substantially amortized by the loan's
                                 respective anticipated repayment date (in the
                                 case of a hyperamortizing loan) or maturity
                                 date. We cannot assure you that each borrower
                                 will have the ability to repay the principal
                                 balance outstanding on the pertinent date,
                                 especially under a scenario where interest
                                 rates have increased from the historically low
                                 interest rates in effect at the time that most
                                 of the mortgage loans were originated. Balloon
                                 loans involve greater risk than fully
                                 amortizing loans because the borrower's ability
                                 to repay the loan on its anticipated repayment
                                 date or maturity date typically will depend
                                 upon its ability either to refinance the loan
                                 or to sell the mortgaged property at a price
                                 sufficient to permit repayment. A borrower's
                                 ability to achieve either of these goals will
                                 be affected by a number of factors, including:

                                 o    the availability of, and competition for,
                                      credit for commercial real estate
                                      projects;

                                 o    prevailing interest rates;

                                 o    the fair market value of the related
                                      mortgaged property;

                                      S-61

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the borrower's financial condition;

                                 o    the operating history and occupancy level
                                      of the mortgaged property;

                                 o    tax laws; and

                                 o    prevailing general and regional economic
                                      conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 None of the mortgage loan sellers or their
                                 respective affiliates are under any obligation
                                 to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES..   Except as set forth below, each of the mortgage
                                 loan sellers will represent that, to its
                                 knowledge, none of the other mortgaged
                                 properties secure any loans that are
                                 subordinate to the related mortgage loan unless
                                 those other loans are included in the trust.
                                 However, the mortgage loan sellers generally
                                 have not obtained updated title reports or
                                 otherwise taken steps to confirm that no
                                 additional secured subordinate financing
                                 exists.

                                 Mortgage Loan No. 1, described under
                                 "Description of the Mortgage Pool--The Michigan
                                 Plaza Pari Passu Loan," which represents 9.9%
                                 of the initial outstanding pool balance, is
                                 comprised of one out of two pari passu notes.
                                 The other pari passu note that is secured by
                                 the mortgaged property related to such mortgage
                                 loan is not included in the trust.

                                 The mortgaged property securing Mortgage Loan
                                 No. 65, Royal Airport Office, which represents
                                 0.4% of the initial outstanding pool balance,
                                 also secures a subordinate B note that is not
                                 included in the trust. See "Description of the
                                 Mortgage Pool--The Royal Airport Office
                                 Mortgage Loan" in this prospectus supplement.

                                 17 mortgage loans, which are not secured by a
                                 residential cooperative property, representing
                                 2.3% of the initial outstanding pool balance
                                 which include 16 mortgage loans in loan group
                                 1, representing 2.8% of the initial outstanding
                                 loan group 1 balance, and 1 mortgage loan in
                                 loan group 2, representing 0.5% of the initial
                                 outstanding loan group 2 balance), permit the
                                 related borrowers to incur future additional
                                 subordinate financing secured by the related
                                 mortgaged properties either without prior
                                 lender approval or upon the satisfaction of
                                 certain conditions.

                                 The borrowers under 5 of the mortgage loans
                                 that are secured by low income multifamily
                                 housing, representing 1.4% of the initial
                                 outstanding pool balance (and representing 6.7%
                                 of the initial outstanding loan group 2
                                 balance), have incurred a limited amount of
                                 indebtedness from local housing administration
                                 agencies or social welfare organizations, and
                                 that indebtedness is secured by the related
                                 mortgaged property. Each of such indebtedness
                                 is subordinate to the

                                      S-62

                                 related mortgage loan either by its terms or by
                                 a subordination agreement.

                                 In general, the mortgage loans permit or do not
                                 prohibit additional financing that is not
                                 secured by the mortgaged property including,
                                 but not limited to, trade payables and
                                 indebtedness secured by equipment or other
                                 personal property located at the mortgaged
                                 property and/or permit or do not prohibit the
                                 owners or the constituent members of the
                                 borrower to incur indebtedness, including
                                 financings secured by a pledge of their
                                 interests in the borrower. In general,
                                 borrowers that have not agreed to certain
                                 special purpose covenants in the related
                                 mortgage loan documents may be permitted to
                                 incur additional financing that is not secured
                                 by the mortgaged property. The organizational
                                 documents for the borrowers under the
                                 residential cooperative mortgage loans sold to
                                 the trust by NCB, FSB and National Consumer
                                 Cooperative Bank and certain other mortgage
                                 loans in the trust (including all of the
                                 mortgage loans in the trust sold to the
                                 depositor by Massachusetts Mutual Life
                                 Insurance Company) do not require the borrowers
                                 to be special purpose entities.

                                 The borrowers under 54 mortgage loans, which
                                 collectively represent 9.3% of the initial
                                 outstanding pool balance (which include 33
                                 mortgage loans in loan group 1, representing
                                 4.9% of the initial outstanding loan group 1
                                 balance, and 21 mortgage loans in loan group 2,
                                 representing 26.3% of the initial outstanding
                                 loan group 2 balance), and which are secured by
                                 residential cooperative properties, are
                                 permitted to incur and/or have incurred a
                                 limited amount of indebtedness secured by the
                                 related mortgaged real properties. It is a
                                 condition of the occurrence of any future
                                 secured subordinate indebtedness on these
                                 mortgage loans that: (a) the total
                                 loan-to-value ratio of these loans be below
                                 certain thresholds and (b) that subordination
                                 agreements be put in place between the trustee
                                 and the related lenders. With respect to the
                                 mortgage loans secured by residential
                                 cooperative properties, the pooling and
                                 servicing agreement permits the applicable
                                 master servicer to grant consent to additional
                                 subordinate financing secured by the related
                                 cooperative property (even if the subordinate
                                 financing is prohibited by the terms of the
                                 related loan documents), subject to the
                                 satisfaction of certain conditions, including
                                 the condition that the maximum combined
                                 loan-to-value ratio does not exceed 40% on a
                                 loan-by-loan basis (based on the value co-op
                                 basis of the related mortgaged property, which
                                 is calculated based on and set forth in the
                                 updated appraisal obtained in connection with
                                 the proposed indebtedness), the condition that
                                 the total subordinate financing secured by the
                                 related mortgaged property not exceed $7.5
                                 million and the condition that the net proceeds
                                 of the subordinate debt be used principally for
                                 funding capital expenditures, major repairs or
                                 reserves. In all of the aforementioned cases,
                                 NCB, FSB or one of its affiliates is likely to
                                 be the lender on the subordinate financing,
                                 although it is not obligated to do so.

                                 21 mortgage loans, which are not secured by
                                 residential cooperative properties,
                                 representing 20.7% of the initial outstanding
                                 pool balance (which include 18 mortgage loans
                                 in loan group 1, representing 24.8% of the
                                 initial outstanding loan group 1 balance, and 3
                                 mortgage loans in loan group 2, representing
                                 4.4% of the initial outstanding loan group 2
                                 balance), permit future mezzanine debt to be
                                 incurred upon the satisfaction of certain
                                 conditions.

                                      S-63

                                 3 mortgage loans, representing 3.6% of the
                                 initial outstanding pool balance (which include
                                 2 mortgage loans in loan group 1, representing
                                 4.3% of the initial outstanding loan group 1
                                 balance, and 1 mortgage loan in loan group 2,
                                 representing 1.0% of the initial outstanding
                                 loan group 2 balance), which are not secured by
                                 residential cooperative properties, have
                                 mezzanine debt currently in place.

                                 In the case of some or all of the mortgage
                                 loans with existing subordinate or mezzanine
                                 debt, the holder of the subordinate or
                                 mezzanine loan has the right to cure certain
                                 defaults occurring on the mortgage loan and/or
                                 the right to purchase the mortgage loan from
                                 the trust if certain defaults on the mortgage
                                 loan occur. The purchase price required to be
                                 paid in connection with such a purchase is
                                 generally equal to the outstanding principal
                                 balance of the mortgage loan, together with
                                 accrued and unpaid interest on, and all unpaid
                                 servicing expenses and advances relating to,
                                 the mortgage loan. The specific rights of the
                                 related subordinate or mezzanine lender with
                                 respect to any future subordinate or mezzanine
                                 debt will be specified in the related
                                 intercreditor agreement and may include rights
                                 substantially similar to the cure and
                                 repurchase rights described in the preceding
                                 sentence. Such purchase price generally does
                                 not include a yield maintenance premium or
                                 prepayment premium. Accordingly, such purchase
                                 (if made prior to the maturity date or
                                 anticipated repayment date) will have the
                                 effect of a prepayment made without payment of
                                 a yield maintenance premium or prepayment
                                 premium.

                                 For further information with respect to
                                 subordinate debt, mezzanine debt and other
                                 financing, see Appendix II.

                                 No representation is made as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in those
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related mortgaged
                                 property. The existence of such debt may reduce
                                 cash flow on the related borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 suffer by not making capital infusions to
                                 support the mortgaged property.

                                 When a borrower, or its constituent members,
                                 also has one or more other outstanding loans,
                                 even if the loans are subordinated or are
                                 mezzanine loans not directly secured by the
                                 mortgaged property, the trust is subjected to
                                 additional risks. For example, the borrower may
                                 have difficulty servicing and repaying multiple
                                 loans. Also, the existence of another loan
                                 generally will make it more difficult for the
                                 borrower to obtain refinancing of the mortgage
                                 loan and may thus jeopardize the borrower's
                                 ability to repay any balloon payment due under
                                 the mortgage loan at maturity. Moreover, the
                                 need to service additional debt may reduce the
                                 cash flow available to the borrower to operate
                                 and maintain the mortgaged property.

                                 Additionally, if the borrower, or its
                                 constituent members, are obligated to another
                                 lender, actions taken by other lenders could
                                 impair the

                                      S-64

                                 security available to the trust. If the other
                                 lender files an involuntary bankruptcy petition
                                 against the borrower, or the borrower files a
                                 voluntary bankruptcy petition to stay
                                 enforcement by that lender, the trust's ability
                                 to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of the other lender also may operate to stay
                                 foreclosure by the trust.

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.
                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plans on the grounds prebankruptcy contracts
                                 cannot override rights expressly provided by
                                 the federal bankruptcy code. This holding,
                                 which at least one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN
AND CAN OTHERWISE ADVERSELY
IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN.........   Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay the commencement or
                                 continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may reduce the amount of
                                 secured indebtedness to the then-current value
                                 of the mortgaged property. Such an action would
                                 make the lender a general unsecured creditor
                                 for the difference between the then-current
                                 value and the amount of its outstanding
                                 mortgage indebtedness. A bankruptcy court also
                                 may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                      S-65

                                 o    otherwise alter the terms of the mortgage
                                      loan, including the repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as debtor in
                                 possession, has special powers to avoid,
                                 subordinate or disallow debts. In some
                                 circumstances, the claims of the mortgage
                                 lender may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lockbox arrangement to be used by the borrower
                                 to maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up of its affairs and the distribution
                                 of its assets could result in an early
                                 repayment of the related mortgage loan.

                                 In addition, certain of the mortgage loans have
                                 sponsors or borrowers that have previously
                                 filed bankruptcy, which in some cases may have
                                 involved the same property which currently
                                 secures the mortgage loan. In each case, the
                                 related entity or person has emerged from
                                 bankruptcy. However, we cannot assure you that
                                 such sponsors or borrowers will not be more
                                 likely than other sponsors to utilize their
                                 rights in bankruptcy in the event of any
                                 threatened action by the mortgagee to enforce
                                 its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
WERE NOT SPECIFICALLY
ORIGINATED FOR
SECURITIZATION................   Certain of the mortgage loans were not
                                 originated specifically for securitization, and
                                 generally those mortgage loans lack many
                                 provisions which are customary in mortgage
                                 loans intended for securitization. Generally,
                                 the borrowers with respect to these mortgage
                                 loans are not required to make payments to
                                 lockboxes or to maintain reserves for certain
                                 expenses, such as taxes, insurance premiums,
                                 capital expenditures, tenant improvements and
                                 leasing commissions, and the lenders under
                                 these mortgage loans do not have the right to
                                 terminate the related property manager upon the
                                 occurrence of certain events or require lender
                                 approval of a replacement property manager.

                                      S-66

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers (including, but not limited to,
                                 the borrowers with respect to all of the
                                 mortgage loans sold to the depositor by
                                 Massachusetts Mutual Life Insurance Company and
                                 all of the borrowers with respect to mortgage
                                 loans secured by residential cooperative
                                 properties) are not special purpose entities.
                                 The loan documents and organizational documents
                                 of these borrowers that are not special purpose
                                 entities generally do not limit the purpose of
                                 the borrowers to owning the mortgaged
                                 properties and do not contain the
                                 representations, warranties and covenants
                                 customarily employed to ensure that a borrower
                                 is a special purpose entity (such as
                                 limitations on indebtedness, affiliate
                                 transactions and the conduct of other
                                 businesses, restrictions on the borrower's
                                 ability to dissolve, liquidate, consolidate,
                                 merge or sell all of its assets and
                                 restrictions upon amending its organizational
                                 documents). Consequently, these borrowers may
                                 have other monetary obligations, and certain of
                                 the loan documents provide that a default under
                                 any such other obligations constitutes a
                                 default under the related mortgage loan. In
                                 addition, many of the borrowers and their
                                 owners do not have an independent director
                                 whose consent would be required to file a
                                 bankruptcy petition on behalf of the applicable
                                 borrower. One of the purposes of an independent
                                 director is to avoid a bankruptcy petition
                                 filing that is intended solely to benefit a
                                 borrower's affiliate and is not justified by
                                 the borrower's own economic circumstances.
                                 Therefore, the borrowers described above may be
                                 more likely to file or be subject to voluntary
                                 or involuntary bankruptcy petitions which may
                                 adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT.........   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating  expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can

                                      S-67

                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and preserve building value. On
                                 the other hand, management errors can, in some
                                 cases, impair short-term cash flow and the
                                 long-term viability of an income producing
                                 property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers.
                                 Additionally, we cannot assure you that the
                                 property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE................   Provisions prohibiting prepayment during a
                                 lockout period or requiring the payment of
                                 prepayment premiums or yield maintenance
                                 charges may not be enforceable in some states
                                 and under federal bankruptcy law. Provisions
                                 requiring the payment of prepayment premiums or
                                 yield maintenance charges also may be
                                 interpreted as constituting the collection of
                                 interest for usury purposes. Accordingly, we
                                 cannot assure you that the obligation to pay
                                 any prepayment premium or yield maintenance
                                 charge will be enforceable either in whole or
                                 in part. Also, we cannot assure you that
                                 foreclosure proceeds will be sufficient to pay
                                 an enforceable prepayment premium or yield
                                 maintenance charge.

                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a yield
                                 maintenance charge. In certain jurisdictions,
                                 those collateral substitution provisions might
                                 be deemed unenforceable under applicable law or
                                 public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES..........   The mortgage loans generally do not require the
                                 related borrower to cause rent and other
                                 payments to be made into a lockbox account
                                 maintained on behalf of the lender. If rental
                                 payments are not required to be made directly
                                 into a lockbox account, there is a risk that
                                 the borrower will divert those funds for
                                 purposes other than the payment of the mortgage
                                 loan and maintaining the mortgaged property.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION
PROVISIONS MAY BE CHALLENGED
AND THE BENEFITS OF THESE
PROVISIONS MAY OTHERWISE BE
LIMITED AND MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   The mortgage pool includes 3 groups of mortgage
                                 loans, representing 1.8% of the initial
                                 outstanding pool balance (which include 2
                                 groups of mortgage loans in loan group 1,
                                 representing 1.9% of the initial outstanding
                                 loan group 1 balance, and 1 group of mortgage
                                 loans in loan group 2, representing 1.6% of the
                                 initial outstanding loan group 2 balance),
                                 under which an aggregate amount of indebtedness
                                 is evidenced by multiple obligations that are
                                 cross-defaulted and cross-collateralized among
                                 multiple mortgaged properties.

                                      S-68

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances if:

                                 o    one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                 o    the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged real
                                      property or properties to be encumbered by
                                      a lien benefiting the other borrowers; and

                                 o    the borrower was insolvent when it granted
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was unable to pay
                                      its debts as they matured.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on:

                                 o    the benefits realized by such borrower
                                      entity from the respective mortgage loan
                                      proceeds as compared to the value of its
                                      respective property; and

                                 o    the overall cross-collateralization.

                                 If a court were to conclude that the granting
                                 of the liens was an avoidable fraudulent
                                 conveyance, that court could subordinate all or
                                 part of the borrower's respective mortgage loan
                                 to existing or future indebtedness of that
                                 borrower. The court also could recover payments
                                 made under that mortgage loan or take other
                                 actions detrimental to the holders of the
                                 certificates, including, under certain
                                 circumstances, invalidating the loan or the
                                 related mortgages that are subject to this
                                 cross-collateralization.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax. This mortgage amount
                                 may equal the appraised value or allocated loan
                                 amount for the mortgaged real property and will
                                 limit the extent to which proceeds from the
                                 property will be available to offset declines
                                 in value of the other properties securing the
                                 same mortgage loan or group of
                                 cross-collateralized mortgage loans.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   Many of the mortgage loans do not require the
                                 borrowers to set aside funds for specific
                                 reserves controlled by the lender. Even to the
                                 extent that the mortgage loans require any such
                                 reserves, we cannot assure you that any reserve
                                 amounts will be sufficient to cover the actual
                                 costs of items such as taxes, insurance
                                 premiums, capital expenditures, tenant
                                 improvements and leasing commissions (or other
                                 items for which the reserves were established)
                                 or that borrowers under the related mortgage
                                 loans will put aside sufficient funds to pay
                                 for those items. We also

                                      S-69

                                 cannot assure you that cash flow from the
                                 properties will be sufficient to fully fund the
                                 ongoing monthly reserve requirements or to
                                 enable the borrowers under the related mortgage
                                 loans to fully pay for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES..........   Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o    a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                 o    the title insurer will maintain its
                                      present financial strength; or

                                 o    a title insurer will not contest claims
                                      made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would reduce or
                                 delay the amount of proceeds available for
                                 distributions on your certificates. At
                                 origination of the mortgage loans, the mortgage
                                 loan sellers took steps to establish that the
                                 use and operation of the mortgaged properties
                                 securing the mortgage loans were in compliance
                                 in all material respects with all applicable
                                 zoning, land-use and building ordinances,
                                 rules, regulations, and orders. Evidence of
                                 this compliance may be in the form of legal
                                 opinions, confirmations from government
                                 officials, title policy endorsements,
                                 appraisals, zoning consultants' reports and/or
                                 representations by the related borrower in the
                                 related mortgage loan documents. These steps
                                 may not have revealed all possible violations
                                 and certain mortgaged properties that were in
                                 compliance may not remain in compliance.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage loan sellers generally do not consider
                                 those defects known to them to be material or
                                 have obtained policy endorsements and/or law
                                 and ordinance insurance to mitigate the risk of
                                 loss associated with any material violation or
                                 noncompliance. In some cases, the use,
                                 operation and/or structure of a mortgaged
                                 property constitutes a permitted nonconforming
                                 use and/or structure as a result of changes in
                                 zoning laws after those mortgaged properties
                                 were constructed and the structure may not be
                                 rebuilt to its current state or be used for its
                                 current purpose if a material casualty event
                                 occurs. Insurance proceeds may not be
                                 sufficient to pay the mortgage loan in full if
                                 a material casualty event were to occur, or the
                                 mortgaged property, as rebuilt for a conforming
                                 use, may not generate sufficient income to
                                 service the mortgage loan and the value of the
                                 mortgaged property or its revenue

                                      S-70

                                 producing potential may not be the same as it
                                 was before the casualty. If a mortgaged
                                 property could not be rebuilt to its current
                                 state or its current use were no longer
                                 permitted due to building violations or changes
                                 in zoning or other regulations, then the
                                 borrower might experience cash flow delays and
                                 shortfalls or be subject to penalties that
                                 would reduce or delay the amount of proceeds
                                 available for distributions on your
                                 certificates.

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use of
                                 the affected mortgaged property, or on an
                                 affected borrower's ability to meet its
                                 obligations under the related mortgage loan.
                                 Therefore, we cannot assure you that the
                                 occurrence of any condemnation will not have a
                                 negative impact upon the distributions on your
                                 certificates.

IMPACT OF TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT....................   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. It is impossible to predict
                                 whether, or the extent to which, future
                                 terrorist activities may occur in the United
                                 States.

                                 The United States military currently occupies
                                 Iraq and maintains a presence in Afghanistan,
                                 which may prompt further terrorist attacks
                                 against the United States.

                                 It is uncertain what effects the U.S. military
                                 occupation of Iraq, any future terrorist
                                 activities in the United States or abroad
                                 and/or any consequent actions on the part of
                                 the United States Government and others,
                                 including military action, could have on
                                 general economic conditions, real estate
                                 markets, particular business segments
                                 (including those that are important to the
                                 performance of commercial and multifamily
                                 mortgage loans) and/or insurance costs and the
                                 availability of insurance coverage for
                                 terrorist acts. Among other things, reduced
                                 investor confidence could result in substantial
                                 volatility in securities markets and a decline
                                 in real estate-related investments. In
                                 addition, reduced consumer confidence, as well
                                 as a heightened concern for personal safety,
                                 could result in a material decline in personal
                                 spending and travel.

                                      S-71

THE ABSENCE OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially reasonable rates. In
                                 addition, some of the mortgaged properties are
                                 located in California and in other coastal
                                 areas of certain states, which are areas that
                                 have historically been at greater risk of acts
                                 of nature, including earthquakes, fires,
                                 hurricanes and floods. The mortgage loans
                                 generally do not require borrowers to maintain
                                 earthquake, hurricane or flood insurance and we
                                 cannot assure you that borrowers will attempt
                                 or be able to obtain adequate insurance against
                                 those risks. If a borrower does not have
                                 insurance against those risks and a casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to generate income from the
                                 mortgaged property in order to make payments on
                                 the related mortgage loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original construction may materially impair the
                                 borrower's ability to effect the reconstruction
                                 or major repairs or may materially increase the
                                 cost thereof.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City, the Washington, D.C.
                                 area and Pennsylvania, the comprehensive
                                 general liability and business interruption or
                                 rent loss insurance policies required by
                                 typical mortgage loans, which are generally
                                 subject to periodic renewals during the term of
                                 the related mortgage loans, have been affected.
                                 To give time for private markets to develop a
                                 pricing mechanism and to build capacity to
                                 absorb future losses that may occur due to
                                 terrorism, on November 26, 2002 the Terrorism
                                 Risk Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 Under the Terrorism Insurance Program, the
                                 federal government shares in the risk of loss
                                 associated with certain future terrorist acts.

                                 The Terrorism Insurance Program was originally
                                 scheduled to expire on December 31, 2005.
                                 However, on December 22, 2005, the Terrorism
                                 Risk Insurance Extension Act of 2005 was
                                 enacted, which extended the duration of the
                                 Terrorism Insurance Program until December 31,
                                 2007.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and, through
                                 December 31, 2007, will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that resulted in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States Government.

                                 In addition, with respect to any act of
                                 terrorism occurring after March 31, 2006, no
                                 compensation is paid under the Terrorism

                                      S-72

                                 Insurance Program unless the aggregate industry
                                 losses relating to such act of terror exceed
                                 $50 million (or, if such insured losses occur
                                 in 2007, $100 million). As a result, unless the
                                 borrowers obtain separate coverage for events
                                 that do not meet that threshold (which coverage
                                 may not be required by the respective loan
                                 documents and may not otherwise be obtainable),
                                 such events would not be covered.

                                 The Treasury Department has established
                                 procedures for the program under which the
                                 federal share of compensation equals 90% (or,
                                 in 2007, 85%) of that portion of insured losses
                                 that exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion (and
                                 the insurers will not be liable for any amount
                                 that exceeds this cap).

                                 Through December 2007, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses. Any state approval
                                 of those types of exclusions in force on
                                 November 26, 2002 are also voided.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 commercial mortgage loans may result. In
                                 addition, the failure to maintain that
                                 insurance may constitute a default under a
                                 commercial mortgage loan, which could result in
                                 the acceleration and foreclosure of that
                                 commercial mortgage loan. Alternatively, the
                                 increased costs of maintaining such insurance
                                 could have an adverse effect on the financial
                                 condition of the mortgage loan borrowers.

                                 Certain of the mortgage loans may be secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. If those casualty losses are
                                 not covered by standard casualty insurance
                                 policies, then in the event of a casualty from
                                 an act of terrorism, the amount available to
                                 make distributions on your certificates could
                                 be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY
INSURANCE.....................   The loan documents for each mortgage loan
                                 generally require that (A) "all risk" insurance
                                 policies be maintained in an amount equal to
                                 either (i) not less than the full replacement
                                 cost of the related mortgaged property or (ii)
                                 the lesser of the full replacement cost of each
                                 related mortgaged property and the outstanding
                                 principal balance of the mortgage loan or (B)
                                 the related borrower will maintain such
                                 insurance coverages in such amounts as the
                                 lender may reasonably require. Notwithstanding
                                 this requirement, however, under insurance law,
                                 if an insured property is not rebuilt,
                                 insurance companies are generally required to
                                 pay only the "actual cash value" of the
                                 property, which is defined under state law but
                                 is generally equal to the replacement cost of
                                 the property less depreciation. The
                                 determination of "actual cash value" is both
                                 inexact and heavily dependent on facts and
                                 circumstances. Notwithstanding the requirements
                                 of the loan documents, an insurer may refuse to
                                 insure a mortgaged property for the loan amount
                                 if it determines that the "actual cash value"
                                 of the mortgaged property would be a lower
                                 amount, and even if it does insure a mortgaged
                                 property for the full loan amount, if at the
                                 time of

                                      S-73

                                 casualty the "actual cash value" is lower, and
                                 the mortgaged property is not restored, only
                                 the "actual cash value" will be paid.
                                 Accordingly, if a borrower does not meet the
                                 conditions to restore a mortgaged property and
                                 the mortgagee elects to require the borrower to
                                 apply the insurance proceeds to repay the
                                 mortgage loan, rather than toward restoration,
                                 there can be no assurance that such proceeds
                                 will be sufficient to repay the mortgage loan.

                                 Certain leases may provide that such leases are
                                 terminable in connection with a casualty or
                                 condemnation including in the event the leased
                                 premises are not repaired or restored within a
                                 specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that those policies
                                 are drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available under those policies may thereby be
                                 reduced and could be insufficient to cover each
                                 mortgaged property's insurable risks.

ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY......................   Licensed engineers generally inspected the
                                 mortgaged properties and prepared engineering
                                 reports in connection with the origination or
                                 securitization of the mortgage loans to assess
                                 items such as structure, exterior walls,
                                 roofing, interior construction, mechanical and
                                 electrical systems and general condition of the
                                 site, buildings and other improvements.

                                 With respect to the mortgaged properties for
                                 which engineering reports were prepared on or
                                 after January 1, 2005, relating to each
                                 mortgaged property, the related mortgage loan
                                 seller will represent to us that, except as
                                 disclosed in the related report and subject to
                                 certain specified exceptions, each mortgaged
                                 property, to the applicable mortgage loan
                                 seller's knowledge, is free and clear of any
                                 damage (or adequate reserves have been
                                 established) that would materially and
                                 adversely affect its value as security for the
                                 related mortgage loan.

                                 We cannot assure you that all conditions
                                 requiring repair or replacement were
                                 identified. In those cases where a material and
                                 adverse condition was identified, that
                                 condition generally has been or is required to
                                 be remedied to the related mortgage loan
                                 seller's satisfaction or funds as deemed
                                 necessary by the applicable mortgage loan
                                 seller, or the related engineering consultant,
                                 have been reserved to remedy the material and
                                 adverse condition or other resources for those
                                 repairs were available at origination. No
                                 additional property inspections were conducted
                                 by us in connection with the issuance of the
                                 certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES...   In general, in connection with the origination
                                 or sale to us of each of the mortgage loans,
                                 the related mortgaged property was appraised.
                                 The resulting estimated property values
                                 represent the analysis and opinion of the
                                 person performing the appraisal and are not
                                 guarantees of present

                                      S-74

                                 or future values. The person performing the
                                 appraisal may have reached a different
                                 conclusion of value than the conclusion that
                                 would be reached by a different appraiser
                                 appraising the same property. Moreover, the
                                 values of the mortgaged properties may have
                                 changed significantly since the appraisal was
                                 performed. In addition, appraisals seek to
                                 establish the amount a typically motivated
                                 buyer would pay a typically motivated seller.
                                 Such amount could be significantly higher than
                                 the amount obtained from the sale of a
                                 mortgaged property under a distress or
                                 liquidation sale. There is no assurance that
                                 the appraisal values indicated accurately
                                 reflect past, present or future market values
                                 of the mortgaged properties.

                                 Except as set forth below, for each of the
                                 mortgaged properties, the loan-to-value ratio
                                 was calculated according to the methodology
                                 described in this prospectus supplement based
                                 on an estimate of value from a third-party
                                 appraisal, which was generally conducted on or
                                 after January 1, 2005. With respect to 66 of
                                 the mortgaged properties described in the
                                 previous sentence, securing mortgage loans
                                 representing 11.7% of the initial outstanding
                                 pool balance (which include 38 mortgaged
                                 properties in loan group 1, securing mortgage
                                 loans representing 5.8% of the initial
                                 outstanding loan group 1 balance, and 28
                                 mortgaged properties in loan group 2, securing
                                 mortgage loans representing 34.6% of the
                                 initial outstanding loan group 2 balance),
                                 which mortgage loans are secured by residential
                                 cooperative properties, these estimates of
                                 value were calculated based on the market value
                                 of the real property as if operated as a
                                 residential cooperative. This value is
                                 determined by an appraisal and, in general,
                                 equals the gross sellout value of all
                                 cooperative units in such residential
                                 cooperative property (applying a discount as
                                 determined by the appraiser for rent regulated
                                 and rent controlled units) plus the amount of
                                 the underlying debt encumbering such
                                 residential cooperative property. In connection
                                 with the mortgage loans sold to the trust by
                                 Massachusetts Mutual Life Insurance Company,
                                 the mortgage loan seller arrived at the
                                 valuations of the mortgaged properties by
                                 applying a capitalization rate chosen from a
                                 range set forth in third party market studies
                                 to underwritten net operating income and adding
                                 in the remaining value of the outstanding tax
                                 credits.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are
                                 certificate classes with a higher payment
                                 priority. This occurs because realized losses
                                 are allocated to the class outstanding at any
                                 time with the lowest payment priority and
                                 principal on the certificates entitled to
                                 principal is generally payable in sequential
                                 order or alphabetical order, with those classes
                                 generally not being entitled to receive
                                 principal until the preceding class or classes
                                 entitled to receive principal have been
                                 retired.

                                      S-75

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES..................   As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to
                                 those rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation. Losses on the mortgage loans
                                 will be allocated to the Class P, Class O,
                                 Class N, Class M, Class L, Class K, Class J,
                                 Class H, Class G, Class F, Class E, Class D,
                                 Class C, Class B, Class A-J and Class A-M
                                 Certificates, in that order, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated or cause
                                 shortfalls to the Class A-1, Class A-1A, Class
                                 A-2, Class A-3 and Class A-4 Certificates, pro
                                 rata, and, solely with respect to losses of
                                 interest, to the Class X and Class X-Y
                                 Certificates, in proportion to the amounts of
                                 interest or principal payable thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the applicable special servicer
                                 will generally retain an independent contractor
                                 to operate the property. Any net income from
                                 operations other than qualifying "rents from
                                 real property," or any rental income based on
                                 the net profits of a tenant or a sub-tenant or
                                 allocable to a non-customary service, will
                                 subject the trust to a federal tax on such
                                 income at the highest marginal corporate tax
                                 rate, which is currently 35%, and, in addition,
                                 possible state or local tax. In this event, the
                                 net proceeds available for distribution on your
                                 certificates will be reduced. The applicable
                                 special servicer may permit the trust to earn
                                 such above described "net income from
                                 foreclosure property" but only if it determines
                                 that the net after-tax benefit to
                                 certificateholders is greater than under
                                 another method of operating or leasing the
                                 mortgaged property. In addition, if the trust
                                 were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed in
                                 lieu of foreclosure, upon acquisition of those
                                 mortgaged properties, the trust may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such mortgaged
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 with respect to the offered certificates.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES.............   Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the applicable master servicer or
                                 special servicer may be required to foreclose
                                 first on mortgaged properties located in states
                                 where these "one action" rules apply (and where
                                 non-judicial foreclosure is permitted) before
                                 foreclosing on properties located in

                                      S-76

                                 states where judicial foreclosure is the only
                                 permitted method of foreclosure. As a result,
                                 the ability to realize upon the mortgage loans
                                 may be significantly delayed and otherwise
                                 limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES..........   16 groups of mortgage loans were made to the
                                 same borrower or to borrowers that are
                                 affiliated with one another through partial or
                                 complete direct or indirect common ownership
                                 (which include 7 groups of mortgage loans in
                                 loan group 1 and 9 groups of mortgage loans in
                                 loan group 2). Of these 16 groups, the three
                                 largest groups represent 2.1%, 1.6% and 1.5%,
                                 respectively, of the initial outstanding pool
                                 balance. The related borrower concentrations of
                                 the three largest groups in loan group 1
                                 represent 1.9%, 1.9% and 1.3%, respectively, of
                                 the initial outstanding loan group 1 balance,
                                 and the three largest groups of mortgage loans
                                 in loan group 2 represent 10.5%, 4.1% and 3.7%,
                                 respectively, of the initial outstanding loan
                                 group 2 balance.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of the related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or controls several
                                 mortgaged properties experiences financial
                                 difficulty at one of those properties, it could
                                 defer maintenance at one or more other
                                 mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 it could attempt to avert foreclosure by filing
                                 a bankruptcy petition that might have the
                                 effect of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following
                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of these provisions.
                                 Accordingly, if a mortgaged property is located
                                 in such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, that mortgaged property
                                 could experience a further decline in value if
                                 those tenants' leases were terminated. This is
                                 particularly likely if those tenants were
                                 paying above-market rents or could not be
                                 replaced.

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage, for
                                 example, provisions relating to application of
                                 insurance proceeds or

                                      S-77

                                 condemnation awards, or which could affect the
                                 enforcement of the lender's rights, for
                                 example, an option to purchase the mortgaged
                                 property or a right of first refusal to
                                 purchase the mortgaged property, the provisions
                                 of the lease will take precedence over the
                                 provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Those provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   There may be pending or threatened legal
                                 actions, suits or proceedings against the
                                 borrowers and managers of the mortgaged
                                 properties and their respective affiliates
                                 arising out of their ordinary business. We
                                 cannot assure you that any such actions, suits
                                 or proceedings would not have a material
                                 adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE WITH
THE AMERICANS WITH DISABILITIES
ACT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur costs complying with the Americans
                                 with Disabilities Act. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. If a borrower
                                 incurs these costs or fines, the amount
                                 available to pay debt service would be reduced.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX ABATEMENT
ARRANGEMENTS MAY REDUCE
PAYMENTS TO
CERTIFICATEHOLDERS............   Certain of the mortgaged properties securing
                                 the mortgage loans have or may in the future
                                 have the benefit of reduced real estate taxes
                                 under a local government program of payment in
                                 lieu of taxes (often known as a PILOT program)
                                 or other tax abatement arrangements. Some of
                                 these programs or arrangements are scheduled to
                                 terminate or have significant tax increases
                                 prior to the maturity of the related mortgage
                                 loan, resulting in higher, and in some cases
                                 substantially higher, real estate tax
                                 obligations for the related borrower. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that any such program will continue for the
                                 duration of the related mortgage loan.

RISKS RELATING TO TAX
CREDITS.......................   23 of the mortgage loans, representing 6.6% of
                                 the initial outstanding pool balance (and
                                 representing 32.2% of the initial outstanding
                                 loan group 2 balance) (which represent all of
                                 the mortgage loans sold to the trust by
                                 Massachusetts Mutual Life Insurance) entitle
                                 the related

                                      S-78

                                 property owners to receive low-income housing
                                 tax credits pursuant to Section 42 of the
                                 Internal Revenue Code (with respect to 6 of
                                 these mortgage loans, the related borrowers
                                 have received the full amount of their
                                 allocated tax credits on an accelerated basis;
                                 however, the related mortgaged property remains
                                 subject to certain rental restrictions as
                                 described below). Section 42 of the Internal
                                 Revenue Code provides a tax credit for owners
                                 of multifamily rental properties meeting the
                                 definition of low-income housing that receive a
                                 tax credit allocation from the state tax credit
                                 allocating agency. The total amount of tax
                                 credits to which the property owner is
                                 entitled, is based upon the percentage of total
                                 units made available to qualified tenants.

                                 The owners of the mortgaged properties subject
                                 to the tax credit provisions may use the tax
                                 credits to offset income tax that they may
                                 otherwise owe and the tax credits may be shared
                                 among the equity owners of the project. In
                                 general, the tax credits on the mortgage loans
                                 sold to the trust by Massachusetts Mutual Life
                                 Insurance have been allocated to equity
                                 investors in the borrower.

                                 The tax credit provisions limit the gross rent
                                 for each low-income unit. Under the tax credit
                                 provisions, a property owner must comply with
                                 the tenant income restrictions and rental
                                 restrictions over a minimum of a 15-year
                                 compliance period, although the property owner
                                 may take the tax credits on an accelerated
                                 basis over a 10-year period. In the event a
                                 multifamily rental property does not maintain
                                 compliance with the tax credit restrictions on
                                 tenant income or rental rates or otherwise
                                 satisfy the tax credit provisions of the
                                 Internal Revenue Code, the property owner may
                                 suffer a reduction in the amount of available
                                 tax credits and/or face the recapture of all or
                                 part of the tax credits related to the period
                                 of the noncompliance and face the partial
                                 recapture of previously taken tax credits. The
                                 loss of tax credits, and the possibility of
                                 recapture of tax credits already taken, may
                                 provide significant incentive for the property
                                 owner to keep the related multifamily rental
                                 property in compliance with these tax credit
                                 restrictions and limit the income derived from
                                 the related property.

                                 If the trust were to foreclose on such a
                                 property it would be unable to take advantage
                                 of the tax credits, but could sell the property
                                 with the right to the remaining credits to a
                                 tax paying investor. Any subsequent property
                                 owner would continue to be subject to rent
                                 limitations unless an election was made to
                                 terminate the tax credits, in which case the
                                 property could be operated as a market rate
                                 property after the expiration of three years.
                                 The limitations on rent and ability of
                                 potential buyers to take advantage of the tax
                                 credits may limit the trust's recovery on that
                                 property.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES..................   Conflicts between various certificateholders.
                                 Each special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans for which it is responsible. The
                                 operating adviser will have the right to
                                 replace a special servicer upon satisfaction of
                                 certain conditions set forth in the pooling and
                                 servicing agreement. At any given time, the
                                 operating adviser will be controlled generally
                                 by the holders of the most subordinate, or, if
                                 the certificate principal balance thereof is
                                 less than 25% of its original certificate
                                 balance, the next most subordinate, class

                                      S-79

                                 of certificates, that is, the controlling
                                 class, outstanding from time to time; these
                                 holders may have interests in conflict with
                                 those of some or all of the certificateholders.
                                 In addition, the operating adviser will have
                                 the right to approve the determination of
                                 customarily acceptable costs with respect to
                                 insurance coverage and the right to advise the
                                 special servicers with respect to certain
                                 actions of the special servicers and, in
                                 connection with such rights, may act solely in
                                 the interest of the holders of certificates of
                                 the controlling class, without any liability to
                                 any certificateholder. For instance, the
                                 holders of certificates of the controlling
                                 class might desire to mitigate the potential
                                 for loss to that class or certificateholder
                                 from a troubled mortgage loan by deferring
                                 enforcement in the hope of maximizing future
                                 proceeds. However, the interests of the trust
                                 may be better served by prompt action, since
                                 delay followed by a market downturn could
                                 result in less proceeds to the trust than would
                                 have been realized if earlier action had been
                                 taken. In general, no servicer is required to
                                 act in a manner more favorable to the offered
                                 certificates than to the non-offered
                                 certificates.

                                 The master servicers, any primary servicer, the
                                 special servicers or an affiliate of any of
                                 them may hold subordinate notes or acquire
                                 certain certificates, including those of the
                                 initial controlling class. Under such
                                 circumstances, the master servicers, a primary
                                 servicer and the special servicers may have
                                 interests that conflict with the interests of
                                 the other holders of the certificates. However,
                                 the pooling and servicing agreement and each
                                 primary servicing agreement will provide that
                                 the mortgage loans are to be serviced in
                                 accordance with the servicing standard and
                                 without regard to ownership of any certificates
                                 by the master servicers, the primary servicers
                                 or the special servicers, as applicable. LNR
                                 Securities Holdings, LLC, an affiliate of LNR
                                 Partners, Inc., will be the initial holder of
                                 the Controlling Class and will be the initial
                                 operating adviser. The special servicers will
                                 be LNR Partners, Inc. and National Consumer
                                 Cooperative Bank, which is a mortgage loan
                                 seller and an affiliate of NCB, FSB (one of the
                                 sponsors, mortgage loan sellers and master
                                 servicers). In addition, National Consumer
                                 Cooperative Bank will be the initial holder of
                                 the Class X-Y Certificate.

                                 Conflicts between borrowers and property
                                 managers. It is likely that many of the
                                 property managers of the mortgaged properties,
                                 or their affiliates, manage additional
                                 properties, including properties that may
                                 compete with the mortgaged properties.
                                 Affiliates of the managers, and managers
                                 themselves, also may own other properties,
                                 including competing properties. The managers of
                                 the mortgaged properties may accordingly
                                 experience conflicts of interest in the
                                 management of those mortgaged properties.

                                 Conflicts between the trust and the mortgage
                                 loan sellers. The activities of the mortgage
                                 loan sellers or their affiliates may involve
                                 properties which are in the same markets as the
                                 mortgaged properties underlying the
                                 certificates. In such cases, the interests of
                                 each of the mortgage loan sellers or their
                                 affiliates may differ from, and compete with,
                                 the interests of the trust, and decisions made
                                 with respect to those assets may adversely
                                 affect the amount and timing of distributions
                                 with respect to the certificates. Conflicts of
                                 interest may arise between the trust and each
                                 of the mortgage loan sellers or their
                                 affiliates that engage in the acquisition,
                                 development, operation, financing and
                                 disposition of real estate if those mortgage
                                 loan sellers acquire any certificates. In

                                      S-80

                                 particular, if certificates held by a mortgage
                                 loan seller are part of a class that is or
                                 becomes the controlling class, the mortgage
                                 loan seller, as part of the holders of the
                                 controlling class, would have the ability to
                                 influence certain actions of the special
                                 servicers under circumstances where the
                                 interests of the trust conflict with the
                                 interests of the mortgage loan seller or its
                                 affiliates as acquirors, developers, operators,
                                 financers or sellers of real estate related
                                 assets.

                                 NCB, FSB is a mortgage loan seller and also
                                 will act as the master servicer responsible for
                                 servicing the NCB mortgage loans. Under these
                                 circumstances, because it is both a master
                                 servicer and a mortgage loan seller, NCB, FSB
                                 may have interests that conflict with the
                                 interests of the holders of the certificates.
                                 However, the primary servicing agreement and
                                 the pooling and servicing agreement will
                                 provide that the mortgage loans are to be
                                 serviced in accordance with the servicing
                                 standard and without regard to any obligation
                                 of any mortgage loan seller to cure a breach of
                                 representation or warranty or repurchase any
                                 mortgage loan.

                                 The primary servicers for certain of the
                                 mortgage loans will be Babson Capital
                                 Management LLC, SunTrust Bank and Union Central
                                 Mortgage Funding, Inc., or affiliates thereof,
                                 who either are, or are affiliates of, the
                                 mortgage loan sellers. Wells Fargo Bank, N.A.
                                 as the master servicer responsible for
                                 servicing the mortgage loans other than the NCB
                                 mortgage loans, will delegate many of its
                                 servicing obligations to those primary
                                 servicers pursuant to certain primary servicing
                                 agreements. Under these circumstances, the
                                 primary servicers because they are, or are
                                 affiliated with, mortgage loan sellers, may
                                 have interests that conflict with the interests
                                 of the holders of the certificates. However,
                                 the primary and servicing agreements will
                                 provide that the mortgage loans are to be
                                 serviced in accordance with the servicing
                                 standard and without regard to any obligation
                                 of any mortgage loan seller to cure a breach of
                                 representation or warranty or repurchase any
                                 mortgage loan.

                                 National Consumer Cooperative Bank is a
                                 mortgage loan seller and also will act as the
                                 special servicer responsible for servicing the
                                 residential cooperative mortgage loans sold to
                                 the trust by NCB, FSB and National Consumer
                                 Cooperative Bank. Under these circumstances,
                                 because it is both a special servicer and a
                                 mortgage loan seller, National Consumer
                                 Cooperative Bank may have interests that
                                 conflict with the interests of the holders of
                                 the certificates. However, the pooling and
                                 servicing agreement will provide that the
                                 mortgage loans are to be serviced in accordance
                                 with the servicing standard and without regard
                                 to any obligation of any mortgage loan seller
                                 to cure a breach of representation or warranty
                                 or repurchase any mortgage loan.

                                 The mortgage loan sellers, or their affiliates
                                 or subsidiaries, may acquire a portion of the
                                 certificates. Under those circumstances, they
                                 may become the controlling class, and as the
                                 controlling class, have interests that may
                                 conflict with their interests as a seller of
                                 the mortgage loans.

                                 In addition, any subordinate indebtedness
                                 secured by the related mortgaged property, any
                                 mezzanine loans and/or any future mezzanine
                                 loans related to certain of the mortgage loans
                                 may be held by the respective sellers of such
                                 mortgage loan or affiliates thereof. The

                                      S-81

                                 holders of such subordinate indebtedness or
                                 such mezzanine loans may have interests that
                                 conflict with the interests of the holders of
                                 the certificates.

                                 Additionally, certain of the mortgage loans
                                 included in the trust may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller, or an affiliate or
                                 subsidiary of a mortgage loan seller, and the
                                 mortgage loan sellers, or their affiliates or
                                 subsidiaries, may have or have had equity
                                 investments in the borrowers (or in the owners
                                 of the borrowers) or properties under certain
                                 of the mortgage loans included in the trust.
                                 Each of the mortgage loan sellers, and their
                                 affiliates or subsidiaries, have made and/or
                                 may make or have preferential rights to make
                                 loans to, or equity investments in, affiliates
                                 of the borrowers under the mortgage loans.

                                 Other conflicts. The depositor is an affiliate
                                 of Morgan Stanley Mortgage Capital Inc., one of
                                 the mortgage loan sellers, sponsors and
                                 originators, and Morgan Stanley & Co.
                                 Incorporated, one of the underwriters. IXIS
                                 Real Estate Capital Inc, one of the mortgage
                                 loan sellers, sponsors and originators, is the
                                 parent of IXIS Securities North America Inc.,
                                 one of the underwriters. SunTrust Bank, one of
                                 the mortgage loan sellers and originators, is
                                 an affiliate of SunTrust Capital Markets, Inc.,
                                 one of the underwriters. The terms of the
                                 custodial agreement are customary for the
                                 commercial mortgage-backed securitization
                                 industry providing for the delivery, receipt,
                                 review and safekeeping of mortgage loan files.

PREPAYMENTS MAY REDUCE THE
YIELD ON YOUR CERTIFICATES....   The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of a mortgage loan seller's
                                 material breach of representations and
                                 warranties or material defects in a mortgage
                                 loan's documentation. In addition, certain of
                                 the mortgage loans may require that, upon the
                                 occurrence of certain events, funds held in
                                 escrow or proceeds from letters of credit may
                                 be applied to the outstanding principal balance
                                 of such mortgage loans.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-1A, Class A-2, Class A-3 and Class A-4
                                 Certificates will generally be based upon the
                                 particular loan group in which the related
                                 mortgage loan is deemed to be included, the
                                 yield on the Class A-1, Class A-2, Class A-3
                                 and Class A-4 Certificates will be particularly
                                 sensitive to prepayments on mortgage loans in
                                 loan group 1 and the yield on the Class A-1A
                                 Certificates will be particularly sensitive to
                                 prepayments on mortgage loans in loan group 2.
                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement.

                                      S-82

                                 Voluntary prepayments under some of the
                                 mortgage loans are prohibited for specified
                                 lockout periods or require payment of a
                                 prepayment premium or a yield maintenance
                                 charge or both, unless the prepayment occurs
                                 within a specified period prior to and
                                 including the anticipated repayment date or
                                 maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or the amount of such premium or charge
                                 will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur or that borrowers will not default in
                                 order to avoid the application of lockout
                                 periods. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer, a primary servicer or
                                      the special servicer to enforce the
                                      related provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                 1 mortgage loan, representing 2.5% of the
                                 initial outstanding pool balance (and
                                 representing 3.1% of the initial outstanding
                                 loan group 1 balance), allows the release of a
                                 portion of the collateral for that mortgage
                                 loan through a partial defeasance provided that
                                 certain conditions are met, by pledging to the
                                 trust "government securities" as defined in the
                                 Investment Company Act of 1940 in an amount
                                 equal to $13,750,000 for such portion of the
                                 mortgage loan being released and obtaining the
                                 release of such portion of the mortgaged
                                 property from the lien of the mortgage.

                                 1 mortgage loan, representing 1.6% of the
                                 initial outstanding pool balance (and
                                 representing 2.0% of the initial outstanding
                                 loan group 1 balance), is secured by multiple
                                 parcels and permits the release of one or more
                                 of the parcels from the lien of the mortgage
                                 upon defeasance of an amount equal to 100% of
                                 the allocated mortgage loan amount of the
                                 released parcel if the loan-to-value ratio of
                                 the remaining property is not greater than 75%
                                 and the debt service ratio is not less than
                                 1.20x.

                                 1 mortgage loan, representing 1.5% of the
                                 initial outstanding pool balance (and
                                 representing 7.1% of the initial outstanding
                                 loan group 2 balance) allows the release of a
                                 portion of the collateral for that mortgage
                                 loan, without a concurrent prepayment of the
                                 debt, but upon the payment to lender of a fee
                                 in an amount equal to 1% of the principal

                                      S-83

                                 amount of the mortgage loan, provided that,
                                 among other conditions (i) no event of default
                                 then exists under any of the loan documents,
                                 (ii) no loss in the total number of parking
                                 spaces shall have occurred by reason of the
                                 release, (iii) a parking garage shall be
                                 constructed on the remaining unreleased
                                 property, and (iv) the borrower shall have
                                 delivered to the lender a confirmation from the
                                 applicable rating agencies that the release
                                 shall not result in a withdrawal or downgrade
                                 of the ratings of the certificates.

                                 2 mortgage loans, representing 1.0% of the
                                 initial outstanding pool balance (and
                                 representing 1.2% of the initial outstanding
                                 loan group 1 balance), are secured by multiple
                                 mortgaged properties and permit the release of
                                 any of the mortgaged properties from the lien
                                 of the mortgage after the applicable lockout
                                 period upon the defeasance of an amount equal
                                 to 125% of the allocated mortgage loan amount
                                 of the mortgaged property being released if,
                                 among other things, (i) the debt service
                                 coverage ratio with respect to the remaining
                                 mortgaged properties is greater than or equal
                                 to (x) the combined debt service coverage ratio
                                 immediately preceding the release, and (y) the
                                 debt service coverage ratio of the remaining
                                 property at the time of loan closing, and (ii)
                                 the aggregate loan-to-value ratio of the
                                 remaining property is less than or equal to (x)
                                 the combined loan-to-value ratio immediately
                                 preceding the release, and (y) the
                                 loan-to-value ratio of the remaining property
                                 at the time of loan closing.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property
                                 which were given no value or minimal value in
                                 the underwriting process.

                                 For further information concerning certain of
                                 the foregoing provisions, see the footnotes to
                                 Appendix II.

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments in connection with a casualty or
                                 condemnation unless an event of default has
                                 occurred. In addition, if a mortgage loan
                                 seller repurchases any mortgage loan from the
                                 trust due to the material breach of a
                                 representation or warranty or a material
                                 document defect or the mortgage loan is
                                 otherwise purchased from the trust (including
                                 certain purchases by the holder of a mezzanine
                                 loan), the repurchase price paid will be passed
                                 through to the holders of the certificates with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no
                                 yield maintenance charge or prepayment premium
                                 will be payable. Any such repurchase or
                                 purchase may, therefore, adversely affect the
                                 yield to maturity on your certificates.
                                 Similarly, certain of the holders of a
                                 mezzanine loan have the right to purchase the
                                 related mortgage loans from the trust upon the
                                 occurrence of certain events (including a
                                 default), which will result in payment to
                                 holders of the Certificates with the same
                                 effect as if the mortgage loan had been prepaid
                                 in full, except that no yield maintenance
                                 charge or prepayment premium will be payable.

                                 Although all of the mortgage loans have
                                 protection against voluntary prepayments in
                                 full in the form of lockout periods, defeasance
                                 provisions, yield maintenance provisions and/or
                                 prepayment premium provisions, there can be no
                                 assurance that (i) borrowers will refrain from
                                 fully prepaying mortgage loans due to the
                                 existence of a yield maintenance charge or
                                 prepayment premium, (ii) involuntary

                                      S-84

                                 prepayments or repurchases will not occur or
                                 (iii) partial prepayments will not occur in the
                                 case of those loans that permit such prepayment
                                 without a yield maintenance charge or
                                 prepayment premium.

                                 In addition, the yield maintenance formulas are
                                 not the same for all of the mortgage loans that
                                 have yield maintenance charges. This can lead
                                 to substantial variance from loan to loan with
                                 respect to the amount of yield maintenance
                                 charge that is due on the related prepayment.
                                 Also, the description in the mortgage notes of
                                 the method of calculation of prepayment
                                 premiums and yield maintenance charges is
                                 complex and subject to legal interpretation and
                                 it is possible that another person would
                                 interpret the methodology differently from the
                                 way we did in estimating an assumed yield to
                                 maturity on your certificates as described in
                                 this prospectus supplement. See Appendix II
                                 attached to this prospectus supplement for a
                                 description of the various prepayment
                                 provisions.

RELEASE OF COLLATERAL.........   Notwithstanding the prepayment restrictions
                                 described in this prospectus supplement,
                                 certain of the mortgage loans permit the
                                 release of a mortgaged property (or a portion
                                 of the mortgaged property) subject to the
                                 satisfaction of certain conditions described in
                                 Appendix II attached to this prospectus
                                 supplement. In order to obtain this release
                                 (other than with respect to the release of
                                 certain non-material portions of the mortgaged
                                 properties which may not require payment of a
                                 release price), the borrower is required (among
                                 other things) to pay a release price, which may
                                 include a prepayment premium or yield
                                 maintenance charge on all or a portion of such
                                 payment. See Appendix II attached to this
                                 prospectus supplement for further details
                                 regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH YOU PURCHASE THE
CERTIFICATE AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE...................   The yield on any certificate will depend on (1)
                                 the price at which that certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for that certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which those amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of either master servicer, either special
                                      servicer or the trustee, as applicable,
                                      out of the certificate account of
                                      nonrecoverable advances and interest
                                      thereon

                                      S-85

                                      or advances remaining unreimbursed on a
                                      modified mortgage loan on the date of that
                                      modification;

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in a
                                      master servicer's compensation as
                                      described in this prospectus supplement;

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      that certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS......................   The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation. Losses on the mortgage loans
                                 will be allocated to the Class P, Class O,
                                 Class N, Class M, Class L, Class K, Class J,
                                 Class H, Class G, Class F, Class E, Class D,
                                 Class C, Class B, Class A-J and Class A-M
                                 Certificates, in that order, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated to the Class
                                 A-1, Class A-1A, Class A-2, Class A-3 and Class
                                 A-4 Certificates, pro rata, and, with respect
                                 to interest losses only, the Class X and Class
                                 X-Y Certificates based on their respective
                                 entitlements.

                                 If losses on the mortgage loans exceed the
                                 aggregate certificate balance of the classes of
                                 certificates subordinated to a particular
                                 class, that particular class will suffer a loss
                                 equal to the full amount of that excess up to
                                 the outstanding certificate balance of that
                                 class.

                                      S-86

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and those losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, that yield could be
                                 negative. In general, the earlier a loss borne
                                 by your certificates occurs, the greater the
                                 effect on your yield to maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or the subordination of
                                 another class of certificates fully offsets the
                                 effects of any such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with a hyperamortization feature
                                 by its anticipated repayment date, the effect
                                 will be to increase the weighted average life
                                 of your certificates and may reduce your yield
                                 to maturity.

                                 Furthermore, if P&I advances and/or servicing
                                 advances are made with respect to a mortgage
                                 loan after default and the mortgage loan is
                                 thereafter worked out under terms that do not
                                 provide for the repayment of those advances in
                                 full at the time of the workout, if at all,
                                 then any reimbursements of those advances prior
                                 to the actual collection of the amount for
                                 which the advance was made may also result in
                                 reductions in distributions of principal to the
                                 holders of the offered certificates for the
                                 current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICERS, THE SPECIAL
SERVICERS AND THE TRUSTEE MAY
HAVE AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR
CERTIFICATES..................   To the extent described in this prospectus
                                 supplement, the master servicers, the special
                                 servicers or the trustee will be entitled to
                                 receive interest at the "prime rate" on
                                 unreimbursed advances they have made with
                                 respect to delinquent monthly payments or that
                                 are made with respect to the preservation and
                                 protection of the related mortgaged property or
                                 enforcement of the mortgage loan. This interest
                                 will generally accrue from the date on which
                                 the related advance is made or the related
                                 expense is incurred to the date of
                                 reimbursement. No advance interest will accrue
                                 during the grace period, if any, for the
                                 related mortgage loan; however, if such advance
                                 is not reimbursed from collections received
                                 from the related borrower by the end of the
                                 applicable grace period, advance interest will
                                 accrue from the date such advance is made. This
                                 interest may be offset in part by default
                                 interest and late payment charges paid by the
                                 borrower in connection with the mortgage loan
                                 or by certain other amounts. In addition, under
                                 certain circumstances, including delinquencies
                                 in the payment of principal and interest, a
                                 mortgage loan will be serviced by a special
                                 servicer, and that special servicer is entitled
                                 to compensation for special servicing
                                 activities. The right to receive interest on
                                 advances and special servicing compensation is
                                 senior to the rights of certificateholders to
                                 receive distributions. The payment of interest
                                 on advances and the payment of compensation to
                                 a special servicer may result in shortfalls in
                                 amounts otherwise distributable on the
                                 certificates.

                                      S-87

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY LAWS
THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE
LOANS.........................   In the event of the insolvency of any mortgage
                                 loan seller, it is possible the trust's right
                                 to payment from or ownership of the mortgage
                                 loans could be challenged, and if that
                                 challenge were successful, delays or reductions
                                 in payments on your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the mortgage loan sellers, which
                                 opinions are subject to various assumptions and
                                 qualifications, the mortgage loan sellers
                                 believe that such a challenge will be
                                 unsuccessful, but there can be no assurance
                                 that a bankruptcy trustee, if applicable, or
                                 other interested party will not attempt to
                                 assert such a position. Even if actions seeking
                                 those results were not successful, it is
                                 possible that payments on the certificates
                                 would be delayed while a court resolves the
                                 claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 one or more underwriters currently intend to
                                 make a secondary market in the certificates,
                                 none of them is obligated to do so.
                                 Accordingly, you may not have an active or
                                 liquid secondary market for your certificates,
                                 which could result in a substantial decrease in
                                 the market value of your certificates. The
                                 market value of your certificates also may be
                                 affected by many other factors, including
                                 then-prevailing interest rates. Furthermore,
                                 you should be aware that the market for
                                 securities of the same type as the certificates
                                 has in the past been volatile and offered very
                                 limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   The interest rates on certain of the
                                 certificates are based on a weighted average of
                                 the mortgage loan interest rates net of the
                                 administrative cost rate (and, with respect to
                                 the residential cooperative mortgage loans sold
                                 to the trust by NCB, FSB and National Consumer
                                 Cooperative Bank, net of the Class X-Y Strip
                                 Rate), which is calculated based upon the
                                 respective principal balances of the mortgage
                                 loans. The interest rates on certain of the
                                 certificates may be capped at the weighted
                                 average rate. This weighted average rate is
                                 further described in this prospectus supplement
                                 under the definition of "weighted average net
                                 mortgage rate."

                                 Any class of certificates which is either fully
                                 or partially based upon the weighted average
                                 net mortgage rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                      S-88

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low
                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above
                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

MORTGAGE ELECTRONIC
REGISTRATION SYSTEMS (MERS)...   The mortgages or assignments of mortgages for
                                 some of the mortgage loans have been or may be
                                 recorded in the name of MERS, solely as nominee
                                 for the related mortgage loan seller and its
                                 successor and assigns. Subsequent assignments
                                 of those mortgages are registered
                                 electronically through the MERS system. The
                                 recording of mortgages in the name of MERS is a
                                 new practice in the commercial mortgage lending
                                 industry. Public recording officers and others
                                 have limited, if any, experience with lenders
                                 seeking to foreclose mortgages, assignments of
                                 which are registered with MERS. Accordingly,
                                 delays and additional costs in commencing,
                                 prosecuting and completing foreclosure
                                 proceedings and conducting foreclosure sales of
                                 the mortgaged properties could result. Those
                                 delays and the additional costs could in turn
                                 delay the distribution of liquidation proceeds
                                 to certificateholders and increase the amount
                                 of losses on the mortgage loans.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-89

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Morgan Stanley Mortgage Capital Inc.

     Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984
("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor and one of the underwriters and is a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los
Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

     MSMC's Commercial Mortgage Securitization Program

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I
Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2005.

                               TOTAL MSMC MORTGAGE       TOTAL MSMC MORTGAGE
       TOTAL MSMC MORTGAGE   LOANS SECURITIZED WITH    LOANS SECURITIZED WITH    TOTAL MSMC MORTGAGE
YEAR         LOANS*           AFFILIATED DEPOSITOR    NON-AFFILIATED DEPOSITOR    LOANS SECURITIZED
----   -------------------   ----------------------   ------------------------   -------------------
                           (Approximate Amounts in Billions of $s)

2005          12.1                     8.2                      1.8                      10.0
2004           7.7                     5.3                      1.2                       6.5
2003           6.4                     3.3                      1.3                       4.6
2002           4.6                     2.2                      0.6                       2.8

----------
*    Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

     MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

                                      S-90

     Underwriting Standards

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

                                      S-91

     Servicing

     MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

IXIS Real Estate Capital Inc.

     IXIS Real Estate Capital Inc. ("IXIS RE"), formerly known as CDC Mortgage
Capital Inc., is a New York corporation. IXIS RE is a wholly-owned subsidiary of
IXIS Capital Markets North America Inc., which is more than a 95% owned subsidiary of IXIS North America Inc., a wholly-owned subsidiary of IXIS
Corporate & Investment Bank ("IXIS CIB"), a fully licensed bank under French law. The executive offices of IXIS RE are located at 9 West 57th Street, New
York, New York 10019, telephone number (212) 891-6152.

     IXIS RE primarily engages in originating, purchasing and securitizing commercial and residential mortgage loans. IXIS RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. IXIS CIB and its affiliates are engaged in a wide range of banking and investment banking activities in France and internationally. IXIS RE is an affiliate of IXIS Securities North America Inc., one of the underwriters.

     IXIS RE's Commercial Real Estate Securitization Program

     IXIS RE's primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for IXIS RE's securitization program. Substantially all mortgage loans originated by IXIS RE are sold to securitizations as to which IXIS RE acts as a mortgage loan seller.
IXIS RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in 1998. As of December 31, 2005, the total amount of commercial mortgage loans originated and securitized by IXIS RE and its predecessors is in excess of $7 billion. In its fiscal year ended
December 31, 2005, IXIS RE securitized in excess of $2.8 billion of commercial mortgage loans.

     IXIS RE's annual commercial mortgage loan originations have grown from approximately $870 million in 1999 to approximately $3.4 billion in 2005. The commercial mortgage loans originated by IXIS RE include both fixed- and floating-rate loans and both smaller "conduit" loans and large loans. IXIS RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. IXIS RE originates loans in every state.

     IXIS RE originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, IXIS Capital
Markets North America Inc., and with other underwriters, IXIS RE works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. IXIS RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither IXIS RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitization.

     Underwriting Standards

     Loan Analysis and Approval. Conduit mortgage loans originated by IXIS RE will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved.
Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

                                      S-92

     The IXIS RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the IXIS RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, IXIS RE also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Appraisals," "--Environmental
Assessments," "--Property Condition Assessments," "--Seismic Review Process,"
and "--Zoning and Building Code Compliance."

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from IXIS RE and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. IXIS RE's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, IXIS may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, IXIS RE's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by IXIS there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix I hereto may differ from the amount calculated at the time of origination. In addition, IXIS RE's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

     Escrow Requirements. IXIS RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. IXIS RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by IXIS RE.

NCB, FSB

     NCB, FSB, a federal savings bank chartered by the Office of Thrift
Supervision of the U.S. Department of the Treasury, will act as a sponsor with respect to the issuing entity. NCB, FSB is also one of the mortgage loan sellers and will act as master servicer under the Pooling and Servicing Agreement with respect to the NCB Mortgage Loans.

                                      S-93

     NCB, FSB is headquartered in Hillsboro, Ohio and maintains offices in
Washington, D.C. and New York City. NCB, FSB is a wholly-owned subsidiary of
National Consumer Cooperative Bank, which maintains an office at 1725 Eye
Street, N.W., Washington, D.C. National Consumer Cooperative Bank is one of the
mortgage loan sellers and will act as special servicer under the Pooling and
Servicing Agreement with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative Bank.

     NCB, FSB's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. NCB,
FSB sells the majority of the loans it originates through CMBS securitizations.
NCB, FSB, with its affiliates and parent, National Consumer Cooperative Bank, has been involved in the securitization of commercial mortgage loans since 1992.
NCB, FSB together with its parent, National Consumer Cooperative Bank, has securitized over $4.3 billion of commercial and multifamily loans in 35 public securitization transactions including agency mortgage backed security transactions. NCB, FSB initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. NCB, FSB generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. The following table sets forth information for the past three years regarding the amount of commercial and multifamily mortgage loans that NCB, FSB, together with its parent, National Consumer Cooperative Bank, have originated and securitized:

YEAR   LOANS ORIGINATED   LOANS SECURITIZED
----   ----------------   -----------------
2005     $959,675,455       $668,971,563(1)
2004     $887,126,957       $493,113,747
2003     $816,716,189       $680,736,790

----------
(1)  Included in this figure are $105,170,034 in mortgage loans that were sold by NCB, FSB and National Consumer Cooperative Bank to, and later securitized by, an unrelated third party.

     As a sponsor, NCB, FSB originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization.

     NCB, FSB Underwriting Standards

     General. All of the mortgage loans sold to the depositor by NCB, FSB, are originated by NCB, FSB or an affiliate of NCB, FSB, generally in accordance with the underwriting criteria described below. NCB, FSB has implemented guidelines establishing certain procedures with respect to underwriting its mortgage loans.
This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines.

     Loan Analysis. In connection with the origination of mortgage loans, NCB,
FSB conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, historical operating statements (annual financial statements in the case of residential cooperative loans), leases, rent rolls (or maintenance schedules in the case of residential cooperative loans), sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals is examined for financial strength and character prior to origination of the mortgage loan, which may include a review of historical tax returns (annual financial statements in the case of residential cooperative loans), third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. In the case of residential cooperative properties, NCB, FSB also reviews sponsor rent rolls (if applicable), reserve levels and recent sales data. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by NCB, FSB or its related affiliates.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
NCB, FSB's credit committee (the make-up of which varies by loan size and type)
in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Environmental Assessments. An environmental site assessment was performed with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month

                                      S-94

period preceding the origination of the related mortgage loan. A phase I environmental report is generally required for each mortgaged real property. In lieu of a phase I environmental report, generally for residential cooperative loans under $500,000, a transaction screen meeting ASTM standards may have been required.

     Property Condition Assessments. Independent engineering firms conducted inspections with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month period preceding the origination of the related mortgage loan. In lieu of a property condition survey, generally for residential cooperative loans under $500,000, an abbreviated property condition assessment may have been required.

     Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. In many cases
NCB, FSB or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described in this prospectus supplement may be lower based on the inclusion of the payments related to that additional debt, and the loan-to-value ratios described in this prospectus supplement may be higher based on the inclusion of the amount of that additional debt. See Appendix I for additional information.

     Appraisals. An appraisal of each of the mortgaged properties relating to the mortgage loans sold to the depositor by NCB, FSB was performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such appraisals generally complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under FIRREA, as amended. See "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

     Debt Service Coverage Ratio and Loan-to-Value Ratio. NCB, FSB evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on
Underwritable Cash Flow. See also the definitions of Debt Service Coverage Ratio and Underwritable Cash Flow in the "Glossary" in this prospectus supplement, describing generally the calculation of debt service coverage ratios and underwritten net cash flow, and Appendix I in this prospectus supplement.
Loan-to-value ratios are calculated based on an appraiser's estimate of value of the subject property. Such value is determined by an appraisal and, in general, with respect to residential cooperative properties equals the gross sellout value of all cooperative units in such residential cooperative property
(applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property. In addition, in connection with its calculation of loan-to-value ratios for residential cooperative properties, NCB,
FSB evaluates a separate value that is determined by the appraisal assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritable Cash Flow for that property. See also the definition of Value Co-op Basis in the "Glossary" in this prospectus supplement.

     Escrow Requirements. NCB, FSB may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for NCB, FSB or its affiliate that may have originated the loan), re-tenanting expenses (to mitigate risks arising in connection with tenant lease expirations), capital expenses (to cover capital improvement costs). In some cases such reserves may only be required upon the occurrence of certain events. In addition, in some cases the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

Massachusetts Mutual Life Insurance Company

     The Massachusetts Mutual Life Insurance Company ("MassMutual"), based in
Springfield, Massachusetts, is a global diversified financial services organization with more than 31,000 employees and sales representatives around the world. Babson Capital Management LLC, a MassMutual subsidiary, serves as the sole and exclusive real estate debt investment advisor to the MassMutual General
Investment Account. Babson Capital Management LLC also manages and services real estate debt assets and funds for institutional clients worldwide.

     Each of the mortgage loans sold to the trust by MassMutual was either originated and underwritten or purchased by either MassMutual or Babson Capital
Management LLC. Babson Capital Management LLC is the primary servicer with respect to mortgage loans transferred by MassMutual to the trust.

                                      S-95

SunTrust Bank

     SunTrust Bank is a Georgia banking corporation and a member of the Federal
Reserve System. The principal offices of SunTrust Bank are located at 303
Peachtree Street, Atlanta, GA 30308. Each of the mortgage loans sold to the trust by SunTrust Bank were originated and underwritten by SunTrust Bank.
SunTrust Bank is also the primary servicer with respect to mortgage loans transferred by it to the trust.

Union Central Mortgage Funding, Inc.

     Union Central Mortgage Funding, Inc. is a corporation organized under the laws of the State of Ohio. Union Central Mortgage Funding, Inc. is a
wholly-owned subsidiary of The Union Central Life Insurance Company. Union
Central Mortgage Funding, Inc. was formed to originate and acquire loans secured by commercial and multifamily real estate. The principal offices of Union
Central Mortgage Funding, Inc. are located at 312 Walnut Street, Suite 2500,
Cincinnati, Ohio 45202. Each of the mortgage loans sold to the trust by Union
Central Mortgage Funding, Inc. was originated or acquired by Union Central
Mortgage Funding, Inc. Union Central Mortgage Funding, Inc. is also the primary servicer with respect to loans transferred by it to the trust.

National Consumer Cooperative Bank

     National Consumer Cooperative Bank ("NCCB"), a federally chartered corporation, is the parent of NCB, FSB (which is a sponsor, a mortgage loan seller and a master servicer). NCCB's principal place of business is 1725 Eye
Street, N.W., Washington, D.C. 20006. The mortgage loan sold to the trust by
NCCB was originated and underwritten by NCCB. NCCB also will act as the special servicer under the Pooling and Servicing Agreement with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB and NCCB, as well as any related foreclosure properties.

THE DEPOSITOR

     Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

     The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2005, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $33,767,957,511. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

     Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on
Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The
Depositor is required under the Underwriting Agreement to indemnify the
Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

                                      S-96

THE ISSUING ENTITY

     The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2006-IQ11 (the "Trust"). The Trust is a New York
common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans, the Michigan Plaza
Companion Loan, the Royal Airport Office B Loan and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and
Servicing Agreement may be amended as set in this prospectus supplement under
"Description of the Offered Certificates--Amendments to the Pooling and
Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicers and the special servicers. A discussion of the duties of the trustee, the paying agent, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "Transaction
Parties--The Trustee," "--The Paying Agent, Certificate Registrar and
Authenticating Agent," "--The Master Servicers," and "--The Special Servicers"
and under "Servicing of the Mortgage Loans."

     The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicers and the special servicers.

     The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

     Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to the Bankruptcy Code are generally analogous to the following:

     (1) If such mortgage loan seller were to become a debtor in a properly presented case under Title 11 of the United States Code (the "Bankruptcy Code"),
a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the Depositor (including collection thereon) in the form and manner set forth in the related Mortgage
Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section
541(a) of the Bankruptcy Code, and thus (b) the Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code;

     (2) With respect to the mortgage loans sold to the trust by NCB, FSB, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for NCB, FSB, pursuant to Section 11(c) of the Federal
Deposit Insurance Act (the "FDIA"), a court, which acted reasonably and correctly applied the law to the

                                      S-97

facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under
12 U.S.C. Section 1823(e); and

     (3) If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i) (a) a transfer of the related mortgage loans by the Depositor to the trust (including the collections thereon) in the form and manner set forth in the Pooling and
Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the Bankruptcy Code, and thus
(b) the trust's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code.

     Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are
Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership
Of The Mortgage Loans" in this prospectus supplement.

THE TRUSTEE

     General

     LaSalle Bank National Association ("LaSalle") will serve as trustee and custodian under the Pooling and Servicing Agreement pursuant to which the
Certificates are being issued. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company,
LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a
Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of March 31, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions for which it currently serves as trustee numbers 403 with an outstanding certificate balance of approximately $262.7 billion. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and
"AA-" by Fitch Ratings. The Depositor may maintain other banking relationships in the ordinary course of business with the trustee. The corporate trust office of the trustee responsible for administration of the trust is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securities and Trust Services-Morgan Stanley 2006-IQ11 or at such other address as the trustee may designate from time to time.

     The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "F-1" by Fitch and whose long-term senior unsecured debt is at all times rated not less than "A+" by S&P and "AA-" by Fitch, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See
"Description of the Offered Certificates--Distributions--Fees and Expenses" in
this prospectus supplement and "Description of the Pooling and Servicing
Agreements--Duties of the Trustee," "Description of the Pooling and Servicing
Agreements--Regarding the Fees, Indemnities and Powers of the Trustee" and
"Description of the Pooling and Servicing Agreements--Resignation and Removal of
the Trustee" in the prospectus.

                                      S-98

     In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     LaSalle and Morgan Stanley Mortgage Capital Inc. ("MSMC") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MSMC to the
Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     LaSalle and IXIS Real Estate Capital Inc., formerly known as CDC Mortgage
Capital Inc. ("IXIS RE") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to IXIS RE for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by IXIS RE to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     LaSalle, Morgan Stanley Bank ("Morgan") and Union Central Mortgage Funding,
Inc. ("UCMFI") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Morgan for certain commercial mortgage loans purchased by it from UCMFI. Pursuant to this custodial agreement,
LaSalle is currently providing custodial services for some of the mortgage loans to be sold by UCMFI to Morgan and from Morgan to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicers, the trustee will calculate the amount of principal and interest to be paid to each Class of Certificates on each
Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicers, the trustee will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicers, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicers.

     Duties of the Trustee

     The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or a master servicer or a special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or a master servicer or a special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for

                                      S-99

investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or a special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the applicable master servicer under the
Pooling and Servicing Agreement; provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or a special servicer, solely in the case of Servicing Advances, that an Advance if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each
Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered Certificates--Advances" in
this prospectus supplement.

     In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

     Matters Regarding the Trustee

     The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

     The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

     Resignation and Removal of the Trustee

     The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicers, if any, the Rating Agencies and all Certificateholders.
Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted

                                      S-100

appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state (provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii)), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating
Agencies, or (v) if the trustee fails to perform (or acts with negligence, bad faith, or willful misconduct in performing) any of its Exchange Act reporting or
Regulation AB obligations under the Pooling and Servicing Agreement (other than the failure to file any Exchange Act report due to the non-receipt of the
Exchange Act reportable information from the applicable master servicer or applicable special servicer), then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii), (iv) and (v)
above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

     If the trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:

          (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by the Depositor in accordance with the Pooling and Servicing Agreement;

          (b) by the Certificateholders that effected the removal, if the predecessor trustee has been removed without cause by such Certificateholders;
and

          (c) out of the trust assets, if such costs and expenses are not paid by the predecessor trustee, as contemplated by the immediately preceding clause
(a), within a specified period after they are incurred (except that such predecessor trustee will remain liable to the trust for those costs and expenses).

     Trustee Compensation

     As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly Trustee Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to
0.0012% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan. A portion of the
Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

                                      S-101

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association will initially serve as paying agent and as registrar for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates.

THE MASTER SERVICERS

     Certain of the duties of the master servicers and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of the master servicers are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicers'
removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicers' liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

     The master servicers may appoint one or more sub-servicers to perform all or any portion of their respective duties under the Pooling and Servicing
Agreement, as described under "Servicing of the Mortgage Loans--General" and
"Transaction Parties--The Primary Servicers" in this prospectus supplement and under "Description of the Agreements--Sub-Servicers" in the accompanying prospectus; provided that following the Closing Date no master servicer may appoint a sub-servicer without the Depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. Each master servicer monitors and reviews the performance of sub-servicers appointed by it.

     The information set forth in this prospectus supplement concerning the master servicers has been provided by them.

The General Master Servicer

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") will be the general master servicer under the Pooling and Servicing Agreement for all of the mortgage loans other than the NCB Mortgage Loans and for the Michigan Plaza Companion Loan and
Royal Airport Office B Loan. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco,
California 94105.

     Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     As of March 31, 2005, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 9,026 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $77.6 billion, including approximately 7,605 loans securitized in approximately 73 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $72.8 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2005, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

                                      S-102

     Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

     A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

     Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's. Wells
Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and
"AA+" by Fitch.

     Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

NCB, FSB

     NCB, FSB, one of the sponsors and mortgage loan sellers, will be the master servicer under the Pooling and Servicing Agreement for all of the NCB Mortgage
Loans. NCB, FSB is a federal savings bank chartered by the Office of Thrift
Supervision of the U.S. Department of the Treasury. NCB, FSB is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the mortgage loan sellers and special servicers, and has been servicing mortgage loans since 1980.
NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.
NCB, FSB, together with its parent, National Consumer Cooperative Bank, has securitized over $4.3 billion of commercial and multifamily mortgage loans in 35 public securitization transactions. As of April 30, 2006, NCB, FSB was the master servicer of a portfolio of multifamily and commercial mortgage loans in agency and commercial mortgage-backed securities transactions in the United
States totaling approximately $3.48 billion in aggregate outstanding principal balance. Since March 1, 2003, NCB, FSB has made $3,136,079 in servicing advances, of which $3,005,822 have been recovered.

     The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in mortgaged-backed securities transactions in the United States from 2003 to 2005 in respect of which NCB, FSB has acted as master servicer:

            (AMOUNTS EXPRESSED IN MILLIONS)
            -------------------------------
                 2003     2004     2005
                ------   ------   ------
CMBS (US)       $2,261   $2,616   $3,321

     NCB, FSB is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and
Fitch. NCB, FSB is on S&P's Select Servicer list as a U.S. Commercial Mortgage
Servicer, and S&P has assigned to NCB, FSB the rating of ABOVE AVERAGE as a commercial mortgage servicer and a rating of AVERAGE as a commercial mortgage special servicer. Fitch has assigned to NCB, FSB the ratings of CMS2- as a master servicer, CPS1- as a primary servicer and CSS3 as a special servicer.
S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history. Moody's does not assign specific ratings to servicers. NCB, FSB has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements and servicing standards. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer and transferring a loan to the special servicer in accordance with the applicable servicing agreements.

     No securitization transaction involving mortgage loans in which NCB, FSB was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of NCB, FSB as master servicer, including as a result of NCB, FSB's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

                                      S-103

     NCB, FSB utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, updates transaction data and generates various account reports.

     NCB, FSB is not an affiliate of the depositor, the other sponsors, the trust, the special servicers (other than NCCB), the trustee, the other master servicer or any other originator of any of the mortgage loans identified in this prospectus supplement (other than NCCB). There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against NCB, FSB or of which any of its property is subject, that is material to the Certificateholders.

     NCB, FSB periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. NCB, FSB may engage third-party vendors to provide certain support, expertise, legal counsel and/or technology. All of such third-party vendors are monitored in compliance with internal standards and procedures and applicable law. In addition, NCB, FSB maintains a staff and, from time to time, may engage third-party vendors, to collect and review insurance policies and/or certificates relating to the coverage required under the mortgage documents. To the extent NCB, FSB performs custodial functions as the master servicer, documents are maintained in a manner consistent with the Servicing Standard.

THE PRIMARY SERVICERS

     Except with respect to certain mortgage loans sold to the Depositor by
Massachusetts Mutual Life Insurance Company, SunTrust Bank and Union Central
Mortgage Funding, Inc., the master servicers will be responsible for the primary servicing of all of the mortgage loans. Babson Capital Management LLC, a
Delaware limited liability company and a subsidiary of Massachusetts Mutual Life
Insurance Company, will act as primary servicer with respect to those mortgage loans sold to the trust by Massachusetts Mutual Life Insurance Company. SunTrust
Bank (an affiliate of one of the underwriters) will act as primary servicer with respect to those mortgage loans that it has sold to the trust. Union Central
Mortgage Funding, Inc. will act as primary servicer with respect to those mortgage loans that it has sold to the trust. Each master servicer will pay the fees of its related primary servicer or servicers.

     Babson Capital Management LLC will serve as primary servicer with respect to the mortgage loans sold to the trust by Massachusetts Mutual Life Insurance
Company. Babson Capital Management LLC, a Delaware limited liability company, is a subsidiary of Massachusetts Mutual Life Insurance Company. The principal servicing offices of Babson Capital Management LLC are located at 1500 Main
Street in Springfield Massachusetts.

     Babson Capital Management LLC is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. Babson
Capital Management LLC has extensive experience in servicing commercial real estate mortgage loans. Babson Capital Management LLC has been engaged in the servicing of commercial mortgage loans for more than 75 years and the servicing of commercial mortgage loans in commercial mortgage loan securitizations since
2001.

     Babson Capital Management LLC will enter into a primary servicing agreement with the general master servicer to service the mortgage loans sold to the trust by Massachusetts Mutual Life Insurance Company and will agree, pursuant to such primary servicing agreement, to service such mortgage loans in a manner that is generally consistent with the servicing standard and the pooling and servicing agreement.

     SunTrust Bank and Union Central Mortgage Funding, Inc. will each enter into a primary servicing agreement with Wells Fargo Bank, N.A. as general master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by SunTrust Bank and Union Central Mortgage Funding, Inc.,
respectively, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard set forth in the pooling and servicing agreement. SunTrust Bank's and Union
Central Mortgage Funding, Inc.'s primary servicing responsibilities will include, but are not necessarily limited to collecting payments on the loans and processing certain borrower requests. Each of SunTrust Bank and Union Central
Mortgage Funding, Inc. has developed policies, procedures and controls for its performance of its primary servicing obligations and may utilize one or more sub-servicers for some or all of the above functions pursuant to the primary servicing agreement.

                                      S-104

THE SPECIAL SERVICERS

The General Special Servicer

     LNR Partners, Inc. (the "General Special Servicer"), a Florida corporation, a subsidiary of LNR Property Holdings, Ltd. ("LNR") and an affiliate of the initial Operating Adviser, will initially be appointed as the special servicer under the Pooling and Servicing Agreement for all of the mortgage loans other than the residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative Bank and for the Michigan Plaza Companion Loan
and Royal Airport Office B Loan. The principal executive offices of the General
Special Servicer are located at 1601 Washington Avenue, Suite 700, Miami Beach,
Florida 33139 and its telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
          ("CMBS").

     The General Special Servicer and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. The General Special Servicer and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by the
General Special Servicer and its affiliates has increased from 46 in December
1998 to over 160 as of August 31, 2005. More specifically, the General Special
Servicer (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of
December 31, 2002, with a then current face value in excess of $67 billion; (c)
113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic
CMBS pools as of August 31, 2005, with a then current face value in excess of
$131 billion. Additionally, the General Special Servicer has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during
2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during
2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during
2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

     LNR or one of its affiliates generally seeks investments where it has the right to appoint the General Special Servicer as the special servicer. The
General Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and
California, and in Europe in London, England, Paris, France and Munich, Germany.
As of May 31, 2005, the General Special Servicer had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31,
2005, the General Special Servicer and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in
Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of the General Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. The General Special
Servicer does not service any assets other than commercial real estate assets.

     The General Special Servicer maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. The General Special Servicer has developed distinct strategies and procedures for working with borrowers on problem loans
(caused by delinquencies,

                                      S-105

bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by the General Special Servicer as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, the General Special Servicer's strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

     The General Special Servicer has the highest ratings afforded to special servicers by S&P and Moody's, respectively.

     There have not been, during the past three years, any material changes to the policies or procedures of the General Special Servicer in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. The General Special
Servicer has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. The General Special Servicer does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the
Certificates. Generally, the General Special Servicer's servicing functions under pooling and servicing agreements do not include collection on the pool assets; however, the General Special Servicer does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. The General
Special Servicer does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

     The General Special Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans.
On occasion, the General Special Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that the General Special Servicer has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which the General Special Servicer was acting as special servicer has experienced an event of default as a result of any action or inaction by the
General Special Servicer as special servicer. The General Special Servicer has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by the General Special Servicer with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which the General Special Servicer was acting as special servicer.

     There are, to the actual current knowledge of the General Special Servicer, no special or unique factors of a material nature involved in special servicing the particular types of assets that will be specially serviced by the General
Special Servicer in this securitization transaction, as compared to the types of assets specially serviced by the General Special Servicer in other commercial mortgage backed securitization pools generally, for which the General Special
Servicer has developed processes and procedures which materially differ from the processes and procedures employed by the General Special Servicer in connection with its special servicing of commercial mortgage back securitization pools generally.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against the General
Special Servicer or of which any of its property is the subject, that is material to the Certificateholders.

                                      S-106

     The General Special Servicer is not an affiliate of the depositor, the sponsors, the trust, the master servicers, the trustee, the other special servicer or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

     LNR Securities Holdings, LLC, an affiliate of the General Special Servicer, will be the initial holder of the Controlling Class and the initial Operating
Adviser. Otherwise, except for the General Special Servicer acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between the General Special Servicer or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between the General Special Servicer or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

National Consumer Cooperative Bank

     NCCB, a federally chartered corporation, will initially be appointed as the special servicer under the Pooling and Servicing Agreement for the residential cooperative mortgage loans sold to the trust by NCB, FSB and NCCB, as well as any related foreclosure properties. NCCB is also one of the mortgage loan sellers and the parent of NCB, FSB (which is a sponsor, a mortgage loan seller and a master servicer). NCCB's principal place of business is 1725 Eye Street,
N.W., Washington, D.C. 20006.

     NCCB and its affiliates have been involved in servicing mortgage loans since 1980. As of April 30, 2006, NCCB was named the special servicer on 40 CMBS transactions encompassing 1,751 loans with a balance of $3.39 billion. The portfolios include office, retail, multifamily (including residential cooperative), hospitality, industrial and other types of income producing properties.

     NCCB and its affiliates rely on its people, processes and technology to effectively manage specially serviced assets under its administration. NCCB and its affiliates have a special servicer rating of "CSS3" from Fitch and "Average"
from Standard and Poor's. NCCB's experienced servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. NCCB takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the owner.

     All actions to cure default are made in conjunction with the set terms and conditions as set forth in the loan documents and respective pooling and servicing agreement. NCCB and its affiliates have adopted policies, procedures and quality control measures in accordance with all applicable servicing agreements and servicing standards. These policies, procedures and quality control measures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event. NCCB and its affiliates have not engaged or plan to engage any third party servicers to perform on its behalf any of its duties with respect to this securitization transaction.

     NCCB is not an affiliate of the depositor, the sponsors (other than NCB,
FSB), the trust, the master servicers (other than NCB, FSB), the trustee, the other special servicer or any originator of the underlying mortgage loans identified in this prospectus supplement (other than NCB, FSB). There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against NCCB or of which any of its property is the subject, that are material to the Certificateholders.

     No securitization transaction involving mortgage loans in which NCCB and its affiliates were acting as special servicer has experienced an event of default as a result of any action or inaction of NCCB as special servicer, including as a result of NCCB's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

                                      S-107

     The information set forth in this prospectus supplement concerning the special servicers has been provided by them.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

     The Series 2006-IQ11 Commercial Mortgage Pass-Through Certificates (the
"Certificates") will be issued on or about June 8, 2006 pursuant to a Pooling and Servicing Agreement to be dated as of June 1, 2006, among Morgan Stanley
Capital I Inc., the master servicers, the special servicers and the trustee.

     The Certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o    any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o    a security interest in any "government securities" as defined in the
          Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan; and

     o    certain rights of Morgan Stanley Capital I Inc. under, or assigned to
          Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan
          Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

     The Certificates will be issued on or about June 8, 2006 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

     The Certificates will consist of 27 Classes, to be designated as:

     o    the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2
          Certificates, the Class A-3 Certificates and the Class A-4
          Certificates;

     o    the Class X Certificates and the Class X-Y Certificates;

     o    the Class A-M Certificates, Class A-J Certificates, the Class B
          Certificates, the Class C Certificates, the Class D Certificates, the
          Class E Certificates, the Class F Certificates, the Class G
          Certificates, the Class H Certificates, the Class J Certificates, the
          Class K Certificates, the Class L Certificates, the Class M
          Certificates, the Class N Certificates, the Class O Certificates, the
          Class P Certificates and the Class EI Certificates; and

     o    the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

     The Class A Senior Certificates, the Class A-M Certificates and the Class
A-J Certificates will be issued in denominations of $25,000 initial Certificate
Balance and in any whole dollar denomination in excess of that amount. The Class
B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to

                                      S-108

receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Offered
Certificates--Reports to Certificateholders; Available Information--Book-Entry
Certificates." Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the
Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description Of The Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of
DTC, in the United States, and may be made through the facilities of Clearstream
Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or
Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or
Euroclear, on the other, will be effected in DTC through Citibank, N.A. or
JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3,
Class A-4, Class A-M, Class A-J, Class B, Class C and Class D Certificates will have the following aggregate Certificate or Notional Balances. In each case, the
Certificate Balance may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial
Certificate Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                       APPROXIMATE INITIAL     APPROXIMATE PERCENT       RATINGS       APPROXIMATE
CLASS                  CERTIFICATE BALANCE   OF INITIAL POOL BALANCE   (FITCH/S&P)   CREDIT SUPPORT
--------------------   -------------------   -----------------------   -----------   --------------

Class A-1...........       $ 51,680,000                3.20%             AAA/AAA         30.000%
Class A-1A..........       $329,905,000               20.41%             AAA/AAA         30.000%
Class A-2...........       $162,800,000               10.07%             AAA/AAA         30.000%
Class A-3...........       $ 96,800,000                5.99%             AAA/AAA         30.000%
Class A-4...........       $490,095,000               30.33%             AAA/AAA         30.000%
Class A-M...........       $161,611,000               10.00%             AAA/AAA         20.000%
Class A-J...........       $147,471,000                9.13%             AAA/AAA         10.875%
Class B.............       $ 30,302,000                1.87%              AA/AA           9.000%
Class C.............       $ 12,121,000                0.75%             AA-/AA-          8.250%
Class D.............       $ 22,221,000                1.37%               A/A            6.875%

                                      S-109

     The percentages indicated under the column "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4
Certificates represent the approximate credit support for those Certificates in the aggregate. See "Ratings" in this prospectus supplement.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each
Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and
"--Distributions--Subordination; Allocation of Losses and Certain Expenses"
below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional
Amount.

     The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the Classes of Principal Balance
Certificates outstanding from time to time. Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense
Losses of principal actually allocated to, any Class of Principal Balance
Certificates.

     The Notional Amount of the Class X-Y Certificates, as of any date of determination, will be equal to the then total principal balance of the residential cooperative mortgage loans sold to the trust by NCB, FSB and
National Consumer Cooperative Bank. The Notional Amount of the Class X-Y
Certificates will be reduced on each Distribution Date by collections and advances of principal on such residential cooperative mortgage loans previously distributed to the Certificateholders and Realized Losses and Expense Losses on
such residential cooperative mortgage loans previously allocated to the
Certificateholders.

     Upon initial issuance, the aggregate Notional Amount of the Class X
Certificates will be $1,616,114,631 and the aggregate Notional Amount of the
Class X-Y Certificates will be $189,020,788, in each case, subject to a permitted variance of plus or minus 5%. The Notional Amounts of the Class X and
Class X-Y Certificates are used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

     The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M,
Class A-J, Class B, Class C and Class D Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Pass-Through Rate applicable to the Class X
Certificates for each Distribution Date subsequent to the initial Distribution
Date will equal the weighted average of the respective strip rates (the "Class X
Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such
Distribution Date). Each of those components will equal the certificate balance of one of the Classes of Certificates with a principal balance. The applicable
Class X Strip Rate with respect to each component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
the Distribution Date, over (b) the pass-through rate for the Distribution Date for the related Class of Certificates with a principal balance. Under no circumstances will any Class X Strip Rate be less than zero.

     The pass-through rate for the Class X-Y Certificates for each Distribution
Date will be a variable rate equal to the weighted average from time to time of the various Class X-Y Strip Rates attributable to each residential cooperative mortgage loan. The "Class X-Y Strip Rate" for each residential cooperative mortgage loan will equal 0.10% per annum; provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of

                                      S-110

the actual number of days elapsed during each 1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.10% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     The Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates will, at all times, accrue interest at a per
annum rate equal to the lesser of    % and the Weighted Average Net Mortgage
Rate.

     The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

     General

     Distributions on or with respect to the Certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing July 17, 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the
Certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage
Interests in such Class.

     Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than one Business Day prior to the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

     Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicers. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

     The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution
Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such
Distribution Date is the final Distribution Date) will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day's interest

                                      S-111

at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled
Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution Date occurring in
March of each year (beginning in 2007), or February if the related Distribution
Date is the final Distribution Date, the paying agent will withdraw an amount from each Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Fees and Expenses. The amounts available for distribution on the
Certificates on any Distribution Date will generally be net of the following amounts:

       TYPE/RECIPIENT                                AMOUNT                           FREQUENCY             SOURCE OF PAYMENT
----------------------------   -------------------------------------------------   ---------------   -------------------------------

Fees

Servicing Fee / Master         The product of the portion of the per annum         Monthly.          Interest payment on the related
   Servicers                   Master Servicing Fee Rate for the applicable                          mortgage loan.
                               master servicer for such month, determined in the
                               same manner as the applicable mortgage rate is
                               determined for each mortgage loan for such month,
                               and the Scheduled Principal Balance of each
                               mortgage loan, reduced by any Compensating
                               Interest Payment. The Master Servicing Fee Rate
                               (including any sub-servicing or primary servicing
                               fees and inclusive of the Excess Servicing Fee)
                               will range, on a loan-by-loan basis, from 0.02%
                               per annum to 0.195% per annum.

Additional Servicing           o   50% of assumption fees on non-Specially         Time to time.     The related fees or investment
   Compensation / Master           Serviced Mortgage Loans;                                          income
   Servicers
                               o   all late payment fees and net default
                                   interest (other than on Specially Serviced
                                   Mortgage Loans) not used to pay interest on
                                   Advances and additional trust fund expenses;

                               o   With respect to the general master servicer,
                                   50% of application, loan modification,
                                   forbearance and extension fees on
                                   non-Specially Serviced Mortgage Loans and,
                                   with respect to NCB, FSB, 100% of
                                   application, release, loan modification,
                                   forbearance and extension fees on
                                   non-Specially Serviced Mortgage Loans;

                               o   all net investment income earned on amounts
                                   on deposit in the Certificate Account and (if
                                   not required to be paid to borrower) escrow
                                   accounts; and

                               o   any Prepayment Interest Excess not used to
                                   offset Prepayment Interest Shortfalls (other
                                   than on Specially Serviced Mortgage Loans).

                                      S-112

       TYPE/RECIPIENT                                AMOUNT                           FREQUENCY             SOURCE OF PAYMENT
----------------------------   -------------------------------------------------   ---------------   -------------------------------

Special Servicing Fee /        The product of the portion of a rate equal to       Monthly for       Collections on the mortgage
   Special Servicers           0.35% per annum applicable to such month,           Specially         loans in the mortgage pool.
                               determined in the same manner as the applicable     Serviced
                               mortgage rate is determined for each Specially      Mortgage Loans.
                               Serviced Mortgage Loan for such month, and the
                               Scheduled Principal Balance of each Specially
                               Serviced Mortgage Loan subject to a minimum fee
                               of $4,000 per month for each Specially Serviced
                               Mortgage Loan and REO Mortgage Loan.

Workout Fee / Special          1.0% of each collection of principal and interest   Monthly on        The related collection of
   Servicers                   on each Rehabilitated Mortgage Loan.                Rehabilitated     principal and/or interest.
                                                                                   Mortgage Loans.

Liquidation Fee / Special      1.0% of the Liquidation Proceeds received in        Upon receipt of   The related Liquidation
   Servicers                   connection with a full or partial liquidation of    Liquidation       Proceeds, Condemnation Proceeds
                               a Specially Serviced Mortgage Loan or related REO   Proceeds,         or Insurance Proceeds
                               Property and/or any Condemnation Proceeds or        Condemnation
                               Insurance Proceeds received by the trust (other     Proceeds and
                               than Liquidation Proceeds received in connection    Insurance
                               with a repurchase by a mortgage loan seller or      Proceeds.
                               purchase by a mezzanine or subordinate lender
                               within the time periods specified in the
                               definition of Liquidation Fee in this prospectus
                               supplement).

Additional Special Servicing   o   all late payment fees and net default           Time to time.     The related fee or investment
   Compensation / Special          interest (on Specially Serviced Mortgage                          income.
   Servicers                       Loans) not used to pay interest on Advances
                                   and additional trust fund expenses;

                               o   50% of assumption fees on non-Specially
                                   Serviced Mortgage Loans and 100% of such fees
                                   on Specially Serviced Mortgage Loans;

                               o   100% of application, loan modification,
                                   forbearance and extension fees on Specially
                                   Serviced Mortgage Loans and with respect to
                                   the general special servicer only, 50% of
                                   such fees on non-Specially Serviced Mortgage
                                   Loans; and

                               o   all net investment income received on funds
                                   in any REO Account.

Trustee Fee / Trustee &        The product of the portion of a rate equal to       Monthly.          Interest on each mortgage loan.
   Paying Agent                0.0012% per annum applicable to such month,
                               determined in the same manner as the applicable
                               mortgage rate is determined for each mortgage
                               loan for such month, and the Scheduled Principal
                               Balance of each mortgage loan. A portion of the
                               Trustee Fee is payable to the paying agent.

                                      S-113

       TYPE/RECIPIENT                                AMOUNT                           FREQUENCY             SOURCE OF PAYMENT
----------------------------   -------------------------------------------------   ---------------   -------------------------------

Expenses

Servicing Advances / Master    To the extent of funds available, the amount of     Time to time.     Recoveries on the related
   Servicers, Special          any Servicing Advances.                                               mortgage loan, or to the extent
   Servicers and Trustee                                                                             that the party making the
                                                                                                     advance determines it is
                                                                                                     nonrecoverable, from
                                                                                                     collections in the applicable
                                                                                                     Certificate Account.

Interest on Servicing          At Prime Rate.                                      When Advance is   First from late payment charges
   Advances / Master                                                               reimbursed.       and default interest in excess
   Servicers, Special                                                                                of the regular interest rate on
   Servicers and Trustee                                                                             the related mortgage loan, and
                                                                                                     then from collections in the
                                                                                                     Certificate Account.

P&I Advances / Master          To the extent of funds available, the amount of     Time to time.     Recoveries on the related
   Servicers and Trustee       any P&I Advances.                                                     mortgage loan, or to the extent
                                                                                                     that the party making the
                                                                                                     advance determines it is
                                                                                                     nonrecoverable, from
                                                                                                     collections in the Certificate
                                                                                                     Account.

Interest on P&I Advances /     At Prime Rate.                                      When Advance is   First from late payment charges
   Master Servicers and                                                            reimbursed.       and default interest in excess
   Trustee                                                                                           of the regular interest rate,
                                                                                                     and then from all collections
                                                                                                     in the Certificate Account.

Indemnification Expenses /     Amounts for which the trustee, the paying agent,    From time to      All collections in the
   Trustee, Paying Agent,      the master servicers and the special servicers      time.             Certificate Account.
   Master Servicers and        are entitled to indemnification.
   Special Servicers

Trust Fund Expenses not        Based on third party charges.                       From time to      All collections in the
   Advanced (may include                                                           time.             Certificate Account.
   environmental remediation
   costs, appraisals,
   independent contractor to
   operate REO)

     Pursuant to the Pooling and Servicing Agreement, the applicable master servicer and/or applicable special servicer will be entitled to seek reimbursement from the holder of the Michigan Plaza Companion Loan or Royal
Airport Office B Loan, as the case may be, to the extent that the amounts in the applicable sub-account of the Certificate Account are not sufficient to fully reimburse such master servicer or special servicer for fees and expenses that solely relate to the Michigan Plaza Companion Loan, or in the case of the Royal
Airport Office B Loan, that relate to the Royal Airport Office Loan Group and are required to be paid from amounts due the holder of the Royal Airport Office
B Loan as provided in the Royal Airport Office Intercreditor Agreement.

     The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted its predecessor, except in the case where a successor cannot be found for existing compensation.
Any change to the compensation of the servicer, special servicer or trustee would require an amendment to the Pooling and Servicing Agreement.

                                      S-114

     Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of Offered Certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

          (1)  to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates and the Class X and Class X-Y
               Certificates, concurrently,

     o    to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4
          Certificates, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan
          Group 1), pro rata in proportion to the Distributable Certificate
          Interest Amount payable in respect of each such Class;

     o    to the holders of the Class A-1A Certificates, the Distributable
          Certificate Interest Amount in respect of such Class for such
          Distribution Date (which shall be payable from amounts in the
          Available Distribution Amount attributable to Loan Group 2);

     o    to the holders of the Class X and Class X-Y Certificates, the
          Distributable Certificate Interest Amount in respect of each such
          Class for such Distribution Date, pro rata in proportion to the
          Distributable Certificate Interest Amount payable in respect of each such Class;

          provided, however, that if the portion of Available Distribution
Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A
Senior, Class X or Class X-Y Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those
Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

          (2)  (A) to the holders of the Class A-1, Class A-1A, Class A-2, Class
               A-3 and Class A-4 Certificates,

     o    first, to the holders of the Class A-1 Certificates, the Loan Group 1
          Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the
          Class A-1 Certificates has been reduced to zero; the portion of the
          Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
          Class A-1A Certificates;

     o    second, upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates has been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the aggregate Certificate Balance of the
          Class A-2 Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1
          Certificates and (solely with respect to the Loan Group 2 Principal
          Distribution Amount) Class A-1A Certificates;

     o    third, upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates has been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the aggregate Certificate Balances of the
          A-3 Certificates have been reduced to zero; the portion of the Loan
          Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1
          Certificates, Class A-2 Certificates and (solely with respect to the
          Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

                                     S-115

     o    fourth, upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates has been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the aggregate Certificate Balance of the
          Class A-4 Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1
          Certificates, Class A-2 Certificates, Class A-3 Certificates and
          (solely with respect to the Loan Group 2 Principal Distribution
          Amount) Class A-1A Certificates; and

               (B) to the holders of the Class A-1A Certificates, the Loan Group
          2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-4 Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date, until the aggregate Certificate Balance of the
          Class A-1A Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-1, Class
          A-2, Class A-3 and Class A-4 Certificates;

          (3)  to the holders of the Class A-M Certificates, the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (4)  upon payment in full of the aggregate Certificate Balances of the
               Class A Senior Certificates, to the holders of the Class A-M
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-M Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
               Class A Senior Certificates;

          (5)  to the holders of the Class A-M Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

          (6)  to the holders of the Class A-J Certificates, the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (7)  upon payment in full of the aggregate Certificate Balances of the
               Class A-M Certificates, to the holders of the Class A-J
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
               Class A Senior Certificates and Class A-M Certificates;

          (8)  to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 the applicable Pass-Through Rate;

          (9)  to the holders of the Class B Certificates, the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (10) upon payment in full of the aggregate Certificate Balances of the
               Class A-J Certificates, to the holders of the Class B
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class B Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
               Class A Senior Certificates, Class A-M Certificates and Class A-J
               Certificates;

          (11) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

                                     S-116

          (12) to the holders of the Class C Certificates, the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (13) upon payment in full of the aggregate Certificate Balance of the
               Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C
               Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
               Class A Senior Certificates, Class A-M Certificates, Class A-J
               Certificates and Class B Certificates;

          (14) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense
               Losses, at 1/12 of the applicable Pass-Through Rate;

          (15) to the holders of the Class D Certificates, the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (16) upon payment in full of the aggregate Certificate Balance of the
               Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D
               Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
               Class A Senior Certificates, Class A-M Certificates, Class A-J
               Certificates, Class B Certificates and Class C Certificates;

          (17) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense
               Losses, at 1/12 of the applicable Pass-Through Rate; and

          (18) to make payments to the holders of the private certificates
               (other than the Class X and Class X-Y Certificates) as
               contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

     o    first, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class
          A-4 Certificates, pro rata, in proportion to their respective
          Certificate Balances, in reduction of their respective Certificate
          Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

     o    second, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class
          A-4 Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and
          Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable
          Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the Offered Certificates and the Class X and Class X-Y Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution
Amount for such date to make payments to the holders of each of the respective
Classes of private certificates, other than the Class X, Class X-Y Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class O and Class P Certificates:

     1. to pay interest to the holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

                                     S-117

     2. if the aggregate Certificate Balance of each other Class of Subordinate
Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of
Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution
Date; and

     3. to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 of the Pass-Through Rate of such Class of Certificates.

     Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Residual Certificates.
Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid either to the holders of the Class EI
Certificates.

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of,
Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

     Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of Certificates as follows: to the Holders of each of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that
Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A Certificates, on that Distribution Date, (b) the Base
Interest Fraction for the related principal prepayment and that Class and (c)
the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that
Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A Certificates,
(b) the Base Interest Fraction for the related principal prepayment and that
Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection
Period.

     Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X Certificates.

     Notwithstanding the foregoing, Prepayment Premiums and Yield Maintenance
Charges collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed pro rata as follows:

     o    If the amount of such Yield Maintenance Charges exceeds any applicable
          Yield Maintenance Minimum Amount, such Yield Maintenance Charges will be distributed as follows (a) to the holders of the Class X-Y
          Certificates, the Yield Maintenance Charges times a fraction (i) whose numerator is equal to the related mortgage loan interest rate less the
          Net Mortgage Rate and (ii) whose denominator is equal to the related

                                      S-118

          mortgage interest rate less the applicable Treasury Rate, provided, however, that under no circumstances will the fraction be greater than one, and (b) the amount of such Yield Maintenance Charges actually payable during such Collection Period in excess of the amount to be distributed pursuant to clause (a) will be distributed to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class
          A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
          Class H and Class X Certificates, allocable among such Classes as set forth in the paragraphs above.

     o    If the amount of such Yield Maintenance Charges equals any applicable
          Yield Maintenance Minimum Amount, such Yield Maintenance Charges will be distributed as follows: (a) 50% to the holders of the Class A-1,
          Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J,
          Class B, Class C, Class D, Class E, Class F, Class G, Class H and
          Class X Certificates, allocable among such Classes as set forth in the paragraphs above, and (b) 50% to the holders of the Class X-Y
          Certificates.

     o    In addition, notwithstanding the foregoing, Prepayment Premiums collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed as follows: (a) 50% to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class
          A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
          F, Class G, Class H and Class X Certificates, allocable among such
          Classes as set forth in the paragraphs above, and (b) 50% to the holders of the Class X-Y Certificates.

     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P or
Class EI Certificates or the Residual Certificates. Any Prepayment Premiums or
Yield Maintenance Charges distributed to holders of a Class of Certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

     Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the Certificates, as well as the amount of Master Servicing
Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan;
and, subject to the recoverability determination described under "--Advances"
below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

     Appraisal Reductions

     Not later than the earliest Appraisal Event with respect to any mortgage loan serviced under the Pooling and Servicing Agreement (or any Serviced Loan
Group, as applicable), the applicable special servicer is required to obtain an
MAI appraisal, if the Scheduled Principal Balance of the mortgage loan (or any
Serviced Loan Group, as applicable) is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO
Property, as the case may be; provided, however, that if such special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by such special servicer of a notice of a bankruptcy proceeding, such
MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the applicable special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior 12 months.

     As a result of such MAI appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (or any Serviced Loan Group, as applicable)
is brought current under the then current terms of the mortgage loan (or any
Serviced Loan Group, as

                                     S-119

applicable) for at least 3 consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (or any Serviced
Loan Group, as applicable) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating
Adviser may at any time request the applicable special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce a master servicer's or the trustee's, as the case may be, obligation to make P&I
Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate
Class or Classes of Principal Balance Certificates. See "--Advances--P&I
Advances" below.

     Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior
Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Classes of Certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

     Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

     Following retirement of the Class A Senior Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense
Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, and then to the Class A-1, Class A-1A, Class A-2,
Class A-3 and Class A-4 Certificates, pro rata and, solely with respect to losses of interest, to the Class X and Class X-Y Certificates (other than as a reduction of the Notional Amount), pro rata with the Class A Senior
Certificates, in each case reducing principal and/or interest otherwise payable thereon.

                                     S-120

     As described in greater detail under "--Advances--Reimbursement of
Advances" below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Account in the Collection Period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections
(including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit)
between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the Certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph)
to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that
Collection Period. If any such Advance, or any portion of any such Advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan (or the Michigan
Plaza Companion Loan), then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections on the mortgage loans (or, to the extent solely related to the
Michigan Plaza Companion Loan, from collections on the Michigan Plaza Companion
Loan) in such master servicer's Certificate Account as a nonrecoverable Advance in an amount equal to the portion of that Advance that remains outstanding, plus accrued interest or, if amounts in such Certificate Account are not sufficient to reimburse such nonrecoverable Advance, out of the other master servicer's
Certificate Account.

     Realized Losses allocated to the Michigan Plaza Pari Passu Loan will equal its pro rata share (based on outstanding principal balance of the related
Serviced Loan Group) of the amount of any Realized Loss calculated with respect to the Serviced Loan Group. Any additional trust expenses under the Pooling and
Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, the Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan. Realized Losses will not be allocated to the
Royal Airport Office Mortgage Loan until such Realized Losses reduce the Royal
Airport Office B Loan to zero. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, first, out of collections on, and other proceeds of, the Royal Airport Office B Loan until reduced to zero and then the Royal Airport Office Mortgage Loan.

     Prepayment Interest Shortfalls and Prepayment Interest Excesses

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced
Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any
Compensating Interest. See "Description of the Offered Certificates--
Distributions--Fees and Expenses" and "Servicing of the Mortgage Loans--The
Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative Bank for a
Distribution Date will be allocated to each Class of Certificates (other than the Class X-Y Certificates), pro rata, in proportion to the amount of Accrued
Certificate Interest payable thereto on the Distribution Date (without taking into account any Accrued Certificate Interest payable to the holders of the
Class X-Y Certificates on such Distribution Date), in each case reducing interest otherwise payable thereon.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of the residential cooperative mortgage loans sold to the trust by NCB, FSB and
National Consumer Cooperative Bank for a Distribution Date will be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued
Certificate Interest payable to such Class of Certificates on the Distribution
Date, in each case reducing interest otherwise payable thereon.

     Distributions of interest on the Class X-Y Certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the trust that is other than a residential cooperative mortgage loan sold to the trust by NCB, FSB or National Consumer Cooperative Bank.

                                     S-121

     The Distributable Certificate Interest Amount in respect of any Class of
Certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such Class of Certificates. See "Description of the
Offered Certificates--Distributions--Fees and Expenses" and "Servicing of the
Mortgage Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest
Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

OPTIONAL TERMINATION

     The holders of a majority of the Controlling Class, the general master servicer, the master servicer of the NCB Mortgage Loans, the general special servicer, the special servicer of the residential cooperative properties and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part (except as set forth below with respect to NCB, FSB's right to purchase the NCB Mortgage Loans under certain circumstances), the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance
Certificates then outstanding is less than or equal to 1% of the Initial Pool
Balance.

     The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--to the Due
Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

     If any party above, other than NCB, FSB as the master servicer of the NCB
Mortgage Loans, exercises such purchase option, NCB, FSB will be entitled to purchase the remaining NCB Mortgage Loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by NCB, FSB.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

     P&I Advances

     On the business day prior to each Distribution Date, each master servicer
(or the trustee, if applicable) will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer, the applicable special servicer or the trustee, as the case may be, has determined, in its sole discretion, exercised in accordance with the
Servicing Standard (or, in the case of the trustee, exercised in accordance with its good faith business judgment), that the amount to be advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by such master servicer with

                                     S-122

respect to interest on a mortgage loan as to which there has been an Appraisal
Reduction will be an amount equal to the product of:

     o    the amount required to be advanced by such master servicer without giving effect to this sentence; and

     o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination
          Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of the Michigan Plaza Pari Passu Loan or the Royal Airport Office Mortgage Loan, the portion of the
          Appraisal Reduction that is allocable to such mortgage loan, as applicable) and the denominator of which is the Scheduled Principal
          Balance of such mortgage loan as of such Determination Date.

     In addition, the master servicers and the trustee will not in any event be required to (i) advance Prepayment Premiums, Yield Maintenance Charges, default interest, Excess Interest or Balloon Payments or (ii) make any P&I Advances on the Michigan Plaza Companion Loan or the Royal Airport Office B Loan.

     With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     Each master servicer will be entitled to interest on P&I Advances made by it, which interest will accrue at the Advance Rate. This interest and any interest on other Advances will result in a reduction in amounts payable on the
Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under
"--Reimbursement of Advances" below. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, Advance interest will accrue from the date such Advance is made
(which will be the Master Servicer Remittance Date). In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance
Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

     The right of the master servicers and the trustee to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer.

     Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below.
Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable

                                     S-123

interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO
Properties, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

     o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

     o    items such as real estate taxes and assessments in respect of such REO
          Property that may result in the imposition of a lien;

     o    any ground rents in respect of such REO Property; and

     o    other costs and expenses necessary to maintain, manage or operate such
          REO Property.

     Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or applicable special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income,
in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or special servicer is required to provide notice of such determination to the applicable master servicer or special servicer and if the applicable special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the
Certificateholders, such master servicer is required to pay such amounts from amounts in the related Certificate Account.

     The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan (or any Serviced Loan Group, as applicable) or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the
Michigan Plaza Companion Loan or the Royal Airport Office B Loan, as the case may be) or REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account (or if not available from such Certificate Account, from the other Certificate Account in certain circumstances) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an Advance determined to be a nonrecoverable Advance), the trustee is required to make such Servicing Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing Advance, as described above for a master servicer.

     Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Accounts in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Accounts allocable to principal during the Collection
Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect in its sole discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the
Advance) for no more than 6 Collection Periods without the consent of the
Operating Adviser and, in any event, 12 Collection Periods in the aggregate. If such master servicer or trustee, as applicable, determines, in its sole discretion, that its ability to fully recover the nonrecoverable Advances has been compromised, then such master servicer or trustee, as applicable, will be entitled to immediate reimbursement of nonrecoverable Advances with interest at the Advance Rate. Such master servicer's or trustee's, as applicable, agreement to defer reimbursement of such nonrecoverable Advances shall not be construed as an obligation on the part of such master servicer or the trustee, or a right of the Certificateholders. No such deferment shall be deemed to create in the
Certificateholders a right to prior payment of distributions over such master

                                     S-124

servicer's or the trustee's right to reimbursement for Advances. Deferred
Advances shall continue to earn interest at the Advance Rate. In all events the decision to defer reimbursement or seek immediate reimbursement of nonrecoverable Advances shall be deemed to be in accordance with the Servicing
Standard, in the case of the master servicers and, with respect to the trustee, in accordance with its good faith business judgment.

     If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or
Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Accounts that represent principal on the mortgage loans, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the Certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable Advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the Certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or
P&I Advance by any master servicer, any special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

     Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the applicable special servicer (exercised in accordance with the Servicing
Standard) or the trustee (exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer's certificate delivered to the trustee, the applicable special servicer or the applicable master servicer, the Operating Adviser, the Rating Agencies, the paying agent, the holder of the Michigan Plaza Companion Loan if the Servicing Advance relates to the Michigan Plaza Loan Group, the holder of the Royal Airport Office B Loan if the Servicing Advance relates to the Royal Airport Office Loan Group and us, setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. A master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by such master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation to make a separate determination of recoverability.

     In addition, a master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable Advance with respect to other mortgage loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are a source of reimbursement not only for the P&I Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such nonrecoverable Advance which is or may be being deferred or delayed. In addition, any such master servicer or special servicer may update or change its recoverability determinations at any time (but not reverse any other master servicer or special servicer's determination that an P&I Advance or
Servicing Advance is a nonrecoverable Advance).

                                     S-125

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicers and the special servicers and delivered to the paying agent, the paying agent will be required to provide or make available to each
Certificateholder on each Distribution Date:

          (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

          (1)  the date of such Distribution Date, and of the Record Date,
               Interest Accrual Period, and Determination Date for such
               Distribution Date;

          (2)  the Available Distribution Amount for the Distribution Date, and
               any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of Available
               Distribution Amount or such other cash flows);

          (3)  the aggregate amount of servicing fees, special servicing fees, other special servicing compensation and trustee fees paid to the master servicers, the special servicers and the trustee with respect to the Mortgage Pool and with respect to each Loan Group;

          (4)  the amount of other fees and expenses accrued and paid from the trust fund, including without limitation Advance reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment of those amounts, if applicable;

          (5)  the amount, if any, of such distributions to the holders of each
               Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

          (6)  the amount of such distribution to holders of each Class of REMIC
               Regular Certificates allocable to (A) interest and (B) Prepayment
               Premiums or Yield Maintenance Charges;

          (7)  the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of
               Certificates;

          (8)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

          (9)  the weighted average mortgage rate (and interest rates by distributional groups or ranges) of the mortgage loans as of the related Determination Date;

          (10) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans and weighted average remaining term at the close of
               business on the related Determination Date, with respect to the mortgage pool and with respect to each Loan Group;

          (11) the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the mortgage pool and with respect to each
               Loan Group:

     First, delinquent 30 to 59 days,

     Second, delinquent 60 to 89 days,

     Third, delinquent 90 days or more,

     Fourth, as to which foreclosure proceedings have been commenced, or

     Fifth, as to which bankruptcy proceedings have been commenced;

                                     S-126

          (12) the aggregate amount and general purpose of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers and the trustee, with respect to the mortgage pool and with respect to each Loan Group;

          (13) the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time);

          (14) material breaches of mortgage loan representations and warranties of which the trustee, a master servicer or a special servicer has received written notice;

          (15) material breaches of any covenants under the Pooling and
               Servicing Agreement of which the trustee, a master servicer or the special servicer has received written notice;

          (16) if applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

          (17) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal
               Balance of the mortgage loan;

          (18) as of the related Determination Date:

     First, as to any REO Property sold during the related Collection Period, the date of the related determination by such special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account,
and

     Second, the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

          (19) the aggregate Certificate Balance or Notional Amount of each
               Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

          (20) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the mortgage pool and with respect to each Loan Group;

          (21) the Pass-Through Rate applicable to each Class of REMIC Regular
               Certificates for such Distribution Date;

          (22) the amount of Unpaid Interest, Realized Losses or Expense Losses,
               if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or Expense Losses, with respect to the mortgage pool and with respect to each Loan Group;
               and

          (23) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total
               Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool and with respect to each Loan Group;
               and

     (ii) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(v), (a)(vi)
and (a)(xxii) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the Certificates for all
Certificates of each applicable Class.

                                     S-127

     The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc.
and its designees, the Rating Agencies, parties to the Pooling and Servicing
Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent. In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed with respect to the trust through the
EDGAR system. For assistance with the paying agent's website, investors may call
(312) 904-5444. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicers are required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its
designees, the parties to the Pooling and Servicing Agreement, the Rating
Agencies and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

     The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicers, the Depositor, the holder of the Michigan Plaza
Companion Loan and the holder of the Royal Airport Office B Loan, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property rent roll (with respect to mortgaged properties other than residential cooperative properties)
and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicers and delivered to the paying agent, (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property;
provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

     Other Information

     The Pooling and Servicing Agreement generally requires that the trustee make available, at its corporate trust office or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of the Michigan Plaza
Companion Loan, the holder of the Royal Airport Office B Loan, each Rating
Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

     o    the Pooling and Servicing Agreement and any amendments thereto;

     o    all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

     o    all officer's certificates delivered to the paying agent since the
          Closing Date;

     o    all accountants' reports delivered to the paying agent since the
          Closing Date;

     o    the mortgage loan files;

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     o    the most recent property inspection report prepared by or on behalf of the master servicers or the special servicers in respect of each mortgaged property;

     o    the most recent mortgaged property rent rolls (with respect to mortgaged properties other than residential cooperative properties)
          and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicers and delivered to the paying agent;

     o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicers; and

     o    any and all officer's certificates and other evidence delivered to the trustee to support a master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the Certificates by such recipient and in accordance with applicable law.

     The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2006-IQ11." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

     Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicers, the special servicers, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                                     S-129

     EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the
Certificates assuming the Certificates are issued in June 2006:

The close of business on:

June 1, 2006                (A)   Cut-off Date.

June 30, 2006               (B)   Record Date for all Classes of Certificates.

June 2-July 10              (C)   The Collection Period. Each master servicer receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the
                                  Cut-off Date and on or prior to July 10.

July 10                     (D)   Determination Date for mortgage loans other than those originated by
                                  Massachusetts Mutual Life Insurance Company (5 Business Days or, with respect to the NCB Mortgage Loans, 4 Business Days prior to the
                                  Distribution Date).

July 10                           Determination Date for mortgage loans originated by Massachusetts Mutual
                                  Life Insurance Company (the 10th day of each month or, if such day is not a Business Day, the immediately following Business Day).

July 14                     (E)   Master Servicer Remittance Date (1 Business Day prior to the Distribution
                                  Date).

July 17                     (F)   Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

     First, The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

     Second, Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the related
Distribution Date.

     Third, Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable
Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each
Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

     Fourth, Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     Fifth, Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

     Sixth, The paying agent will make distributions to the Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each Class of Certificates presented under "Summary of Prospectus Supplement--Relevant Parties and
Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.
The actual final distribution date for any Class may be earlier or later (and could be substantially later) than the Expected Final Distribution Date.

                                     S-130

     The Rated Final Distribution Date of each Class of Offered Certificates is the Distribution Date in October 2042.

     The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

     o    to cure any ambiguity;

     o    to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the
          Certificates, the trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

     o    to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and
          Servicing Agreement (or the interest represented by the Class EI that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

     o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

     o    to modify, add to or eliminate the provisions in the Pooling and
          Servicing Agreement relating to transfers of residual certificates;

     o    to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

     o    to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
          Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Holder not consenting thereto without the consent of 100% of the
Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI
Certificates that evidence beneficial ownership of the grantor trust assets).
Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the
Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and
Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                                     S-131

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

     o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

     o    adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

     o    significantly change the activities of the trust, without the consent of the Holders of Certificates representing more than 50% of all the voting rights;

     o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each
          Class of Certificates affected thereby;

     o    no such amendment may eliminate the master servicers' or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

     o    adversely affect the status of any REMIC created under the Pooling and
          Servicing Agreement for federal income tax purposes or the interests represented by the Class EI Certificates, without the consent of 100%
          of the Certificateholders (including the Class R-I, Class R-II and
          Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
          Agreement.

EVIDENCE AS TO COMPLIANCE

     Each of the master servicers, the special servicers, the trustee and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i)
a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing
Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and
Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, the master servicers, the special servicers, the paying agent and the trustee, each at its own expense, will be required under the Pooling and
Servicing Agreement, and we expect that each Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB that contains the following:

     o    a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

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     o    a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     o    the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

     o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

     o    the Pass-Through Rate for such certificate;

     o    the rate and timing of principal payments, including Principal
          Prepayments, and other principal collections on the mortgage loans
          (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document
          Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

     o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

     o    the rate and timing of any reimbursement of the master servicers, the special servicers or the trustee, as applicable, out of the
          Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on certain of the Certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative
Cost Rate (and, in addition, with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative
Bank, net of the Class X-Y Strip Rate), which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the Certificates may be capped at such weighted average rate.
Accordingly, the yield on those Classes of Certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled

                                     S-133

amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X Certificates (and to a lesser extent, the Class X-Y Certificates) will be extremely sensitive to, and the yield to maturity on any Class of Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Class of
Certificates. As described in this prospectus supplement, the Principal
Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until the Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, the rate and timing of any reimbursement of a master servicer, a special servicer or the trustee, as applicable, out of the
Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification
(together with interest on such Advances), and the rate and timing of Principal
Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the mortgage pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily and the mortgage loans in Loan Group
2 are secured primarily by multifamily mortgaged properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to related multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any
Distribution Date on which the Certificate Balances of the Class A-M through P
Certificates have been reduced to zero, the Class A-1A Certificates will receive principal distributions from the collections on the mortgage pool, pro rata, with the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.
Furthermore, because the amount of principal that will be distributed to the
Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.
The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment
Date will not be an event of default under the terms of that mortgage loan.
However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD
Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the
Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may

                                     S-134

result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage
Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A Senior Certificates and the
Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and
Class H Certificates the allocation of a portion of collected Prepayment
Premiums or Yield Maintenance Charges to the Certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield
Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Certificates on any Distribution Date is
less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of
Certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the Class of Certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the
Principal Balance Certificates in the following order: first, to the Class P
Certificates and then in ascending alphabetical order of Class designation through the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4
Certificates, until the remaining Certificate Balance of each such Class has been reduced to zero. As to each of such classes, Realized Losses and Expense
Losses will reduce (i) first, the Certificate Balance of such Class until such
Certificate Balance is reduced to zero (in the case of the Principal Balance
Certificates); (ii) second, Unpaid Interest owing to such Class and (iii) third,
Distributable Certificate Interest Amounts owing to such Class. Realized Losses and Expense Losses that reduce Distributable Certificate Interest Amounts shall be allocated among the Class A-1 Certificates, Class A-1A Certificates, Class
A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, pro rata, and, as to their interest entitlements only, the

                                     S-135

Class X Certificates and Class X-Y Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net
Aggregate Prepayment Interest Shortfalls arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative Bank will be borne by the holders of each Class of Certificates (other than the Class X-Y Certificates), pro rata in each case reducing interest otherwise payable thereon. Net Aggregate
Prepayment Interest Shortfalls arising in respect of the residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative
Bank will be borne by the holders of each Class of Certificates, pro rata in each case reducing interest otherwise payable thereon. Distributions of interest on the Class X-Y Certificates will not be reduced by any portion of a Net
Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment
Interest Shortfall incurred with respect to any mortgage loan in the trust that is not a residential cooperative mortgage loan sold to the trust by NCB, FSB or
National Consumer Cooperative Bank. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses
generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of Certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3 and Class A-4 Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

                                     S-136

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.

     The following tables indicate the percent of the initial Certificate
Balance of each Class of Offered Certificates after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

     o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

     o    summing the results; and

     o    dividing the sum by the aggregate amount of the reductions in the
          Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date..................    100%   100%   100%   100%   100%
June 2007.....................     86%    86%    86%    86%    86%
June 2008.....................     70%    70%    70%    70%    70%
June 2009.....................     50%    50%    50%    50%    50%
June 2010.....................     26%    21%    15%     9%     2%
June 2011.....................      0%     0%     0%     0%     0%
Weighted average life (years).   2.89   2.80   2.75   2.70   2.57

                                     S-137

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date..................    100%   100%   100%   100%   100%
June 2007.....................     99%    99%    99%    99%    99%
June 2008.....................     98%    98%    98%    98%    98%
June 2009.....................     97%    97%    97%    97%    97%
June 2010.....................     95%    95%    95%    95%    95%
June 2011.....................     94%    94%    94%    94%    94%
June 2012.....................     92%    92%    92%    92%    92%
June 2013.....................     89%    89%    89%    89%    89%
June 2014.....................     79%    79%    79%    79%    79%
June 2015.....................     75%    75%    75%    74%    69%
June 2016.....................      0%     0%     0%     0%     0%
Weighted average life (years).   8.84   8.83   8.82   8.79   8.60

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date..................    100%   100%   100%   100%   100%
June 2007.....................    100%   100%   100%   100%   100%
June 2008.....................    100%   100%   100%   100%   100%
June 2009.....................    100%   100%   100%   100%   100%
June 2010.....................    100%   100%   100%   100%   100%
June 2011.....................      0%     0%     0%     0%     0%
Weighted average life (years).   4.85   4.82   4.76   4.67   4.35

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                  0%    25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date..................    100%   100%   100%   100%   100%
June 2007.....................    100%   100%   100%   100%   100%
June 2008.....................    100%   100%   100%   100%   100%
June 2009.....................    100%   100%   100%   100%   100%
June 2010.....................    100%   100%   100%   100%   100%
June 2011.....................    100%    93%    87%    82%    77%
June 2012.....................     81%    70%    64%    60%    59%
June 2013.....................     39%    39%    39%    38%    37%
June 2014.....................     18%    18%    17%    16%    16%
June 2015.....................      0%     0%     0%     0%     0%
Weighted average life (years).   6.89   6.75   6.64   6.56   6.43

                                     S-138

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date..................    100%   100%   100%   100%   100%
June 2007.....................    100%   100%   100%   100%   100%
June 2008.....................    100%   100%   100%   100%   100%
June 2009.....................    100%   100%   100%   100%   100%
June 2010.....................    100%   100%   100%   100%   100%
June 2011.....................    100%   100%   100%   100%   100%
June 2012.....................    100%   100%   100%   100%   100%
June 2013.....................    100%   100%   100%   100%   100%
June 2014.....................    100%   100%   100%   100%   100%
June 2015.....................     97%    95%    92%    88%    63%
June 2016.....................      0%     0%     0%     0%     0%
Weighted average life (years).   9.46   9.43   9.40   9.35   9.14

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                  0%    25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date..................    100%   100%   100%   100%   100%
June 2007.....................    100%   100%   100%   100%   100%
June 2008.....................    100%   100%   100%   100%   100%
June 2009.....................    100%   100%   100%   100%   100%
June 2010.....................    100%   100%   100%   100%   100%
June 2011.....................    100%   100%   100%   100%   100%
June 2012.....................    100%   100%   100%   100%   100%
June 2013.....................    100%   100%   100%   100%   100%
June 2014.....................    100%   100%   100%   100%   100%
June 2015.....................    100%   100%   100%   100%   100%
June 2016.....................      0%     0%     0%     0%     0%
Weighted average life (years).   9.84   9.83   9.81   9.79   9.59

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date..................    100%   100%   100%   100%   100%
June 2007.....................    100%   100%   100%   100%   100%
June 2008.....................    100%   100%   100%   100%   100%
June 2009.....................    100%   100%   100%   100%   100%
June 2010.....................    100%   100%   100%   100%   100%
June 2011.....................    100%   100%   100%   100%   100%
June 2012.....................    100%   100%   100%   100%   100%
June 2013.....................    100%   100%   100%   100%   100%
June 2014.....................    100%   100%   100%   100%   100%
June 2015.....................    100%   100%   100%   100%   100%
June 2016.....................      0%     0%     0%     0%     0%
Weighted average life (years).   9.92   9.91   9.90   9.88   9.67

                                     S-139

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date..................    100%   100%   100%   100%   100%
June 2007.....................    100%   100%   100%   100%   100%
June 2008.....................    100%   100%   100%   100%   100%
June 2009.....................    100%   100%   100%   100%   100%
June 2010.....................    100%   100%   100%   100%   100%
June 2011.....................    100%   100%   100%   100%   100%
June 2012.....................    100%   100%   100%   100%   100%
June 2013.....................    100%   100%   100%   100%   100%
June 2014.....................    100%   100%   100%   100%   100%
June 2015.....................    100%   100%   100%   100%   100%
June 2016.....................      0%     0%     0%     0%     0%
Weighted average life (years).   9.94   9.94   9.94   9.94   9.75

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date..................    100%   100%   100%   100%   100%
June 2007.....................    100%   100%   100%   100%   100%
June 2008.....................    100%   100%   100%   100%   100%
June 2009.....................    100%   100%   100%   100%   100%
June 2010.....................    100%   100%   100%   100%   100%
June 2011.....................    100%   100%   100%   100%   100%
June 2012.....................    100%   100%   100%   100%   100%
June 2013.....................    100%   100%   100%   100%   100%
June 2014.....................    100%   100%   100%   100%   100%
June 2015.....................    100%   100%   100%   100%   100%
June 2016.....................      0%     0%     0%     0%     0%
Weighted average life (years).   9.94   9.94   9.94   9.94   9.77

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date..................    100%   100%   100%   100%   100%
June 2007.....................    100%   100%   100%   100%   100%
June 2008.....................    100%   100%   100%   100%   100%
June 2009.....................    100%   100%   100%   100%   100%
June 2010.....................    100%   100%   100%   100%   100%
June 2011.....................    100%   100%   100%   100%   100%
June 2012.....................    100%   100%   100%   100%   100%
June 2013.....................    100%   100%   100%   100%   100%
June 2014.....................    100%   100%   100%   100%   100%
June 2015.....................    100%   100%   100%   100%   100%
June 2016.....................      0%     0%     0%     0%     0%
Weighted average life (years).   9.99   9.98   9.96   9.94   9.78

                                     S-140

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 232 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $1,616,114,631, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $229,501 to $160,000,000, and the mortgage loans are assumed to have an average Cut-off Date Balance of $6,966,011.

     For purposes of calculating distributions on certain Classes of
Certificates, the mortgage loans in the pool of mortgage loans backing the
Offered Certificates will be divided into Loan Group 1 and Loan Group 2.

     Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than multifamily properties, together with 38 mortgage loans that are secured by multifamily properties and 6 mortgage loans that are secured by mixed use properties. Loan Group 1 will consist of 161 mortgage loans, with an Initial Loan Group 1 Balance of $1,286,209,396, subject to a permitted variance of plus or minus 5%. Loan Group 1 represents approximately
79.6% of the Initial Pool Balance.

     Loan Group 2 will consist of 68 of the mortgage loans that are secured by multifamily properties, 1 mortgage loan that is secured by a manufactured housing community property and 2 mortgage loans that are secured by mixed use properties and has an Initial Loan Group 2 Balance of $329,905,235, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately
20.4% of the Initial Pool Balance and approximately 78.1% of the principal balance of all the mortgage loans secured by multifamily properties, manufactured housing community properties and mixed use properties.

     The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$269,682 to $160,000,000 and the mortgage loans in Loan Group 1 are assumed to have an average Cut-off Date Balance of $7,988,878. The Cut-off Date Balances of
the mortgage loans in Loan Group 2 range from $229,501 to $23,491,609 and the mortgage loans in Loan Group 2 are assumed to have an average Cut-off Date
Balance of $4,646,553.

     Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     A description of the underwriting standards for each of Morgan Stanley
Mortgage Capital Inc., IXIS Real Estate Capital Inc. and NCB, FSB are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and
Originators--Morgan Stanley Mortgage Capital Inc.--Underwriting Standards,"
"--IXIS Real Estate Capital Inc.--Underwriting Standards" and "--NCB,
FSB--Underwriting Standards," respectively.

     The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

     The mortgage loans were originated between February 14, 1996 and May 10,
2006. As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

     233 mortgaged properties, securing mortgage loans representing 95.9% of the
Initial Pool Balance (which include 163 mortgaged properties in Loan Group 1, securing mortgage loans representing 95.2% of the Initial Loan

                                      S-141

Group 1 Balance, and 70 mortgaged properties in Loan Group 2, securing mortgage loans representing 98.9% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 6 mortgaged properties, securing mortgage loans representing 2.2% of the Initial Pool
Balance (which include 5 mortgaged properties in loan group 1, securing mortgage loans representing 2.5% of the Initial Loan Group 1 Balance, and 1 mortgaged property in loan group 2 securing a mortgage loan representing 1.1% of the
Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. In addition, 2 mortgaged properties, securing mortgage loans representing 1.8% of the Initial Pool Balance (and 2.3%
of the Initial Loan Group 1 Balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

     On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 184 mortgage loans, representing 90.3% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 48 of the mortgage loans, representing 9.7% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Property Types

     The mortgage loans consist of the following property types:

     o    Retail - 67 of the mortgaged properties, which secure 31.7% of the
          Initial Pool Balance, are retail properties;

     o    Office - 27 of the mortgaged properties, which secure 25.7% of the
          Initial Pool Balance, are office properties;

     o    Multifamily - 106 of the mortgaged properties, which secure 24.7% of the Initial Pool Balance, are multifamily properties (including 66 residential cooperative properties which secure 11.7% of the Initial
          Pool Balance);

     o    Industrial - 10 of the mortgaged properties, which secure 6.8% of the
          Initial Pool Balance, are industrial properties;

     o    Hospitality - 16 of the mortgaged properties, which secure 6.6% of the
          Initial Pool Balance, are hospitality properties;

     o    Other - 3 of the mortgaged properties, which secure 2.7% of the
          Initial Pool Balance, are leased fee properties with retail components;

     o    Mixed Use - 9 of the mortgaged properties, which secure 1.3% of the
          Initial Pool Balance, is a mixed use property;

     o    Self Storage - 2 of the mortgaged properties, which secure 0.4% of the
          Initial Pool Balance, are self storage properties; and

                                      S-142

     o    Manufactured Housing Community - 1 of the mortgaged properties, which secures 0.2% of the Initial Pool Balance, is a manufactured housing community property.

     For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

     Property Location

     The following 5 states contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, Illinois, Texas, California and Florida:

     o    78 mortgaged properties, representing security for 19.7% of the
          Initial Pool Balance, are located in New York;

     o    2 mortgaged properties, representing security for 10.0% of the Initial
          Pool Balance, are located in Illinois;

     o    13 mortgaged properties, representing security for 9.4% of the Initial
          Pool Balance, are located in Texas;

     o    19 mortgaged properties, representing security for 9.1% of the Initial
          Pool Balance, are located in California; and

     o    12 mortgaged properties, representing security for 9.1% of the Initial
          Pool Balance, are located in Florida.

     For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

     Due Dates

     211 of the mortgage loans, representing 78.7% of the Initial Pool Balance
(which include 150 mortgage loans in Loan Group 1, representing 85.3% of the
Initial Loan Group 1 Balance, and 61 mortgage loans in Loan Group 2, representing 88.3% of the Initial Loan Group 2 Balance), have Due Dates between the first and the fifth day of each calendar month. 21 of the mortgage loans, representing 21.3% of the Initial Pool Balance (which include 11 mortgage loans in Loan Group 1, representing 22.9 % of the Initial Loan Group 1 Balance, and 10
mortgage loans in Loan Group 2, representing 14.7% of the Initial Loan Group 2
Balance), have Due Dates between the sixth and the tenth day of each calendar month.

     128 of the mortgage loans, representing 78.5% of the Initial Pool Balance
(which include 113 mortgage loans in Loan Group 1, representing 92.3% of the
Initial Loan Group 1 Balance, and 15 mortgage loans in Loan Group 2, representing 24.3% of the Initial Loan Group 2 Balance), have grace periods of between zero and five days. 3 of the mortgage loans, representing 1.7% of the
Initial Pool Balance (and representing 8.4% of the Initial Loan Group 2
Balance), have a grace period of 7 days. 66 of the mortgage loans, representing
11.7% of the Initial Pool Balance (which include 38 mortgage loans in Loan Group
1, representing 5.8% of the Initial Loan Group 1 Balance, and 28 mortgage loans in Loan Group 2, representing 34.6% of the Initial Loan Group 2 Balance), have a grace period of 9 days. 33 of the mortgage loans, representing 7.6% of the
Initial Pool Balance (which include 8 mortgage loans in Loan Group 1, representing 1.2% of the Initial Loan Group 1 Balance, and 25 mortgage loans in
Loan Group 2, representing 32.6% of the Initial Loan Group 2 Balance), have a grace period of 10 days. 2 of the mortgage loans, representing 0.5% of the
Initial Pool Balance (and representing 0.7% of the Initial Loan Group 1
Balance), have a grace period of 15 days.

     11 of the mortgage loans, representing 3.3% of the Initial Pool Balance
(which include 2 mortgage loans in Loan Group 1, representing 0.7% of the
Initial Loan Group 1 Balance, and 9 mortgage loans in Loan Group 2, representing
13.3% of the Initial Loan Group 2 Balance), have grace periods that expire on or after the Distribution Date.

                                      S-143

     Amortization

     The mortgage loans have the following amortization features:

     o    218 of the mortgage loans, representing 97.6% of the Initial Pool
          Balance (which include 148 mortgage loans in Loan Group 1, representing 97.0% of the Initial Loan Group 1 Balance, and 70
          mortgage loans in Loan Group 2, representing 99.8% of the Initial Loan
          Group 2 Balance), are Balloon Loans. 5 of these mortgage loans, representing 4.1% of the Initial Pool Balance (and representing 5.2%
          of the Initial Loan Group 1 Balance), are ARD Loans. The amount of the
          Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o    The remaining 14 mortgage loans, representing 2.4% of the Initial Pool
          Balance (which include 13 mortgage loans in Loan Group 1, representing
          3.0% of the Initial Loan Group 1 Balance, and 1 mortgage loan in Loan
          Group 2, representing 0.2% of the Initial Loan Group 2 Balance), are fully or substantially amortizing and are expected to have less than
          5.0% of their original principal balances remaining as of their respective maturity dates.

     Prepayment Restrictions

     As of the Cut-off Date, each of the mortgage loans restrict voluntary principal prepayments in one of the following ways:

     o    125 mortgage loans, representing 80.7% of the initial outstanding pool balance (which include 101 mortgage loans in loan group 1, representing 89.5% of the initial outstanding loan group 1 balance, and 24 mortgage loans in loan group 2, representing 46.4% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the
          Investment Company Act of 1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    65 mortgage loans, representing 13.7% of the initial outstanding pool balance (which include 26 mortgage loans in loan group 1, representing
          4.8% of the initial outstanding loan group 1 balance, and 39 mortgage loans in loan group 2, representing 48.2% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

     o    27 mortgage loans, representing 3.6% of the initial outstanding pool balance (which include 26 mortgage loans in loan group 1, representing
          4.4% of the initial outstanding loan group 1 balance, and 1 mortgage loan in loan group 2, representing 0.5% of the initial outstanding loan group 2 balance), have no lockout period and the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid, of these loans.

     o    9 mortgage loans, representing 0.6% of the initial outstanding pool balance (which include 6 mortgage loans in loan group 1, representing
          0.6% of the initial outstanding loan group 1 balance, and 3 mortgage loans in loan group 2, representing 0.8% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage set forth on Appendix II to this prospectus supplement.

     o    1 mortgage loan, representing 0.4% of the initial outstanding pool balance (and representing 0.5% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout

                                      S-144

          period, and following the lockout period provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    1 mortgage loan, representing 0.3% of the initial outstanding pool balance (and representing 1.6% of the initial outstanding loan group 2 balance), prohibits voluntary principal prepayments during a lockout period and following the lockout period, permits principal prepayment without a prepayment premium.

     o    1 mortgage loan, representing 0.3% of the initial outstanding pool balance (and representing 1.4% of the initial outstanding loan group 2 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayments if accompanied by a prepayment premium calculated based on a yield maintenance formula.

     o    1 mortgage loan, representing 0.2% of the initial outstanding pool balance (and representing 0.2% of the initial outstanding loan group 1 balance), permits principal payment at any time if, for a period of time, such prepayment is accompanied by a prepayment premium calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and after such period of time, such prepayment is accompanied by a prepayment premium equal to a certain specified percentage that declines over time of the amount prepaid, depending upon the time of prepayment, as set forth in Appendix II to this prospectus supplement.

     o    1 mortgage loan, representing 0.2% of the initial outstanding pool balance (and representing 0.8% of the initial outstanding loan group 2 balance), has no lockout period and the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated based on a yield maintenance formula.

     o    1 mortgage loan, representing 0.1% of the initial outstanding pool balance (and representing 0.2% of the initial outstanding loan group 2 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage that declines over time of the amount prepaid, depending upon the time of prepayment, as set forth in Appendix II to this prospectus supplement.

     Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

     With respect to the prepayment provisions set forth above, certain of the mortgage loans also include provisions described below:

     o    1 mortgage loan, representing 2.5% of the initial outstanding pool balance (and representing 3.1% of the initial outstanding loan group 1 balance), allows the release of a portion of the collateral for that mortgage loan through a partial defeasance provided that certain conditions are met, by pledging to the trust "government securities"
          as defined in the Investment Company Act of 1940 in an amount equal to
          $13,750,000 of the collateral for such portion of the mortgage loan being released and obtaining the release of such portion of the mortgaged property from the lien of the mortgage.

     o    1 mortgage loan, representing 1.6% of the initial outstanding pool balance (and representing 2.0% of the initial outstanding loan group 1 balance), is secured by multiple parcels and permits the release of one or more of the parcels from the lien of the mortgage upon defeasance of an amount equal to 100% of the

                                      S-145

          allocated mortgage loan amount of the released parcel if the loan-to-value ratio of the remaining property is not greater than 75%
          and the debt service ratio is not less than 1.20x.

     o    1 mortgage loan, representing 1.5% of the initial outstanding pool balance (and representing 7.1% of the initial outstanding loan group 2 balance), prior to the lockout release date, allows the release of a portion of the collateral for that mortgage loan (excluding any release in connection with a partial defeasance) if certain conditions are met, including the prepayment of a portion of the outstanding principal balance allocated to the released portion of the related mortgaged property and the payment of 1.00% of the principal amount of the mortgage loan, and after the lockout release date, allow the release of a portion of the collateral for those mortgage loans through a partial defeasance if certain conditions are met.

     o    2 mortgage loans, representing 1.0% of the initial outstanding pool balance (and representing 1.2% of the initial outstanding loan group 1 balance), are secured by multiple mortgaged properties and permit the release of any of the mortgaged properties from the lien of the mortgage after the applicable lockout period upon the defeasance of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released if, among other things, (i) the debt service coverage ratio with respect to the remaining mortgaged properties is greater than or equal to (x) the combined DSCR immediately preceding the release, and (y) the DSCR of the remaining property at the time of loan closing, and (ii) the aggregate loan-to-value ratio of the remaining property is less than or equal to
          (x) the combined loan-to-value ratio immediately preceding the release, and (y) the loan-to-value ratio of the remaining property at the time of loan closing.

     In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions.

     In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

     Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing 1 to 7 (except for 3 mortgage loans, representing 1.7% of the Initial Pool Balance, which permit such prepayments commencing 25, 37 and 37, respectively) payment dates prior to and including the maturity date or the anticipated repayment date.

     See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

     Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan (or any Serviced Loan Group, as applicable) if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans ((or any Serviced Loan Group, as applicable) generally permit transfers of the related mortgaged property, subject to reasonable approval of

                                      S-146

the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the applicable special servicer, as the case may be, or, if collected, will be paid to such master servicer or such special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans (or any Serviced Loan Group, as applicable) permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer. The mortgage loans sold to the trust by Massachusetts Mutual
Life Insurance Company generally permit the limited partner of the related borrower to become the general partner in accordance with the terms of the related partnership agreement. The residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative Bank permit transfers of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged property. The applicable master servicer or the applicable special servicer, as the case may be, will determine, in a manner consistent with the Servicing
Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan (or any Serviced Loan Group, as applicable) upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and
Servicing Agreement.

     Subordinate and Other Financing

     Except as set forth below, each of the mortgage loan sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the mortgage loan sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

     The Michigan Plaza Pari Passu Loan (identified in Appendix II to this prospectus supplement as Mortgage Loan No. 1), representing 9.9% of the Initial
Pool Balance, currently is comprised of one out of two pari passu notes. The other pari passu note that is secured by the mortgaged property related to such mortgage loan is not included in the trust.

     The mortgaged property securing the Royal Airport Office Mortgage Loan
(identified in Appendix II to this prospectus supplement as Mortgage Loan No.
65), representing 0.4% of the Initial Pool Balance, currently secures a subordinate B note. The subordinate B note that is secured by the mortgaged property related to such mortgage loan is not included in the trust.

     17 mortgage loans, representing 2.3% of the Initial Pool Balance (which include 16 mortgage loans in Loan Group 1, representing 2.8% of the Initial Loan
Group 1 Balance, and 1 mortgage loan in Loan Group 2, representing 0.5% of the
Initial Loan Group 2 Balance), which are not secured by residential cooperative properties, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties either without prior lender approval or upon the satisfaction of certain conditions.

     The borrowers under 5 of the mortgage loans that are secured by low income multifamily housing, representing 1.4% of the Initial Pool Balance (and representing 6.7% of the Initial Loan Group 2 Balance), have incurred a limited amount of indebtedness from local housing administration agencies or social welfare organizations, such indebtedness is secured by the related mortgaged property. Each of such indebtedness is subordinate to the related mortgage loan either by its terms or by a subordination agreement.

     In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative
Bank and certain other mortgage loans in the trust (including all of

                                      S-147

the mortgage loans in the trust sold to the Depositor by Massachusetts Mutual
Life Insurance Company) do not require the borrowers to be special purpose entities.

     The borrowers under 54 mortgage loans, which collectively represent 9.3% of the Initial Pool Balance (which include 33 mortgage loans in Loan Group 1, representing 4.9% of the Initial Loan Group 1 Balance, and 21 mortgage loans in
Loan Group 2, representing 26.3% of the Initial Loan Group 2 Balance) and which are secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the Pooling and Servicing Agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op
Basis of the related mortgaged property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed
$7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do
so.

     3 mortgage loans, representing 3.6% of the Initial Pool Balance (which include 2 mortgage loans in Loan Group 1, representing 4.3% of the Initial Loan
Group 1 Balance and 1 mortgage loan in Loan Group 2, representing 1.0% of the
Initial Loan Group 2 Balance), which are not secured by residential cooperative properties, have mezzanine debt currently in place.

     65 mortgage loans, representing 16.0% of the Initial Pool Balance (which include 38 mortgage loans in Loan Group 1, representing 10.2% of the Initial
Loan Group 1 Balance, and 27 mortgage loans in Loan Group 2, representing 38.7%
of the Initial Loan Group 2 Balance), have either subordinate secured debt or mezzanine debt currently in place. In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance premium or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance premium or prepayment premium. The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

     For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II.

     Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the mortgage loan sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate
Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May
Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely
Affect Payment On Your Certificates" in this prospectus supplement.

     Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                      S-148

     Loan Purpose

     38 of the mortgage loans we intend to include in the Trust, representing
22.2% of the Initial Pool Balance (which include 35 mortgage loans in Loan Group
1, representing 26.7% of the Initial Loan Group 1 Balance, and 3 mortgage loans in Loan Group 2, representing 4.5% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan; 174 of the mortgage loans, representing 72.3% of the Initial Pool Balance (which include 126 mortgage loans in Loan Group 1, representing 73.3% of the Initial Loan Group 1 Balance, and 48
mortgage loans in Loan Group 2, representing 68.5% of the Initial Loan Group 2
Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan; and 20 mortgage loans, representing 5.5% of the Initial
Pool Balance (and representing 26.9% of the Initial Loan Group 2 Balance), were originated in connection with construction take-out financing.

     Additional Collateral

     Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see
Appendix II.

     The ARD Loans

     5 mortgage loans, representing 4.1% of the Initial Pool Balance (and representing 5.2% of the Initial Loan Group 1 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its
Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

     Cash Management Agreements/Lockboxes

     51 of the mortgage loans, representing 53.2% of the Initial Pool Balance
(which include 45 mortgage loans in Loan Group 1, representing 64.8% of the
Initial Loan Group 1 Balance, and 6 mortgage loans in Loan Group 2, representing
8.0% of the Initial Loan Group 2 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

     Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

     o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable master servicer or applicable special servicer on behalf of the trust.
          Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable master servicer or applicable special servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

     o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled

                                      S-149

          by the lockbox bank, which in general is the applicable master servicer or applicable special servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable master servicer or applicable special servicer on behalf of the trust; the revenue is then applied by the applicable master servicer or applicable special servicer on behalf of the trust according to the related mortgage loan documents.

     o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or applicable special servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable master servicer or applicable special servicer on behalf of the trust according to the related mortgage loan documents.

     o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable master servicer or applicable special servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable master servicer or applicable special servicer on behalf of the trust according to the related mortgage loan documents.

     o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

     In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

THE MICHIGAN PLAZA PARI PASSU LOAN

     Mortgage Loan No. 1 (referred to herein as the "Michigan Plaza Pari Passu
Loan"), with an original principal balance of $160,000,000 and an outstanding principal balance of $160,000,000 as of the Cut-off Date, (representing approximately 9.9% of the Initial Pool Balance), is secured by a mortgaged property on a pari passu basis with one other note with an outstanding principal balance of $72,000,000 (the "Michigan Plaza Companion Loan") that is not included in the trust. The Michigan Plaza Pari Passu Loan was transferred to trust by Morgan Stanley Mortgage Capital Inc. The Michigan Plaza Companion Loan
is currently held by Morgan Stanley Mortgage Capital Inc., and has the same interest rate, maturity date and amortization term as the Michigan Plaza Pari
Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the Michigan Plaza Pari Passu Loan, the Debt Service
Coverage Ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion
Loan. The Michigan Plaza Pari Passu Loan together with the Michigan Plaza
Companion Loan are collectively referred to herein as the "Michigan Plaza Loan
Group."

     The Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan
will be serviced pursuant to the provisions of the Pooling and Servicing
Agreement. The applicable master servicer will make Servicing Advances in respect of the mortgaged property securing the Michigan Plaza Loan Group, but will make advances of principal and interest only in respect of the related
Michigan Plaza Pari Passu Loan pursuant to the Pooling and Servicing Agreement.
The applicable master servicer will remit collections on the Michigan Plaza
Companion Loan to the holder thereof. Under the Pooling and Servicing Agreement, the servicing and administration of the Michigan Plaza

                                      S-150

Loan Group generally will be conducted as if such loans were a single "mortgage loan" under the provisions of the Pooling and Servicing Agreement.

     The initial holder of the Michigan Plaza Pari Passu Loan and the holder of the Michigan Plaza Companion Loan entered into a co-lender agreement (the
"Michigan Plaza Co-Lender Agreement"). The holder of the Michigan Plaza
Companion Loan may sell or transfer the Michigan Plaza Companion Loan at any time subject to compliance with the requirements of the Michigan Plaza Co-Lender
Agreement.

     The Michigan Plaza Co-Lender Agreement

     The Michigan Plaza Co-Lender Agreement provides, among other things, for the application of payments among the Michigan Plaza Pari Passu Loan and the
Michigan Plaza Companion Loan.

     All amounts paid by the related borrower or otherwise available for payment on the Michigan Plaza Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable special servicer and/or the trustee under the Pooling and Servicing Agreement, and the master servicer, the special servicer and/or the trustee (if any) of the securitization that may include the Michigan Plaza Companion Loan for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that the respective holders of the
Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan will each receive, on a pari passu basis with each other, an amount equal to a pro rata share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the Michigan Plaza Loan Group) of all scheduled payments and prepayments of principal of the Michigan Plaza Loan
Group, together with all accrued and unpaid interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan.

     Following the payment of all interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) and principal due with respect to the Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan as contemplated by the preceding paragraph, any remaining amounts available for distribution to the holders of such mortgage loans will be applied on a pro rata and pari passu basis.

     The Michigan Plaza Co-Lender Agreement entitles the Operating Adviser, as controlling holder with respect to the Michigan Plaza Loan Group (the "Michigan
Plaza Controlling Holder"), to approve of certain actions the applicable master servicer or applicable special servicer, as the case may be, takes with respect to the Michigan Plaza Loan Group, which actions include, but are not limited to, the items set forth herein under "--The Operating Adviser." The Michigan Plaza
Controlling Holder will be entitled to replace the applicable special servicer, with or without cause, solely in respect of the Michigan Plaza Loan Group.

     In addition, also pursuant to the Michigan Plaza Co-Lender Agreement, the holder of the Michigan Plaza Companion Loan will be entitled to consult with
(but, except as contemplated by the prior paragraph and as described below, not direct) the applicable special servicer with respect to various servicing matters involving the Michigan Plaza Loan Group.

     Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Michigan Plaza Controlling Holder or the holder of the
Michigan Plaza Companion Loan, as contemplated above, may (and the applicable master servicer or the applicable special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will)
require or cause such master servicer or special servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the Pooling and
Servicing Agreement or violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or any provisions of the
Michigan Plaza Co-Lender Agreement.

     Under the Pooling and Servicing Agreement, if the Michigan Plaza Pari Passu
Loan is subject to a fair value purchase option, then any holder of that option will also be required to purchase the Michigan Plaza Companion Loan in connection with the exercise of that option.

                                     S-151

THE ROYAL AIRPORT OFFICE MORTGAGE LOAN

     General

     The mortgaged property securing Mortgage Loan No. 65 (referred to herein as the "Royal Airport Office Mortgage Loan"), with an original principal balance of
$7,000,000 and an outstanding principal balance of $6,993,730 as of the Cut-off
Date, (representing approximately 0.4% of the Initial Pool Balance), also secures a subordinate B note with an original principal balance of $3,000,000
(the "Royal Airport Office B Loan") that is not included in the trust. The Royal
Airport Office Mortgage Loan will be transferred to the trust by Morgan Stanley
Mortgage Capital Inc. The Royal Airport Office B Loan is currently held by
Morgan Stanley Mortgage Capital Inc., is interest only and accrues interest at
5.800%. For purposes of the information presented in this prospectus supplement with respect to the Royal Airport Office Mortgage Loan, the Debt Service
Coverage Ratio and loan-to-value ratio reflect the indebtedness evidenced by the
Royal Airport Office Mortgage Loan without taking into account the Royal Airport
Office B Loan. The Royal Airport Office Mortgage Loan together with the Royal
Airport Office B Loan are collectively referred to herein as the "Royal Airport
Office Loan Group."

     The Royal Airport Office Mortgage Loan and the Royal Airport Office B Loan
will be serviced pursuant to the provisions of the Pooling and Servicing
Agreement. The applicable master servicer will make Servicing Advances in respect of the mortgaged property securing the Royal Airport Office Loan Group, but will make advances of principal and interest only in respect of the related
Royal Airport Office Mortgage Loan pursuant to the Pooling and Servicing
Agreement. The applicable master servicer will remit collections on the Royal
Airport Office B Loan to the holder thereof. Under the Pooling and Servicing
Agreement, the servicing and administration of the Royal Airport Office Loan
Group generally will be conducted as if such loans were a single "mortgage loan"
under the provisions of the Pooling and Servicing Agreement.

     The initial holder of the Royal Airport Office Mortgage Loan and the holder of the Royal Airport Office B Loan entered into an intercreditor agreement (the
"Royal Airport Office Intercreditor Agreement"). The holder of the Royal Airport
Office B Loan may sell or transfer the Royal Airport Office B Loan at any time subject to compliance with the requirements of the Royal Airport Office
Intercreditor Agreement.

     The Royal Airport Office Intercreditor Agreement

     The Royal Airport Office Intercreditor Agreement provides, among other things, for the application of payments among the Royal Airport Office Mortgage
Loan and the Royal Airport Office B Loan.

     All amounts paid by the related borrower or otherwise available for payment on the Royal Airport Office Loan Group (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable special servicer and/or the trustee under the Pooling and Servicing
Agreement, and the master servicer, the special servicer and/or the trustee (if any) of the securitization that may include the Royal Airport Office B Loan for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that the holders of the
Royal Airport Office Mortgage Loan will receive interest and principal before any payments are made on the Royal Airport Office B Loan.

     Consultation and Approval Rights

     The Royal Airport Office Intercreditor Agreement will provide that either the holder of the Royal Airport Office B Loan and/or the Operating Adviser will have consultation and approval rights with respect to certain actions taken by the applicable master servicer or special servicer, as the case may be, in regard to the Royal Airport Office Loan Group, except that no advice, direction or objection from or by the holder of the Royal Airport Office Loan or the
Operating Adviser, as the case may be, may (and the applicable master servicer or the applicable special servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such master servicer or special servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard under the Pooling and Servicing
Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or any provisions of the Royal
Airport Office Intercreditor Agreement.

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     Cure Rights

     Pursuant to the Royal Airport Office Intercreditor Agreement, the holder of the Royal Airport Office B Loan has the right to cure certain monetary events of default that have occurred and are continuing in accordance with the terms and conditions set forth in the Royal Airport Office Intercreditor Agreement.

     Purchase Option

     Pursuant to the Royal Airport Office Intercreditor Agreement, the holder of the Royal Airport Office B Loan, upon written notice to the holder of the Royal
Airport Office Mortgage Loan, will have the right to purchase the Royal Airport
Office Mortgage Loan upon certain events of defaults by the borrower under the related loan documents pursuant to the conditions set forth in and in accordance with the requirements of the Royal Airport Office Intercreditor Agreement.

     The purchase price for the Royal Airport Office Mortgage Loan in connection with this purchase option will generally include the outstanding principal balance of the Royal Airport Office Mortgage Loan, accrued and unpaid interest at the applicable interest rate, any servicing fees, special servicing fees, liquidation fees, expenses advanced by the applicable master servicer or special servicer and any other amounts specified in the Royal Airport Office
Intercreditor Agreement or the Pooling and Servicing Agreement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals

     In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

     o    Except as provided in the second succeeding bullet, the loan-to-value ratios for each mortgaged property were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals generally conducted on or after January 1, 2005.

     o    With respect to 66 of those mortgaged properties described in the previous bullet, securing mortgage loans representing 11.7% of the
          Initial Pool Balance (which include 38 mortgaged properties in Loan
          Group 1, securing mortgage loans representing 5.8% of the Initial Loan
          Group 1 Balance, and 28 mortgaged properties in Loan Group 2, securing mortgage loans representing 34.6% of the Initial Loan Group 2
          Balance), which mortgage loans are secured by residential cooperative properties, such estimates of value from such appraisals were calculated based on the market value of the real property, as if operated as a residential cooperative, and, in general, equal the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

     o    In connection with the mortgage loans sold to the trust by
          Massachusetts Mutual Life Insurance Company, the mortgage loan seller arrived at the valuations of the mortgaged properties by applying a capitalization rate to underwritten net operating income and adding in the remaining value of the outstanding tax credits.

                                     S-153

     Environmental Assessments

     With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after January 1, 2005, which include each mortgaged property securing each mortgage loan in the trust, the related mortgage loan seller will represent to us that, as of the cut-off date and subject to certain specified exceptions, it has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

     With respect to certain residential cooperative properties, relating to mortgage loans in the aggregate amount of $977,663 or less and sold to the trust by NCB, FSB representing 0.1% of the Initial Pool Balance (and representing
0.02% of the Initial Loan Group 1 Balance and 0.2% of the Initial Loan Group 2
Balance), ASTM transaction screens were conducted in lieu of Phase I environmental site assessments.

     Property Condition Assessments

     Each mortgage loan seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

     With respect to the mortgaged properties for which engineering reports were prepared on or after January 1, 2005, relating to mortgaged properties securing
100.0% of the Initial Pool Balance, the related mortgage loan seller will represent to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the mortgage loan seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

     Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

     Zoning and Building Code Compliance

     Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.
Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I to this prospectus supplement sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the 10 largest loans in the Mortgage Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained in this prospectus

                                     S-154

supplement under "Risk Factors" elsewhere in this "Description of the Mortgage
Pool" section and under "Legal Aspects Of The Mortgage Loans And The Leases" in
the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable
               Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" (or
               group of cross-collateralized mortgage loans) is calculated pursuant to the definition thereof under the "Glossary of Terms"
               in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service
               Coverage Ratio (unless otherwise indicated) reflects with respect to where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan. With respect to the Michigan Plaza Pari Passu
               Loan, the Debt Service Coverage Ratio reflects the aggregate indebtedness evidenced by the Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan. With respect to the Royal
               Airport Office Mortgage Loan, the Debt Service Coverage Ratio
               reflects the indebtedness evidenced by the Royal Airport Office
               Mortgage Loan, without taking into account the Royal Airport
               Office B Loan.

          (2)  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, other than a residential cooperative property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the
               respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial
               statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware
               (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's
               evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases,
               borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable
               Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar
               properties. The Underwritable Cash Flow for a residential
               cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized
               occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and
               projected reserves. See also "Risk Factors-- A Large
               Concentration Of Residential Cooperative Properties In The
               Mortgage Pool Will Subject Your Investment To The Special Risks
               Of Residential Cooperative Properties" in this prospectus
               supplement.

                                     S-155

          (3)  Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties.
               In such cases, other than with respect to residential cooperative properties, items of revenue and expense used in calculating
               Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

          (4)  The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (5)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the
               "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV"
               or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms"
               in this prospectus supplement. In addition, the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property was calculated based on the market value of such residential cooperative property, as if operated as a residential cooperative, and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio with respect to the Michigan Plaza Pari Passu Loan reflects the aggregate indebtedness evidenced by the Michigan Plaza Pari Passu
               Loan and the Michigan Plaza Companion Loan. For purposes of the information presented in this prospectus supplement, the
               loan-to-value ratio with respect to the Royal Airport Office
               Mortgage Loan reflects the indebtedness evidenced by the Royal
               Airport Office Mortgage Loan only, without taking into account the Royal Airport Office B Loan.

          (6)  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined as described above under "--Assessments of Property Value and
               Condition--Appraisals."

          (7)  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (8)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and, with respect to mortgage loans other than those secured by residential cooperative properties, rent rolls.

STANDARD HAZARD INSURANCE

     Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) for which it is acting as master servicer (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by

                                     S-156

the terms of the loan documents and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as
having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o    the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

     If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance and the cost thereof, subject to a determination of recoverability, will be a Servicing
Advance. Each special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO
Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be paid by the applicable master servicer as a Servicing Advance, subject to a determination of recoverability. None of the master servicers or the special servicers will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing Standard. A determination by the master servicer (with respect to non-Specially Serviced
Mortgage Loans) or the special servicer (with respect to Specially Serviced
Mortgage Loans) that terrorism insurance is not available at a commercially reasonable rate will be subject to the approval of the Operating Adviser as set forth in the Pooling and Servicing Agreement.

     Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the
Certificateholders. The special servicers will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or
Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments
On Your Certificates" and "--Certain Other Risks Related to Casualty and
Casualty Insurance" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley
Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee.

     The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 90 days following the Closing Date, and the trustee will hold the related documents in trust.

                                     S-157

Within 90 days following the Closing Date, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

     Notwithstanding the foregoing, with respect to any mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the trustee will be required to be prepared or delivered. Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee to be shown as (and the trustee will be required to take all actions necessary to confirm that it is shown as) the owner of the related mortgage loan on the records of
MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and to provide reasonable evidence of any such transfers to the master servicers and the special servicers.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related mortgage loan seller will represent and warrant with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     1. the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     2. such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     3. no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period immediately preceding the Cut-off Date;

     4. the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

     5. the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     6. the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

     7. the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

     8. the mortgaged property satisfies certain conditions, generally as discussed under "Risk Factors--Property Inspections And Engineering Reports May
Not Reflect All Conditions That Require Repair On The Property";

     9. the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     10. the related mortgaged property is covered by an American Land Title
Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     11. the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

                                     S-158

     12. the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under "Risk Factors--Environmental
Risks Relating To Specific Mortgaged Properties May Adversely Affect Payments On
Your Certificates";

     13. each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     14. the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

     15. there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

     16. to the mortgage loan seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

     17. no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment consideration in connection therewith;

     18. to the mortgage loan seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such mortgage loan seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

     19. the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the mortgage loan seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to Morgan Stanley
Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the mortgage loan seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder;
(f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 10 years beyond the full amortization term of the related mortgage loan;

     20. the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

                                     S-159

     21. at origination, the mortgage loans complied with all applicable federal, state and local statutes and regulations.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related mortgage loan seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

     o    repurchase the affected mortgage loan from the trust at the Purchase
          Price; or

     o    at its option, if within the 2-year period commencing on the Closing
          Date, replace such mortgage loan with a Qualifying Substitute Mortgage
          Loan; and

     o    pay an amount generally equal to the excess of the applicable Purchase
          Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

     The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the
Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

     If (i) a mortgage loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above (a
"Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans, then the applicable document defect or breach (without regard to this paragraph) (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the
case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed
Mortgage Loan in accordance with the provisions of the applicable mortgage loan purchase agreement, unless, in the case of such breach or document defect, (A)
the applicable mortgage loan seller provides a nondisqualification opinion to the trustee for the benefit of the Certificateholders at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material

                                     S-160

Breach had occurred without regard to this paragraph (the "Affected Loans"): (1)
the debt service coverage ratio for all such Crossed Mortgage Loans (excluding the Affected Loans) for the four calendar quarters immediately preceding the repurchase or replacement (determined in accordance with the applicable mortgage loan purchase agreement) is equal to the greater of (x) the debt service coverage ratio for all such mortgage loans (including the Affected Loans) set forth under the heading "NCF DSCR" in Appendix II to this prospectus supplement and (y) 1.25x, and (2) the loan-to-value ratio for all such Crossed Mortgage
Loans (excluding the Affected Loans) is not greater than the lesser of (x) the current loan-to-value ratio for all such mortgage loans (including the Affected
Loans) set forth under the heading "Cut-off Date LTV" in Appendix II to this prospectus supplement and (y) 75%. The determination of the applicable master servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The applicable master servicer will be entitled to cause, or direct the applicable mortgage loan seller to cause, to be delivered to such master servicer an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the applicable mortgage loan seller if the scope and cost of such appraisal is approved by such mortgage loan seller
(such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered
Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     Each master servicer and special servicer, either directly or through the
Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (or any Serviced Loan Group) for which it is master servicer or special servicer in accordance with the Servicing Standard. With respect to the Michigan Plaza Pari Passu Loan and the Royal Airport Office Mortgage Loan,
the following discussion pertains to the servicing of the entire Michigan Plaza
Loan Group and Royal Airport Office Loan Group, respectively.

     Each master servicer and special servicer is required to adhere to the
Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any mortgage loan seller, and the different payment priorities among the Classes of Certificates. Any master servicer, any special servicer and any Primary Servicer may become the owner or pledgee of
Certificates with the same rights as each would have if it were not a master servicer, a special servicer or a Primary Servicer, as the case may be.

     Any such interest of a master servicer, a special servicer or a Primary
Servicer in the Certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the
Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such master servicer, special servicer or Primary Servicer. In addition, a master servicer or a special servicer may, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

     The master servicer for mortgage loans that are not NCB Mortgage Loans intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the

                                     S-161

Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing
Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, each special servicer and the Certificateholders for servicing and administering the mortgage loans in accordance with the provisions of the Pooling and
Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicers, the Primary Servicers and the special servicers are permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any sub-servicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that (with limited exceptions, which related to reporting under Regulation AB by a sub-servicer engaged at the request of a mortgage loan seller) the master servicers, the Primary Servicers or the special servicers, as the case may be, will remain liable for their respective servicing obligations under the Pooling and Servicing Agreement. The master servicers or the special servicers, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days'
notice to the trustee and the paying agent; provided that:

     o    a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o    the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing;
          and

     o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

     Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary
Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer's duties and obligations under the Pooling and
Servicing Agreement. If a special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of such special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

     The relationship of each master servicer and special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     Neither master servicer will have any responsibility for the performance of the other master servicer's duties or either special servicer's duties under the
Pooling and Servicing Agreement, and neither special servicer will have any responsibility for the performance of either master servicer's duties under the
Pooling and Servicing Agreement.

     The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicers will be responsible for servicing and administering any
Specially Serviced Mortgage Loans for which they are acting as special servicer.

     Upon the occurrence of any of the events set forth under the term
"Specially Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance

                                     S-162

with the procedures set forth in the Pooling and Servicing Agreement.
Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by such special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

     The master servicers and the special servicers will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and
Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of
the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust or any party to the Pooling and Servicing Agreement will generally be handled by the applicable special servicer, subject to certain rights of the applicable master servicer and trustee (including but not limited to the right to appear in any such action to which it is a named party) and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

     The master servicers, the special servicers and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to any
Serviced Loan Group, out of collections on, and other proceeds of, the related loans not included in the trust) against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans, the Michigan Plaza Companion Loan, the Royal Airport Office B Loan or the Certificates other than any loss, liability or expense incurred by reason of the applicable master servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing
Agreement.

     Master Servicer Compensation

     Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of the mortgage loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account maintained by it and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

     The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest
Payment required to be made by such master servicer on such Distribution Date.
Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment
Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment
Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In addition, each master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially
Serviced Mortgage Loans. The general special servicer will process and approve assumptions relating to the mortgage loans in the trust that are not NCB
Mortgage Loans. With respect to the NCB Mortgage Loans, NCB, FSB, as master servicer, will generally process assumptions and the applicable special servicer will generally be entitled to approve assumptions relating thereto.

                                     S-163

     In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing
Fee as compensation.

     See also "Description of the Offered Certificates--Distributions--Fees and
Expenses" in this prospectus supplement.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default (other than an Event of Default described under the ninth bullet under the definition of "Event of
Default" under the "Glossary of Terms"), the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the trustee. After an Event of Default described under the ninth bullet under the definition of "Event of Default" under the
"Glossary of Terms," the trustee shall, at the written direction of the holders of Certificates representing not less than 51% of the Certificate Balance of all
Certificates or at the direction of the holders of a majority of the Controlling
Class, terminate such master servicer.

     Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee; provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

     Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer as to which the Rating Agencies have confirmed in writing that the servicing transfer to such successor will not result in a withdrawal, downgrade or qualification of the then current ratings on the
Certificates and (ii) if it is a general master servicer, assume the obligations under the primary servicing agreements entered into by the applicable predecessor master servicer. If any master servicer is terminated based upon an
Event of Default related to a rating agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as such terminated master servicer is on the approved select list of commercial mortgage loan servicers maintained by S&P and has a commercial loan primary servicer rating of at least
CPS3 (or the equivalent) from Fitch (or obtains a confirmation from each Rating
Agency as to which such terminated master servicer does not satisfy the applicable rating level described above that such primary or sub-servicing servicing arrangement will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates) and the Operating
Adviser has consented to such primary servicing or sub-servicing arrangement.

                                     S-164

     However, if either master servicer is terminated solely due to an Event of
Default described in the eighth or ninth bullet of the definition of Event of
Default, and prior to being replaced as described in the previous paragraph such master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the continuation of the respective
Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

     The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the applicable predecessor master servicer. Such predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of Default or voluntary resignation.

     Special Servicer Compensation

     Each special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans (or, to the extent solely related to (x) the Michigan
Plaza Loan Group, from collections on the Michigan Plaza Loan Group or (y) the
Royal Airport Office Loan Group, from collections on the Royal Airport Office B
Loan) and, to the extent of the trust's interest therein, any foreclosure properties, prior to any distribution of such collections to Certificateholders, the holder of the Michigan Plaza Companion Loan or Royal Airport Office B Loan,
as applicable). The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced
Mortgage Loan or if the related mortgaged property becomes an REO Property;
otherwise such fee is paid until the maturity of such mortgage loan. If a special servicer is terminated or resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became
Rehabilitated Mortgage Loans while it acted as special servicer and remained
Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     Each special servicer is also permitted to retain, in general, 100% of all assumption application fees, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans for which it is acting as special servicer and, with respect to the general special servicer, 50% of such fees on non-Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation
Fee and the Workout Fee will be obligations of the trust and will represent
Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, each special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of all assumption fees received

                                     S-165

in connection with any mortgage loans which are not Specially Serviced Mortgage
Loans for which it is acting as special servicer. The general special servicer will process and approve assumptions relating to the mortgage loans in the trust that are not NCB Mortgage Loans. With respect to the NCB Mortgage Loans, NCB,
FSB, as master servicer, will generally process assumptions and the applicable special servicer will generally be entitled to approve assumptions relating thereto.

     As described in this prospectus supplement under "--The Operating Adviser,"
the Operating Adviser will have the right to receive notification of certain actions of each special servicer, subject to the limitations described in this prospectus supplement. See also "Description of the Offered
Certificates--Distributions--Fees and Expenses" in this prospectus supplement.

     Termination of Special Servicer

     The trustee may terminate a special servicer upon a Special Servicer Event of Default. The termination of a special servicer will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded such special servicer as successor special servicer and such successor special servicer has assumed the applicable special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement
does not provide for any such successor to receive any compensation in excess of that paid to the applicable predecessor special servicer. Such predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

     In addition to the termination of a special servicer upon a Special
Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove a special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any Class of Certificates. Subject to the same conditions, the Operating Adviser may also appoint the successor special servicer if a special servicer is terminated in connection with an Event of Default.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the applicable special servicer in regard to certain actions. The applicable special servicer will be required to notify the Operating Adviser of, among other things:

     o    any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

     o    any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

     o    any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--
          Optional Termination";

     o    any determination to bring an REO Property into compliance with applicable environmental laws;

     o    any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

     o    any acceptance of a discounted payoff;

     o    any waiver of a "due on sale" or "due on encumbrance" clause (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing Agreement);

                                     S-166

     o    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     o    any release of collateral for a Specially Serviced Mortgage Loan
          (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

     o    any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

     Other than with respect to a proposed sale of a Specially Serviced Mortgage
Loan, the Operating Adviser will also be entitled to advise the special servicers with respect to the foregoing actions.

     In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser will be responsible for its own expenses.

     Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

     NCB, FSB, as master servicer of the NCB Mortgage Loans, will be permitted, subject to any restrictions applicable to REMICs and subject to limitations imposed by the Pooling and Servicing Agreement, to amend any term (other than a
Money Term) of any NCB Mortgage Loan that is not a Specially Serviced Mortgage
Loan, and may extend the maturity date of any Balloon Loan (other than a
Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date, to the extent that NCB, FSB has received a firm commitment regarding the refinancing of such mortgage loan prior to the maturity date of such mortgage loan and subject to further conditions and limitations set forth in the Pooling and Servicing Agreement.

     Wells Fargo Bank, N.A., as master servicer of all of the mortgage loans
(and the Michigan Plaza Companion Loan and Royal Airport Office B Loan) other than the NCB Mortgage Loans, will have the right to permit non-material, routine modifications to the performing (non-specially serviced) mortgage loans it services, pursuant to the terms of the Pooling and Servicing Agreement.

     Subject to any restrictions applicable to REMICs, each special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

     o    reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or
          Yield Maintenance Charge;

     o    reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

                                     S-167

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the related special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of such special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or, with respect to any Serviced Loan Group, to the Certificateholders and the holder of the related mortgage loans not included in the trust, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will a special servicer be permitted to:

     o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

     o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless such special servicer gives due consideration to the remaining term of such ground lease.

     Additionally, the applicable special servicer will be permitted to modify performing mortgage loans subject to such special servicer consulting with counsel, and if such special servicer deems it necessary, the receipt of an opinion from counsel stating that such modification will not result in the violation of any REMIC provisions under the Code.

     Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of
Certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the
Certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) any mortgage loan seller with respect to each mortgage loan it sold, (b) the holder of
Certificates representing the greatest percentage interest in the Controlling
Class and (c) the special servicer (with respect to its mortgage loans), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase
Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the applicable special servicer upon the request of any holder of the Option. Such special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or such Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the special servicers or the holder of Certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the
Pooling and Servicing Agreement, that the Option Purchase Price is a fair price.
The reasonable, out of pocket expenses of such special servicer and the trustee incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to such special servicer and the trustee as an expense of the trust.

     The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related

                                     S-168

mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

FORECLOSURES

     Each special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating
Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the
Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders (or, with respect to any Serviced
Loan Group, to the Certificateholders and the holder of the related mortgage loans not included in the trust, as a collective whole, but with respect to the
Royal Airport Office Loan Group, taking into account the subordinate nature of the Royal Airport Office B Loan) but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the
Code), or any applicable extension period, unless such special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property"
under the REMIC provisions of the Code. In addition, each special servicer is required to use its best efforts to sell any REO Property prior to the Rated
Final Distribution Date.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the applicable special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8).
The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate--currently
35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO
Proceeds available for distribution to holders of Certificates. Under the
Pooling and Servicing Agreement, each special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property.
Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                                     S-169

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the Offered Certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

     For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC
I, REMIC II and REMIC III), other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess
Interest Grantor Trust"). See "Federal Income Tax Consequences--REMICs--Tiered
REMIC Structures" in the prospectus. Upon the issuance of the Offered
Certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming:

     o    the making of proper elections;

     o    the accuracy of all representations made with respect to the mortgage loans;

     o    ongoing compliance with all provisions of the Pooling and Servicing
          Agreement and other related documents and no amendments thereof; and

     o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate Classes of REMIC residual interests evidencing the sole
Class of "residual interests" in REMIC I in the case of the Class R-I
Certificates, the sole Class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole Class of "residual interests" in REMIC
III, in the case of the Class R-III Certificates; (3) the REMIC Regular
Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class EI
Certificates will represent beneficial ownership of the assets of the Excess
Interest Grantor Trust. See "Federal Income Tax Consequences--REMICs--Taxation
of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

     The Offered Certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including OID, if any, on the Offered
Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under
Section 856(c)(5)(B) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire Offered Certificates shall be treated as real estate assets and all interest from the Offered Certificates shall be treated as interest described in
Section 856(c)(3)(B).

     Moreover, the Offered Certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

     The Offered Certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property
(initially 24.7% of the Initial Pool Balance) or other property described in
Section 7701(a)(19)(C) of the Code. However, if 95% or more of the related

                                     S-170

REMIC's assets are assets described in 7701(a)(19)(C), then the entire Offered
Certificates will be treated as qualified property under 7701(a)(19)(C).

     A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections
856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     It is anticipated that the Class    , Class     and Class     Certificates
will be issued at a premium, that Class    , the Class     and Class
Certificates will be issued with a de minimis amount of original issue discount
and that the Class    , the Class     and Class     Certificates will be issued
with original issue discount for federal income tax purposes.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the Offered Certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Regular Certificates--Premium" in the prospectus.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID.
Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the Offered
Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates, if any, issued with OID may be able to select a method for recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the Offered Certificates and the IRS. Prospective purchasers of those Offered
Certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such Offered Certificates.

     To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated
redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the
prospectus.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount and Premium" in the prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of Certificates entitled thereto as described under "Description of the Offered Certificates--
Distributions--Distributions of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a Class of Certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment

                                     S-171

Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or
Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the
Certificateholders should consult their tax advisors concerning the treatment of
Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     Each special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the Offered
Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of any master servicer.

     For further information regarding the United States federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York and Illinois (representing approximately
19.7% and 10.0%, respectively, of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NEW YORK

     New York and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or either special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

     New York Law. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

ILLINOIS

     Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is usually accomplished by judicial foreclosure. There is no power of sale in Illinois.
After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the Illinois Mortgage Foreclosure Law on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge or sheriff. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of

                                     S-172

sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale. In certain circumstances, the lender may have a receiver appointed.

                          CERTAIN ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in Certificates, such
Plan assets would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicers, the special servicers, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing
Plans. In the absence of an applicable exemption, "prohibited transactions"--within the meaning of ERISA and Section 4975 of the Code--could arise if Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the Offered
Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

                                     S-173

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to Morgan Stanley & Co. Incorporated an individual prohibited transaction exemption, which generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts; provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemption as applicable to the Offered Certificates (and as modified by
Prohibited Transaction Exemption 2002-41) sets forth the following 5 general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P ;

     o    the trustee cannot be an affiliate of any member of the Restricted
          Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., each master servicer, each special servicer, each Primary Servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of Certificates;

     o    the sum of all payments made to the Underwriters in connection with the distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, a special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the
          Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o    the Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such Class of
Certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of Certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc.
expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

     Before purchasing any such Class of Certificates, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

                                     S-174

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each Class of Certificates does not exceed
          25% of all of the Certificates outstanding of that Class at the time of the acquisition; and

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemption, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the Certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley
Capital I Inc., the trustee, the paying agent and each master servicer that (1)
such acquisition and holding is permissible under applicable law, including the
Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley
Capital I Inc., the trustee, the paying agent, either master servicer, either special servicer or the certificate registrar to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such Certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption
95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemption, or other exemptive relief, and the potential consequences to their specific circumstances, prior to

                                     S-175

making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the
Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered
Certificates under applicable legal investment or other restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered
Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

     The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York. Legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York,
New York. Legal matters will be passed upon for Morgan Stanley Mortgage Capital
Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for IXIS Real
Estate Capital Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York,
for NCB, FSB and National Consumer Cooperative Bank by Bryan Cave, LLP, New
York, New York, for Massachusetts Mutual Life Insurance Company by Cadwalader,
Wickersham & Taft LLP, SunTrust Bank by Mayer, Brown, Rowe & Maw LLP, New York,
New York and for Union Central Mortgage Funding, Inc. by Thacher Proffitt & Wood
LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                         FITCH   S&P
---------------------------   -----   ---
Class A-1..................    AAA    AAA
Class A-1A.................    AAA    AAA
Class A-2..................    AAA    AAA
Class A-3..................    AAA    AAA
Class A-4..................    AAA    AAA
Class A-M..................    AAA    AAA
Class A-J..................    AAA    AAA
Class B....................    AA      AA
Class C....................    AA-    AA-
Class D....................     A      A

     The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date, which is the first Distribution Date that is 24 months after the expiration of the
Anticipated Repayment Date for the ARD Loan with the latest Anticipated
Repayment Date in the Mortgage Pool. The ratings on the Offered Certificates should be

                                     S-176

evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

     The ratings of the Certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the Certificates.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of
Offered Certificates by a rating agency that has not been requested by Morgan
Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                     S-177

                                GLOSSARY OF TERMS

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this
"Glossary of Terms" apply only to this series of Certificates and will not necessarily apply to any other series of Certificates the trust may issue.

     "Accrued Certificate Interest" means, in respect of each Class of REMIC
Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Additional Servicer" means each affiliate of a master servicer, a sponsor, the trustee, the Depositor or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of a master servicer, a sponsor, the trustee, the Depositor or any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

     "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary
Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II to this prospectus supplement.

     "Advance" means either a Servicing Advance or P&I Advance, as the context may require.

     "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

     "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls (with respect to all properties other than residential cooperative properties) and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made
(which is prior to stated maturity).

     "Appraisal Event" means, with respect to any mortgage loan or any Serviced
Loan Group, not later than the earliest of the following:

     o    the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan (or any Serviced Loan Group, as applicable) if such delinquency remains uncured;

     o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property; provided that such petition or appointment remains in effect;

     o    the effective date of any modification to a Money Term of a mortgage loan (or any Serviced Loan Group, as applicable), other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment;
          and

                                     S-178

     o    the date 30 days following the date a mortgaged property becomes an
          REO Property.

     "Appraisal Reduction" will equal for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

          the sum of:

     o    the Scheduled Principal Balance of such mortgage loan (or any Serviced
          Loan Group, as applicable) (or, in the case of an REO Property, the related REO Mortgage Loan), less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or any Serviced Loan Group;

     o    to the extent not previously advanced by a master servicer or the trustee, all accrued and unpaid interest on the mortgage loan (or any
          Serviced Loan Group, as applicable) (or, in the case of an REO
          Property, the related REO Mortgage Loan);

     o    all related unreimbursed Advances and interest on such Advances at the
          Advance Rate; and

     o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, a special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

          over

     o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (or any Serviced Loan Group, as applicable) (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

     With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

     In the case of the Michigan Plaza Pari Passu Loan, any Appraisal Reduction
will be calculated in respect of the Michigan Plaza Pari Passu Loan and the
Michigan Plaza Companion Loan and then allocated pro rata between the Michigan
Plaza Pari Passu Loan and the Michigan Plaza Companion Loan according to their respective principal balances. In the case of the Royal Airport Office Mortgage
Loan, any Appraisal Reduction will be calculated in respect of the Royal Airport
Office Mortgage Loan and the Royal Airport Office B Loan and then allocated first to the Royal Airport Office B Loan until reduced to zero and then to the
Royal Airport Office Mortgage Loan.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

     o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
          maturity date; or

     o    any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the

                                     S-179

Scheduled Payment that would have been due on such date if the related Balloon
Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the
last Due Date prior to the acquisition of such REO Property.

     "Authenticating Agent" means the paying agent, in its capacity as the
Authenticating Agent.

     "Available Distribution Amount" means in general, for any Distribution
Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

     (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or a special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

     o    Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

     o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this prospectus supplement);

     o    amounts that are payable or reimbursable to any person other than the
          Certificateholders (including, among other things, amounts payable to the master servicers, the special servicers, the Primary Servicers, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances);

     o    amounts deposited in the Distribution Account in error;

     o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the
          Interest Reserve Account;

     o    any portion of such amounts payable to the holder of the Royal Airport
          Office B Loan; and

     o    any portion of such amounts payable to the holder of the Michigan
          Plaza Companion Loan;

     (2) to the extent not already included in clause (1), any Compensating
Interest Payments paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in each Interest
Reserve Account in respect of each Interest Reserve Loan.

     In addition, (i) in the case of the mortgage loans that permit voluntary
Principal Prepayment on any day of the month without the payment of a full month's interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection
Period any Principal Prepayments received after the end of such Collection
Period but no later than the first business day immediately preceding such
Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and
(ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution
Account on the Master Servicer Remittance Date occurring in such month any such
Scheduled Payment (net of the Master Servicing Fee and Primary Servicing Fee,
and including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer Remittance Date
(provided that the applicable master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the Distribution
Account on a Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution Amount for the
Distribution Date occurring in the applicable month.

                                     S-180

     "Balloon Loans" means mortgage loans (or the Michigan Plaza Companion Loan or the Royal Airport Office B Loan) that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or
Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to a Balloon Loan, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of Certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that Class of Certificates and (ii) the Discount
Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan or, with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative
Bank, the mortgage rate on the related mortgage loan minus the Class X-Y Strip
Rate and (ii) the Discount Rate; provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     "Certificate Account" means one or more separate accounts established and maintained by a master servicer, any Primary Servicer or any sub-servicer on behalf of a master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificate Owner" means a person acquiring an interest in an offered certificate.

     "Certificate Registrar" means the paying agent, in its capacity as the
Certificate Registrar.

     "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

     "Certificates" has the meaning described under "Description of the Offered
Certificates--General" in this prospectus supplement.

     "Class" means the designation applied to the Offered Certificates and the private certificates, pursuant to this prospectus supplement.

     "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates and
the Class A-4 Certificates.

     "Clearstream Banking" means Clearstream Banking Luxembourg, societe anonyme.

     "Closing Date" means on or about June 8, 2006.

     "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed

                                     S-181

regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the trust.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Michigan Plaza Companion Loan or the Royal Airport Office B Loan)
during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Michigan Plaza Companion Loan or the Royal Airport Office B Loan) during the same Collection Period. Notwithstanding the foregoing, such Compensating
Interest shall not (i) exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection
Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties (but not including the Michigan Plaza
Companion Loan or the Royal Airport Office B Loan), if such master servicer applied the subject Principal Payment in accordance with the terms of the related mortgage loan documents or (ii) be required to be paid on any Prepayment
Interest Shortfalls incurred in respect of any Specially Serviced Mortgage
Loans.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan (and, if applicable, the Michigan
Plaza Companion Loan or Royal Airport Office B Loan, as the case may be). With respect to the mortgaged properties securing any Serviced Loan Group, only an allocable portion of such Condemnation Proceeds will be distributable to the
Certificateholders.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Certificates.

     "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means June 1, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in June 2006 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on June 1, 2006, not the actual day which such scheduled payments are due. All references to the "cut-off date" with respect to any mortgage loan characteristics (including any numerical or statistical information) contained in this prospectus supplement are based on an assumption that all scheduled payments will be made on the respective due date and that no unscheduled prepayments are made.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and assuming no unscheduled prepayment is made. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly

                                     S-182

payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value"
or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Debt Service Coverage Ratio" or "DSCR" is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means (a) with respect to any Distribution Date and any of the mortgage loans other than the NCB Mortgage Loans and the mortgage loans contributed to the trust by Massachusetts Mutual Life Insurance Company, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related Distribution Date, (b) with respect to any Distribution Date and any of the NCB Mortgage Loans, the earlier of (i) the 11th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 4th business day prior to the related Distribution Date or (c) with respect to any
Distribution Date and any of the mortgage loans contributed to the trust by
Massachusetts Mutual Life Insurance Company, the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next succeeding business day.

     "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates for any Distribution Date, the sum of:

     o    Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by:

     o    any Net Aggregate Prepayment Interest Shortfalls allocated to such
          Class; and

     o    Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
          Distributable Certificate Interest Amount payable in respect of such
          Class in accordance with the terms of the Pooling and Servicing
          Agreement; and

     o    the portion of the Distributable Certificate Interest Amount for such
          Class remaining unpaid as of the close of business on the preceding
          Distribution Date; and

     o    if the aggregate Certificate Balance is reduced because amounts in the
          Certificate Account allocable to principal have been used to reimburse a nonrecoverable Advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate
          Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so

                                     S-183

          reduced through the end of the Interest Accrual Period related to the
          Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a
Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans or any Serviced Loan Group, as applicable.

     "EPA" means the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear" means The Euroclear System.

     "Event of Default" means, with respect to a master servicer under the
Pooling and Servicing Agreement, any one of the following events:

     o    any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement, which failure to remit is not cured by 11:00 a.m. on the Distribution Date;

     o    any failure by such master servicer to make a required deposit to the
          Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

     o    any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the
          Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee;
          provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

     o    any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of
          Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring

                                     S-184

          the same to be remedied shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan
          Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

     o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

     o    such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

     o    such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o    such master servicer ceases to have a master servicer rating of at least "CMS3" from Fitch, or the trustee receives written notice from
          Fitch to the effect that the continuation of such master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of
          Certificates and citing servicing concerns with such master servicer as the sole or a material factor in such rating action; provided that such master servicer will have 60 days after removal due to such default within which it may sell its servicing rights to a party acceptable under the Pooling and Servicing Agreement; or

     o    such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer (or, with respect to
          NCB, FSB, as a U.S. Commercial Mortgage Servicer) and is not
          reinstated to such status within 60 days.

     Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Exchange Act, will constitute an "Event of Default" that entitles the
Depositor or another party to terminate that party. In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the
Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or any Serviced Loan Group, as applicable, or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to any Serviced Loan Group, a Principal
Prepayment in full had been made with respect to both the mortgage loan and related mortgage loan not included in the trust) on the date such proceeds were received.

                                     S-185

     "Excess Servicing Fee" means a fee payable to the master servicers or
Primary Servicers, as applicable, that is included as a component of the Master
Servicing Fee and accrues at a rate set forth in the Pooling and Servicing
Agreement, which is assignable and non-terminable.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exemption" means the individual prohibited transaction exemption granted by the DOL to Morgan Stanley & Co. Incorporated, as amended.

     "Expense Losses" means, among other things:

     o    any interest paid to the master servicers, the special servicers and the trustee in respect of unreimbursed Advances;

     o    all Special Servicer Compensation paid to the special servicers (to the extent not collected from the related borrower);

     o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I Inc., the master servicers, the Primary Servicers or the special servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

     o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

     "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the
Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.
Sections 6901 et seq.), the Federal Water Pollution Control Act, as amended (33
U.S.C. Sections 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. Sections
7401 et seq.), and any regulations promulgated pursuant thereto.

     "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $1,286,209,396.

     "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $329,905,235.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,616,114,631.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified
(without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

     "Insurance Proceeds" means all amounts paid by an insurer under any insurance policy in connection with a mortgage loan (or any Serviced Loan Group, as applicable), excluding any amounts required to be paid to the related borrower or used to restore the related mortgaged property. With respect to the mortgaged property or properties

                                     S-186

securing any Serviced Loan Group, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

     "Interest Accrual Period" means, with respect to each Distribution Date, for each Class of REMIC Regular Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X and Class X-Y Certificates.

     "Interest Reserve Account" means an account that each master servicer has established and will maintain for the benefit of the holders of the
Certificates.

     "Interest Reserve Amount" means all amounts deposited in each Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicers, the master servicers,
Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or a special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

     "Liquidation Fee" means, generally, 1.00% of the related Liquidation
Proceeds received in connection with a full or partial liquidation of a
Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation
Proceeds or Insurance Proceeds received by the trust (except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO
Property by a mortgage loan seller due to a Material Breach or a Material
Document Defect); provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such mortgage loan seller and due to the special servicer if repurchased after the date that is 90 (or, if the related seller is diligently attempting to cure such breach or document defect, 180) days or more after the applicable mortgage loan seller receives notice of the breach causing the repurchase and (B) in the case of a repurchase of a mortgage loan by any subordinate or mezzanine lender, such fee will only be due to a special servicer if repurchased 60 days after a master servicer, special servicer or trustee receives notice of the default causing the repurchase.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan (or Serviced Loan Group, as applicable) or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a mortgage loan seller, the Purchase Price of such mortgage loan). With respect to the mortgaged property or properties securing any Serviced Loan Group, only an allocable portion of such Liquidation Proceeds will be distributable to the
Certificateholders.

     "Loan Group 1" means that distinct loan group consisting of 161 mortgage loans, representing approximately 79.6% of the Initial Pool Balance, that are secured by property types other than multifamily properties, together with 38 mortgage loans that are secured by multifamily properties and 6 mortgage loans that are secured by mixed use properties.

     "Loan Group 2" means that distinct loan group consisting of 68 mortgage loans that are secured by multifamily properties, 1 mortgage loan that is secured by a manufactured housing community property and 2 mortgage loans that are secured by mixed use properties, representing approximately 20.4% of the
Initial Pool Balance and approximately 78.1% of the Initial Pool Balance of all the mortgage loans secured by multifamily properties, a manufactured housing community property and mixed use properties.

     "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

     "Loan Group Principal Distribution Amount" means the Loan Group 1 Principal
Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

                                     S-187

     "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

     "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

     "MAI" means Member of the Appraisal Institute.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, which amount is inclusive of the Excess Servicing Fee, based on the Master Servicing Fee Rate, to which the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans. For the avoidance of doubt, the Master Servicing Fee shall be payable to the applicable master servicer for servicing the Michigan Plaza Companion Loan and the Royal Airport Office B Loan out of payments on the Michigan Plaza Companion
Loan and the Royal Airport Office B Loan, respectively.

     "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the
Administrative Cost Rate.

     "Material Breach" means a breach of any of the representations and warranties made by a mortgage loan seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Michigan Plaza Co-Lender Agreement" means the co-lender agreement by and between the holder of the Michigan Plaza Pari Passu Loan and the holder of the
Michigan Plaza Companion Loan, relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

     "Michigan Plaza Companion Loan" means the mortgage loan, with an original principal balance of $72,000,000, that is secured by the Michigan Plaza
Mortgaged Property on a pari passu basis with the Michigan Plaza Pari Passu
Loan. The Michigan Plaza Companion Loan is not an asset of the trust.

     "Michigan Plaza Loan Group" means, collectively, the Michigan Plaza Pari
Passu Loan and the Michigan Plaza Companion Loan.

     "Michigan Plaza Mortgaged Property" means the mortgaged property that is identified on Appendix I to this prospectus supplement as "Michigan Plaza" and secures the Michigan Plaza Loan Group.

     "Michigan Plaza Pari Passu Loan" means Mortgage Loan No. 1, with an original principal balance of $160,000,000 and an outstanding principal balance of $160,000,000 as of the Cut-off Date, which is secured by the Michigan Plaza
Mortgaged Property on a pari passu basis with the Michigan Plaza Companion Loan.

     "Money Term" means, with respect to any mortgage loan (or any Serviced Loan
Group, as applicable), the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but
does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

                                     S-188

     "Mortgage File" means the following documents, among others:

     o    the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

     o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
          (unless such document(s) have not been returned by the applicable recorder's office);

     o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

     o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

     o    an original or copy of the related lender's title insurance policy
          (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

     o    when relevant, the related ground lease or a copy thereof;

     o    when relevant, copies of any loan agreements, lockbox agreements and intercreditor agreements (including, without limitation, the Michigan
          Plaza Co-Lender Agreement and the Royal Airport Office Intercreditor
          Agreement and a copy of the mortgage note evidencing the Michigan
          Plaza Companion Loan and the Royal Airport Office B Loan), if any;

     o    when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

     o    when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective mortgage loan seller, as the case may be.

     "Mortgage Pool" means the 232 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $1,616,114,631, which may vary by up to 5%.

     "NCB Mortgage Loans" means, collectively, the mortgage loans that were originated or purchased by NCB, FSB and National Consumer Cooperative Bank and
sold by NCB, FSB or National Consumer Cooperative Bank to the Depositor pursuant to the related mortgage loan purchase agreements.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date and each master servicer, the aggregate of all Prepayment
Interest Shortfalls incurred in respect of all (or, where specified, a portion)
of the mortgage loans serviced by such master servicer (including Specially
Serviced Mortgage Loans) during any Collection Period that are neither offset by
Prepayment Interest Excesses collected on such mortgage loans during such
Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate and minus, with respect to each residential cooperative mortgage loan, the Class X-Y Strip Rate for such mortgage loan; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage
Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan

                                     S-189

subsequent to the Closing Date. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each
Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or
Excess Interest). However, with respect to each Non-30/360 Loan:

     o    the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year (unless such Distribution Date is the final Distribution Date) will be adjusted to take into account the applicable Interest Reserve Amount; and

     o    the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in
          2007), or February if the related Distribution Date is the final
          Distribution Date, will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January
          (if applicable) and February.

     "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of residential cooperative mortgage loans sold to the trust by
NCB, FSB and National Consumer Cooperative Bank, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b)
fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

     "Notional Amount" has the meaning described under "Description of the
Offered Certificates--Certificate Balances" in this prospectus supplement.

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions. We anticipate that the initial Operating Adviser will be LNR Securities Holdings, LLC, an affiliate of one of the special servicers.

     "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of Defaulted
Mortgage Loans," in this prospectus supplement.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any default interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

     In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection
Period, make a P&I Advance in an amount equal to such Scheduled Payment (net of any Master Servicing Fee or Primary Servicing Fee) (or, in the case of a Balloon
Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer Remittance Date), in each case subject to a nonrecoverability determination.

     "Participants" means DTC's participating organizations.

                                     S-190

     "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code.)

     "Pass-Through Rate" means the rate per annum at which any Class of
Certificates (other than the Class EI Certificates and Residual Certificates)
accrues interest.

     "Percentage Interest" will equal, as evidenced by any REMIC Regular
Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

     "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be.
However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has
occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and
(y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and
Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of June 1, 2006, among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, N.A., as general master servicer with respect to the mortgage loans other than the NCB Mortgage Loans, NCB, FSB, as master servicer with respect to the NCB Mortgage Loans, LNR Partners, Inc., as general special servicer with respect to the mortgage loans other than the residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer
Cooperative Bank, National Consumer Cooperative Bank, as special servicer with respect to the residential cooperative mortgage loans sold to the trust by NCB,
FSB and National Consumer Cooperative Bank, and LaSalle Bank National
Association, as trustee, paying agent and certificate registrar.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon
Payment) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such
Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the
Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due
Date to the date such payment was made, net of the amount of any Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee and the
Trustee Fee and, if the related mortgage loan is a Specially Serviced Mortgage
Loan, the Special Servicing Fee in each case, to the extent payable out of such collection of interest.

     "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (including any unscheduled Balloon Payment) during the related
Collection Period, and the date such payment was made occurred prior to the Due
Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special
Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage
Loan, and the Trustee Fee) that accrues on the amount of such Principal
Prepayment or unscheduled Balloon Payment allocable to such

                                     S-191

mortgage loan will be less than the corresponding amount of interest accruing on the Certificates, if applicable. In such a case, the Prepayment Interest
Shortfall will generally equal the excess of:

     o    the aggregate amount of interest that would have accrued at the Net
          Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan), plus, with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative Bank, the applicable Class X-Y Strip
          Rate, on the Scheduled Principal Balance of such mortgage loan for the
          30 days ending on such Due Date if such Principal Prepayment or
          Balloon Payment had not been made, over

     o    the aggregate interest that did so accrue at the Net Mortgage Rate plus, with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative Bank, the
          applicable Class X-Y Strip Rate, through the date such payment was made.

     "Prepayment Premium" means, with respect to any mortgage loan (or any
Serviced Loan Group) for any Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan (or any Serviced
Loan Group, as applicable). With respect to Prepayment Premiums received in respect of any Serviced Loan Group, "Prepayment Premium" means the amount of such Prepayment Premium allocated to the mortgage loan included in the trust.

     "Primary Servicer" means any of Babson Capital Management LLC, SunTrust
Bank, Union Central Mortgage Funding, Inc. and each of their respective permitted successors and assigns.

     "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means a per annum rate set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

     "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

     o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled
          Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of the Michigan Plaza Companion Loan, Royal
          Airport Office B Loan or its respective successor REO mortgage loan)
          for their respective Due Dates occurring during the related Collection
          Period; and

     o    all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of the Michigan Plaza
          Companion Loan, Royal Airport Office B Loan or its respective successor REO mortgage loan)) and other collections (including
          Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds,
          Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of the Michigan Plaza Companion Loan, the Royal Airport Office B Loan or
          its respective successor REO mortgage loan) during the related
          Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

     The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution
Amount applicable to the related mortgage loan, and then to the other Loan Group
Principal Distribution Amount) to the extent applicable:

     o    if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and Advance interest thereon) are

                                     S-192

          reimbursable from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced
          (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan
          Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs); and

     o    if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with Advance interest thereon) first from amounts allocable to principal on the mortgage pool during the
          Collection Period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution
          Amount will be reduced (to not less than zero) by any of those
          Advances (and Advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that Collection
          Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered
          (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution
          Amount (and will be allocated first to such other Loan Group Principal
          Distribution Amount, and then to the Loan Group Principal Distribution
          Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs).

     "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans (or any Serviced Loan Group) that constitute voluntary and involuntary prepayments of principal made prior to their scheduled
Due Dates.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan, the
Michigan Plaza Companion Loan or the related REO Property (including, without duplication, any Servicing Advances, Advance Interest related to such mortgage loan or the Michigan Plaza Companion Loan, and any Special Servicing Fees and
Liquidation Fees paid with respect to the mortgage loan and/or, if applicable, the Michigan Plaza Companion Loan that are reimbursable to the master servicers, the special servicers or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related
Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the Primary Servicers, the special servicers,
Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a mortgage loan seller, any Liquidation Fee payable by such mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee."

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the
Certificates.

     "Rated Final Distribution Date" means the Distribution Date in October
2042.

     "Rating Agencies" means Fitch and S&P.

     "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicers to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications

                                     S-193

to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

     o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

     o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

     If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.
Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the distribution date for that Collection Period.

     "Record Date" means, with respect to each Class of Offered Certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan or any Serviced Loan Group, as applicable, that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan as to which an Appraisal Event has occurred is a Rehabilitated Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer
Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and
Servicing Agreement. No portion of a Serviced Loan Group will constitute a
Rehabilitated Mortgage Loan unless the other portion of the related Serviced
Loan Group also constitutes a Rehabilitated Mortgage Loan.

     "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Serviced Loan Group, only an allocable portion of such REO Income will be distributable to the Certificateholders.

     "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

     "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

                                     S-194

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "Royal Airport Office B Loan" means the B note, with an original principal balance of $3,000,000, that is secured by the Royal Airport Office Mortgaged
Property on a subordinated basis with the Royal Airport Office Mortgage Loan.
The Royal Airport Office B Loan is not an asset of the trust.

     "Royal Airport Office Intercreditor Agreement" means the intercreditor agreement by and between the holder of the Royal Airport Office Mortgage Loan and the holder of the Royal Airport Office B Loan, relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

     "Royal Airport Office Loan Group" means, collectively, the Royal Airport
Office Mortgage Loan and the Royal Airport Office B Loan.

     "Royal Airport Office Mortgaged Property" means the mortgaged property that is identified on Appendix I to this prospectus supplement as "Royal Airport
Office" and secures the Royal Airport Office Loan Group.

     "Royal Airport Office Mortgage Loan" means Mortgage Loan No. 65, with an original principal balance of $7,000,000, and an outstanding principal balance as of the Cut-off Date of $6,993,730, which is secured by the Royal Airport
Office Mortgaged Property on a senior basis with the Royal Airport Office B
Loan.

     "S&P" means Standard & Poor's Ratings Services, a Division of The
McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan (or any
Serviced Loan Group) on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan
(or Serviced Loan Group, as applicable) subsequent to the Closing Date, whether agreed to by a special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan, the Michigan Plaza
Companion Loan, Royal Airport Office B Loan or REO Mortgage Loan on any
Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), thereof, reduced, to not less than zero, by:

     o    any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
          Payments due in any subsequent Collection Period; and

     o    the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Senior Certificates and the
Interest Only Certificates.

     "Serviced Loan Group" means the Michigan Plaza Loan Group and the Royal
Airport Office Loan Group.

     "Servicing Advances" means, in general, customary, reasonable and necessary
"out-of-pocket" costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan (or any Serviced
Loan Group, as applicable) for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

                                     S-195

     "Servicing Function Participant" means any person, other than the master servicers and the special servicers, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

     "Servicing Standard" means the standard by which the master servicers and the special servicers will service and administer the mortgage loans, the
Michigan Plaza Companion Loan, the Royal Airport Office B Loan and/or REO
Properties that it is obligated to service and administer pursuant to the
Pooling and Servicing Agreement in the best interests and for the benefit of the
Certificateholders (or, with respect to any Serviced Loan Group, for the
Certificateholders and the holder of the related mortgage loans not included in the trust, as a collective whole, but with respect to the Royal Airport Office
Loan Group, taking into account the subordinate nature of the Royal Airport
Office B Loan) (as determined by the applicable master servicer or the applicable special servicer, as applicable, in its good faith and reasonable judgment), to perform such servicing and administration in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject mortgage loans or Serviced Loan Group, as applicable, the Michigan Plaza Co-Lender Agreement and the Royal Airport Office
Intercreditor Agreement, as the case may be, and, to the extent consistent with the foregoing, further as follows--

     o    with the same care, skill and diligence as is normal and usual in such master servicer's or special servicer's, as applicable, general mortgage servicing activities, and in the case of a special servicer, its REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is obligated to service and administer pursuant to the Pooling and Servicing Agreement; and

     o    with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans (including the Michigan Plaza Companion Loan and the Royal Airport Office B Loan)
          and, in the case of a special servicer, if a serviced mortgage loan
          (including the Michigan Plaza Companion Loan or the Royal Airport
          Office B Loan) comes into and continues in default and if, in the judgment of such special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan (or the Michigan Plaza Companion
          Loan or Royal Airport Office B Loan, as applicable) to the
          Certificateholders, as a collective whole (or, with respect to any
          Serviced Loan Group, to the Certificateholders and the holder of the related mortgage loans not included in the trust, as a collective whole, but with respect to the Royal Airport Office Loan Group, taking into account the subordinate nature of the Royal Airport Office B
          Loan), on a net present value basis; but

     o    without regard to--

               (a)  any relationship that a master servicer or a special
                    servicer, as the case may be, or any affiliate thereof may have with the related borrower,

               (b)  the ownership of any Certificate (or any interest in the
                    Michigan Plaza Companion Loan or Royal Airport Office B
                    Loan, as applicable) by a master servicer or a special
                    servicer, as the case may be, or by any affiliate thereof,

               (c)  a master servicer's obligation to make Advances,

               (d)  a special servicer's obligation to request that a master servicer make Servicing Advances,

               (e)  the right of a master servicer (or any affiliate thereof) or a special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the
                    sufficiency of any compensation payable to it, or with
                    respect to any particular transaction, or

               (f)  any obligation of a master servicer or any of its affiliates
                    (in their capacity as a mortgage loan seller) to cure a
                    breach of a representation or warranty or repurchase the
                    mortgage loan.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (or any Serviced Loan Group) to become a
Specially Serviced Mortgage Loan.

                                     S-196

     "Special Servicer Compensation" means such fees payable to each special servicer, collectively, the Special Servicing Fee, the Workout Fee and the
Liquidation Fee and any other fees payable to the special servicers pursuant to the Pooling and Servicing Agreement.

     "Special Servicer Event of Default" means, with respect to a special servicer under the Pooling and Servicing Agreement, any one of the following events:

     o    any failure by such special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the
          Pooling and Servicing Agreement;

     o    any failure by such special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the
          Pooling and Servicing Agreement which failure continues unremedied for
          1 business day following the date on which such deposit or remittance was first required to be made;

     o    any failure on the part of such special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such special servicer contained in the
          Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee;
          provided, however, that to the extent that such special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit such special servicer to cure the failure;
          provided further, that such cure period may not exceed 90 days;

     o    any breach by such special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any
          Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such special servicer by
          Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit such special servicer to cure such failure; provided further, that such cure period may not exceed 90 days;

     o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o    such special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such special servicer or of or relating to all or substantially all of its property;

     o    such special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o    such special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch, or the trustee receives written notice from
          Fitch to the effect that the continuation of such special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of
          Certificates and citing servicing concerns with such special servicer as the sole or a material factor in such rating action, and such notice is not rescinded within 60 days; or

                                     S-197

     o    such special servicer is no longer listed on S&P's Select Servicer
          List as a U.S. Commercial Mortgage Special Servicer and is not
          reinstated to such status within 60 days.

     Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement to perform its duties described under "Description of the
Offered Certificates - Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act, will constitute an "Event of
Default" that entitles the Depositor or another party to terminate that party.
In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

     "Special Servicing Fee" means an amount equal to, in any month, the applicable portion for that month of a rate equal to 0.35% per annum of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage
Loan, with a minimum of $4,000 per month per Specially Serviced Mortgage Loan or
REO Property.

     "Specially Serviced Mortgage Loan" means any mortgage loan (or any Serviced
Loan Group) as to which:

     o    a payment default shall have occurred (i) at its maturity date
          (except, if (a) the borrower is making its regularly scheduled monthly payments, (b) the borrower notifies the applicable master servicer
          (who shall forward such notice to the other master servicer, the special servicers and the Operating Adviser) of its intent to refinance such mortgage loan (or the Michigan Plaza Companion Loan or
          Royal Airport Office B Loan, as applicable) and is diligently pursuing such refinancing, (c) the borrower delivers a firm commitment to refinance acceptable to the operating adviser on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default, which 60-day period may be extended to 120 days at the
          Operating Adviser's discretion) or (ii) if any other payment is more than 60 days past due or has not been made on or before the second Due
          Date following the date such payment was due;

     o    to the applicable master servicer's or special servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

     o    the applicable master servicer or special servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

     o    the applicable master servicer or special servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer or special servicer, materially and adversely affects the interests of the
          Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

     o    the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     o    in the judgment of the applicable master servicer or special servicer,
          (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such master servicer or special servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.

     "Sponsor" means each of Morgan Stanley Mortgage Capital Inc., IXIS Real
Estate Capital Inc. and NCB, FSB, or any successor thereto.

     "Structuring Assumptions" means the following assumptions:

     o    the mortgage rate on each mortgage loan in effect as of the Closing
          Date remains in effect until maturity or its Anticipated Repayment
          Date;

                                     S-198

     o    the initial Certificate Balances and initial Pass-Through Rates of the
          Certificates are as presented in this prospectus supplement;

     o    the closing date for the sale of the Certificates is June 8, 2006;

     o    distributions on the Certificates are made on the 15th day of each month;

     o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

     o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

     o    the trust does not experience any Expense Losses;

     o    no Principal Prepayment on any mortgage loan is made during its
          Lockout Period, if any, or during any period when Principal
          Prepayments on such mortgage loans are required to be accompanied by a
          Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

     o    no Prepayment Interest Shortfalls occur;

     o    no mortgage loan is the subject of a repurchase or substitution by the respective mortgage loan seller and no optional termination of the trust occurs, unless specifically noted;

     o    each ARD Loan pays in full on its Anticipated Repayment Date;

     o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance; and

     o    no holder of a mezzanine loan exercises its option to purchase any mortgage loan.

     "Subordinate Certificates" means the Class A-M Certificates, Class A-J
Certificates, the Class B Certificates, the Class C Certificates, the Class D
Certificates, the Class E Certificates, the Class F Certificates, the Class G
Certificates, the Class H Certificates, the Class J Certificates, the Class K
Certificates, the Class L Certificates, the Class M Certificates, the Class N
Certificates, the Class O Certificates and the Class P Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing
Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans sold to the trust by NCB, FSB and National Consumer Cooperative Bank, assuming that the property was operated as a rental property), less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

                                     S-199

     Underwritable Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "Underwriters" means Morgan Stanley & Co. Incorporated, Greenwich Capital
Markets, Inc., IXIS Securities North America Inc., Merrill Lynch, Pierce, Fenner
& Smith Incorporated and SunTrust Capital Markets, Inc.

     "Underwriting Agreement" means that agreement, dated as of May    , 2006,
entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co.
Incorporated, Greenwich Capital Markets, Inc., IXIS Securities North America
Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Capital
Markets, Inc.

     "Unpaid Interest" means, on any Distribution Date with respect to any Class of Certificates (excluding the Residual Certificates and the Class EI
Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "Value Co-op Basis" means, with respect to any residential cooperative property securing a mortgage loan in the trust, an amount calculated based on the market value, as determined by an appraisal, of the real property, as if operated as a residential cooperative, and, in general, equaling the gross sellout value of all cooperative units in such residential cooperative property
(applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

     "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, equal to 1.00% of the amount of each collection of interest
(other than default interest and Excess Interest) and principal received
(including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan (or any Serviced Loan Group, as applicable) for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Yield Maintenance Minimum Amount" means, with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any
Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

                                     S-200

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                       WEIGHTED
                                                          PERCENT BY                                    AVERAGE
                                                           AGGREGATE                                     DSCR    WEIGHTED
                                                            CUT-OFF   WEIGHTED   WEIGHTED                AFTER   AVERAGE   WEIGHTED
                               NUMBER OF    AGGREGATE        DATE      AVERAGE    AVERAGE    WEIGHTED     IO     CUT-OFF   AVERAGE
                                MORTGAGE   CUT-OFF DATE     BALANCE   MORTGAGE   REMAINING    AVERAGE   PERIOD    DATE     BALLOON
LOAN SELLER                      LOANS      BALANCE ($)       (%)     RATE (%)  TERM (MOS.)  DSCR (X)     (X)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                    67        772,319,208      47.8      5.631       101        1.44      1.30      71.1      64.5
IXIS Real Estate Capital Inc.      29        394,907,946      24.4      5.865       117        1.52      1.32      68.8      61.1
NCB, FSB                           76        186,437,861      11.5      5.684       124        7.23      7.22      18.0      15.7
Massachusetts Mutual Life
   Insurance Company               23        106,224,406       6.6      7.553       120        1.32      1.32      46.5      36.4
SunTrust Bank                      13         84,420,011       5.2      5.961       141        1.36      1.34      69.0      51.1
Union Central Mortgage
   Funding, Inc.                   23         48,313,591       3.0      5.851       167        1.32      1.32      62.6      24.9
National Consumer Cooperative
   Bank                             1         23,491,609       1.5      5.870       119        5.33      5.33      16.3      15.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            232     $1,616,114,631     100.0%     5.848%      113        2.17X     2.05X     61.6%     53.6%
===================================================================================================================================

CUT-OFF DATE BALANCES
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                       WEIGHTED
                                                          PERCENT BY                                    AVERAGE
                                                           AGGREGATE                                     DSCR    WEIGHTED
                                                            CUT-OFF   WEIGHTED   WEIGHTED                AFTER   AVERAGE   WEIGHTED
                               NUMBER OF    AGGREGATE        DATE      AVERAGE    AVERAGE    WEIGHTED     IO     CUT-OFF   AVERAGE
                                MORTGAGE   CUT-OFF DATE     BALANCE   MORTGAGE   REMAINING    AVERAGE   PERIOD    DATE     BALLOON
CUT-OFF DATE BALANCE ($)         LOANS      BALANCE ($)       (%)     RATE (%)  TERM (MOS.)  DSCR (X)     (X)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                      77        114,164,764       7.1      5.844       130        5.12      5.10      37.3      25.6
2,500,001 - 5,000,000              69        244,756,166      15.1      6.070       125        3.36      3.30      51.3      39.9
5,000,001 - 7,500,000              37        225,267,670      13.9      6.145       118        1.91      1.83      58.4      49.7
7,500,001 - 10,000,000             11         91,434,180       5.7      6.003       121        1.41      1.32      65.9      56.6
10,000,001 - 12,500,000            15        169,807,080      10.5      5.695       116        1.86      1.74      59.6      51.8
12,500,001 - 15,000,000             7         98,996,806       6.1      5.670       126        1.42      1.30      70.7      57.1
15,000,001 - 17,500,000             3         46,575,536       2.9      5.586       113        1.54      1.31      68.9      56.2
17,500,001 - 20,000,000             3         55,812,214       3.5      5.330       116        1.82      1.65      67.9      60.1
20,000,001 - 30,000,000             4         97,000,216       6.0      5.385       113        2.40      2.23      59.7      53.7
30,000,001 - 40,000,000             1         40,000,000       2.5      6.200       119        1.65      1.41      65.6      61.5
50,000,001 - 60,000,000             2        115,000,000       7.1      5.481       114        1.45      1.19      74.7      69.5
60,000,001 - 70,000,000             1         62,300,000       3.9      5.965       115        1.58      1.34      70.0      64.4
70,000,001 >=                       2        255,000,000      15.8      5.908        80        1.37      1.27      71.1      68.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            232     $1,616,114,631     100.0%     5.848%      113        2.17X     2.05X     61.6%     53.6%
===================================================================================================================================

Minimum: $229,501
Maximum: $160,000,000
Weighted Average: $6,966,011

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                       WEIGHTED
                                                          PERCENT BY                                    AVERAGE
                                                           AGGREGATE                                     DSCR    WEIGHTED
                                                            CUT-OFF   WEIGHTED   WEIGHTED                AFTER   AVERAGE   WEIGHTED
                               NUMBER OF    AGGREGATE        DATE      AVERAGE    AVERAGE    WEIGHTED     IO     CUT-OFF   AVERAGE
                               MORTGAGED   CUT-OFF DATE     BALANCE   MORTGAGE   REMAINING    AVERAGE   PERIOD    DATE     BALLOON
STATE                         PROPERTIES    BALANCE ($)       (%)     RATE (%)  TERM (MOS.)  DSCR (X)     (X)    LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

New York                           78        318,484,723      19.7      5.684       122        4.84      4.73      39.0      35.3
Illinois                            2        161,433,664      10.0      6.047        60        1.27      1.27      71.9      71.5
Texas                              13        151,536,641       9.4      6.234       118        1.47      1.28      64.5      56.4
California - Southern              13        120,585,875       7.5      5.422       115        1.54      1.36      67.4      60.8
California - Northern               6         26,929,258       1.7      5.778       126        1.54      1.31      61.7      52.3
Florida                            12        147,137,134       9.1      5.867       119        1.49      1.32      68.1      60.4
Arizona                             3         66,031,806       4.1      5.970       114        1.56      1.34      69.5      63.8
North Carolina                     10         65,855,636       4.1      5.737       122        1.65      1.46      67.3      52.4
Maryland                           11         60,060,562       3.7      6.021       118        1.35      1.29      68.0      57.3
Pennsylvania                        8         59,894,629       3.7      5.659       114        1.39      1.29      71.0      58.2
Georgia                            11         48,207,577       3.0      5.913       117        1.30      1.28      72.8      60.5
Virginia                            9         39,857,157       2.5      6.153       168        1.48      1.43      62.0      34.6
Nevada                              6         38,095,000       2.4      5.640       117        1.49      1.23      69.1      62.9
Michigan                            6         33,647,826       2.1      6.306       105        1.55      1.41      64.2      53.8
New Jersey                          3         32,382,542       2.0      5.702       117        4.29      4.22      31.9      28.0
Connecticut                         4         32,050,000       2.0      5.518       116        1.55      1.27      71.7      65.6
Utah                                9         27,120,522       1.7      5.752       134        1.31      1.31      67.8      45.6
Louisiana                           2         26,058,808       1.6      5.116        92        1.46      1.25      78.5      70.3
Oregon                              5         25,348,075       1.6      5.591       117        1.43      1.38      65.9      54.3
Colorado                            4         24,192,136       1.5      6.157       121        1.31      1.31      67.2      54.8
Hawaii                              1         22,008,607       1.4      5.392       112        1.22      1.22      78.6      66.0
District of Columbia                2         20,879,236       1.3      6.177       132        1.16      1.16      58.0      44.5
Washington                          2         17,602,917       1.1      5.659        92        1.60      1.48      64.2      55.7
Iowa                                2         12,208,040       0.8      7.520        89        1.31      1.31      59.7      49.7
Massachusetts                       4          6,617,258       0.4      5.793       116        2.35      2.35      55.7      47.1
West Virginia                       1          5,058,960       0.3      6.620       119        1.42      1.42      74.9      64.9
South Carolina                      2          4,880,252       0.3      5.457       112        1.49      1.49      64.4      52.5
Ohio                                2          4,441,927       0.3      5.814       117        1.42      1.42      69.6      55.4
Oklahoma                            1          3,572,503       0.2      8.680        99        1.55      1.55      46.2      36.3
Rhode Island                        3          3,245,708       0.2      5.710       117        1.23      1.23      74.1      62.6
Idaho                               1          1,982,494       0.1      5.970       236        1.21      1.21      62.1       0.4
Tennessee                           1          1,895,237       0.1      6.260       117        1.34      1.34      77.4      66.4
Alabama                             1          1,886,525       0.1      5.750       113        1.27      1.27      77.0      65.4
Indiana                             1          1,850,000       0.1      5.870       116        1.68      1.41      66.3      58.7
New Mexico                          1          1,669,479       0.1      5.600       175        1.13      1.13      69.6       0.6
Arkansas                            1          1,405,917       0.1      5.740       211        1.11      1.11      72.1       0.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            241     $1,616,114,631     100.0%     5.848%      113        2.17X     2.05X     61.6%     53.6%
==================================================================================================================================

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES
------------------------------------------------------------------------------------------------------------------------------------

                                                                                WEIGHTED             WEIGHTED   WEIGHTED
                                                        PERCENT BY   WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                            NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED     DSCR      CUT-OFF   AVERAGE
                            MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE   AFTER IO     DATE     BALLOON
PROPERTY TYPE              PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                     19        344,318,808      21.3       5.463       114       1.50       1.30       71.8      64.6
   Unanchored                   31        113,638,441       7.0       5.705       120       1.48       1.30       70.5      58.7
   Free Standing                10         29,287,216       1.8       5.518       131       1.40       1.24       71.4      54.3
   Shadow Anchored               7         25,275,617       1.6       5.836       118       1.43       1.26       68.2      60.6
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 67     $  512,520,081      31.7%      5.538%      117       1.49X      1.29X      71.3%     62.5%
Office
   Urban                         5        251,269,266      15.5       5.939        79       1.33       1.26       69.8      67.1
   Suburban                     19        146,623,816       9.1       5.795       115       1.47       1.32       69.7      60.4
   Medical                       3         16,644,215       1.0       5.546       144       1.41       1.25       70.6      47.6
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 27     $  414,537,297      25.7%      5.872%       94       1.38X      1.28X      69.8%     64.0%
Multifamily
   Cooperative                  66        189,020,789      11.7       5.683       125       7.60       7.60       12.6      11.4
   Garden                       32        169,880,802      10.5       6.695       115       1.36       1.32       59.4      49.5
   Mid-Rise                      3         17,867,280       1.1       5.816       131       1.26       1.13       58.8      48.7
   Low-Rise                      2          9,849,000       0.6       5.522       119       1.49       1.22       74.1      66.3
   Senior Housing                1          6,298,365       0.4       7.730       159       1.28       1.28       38.5      29.9
   High-Rise                     1          3,850,000       0.2       4.950       111       1.56       1.22       68.8      63.5
   Student Housing               1          1,895,237       0.1       6.260       117       1.34       1.34       77.4      66.4
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                106     $  398,661,473      24.7%      6.144%      121       4.32X      4.29X      37.4%     31.7%
Industrial
   Flex                          2         67,800,000       4.2       5.984       115       1.57       1.34       69.7      64.0
   Warehouse                     7         40,716,258       2.5       5.932       114       1.43       1.35       66.4      51.3
   Light                         1            656,010       0.0       5.940       172       1.14       1.14       62.5       0.5
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 10     $  109,172,268       6.8%      5.964%      115       1.52X      1.34X      68.4%     58.9%
Hospitality
   Limited Service              14         84,312,334       5.2       6.112       118       1.54       1.49       66.1      52.1
   Full Service                  2         22,747,245       1.4       6.217       188       1.82       1.60       54.5      20.8
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 16     $  107,059,579       6.6%      6.134%      133       1.60X      1.51X      63.6%     45.5%
Other
   Leased Fee                    1         26,000,000       1.6       5.243       112       1.57       1.26       73.4      68.0
   Parking                       1         14,722,773       0.9       5.960       118       1.40       1.40       66.9      56.8
   School                        1          2,994,388       0.2       5.900       118       3.18       3.18       17.8      15.1
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  3     $   43,717,161       2.7%      5.529%      114       1.62X      1.44X      67.4%     60.6%
Mixed Use
   Office/Retail                 5         14,656,683       0.9       5.898       116       1.25       1.25       72.3      58.8
   Office/Warehouse              2          3,096,150       0.2       5.809       117       1.19       1.19       63.0      45.4
   Multifamily/Retail            2          2,589,772       0.2       5.860       119       1.26       1.26       79.9      67.6
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  9     $   20,342,605       1.3%      5.879%      117       1.25X      1.25X      71.8%     57.9%
Self Storage
   Self Storage                  2          6,729,167       0.4       6.042       199       1.53       1.53       47.6      17.1
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  2     $    6,729,167       0.4%      6.042%      199       1.53X      1.53X      47.6%     17.1%
Manufactured Housing
   Community
   Manufactured Housing
   Community                     1          3,375,000       0.2       5.650       120       1.44       1.19       64.3      57.7
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  1     $    3,375,000       0.2%      5.650%      120       1.44X      1.19X      64.3%     57.7%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         241     $1,616,114,631     100.0%      5.848%      113       2.17X      2.05X      61.6%     53.6%
==================================================================================================================================

                                       I-3

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES
------------------------------------------------------------------------------------------------------------------------------------

                                                                                WEIGHTED             WEIGHTED   WEIGHTED
                                                        PERCENT BY   WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                            NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED     DSCR      CUT-OFF   AVERAGE
                            MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE   AFTER IO     DATE     BALLOON
MORTGAGE RATE (%)            LOANS       BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

<= 5.000                         4         32,950,000       2.0       4.931       112       1.77       1.62       70.5      68.0
5.001 - 5.500                   52        401,259,252      24.8       5.317       112       2.41       2.23       66.1      58.8
5.501 - 6.000                  107        660,274,636      40.9       5.743       120       2.57       2.42       57.8      49.5
6.001 - 6.500                   40        404,585,742      25.0       6.137       100       1.53       1.49       66.2      59.4
6.501 - 7.000                   10         36,333,827       2.2       6.654       167       1.55       1.53       56.8      32.6
7.001 - 7.500                    2         10,919,109       0.7       7.416       101       1.26       1.26       56.0      42.4
7.501 - 8.000                   12         50,517,263       3.1       7.732       120       1.41       1.41       44.3      35.0
8.501 - 9.000                    5         19,274,803       1.2       8.671       105       1.39       1.39       44.8      34.8
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         232     $1,616,114,631     100.0%      5.848%      113       2.17X      2.05X      61.6%     53.6%
==================================================================================================================================

Minimum: 4.910%
Maximum: 8.720%
Weighted Average: 5.848%

SEASONING
------------------------------------------------------------------------------------------------------------------------------------

                                                                                WEIGHTED             WEIGHTED   WEIGHTED
                                                        PERCENT BY   WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                            NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED     DSCR      CUT-OFF   AVERAGE
                            MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE   AFTER IO     DATE     BALLOON
SEASONING (MOS.)              LOANS      BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

= 0                              8         45,925,000        2.8      6.298       120       1.42       1.35       64.8      54.5
1 - 5                          162      1,100,995,897       68.1      5.8       113       2.49       2.38       59.3      51.7
6 - 11                          38        358,569,329       22.2      5.328       110       1.56       1.36       72.5      64.1
12 - 23                          6         25,690,857        1.6      6.775       153       1.42       1.36       41.1      33.1
24 >=                           18         84,933,549        5.3      7.666       109       1.30       1.30       49.9      39.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         232     $1,616,114,631      100.0%     5.848%      113       2.17X      2.05X      61.6%     53.6%
==================================================================================================================================

Minimum: 0 mos.
Maximum: 124 mos.
Weighted Average: 9 mos.

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                      WEIGHTED   WEIGHTED
                                                       PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   IO PERIOD    DATE     BALLOON
MATURITY (MOS.)              LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)      (X)      LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 60                           2        160,997,414      10.0       6.050         58        1.27       1.27       72.0      72.0
61 - 84                         2         24,461,725       1.5       5.393         76        1.39       1.39       71.4      63.1
85 - 120                      183      1,263,618,493      78.2       5.677        116        2.31       2.15       62.4      54.9
121 - 180                      23         81,060,903       5.0       6.634        152        2.87       2.87       39.0      26.0
181 - 240                      22         85,976,096       5.3       7.371        157        1.41       1.41       49.7      23.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        232     $1,616,114,631     100.0%      5.848%       113        2.17X      2.05X      61.6%     53.6%
===================================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 122 mos.

REMAINING TERMS TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                      WEIGHTED   WEIGHTED
                                                       PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
REMAINING TERM TO STATED    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   IO PERIOD    DATE     BALLOON
MATURITY (MOS.)              LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)      (X)      LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 60                           2        160,997,414       10.0      6.050         58        1.27       1.27       72.0      72.0
61 - 84                         4         32,067,387        2.0      5.745         76        1.34       1.34       69.5      61.1
85 - 120                      193      1,309,413,883       81.0      5.767        115        2.28       2.13       61.9      54.3
121 - 180                      24         82,187,416        5.1      6.662        162        2.84       2.84       36.4      23.3
181 - 240                       9         31,448,530        1.9      6.157        236        1.49       1.49       55.5       1.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        232     $1,616,114,631      100.0%     5.848%       113        2.17X      2.05X      61.6%     53.6%
===================================================================================================================================

Minimum: 57 mos.
Maximum: 239 mos.
Weighted Average: 113 mos.

                                       I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                      WEIGHTED   WEIGHTED
                                                       PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION       MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   IO PERIOD    DATE     BALLOON
TERM (MOS.)                  LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)      (X)      LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only               15        217,830,000      13.5       5.871         74        3.35       3.35       60.8      60.8
   181 - 240                    5         24,406,852       1.5       6.145        115        1.75       1.75       57.5      38.6
   241 - 300                   30        149,484,005       9.2       5.875        116        1.95       1.85       64.2      50.9
   301 - 360                  149      1,099,981,308      68.1       5.831        116        1.76       1.60       65.2      57.7
   361 >=                      19         84,988,597       5.3       5.758        130        5.24       5.24       17.2      15.6
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                     218     $1,576,690,762      97.6%      5.842%       111        2.19X      2.07X      61.8%     54.9%

FULLY AMORTIZING LOANS
   121 - 180                    5          7,975,339       0.5       5.903        176        1.47       1.47       60.5       0.5
   181 - 240                    9         31,448,530       1.9       6.157        236        1.49       1.49       55.5       1.1
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      14        $39,423,869       2.4%      6.106%       224        1.48X      1.48X      56.5%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        232     $1,616,114,631     100.0%      5.848%       113        2.17X      2.05X      61.6%     53.6%
===================================================================================================================================

Minimum: 180 mos.
Maximum: 480 mos.
Weighted Average: 355 mos.

REMAINING AMORTIZATION TERMS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                      WEIGHTED   WEIGHTED
                                                       PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
REMAINING AMORTIZATION      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   IO PERIOD    DATE     BALLOON
TERM (MOS.)                  LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)      (X)      LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON
   Interest Only               15        217,830,000      13.5       5.871         74        3.35       3.35       60.8      60.8
   181 - 240                   10         46,325,062       2.9       6.939        103        1.61       1.61       54.0      38.7
   241 - 300                   40        190,438,141      11.8       6.351        114        1.82       1.74       61.0      48.3
   301 - 360                  134      1,037,108,963      64.2       5.699        116        1.79       1.62       66.1      58.8
   361 >=                      19         84,988,597       5.3       5.758        130        5.24       5.24       17.2      15.6
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                     218     $1,576,690,762      97.6%      5.842%       111        2.19X      2.07X      61.8%     54.9%

FULLY AMORTIZING LOANS
   121 - 180                    5          7,975,339       0.5       5.903        176        1.47       1.47       60.5       0.5
   181 - 240                    9         31,448,530       1.9       6.157        236        1.49       1.49       55.5       1.1
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      14        $39,423,869       2.4%      6.106%       224        1.48X      1.48X      56.5%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        232     $1,616,114,631     100.0%      5.848%       113        2.17X      2.05X      61.6%     53.6%
===================================================================================================================================

Minimum: 172 mos.
Maximum: 479 mos.
Weighted Average: 348 mos.

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS
------------------------------------------------------------------------------------------------------------------------------------

                                                       PERCENT BY                                    WEIGHTED   WEIGHTED
                                         AGGREGATE     AGGREGATE   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF      CUT-OFF       CUT-OFF     AVERAGE    AVERAGE    WEIGHTED     DSCR      CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE       DATE           DATE     MORTGAGE   REMAINING    AVERAGE   AFTER IO     DATE     BALLOON
RATIO (X)                    LOANS      BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                     4         20,338,973       1.3      6.966        132        1.05       1.05       51.1      38.2
1.11 - 1.20                    15         67,515,038       4.2      5.778        137        1.17       1.17       68.1      44.6
1.21 - 1.30                    29        319,715,221      19.8      6.030         87        1.26       1.26       70.7      63.9
1.31 - 1.40                    34        179,066,376      11.1      6.220        118        1.35       1.34       65.7      52.7
1.41 - 1.50                    30        272,693,054      16.9      5.808        122        1.45       1.26       69.0      60.1
1.51 - 1.60                    28        353,827,746      21.9      5.700        114        1.55       1.31       69.0      62.1
1.61 - 1.70                    15        133,588,946       8.3      5.640        118        1.65       1.39       69.3      61.7
1.71 - 1.80                     4         23,458,272       1.5      5.559        114        1.73       1.50       59.2      53.0
1.81 - 1.90                     2         25,731,830       1.6      5.622        108        1.83       1.83       63.6      61.7
1.91 - 2.00                     1          5,100,000       0.3      4.980        111        1.91       1.50       67.4      59.7
2.01 - 2.50                     4         31,557,743       2.0      5.870        133        2.23       1.91       51.1      41.6
2.51 - 3.00                     1          2,672,364       0.2      5.540        118        2.89       2.89       20.6      19.0
3.01 >=                        65        180,849,069      11.2      5.657        122        7.86       7.86       11.5      10.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        232     $1,616,114,631     100.0%     5.848%       113        2.17X      2.05X      61.6%     53.6%
==================================================================================================================================

Minimum: 1.02x
Maximum: 32.33x
Weighted Average: 2.17x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD
------------------------------------------------------------------------------------------------------------------------------------

                                                       PERCENT BY                                    WEIGHTED   WEIGHTED
                                         AGGREGATE     AGGREGATE   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF      CUT-OFF       CUT-OFF     AVERAGE    AVERAGE    WEIGHTED     DSCR      CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE       DATE           DATE     MORTGAGE   REMAINING    AVERAGE   AFTER IO     DATE     BALLOON
RATIO AFTER IO PERIOD (X)    LOANS      BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                     4         20,338,973       1.3      6.966        132        1.05       1.05       51.1      38.2
1.11 - 1.20                    24        222,186,038      13.7      5.632        122        1.36       1.18       71.7      60.6
1.21 - 1.30                    58        675,240,221      41.8      5.757        102        1.41       1.26       71.1      64.3
1.31 - 1.40                    38        259,941,376      16.1      6.078        117        1.44       1.35       67.0      56.1
1.41 - 1.50                    20        128,004,054       7.9      6.227        131        1.57       1.44       61.5      49.7
1.51 - 1.60                     9         45,245,746       2.8      6.188        109        1.54       1.54       59.5      48.8
1.61 - 1.70                     5         18,588,946       1.2      6.207        138        1.67       1.67       53.8      41.1
1.71 - 1.80                     3         23,808,272       1.5      5.640        116        2.18       1.78       56.9      45.7
1.81 - 1.90                     3         26,591,830       1.6      5.632        108        1.84       1.83       63.3      61.3
2.01 - 2.50                     2         12,647,743       0.8      6.038        157        2.10       2.10       38.7      32.6
2.51 - 3.00                     1          2,672,364       0.2      5.540        118        2.89       2.89       20.6      19.0
3.01 >=                        65        180,849,069      11.2      5.657        122        7.86       7.86       11.5      10.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        232     $1,616,114,631     100.0%     5.848%       113        2.17X      2.05X      61.6%     53.6%
==================================================================================================================================

Minimum: 1.02x
Maximum: 32.33x
Weighted Average: 2.05x

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------

                                                       PERCENT BY                                    WEIGHTED   WEIGHTED
                                         AGGREGATE     AGGREGATE   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF      CUT-OFF       CUT-OFF     AVERAGE    AVERAGE    WEIGHTED     DSCR      CUT-OFF   AVERAGE
                            MORTGAGE       DATE           DATE     MORTGAGE   REMAINING    AVERAGE   AFTER IO     DATE     BALLOON
LOAN-TO-VALUE RATIOS (%)     LOANS      BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                     40         69,640,080       4.3      5.638        126       12.30      12.30        6.0       5.2
10.1 - 20.0                    23        108,365,047       6.7      5.665        120        5.13       5.13       14.3      13.0
20.1 - 30.0                     4         10,395,207       0.6      6.621        147        2.09       2.09       23.9      19.5
30.1 - 40.0                     9         38,739,905       2.4      7.403        143        1.64       1.64       36.9      29.6
40.1 - 50.0                    15         61,687,712       3.8      6.887        134        1.40       1.40       44.9      31.7
50.1 - 60.0                    15         81,999,315       5.1      6.277        135        1.63       1.51       56.3      36.6
60.1 - 70.0                    60        549,035,203      34.0      5.853        117        1.49       1.31       67.1      57.6
70.1 - 75.0                    36        454,527,059      28.1      5.778         97        1.38       1.29       72.3      66.5
75.1 - 80.0                    29        237,325,104      14.7      5.423        111        1.41       1.24       78.2      68.8
80.1 - 85.0                     1          4,400,000       0.3      5.200        108        1.62       1.29       80.4      73.1
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        232     $1,616,114,631     100.0%     5.848%       113        2.17X      2.05X      61.6%     53.6%
==================================================================================================================================

Minimum: 1.6%
Maximum: 80.4%
Weighted Average: 61.6%

BALLOON LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------

                                                       PERCENT BY                                    WEIGHTED   WEIGHTED
                                         AGGREGATE     AGGREGATE   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF      CUT-OFF       CUT-OFF     AVERAGE    AVERAGE    WEIGHTED     DSCR      CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE       MORTGAGE       DATE           DATE     MORTGAGE   REMAINING    AVERAGE   AFTER IO     DATE     BALLOON
RATIO (%)                    LOANS      BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                     55        113,482,351       7.0      5.797        158        8.25       8.25       23.8       4.0
10.1 - 20.0                    23        112,278,838       6.9      5.752        123        4.84       4.84       15.2      13.7
20.1 - 30.0                    10         39,458,198       2.4      7.335        143        1.54       1.54       38.0      28.3
30.1 - 40.0                    14         61,146,399       3.8      7.000        124        1.49       1.49       44.5      35.3
40.1 - 50.0                    20        103,029,315       6.4      6.138        113        1.54       1.45       59.7      46.0
50.1 - 55.0                    18        105,727,393       6.5      6.163        112        1.36       1.36       66.2      53.2
55.1 - 60.0                    24        115,635,086       7.2      5.763        116        1.52       1.36       66.5      58.0
60.1 - 65.0                    26        412,400,404      25.5      5.762        116        1.50       1.29       69.9      62.8
65.1 - 70.0                    36        292,456,647      18.1      5.504        113        1.44       1.25       75.2      67.0
70.1 - 75.0                     6        260,500,000      16.1      5.734         78        1.38       1.29       74.1      72.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        232     $1,616,114,631     100.0%     5.848%       113        2.17X      2.05X      61.6%     53.6%
==================================================================================================================================

Minimum: 0.0%
Maximum: 73.1%
Weighted Average: 53.6%

                                       I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)
------------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS      JUN-06          JUN-07          JUN-08         JUN-09         JUN-10          JUN-11         JUN-12
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                        94.85%          94.08%         92.34%         91.02%         89.25%          87.17%         87.44%
Yield Maintenance Total            5.15%           5.92%          7.66%          8.98%          9.94%          11.22%         10.95%
Prepayment Premium Total           0.00%           0.00%          0.00%          0.00%          0.00%           0.00%          0.00%
Open                               0.00%           0.00%          0.00%          0.00%          0.81%           1.61%          1.60%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%         100.00%        100.00%        100.00%        100.00%         100.00%        100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding $1,616,114,631  $1,605,630,159 $1,593,806,836 $1,579,591,428  $1,562,843,153  $1,381,497,394 $1,356,044,116
% Initial Pool Balance          100.00%          99.35%         98.62%         97.74%          96.70%          85.48%         83.91%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)
------------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS        JUN-13          JUN-14          JUN-15         JUN-16       JUN-17       JUN-18       JUN-19
-----------------------------------------------------------------------------------------------------------------------------

Locked Out                          83.11%          84.89%          69.49%       61.28%       63.88%       76.12%       42.35%
Yield Maintenance Total             16.71%          14.52%          13.43%       34.43%       31.69%       21.71%       45.08%
Prepayment Premium Total             0.00%           0.00%           0.74%        1.43%        1.24%        2.17%        1.82%
Open                                 0.18%           0.60%          16.34%        2.86%        3.19%        0.00%       10.76%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%         100.00%         100.00%      100.00%      100.00%      100.00%      100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,305,280,919  $1,254,578,165  $1,210,237,987  $86,382,465  $80,225,981  $64,101,094  $60,486,138
% Initial Pool Balance              80.77%          77.63%          74.89%        5.35%        4.96%        3.97%        3.74%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)
----------------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS      JUN-20        JUN-21       JUN-22       JUN-23       JUN-24       JUN-25     JUN-26
----------------------------------------------------------------------------------------------------------------

Locked Out                      67.38%        57.04%       58.13%       59.93%       62.94%       70.35%    0.00%
Yield Maintenance Total         30.43%        42.96%       41.87%       40.07%       37.06%       29.65%    0.00%
Prepayment Premium Total         2.19%         0.00%        0.00%        0.00%        0.00%        0.00%    0.00%
Open                             0.00%         0.00%        0.00%        0.00%        0.00%        0.00%    0.00%
----------------------------------------------------------------------------------------------------------------
TOTALS                         100.00%       100.00%      100.00%      100.00%      100.00%      100.00%    0.00%
----------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding  $36,147,793   $11,437,706   $9,326,947   $7,081,592   $4,747,137   $2,339,925    $   0
% Initial Pool Balance           2.24%         0.71%        0.58%        0.44%        0.29%        0.14%    0.00%
-----------------------------------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

                                       I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS
------------------------------------------------------------------------------------------------------------------------------

                                                      PERCENT BY                                 WEIGHTED
                                                       AGGREGATE            WEIGHTED              AVERAGE   WEIGHTED
                                                        CUT-OFF   WEIGHTED   AVERAGE                DSCR     AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   AFTER IO   CUT-OFF   AVERAGE
                            MORTGAGE   CUT-OFF DATE     BALANCE   MORTGAGE     TERM    AVERAGE     PERIOD     DATE    BALLOON
LOAN SELLER                  LOANS      BALANCE ($)       (%)     RATE (%)    (MOS.)   DSCR (X)     (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                59        716,930,541      55.7      5.649      101       1.45      1.31       70.7      64.4
IXIS Real Estate
   Capital Inc.                23        368,508,946      28.7      5.863      117       1.53      1.32       69.0      61.1
NCB, FSB                       46         89,682,952       7.0      5.672      123       9.45      9.43       16.1      13.8
SunTrust Bank                  11         64,562,559       5.0      6.117      148       1.37      1.34       67.8      48.0
Union Central Mortgage
   Funding, Inc.               22         46,524,399       3.6      5.854      169       1.32      1.32       62.5      23.9
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        161     $1,286,209,396     100.0%     5.743%     112       2.02X     1.88X      66.0%     57.6%
==============================================================================================================================

CUT-OFF DATE BALANCES
------------------------------------------------------------------------------------------------------------------------------

                                                      PERCENT BY                                 WEIGHTED
                                                       AGGREGATE            WEIGHTED              AVERAGE   WEIGHTED
                                                        CUT-OFF   WEIGHTED   AVERAGE                DSCR     AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE       DATE     AVERAGE   REMAINING  WEIGHTED   AFTER IO   CUT-OFF   AVERAGE
                            MORTGAGE   CUT-OFF DATE     BALANCE   MORTGAGE     TERM    AVERAGE     PERIOD     DATE    BALLOON
CUT-OFF DATE BALANCE ($)     LOANS      BALANCE ($)       (%)     RATE (%)    (MOS.)   DSCR (X)     (X)      LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                  54         79,705,060      6.2      5.772       134       5.56      5.54       39.1      24.6
2,500,001 - 5,000,000          43        149,870,337     11.7      5.672       128       3.67      3.62       55.4      41.3
5,000,001 - 7,500,000          25        153,218,397     11.9      5.907       117       1.80      1.69       64.0      54.7
7,500,001 - 10,000,000          8         66,942,880      5.2      5.791       117       1.38      1.24       69.8      60.4
10,000,001 - 12,500,000        12        135,731,536     10.6      5.679       114       1.47      1.32       68.7      60.0
12,500,001 - 15,000,000         5         70,507,044      5.5      5.826       132       1.43      1.33       68.2      52.9
15,000,001 - 17,500,000         3         46,575,536      3.6      5.586       113       1.54      1.31       68.9      56.2
17,500,001 - 20,000,000         2         37,850,000      2.9      5.311       114       2.05      1.80       65.7      59.9
20,000,001 - 30,000,000         3         73,508,607      5.7      5.230       111       1.46      1.24       73.6      66.1
30,000,001 - 40,000,000         1         40,000,000      3.1      6.200       119       1.65      1.41       65.6      61.5
50,000,001 - 60,000,000         2        115,000,000      8.9      5.481       114       1.45      1.19       74.7      69.5
60,000,001 - 70,000,000         1         62,300,000      4.8      5.965       115       1.58      1.34       70.0      64.4
70,000,001 >=                   2        255,000,000     19.8      5.908        80       1.37      1.27       71.1      68.4
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        161     $1,286,209,396    100.0%     5.743%      112       2.02X     1.88X      66.0%     57.6%
==============================================================================================================================

Minimum: $269,682
Maximum: $160,000,000
Weighted Average: $7,988,878

                                      I-10

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES
---------------------------------------------------------------------------------------------------------------------------------

                                                        PERCENT BY             WEIGHTED             WEIGHTED   WEIGHTED
                                                        AGGREGATE   WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                            NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED     DSCR      CUT-OFF  AVERAGE
                            MORTGAGED   CUT-OFF DATE      DATE      MORTGAGE     TERM     AVERAGE   AFTER IO     DATE    BALLOON
STATE                      PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)  LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

New York                        49        213,414,975      16.6       5.631      119       4.86       4.71       47.1      42.7
Illinois                         2        161,433,664      12.6       6.047       60       1.27       1.27       71.9      71.5
Florida                         10        136,163,025      10.6       5.757      117       1.51       1.32       70.4      62.9
California - Southerm           10        109,160,875       8.5       5.450      115       1.54       1.38       67.3      60.5
California - Northern            5         24,179,258       1.9       5.696      126       1.55       1.30       64.2      54.3
Texas                            2        105,200,000       8.2       5.670      117       1.53       1.26       70.4      63.0
Arizona                          3         66,031,806       5.1       5.970      114       1.56       1.34       69.5      63.8
Maryland                         8         49,970,627       3.9       5.875      118       1.37       1.30       71.4      60.1
Pennsylvania                     7         45,894,629       3.6       5.824      115       1.33       1.30       69.6      54.6
Nevada                           6         38,095,000       3.0       5.640      117       1.49       1.23       69.1      62.9
Virginia                         7         37,267,386       2.9       6.174      171       1.50       1.44       60.7      32.3
North Carolina                   6         34,617,922       2.7       5.684      129       1.91       1.59       65.0      46.4
Georgia                          8         26,980,786       2.1       6.031      118       1.37       1.33       70.9      59.2
Connecticut                      2         26,750,000       2.1       5.561      117       1.54       1.27       70.2      64.8
Louisiana                        2         26,058,808       2.0       5.116       92       1.46       1.25       78.5      70.3
Oregon                           5         25,348,075       2.0       5.591      117       1.43       1.38       65.9      54.3
Utah                             8         25,331,330       2.0       5.749      135       1.30       1.30       68.0      45.3
Colorado                         4         24,192,136       1.9       6.157      121       1.31       1.31       67.2      54.8
Hawaii                           1         22,008,607       1.7       5.392      112       1.22       1.22       78.6      66.0
Michigan                         4         20,176,948       1.6       5.362      113       1.53       1.30       75.3      65.2
Washington                       2         17,602,917       1.4       5.659       92       1.60       1.48       64.2      55.7
District of Columbia             1         10,286,956       0.8       6.040      119       1.31       1.31       69.0      53.8
New Jersey                       2          8,890,933       0.7       5.257      113       1.54       1.28       73.2      62.2
West Virginia                    1          5,058,960       0.4       6.620      119       1.42       1.42       74.9      64.9
South Carolina                   2          4,880,252       0.4       5.457      112       1.49       1.49       64.4      52.5
Massachusetts                    3          4,731,471       0.4       5.710      117       1.23       1.23       74.1      62.6
Ohio                             2          4,441,927       0.3       5.814      117       1.42       1.42       69.6      55.4
Rhode Island                     3          3,245,708       0.3       5.710      117       1.23       1.23       74.1      62.6
Idaho                            1          1,982,494       0.2       5.970      236       1.21       1.21       62.1       0.4
Alabama                          1          1,886,525       0.1       5.750      113       1.27       1.27       77.0      65.4
Indiana                          1          1,850,000       0.1       5.870      116       1.68       1.41       66.3      58.7
New Mexico                       1          1,669,479       0.1       5.600      175       1.13       1.13       69.6       0.6
Arkansas                         1          1,405,917       0.1       5.740      211       1.11       1.11       72.1       0.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         170     $1,286,209,396     100.0%      5.743%     112       2.02X      1.88X      66.0%     57.6%
=================================================================================================================================

                                      I-11

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES
---------------------------------------------------------------------------------------------------------------------------------

                                                        PERCENT BY             WEIGHTED             WEIGHTED   WEIGHTED
                                                        AGGREGATE   WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                            NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED     DSCR      CUT-OFF  AVERAGE
                            MORTGAGED   CUT-OFF DATE      DATE      MORTGAGE     TERM     AVERAGE   AFTER IO     DATE    BALLOON
PROPERITY TYPES            PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)  LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                     19        344,318,808      26.8       5.463      114       1.50       1.30       71.8      64.6
   Unanchored                   31        113,638,441       8.8       5.705      120       1.48       1.30       70.5      58.7
   Free Standing                10         29,287,216       2.3       5.518      131       1.40       1.24       71.4      54.3
   Shadow Anchored               7         25,275,617       2.0       5.836      118       1.43       1.26       68.2      60.6
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 67     $  512,520,081      39.8%      5.538%     117       1.49X      1.29X      71.3%     62.5%
Office
   Urban                         5        251,269,266      19.5       5.939       79       1.33       1.26       69.8      67.1
   Suburban                     19        146,623,816      11.4       5.795      115       1.47       1.32       69.7      60.4
   Medical                       3         16,644,215       1.3       5.546      144       1.41       1.25       70.6      47.6
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 27     $  414,537,297      32.2%      5.872%      94       1.38X      1.28X      69.8%     64.0%
Industrial
   Flex                          2         67,800,000       5.3       5.984      115       1.57       1.34       69.7      64.0
   Warehouse                     7         40,716,258       3.2       5.932      114       1.43       1.35       66.4      51.3
   Light                         1            656,010       0.1       5.940      172       1.14       1.14       62.5       0.5
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 10     $  109,172,268       8.5%      5.964%     115       1.52X      1.34X      68.4%     58.9%
Hospitality
   Limited Service              14         84,312,334       6.6       6.112      118       1.54       1.49       66.1      52.1
   Full Service                  2         22,747,245       1.8       6.217      188       1.82       1.60       54.5      20.8
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 16     $  107,059,579       8.3%      6.134%     133       1.60X      1.51X      63.6%     45.5%
Multifamily
   Cooperative                  38         74,721,010       5.8       5.614      125      10.97      10.97        7.7       6.8
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 38     $   74,721,010       5.8%      5.614%     125      10.97X     10.97X       7.7%      6.8%
Other
   Leased Fee                    1         26,000,000       2.0       5.243      112       1.57       1.26       73.4      68.0
   Parking                       1         14,722,773       1.1       5.960      118       1.40       1.40       66.9      56.8
   School                        1          2,994,388       0.2       5.900      118       3.18       3.18       17.8      15.1
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  3     $   43,717,161       3.4%      5.529%     114       1.62X      1.44X      67.4%     60.6%
Mixed Use
   Office/Retail                 5         14,656,683       1.1       5.898      116       1.25       1.25       72.3      58.8
   Office/Warehouse              2          3,096,150       0.2       5.809      117       1.19       1.19       63.0      45.4
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  7     $   17,752,834       1.4%      5.882%     116       1.24X      1.24X      70.7%     56.5%
Self Storage
   Self Storage                  2          6,729,167       0.5       6.042      199       1.53       1.53       47.6      17.1
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  2     $    6,729,167       0.5%      6.042%     199       1.53X      1.53X      47.6%     17.1%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         170     $1,286,209,396     100.0%      5.743%     112       2.02X      1.88X      66.0%     57.6%
=================================================================================================================================

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES
---------------------------------------------------------------------------------------------------------------------------------

                                                       PERCENT BY              WEIGHTED             WEIGHTED   WEIGHTED
                                                       AGGREGATE    WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE   REMAINING  WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
                            MORTGAGE   CUT-OFF DATE       DATE      MORTGAGE     TERM     AVERAGE      IO        DATE     BALLOON
MORTGAGE RATE (%)            LOANS      BALANCE ($)   BALANCE (%)   RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 5.000                        2         24,900,000       1.9       4.924       112       1.83       1.75       70.4      68.8
5.001 - 5.500                  42        333,362,915      25.9       5.312       111       2.43       2.23       67.3      60.1
5.501 - 6.000                  80        540,727,736      42.0       5.750       120       2.13       1.96       63.6      54.3
6.001 - 6.500                  30        354,420,558      27.6       6.112        94       1.52       1.48       68.5      61.8
6.501 - 7.000                   7         32,798,187       2.5       6.641       168       1.52       1.50       60.4      34.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        161     $1,286,209,396     100.0%      5.743%      112       2.02x      1.88x      66.0%     57.6%
=================================================================================================================================

Minimum: 4.910%
Maximum: 6.920%
Weighted Average: 5.743%

SEASONING
---------------------------------------------------------------------------------------------------------------------------------

                                                       PERCENT BY              WEIGHTED             WEIGHTED   WEIGHTED
                                                       AGGREGATE    WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE   REMAINING  WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
                            MORTGAGE   CUT-OFF DATE       DATE      MORTGAGE     TERM     AVERAGE      IO        DATE     BALLOON
SEASONING (MOS.)             LOANS      BALANCE ($)   BALANCE (%)   RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

= 0                             6         39,800,000       3.1       6.339       120       1.41       1.36       66.6      55.6
1 - 5                         123        926,151,830      72.0       5.857       112       2.20       2.08       63.7      55.5
6 - 11                         31        315,857,566      24.6       5.342       110       1.56       1.37       72.2      63.8
12 - 23                         1          4,400,000       0.3       5.200       108       1.62       1.29       80.4      73.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        161     $1,286,209,396     100.0%      5.743%      112       2.02x      1.88x      66.0%     57.6%
=================================================================================================================================

Minimum: 0 mos.
Maximum: 12 mos.
Weighted Average: 4 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY
----------------------------------------------------------------------------------------------------------------------------------

                                                       PERCENT BY              WEIGHTED             WEIGHTED   WEIGHTED
                                                       AGGREGATE    WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE   REMAINING  WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED    MORTGAGE   CUT-OFF DATE       DATE       MORTGAGE     TERM     AVERAGE      IO        DATE     BALLOON
MATURITY (MOS.)              LOANS      BALANCE ($)   BALANCE (%)   RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                           2        160,997,414      12.5       6.050        58       1.27       1.27       72.0      72.0
61 - 84                         2         24,461,725       1.9       5.393        76       1.39       1.39       71.4      63.1
85 - 120                      138      1,048,027,313      81.5       5.689       116       2.08       1.91       65.9      58.0
121 - 180                      11         21,970,229       1.7       5.892       176       6.19       6.19       33.6       7.8
181 - 240                       8         30,752,715       2.4       6.155       236       1.33       1.33       56.7       1.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        161     $1,286,209,396     100.0%      5.743%      112       2.02x      1.88x      66.0%     57.6%
=================================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 116 mos.

REMAINING TERMS TO STATED MATURITY
----------------------------------------------------------------------------------------------------------------------------------

                                                       PERCENT BY              WEIGHTED             WEIGHTED   WEIGHTED
                                                       AGGREGATE    WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE   REMAINING  WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
REMAINING TERM TO STATED    MORTGAGE   CUT-OFF DATE       DATE      MORTGAGE     TERM     AVERAGE      IO        DATE     BALLOON
MATURITY (MOS.)              LOANS      BALANCE ($)   BALANCE (%)   RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                           2        160,997,414      12.5       6.050        58       1.27       1.27       72.0      72.0
61 - 84                         2         24,461,725       1.9       5.393        76       1.39       1.39       71.4      63.1
85 - 120                      138      1,048,027,313      81.5       5.689       116       2.08       1.91       65.9      58.0
121 - 180                      11         21,970,229       1.7       5.892       176       6.19       6.19       33.6       7.8
181 - 240                       8         30,752,715       2.4       6.155       236       1.33       1.33       56.7       1.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        161     $1,286,209,396     100.0%      5.743%      112       2.02x      1.88x      66.0%     57.6%
=================================================================================================================================

Minimum: 57 mos.
Maximum: 239 mos.
Weighted Average: 112 mos.

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                      WEIGHTED   WEIGHTED
                                                       PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED     DSCR      CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION       MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   AFTER IO     DATE     BALLOON
TERM (MOS.)                  LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only               13        201,580,000      15.7       5.895         70         3.15       3.15      64.7      64.7
   181 - 240                    5         24,406,852       1.9       6.145        115         1.75       1.75      57.5      38.6
   241 - 300                   29        147,694,813      11.5       5.876        116         1.96       1.86      64.2      50.9
   301 - 360                   95        856,615,414      66.6       5.659        115         1.69       1.50      68.3      61.2
   361 >=                       6         17,184,262       1.3       5.618        136         7.24       7.24      11.8      10.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                     148     $1,247,481,341      97.0%      5.732%       108         2.04X      1.90X     66.2%     59.4%

FULLY AMORTIZING LOANS
   121 - 180                    5          7,975,339       0.6       5.903        176         1.47       1.47      60.5       0.5
   181 - 240                    8         30,752,715       2.4       6.155        236         1.33       1.33      56.7       1.1
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      13     $   38,728,055       3.0%      6.103%       223         1.35X      1.35X     57.5%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        161     $1,286,209,396     100.0%      5.743%       112         2.02X      1.88X     66.0%     57.6%
===================================================================================================================================

Minimum: 180 mos.
Maximum: 480 mos.
Weighted Average: 346 mos.

REMAINING AMORTIZATION TERMS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                      WEIGHTED   WEIGHTED
                                                       PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED     DSCR      CUT-OFF   AVERAGE
REMAINING AMORTIZATION      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   AFTER IO     DATE     BALLOON
TERM (MOS.)                  LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON
   Interest Only               13        201,580,000      15.7       5.895         70         3.15       3.15      64.7      64.7
   181 - 240                    5         24,406,852       1.9       6.145        115         1.75       1.75      57.5      38.6
   241 - 300                   29        147,694,813      11.5       5.876        116         1.96       1.86      64.2      50.9
   301 - 360                   95        856,615,414      66.6       5.659        115         1.69       1.50      68.3      61.2
   361 >=                       6         17,184,262       1.3       5.618        136         7.24       7.24      11.8      10.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                     148     $1,247,481,341      97.0%      5.732%       108         2.04X      1.90X     66.2%     59.4%

FULLY AMORTIZING LOANS
121 - 180                       5          7,975,339       0.6       5.903        176         1.47       1.47      60.5       0.5
181 - 240                       8         30,752,715       2.4       6.155        236         1.33       1.33      56.7       1.1
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      13     $   38,728,055       3.0%      6.103%       223         1.35X      1.35X     57.5%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        161     $1,286,209,396     100.0%      5.743%       112         2.02X      1.88X     66.0%     57.6%
===================================================================================================================================

Minimum: 172 mos.
Maximum: 478 mos.
Weighted Average: 344 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                      WEIGHTED   WEIGHTED
                                                       PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED     DSCR      CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   AFTER IO     DATE     BALLOON
RATIO (X)                    LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                    11         32,502,671       2.5        5.642       158         1.17       1.17      67.6      30.6
1.21 - 1.30                    22        292,193,981      22.7        5.919        84         1.26       1.26      72.2      65.6
1.31 - 1.40                    26        131,228,725      10.2        6.044       123         1.36       1.35      66.7      53.0
1.41 - 1.50                    21        238,848,987      18.6        5.692       122         1.45       1.24      70.7      61.7
1.51 - 1.60                    21        330,676,885      25.7        5.646       114         1.55       1.31      69.6      62.9
1.61 - 1.70                    12        111,620,478       8.7        5.667       117         1.66       1.39      69.9      62.0
1.71 - 1.80                     4         23,458,272       1.8        5.559       114         1.73       1.50      59.2      53.0
1.81 - 1.90                     1         19,800,000       1.5        4.910       112         1.81       1.81      71.2      71.2
1.91 - 2.00                     1          5,100,000       0.4        4.980       111         1.91       1.50      67.4      59.7
2.01 - 2.50                     3         23,063,999       1.8        5.689       116         2.31       1.88      56.2      44.7
2.51 - 3.00                     1          2,672,364       0.2        5.540       118         2.89       2.89      20.6      19.0
3.01 >=                        38         75,043,034       5.8        5.628       125        10.95      10.95       7.7       6.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        161     $1,286,209,396     100.0%       5.743%      112         2.02X      1.88X     66.0%     57.6%
===================================================================================================================================

Minimum: 1.11x
Maximum: 32.33x
Weighted Average: 2.02x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                      WEIGHTED   WEIGHTED
                                                       PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE    AVERAGE    WEIGHTED     DSCR      CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   AFTER IO     DATE     BALLOON
RATIO AFTER IO PERIOD (X)    LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                    17        174,302,671      13.6       5.565        123         1.39       1.18      72.4      60.9
1.21 - 1.30                    45        615,340,981      47.8       5.723        100         1.41       1.26      71.6      65.0
1.31 - 1.40                    30        211,028,725      16.4       5.938        119         1.46       1.35      68.1      57.2
1.41 - 1.50                    14        107,383,987       8.3       6.019        132         1.59       1.43      64.2      51.9
1.51 - 1.60                     6         36,994,885       2.9       5.750        106         1.54       1.54      64.2      53.1
1.61 - 1.70                     4         14,820,478       1.2       5.865        132         1.66       1.66      61.5      47.0
1.71 - 1.80                     3         23,808,272       1.9       5.640        116         2.18       1.78      56.9      45.7
1.81 - 1.90                     2         20,660,000       1.6       4.952        112         1.82       1.81      70.5      70.3
2.01 - 2.50                     1          4,153,999       0.3       5.380        113         2.28       2.28      41.5      31.9
2.51 - 3.00                     1          2,672,364       0.2       5.540        118         2.89       2.89      20.6      19.0
3.01 >=                        38         75,043,034       5.8       5.628        125        10.95      10.95       7.7       6.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        161     $1,286,209,396     100.0%      5.743%       112         2.02X      1.88X     66.0%     57.6%
===================================================================================================================================

Minimum: 1.11x
Maximum: 32.33x
Weighted Average: 1.88x

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                WEIGHTED             WEIGHTED   WEIGHTED
                                                        PERCENT BY   WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                            NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED     DSCR      CUT-OFF   AVERAGE
                            MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE   AFTER IO     DATE     BALLOON
LOAN-TO-VALUE RATIO (%)      LOANS       BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                      31         57,040,416       4.4       5.624       125      12.79      12.79        5.9       5.1
10.1 - 20.0                      7         18,002,618       1.4       5.642       124       5.09       5.09       13.2      11.6
20.1 - 30.0                      1          2,672,364       0.2       5.540       118       2.89       2.89       20.6      19.0
30.1 - 40.0                      1            797,558       0.1       5.650       118       1.77       1.77       38.9      29.6
40.1 - 50.0                      6         21,350,747       1.7       5.809       150       1.63       1.63       44.8      26.6
50.1 - 60.0                     11         62,373,703       4.8       5.879       147       1.73       1.58       56.4      34.4
60.1 - 70.0                     54        524,757,246      40.8       5.825       118       1.50       1.32       67.2      57.7
70.1 - 75.0                     30        409,032,776      31.8       5.791        95       1.39       1.29       72.2      66.9
75.1 - 80.0                     19        185,781,969      14.4       5.413       110       1.41       1.24       78.4      69.2
80.1 - 85.0                      1          4,400,000       0.3       5.200       108       1.62       1.29       80.4      73.1
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         161     $1,286,209,396     100.0%      5.743%      112       2.02X      1.88X      66.0%     57.6%
==================================================================================================================================

Minimum: 1.6%
Maximum: 80.4%
Weighted Average: 66.0%

BALLOON LOAN-TO-VALUE RATIOS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                WEIGHTED             WEIGHTED   WEIGHTED
                                                        PERCENT BY   WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                            NUMBER OF     AGGREGATE      AGGREGATE    AVERAGE  REMAINING  WEIGHTED     DSCR      CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE       MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE     TERM     AVERAGE   AFTER IO     DATE     BALLOON
RATIO (%)                    LOANS       BALANCE ($)    BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                      46        100,882,686       7.8       5.809       162       8.02       8.02       25.9       3.8
10.1 - 20.0                      5         15,291,085       1.2       5.599       126       4.55       4.55       15.4      13.8
20.1 - 30.0                      2          4,768,541       0.4       5.966       165       1.70       1.70       46.1      28.3
30.1 - 40.0                      3         13,338,236       1.0       5.607       111       1.67       1.67       44.9      35.5
40.1 - 50.0                     16         84,735,500       6.6       5.889       116       1.59       1.48       60.2      46.3
50.1 - 55.0                     16         96,213,629       7.5       6.015       114       1.38       1.38       66.6      53.4
55.1 - 60.0                     22        106,510,086       8.3       5.747       116       1.52       1.37       66.6      58.0
60.1 - 65.0                     22        376,959,122      29.3       5.776       116       1.52       1.29       69.7      62.8
65.1 - 70.0                     23        227,010,512      17.6       5.512       113       1.44       1.25       74.8      66.9
70.1 - 75.0                      6        260,500,000      20.3       5.734        78       1.38       1.29       74.1      72.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         161     $1,286,209,396     100.0%      5.743%      112       2.02X      1.88X      66.0%     57.6%
==================================================================================================================================

Minimum: 0.0%
Maximum: 73.1%
Weighted Average: 57.6%

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)
------------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT
RESTRICTIONS                 JUN-06          JUN-07          JUN-08          JUN-09          JUN-10          JUN-11          JUN-12
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                    95.40%          95.41%          94.21%          93.93%          92.89%          91.13%          91.24%
Yield Maintenance
   Total                       4.60%           4.59%           5.79%           6.07%           6.09%           6.79%           6.69%
Prepayment Premium
   Total                       0.00%           0.00%           0.00%           0.00%           0.00%           0.00%           0.00%
Open                           0.00%           0.00%           0.00%           0.00%           1.02%           2.08%           2.06%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                       100.00%         100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
===================================================================================================================================
Pool Balance
   Outstanding       $1,286,209,396  $1,279,015,305  $1,270,744,399  $1,260,443,469  $1,248,086,483  $1,071,634,725  $1,053,400,032
% Initial Pool
   Balance                   100.00%          99.44%          98.80%          98.00%          97.04%          83.32%          81.90%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)
------------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS              JUN-13         JUN-14        JUN-15       JUN-16       JUN-17       JUN-18       JUN-19
---------------------------------------------------------------------------------------------------------------------------

Locked Out                            90.23%        90.33%        71.27%       49.67%       50.56%       51.65%       53.01%
Yield Maintenance Total                9.53%         9.43%         9.42%       46.84%       46.43%       45.93%       45.31%
Prepayment Premium Total               0.00%         0.00%         0.70%        3.49%        3.02%        2.43%        1.68%
Open                                   0.24%         0.24%        18.62%        0.00%        0.00%        0.00%        0.00%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%       100.00%       100.00%      100.00%      100.00%      100.00%      100.00%
===========================================================================================================================
Pool Balance Outstanding     $1,012,736,794  $992,672,763  $961,399,088  $35,262,422  $32,859,946  $30,306,990  $27,594,091
% Initial Pool Balance                78.74%        77.18%        74.75%        2.74%        2.55%        2.36%        2.15%
----------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)
------------------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS            JUN-20         JUN-21      JUN-22      JUN-23      JUN-24      JUN-25    JUN-26
--------------------------------------------------------------------------------------------------------------=---

Locked Out                         54.77%         56.02%      57.12%      58.94%      61.99%      69.54%   0.00%
Yield Maintenance Total            44.51%         43.98%      42.88%      41.06%      38.01%      30.46%   0.00%
Prepayment Premium Total            0.71%          0.00%       0.00%       0.00%       0.00%       0.00%   0.00%
Open                                0.00%          0.00%       0.00%       0.00%       0.00%       0.00%   0.00%
-------------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%        100.00%     100.00%     100.00%     100.00%     100.00%   0.00%
===================================================================================================================
Pool Balance Outstanding     $24,713,613    $11,172,684  $9,107,870  $6,911,462  $4,629,128  $2,277,467   $   0
% Initial Pool Balance              1.92%          0.87%       0.71%       0.54%       0.36%       0.18%   0.00%
--------------------------------------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS
-----------------------------------------------------------------------------------------------------------------------------------

                                                     PERCENT BY                                    WEIGHTED   WEIGHTED
                                        AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     CUT-OFF      CUT-OFF     AVERAGE    AVERAGE    WEIGHTED     DSCR      CUT-OFF   AVERAGE
                            MORTGAGE      DATE          DATE     MORTGAGE   REMAINING    AVERAGE   AFTER IO     DATE     BALLOON
LOAN SELLER                  LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

Massachusetts Mutual Life
   Insurance Company          23       106,224,406      32.2      7.553        120        1.32       1.32       46.5      36.4
NCB, FSB                      30        96,754,909      29.3      5.695        126        5.17       5.17       19.7      17.4
Morgan Stanley Mortgage
   Capital Inc.                8        55,388,668      16.8      5.396        113        1.40       1.24       75.8      66.6
IXIS Real Estate Capital
   Inc.                        6        26,399,000       8.0      5.890        119        1.48       1.26       67.3      60.2
National Consumer
   Cooperative Bank            1        23,491,609       7.1      5.870        119        5.33       5.33       16.3      15.1
SunTrust Bank                  2        19,857,452       6.0      5.455        118        1.33       1.33       73.0      61.2
Union Central Mortgage
   Funding, Inc.               1         1,789,192       0.5      5.790        116        1.42       1.42       65.1      49.8
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        71      $329,905,235     100.0%     6.257%       120        2.76X      2.72X      44.8%     37.9%
================================================================================================================================

CUT-OFF DATE BALANCES
----------------------------------------------------------------------------------------------------------------------------------

                                                     PERCENT BY                                    WEIGHTED   WEIGHTED
                                        AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     CUT-OFF      CUT-OFF     AVERAGE    AVERAGE    WEIGHTED     DSCR      CUT-OFF   AVERAGE
                            MORTGAGE      DATE          DATE     MORTGAGE   REMAINING    AVERAGE   AFTER IO     DATE     BALLOON
CUT-OFF DATE BALANCE ($)     LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                 23        34,459,704      10.4      6.012         119        4.11        4.09     33.2      28.0
2,500,001 - 5,000,000         26        94,885,829      28.8      6.699         120        2.86        2.79     44.8      37.6
5,000,001 - 7,500,000         12        72,049,272      21.8      6.652         120        2.16        2.12     46.6      39.0
7,500,001 - 10,000,000         3        24,491,300       7.4      6.580         130        1.52        1.52     55.3      46.2
10,000,001 - 12,500,000        3        34,075,543      10.3      5.760         125        3.42        3.42     23.1      19.0
12,500,001 - 15,000,000        2        28,489,762       8.6      5.283         113        1.39        1.23     76.8      67.8
17,500,001 - 20,000,000        1        17,962,214       5.4      5.370         118        1.33        1.33     72.5      60.6
20,000,001 - 30,000,000        1        23,491,609       7.1      5.870         119        5.33        5.33     16.3      15.1
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        71      $329,905,235     100.0%     6.257%        120       2.76X       2.72X     44.8%     37.9%
================================================================================================================================

Minimum: $229,501
Maximum: $23,491,609
Weighted Average: $4,646,553

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES
----------------------------------------------------------------------------------------------------------------------------------

                                                     PERCENT BY                                    WEIGHTED   WEIGHTED
                                        AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF     CUT-OFF      CUT-OFF     AVERAGE    AVERAGE    WEIGHTED     DSCR      CUT-OFF   AVERAGE
                            MORTGAGE      DATE          DATE     MORTGAGE   REMAINING    AVERAGE   AFTER IO     DATE     BALLOON
STATE                        LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

New York                      29       105,069,748      31.8      5.792        128        4.81       4.78       22.7      20.1
Texas                         11        46,336,641      14.0      7.514        122        1.33       1.31       51.1      41.4
North Carolina                 4        31,237,714       9.5      5.796        115        1.37       1.32       69.9      59.1
New Jersey                     1        23,491,609       7.1      5.870        119        5.33       5.33       16.3      15.1
Georgia                        3        21,226,791       6.4      5.761        115        1.20       1.20       75.1      62.2
California - Southern          3        11,425,000       3.5      5.157        114        1.55       1.23       68.8      63.0
California - Northern          1         2,750,000       0.8      6.500        120        1.44       1.44       39.9      34.3
Pennsylvania                   1        14,000,000       4.2      5.120        113        1.61       1.28       75.7      70.0
Michigan                       2        13,470,877       4.1      7.720         93        1.58       1.58       47.5      36.9
Iowa                           2        12,208,040       3.7      7.520         89        1.31       1.31       59.7      49.7
Florida                        2        10,974,109       3.3      7.231        144        1.26       1.26       39.6      29.7
District of Columbia           1        10,592,280       3.2      6.310        144        1.02       1.02       47.3      35.4
Maryland                       3        10,089,935       3.1      6.739        120        1.25       1.25       51.2      43.5
Connecticut                    2         5,300,000       1.6      5.300        111        1.60       1.29       79.7      69.6
Oklahoma                       1         3,572,503       1.1      8.680         99        1.55       1.55       46.2      36.3
Virginia                       2         2,589,772       0.8      5.860        119        1.26       1.26       79.9      67.6
Tennessee                      1         1,895,237       0.6      6.260        117        1.34       1.34       77.4      66.4
Massachusetts                  1         1,885,787       0.6      6.000        115        5.17       5.17        9.5       8.1
Utah                           1         1,789,192       0.5      5.790        116        1.42       1.42       65.1      49.8
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        71      $329,905,235     100.0%     6.257%       120        2.76X      2.72X      44.8%     37.9%
================================================================================================================================

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES
-----------------------------------------------------------------------------------------------------------------------------------

                                                       PERCENT BY             WEIGHTED             WEIGHTED   WEIGHTED
                                                       AGGREGATE   WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                            NUMBER OF    AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
                            MORTGAGED   CUT-OFF DATE      DATE     MORTGAGE     TERM     AVERAGE      IO        DATE     BALLOON
PROPERTY TYPE              PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

Multifamily
   Garden                      32        169,880,802      51.5      6.695       115       1.36       1.32       59.4      49.5
   Cooperative                 28        114,299,779      34.6      5.728       125       5.40       5.40       15.9      14.4
   Mid-Rise                     3         17,867,280       5.4      5.816       131       1.26       1.13       58.8      48.7
   Low-Rise                     2          9,849,000       3.0      5.522       119       1.49       1.22       74.1      66.3
   Senior Housing               1          6,298,365       1.9      7.730       159       1.28       1.28       38.5      29.9
   High-Rise                    1          3,850,000       1.2      4.950       111       1.56       1.22       68.8      63.5
   Student Housing              1          1,895,237       0.6      6.260       117       1.34       1.34       77.4      66.4
      SUBTOTAL:                68       $323,940,463      98.2%     6.267%      120       2.79X      2.74X      44.3%     37.4%
Manufactured Housing
   Community
   Manufactured Housing
      Community                 1          3,375,000       1.0      5.650       120       1.44       1.19       64.3      57.7
      SUBTOTAL:                 1         $3,375,000       1.0%     5.650%      120       1.44X      1.19X      64.3%     57.7%
Mixed Use
   Multifamily/Retail           2          2,589,772       0.8      5.860       119       1.26       1.26       79.9      67.6
      SUBTOTAL:                 2         $2,589,772       0.8%     5.860%      119       1.26X      1.26X      79.9%     67.6%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         71       $329,905,235     100.0%     6.257%      120       2.76X      2.72X      44.8%     37.9%
================================================================================================================================

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES
-----------------------------------------------------------------------------------------------------------------------------------

                                                       PERCENT BY             WEIGHTED             WEIGHTED   WEIGHTED
                                                       AGGREGATE   WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                            NUMBER OF    AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
                            MORTGAGE    CUT-OFF DATE      DATE     MORTGAGE     TERM     AVERAGE      IO        DATE     BALLOON
MORTGAGE RATE (%)             LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

4.501 - 5.000                   2          8,050,000       2.4      4.950       111       1.59       1.25       70.7      65.2
5.001 - 5.500                  10         67,896,337      20.6      5.340       115       2.30       2.21       60.3      52.3
5.501 - 6.000                  27        119,546,900      36.2      5.710       118       4.55       4.52       31.8      27.9
6.001 - 6.500                  10         50,165,184      15.2      6.310       142       1.59       1.55       50.0      42.1
6.501 - 7.000                   3          3,535,639       1.1      6.777       157       1.87       1.87       24.0      18.3
7.001 - 7.500                   2         10,919,109       3.3      7.416       101       1.26       1.26       56.0      42.4
7.501 - 8.000                  12         50,517,263      15.3      7.732       120       1.41       1.41       44.3      35.0
8.501 - 9.000                   5         19,274,803       5.8      8.671       105       1.39       1.39       44.8      34.8
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         71       $329,905,235     100.0%     6.257%      120       2.76X      2.72X      44.8%     37.9%
================================================================================================================================

Minimum: 4.950%
Maximum: 8.720%
Weighted Average: 6.257%

SEASONING
-----------------------------------------------------------------------------------------------------------------------------------

                                                       PERCENT BY             WEIGHTED             WEIGHTED   WEIGHTED
                                                       AGGREGATE   WEIGHTED   AVERAGE               AVERAGE    AVERAGE  WEIGHTED
                            NUMBER OF    AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
                            MORTGAGE    CUT-OFF DATE      DATE     MORTGAGE     TERM     AVERAGE      IO        DATE     BALLOON
SEASONING (MOS.)              LOANS     BALANCE ($)   BALANCE (%)  RATE (%)    (MOS.)   DSCR (X)  PERIOD (X)   LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

= 0                             2          6,125,000        1.9     6.032       120       1.44       1.30       53.3      47.2
1 - 5                          39        174,844,067       53.0     5.731       122       3.98       3.95       36.1      31.5
6 - 11                          7         42,711,763       12.9     5.222       112       1.56       1.35       74.7      66.4
12 - 23                         5         21,290,857        6.5     7.101       162       1.38       1.38       32.9      24.9
24 >=                          18         84,933,549       25.7     7.666       109       1.30       1.30       49.9      39.3
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         71       $329,905,235     100.0%     6.257%      120       2.76X      2.72X      44.8%     37.9%
================================================================================================================================

Minimum: 0 mos.
Maximum: 124 mos.
Weighted Average: 26 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                    WEIGHTED   WEIGHTED
                                                     PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED     MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   IO PERIOD    DATE     BALLOON
MATURITY (MOS.)              LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)      (X)      LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

85 - 120                       45      215,591,180      65.3       5.619        116        3.40       3.33       45.5      40.0
121 - 180                      12       59,090,674      17.9       6.910        143        1.64       1.64       41.0      32.7
181 - 240                      14       55,223,381      16.7       8.049        113        1.46       1.46       45.8      35.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         71     $329,905,235     100.0%      6.257%       120        2.76X      2.72X      44.8%     37.9%
=================================================================================================================================

Minimum: 120 mos.
Maximum: 240 mos.
Weighted Average: 147 mos.

REMAINING TERMS TO STATED MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                    WEIGHTED   WEIGHTED
                                                     PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
REMAINING TERM TO STATED    MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   IO PERIOD    DATE     BALLOON
MATURITY (MOS.)              LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)      (X)      LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

61 - 84                         2        7,605,663       2.3       6.878         76        1.20       1.20       63.2      54.5
85 - 120                       55      261,386,570      79.2       6.081        113        3.06       3.00       46.0      39.5
121 - 180                      13       60,217,188      18.3       6.943        157        1.61       1.61       37.5      28.9
181 - 240                       1          695,814       0.2       6.260        237        8.71       8.71        4.9       0.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         71     $329,905,235     100.0%      6.257%       120        2.76X      2.72X      44.8%     37.9%
=================================================================================================================================

Minimum: 71 mos.
Maximum: 237 mos.
Weighted Average: 120 mos.

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                    WEIGHTED   WEIGHTED
                                                     PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION       MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   IO PERIOD    DATE     BALLOON
TERM (MOS.)                  LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)      (X)      LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                2       16,250,000       4.9       5.577        116        5.74       5.74       12.1      12.1
   241 - 300                    1        1,789,192       0.5       5.790        116        1.42       1.42       65.1      49.8
   301 - 360                   54      243,365,894      73.8       6.435        118        2.01       1.95       54.2      45.5
   361 >=                      13       67,804,335      20.6       5.794        128        4.73       4.73       18.5      16.9
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      70     $329,209,421      99.8%      6.257%       120        2.75X      2.70X      44.9%     38.0%

FULLY AMORTIZING LOANS
   181 - 240                    1          695,814       0.2       6.260        237        8.71       8.71        4.9       0.1
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       1         $695,814       0.2%      6.260%       237        8.71X      8.71X       4.9%      0.1%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         71     $329,905,235     100.0%      6.257%       120        2.76X      2.72X      44.8%     37.9%
=================================================================================================================================

Minimum: 240 mos.
Maximum: 480 mos.
Weighted Average: 385 mos.

REMAINING AMORTIZATION TERMS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                    WEIGHTED   WEIGHTED
                                                     PERCENT BY   WEIGHTED    WEIGHTED               AVERAGE    AVERAGE  WEIGHTED
                           NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE    AVERAGE    WEIGHTED  DSCR AFTER   CUT-OFF   AVERAGE
REMAINING AMORTIZATION      MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE   IO PERIOD    DATE     BALLOON
TERM (MOS.)                  LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)      (X)      LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON
   Interest Only            2       16,250,000       4.9       5.577        116        5.74       5.74       12.1      12.1
   181 - 240                5       21,918,209       6.6       7.823         91        1.44       1.44       50.1      38.9
   241 - 300               11       42,743,328      13.0       7.992        107        1.33       1.33       50.1      39.3
   301 - 360               39      180,493,549      54.7       5.891        124        2.23       2.15       55.8      47.8
   361 >=                  13       67,804,335      20.6       5.794        128        4.73       4.73       18.5      16.9
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      70     $329,209,421      99.8%      6.257%       120        2.75X      2.70X      44.9%     38.0%

FULLY AMORTIZING LOANS
181 - 240                       1          695,814       0.2       6.260        237        8.71       8.71        4.9       0.1
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       1         $695,814       0.2%      6.260%       237        8.71X      8.71X       4.9%      0.1%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         71     $329,905,235     100.0%      6.257%       120        2.76X      2.72X      44.8%     37.9%
=================================================================================================================================

Minimum: 203 mos.
Maximum: 479 mos.
Weighted Average: 359 mos.

                                      I-24

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------------------------------------------------

                                                    PERCENT BY                                 WEIGHTED
                                                     AGGREGATE             WEIGHTED             AVERAGE  WEIGHTED
                                                      CUT-OFF   WEIGHTED   AVERAGE               DSCR     AVERAGE  WEIGHTED
                           NUMBER OF    AGGREGATE      DATE      AVERAGE  REMAINING  WEIGHTED  AFTER IO   CUT-OFF   AVERAGE
DEBT SERVICE                MORTGAGE  CUT-OFF DATE    BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE    BALLOON
COVERAGE RATIO (X)           LOANS     BALANCE ($)      (%)     RATE (%)    (MOS.)   DSCR (X)     (X)     LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                     4       20,338,973       6.2     6.966       132       1.05      1.05      51.1      38.2
1.11 - 1.20                     4       35,012,366      10.6     5.904       119       1.16      1.16      68.6      57.6
1.21 - 1.30                     7       27,521,241       8.3     7.209       124       1.27      1.27      55.0      45.0
1.31 - 1.40                     8       47,837,651      14.5     6.701       106       1.34      1.32      62.9      52.0
1.41 - 1.50                     9       33,844,067      10.3     6.624       123       1.46      1.36      57.0      48.3
1.51 - 1.60                     7       23,150,861       7.0     6.464       118       1.56      1.37      59.7      51.5
1.61 - 1.70                     3       21,968,468       6.7     5.504       121       1.63      1.35      66.1      60.5
1.81 - 1.90                     1        5,931,830       1.8     8.000        94       1.88      1.88      38.2      29.8
2.01 - 2.50                     1        8,493,743       2.6     6.360       178       2.01      2.01      37.3      33.0
3.01 >=                        27      105,806,035      32.1     5.677       120       5.67      5.67      14.2      12.9
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                         71     $329,905,235     100.0%    6.257%      120       2.76X     2.72X     44.8%     37.9%
===========================================================================================================================

Minimum: 1.02x
Maximum: 17.24x
Weighted Average: 2.76x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD
-------------------------------------------------------------------------------------------------------------------------------

                                                    PERCENT BY                                 WEIGHTED
                                                     AGGREGATE             WEIGHTED             AVERAGE  WEIGHTED
                                                      CUT-OFF   WEIGHTED   AVERAGE               DSCR     AVERAGE  WEIGHTED
                           NUMBER OF    AGGREGATE      DATE      AVERAGE  REMAINING  WEIGHTED  AFTER IO   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE  CUT-OFF DATE    BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE    BALLOON
RATIO AFTER IO PERIOD (X)    LOANS     BALANCE ($)      (%)     RATE (%)    (MOS.)   DSCR (X)     (X)     LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                     4       20,338,973      6.2      6.966       132       1.05      1.05      51.1      38.2
1.11 - 1.20                     7       47,883,366     14.5      5.875       119       1.24      1.17      69.4      59.4
1.21 - 1.30                    13       59,899,241     18.2      6.107       118       1.44      1.27      65.6      57.4
1.31 - 1.40                     8       48,912,651     14.8      6.683       106       1.36      1.33      62.2      51.4
1.41 - 1.50                     6       20,620,067      6.3      7.310       126       1.46      1.46      47.7      38.2
1.51 - 1.60                     3        8,250,861      2.5      8.151       126       1.53      1.53      38.4      29.4
1.61 - 1.70                     1        3,768,468      1.1      7.550       161       1.70      1.70      23.3      17.9
1.81 - 1.90                     1        5,931,830      1.8      8.000        94       1.88      1.88      38.2      29.8
2.01 - 2.50                     1        8,493,743      2.6      6.360       178       2.01      2.01      37.3      33.0
3.01 >=                        27      105,806,035     32.1      5.677       120       5.67      5.67      14.2      12.9
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                         71     $329,905,235    100.0%     6.257%      120       2.76X     2.72X     44.8%     37.9%
===========================================================================================================================

Minimum: 1.02x
Maximum: 17.24x
Weighted Average: 2.72x

                                      I-25

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS
----------------------------------------------------------------------------------------------------------------------------

                                                    PERCENT BY                                 WEIGHTED
                                                     AGGREGATE             WEIGHTED             AVERAGE  WEIGHTED
                                                      CUT-OFF   WEIGHTED   AVERAGE               DSCR     AVERAGE  WEIGHTED
                           NUMBER OF    AGGREGATE      DATE      AVERAGE  REMAINING  WEIGHTED  AFTER IO   CUT-OFF   AVERAGE
                            MORTGAGE  CUT-OFF DATE    BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE    BALLOON
LOAN-TO-VALUE RATIO (%)      LOANS     BALANCE ($)      (%)     RATE (%)    (MOS.)   DSCR (X)     (X)     LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                      9       12,599,665       3.8     5.698       127      10.08     10.08       6.7       5.5
10.1 - 20.0                    16       90,362,429      27.4     5.670       120       5.14      5.14      14.5      13.3
20.1 - 30.0                     3        7,722,843       2.3     6.995       156       1.81      1.81      25.1      19.7
30.1 - 40.0                     8       37,942,346      11.5     7.440       144       1.63      1.63      36.9      29.6
40.1 - 50.0                     9       40,336,966      12.2     7.458       126       1.28      1.28      44.9      34.4
50.1 - 60.0                     4       19,625,612       5.9     7.539        97       1.30      1.30      55.7      43.6
60.1 - 70.0                     6       24,277,957       7.4     6.448       106       1.39      1.25      64.7      55.6
70.1 - 75.0                     6       45,494,282      13.8     5.656       113       1.34      1.25      72.8      63.1
75.1 - 80.0                    10       51,543,135      15.6     5.455       115       1.40      1.26      77.4      67.6
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                         71     $329,905,235     100.0%    6.257%      120       2.76X     2.72X     44.8%     37.9%
===========================================================================================================================

Minimum: 4.9%
Maximum: 79.9%
Weighted Average: 44.8%

BALLOON LOAN-TO-VALUE RATIOS
-----------------------------------------------------------------------------------------------------------------------------

                                                    PERCENT BY                                 WEIGHTED
                                                     AGGREGATE             WEIGHTED             AVERAGE  WEIGHTED
                                                      CUT-OFF   WEIGHTED   AVERAGE               DSCR     AVERAGE  WEIGHTED
                           NUMBER OF    AGGREGATE      DATE      AVERAGE  REMAINING  WEIGHTED  AFTER IO   CUT-OFF   AVERAGE
BALLOON                     MORTGAGE  CUT-OFF DATE    BALANCE   MORTGAGE     TERM     AVERAGE   PERIOD     DATE    BALLOON
LOAN-TO-VALUE RATIO (%)      LOANS     BALANCE ($)      (%)     RATE (%)    (MOS.)   DSCR (X)     (X)     LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                      9       12,599,665      3.8      5.698       127      10.08     10.08       6.7       5.5
10.1 - 20.0                    18       96,987,753     29.4      5.776       123       4.89      4.89      15.2      13.6
20.1 - 30.0                     8       34,689,657     10.5      7.524       140       1.52      1.52      36.9      28.3
30.1 - 40.0                    11       47,808,163     14.5      7.388       127       1.45      1.45      44.3      35.2
40.1 - 50.0                     4       18,293,815      5.5      7.289        99       1.30      1.30      57.5      45.0
50.1 - 55.0                     2        9,513,765      2.9      7.654        91       1.20      1.20      62.6      51.0
55.1 - 60.0                     2        9,125,000      2.8      5.952       119       1.52      1.28      65.2      58.1
60.1 - 65.0                     4       35,441,282     10.7      5.613       111       1.29      1.26      72.3      61.9
65.1 - 70.0                    13       65,446,135     19.8      5.480       115       1.42      1.25      76.5      67.3
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                         71     $329,905,235    100.0%     6.257%      120       2.76X     2.72X     44.8%     37.9%
===========================================================================================================================

Minimum: 0.1%
Maximum: 70.0%
Weighted Average: 37.9%

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)
---------------------------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS       JUN-06        JUN-07        JUN-08        JUN-09        JUN-10        JUN-11        JUN-12
---------------------------------------------------------------------------------------------------------------------------

Locked Out                        92.72%        88.90%        84.98%        79.53%        74.80%        73.45%        74.22%
Yield Maintenance Total            7.28%        11.10%        15.02%        20.47%        25.20%        26.55%        25.78%
Prepayment Premium Total           0.00%         0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Open                               0.00%         0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%       100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
---------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $329,905,235  $326,614,854  $323,062,437  $319,147,959  $314,756,671  $309,862,669  $302,644,083
% Initial Pool Balance           100.00%        99.00%        97.93%        96.74%        95.41%        93.92%        91.74%
---------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%)(1)(2)(3)
---------------------------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS       JUN-13        JUN-14        JUN-15        JUN-16       JUN-17       JUN-18       JUN-19
-----------------------------------------------------------------------------------------------------------------------

Locked Out                        58.45%        64.26%        62.59%       69.29%       73.12%       98.06%       33.41%
Yield Maintenance Total           41.55%        33.78%        28.94%       25.87%       21.47%        0.00%       44.88%
Prepayment Premium Total           0.00%         0.00%         0.89%        0.00%        0.00%        1.94%        1.93%
Open                               0.00%         1.96%         7.57%        4.84%        5.40%        0.00%       19.78%
-----------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%       100.00%       100.00%      100.00%      100.00%      100.00%      100.00%
-----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $292,544,125  $261,905,402  $248,838,899  $51,120,043  $47,366,035  $33,794,104  $32,892,047
% Initial Pool Balance            88.68%        79.39%        75.43%       15.50%       14.36%       10.24%        9.97%
-----------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%)(1)(2)(3)
------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS       JUN-20      JUN-21    JUN-22    JUN-23    JUN-24    JUN-25  JUN-26
------------------------------------------------------------------------------------------------

Locked Out                       94.63%    100.00%   100.00%   100.00%   100.00%  100.00%  0.00%
Yield Maintenance Total           0.00%      0.00%     0.00%     0.00%     0.00%    0.00%  0.00%
Prepayment Premium Total          5.37%      0.00%     0.00%     0.00%     0.00%    0.00%  0.00%
Open                              0.00%      0.00%     0.00%     0.00%     0.00%    0.00%  0.00%
------------------------------------------------------------------------------------------------
TOTALS                          100.00%    100.00%   100.00%   100.00%   100.00%  100.00%  0.00%
------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $11,434,180   $265,021  $219,077  $170,130  $118,009  $62,457  $   0
% Initial Pool Balance            3.47%      0.08%     0.07%     0.05%     0.04%    0.02%  0.00%
-------------------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

                                      I-27

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA         MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                             LOAN GROUP  X-Y CLASS
------------------------------------------------------------------------------------------------------------------------------------

    1         1         1-001     MSMC            Michigan Plaza                                                    1         No
    2         2         2-001     IXIS            Rivercenter Mall                                                  1         No
    3         3         3-001     IXIS            LeNature's Headquarters                                           1         No
    4         4         4-001     MSMC            Crossroads Tower Office Building                                  1         No
    5         5         5-001     MSMC            Merritt Square Mall                                               1         No
    6         6         6-001     IXIS            Capital Plaza                                                     1         No
    7         7         7-001     MSMC            Home Depot Jamaica NY                                             1         No
    8         8         8-001     MSMC            Torrey Hills Center                                               1         No
    9         9         9-001     NCCB            Metropolis Towers Apts. Corp.                                     2         Yes
   10        10        10-001     IXIS            Waianae Mall                                                      1         No
   11        11        11-001     MSMC            Mission Foothills Marketplace                                     1         No
             12                                   Panos/Smith Hotel Portfolio (Uptown)
   12                  12-001     IXIS            Hilton Garden Inn-Uptown (I)                                      1         No
   13                  12-002     IXIS            Hampton Inn-Uptown (I)                                            1         No
   14        13        13-001     SunTrust        Hidden Creek Apartments                                           2         No
   15        14        14-001     MSMC            Graebel Portfolio - Warehouse (A)                                 1         No
   16        15        15-001     MSMC            Graebel Portfolio - Office (A)                                    1         No
   17        16        16-001     MSMC            The Shoppers Haven                                                1         No
             17                                   Guttmann Retail Portfolio
   18                  17-001     MSMC            Guttmann Retail Portfolio - Value City (II)                       1         No
   19                  17-002     MSMC            Guttmann Retail Portfolio - Pennsville Shopping Center (II)       1         No
   20        18        18-001     MSMC            L-3/Bulova Building                                               1         No
   21        19        19-001     IXIS            Roscoe Boulevard                                                  1         No
   22        20        20-001     IXIS            Orange Plaza                                                      1         No
   23        21        21-001     MSMC            Georgetown Woods and Waterford Plantation                         2         No
   24        22        22-001     MSMC            Manchester Big Y Plaza                                            1         No
   25        23        23-001     MSMC            Windsor Commons Townhouses - Phase 1                              2         No
   26        24        24-001     MSMC            Park Tower Office Building                                        1         No
   27        25        25-001     SunTrust        Holiday Inn - Chantilly                                           1         No
   28        26        26-001     MSMC            Trolley Square Shopping Center                                    1         No
   29        27        27-001     MSMC            Whole Foods Market Plaza                                          1         No
   30        28        28-001     SunTrust        Eagle Pinnacle                                                    1         No
   31        29        29-001     NCB, FSB        300 West 23rd Street Owners Corp.                                 2         Yes
   32        30        30-001     MSMC            Powell Street Station                                             1         No
   33        31        31-001     IXIS            Reno Tahoe Tech Center                                            1         No
   34        32        32-001     NCB, FSB        51st/52nd St. Tenants Corp.                                       2         Yes
   35        33        33-001     MSMC            Goshen Crossing Shopping Center                                   1         No
   36        34        34-001     MSMC            145-149 West 30th Street                                          1         No
   37        35        35-001     MSMC            8801 East Marginal Way South                                      1         No
   38        36        36-001     MassMutual      Warder Mansion/Totten Tower                                       2         No
   39        37        37-001     IXIS            Greater Lewistown Plaza                                           1         No
   40        38        38-001     MSMC            Comfort Inn Washington DC                                         1         No
   41        39        39-001     MSMC            411 N. Sam Houston Parkway                                        1         No
   42        40        40-001     MSMC            Robertsville Square                                               1         No
   43        41        41-001     MSMC            Bedford Medical Office Building                                   1         No
   44        42        42-001     NCB, FSB        Wendell Terrace                                                   2         Yes
   45        43        43-001     MSMC            Marriott Fairfield Inn & Suites Germantown                        1         No
   46        44        44-001     MSMC            Wilshire Woods Apartments                                         2         No
   47        45        45-001     MSMC            Gateway Tech Center Portfolio - Canopy (B)                        1         No
   48        46        46-001     MSMC            Gateway Tech Center Portfolio - Galton (B)                        1         No
   49        47        47-001     MSMC            Rancho Carmel Plaza                                               1         No
   50        48        48-001     IXIS            First Bank of Miami Office Building                               1         No
             49                                   Citizens Bank Branch Portfolio
   51                  49-001     MSMC            Citizen Bank Portfolio - Woburn (III)                             1         No
   52                  49-002     MSMC            Citizen Bank Portfolio - Cranston (III)                           1         No
   53                  49-003     MSMC            Citizen Bank Portfolio - Arlington (III)                          1         No
   54                  49-004     MSMC            Citizen Bank Portfolio - Providence (III)                         1         No
   55                  49-005     MSMC            Citizen Bank Portfolio - Quincy (III)                             1         No
   56                  49-006     MSMC            Citizen Bank Portfolio - Westerly (III)                           1         No
   57        50        50-001     MSMC            Eldorado Plaza                                                    1         No
   58        51        51-001     MassMutual      Meadowood Park Apartments                                         2         No
   59        52        52-001     IXIS            1945 28th St                                                      1         No
   60        53        53-001     SunTrust        Reyes Industrial - Richmond                                       1         No
   61        54        54-001     NCB, FSB        Windsor Apartments, Inc.                                          2         Yes
             55                                   Lander Marketplace & Power Inn Plaza
   62                  55-001     IXIS            Lander Marketplace (IV)                                           1         No
   63                  55-002     IXIS            Power Inn Plaza (IV)                                              1         No
   64        56        56-001     SunTrust        Waverly Woods                                                     1         No

                                                                                                CUT-OFF DATE         BALLOON
MORTGAGE      ORIGINAL  CUT-OFF DATE      NOI      NCF  DSCR AFTER IO  CUT-OFF DATE  BALLOON     LTV WITHOUT     LTV WITHOUT
LOAN NO.       BALANCE    BALANCE(3)  DSCR(4)  DSCR(4)      PERIOD(4)        LTV(4)   LTV(4)  TAX CREDITS(4)  TAX CREDITS(4)
----------------------------------------------------------------------------------------------------------------------------

    1     $160,000,000  $160,000,000     1.46     1.27            NAP         72.1%    72.1%             NAP             NAP
    2     $ 95,000,000  $ 95,000,000     1.59     1.53           1.26         69.5%    62.3%             NAP             NAP
    3     $ 62,300,000  $ 62,300,000     1.64     1.58           1.34         70.0%    64.4%             NAP             NAP
    4     $ 58,000,000  $ 58,000,000     1.60     1.45           1.20         70.8%    66.0%             NAP             NAP
    5     $ 57,000,000  $ 57,000,000     1.56     1.44           1.17         78.6%    73.0%             NAP             NAP
    6     $ 40,000,000  $ 40,000,000     1.85     1.65           1.41         65.6%    61.5%             NAP             NAP
    7     $ 26,000,000  $ 26,000,000     1.57     1.57           1.26         73.4%    68.0%             NAP             NAP
    8     $ 25,500,000  $ 25,500,000     1.62     1.56           1.24         69.4%    64.2%             NAP             NAP
    9     $ 23,500,000  $ 23,491,609     5.33     5.33            NAP         16.3%    15.1%             NAP             NAP
   10     $ 22,200,000  $ 22,008,607     1.30     1.22            NAP         78.6%    66.0%             NAP             NAP
   11     $ 19,800,000  $ 19,800,000     1.87     1.81            NAP         71.2%    71.2%             NAP             NAP
   12     $  9,471,782  $  9,471,782     2.65     2.32           1.79         59.6%    47.5%             NAP             NAP
   13     $  8,578,218  $  8,578,218     2.65     2.32           1.79         59.6%    47.5%             NAP             NAP
   14     $ 18,000,000  $ 17,962,214     1.38     1.33            NAP         72.5%    60.6%             NAP             NAP
   15     $ 10,320,000  $ 10,320,000     1.53     1.36            NAP         64.0%    53.1%             NAP             NAP
   16     $  5,680,000  $  5,680,000     1.53     1.36            NAP         64.0%    53.1%             NAP             NAP
   17     $ 16,000,000  $ 16,000,000     1.82     1.70           1.38         69.6%    60.8%             NAP             NAP
   18     $  8,400,000  $  8,400,000     1.79     1.64           1.30         76.9%    66.9%             NAP             NAP
   19     $  6,900,000  $  6,900,000     1.79     1.64           1.30         76.9%    66.9%             NAP             NAP
   20     $ 15,500,000  $ 15,275,536     1.36     1.26            NAP         60.1%    40.7%             NAP             NAP
   21     $ 14,750,000  $ 14,722,773     1.41     1.40            NAP         66.9%    56.8%             NAP             NAP
   22     $ 14,700,000  $ 14,700,000     1.52     1.44           1.22         71.4%    64.5%             NAP             NAP
   23     $ 14,600,000  $ 14,489,762     1.24     1.18            NAP         77.9%    65.6%             NAP             NAP
   24     $ 14,250,000  $ 14,250,000     1.60     1.55           1.27         73.1%    68.0%             NAP             NAP
   25     $ 14,000,000  $ 14,000,000     1.65     1.61           1.28         75.7%    70.0%             NAP             NAP
   26     $ 13,700,000  $ 13,558,808     1.54     1.28            NAP         77.9%    70.0%             NAP             NAP
   27     $ 13,300,000  $ 13,275,463     1.72     1.47            NAP         50.9%     1.8%             NAP             NAP
   28     $ 12,500,000  $ 12,500,000     1.58     1.53           1.26         66.8%    61.2%             NAP             NAP
   29     $ 12,500,000  $ 12,500,000     1.67     1.65           1.21         79.1%    70.7%             NAP             NAP
   30     $ 12,375,000  $ 12,352,411     1.38     1.26            NAP         74.9%    63.8%             NAP             NAP
   31     $ 12,000,000  $ 12,000,000     4.50     4.50            NAP         11.9%    11.9%             NAP             NAP
   32     $ 12,000,000  $ 11,975,449     1.66     1.55            NAP         59.3%    49.7%             NAP             NAP
   33     $ 11,765,000  $ 11,765,000     1.63     1.49           1.22         64.8%    60.2%             NAP             NAP
   34     $ 11,500,000  $ 11,483,264     4.50     4.50            NAP         12.5%    11.4%             NAP             NAP
   35     $ 11,450,000  $ 11,450,000     1.54     1.46           1.21         69.4%    63.6%             NAP             NAP
   36     $ 11,000,000  $ 11,000,000     2.02     1.73           1.43         61.1%    57.0%             NAP             NAP
   37     $ 11,000,000  $ 10,902,917     1.54     1.52            NAP         63.4%    54.6%             NAP             NAP
   38     $ 11,000,000  $ 10,592,280     1.05     1.02            NAP         47.3%    35.4%           80.0%           60.0%
   39     $ 10,500,000  $ 10,478,803     1.37     1.26            NAP         74.3%    62.3%             NAP             NAP
   40     $ 10,300,000  $ 10,286,956     1.47     1.31            NAP         69.0%    53.8%             NAP             NAP
   41     $ 10,200,000  $ 10,200,000     1.77     1.53           1.27         78.5%    69.1%             NAP             NAP
   42     $  9,700,000  $  9,700,000     1.50     1.42           1.18         66.9%    59.0%             NAP             NAP
   43     $  9,100,000  $  9,100,000     1.63     1.53           1.24         71.1%    66.1%             NAP             NAP
   44     $  8,500,000  $  8,493,743     2.01     2.01            NAP         37.3%    33.0%             NAP             NAP
   45     $  8,500,000  $  8,489,236     1.54     1.40            NAP         68.5%    53.3%             NAP             NAP
   46     $  8,500,000  $  8,458,509     1.32     1.19            NAP         73.6%    62.8%             NAP             NAP
   47     $  4,800,000  $  4,785,638     1.62     1.46            NAP         71.0%    59.7%             NAP             NAP
   48     $  3,500,000  $  3,489,528     1.62     1.46            NAP         71.0%    59.7%             NAP             NAP
   49     $  8,250,000  $  8,250,000     1.61     1.55           1.28         69.9%    62.8%             NAP             NAP
   50     $  8,125,000  $  8,090,340     1.28     1.20            NAP         63.2%    53.3%             NAP             NAP
   51     $  2,563,864  $  2,556,551     1.24     1.23            NAP         74.1%    62.6%             NAP             NAP
   52     $  1,189,039  $  1,185,647     1.24     1.23            NAP         74.1%    62.6%             NAP             NAP
   53     $  1,177,891  $  1,174,531     1.24     1.23            NAP         74.1%    62.6%             NAP             NAP
   54     $  1,166,744  $  1,163,416     1.24     1.23            NAP         74.1%    62.6%             NAP             NAP
   55     $  1,003,251  $  1,000,389     1.24     1.23            NAP         74.1%    62.6%             NAP             NAP
   56     $    899,210  $    896,645     1.24     1.23            NAP         74.1%    62.6%             NAP             NAP
   57     $  7,800,000  $  7,800,000     1.48     1.40           1.20         70.9%    63.2%             NAP             NAP
   58     $  8,750,000  $  7,539,048     1.40     1.34            NAP         54.9%    42.4%           54.9%           42.4%
   59     $  7,550,000  $  7,536,126     1.30     1.23            NAP         74.3%    63.1%             NAP             NAP
   60     $  7,500,000  $  7,500,000     1.61     1.51           1.27         68.2%    63.8%             NAP             NAP
   61     $  7,500,000  $  7,478,260     4.70     4.70            NAP         12.4%    10.5%             NAP             NAP
   62     $  3,712,000  $  3,712,000     1.61     1.52           1.30         62.8%    58.9%             NAP             NAP
   63     $  3,690,000  $  3,690,000     1.61     1.52           1.30         62.8%    58.9%             NAP             NAP
   64     $  7,000,000  $  6,993,841     1.39     1.27            NAP         79.5%    67.2%             NAP             NAP

MORTGAGE
LOAN NO.  STREET ADDRESS                                     CITY            STATE  ZIP CODE  PROPERTY TYPE  PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------

    1     205 North Michigan Ave and 225 North Michigan Ave  Chicago           IL     60601       Office           Urban
    2     849 East Commerce Street                           San Antonio       TX     78205       Retail          Anchored
    3     615 North 48th Street                              Phoenix           AZ     85008     Industrial          Flex
    4     80-02 Kew Gardens Road                             Kew Gardens       NY     11415       Office           Urban
    5     777 East Merritt Square Causeway                   Merritt Island    FL     32952       Retail          Anchored
    6     10301 and 10401 Deerwood Park Boulevard            Jacksonville      FL     32256       Office          Suburban
    7     Archer Avenue and 168th Street                     Jamaica           NY     11432       Other          Leased Fee
    8     4639-4853 Carmel Mountain Road                     San Diego         CA     92130       Retail          Anchored
    9     270 & 280 Luis Marin Boulevard                     Jersey City       NJ     07302    Multifamily      Cooperative
   10     NEC Farrington Highway and Leihoku Street          Waianae           HI     96792       Retail          Anchored
   11     28715-28841 Los Alisos Boulevard                   Mission Viejo     CA     92692       Retail          Anchored
   12     508 East 2nd Street                                Charlotte         NC     28202    Hospitality      Full Service
   13     530 East 2nd Street                                Charlotte         NC     28202    Hospitality    Limited Service
   14     6719 Cliffdale Road                                Fayetteville      NC     28314    Multifamily         Garden
   15     16456 East Airport Circle                          Aurora            CO     80011     Industrial       Warehouse
   16     16346 East Airport Circle                          Aurora            CO     80011       Office          Suburban
   17     24-27 Orchard Street                               Monsey            NY     10952       Retail          Anchored
   18     3828 Bay Road                                      Saginaw           MI     48603       Retail       Free Standing
   19     247-269 North Broadway                             Pennsville        NJ     08070       Retail          Anchored
   20     101 North Queen Street                             Lancaster         PA     17603       Office           Urban
   21     16200 Roscoe Boulevard                             Van Nuys          CA     91406       Other           Parking
   22     402-640 Orange Street                              Redlands          CA     92374       Retail          Anchored
   23     100 Saint George Boulevard                         Savannah          GA     31419    Multifamily         Garden
   24     234 Tolland Turnpike                               Manchester        CT     06040       Retail          Anchored
   25     21 Windsor Way                                     Red Lion          PA     17356    Multifamily         Garden
   26     400 E. Kaliste Saloom Road                         Lafayette         LA     70508       Office          Suburban
   27     4335 Chantilly Shopping Center                     Chantilly         VA     20151    Hospitality      Full Service
   28     360 Hemingway Avenue                               East Haven        CT     06512       Retail          Anchored
   29     3400 Veterans Memorial                             Metairie          LA     70002       Retail         Unanchored
   30     1040 & 1050 Eagles Landing Parkway                 Stockbridge       GA     30281       Office          Suburban
   31     300 West 23rd Street                               New York          NY     10011    Multifamily      Cooperative
   32     8001 SE Powell Boulevard                           Portland          OR     97206       Retail          Anchored
   33     10315 Double R Boulevard                           Reno              NV     89511       Office          Suburban
   34     39-25/65 51st Street & 39-20/60 52nd Street        Woodside          NY     11377    Multifamily      Cooperative
   35     20000 Goshen Road                                  Gaithersburg      MD     20079       Retail          Anchored
   36     145-149 W. 30th Street                             New York          NY     10001       Office           Urban
   37     8801 East Marginal Way South                       Tukwila           WA     98108     Industrial       Warehouse
   38     2634 15Th Nw Street, 2633 16Th Nw Street           Washington        DC     20009    Multifamily        Mid-Rise
   39     306 South Logan Boulevard                          Lewistown         PA     17044       Retail          Anchored
   40     1201 13th Street NW                                Washington        DC     20005    Hospitality    Limited Service
   41     411 N Sam Houston Parkway                          Houston           TX     77060       Office          Suburban
   42     5045 Almaden Expressway                            San Jose          CA     95118       Retail         Unanchored
   43     450 N. Bedford Drive                               Beverly Hills     CA     90210       Office          Medical
   44     20 Wendell Street                                  Hempstead         NY     11520    Multifamily      Cooperative
   45     20025 Century Blvd                                 Germantown        MD     20874    Hospitality    Limited Service
   46     2530 Harry Wurzbach                                San Antonio       TX     78209    Multifamily         Garden
   47     355 South 520 West                                 Lindon            UT     84042       Office          Suburban
   48     350 South 400 West                                 Lindon            UT     84042       Office          Suburban
   49     10135,10175,10195 Rancho Carmel Drive              San Diego         CA     92128       Retail         Unanchored
   50     255 Aragon Avenue                                  Coral Gables      FL     33134       Office          Suburban
   51     355 Main Street                                    Woburn            MA     01801       Retail       Free Standing
   52     120 Atwood Avenue                                  Cranston          RI     02920       Retail       Free Standing
   53     699 Massachusetts Avenue                           Arlington         MA     02474       Retail       Free Standing
   54     270 Academy Avenue                                 Providence        RI     02908       Retail       Free Standing
   55     371 Hancock Street                                 Quincy            MA     02171       Retail       Free Standing
   56     112 Franklin Street                                Westerly          RI     02891       Retail       Free Standing
   57     7537-7575 South Rainbow Boulevard                  Las Vegas         NV     89139       Retail         Unanchored
   58     27059 Meadowood Dr                                 Wixom             MI     48393    Multifamily         Garden
   59     1945,1955 and 1965 28th Street                     Boulder           CO     80302       Retail          Anchored
   60     8025 Quality Drive                                 Prince George     VA     23875     Industrial       Warehouse
   61     4705 and 4901 Henry Hudson Parkway                 Riverdale         NY     10471    Multifamily      Cooperative
   62     1607-1609, 1641-1687 Lander Avenue                 Turlock           CA     95380       Retail      Shadow Anchored
   63     8110 Gerber Road                                   Sacramento        CA     95828       Retail      Shadow Anchored
   64     2201 - 2205 Warwick Way                            Mariottsville     MD     21104       Office          Suburban

MORTGAGE                                                    PERCENT  PERCENT LEASED
LOAN NO.   UNITS/SF    YEAR BUILT       YEAR RENOVATED    LEASED(5)   AS OF DATE(5)  SECURITY TYPE(6)  LIEN POSITION
----------------------------------------------------------------------------------------------------------------------

    1     1,868,863    1981/1984     1996/1999/2000/2002     75.9%   05/01/2006      Fee                  First
    2       331,671       1988               2004            95.6%   01/01/2006      Fee                  First
    3       500,000       2005               NAP            100.0%   12/09/2005      Fee                  First
    4       485,544       1989               NAP             98.3%   04/17/2006      Fee                  First
    5       478,040  1970/1988/2004          1999            91.5%   03/20/2006      Fee                  First
    6       415,977       1990               2005            99.3%   01/27/2006      Fee                  First
    7       105,196       2006               NAP            100.0%   08/12/2005      Fee/Leasehold        First
    8        85,834       2005               NAP            100.0%   01/20/2006      Fee                  First
    9           776       1961               2005              NAP      NAP          Fee                  First
   10       168,263       1974               1992            81.1%   07/01/2005      Fee                  First
   11       110,678       1997               NAP             98.9%   03/21/2006      Fee                  First
   12           181       2001               NAP             70.0%   12/31/2005      Fee                  First
   13           149       2001               NAP             74.4%   12/31/2005      Fee                  First
   14           351       2005               NAP             96.6%   03/10/2006      Fee                  First
   15       326,900       1999               NAP            100.0%   03/22/2006      Fee                  First
   16        82,277       1999               NAP            100.0%   03/22/2006      Fee                  First
   17       120,938       1980            2003/2004          98.8%   10/21/2005      Fee                  First
   18       150,938       1996               NAP            100.0%   06/01/2006      Fee                  First
   19       183,270  1960/1965/1975          1997           100.0%   02/23/2006      Fee                  First
   20       212,000       1971               1980           100.0%   06/01/2006      Fee                  First
   21       313,632       2000               NAP            100.0%   03/02/2006      Fee                  First
   22        81,329       1990               2005            97.6%   12/16/2005      Fee                  First
   23           248    1987/2000             NAP             99.2%   03/31/2006      Fee                  First
   24       105,330       1996               NAP            100.0%   12/20/2005      Fee                  First
   25           125       2005               NAP             96.0%   03/23/2006      Fee                  First
   26       224,859       1983               NAP             98.6%   03/30/2006      Fee                  First
   27           232       2002               NAP             77.7%   11/01/2005      Fee                  First
   28       108,855       1983               NAP             95.1%   01/01/2006      Fee                  First
   29        58,141       2004               NAP            100.0%   06/22/2005      Leasehold            First
   30        79,387       2000               NAP            100.0%   04/01/2006      Fee                  First
   31           196       1931               2003              NAP      NAP          Fee                  First
   32       117,766       1989               NAP            100.0%   11/25/2005      Fee                  First
   33        60,446       2002               NAP            100.0%   01/01/2006      Fee                  First
   34           425       1950               1987              NAP      NAP          Fee                  First
   35        78,456       1988               NAP            100.0%   11/14/2005      Fee                  First
   36        91,036       1918               NAP             91.8%   03/31/2006      Fee                  First
   37     1,061,993    1929/1951             2004           100.0%   12/31/2005      Fee                  First
   38           118    1915/2002             2001            95.8%   12/31/2005      Fee                  First
   39       186,072       1967               1995            88.5%   12/17/2005      Fee                  First
   40           100       1927               2003            75.9%   12/01/2005      Fee                  First
   41       115,554       1982               2004            93.0%   12/01/2005      Fee                  First
   42        42,574       1981               NAP            100.0%   01/01/2006      Fee                  First
   43        26,187       1950               2005           100.0%   03/01/2006      Fee                  First
   44           239       1966               1991              NAP      NAP          Fee                  First
   45            87       2004               NAP             79.1%   12/01/2005      Fee                  First
   46           319       1968       1994/1995/1996/1998     95.3%   01/31/2006      Fee                  First
   47        40,000       2001               NAP            100.0%   02/01/2006      Fee                  First
   48        34,000       2001               NAP            100.0%   02/01/2006      Fee                  First
   49        30,421       1994               NAP            100.0%   12/31/2005      Fee                  First
   50        30,866       1926               2000           100.0%   12/08/2005      Fee                  First
   51        13,495       1984               2000           100.0%   06/01/2006      Fee                  First
   52         5,267       1974               NAP            100.0%   06/01/2006      Fee                  First
   53         3,955       1934               1999           100.0%   06/01/2006      Fee                  First
   54         5,129    1958/1980          1998/2003         100.0%   06/01/2006      Fee                  First
   55         3,583       1955               NAP            100.0%   06/01/2006      Fee                  First
   56         3,702       1981               2005           100.0%   06/01/2006      Fee                  First
   57        29,181    2004/2005             NAP             95.9%   05/01/2006      Fee                  First
   58           248       1995               NAP             92.3%   02/22/2006      Fee                  First
   59        43,550       1978               NAP            100.0%   03/01/2006      Leasehold            First
   60       108,000       2005               NAP            100.0%   04/11/2006      Fee                  First
   61           314       1961               2000              NAP      NAP          Fee                  First
   62        22,415       1989               NAP             97.1%   03/01/2006      Fee                  First
   63        20,103       1988               NAP            100.0%   03/01/2006      Fee                  First
   64        46,392       2000               NAP             90.8%   03/27/2006      Fee                  First

MORTGAGE             RELATED                    CUT-OFF DATE BALANCE              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.           BORROWER LIST                      PER UNIT OR SF   NOTE DATE   DATE (P&I)      DATE (IO)    MATURITY DATE
-----------------------------------------------------------------------------------------------------------------------------

    1                                                       $    124  03/14/2006        NAP        05/07/2006     04/07/2011
    2                                                       $    286  02/09/2006    03/07/2009     04/07/2006     03/07/2016
    3                                                       $    125  01/06/2006    02/05/2010     02/05/2006     01/05/2016
    4                                                       $    119  03/01/2006    04/01/2011     04/01/2006     03/01/2016
    5                                                       $    119  08/19/2005    10/01/2010     10/01/2005     09/01/2015
    6                                                            $96  05/02/2006    06/05/2011     06/05/2006     05/05/2016
    7                                                       $    247  09/27/2005    10/01/2010     11/01/2005     10/01/2015
    8                                                       $    297  06/24/2005    08/01/2010     08/01/2005     07/01/2015
    9                                                       $ 30,273  04/20/2006    06/01/2006        NAP         05/01/2016
   10                                                       $    131  09/19/2005    11/05/2005        NAP         10/05/2015
   11                                                       $    179  09/08/2005        NAP        11/01/2005     10/01/2015
   12                                                       $ 54,697  02/28/2006    04/05/2007     04/05/2006     03/05/2016
   13                                                       $ 54,697  02/28/2006    04/05/2007     04/05/2006     03/05/2016
   14                                                       $ 51,174  03/14/2006    05/01/2006        NAP         04/01/2016
   15                  15, 16                               $     39  05/05/2006    07/01/2006        NAP         06/01/2016
   16                  15, 16                               $     39  05/05/2006    07/01/2006        NAP         06/01/2016
   17                                                       $    132  10/27/2005    12/01/2007     12/01/2005     11/01/2015
   18                                                       $     46  09/21/2005    11/01/2007     11/01/2005     10/01/2015
   19                                                       $     46  09/21/2005    11/01/2007     11/01/2005     10/01/2015
   20                                                       $     72  10/31/2005    12/01/2005        NAP         11/01/2015
   21                                                       $     47  03/14/2006    05/01/2006        NAP         04/01/2016
   22                                                       $    181  01/05/2006    02/05/2009     02/05/2006     01/05/2016
   23                                                       $ 58,426  10/21/2005    12/01/2005        NAP         11/01/2015
   24                                                       $    135  02/07/2006    04/01/2011     04/01/2006     03/01/2016
   25                                                       $112,000  10/06/2005    12/01/2010     12/01/2005     11/01/2015
   26                                                       $     60  08/10/2005    10/01/2005        NAP         09/01/2012
   27                                                       $ 57,222  04/26/2006    06/01/2006        NAP         05/01/2026
   28                  28, 35                               $    115  03/03/2006    05/01/2010     05/01/2006     04/01/2016
   29                                                       $    215  08/04/2005    10/01/2010     10/01/2005     09/01/2015
   30                                                       $    156  03/22/2006    05/01/2006        NAP         04/01/2016
   31                                                       $ 61,224  02/16/2006        NAP        04/01/2006     03/01/2016
   32                                                       $    102  03/10/2006    05/01/2006        NAP         04/01/2016
   33                  33, 101                              $    195  02/22/2006    04/05/2011     04/05/2006     03/05/2016
   34                                                       $ 27,019  02/22/2006    04/01/2006        NAP         03/01/2016
   35                  28, 35                               $    146  03/03/2006    05/01/2010     05/01/2006     04/01/2016
   36                                                       $    121  11/07/2005    01/01/2011     01/01/2006     12/01/2015
   37                                                       $     10  11/22/2005    01/01/2006        NAP         12/01/2012
   38                                                       $ 89,765  05/21/2003    07/10/2003        NAP         06/10/2018
   39                                                       $     56  03/28/2006    05/05/2006        NAP         04/05/2016
   40                40, 45, 76                             $102,870  04/04/2006    06/01/2006        NAP         05/01/2016
   41                                                       $     88  12/08/2005    01/08/2008     01/08/2006     12/08/2015
   42                                                       $    228  03/22/2006    05/01/2008     05/01/2006     04/01/2016
   43                  43, 74                               $    348  12/08/2005    02/01/2011     02/01/2006     01/01/2016
   44                                                       $ 35,539  03/27/2006    05/01/2006        NAP         04/01/2021
   45                40, 45, 76                             $ 97,577  04/04/2006    06/01/2006        NAP         05/01/2016
   46                                                       $ 26,516  12/30/2005    02/01/2006        NAP         01/01/2016
   47                                                       $    112  02/09/2006    04/01/2006        NAP         03/01/2016
   48                                                       $    112  02/09/2006    04/01/2006        NAP         03/01/2016
   49                  47, 48                               $    271  12/22/2005    02/01/2009     02/01/2006     01/01/2016
   50                  47, 48                               $    262  01/09/2006    03/05/2006        NAP         02/05/2016
   51                                                       $    227  03/01/2006    04/01/2006        NAP         03/01/2016
   52                                                       $    227  03/01/2006    04/01/2006        NAP         03/01/2016
   53                                                       $    227  03/01/2006    04/01/2006        NAP         03/01/2016
   54                                                       $    227  03/01/2006    04/01/2006        NAP         03/01/2016
   55                                                       $    227  03/01/2006    04/01/2006        NAP         03/01/2016
   56                                                       $    227  03/01/2006    04/01/2006        NAP         03/01/2016
   57                    57, 108                            $    267  05/05/2006    07/01/2008     07/01/2006     06/01/2016
   58     58, 81, 105, 115, 136, 143, 149, 151              $ 30,399  02/14/1996    03/01/1996        NAP         02/01/2014
   59                                                       $    173  03/30/2006    05/07/2006        NAP         04/07/2016
   60                                                       $     69  04/18/2006    06/01/2011     06/01/2006     05/01/2016
   61                                                       $ 23,816  02/28/2006    04/01/2006        NAP         03/01/2016
   62                                                       $    174  04/24/2006    06/05/2011     06/05/2006     05/05/2016
   63                                                       $    174  04/24/2006    06/05/2011     06/05/2006     05/05/2016
   64                                                       $    151  04/11/2006    06/01/2006        NAP         05/01/2016

MORTGAGE            MORTGAGE
LOAN NO.  DUE DATE  LOAN NO.
----------------------------

    1        7          1
    2        7          2
    3        5          3
    4        1          4
    5        1          5
    6        5          6
    7        1          7
    8        1          8
    9        1          9
   10        5         10
   11        1         11
   12        5         12
   13        5         13
   14        1         14
   15        1         15
   16        1         16
   17        1         17
   18        1         18
   19        1         19
   20        1         20
   21        1         21
   22        5         22
   23        1         23
   24        1         24
   25        1         25
   26        1         26
   27        1         27
   28        1         28
   29        1         29
   30        1         30
   31        1         31
   32        1         32
   33        5         33
   34        1         34
   35        1         35
   36        1         36
   37        1         37
   38       10         38
   39        5         39
   40        1         40
   41        8         41
   42        1         42
   43        1         43
   44        1         44
   45        1         45
   46        1         46
   47        1         47
   48        1         48
   49        1         49
   50        5         50
   51        1         51
   52        1         52
   53        1         53
   54        1         54
   55        1         55
   56        1         56
   57        1         57
   58        1         58
   59        7         59
   60        1         60
   61        1         61
   62        5         62
   63        5         63
   64        1         64

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA      MORTGAGE                                                      GRACE               LOCKBOX
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                            PERIOD(7)  ARD LOAN    STATUS
----------------------------------------------------------------------------------------------------------------------------

    1         1         1-001     MSMC            Michigan Plaza                                   0         No    In-Place
    2         2         2-001     IXIS            Rivercenter Mall                                 5         No    In-Place
    3         3         3-001     IXIS            LeNature's Headquarters                          0         No    In-Place
    4         4         4-001     MSMC            Crossroads Tower Office Building                 0         No    In-Place
    5         5         5-001     MSMC            Merritt Square Mall                              0         No    In-Place
    6         6         6-001     IXIS            Capital Plaza                                    0         No    In-Place
    7         7         7-001     MSMC            Home Depot Jamaica NY                            5        Yes    In-Place
    8         8         8-001     MSMC            Torrey Hills Center                              5         No    In-Place
    9         9         9-001     NCCB            Metropolis Towers Apts. Corp.                    9         No      None
   10        10        10-001     IXIS            Waianae Mall                                     0         No    Springing
   11        11        11-001     MSMC            Mission Foothills Marketplace                    5         No    Springing
             12                                   Panos/Smith Hotel Portfolio (Uptown)
   12                  12-001     IXIS            Hilton Garden Inn-Uptown (I)                     0         No    In-Place
   13                  12-002     IXIS            Hampton Inn-Uptown (I)                           0         No    In-Place
   14        13        13-001     SunTrust        Hidden Creek Apartments                          7         No      None
   15        14        14-001     MSMC            Graebel Portfolio - Warehouse (A)                5         No      None
   16        15        15-001     MSMC            Graebel Portfolio - Office (A)                   5         No      None
   17        16        16-001     MSMC            The Shoppers Haven                               5         No      None
             17                                   Guttmann Retail Portfolio
   18                  17-001     MSMC            Guttmann Retail Portfolio - Value City (II)      5         No    In-Place
   19                  17-002     MSMC            Guttmann Retail Portfolio - Pennsville           5         No    In-Place
                                                  Shopping Center (II)
   20        18        18-001     MSMC            L-3/Bulova Building                              5         No    In-Place
   21        19        19-001     IXIS            Roscoe Boulevard                                 5        Yes    In-Place
   22        20        20-001     IXIS            Orange Plaza                                     0         No    Springing
   23        21        21-001     MSMC            Georgetown Woods and Waterford Plantation        5         No      None
   24        22        22-001     MSMC            Manchester Big Y Plaza                           5         No      None
   25        23        23-001     MSMC            Windsor Commons Townhouses - Phase 1             5         No      None
   26        24        24-001     MSMC            Park Tower Office Building                       5         No      None
   27        25        25-001     SunTrust        Holiday Inn - Chantilly                          5         No      None
   28        26        26-001     MSMC            Trolley Square Shopping Center                   5         No    In-Place
   29        27        27-001     MSMC            Whole Foods Market Plaza                         5        Yes      None
   30        28        28-001     SunTrust        Eagle Pinnacle                                   5         No      None
   31        29        29-001     NCB, FSB        300 West 23rd Street Owners Corp.                9         No      None
   32        30        30-001     MSMC            Powell Street Station                            5         No      None
   33        31        31-001     IXIS            Reno Tahoe Tech Center                           0         No    Springing
   34        32        32-001     NCB, FSB        51st/52nd St. Tenants Corp.                      9         No      None
   35        33        33-001     MSMC            Goshen Crossing Shopping Center                  5         No    In-Place
   36        34        34-001     MSMC            145-149 West 30th Street                         5         No      None
   37        35        35-001     MSMC            8801 East Marginal Way South                     5        Yes    In-Place
   38        36        36-001     MassMutual      Warder Mansion/Totten Tower                     10         No      None
   39        37        37-001     IXIS            Greater Lewistown Plaza                          0         No    Springing
   40        38        38-001     MSMC            Comfort Inn Washington DC                        5         No      None
   41        39        39-001     MSMC            411 N. Sam Houston Parkway                       0         No      None
   42        40        40-001     MSMC            Robertsville Square                              5         No      None
   43        41        41-001     MSMC            Bedford Medical Office Building                  5         No      None
   44        42        42-001     NCB, FSB        Wendell Terrace                                  9         No      None
   45        43        43-001     MSMC            Marriott Fairfield Inn & Suites Germantown       5         No      None
   46        44        44-001     MSMC            Wilshire Woods Apartments                        5         No      None
   47        45        45-001     MSMC            Gateway Tech Center Portfolio - Canopy (B)       5         No    In-Place
   48        46        46-001     MSMC            Gateway Tech Center Portfolio - Galton (B)       5         No    In-Place
   49        47        47-001     MSMC            Rancho Carmel Plaza                              0         No      None
   50        48        48-001     IXIS            First Bank of Miami Office Building              0         No    In-Place
             49                                   Citizens Bank Branch Portfolio
   51                  49-001     MSMC            Citizen Bank Portfolio - Woburn (III)            5         No      None
   52                  49-002     MSMC            Citizen Bank Portfolio - Cranston (III)          5         No      None
   53                  49-003     MSMC            Citizen Bank Portfolio - Arlington (III)         5         No      None
   54                  49-004     MSMC            Citizen Bank Portfolio - Providence (III)        5         No      None
   55                  49-005     MSMC            Citizen Bank Portfolio - Quincy (III)            5         No      None
   56                  49-006     MSMC            Citizen Bank Portfolio - Westerly (III)          5         No      None
   57        50        50-001     MSMC            Eldorado Plaza                                   5         No      None
   58        51        51-001     MassMutual      Meadowood Park Apartments                       10         No      None
   59        52        52-001     IXIS            1945 28th St                                     0         No    Springing
   60        53        53-001     SunTrust        Reyes Industrial - Richmond                      5         No    In-Place
   61        54        54-001     NCB, FSB        Windsor Apartments, Inc.                         9         No      None
             55                                   Lander Marketplace & Power Inn Plaza
   62                  55-001     IXIS            Lander Marketplace (IV)                          0         No    Springing
   63                  55-002     IXIS            Power Inn Plaza (IV)                             0         No    Springing
   64        56        56-001     SunTrust        Waverly Woods                                    5         No      None

                                                                                                          THIRD MOST
                   ORIGINAL  REMAINING  ORIGINAL  REMAINING             MONTHLY   MONTHLY                 RECENT NOI
MORTGAGE  LOCKBOX   TERM TO   TERM TO     AMORT.    AMORT.   MORTGAGE   PAYMENT   PAYMENT     THIRD MOST      END      SECOND MOST
LOAN NO.    TYPE   MATURITY   MATURITY   TERM(8)     TERM        RATE     (P&I)      (IO)  RECENT NOI(9)    DATE(9)   RECENT NOI(9)
------------------------------------------------------------------------------------------------------------------------------------

    1       Hard       60        58         IO        IO       6.050%       NAP  $817,870    $16,119,958     2003       $15,698,492
    2       Hard      120       117        360       360       5.670%  $549,576  $455,109    $10,431,975  12/31/2003    $ 7,492,350
    3       Hard      120       115        360       360       5.965%  $372,119  $313,984            NAP     NAP                NAP
    4       Hard      120       117        360       360       5.610%  $333,332  $274,916    $ 5,858,147     2003       $ 5,487,319
    5       Hard      120       111        360       360       5.350%  $318,295  $257,655    $ 3,220,839     2003       $ 4,275,104
    6       Hard      120       119        360       360       6.200%  $244,988  $209,537    $ 1,958,261  12/31/2003    $ 2,147,894
    7       Soft      120       112        360       360       5.243%  $143,460  $115,176            NAP     NAP                NAP
    8       Soft      120       109        360       360       5.078%  $138,109  $109,408            NAP     NAP                NAP
    9        NAP      120       119        480       479       5.870%  $127,177       NAP            NAP     NAP                NAP
   10       Hard      120       112        360       352       5.392%  $124,552       NAP            NAP  12/31/2002    $ 1,505,409
   11       Hard      120       112        IO        IO        4.910%       NAP  $ 82,140            NAP     NAP                NAP

   12       Hard      120       117        300       300       5.750%  $ 59,588  $ 46,016    $   548,690  12/31/2003    $   998,105
   13       Hard      120       117        300       300       5.750%  $ 53,966  $ 41,675    $   532,547  12/31/2003    $   810,139
   14        NAP      120       118        360       358       5.370%  $100,739       NAP            NAP     NAP                NAP
   15        NAP      120       120        360       360       6.250%  $ 63,542       NAP            NAP     NAP                NAP
   16        NAP      120       120        300       300       6.250%  $ 37,469       NAP            NAP     NAP                NAP
   17        NAP      120       113        360       360       5.340%  $ 89,247  $ 72,189            NAP     NAP                NAP

   18       Hard      120       112        360       360       5.120%  $ 45,711  $ 36,338            NAP     NAP                NAP
   19       Hard      120       112        360       360       5.120%  $ 37,548  $ 29,849            NAP     NAP                NAP

   20       Soft      120       113        240       233       6.310%  $113,837       NAP            NAP     NAP                NAP
   21       Hard      120       118        360       358       5.960%  $ 88,055       NAP            NAP     NAP        $ 1,188,408
   22       Hard      120       115        360       360       5.997%  $ 88,106  $ 74,484    $   834,430  12/31/2003    $ 1,120,761
   23        NAP      120       113        360       353       5.440%  $ 82,348       NAP    $ 1,372,680     2003       $ 1,325,098
   24        NAP      120       117        360       360       5.500%  $ 80,910  $ 66,220    $ 1,267,272     2003       $ 1,416,940
   25        NAP      120       113        360       360       5.120%  $ 76,185  $ 60,563            NAP     NAP        $   390,237
   26        NAP       84        75        360       351       5.130%  $ 74,637       NAP    $ 2,250,432     2002       $ 2,118,234
   27        NAP      240       239        240       239       6.550%  $ 99,553       NAP    $   711,881  12/31/2003    $ 1,300,639
   28       Soft      120       118        360       360       5.630%  $ 71,997  $ 59,460            NAP     NAP                NAP
   29        NAP      120       111        300       300       5.100%  $ 73,804  $ 53,863            NAP     NAP        $    64,772
   30        NAP      120       118        360       358       6.010%  $ 74,274       NAP            NAP     NAP        $   793,236
   31        NAP      120       117        IO        IO        5.580%       NAP  $ 56,575            NAP     NAP                NAP
   32        NAP      120       118        360       358       5.490%  $ 68,059       NAP    $ 1,358,147     2003       $ 1,356,133
   33       Hard      120       117        360       360       5.485%  $ 66,690  $ 54,523    $   465,477  12/31/2003    $   112,362
   34        NAP      120       117        480       477       5.440%  $ 58,845       NAP            NAP     NAP                NAP
   35       Soft      120       118        360       360       5.630%  $ 65,949  $ 54,466            NAP     NAP                NAP
   36        NAP      120       114        360       360       5.695%  $ 63,809  $ 52,929    $   958,805     2003       $   941,477
   37       Hard       84        78        300       294       5.720%  $ 69,002       NAP            NAP     NAP                NAP
   38        NAP      180       144        360       324       6.310%  $ 68,159       NAP            NAP     NAP        $   901,487
   39       Hard      120       118        360       358       5.552%  $ 59,961       NAP    $   858,363  12/31/2003    $   812,835
   40        NAP      120       119        300       299       6.040%  $ 66,615       NAP            NAP     NAP        $   667,402
   41        NAP      120       114        360       360       5.670%  $ 59,007  $ 48,864            NAP     NAP        $   858,527
   42        NAP      120       118        360       360       5.710%  $ 56,360  $ 46,797    $   799,310     2003       $   887,383
   43        NAP      120       115        360       360       5.420%  $ 51,213  $ 41,673    $   813,655     2003       $   774,623
   44        NAP      180       178        480       478       6.360%  $ 48,919       NAP            NAP     NAP                NAP
   45        NAP      120       119        300       299       6.040%  $ 54,974       NAP            NAP     NAP                NAP
   46        NAP      120       115        360       355       5.980%  $ 50,853       NAP    $   617,791     2003       $   837,550
   47       Hard      120       117        360       357       5.500%  $ 27,254       NAP    $   510,413     2003       $   573,099
   48       Hard      120       117        360       357       5.500%  $ 19,873       NAP    $   311,740     2003       $   356,238
   49        NAP      120       115        360       360       5.652%  $ 47,630  $ 39,394    $   648,959     2003       $   535,355
   50       Hard      120       116        360       356       5.680%  $ 47,055       NAP    $   663,578  12/31/2003    $   664,722

   51        NAP      120       117        360       357       5.710%  $ 14,897       NAP            NAP     NAP                NAP
   52        NAP      120       117        360       357       5.710%  $  6,909       NAP            NAP     NAP                NAP
   53        NAP      120       117        360       357       5.710%  $  6,844       NAP            NAP     NAP                NAP
   54        NAP      120       117        360       357       5.710%  $  6,779       NAP            NAP     NAP                NAP
   55        NAP      120       117        360       357       5.710%  $  5,829       NAP            NAP     NAP                NAP
   56        NAP      120       117        360       357       5.710%  $  5,225       NAP            NAP     NAP                NAP
   57        NAP      120       120        360       360       6.220%  $ 47,874  $ 40,992            NAP     NAP                NAP
   58        NAP      216        92        360       236       7.500%  $ 61,182       NAP    $ 1,026,619  12/31/2003    $   822,141
   59       Hard      120       118        360       358       5.980%  $ 45,169       NAP            NAP     NAP        $   604,333
   60       Hard      120       119        360       360       5.930%  $ 44,629  $ 37,577            NAP     NAP                NAP
   61        NAP      120       117        360       357       5.640%  $ 43,245       NAP            NAP     NAP                NAP

   62       Hard      120       119        360       360       6.180%  $ 22,687  $ 19,382            NAP     NAP        $   227,334
   63       Hard      120       119        360       360       6.180%  $ 22,552  $ 19,267            NAP     NAP        $   344,642
   64        NAP      120       119        360       359       5.770%  $ 40,939       NAP    $   604,769  12/31/2003    $   622,909

MORTGAGE   SECOND MOST RECENT   MOST RECENT       MOST RECENT NOI      UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE
LOAN NO.     NOI END DATE(9)         NOI(9)         END DATE(9)                  EGI       EXPENSES            NOI       RESERVES
---------------------------------------------------------------------------------------------------------------------------------

    1             2004          $19,066,449            2005              $44,422,357    $23,663,069    $20,759,288    $2,670,055
    2          12/31/2004       $ 7,098,223         11/30/2005           $16,014,344    $ 7,311,552    $ 8,702,792    $  373,872
    3              NAP                  NAP            NAP               $ 6,166,875    $         0    $ 6,166,875    $  200,000
    4             2004          $ 5,093,391            2005              $11,941,551    $ 6,652,889    $ 5,288,662    $  495,626
    5             2004          $ 3,369,968   T-10.5 (2/28/06) Ann.      $10,119,477    $ 5,289,833    $ 4,829,644    $  377,947
    6          12/31/2004       $ 3,245,679         12/31/2005           $ 7,794,911    $ 3,144,902    $ 4,650,009    $  510,720
    7              NAP                  NAP            NAP               $ 2,620,000    $   452,400    $ 2,167,600    $        0
    8              NAP                  NAP            NAP               $ 2,954,391    $   830,407    $ 2,123,984    $   73,187
    9              NAP                  NAP            NAP               $12,433,766    $ 4,300,315    $ 8,133,451    $  116,700
   10          12/31/2003       $ 1,659,275         12/31/2004           $ 2,958,332    $ 1,015,951    $ 1,942,381    $  114,516
   11              NAP          $ 1,614,601            2004              $ 2,617,145    $   775,719    $ 1,841,426    $   53,121

   12          12/31/2004       $ 1,423,903         12/31/2005           $ 4,992,312    $ 3,497,711    $ 1,494,601    $  199,692
   13          12/31/2004       $ 1,268,889         12/31/2005           $ 3,555,829    $ 2,264,829    $ 1,291,000    $  142,233
   14              NAP                  NAP            NAP               $ 2,842,513    $ 1,168,884    $ 1,673,630    $   70,427
   15              NAP                  NAP            NAP               $ 1,176,840    $    35,305    $ 1,141,535    $  114,415
   16              NAP                  NAP            NAP               $   740,493    $    22,215    $   718,278    $   98,732
   17              NAP                  NAP            NAP               $ 2,769,367    $ 1,194,527    $ 1,574,840    $   99,169

   18              NAP                  NAP            NAP               $   782,298    $    23,469    $   758,829    $   40,753
   19              NAP                  NAP            NAP               $ 1,074,415    $   411,510    $   662,905    $   77,342

   20              NAP                  NAP            NAP               $ 1,919,414    $    57,582    $ 1,861,832    $  137,800
   21          12/31/2004       $ 1,272,873         12/31/2005           $ 1,550,240    $    63,386    $ 1,486,854    $    2,806
   22          12/31/2004       $ 1,133,852         09/30/2005           $ 1,822,089    $   465,478    $ 1,356,611    $   70,046
   23             2004          $ 1,476,750            2005              $ 2,340,477    $ 1,111,820    $ 1,228,657    $   62,000
   24             2004          $ 1,351,482      T-12 (11/30/05)         $ 1,937,072    $   663,501    $ 1,273,571    $   43,185
   25             2004          $   743,860            2005              $ 1,641,870    $   441,273    $ 1,200,597    $   31,250
   26             2003          $ 1,246,253  (4/1/05 - 11/30/05) Ann.    $ 2,725,908    $ 1,344,062    $ 1,381,845    $  237,891
   27          12/31/2004       $ 2,116,167         12/31/2005           $ 7,562,547    $ 5,507,996    $ 2,054,551    $  302,502
   28              NAP                  NAP            NAP               $ 1,755,384    $   625,666    $ 1,129,718    $   36,927
   29             2004          $   418,695       T-12 (5/31/05)         $ 2,039,468    $   962,509    $ 1,076,959    $    8,721
   30          12/31/2004       $ 1,212,945         12/31/2005           $ 1,752,036    $   522,163    $ 1,229,873    $  105,984
   31              NAP                  NAP            NAP               $ 5,396,932    $ 2,342,775    $ 3,054,157    $   29,500
   32             2004          $ 1,453,807            2005              $ 1,894,305    $   540,732    $ 1,353,573    $   89,175
   33          12/31/2004       $ 1,261,700         12/31/2005           $ 1,426,027    $   357,701    $ 1,068,326    $   91,375
   34              NAP                  NAP            NAP               $ 5,431,510    $ 2,250,940    $ 3,180,570    $   96,300
   35              NAP                  NAP            NAP               $ 1,316,966    $   310,520    $ 1,006,446    $   51,781
   36             2004          $ 1,434,849            2005              $ 2,204,575    $   919,103    $ 1,285,472    $  187,534
   37              NAP          $   962,118            2005              $ 1,311,000    $    39,330    $ 1,271,670    $    9,463
   38          12/31/2004       $   842,002         12/31/2005           $ 1,726,572    $   865,439    $   861,133    $   23,600
   39          12/31/2004       $   757,971         12/31/2005           $ 1,247,512    $   263,473    $   984,039    $   74,890
   40             2004          $ 1,396,130            2005              $ 3,228,137    $ 2,051,211    $ 1,176,926    $  129,152
   41     T-11 (11/30/04) Ann.  $ 1,053,884            2005              $ 1,998,159    $   962,700    $ 1,035,459    $  136,354
   42             2004          $   700,265            2005              $ 1,202,714    $   359,948    $   842,766    $   47,683
   43             2004          $   915,472            2005              $ 1,208,630    $   393,840    $   814,790    $   51,848
   44              NAP                  NAP            NAP               $ 3,081,591    $ 1,900,321    $ 1,181,270    $   43,500
   45              NAP          $ 1,060,775            2005              $ 2,427,239    $ 1,410,139    $ 1,017,139    $   96,623
   46             2004          $ 1,058,331      T-12 (11/30/05)         $ 2,059,878    $ 1,251,402    $   808,476    $   79,750
   47             2004          $   590,299    T-11 (11/30/05) Ann.      $   739,077    $   192,989    $   546,088    $   52,800
   48             2004          $   356,421    T-11 (11/30/05) Ann.      $   531,369    $   162,827    $   368,542    $   37,740
   49             2004          $   702,680      T-12 (10/31/05)         $ 1,034,483    $   275,702    $   758,781    $   27,987
   50          12/31/2004       $   732,404         08/31/2005           $ 1,154,948    $   434,095    $   720,853    $   42,026

   51              NAP                  NAP            NAP               $   271,673    $    50,582    $   221,091    $    2,024
   52              NAP                  NAP            NAP               $   133,842    $    29,880    $   103,962    $      790
   53              NAP                  NAP            NAP               $   123,732    $    20,865    $   102,867    $      593
   54              NAP                  NAP            NAP               $   152,911    $    51,818    $   101,093    $      769
   55              NAP                  NAP            NAP               $   109,340    $    24,823    $    84,517    $      537
   56              NAP                  NAP            NAP               $    96,950    $    18,474    $    78,476    $      555
   57              NAP                  NAP            NAP               $   909,112    $   183,023    $   726,089    $   36,184
   58          12/31/2004       $   817,209         12/31/2005           $ 2,371,638    $ 1,341,371    $ 1,030,267    $   49,600
   59          12/31/2004       $   566,634         12/31/2005           $ 1,467,852    $   765,287    $   702,565    $   38,232
   60              NAP          $   790,009         04/11/2006           $   750,509    $    22,515    $   727,993    $   48,683
   61              NAP                  NAP            NAP               $ 5,723,213    $ 3,285,013    $ 2,438,200    $   31,500

   62          12/31/2004       $   322,170         12/31/2005           $   569,126    $   193,959    $   375,167    $   20,558
   63          12/31/2004       $   369,774         12/31/2005           $   629,436    $   259,780    $   369,656    $   20,178
   64          12/31/2004       $   662,585         12/31/2005           $ 1,048,870    $   366,704    $   682,166    $   59,259

                                                                                             Cooperative Loans(11)
                                                                                   -----------------------------------------
                                                                    MARKET STUDY
MORTGAGE  UNDERWRITABLE       BALLOON       CURRENT     SOURCE OF  CAPITALIZATION   VALUATION                LTV AS   UNSOLD
LOAN NO.      CASH FLOW       BALANCE     VALUE(10)     VALUE(10)     RATE(10)        DATE     RENTAL VALUE  RENTAL  PERCENT
----------------------------------------------------------------------------------------------------------------------------

    1      $18,089,234   $160,000,000  $321,600,000    Appraisal        NAP        03/01/2006           NAP     NAP      NAP
    2      $ 8,328,920   $ 85,104,458  $136,700,000    Appraisal        NAP        01/01/2006           NAP     NAP      NAP
    3      $ 5,966,875   $ 57,277,507   $89,000,000    Appraisal        NAP        12/12/2005           NAP     NAP      NAP
    4      $ 4,793,036   $ 54,069,159  $ 81,900,000    Appraisal        NAP        08/18/2005           NAP     NAP      NAP
    5      $ 4,451,697   $ 52,914,189  $ 72,500,000    Appraisal        NAP        07/07/2005           NAP     NAP      NAP
    6      $ 4,139,289   $ 37,526,329  $ 61,000,000    Appraisal        NAP        01/31/2006           NAP     NAP      NAP
    7      $ 2,167,600   $ 24,064,736  $ 35,400,000    Appraisal        NAP        08/03/2005           NAP     NAP      NAP
    8      $ 2,050,797   $ 23,584,153  $ 36,750,000    Appraisal        NAP        09/01/2005           NAP     NAP      NAP
    9      $ 8,133,451   $ 21,780,561  $144,050,000    Appraisal        NAP        03/15/2006  $101,700,000   23.1%    47.6%
   10      $ 1,827,865   $ 18,480,842  $ 28,000,000    Appraisal        NAP        08/03/2005           NAP     NAP      NAP
   11      $ 1,788,305   $ 19,800,000  $ 27,800,000    Appraisal        NAP        08/02/2005           NAP     NAP      NAP

   12      $ 1,294,909   $  7,557,113  $ 15,900,000    Appraisal        NAP        12/20/2005           NAP     NAP      NAP
   13      $ 1,148,767   $  6,844,178  $ 14,400,000    Appraisal        NAP        12/20/2005           NAP     NAP      NAP
   14      $ 1,603,230   $ 15,009,038  $ 24,775,000    Appraisal        NAP        02/02/2006           NAP     NAP      NAP
   15      $ 1,027,120   $  8,833,451  $ 16,200,000    Appraisal        NAP        03/03/2006           NAP     NAP      NAP
   16      $   619,546   $  4,449,739  $  8,800,000    Appraisal        NAP        03/03/2006           NAP     NAP      NAP
   17      $ 1,475,671   $ 13,986,467  $ 23,000,000    Appraisal        NAP        09/15/2005           NAP     NAP      NAP

   18      $   718,076   $  7,305,081  $ 10,500,000    Appraisal        NAP        07/15/2005           NAP     NAP      NAP
   19      $   585,563   $  6,000,602  $  9,400,000    Appraisal        NAP        07/21/2005           NAP     NAP      NAP

   20      $ 1,724,032   $ 10,337,583  $ 25,400,000    Appraisal        NAP        08/23/2005           NAP     NAP      NAP
   21      $ 1,484,048   $ 12,496,589  $ 22,000,000    Appraisal        NAP        03/03/2006           NAP     NAP      NAP
   22      $ 1,286,565   $ 13,279,850  $ 20,600,000    Appraisal        NAP        12/05/2005           NAP     NAP      NAP
   23      $ 1,166,657   $ 12,196,344  $ 18,600,000    Appraisal        NAP        07/29/2005           NAP     NAP      NAP
   24      $ 1,230,385   $ 13,263,868  $ 19,500,000    Appraisal        NAP        01/13/2006           NAP     NAP      NAP
   25      $ 1,169,347   $ 12,953,377  $ 18,500,000    Appraisal        NAP        09/09/2005           NAP     NAP      NAP
   26      $ 1,143,954   $ 12,182,614  $ 17,400,000    Appraisal        NAP        06/13/2005           NAP     NAP      NAP
   27      $ 1,752,049   $    479,847  $ 26,100,000    Appraisal        NAP        02/01/2006           NAP     NAP      NAP
   28      $ 1,092,790   $ 11,447,713  $ 18,700,000    Appraisal        NAP        12/01/2005           NAP     NAP      NAP
   29      $ 1,068,238   $ 11,164,462  $ 15,800,000    Appraisal        NAP        06/18/2005           NAP     NAP      NAP
   30      $ 1,123,889   $ 10,519,754  $ 16,500,000    Appraisal        NAP        02/14/2006           NAP     NAP      NAP
   31      $ 3,054,157   $ 12,000,000  $100,590,000    Appraisal        NAP        01/10/2006  $ 38,200,000   31.4%     5.1%
   32      $ 1,264,398   $ 10,043,284  $ 20,200,000    Appraisal        NAP        01/25/2006           NAP     NAP      NAP
   33      $   976,951   $ 10,930,213  $ 18,150,000    Appraisal        NAP        01/12/2006           NAP     NAP      NAP
   34      $ 3,180,570   $ 10,551,944  $ 92,230,000    Appraisal        NAP        01/03/2006  $ 39,800,000   28.9%    30.6%
   35      $   954,665   $ 10,486,105  $ 16,500,000    Appraisal        NAP        12/06/2005           NAP     NAP      NAP
   36      $ 1,097,938   $ 10,262,378  $ 18,000,000    Appraisal        NAP        09/27/2005           NAP     NAP      NAP
   37      $ 1,262,207   $  9,391,298  $ 17,200,000    Appraisal        NAP        08/31/2005           NAP     NAP      NAP
   38      $   837,533   $  7,945,399  $ 22,415,001  Market Study      6.500%      07/01/2005           NAP     NAP      NAP
   39      $   909,149   $  8,786,739  $ 14,100,000    Appraisal        NAP        12/13/2005           NAP     NAP      NAP
   40      $ 1,047,774   $  8,015,630  $ 14,900,000    Appraisal        NAP        02/20/2006           NAP     NAP      NAP
   41      $   899,105   $  8,988,092  $ 13,000,000    Appraisal        NAP        10/01/2005           NAP     NAP      NAP
   42      $   795,084   $  8,553,808  $ 14,500,000    Appraisal        NAP        01/11/2006           NAP     NAP      NAP
   43      $   762,942   $  8,455,915  $ 12,800,000    Appraisal        NAP        09/28/2005           NAP     NAP      NAP
   44      $ 1,181,270   $  7,530,637  $ 22,800,000    Appraisal        NAP        02/01/2006  $ 14,800,000   57.4%    49.8%
   45      $   920,477   $  6,614,841  $ 12,400,000    Appraisal        NAP        02/16/2006           NAP     NAP      NAP
   46      $   728,726   $  7,216,368  $ 11,500,000    Appraisal        NAP        05/31/2005           NAP     NAP      NAP
   47      $   493,288   $  4,020,141  $  6,650,000    Appraisal        NAP        11/30/2005           NAP     NAP      NAP
   48      $   330,802   $  2,931,352  $  5,000,000    Appraisal        NAP        11/30/2005           NAP     NAP      NAP
   49      $   730,794   $  7,413,791  $ 11,800,000    Appraisal        NAP        11/30/2005           NAP     NAP      NAP
   50      $   678,827   $  6,822,702  $ 12,800,000    Appraisal        NAP        08/01/2005           NAP     NAP      NAP

   51      $   219,067   $  2,161,107  $  3,450,000    Appraisal        NAP        02/10/2006           NAP     NAP      NAP
   52      $   103,172   $  1,002,254  $  1,600,000    Appraisal        NAP        02/10/2006           NAP     NAP      NAP
   53      $   102,274   $    992,858  $  1,585,000    Appraisal        NAP        02/10/2006           NAP     NAP      NAP
   54      $   100,324   $    983,461  $  1,570,000    Appraisal        NAP        02/10/2006           NAP     NAP      NAP
   55      $    83,980   $    845,652  $  1,350,000    Appraisal        NAP        02/10/2006           NAP     NAP      NAP
   56      $    77,921   $    757,954  $  1,210,000    Appraisal        NAP        02/10/2006           NAP     NAP      NAP
   57      $   689,904   $  6,957,353  $ 11,000,000    Appraisal        NAP        03/01/2006           NAP     NAP      NAP
   58      $   980,667   $  5,822,389  $ 13,736,893  Market Study      7.500%      02/22/2006           NAP     NAP      NAP
   59      $   664,333   $  6,400,345  $ 10,150,000    Appraisal        NAP        03/09/2006           NAP     NAP      NAP
   60      $   679,310   $  7,020,942  $ 11,000,000    Appraisal        NAP        02/28/2006           NAP     NAP      NAP
   61      $ 2,438,200   $  6,293,861  $ 60,200,000    Appraisal        NAP        12/21/2005  $ 30,730,000   24.3%    35.0%

   62      $   354,609   $  3,481,533  $  5,740,000    Appraisal        NAP        03/28/2006           NAP     NAP      NAP
   63      $   349,478   $  3,460,899  $  6,050,000    Appraisal        NAP        03/31/2006           NAP     NAP      NAP
   64      $   622,907   $  5,909,969  $  8,800,000    Appraisal        NAP        02/17/2006           NAP     NAP      NAP

                           Cooperative Loans(11)
          ------------------------------------------------------
                                                       COMMITTED                                             LEASE
MORTGAGE  SPONSOR  INVESTOR                SPONSOR     SECONDARY                                          EXPIRATION    %
LOAN NO.    UNITS     UNITS  COOP UNITS     CARRY           DEBT  LARGEST TENANT(12)                         DATE      NSF
----------------------------------------------------------------------------------------------------------------------------

    1         NAP       NAP         NAP          NAP              Blue Cross and Blue Shield Association  04/14/2012   10.7%
    2         NAP       NAP         NAP          NAP              Foley's                                 01/31/2008   28.0%
    3         NAP       NAP         NAP          NAP              Le*Natures                              12/31/2030  100.0%
    4         NAP       NAP         NAP          NAP              Garden Parking Corp.                    05/01/2008   23.6%
    5         NAP       NAP         NAP          NAP              J.C. Penney Co., Inc.                   07/31/2010   29.6%
    6         NAP       NAP         NAP          NAP              Wachovia Bank                           12/31/2015   35.7%
    7         NAP       NAP         NAP          NAP              Home Depot U.S.A., Inc.                 08/31/2025  100.0%
    8         NAP       NAP         NAP          NAP              Vons                                    08/31/2030   50.0%
    9           0       369           0  $ 3,177,907  $1,000,000  NAP                                         NAP       NAP
   10         NAP       NAP         NAP          NAP              City Mill Company, Inc. (MTM)           06/30/2006   24.3%
   11         NAP       NAP         NAP          NAP              The Vons Companies, Inc.                03/31/2017   37.8%

   12         NAP       NAP         NAP          NAP              NAP                                         NAP       NAP
   13         NAP       NAP         NAP          NAP              NAP                                         NAP       NAP
   14         NAP       NAP         NAP          NAP              NAP                                         NAP       NAP
   15         NAP       NAP         NAP          NAP              Graebel/Denver Movers, Inc.             12/31/2021   91.8%
   16         NAP       NAP         NAP          NAP              Graebel Companies, Inc.                 12/31/2021  100.0%
   17         NAP       NAP         NAP          NAP              Rockland Kosher                         02/28/2025   57.9%

   18         NAP       NAP         NAP          NAP              Value City                              09/02/2017  100.0%
   19         NAP       NAP         NAP          NAP              ACME Market                             10/31/2017   38.7%

   20         NAP       NAP         NAP          NAP              L-3 Communications Holdings, Inc.       12/20/2016  100.0%
   21         NAP       NAP         NAP          NAP              Los Angeles Unified School District     09/17/2020  100.0%
   22         NAP       NAP         NAP          NAP              Office Depot                            10/31/2013   29.1%
   23         NAP       NAP         NAP          NAP              NAP                                         NAP       NAP
   24         NAP       NAP         NAP          NAP              Big Y Food, Inc.                        08/31/2016   61.9%
   25         NAP       NAP         NAP          NAP              NAP                                         NAP       NAP
   26         NAP       NAP         NAP          NAP              PetroQuest Energy, LLC.                 11/30/2009   16.3%
   27         NAP       NAP         NAP          NAP              NAP                                         NAP       NAP
   28         NAP       NAP         NAP          NAP              Stop & Shop                             12/31/2025   67.3%
   29         NAP       NAP         NAP          NAP              Whole Foods Market                      05/31/2025   89.9%
   30         NAP       NAP         NAP          NAP              Nanston, Inc.                           12/31/2015   18.3%
   31          10         0           0     ($49,106)             NAP                                         NAP       NAP
   32         NAP       NAP         NAP          NAP              Associated Grocers Inc.                 05/31/2008   45.6%
   33         NAP       NAP         NAP          NAP              BEA Systems, Inc.                       01/31/2011   29.2%
   34         130         0           0  $   561,384  $3,000,000  NAP                                         NAP       NAP
   35         NAP       NAP         NAP          NAP              Giant                                   03/31/2026   70.5%
   36         NAP       NAP         NAP          NAP              Vani USA Inc.                           09/30/2015   8.2%
   37         NAP       NAP         NAP          NAP              Insurance Auto Auctions, Inc.           11/15/2019  100.0%
   38         NAP       NAP         NAP          NAP              NAP                                         NAP       NAP
   39         NAP       NAP         NAP          NAP              Weis Markets                            01/31/2011   34.8%
   40         NAP       NAP         NAP          NAP              NAP                                         NAP       NAP
   41         NAP       NAP         NAP          NAP              Smith International, Inc.               03/31/2011   17.5%
   42         NAP       NAP         NAP          NAP              Dollar Tree Stores                      10/31/2010   19.0%
   43         NAP       NAP         NAP          NAP              Peter Cornell M.D.                      06/30/2006   13.9%
   44         119         0           0     ($86,964) $  750,000  NAP                                         NAP       NAP
   45         NAP       NAP         NAP          NAP              NAP                                         NAP       NAP
   46         NAP       NAP         NAP          NAP              NAP                                         NAP       NAP
   47         NAP       NAP         NAP          NAP              Canopy Properties Inc.                  01/07/2008  100.0%
   48         NAP       NAP         NAP          NAP              Prometic Thomson Learning               11/30/2010   50.0%
   49         NAP       NAP         NAP          NAP              Oggis Pizza & Brewing Co.               08/31/2010   16.7%
   50         NAP       NAP         NAP          NAP              Colson Hicks                            07/04/2010   47.2%

   51         NAP       NAP         NAP          NAP              Citizens Bank                           02/28/2016  100.0%
   52         NAP       NAP         NAP          NAP              Citizens Bank                           02/28/2016  100.0%
   53         NAP       NAP         NAP          NAP              Citizens Bank                           02/28/2016  100.0%
   54         NAP       NAP         NAP          NAP              Citizens Bank                           02/28/2016  100.0%
   55         NAP       NAP         NAP          NAP              Citizens Bank                           02/28/2016  100.0%
   56         NAP       NAP         NAP          NAP              Citizens Bank                           02/28/2016  100.0%
   57         NAP       NAP         NAP          NAP              Village Pub                             06/30/2011   17.5%
   58         NAP       NAP         NAP          NAP              NAP                                         NAP       NAP
   59         NAP       NAP         NAP          NAP              Ultimate Acquisition Partners           08/17/2017   80.4%
   60         NAP       NAP         NAP          NAP              Reinhart FoodService, LLC               02/28/2031  100.0%
   61           0         0         110  $449,502.12  $1,500,000  NAP                                         NAP       NAP

   62         NAP       NAP         NAP          NAP              Pizza Restaurant                        07/31/2009   13.9%
   63         NAP       NAP         NAP          NAP              Blockbuster                             07/31/2009   30.9%
   64         NAP       NAP         NAP          NAP              Harkins Builders, Inc.                  12/31/2012   48.8%

                                                       LEASE                                                    LEASE
MORTGAGE                                            EXPIRATION    %                                          EXPIRATION    %
LOAN NO.  SECOND LARGEST TENANT(12)                    DATE      NSF  THIRD LARGEST TENANT(12)                  DATE      NSF
-----------------------------------------------------------------------------------------------------------------------------

    1     MCI Telecommunications                    04/30/2011   5.4% Unilever Home & Personal Care          07/31/2013   4.1%
    2     Imax Theater                              02/28/2013  10.4% Steers & Beers                         07/31/2013   3.2%
    3     NAP                                          NAP       NAP  NAP                                        NAP      NAP
    4     Queen's District Attorney's Office        11/21/2011  13.8% Federal Bureau of Investigations       11/29/2011  12.0%
    5     Cobb Theatres Iii Llc                     05/31/2024  13.7% Steve & Barry'S University Sportswear  01/31/2013   4.4%
    6     Credit Suisse First Boston                12/31/2006  35.1% Vistakon (J&J) (2)                     02/28/2009  18.6%
    7     NAP                                          NAP       NAP  NAP                                        NAP      NAP
    8     Wells Fargo                               08/21/2020   5.8% Hollywood Video                        08/31/2015   4.5%
    9     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   10     Longs Drug Stores                         01/31/2021  13.4% Waianae District Comprehensive Health  06/30/2007   5.4%
   11     Albertson's, Inc.                         03/31/2017  14.9% Giselle Abinales                       07/31/2012   9.2%

   12     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   13     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   14     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   15     Graebel/Denver Movers, Inc.               12/31/2021   8.2% NAP                                        NAP      NAP
   16     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   17     S&W Boutique                              05/31/2010   4.1% Shaindys Childrens Clothing            03/31/2010   4.1%

   18     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   19     Peebles                                   02/03/2018  17.4% Penn Bowl                              12/31/2006  15.9%

   20     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   21     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   22     Trader Joe's                              09/30/2016  15.3% Wherehouse Records                     01/31/2008   6.4%
   23     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   24     Goodwill Industries                       05/31/2014  10.6% Century Buffet                         07/31/2017   6.6%
   25     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   26     PXP Gulf Coast, Inc.                      06/30/2008   7.1% New York Life Insurance Company        09/30/2014   6.3%
   27     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   28     Trolley Square Wine & Liquors             03/31/2008   4.3% Just-A-Buck                            06/30/2013   3.8%
   29     Jared's Gallery of Jewelry                11/30/2024  10.1% NAP                                        NAP      NAP
   30     Davis Development                         02/28/2009  14.6% Southern Heart Specialists             12/31/2010   7.8%
   31     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   32     Gen X Clothing                            09/30/2007  17.9% Hollywood Video                        12/31/2008   7.6%
   33     Morrison University                       07/31/2011  26.5% Lennar Homes                           04/09/2008  24.1%
   34     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   35     Blockbuster Video                         12/31/2008   8.3% Sunoco                                 09/30/2008   2.9%
   36     Excel Media Systems Inc.                  10/31/2010   8.2% Career Education Institute             07/31/2013   8.2%
   37     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   38     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   39     JC Penney                                 10/31/2009  16.1% Comet Food Warehouse                   08/31/2007  14.5%
   40     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   41     Home Fragrance Holdings, Inc.             06/30/2007  13.2% Cemex, Inc.                            01/31/2010  11.0%
   42     Loan Source, Inc.                         07/14/2008  13.3% MMM Carpets                            12/31/2007  11.5%
   43     Robert E. Gandin DDS                      01/31/2015   5.5% Beverly Hills Vision Center, Inc.      08/31/2009   5.1%
   44     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   45     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   46     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   47     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   48     Corda Technologies                        12/31/2008  25.9% Bronson Nutritional LLC                02/28/2008  12.9%
   49     Sprint PCS Assets                         12/31/2007  10.2% Rock N Tumble, LLC                     10/31/2009   8.2%
   50     First Bank of Miami                       12/31/2015  31.2% Books & Books                          12/31/2009  21.6%

   51     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   52     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   53     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   54     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   55     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   56     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   57     Desert Fitness Holding, Inc. dba Anytime  05/31/2011  14.4% Viet My Asian Market                   06/25/2010   8.2%
          Fitness Mike Myers & Jared Festner
   58     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   59     Denver Mattress                           02/28/2011  14.4% Bodan Inc. ( Wendy's)                  08/17/2007   5.3%
   60     NAP                                          NAP       NAP  NAP                                        NAP      NAP
   61     NAP                                          NAP       NAP  NAP                                        NAP      NAP

   62     Home Video                                10/31/2008   9.9% Postal Connections                     01/31/2011   9.2%
   63     Sidewalk Pizza                            04/30/2009  11.9% China Station                          04/30/2007   9.0%
   64     Allied Insurance Brokers, Inc.            10/31/2010  14.6% Geier Asset Management                 12/31/2006   9.4%

MORTGAGE     INSURANCE             TAX          MORTGAGE
LOAN NO.  ESCROW IN PLACE  ESCROW IN PLACE(13)  LOAN NO.
--------------------------------------------------------

    1           Yes                Yes              1
    2           Yes                Yes              2
    3           Yes                Yes              3
    4           Yes                Yes              4
    5           No                 Yes              5
    6           Yes                Yes              6
    7           No                 No               7
    8           Yes                Yes              8
    9           No                 No               9
   10           Yes                Yes             10
   11           No                 No              11

   12           Yes                Yes             12
   13           Yes                Yes             13
   14           Yes                Yes             14
   15           Yes                Yes             15
   16           Yes                Yes             16
   17           Yes                Yes             17

   18           No                 No              18
   19           Yes                Yes             19

   20           No                 Yes             20
   21           Yes                Yes             21
   22           Yes                Yes             22
   23           Yes                Yes             23
   24           No                 No              24
   25           No                 No              25
   26           Yes                Yes             26
   27           Yes                Yes             27
   28           No                 No              28
   29           No                 Yes             29
   30           Yes                Yes             30
   31           No                 No              31
   32           No                 Yes             32
   33           Yes                Yes             33
   34           No                 No              34
   35           No                 No              35
   36           No                 No              36
   37           No                 No              37
   38           No                 Yes             38
   39           Yes                Yes             39
   40           Yes                Yes             40
   41           Yes                Yes             41
   42           Yes                Yes             42
   43           Yes                Yes             43
   44           No                 Yes             44
   45           Yes                Yes             45
   46           Yes                No              46
   47           No                 No              47
   48           Yes                Yes             48
   49           No                 No              49
   50           Yes                Yes             50

   51           Yes                Yes             51
   52           Yes                Yes             52
   53           Yes                Yes             53
   54           Yes                Yes             54
   55           Yes                Yes             55
   56           Yes                Yes             56
   57           No                 Yes             57

   58           No                 Yes             58
   59           Yes                Yes             59
   60           Yes                Yes             60
   61           No                 No              61

   62           Yes                Yes             62
   63           Yes                Yes             63
   64           Yes                Yes             64

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA      MORTGAGE                                                                     CAPITAL EXPENDITURE
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                             ESCROW IN PLACE(14)
----------------------------------------------------------------------------------------------------------------------------------

    1         1         1-001     MSMC            Michigan Plaza                                                       Yes
    2         2         2-001     IXIS            Rivercenter Mall                                                     Yes
    3         3         3-001     IXIS            LeNature's Headquarters                                              Yes
    4         4         4-001     MSMC            Crossroads Tower Office Building                                     Yes
    5         5         5-001     MSMC            Merritt Square Mall                                                  Yes
    6         6         6-001     IXIS            Capital Plaza                                                        Yes
    7         7         7-001     MSMC            Home Depot Jamaica NY                                                No
    8         8         8-001     MSMC            Torrey Hills Center                                                  No
    9         9         9-001     NCCB            Metropolis Towers Apts. Corp.                                        No
   10        10        10-001     IXIS            Waianae Mall                                                         Yes

   11        11        11-001     MSMC            Mission Foothills Marketplace                                        No
             12                                   Panos/Smith Hotel Portfolio (Uptown)
   12                  12-001     IXIS            Hilton Garden Inn-Uptown (I)                                         Yes
   13                  12-002     IXIS            Hampton Inn-Uptown (I)                                               Yes
   14        13        13-001     SunTrust        Hidden Creek Apartments                                              Yes
   15        14        14-001     MSMC            Graebel Portfolio - Warehouse (A)                                    No
   16        15        15-001     MSMC            Graebel Portfolio - Office (A)                                       No
   17        16        16-001     MSMC            The Shoppers Haven                                                   Yes
             17                                   Guttmann Retail Portfolio
   18                  17-001     MSMC            Guttmann Retail Portfolio - Value City (II)                          Yes
   19                  17-002     MSMC            Guttmann Retail Portfolio - Pennsville Shopping Center (II)          Yes
   20        18        18-001     MSMC            L-3/Bulova Building                                                  Yes
   21        19        19-001     IXIS            Roscoe Boulevard                                                     No
   22        20        20-001     IXIS            Orange Plaza                                                         Yes
   23        21        21-001     MSMC            Georgetown Woods and Waterford Plantation                            Yes
   24        22        22-001     MSMC            Manchester Big Y Plaza                                               Yes
   25        23        23-001     MSMC            Windsor Commons Townhouses - Phase 1                                 Yes
   26        24        24-001     MSMC            Park Tower Office Building                                           Yes
   27        25        25-001     SunTrust        Holiday Inn - Chantilly                                              Yes
   28        26        26-001     MSMC            Trolley Square Shopping Center                                       No
   29        27        27-001     MSMC            Whole Foods Market Plaza                                             No
   30        28        28-001     SunTrust        Eagle Pinnacle                                                       Yes
   31        29        29-001     NCB, FSB        300 West 23rd Street Owners Corp.                                    No
   32        30        30-001     MSMC            Powell Street Station                                                No
   33        31        31-001     IXIS            Reno Tahoe Tech Center                                               No
   34        32        32-001     NCB, FSB        51st/52nd St. Tenants Corp.                                          No
   35        33        33-001     MSMC            Goshen Crossing Shopping Center                                      No
   36        34        34-001     MSMC            145-149 West 30th Street                                             No
   37        35        35-001     MSMC            8801 East Marginal Way South                                         No
   38        36        36-001     MassMutual      Warder Mansion/Totten Tower                                          Yes
   39        37        37-001     IXIS            Greater Lewistown Plaza                                              Yes
   40        38        38-001     MSMC            Comfort Inn Washington DC                                            Yes
   41        39        39-001     MSMC            411 N. Sam Houston Parkway                                           Yes
   42        40        40-001     MSMC            Robertsville Square                                                  No
   43        41        41-001     MSMC            Bedford Medical Office Building                                      Yes
   44        42        42-001     NCB, FSB        Wendell Terrace                                                      No
   45        43        43-001     MSMC            Marriott Fairfield Inn & Suites Germantown                           Yes
   46        44        44-001     MSMC            Wilshire Woods Apartments                                            Yes
   47        45        45-001     MSMC            Gateway Tech Center Portfolio - Canopy (B)                           Yes
   48        46        46-001     MSMC            Gateway Tech Center Portfolio - Galton (B)                           Yes
   49        47        47-001     MSMC            Rancho Carmel Plaza                                                  No
   50        48        48-001     IXIS            First Bank of Miami Office Building                                  Yes
             49                                   Citizens Bank Branch Portfolio
   51                  49-001     MSMC            Citizen Bank Portfolio - Woburn (III)                                No
   52                  49-002     MSMC            Citizen Bank Portfolio - Cranston (III)                              No
   53                  49-003     MSMC            Citizen Bank Portfolio - Arlington (III)                             No
   54                  49-004     MSMC            Citizen Bank Portfolio - Providence (III)                            No
   55                  49-005     MSMC            Citizen Bank Portfolio - Quincy (III)                                No
   56                  49-006     MSMC            Citizen Bank Portfolio - Westerly (III)                              No
   57        50        50-001     MSMC            Eldorado Plaza                                                       Yes
   58        51        51-001     MassMutual      Meadowood Park Apartments                                            Yes
   59        52        52-001     IXIS            1945 28th St                                                         Yes
   60        53        53-001     SunTrust        Reyes Industrial - Richmond                                          No
   61        54        54-001     NCB, FSB        Windsor Apartments, Inc.                                             No
             55                                   Lander Marketplace & Power Inn Plaza
   62                  55-001     IXIS            Lander Marketplace (IV)                                              Yes
   63                  55-002     IXIS            Power Inn Plaza (IV)                                                 Yes
   64        56        56-001     SunTrust        Waverly Woods                                                        Yes

MORTGAGE         TI/LC
LOAN NO.  ESCROW IN PLACE(15)                                    OTHER ESCROW DESCRIPTION(16)
-------------------------------------------------------------------------------------------------------------------------------

    1             Yes                                                        NAP
    2             Yes                                                        NAP
    3             Yes                                                Debt Service Reserve
    4             Yes                                                  Rent;PCO Reserve
    5             Yes                                   Retail Holdover Funds; JC Penney Reserve Funds
    6             Yes                                                        NAP
    7              No                         Debt Service Escrow ($300,000) Demolition Cost Escrow ($2,064,698)
    8             Yes                                                Debt Service Escrow
    9              No                                                        NAP
   10             Yes          Debt Service Reserve ($400,000); Accretive Leasing Reserve ($450,000) and Vacant Suites Holdback
                                                                         ($2,250,000)
   11              No                                                        NAP

   12              No                                                        NAP
   13              No                                                        NAP
   14              No                                                        NAP
   15              No                                           Value Added Replacement Reserve
   16              No                                           Value Added Replacement Reserve
   17              No                                                        NAP

   18             Yes                                                        NAP
   19             Yes                                                        NAP
   20             Yes                                                        NAP
   21              No                                                        NAP
   22             Yes                                                Debt Service Reserve
   23              No                                                        NAP
   24              No                                            Big Y Space Rollover Reserve
   25              No                                                        NAP
   26             Yes                                                        NAP
   27              No                                                        NAP
   28              No                                                        NAP
   29              No                                                    Lease reserve
   30             Yes                                                        NAP
   31              No                                                        NAP
   32              No                                                        NAP
   33             Yes                                                        NAP
   34              No                                                        NAP
   35              No                                                        NAP
   36              No                                                        NAP
   37             Yes                                                        NAP
   38              No                                                        NAP
   39             Yes                                                        NAP
   40              No                                                        NAP
   41             Yes                                                        NAP
   42              No                                                        NAP
   43             Yes                                                        NAP
   44              No                                                        NAP
   45              No                                               Holdback Reserve Escrow
   46              No                                               Holdback, Debt Service
   47             Yes                                                Debt Service Reserve
   48             Yes                                                        NAP
   49              No                                                        NAP
   50             Yes                                                        NAP

   51              No                                                        NAP
   52              No                                                        NAP
   53              No                                                        NAP
   54              No                                                        NAP
   55              No                                                        NAP
   56              No                                                        NAP
   57             Yes                                                        NAP
   58              No                                                        NAP
   59             Yes                  Wendy's Rent Reserve ($100,000) and Ultimate Electronics' Rent Reserve ($53,900)
   60              No                                                        NAP
   61              No                                                        NAP

   62             Yes                                                        NAP
   63             Yes                                                        NAP
   64             Yes                                                        NAP

                                         INITIAL CAPITAL  MONTHLY CAPITAL  CURRENT CAPITAL
                                             EXPENDITURE      EXPENDITURE      EXPENDITURE    INITIAL TI/LC    MONTHLY TI/LC
MORTGAGE            SPRINGING                     ESCROW           ESCROW           ESCROW           ESCROW           ESCROW
LOAN NO.      ESCROW DESCRIPTION(17)     REQUIREMENT(18)  REQUIREMENT(19)      BALANCE(20)  REQUIREMENT(21)  REQUIREMENT(22)
----------------------------------------------------------------------------------------------------------------------------

    1                  NAP                       $70,795          $14,494         $ 85,289       $2,515,910          $30,833
    2                  NAP                       $     0          $ 7,450         $ 22,350       $  638,218          $25,000
    3                  NAP                       $     0          $ 4,167         $ 20,833       $        0          $12,500
    4                  NAP                       $     0          $ 8,092         $      0       $        0          $40,668
    5               Insurance                    $     0          $15,756         $ 95,255       $  250,000          $20,833
    6                 TI/LC                      $     0          $ 7,458         $  7,458       $6,104,989          $     0
    7         Tax, Insurance, Cap Ex             $     0          $     0         $      0       $        0          $     0
    8                  NAP                       $     0          $     0         $      0       $  356,000          $     0
    9             Tax, Insurance                 $     0          $     0         $      0       $        0          $     0
   10                                            $     0          $ 2,115         $ 16,920       $        0          $ 5,000
                       NAP                       $     0          $     0         $      0       $        0          $     0
   11     Tax, Insurance, Cap Ex, TI/LC
                                                 $     0          $14,952         $      0       $        0          $     0
   12                  NAP                       $     0          $13,542         $      0       $        0          $     0
   13                  NAP                       $     0          $ 5,867         $      0       $        0          $     0
   14                  NAP                       $     0          $     0         $      0       $        0          $     0
   15             Cap Ex, TI/LC                  $     0          $     0         $      0       $        0          $     0
   16             Cap Ex, TI/LC                  $     0          $ 1,512         $  6,048       $        0          $     0
   17                  NAP
                                                 $     0          $ 1,887         $  9,491       $        0          $ 2,517
   18             Tax, Insurance                 $     0          $ 2,291         $ 11,524       $        0          $ 3,055
   19                  NAP                       $     0          $ 2,657         $ 10,628       $        0          $17,666
   20                  NAP                       $     0          $     0         $      0       $        0          $     0
   21                  NAP                       $     0          $ 1,000         $  5,003       $        0          $ 5,300
   22                  NAP                       $     0          $ 5,167         $ 20,668       $        0          $     0
   23                  NAP                       $30,000          $     0         $ 30,000       $        0          $     0
   24     Tax, Insurance, Cap Ex, Other          $     0          $ 2,604         $ 10,416       $        0          $     0
   25             Tax, Insurance                 $     0          $ 3,740         $ 22,617       $  250,000          $ 4,167
   26                  NAP                       $     0          $25,750         $      0       $        0          $     0
   27                  NAP                       $     0          $     0         $      0       $        0          $     0
   28         Tax, Insurance, Cap Ex             $     0          $     0         $      0       $        0          $     0
   29             Cap Ex, TI/LC                  $     0          $   662         $      0       $  165,000          $     0
   30             Cap Ex, TI/LC                  $     0          $     0         $      0       $        0          $     0
   31             Tax, Insurance                 $     0          $     0         $      0       $        0          $     0
   32             Cap Ex, TI/LC                  $     0          $     0         $      0       $  360,000          $10,000
   33                  NAP                       $     0          $     0         $      0       $        0          $     0
   34             Tax, Insurance                 $     0          $     0         $      0       $        0          $     0
   35         Tax, Insurance, Cap Ex             $     0          $     0         $      0       $        0          $     0
   36             Tax, Insurance                 $     0          $     0         $      0       $  250,000          $     0
   37             Tax, Insurance                 $   200          $ 1,967         $ 59,655       $        0          $     0
   38               Insurance                    $     0          $ 2,326         $  4,652       $   50,000          $ 3,750
   39                  NAP                       $     0          $10,767         $      0       $        0          $     0
   40                  NAP                       $     0          $ 1,926         $  5,781       $  100,000          $10,000
   41                  NAP                       $     0          $     0         $      0       $        0          $     0
   42                  NAP                       $     0          $   436         $    872       $        0          $ 3,750
   43                  NAP                       $     0          $     0         $      0       $        0          $     0
   44               Insurance                    $     0          $ 7,578         $      0       $        0          $     0
   45                  NAP                       $51,701          $ 8,826         $ 48,573       $        0          $     0
   46                  NAP                       $     0          $   667         $      0       $        0          $ 5,167
   47             Tax, Insurance                 $     0          $   567         $      0       $        0          $ 4,417
   48                  NAP                       $     0          $     0         $      0       $        0          $     0
   49     Tax, Insurance, Cap Ex, TI/LC          $     0          $   390         $  1,171       $  400,000          $   833
   50                  NAP
                                                 $     0          $     0         $      0       $        0          $     0
   51          Cap Ex, TI/LC, Other              $     0          $     0         $      0       $        0          $     0
   52          Cap Ex, TI/LC, Other              $     0          $     0         $      0       $        0          $     0
   53          Cap Ex, TI/LC, Other              $     0          $     0         $      0       $        0          $     0
   54          Cap Ex, TI/LC, Other              $     0          $     0         $      0       $        0          $     0
   55          Cap Ex, TI/LC, Other              $     0          $     0         $      0       $        0          $     0
   56          Cap Ex, TI/LC, Other              $     0          $   365         $      0       $        0          $ 2,432
   57               Insurance                    $   200          $ 4,133         $165,645       $        0          $     0
   58               Insurance                    $     0          $   548         $  1,097       $  100,000          $ 2,500
   59                  NAP                       $     0          $     0         $      0       $        0          $     0
   60     Tax, Insurance, Cap Ex, TI/LC          $     0          $     0         $      0       $        0          $     0
   61             Tax, Insurance
                                                 $15,045          $   512         $ 15,556       $   75,223          $ 1,848
   62                  NAP                       $14,955          $   509         $ 15,464       $   74,777          $ 1,837
   63                  NAP                       $     0          $   822         $      0       $        0          $ 4,166
   64                  NAP

          CURRENT TI/LC                                                                   PREPAYMENT CODE(25)
MORTGAGE         ESCROW  ENVIRONMENTAL     INTEREST                    ---------------------------------------------------------
LOAN NO.    BALANCE(23)    INSURANCE    ACCRUAL METHOD  SEASONING(24)   LO  DEF  DEF/YM1  YM1  YM2  YM  5%  4%  3%  2%  1%  OPEN
--------------------------------------------------------------------------------------------------------------------------------

    1        $2,546,743        No         Actual/360                2   26   27                                                7
    2        $  714,365        No         Actual/360                3   27   89                                                4
    3        $   62,500        No         Actual/360                5   29   87                                                4
    4        $        0        No         Actual/360                3   27   86                                                7
    5        $  150,698        No         Actual/360                9   33   80                                                7
    6        $6,104,989        No         Actual/360                1   25   90                                                5
    7        $        0       Yes         Actual/360                8   32   85                                                3
    8        $  240,396        No         Actual/360               11   35   81                                                4
    9        $        0        No         Actual/360                1   25   91                                                4
   10        $  490,000        No         Actual/360                8   32   83                                                5
             $        0        No         Actual/360                8   32   83                                                5
   11
             $        0        No         Actual/360                3   27   90                                                3
   12        $        0        No         Actual/360                3   27   90                                                3
   13        $        0        No         Actual/360                2   26   90                                                4
   14        $        0        No         Actual/360                0   24   92                                                4
   15        $        0        No         Actual/360                0   24   92                                                4
   16        $        0        No         Actual/360                7   31   85                                                4
   17
             $   12,660        No         Actual/360                8   32   84                                                4
   18        $   15,366        No         Actual/360                8   32   84                                                4
   19        $   70,829        No         Actual/360                7   31   85                                                4
   20        $        0        No         Actual/360                2   26   93                                                1
   21        $   26,500        No         Actual/360                5   29   88                                                3
   22        $        0        No         Actual/360                7   31   85                                                4
   23        $        0        No         Actual/360                3   27   89                                                4
   24        $        0        No         Actual/360                7   31   85                                                4
   25        $  279,443        No         Actual/360                9   33   14                                               37
   26        $        0        No         Actual/360                1   25  211                                                4
   27        $        0        No         Actual/360                2   26   91                                                3
   28        $        0        No         Actual/360                9   33   80                                                7
   29        $  165,000        No         Actual/360                2   26   90                                                4
   30        $        0        No         Actual/360                3   27   89                                                4
   31        $        0        No         Actual/360                2   26   90                                                4
   32        $  360,506        No         Actual/360                3   27   90                                                3
   33        $        0        No         Actual/360                3   84                 32                                  4
   34        $        0        No         Actual/360                2   26   91                                                3
   35        $        0        No         Actual/360                6   30   86                                                4
   36        $  252,247        No         Actual/360                6   24                 35                                 25
   37        $        0        No           30/360                 36   83                 93                                  4
   38        $   57,500        No         Actual/360                2   26   91                                                3
   39        $        0        No         Actual/360                1   25   88                                                7
   40        $   73,158        No         Actual/360                6   30   86                                                4
   41        $        0        No         Actual/360                2   26   90                                                4
   42        $    7,502        No         Actual/360                5   29   86                                                5
   43        $        0        No         Actual/360                2   26  150                                                4
   44        $        0        No         Actual/360                1   25   88                                                7
   45        $        0        No         Actual/360                5   29   87                                                4
   46        $        0        No         Actual/360                3   27   89                                                4
   47        $        0        No         Actual/360                3   27   89                                                4
   48        $        0        No         Actual/360                5   29   87                                                4
   49        $    2,500        No         Actual/360                4   28   89                                                3
   50
             $        0        No         Actual/360                3   27   89                                                4
   51        $        0        No         Actual/360                3   27   89                                                4
   52        $        0        No         Actual/360                3   27   89                                                4
   53        $        0        No         Actual/360                3   27   89                                                4
   54        $        0        No         Actual/360                3   27   89                                                4
   55        $        0        No         Actual/360                3   27   89                                                4
   56        $        0        No         Actual/360                0   24   92                                                4
   57        $        0        No           30/360                124  120                 89                                  7
   58        $  105,000        No         Actual/360                2   26   91                                                3
   59        $        0        No         Actual/360                1   25   91                                                4
   60        $        0        No         Actual/360                3   27   89                                                4
   61
             $   77,071        No         Actual/360                1   25   91                                                4
   62        $   76,614        No         Actual/360                1   25   91                                                4
   63        $        0        No         Actual/360                1   25   91                                                4
   64

MORTGAGE       YM      ADMINISTRATIVE   MORTGAGE
LOAN NO.  FORMULA(26)   COST RATE(27)   LOAN NO.
------------------------------------------------

    1                            2.12       1
    2                            2.12       2
    3                            4.12       3
    4                            2.12       4
    5                            2.12       5
    6                            2.12       6
    7                            2.12       7
    8                            7.12       8
    9                            8.12       9
   10                            2.12      10
                                 2.12      11
   11
                                10.12      12
   12                           10.12      13
   13                            4.12      14
   14                            2.12      15
   15                            2.12      16
   16                            2.12      17
   17
                                 2.12      18
   18                            2.12      19
   19                            2.12      20
   20                            2.12      21
   21                            2.12      22
   22                            2.12      23
   23                            2.12      24
   24                            2.12      25
   25                            2.12      26
   26                            4.12      27
   27                            7.12      28
   28                            2.12      29
   29                            4.12      30
   30                            8.12      31
   31                            2.12      32
   32                            2.12      33
   33          A                 8.12      34
   34                            7.12      35
   35                            2.12      36
   36          B                 2.12      37
   37          C                10.12      38
   38                            5.12      39
   39                            2.12      40
   40                            7.12      41
   41                            2.12      42
   42                           11.12      43
   43                            8.12      44
   44                            2.12      45
   45                           12.12      46
   46                            2.12      47
   47                            2.12      48
   48                            2.12      49
   49                           10.12      50
   50
                                 2.12      51
   51                            2.12      52
   52                            2.12      53
   53                            2.12      54
   54                            2.12      55
   55                            2.12      56
   56                            2.12      57
   57         D                 10.12      58
   58                            2.12      59
   59                            4.12      60
   60                            8.12      61
   61
                                 2.12      62
   62                            2.12      63
   63                            4.12      64
   64

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA         MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)                     PROPERTY NAME(2)                     LOAN GROUP  X-Y CLASS
-------------------------------------------------------------------------------------------------------------------------------

    65        57        57-001    MSMC            Royal Airport Office                                         1         No
    66        58        58-001    MassMutual      Newport Sound Apartments                                     2         No
    67        59        59-001    MSMC            South University Galleria                                    1         No
    68        60        60-001    MSMC            Memorial Building                                            1         No
    69        61        61-001    IXIS            Holiday Inn Express West Point                               1         No
    70        62        62-001    MSMC            Shane Plaza                                                  1         No
    71        63        63-001    MassMutual      Sun Prairie V Apartments                                     2         No
    72        64        64-001    IXIS            Wingate Inn Aberdeen                                         1         No
    73        65        65-001    NCB, FSB        Valerie Arms Apartment Corp.                                 2         Yes
    74        66        66-001    MSMC            Apple Computer Store                                         1         No
    75        67        67-001    MassMutual      Wallkill Living Center                                       2         No
    76        68        68-001    MSMC            Holiday Inn Express - Chambersburg                           1         No
    77        69        69-001    NCB, FSB        Clinton Towers Apt. Corp.                                    1         Yes
    78        70        70-001    IXIS            Hampton Inn Dumfries                                         1         No
    79        71        71-001    SunTrust        Glen Burnie Village                                          1         No
    80        72        72-001    MSMC            Hampton Inn - Universal Studios                              1         No
    81        73        73-001    MassMutual      Northview Park Apartments                                    2         No
    82        74        74-001    IXIS            Pines of Wilmington                                          2         No
    83        75        75-001    IXIS            Park 219 Business Park                                       1         No
    84        76        76-001    MassMutual      Pueblo De Paz Apartments                                     2         No
              77                                  63 Putnam & 75 Woodlawn
    85                  77-001    IXIS            63 Putnam Street (V)                                         1         No
    86                  77-002    IXIS            75 Woodlawn Ave (V)                                          1         No
    87        78        78-001    MassMutual      Sun Prairie III Apartments                                   2         No
    88        79        79-001    IXIS            Ramland Road Flex                                            1         No
    89        80        80-001    MSMC            Holiday Inn Express - Clermont                               1         No
    90        81        81-001    IXIS            Lake Mead Gateway Plaza                                      1         No
    91        82        82-001    MSMC            Seymour Multifamily Portfolio - Fallview Apartment (C)       2         No
    92        83        83-001    MSMC            Seymour Multifamily Portfolio - Reservoir Manor (C)          2         No
    93        84        84-001    NCB, FSB        3530 Owners Corp.                                            1         Yes
    94        85        85-001    MassMutual      Spring Valley Apartments                                     2         No
    95        86        86-001    MSMC            Creekside Business Park                                      1         No
    96        87        87-001    MSMC            9401 Statesville Road                                        1         No
    97        88        88-001    MSMC            Brasswood II Apartments                                      2         No
    98        89        89-001    MSMC            Fairfield Inn - Fairmont                                     1         No
    99        90        90-001    IXIS            190 Burnside Apartments                                      2         No
   100        91        91-001    MSMC            213-20 Northern Blvd.                                        1         No
   101        92        92-001    IXIS            Pointe North                                                 1         No
   102        93        93-001    IXIS            150-158 Burnside Apartments                                  2         No
   103        94        94-001    MSMC            Comfort Inn & Suites Sanford                                 1         No
   104        95        95-001    IXIS            Captain's Landing                                            2         No
   105        96        96-001    MassMutual      Pine Club Apartments                                         2         No
   106        97        97-001    NCB, FSB        505 Central Avenue Corp.                                     2         Yes
   107        98        98-001    MSMC            268 Brodhead Road                                            1         No
   108        99        99-001    MSMC            8505 & 8515 S. Eastern Avenue                                1         No
   109       100       100-001    SunTrust        Indian Street Village                                        1         No
   110       101       101-001    NCB, FSB        The Homestead Owners' Corp.                                  2         Yes
   111       102       102-001    NCB, FSB        620-640 Pelham Owners Corp.                                  2         Yes
   112       103       103-001    MSMC            Monaco Apartments                                            2         No
   113       104       104-001    MSMC            La Quinta - Daytona Beach                                    1         No
   114       105       105-001    MassMutual      Kyle's Run Apartments                                        2         No
   115       106       106-001    MassMutual      Ridgewood West Apartments                                    2         No
   116       107       107-001    NCB, FSB        24535 Owners Corp.                                           1         Yes
   117       108       108-001    UCMFI           Jack Rabbit Self Storage - Birdneck                          1         No
   118       109       109-001    UCMFI           Charlotte HH Gregg                                           1         No
   119       110       110-001    UCMFI           Cascade Professional Plaza                                   1         No
   120       111       111-001    IXIS            Northbrooke Retail Center                                    1         No
   121       112       112-001    MSMC            BI-LO Morganton                                              1         No
   122       113       113-001    MSMC            Milan Apartments                                             2         No
   123       114       114-001    MassMutual      Padre De Vida Apartments                                     2         No
   124       115       115-001    IXIS            Creighton Center                                             1         No
   125       116       116-001    MSMC            Carlisle Shopping Center                                     1         No
   126       117       117-001    NCB, FSB        Roosevelt Terrace Cooperative, Inc.                          2         Yes
   127       118       118-001    MSMC            Westlake Village Office and Retail                           1         No

                                                                                              CUT-OFF DATE         BALLOON
MORTGAGE    ORIGINAL  CUT-OFF DATE      NOI      NCF  DSCR AFTER IO  CUT-OFF DATE  BALLOON     LTV WITHOUT     LTV WITHOUT
LOAN NO.     BALANCE    BALANCE(3)  DSCR(4)  DSCR(4)      PERIOD(4)        LTV(4)   LTV(4)  TAX CREDITS(4)  TAX CREDITS(4)
--------------------------------------------------------------------------------------------------------------------------

    65    $7,000,000    $6,993,730     1.89     1.40            NAP         42.1%    36.4%             NAP             NAP
    66    $7,000,000    $6,893,536     1.18     1.12            NAP         40.1%    29.6%           77.6%           57.3%
    67    $6,800,000    $6,800,000     1.62     1.48           1.21         80.0%    71.6%             NAP             NAP
    68    $6,800,000    $6,772,394     1.29     1.23            NAP         61.6%    48.0%             NAP             NAP
    69    $6,750,000    $6,750,000     1.58     1.36            NAP         64.9%    51.8%             NAP             NAP
    70    $6,700,000    $6,700,000     1.82     1.72           1.41         65.4%    57.4%             NAP             NAP
    71    $7,280,000    $6,622,526     1.37     1.28            NAP         61.1%    50.8%           61.1%           50.8%
    72    $6,500,000    $6,491,913     1.56     1.34            NAP         64.1%    50.0%             NAP             NAP
    73    $6,500,000    $6,490,810     6.17     6.17            NAP         13.1%    12.0%             NAP             NAP
    74    $6,300,000    $6,300,000     1.55     1.48           1.21         67.0%    59.9%             NAP             NAP
    75    $6,400,000    $6,298,365     1.33     1.28            NAP         38.5%    29.9%           64.5%           50.0%
    76    $6,300,000    $6,292,022     1.51     1.38            NAP         69.9%    54.5%             NAP             NAP
    77    $6,250,000    $6,232,588     6.15     6.15            NAP         13.6%    12.5%             NAP             NAP
    78    $6,100,000    $6,092,538     1.79     1.57            NAP         67.7%    52.9%             NAP             NAP
    79    $6,000,000    $5,989,048     1.59     1.36            NAP         77.6%    66.1%             NAP             NAP
    80    $6,000,000    $5,984,075     1.65     1.41            NAP         71.2%    60.8%             NAP             NAP
    81    $6,785,000    $5,931,830     1.95     1.88            NAP         38.2%    29.8%           38.2%           29.8%
    82    $5,750,000    $5,750,000     1.73     1.57           1.33         65.7%    58.4%             NAP             NAP
    83    $5,750,000    $5,750,000     1.58     1.44           1.21         74.4%    65.9%             NAP             NAP
    84    $5,800,000    $5,709,477     1.57     1.49            NAP         33.8%    26.0%           56.7%           43.7%

    85    $3,628,169    $3,625,447     1.43     1.32            NAP         78.8%    67.6%             NAP             NAP
    86    $1,971,831    $1,970,352     1.43     1.32            NAP         78.8%    67.6%             NAP             NAP
    87    $6,140,000    $5,585,514     1.44     1.35            NAP         58.1%    48.4%           58.1%           48.4%
    88    $5,500,000    $5,500,000     1.58     1.50           1.28         66.3%    59.0%             NAP             NAP
    89    $5,500,000    $5,500,000     1.82     1.62            NAP         68.8%    53.3%             NAP             NAP
    90    $5,400,000    $5,400,000     1.51     1.44           1.20         65.1%    57.3%             NAP             NAP
    91    $3,075,000    $3,075,000     1.72     1.60           1.29         79.7%    69.6%             NAP             NAP
    92    $2,225,000    $2,225,000     1.72     1.60           1.29         79.7%    69.6%             NAP             NAP
    93    $5,250,000    $5,239,488     5.75     5.75            NAP          7.2%     6.1%             NAP             NAP
    94    $5,400,000    $5,170,559     1.20     1.14            NAP         72.1%    63.7%           72.1%           63.7%
    95    $5,100,000    $5,100,000     2.12     1.91           1.50         67.4%    59.7%             NAP             NAP
    96    $5,100,000    $5,100,000     1.77     1.69           1.36         75.8%    67.6%             NAP             NAP
    97    $5,100,000    $5,090,396     1.38     1.29            NAP         77.7%    65.9%             NAP             NAP
    98    $5,062,500    $5,058,960     1.57     1.42            NAP         74.9%    64.9%             NAP             NAP
    99    $5,028,000    $5,028,000     1.23     1.50           1.23         72.9%    65.2%             NAP             NAP
   100    $5,000,000    $4,960,714     1.92     1.74            NAP         50.1%    41.9%             NAP             NAP
   101    $4,830,000    $4,830,000     1.67     1.56           1.27         69.0%    64.1%             NAP             NAP
   102    $4,821,000    $4,821,000     1.23     1.47           1.20         75.3%    67.4%             NAP             NAP
   103    $4,800,000    $4,787,181     1.64     1.42            NAP         59.8%    46.8%             NAP             NAP
   104    $4,675,000    $4,675,000     1.55     1.40           1.20         73.5%    66.7%             NAP             NAP
   105    $5,100,000    $4,624,545     1.41     1.31            NAP         46.1%    35.7%           54.6%           42.3%
   106    $4,600,000    $4,589,456     5.05     5.05            NAP         16.8%    15.5%             NAP             NAP
   107    $4,400,000    $4,400,000     1.70     1.57           1.25         74.6%    64.8%             NAP             NAP
   108    $4,400,000    $4,400,000     1.70     1.62           1.29         80.4%    73.1%             NAP             NAP
   109    $4,300,000    $4,292,045     1.43     1.33            NAP         69.2%    58.9%             NAP             NAP
   110    $4,250,000    $4,250,000     9.24     9.24            NAP         12.6%    12.6%             NAP             NAP
   111    $4,250,000    $4,241,619     4.06     4.06            NAP         15.4%    12.9%             NAP             NAP
   112    $4,200,000    $4,200,000     1.68     1.62           1.27         72.4%    66.8%             NAP             NAP
   113    $4,200,000    $4,153,999     2.54     2.28            NAP         41.5%    31.9%             NAP             NAP
   114    $4,500,000    $4,080,573     1.60     1.50            NAP         38.8%    29.8%           42.8%           32.9%
   115    $4,500,000    $4,063,326     1.33     1.22            NAP         46.6%    36.2%           55.9%           43.4%
   116    $4,000,000    $3,988,032     6.14     6.14            NAP          9.1%     7.6%             NAP             NAP
   117    $4,000,000    $3,970,983     1.76     1.68            NAP         47.6%    28.0%             NAP             NAP
   118    $4,000,000    $3,965,274     1.24     1.13            NAP         64.6%     0.5%             NAP             NAP
   119    $4,000,000    $3,954,463     1.24     1.17            NAP         71.3%     0.5%             NAP             NAP
   120    $3,900,000    $3,900,000     1.60     1.51           1.20         70.9%    65.1%             NAP             NAP
   121    $3,900,000    $3,852,903     1.80     1.69            NAP         70.1%    59.0%             NAP             NAP
   122    $3,850,000    $3,850,000     1.61     1.56           1.22         68.8%    63.5%             NAP             NAP
   123    $3,825,000    $3,768,468     1.81     1.70            NAP         23.3%    17.9%           49.3%           37.9%
   124    $3,750,000    $3,750,000     1.69     1.47           1.28         68.2%    61.1%             NAP             NAP
   125    $3,725,000    $3,687,367     1.44     1.32            NAP         78.5%    65.8%             NAP             NAP
   126    $3,690,000    $3,679,206    17.24    17.24            NAP          5.1%     4.3%             NAP             NAP
   127    $3,725,000    $3,671,457     1.29     1.19            NAP         77.3%    54.1%             NAP             NAP

MORTGAGE
LOAN NO.  STREET ADDRESS                           CITY              STATE  ZIP CODE  PROPERTY TYPE  PROPERTY SUB-TYPE  UNITS/SF
------------------------------------------------------------------------------------------------------------------------------------

    65    5933 West Century Boulevard              Los Angeles         CA     90045       Office           Urban         212,342
    66    10101 Newport Sound Place                New Smyrna Beach    FL     32168    Multifamily         Garden            208
    67    1208 South University Avenue             Ann Arbor           MI     48103       Retail         Unanchored       45,017
    68    427 Main Street                          Park City           UT     84060       Retail         Unanchored       22,850
    69    1106 Route 9 West                        Fort Montgomery     NY     10922    Hospitality    Limited Service         86
    70    18811 Alderwood Mall Blvd.               Lynnwood            WA     98037       Retail         Unanchored       38,977
    71    6500 Vista Dr                            W Des Moines        IA     50266    Multifamily         Garden            270
    72    1326 Policy Drive                        Belcamp             MD     21017    Hospitality    Limited Service        107
    73    54-40 & 54-44 Little Neck Parkway        Little Neck         NY     11362    Multifamily      Cooperative          252
    74    50-58 West Colorado Boulevard            Pasadena            CA     91105       Retail       Free Standing      14,424
    75    455 Schutt Road Extension                Wallkill            NY     10940    Multifamily     Senior Housing        136
    76    1097 Wayne Avenue                        Chambersburg        PA     17201    Hospitality    Limited Service         77
    77    40 Clinton Street                        Brooklyn            NY     11201    Multifamily      Cooperative          144
    78    16959 Old Stage Road                     Dumfries            VA     22026    Hospitality    Limited Service         78
    79    7528 - 92 Ritchie Highway                Glen Burnie         MD     21061       Retail         Unanchored       85,185
    80    5621 Windhover Drive                     Orlando             FL     32819    Hospitality    Limited Service        120
    81    36505 Northview Blvd                     Sterling Heights    MI     48310    Multifamily         Garden            200
    82    1004 Shipyard Boulevard                  Wilmington          NC     28412    Multifamily         Garden            233
    83    2900 SW Cornelius Pass Road              Hillsboro           OR     97123     Industrial       Warehouse        95,922
    84    3401 North Mayberry Street               Mission             TX     78574    Multifamily         Garden            200

    85    63 Putnam Street                         Saratoga Springs    NY     12866     Mixed Use      Office/Retail      31,300
    86    75 Woodlawn Avenue                       Saratoga Springs    NY     12866     Mixed Use      Office/Retail      17,675
    87    6017 Vista Dr                            W Des Moines        IA     50266    Multifamily         Garden            240
    88    50 Ramland Road                          Orangeburg          NY     10962     Industrial          Flex          84,285
    89    1810 S. Highway 27                       Clermont            FL     34711    Hospitality    Limited Service         70
    90    110, 130 & 170 North Boulder Highway     Henderson           NV     89015       Retail      Shadow Anchored     19,661
    91    25-41 DeForest Street                    Seymour             CT     06483    Multifamily        Mid-Rise            72
    92    10-20 Reservoir Manor                    Seymour             CT     06483    Multifamily         Garden             53
    93    3530 Henry Hudson Parkway                Riverdale           NY     10463    Multifamily      Cooperative          207
    94    46533 Valley Court                       Lexington Park      MD     20653    Multifamily         Garden            128
    95    11601 and 11661 Blocker Drive            Auburn              CA     95603       Office          Suburban        33,822
    96    9401 Statesville Road                    Charlotte           NC     28269       Retail         Unanchored       37,140
    97    3140-3195 Brasswood Court                Greenville          NC     27834    Multifamily         Garden            132
    98    27 Southland Drive                       Fairmont            WV     26554    Hospitality    Limited Service         80
    99    190 West Burnside Avenue                 Bronx               NY     10453    Multifamily        Low-Rise            70
   100    213 - 20 Northern Boulevard              Bayside             NY     11361       Retail          Anchored        22,632
   101    7312 West Cheyenne Avenue                Las Vegas           NV     89129       Office          Suburban        25,791
   102    150-158 West Burnside Avenue             Bronx               NY     10453    Multifamily        Low-Rise            66
   103    590 Ava Court                            Sanford             FL     32771    Hospitality    Limited Service        107
   104    3102 69th Street                         Galveston           TX     77551    Multifamily         Garden            174
   105    5015 Pine St                             Beaumont            TX     77703    Multifamily         Garden            232
   106    505 Central Avenue                       White Plains        NY     10606    Multifamily      Cooperative          156
   107    268 Brodhead Road                        Bethlehem           PA     18017       Office          Suburban        31,512
   108    8505 & 8515 S. Eastern Avenue            Henderson           NV     89123       Retail         Unanchored       11,782
   109    3259 SE Federal Highway                  Stuart              FL     34997       Retail      Shadow Anchored     34,549
   110    80 East Hartsdale Avenue                 Hartsdale           NY     10530    Multifamily      Cooperative          159
   111    620-640 Pelham Road                      New Rochelle        NY     10805    Multifamily      Cooperative          124
   112    1823 Grace Avenue                        Los Angeles         CA     90028    Multifamily        Mid-Rise            47
   113    816 North Atlantic Avenue                Daytona Beach       FL     32118    Hospitality    Limited Service         78
   114    840 5Th Avenue                           Vero Beach          FL     32960    Multifamily         Garden            200
   115    2830 Lake Rd                             Huntsville          TX     77340    Multifamily         Garden            232
   116    245 East 35th Street                     New York            NY     10016    Multifamily      Cooperative          115
   117    109 N. Birdneck Road                     Virginia Beach      VA     23451    Self Storage     Self Storage     160,475
   118    7024 Smith Corner Boulevard              Charlotte           NC     28269       Retail       Free Standing      37,818
   119    1375 East 800 North                      Orem                UT     84097       Office          Medical         29,794
   120    4275 North Rancho Drive                  Las Vegas           NV     89130       Retail      Shadow Anchored     16,349
   121    1555 E. Union Street                     Morganton           NC     28655       Retail          Anchored        50,457
   122    6600 Yucca Street                        Los Angeles         CA     90028    Multifamily       High-Rise            41
   123    3900 South Ware Road                     Mcallen             TX     78503    Multifamily         Garden            180
   124    1400 Front Avenue                        Lutherville         MD     21093       Office          Suburban        38,600
   125    1706 Spring Road                         Carlisle            PA     17013       Retail          Anchored        54,207
   126    35-11, 35-31, 35-51 & 35-50 85th Street  Jackson Heights     NY     11372    Multifamily      Cooperative          436
   127    14559 Westlake Drive                     Lake Oswego         OR     97035     Mixed Use      Office/Retail      29,673

MORTGAGE                                         PERCENT  PERCENT LEASED
LOAN NO.       YEAR BUILT      YEAR RENOVATED  LEASED(5)   AS OF DATE(5)  SECURITY TYPE(6)  LIEN POSITION
---------------------------------------------------------------------------------------------------------

    65            1982              NAP            68.6%    12/01/2005    Leasehold             First
    66            2004              NAP            99.5%    03/07/2006    Fee                   First
    67         1957/1989            NAP            94.7%    01/31/2006    Fee                   First
    68            1940              2005          100.0%    02/13/2006    Fee                   First
    69            2001              NAP            64.6%    02/28/2006    Fee                   First
    70            1980              1996          100.0%    03/01/2006    Fee                   First
    71            1995              2004           91.3%    03/16/2006    Fee                   First
    72            2002              NAP            67.3%    12/31/2005    Fee                   First
    73            1962              1996             NAP        NAP       Fee                   First
    74            1922              2001          100.0%    06/01/2006    Fee                   First
    75            2003              NAP            97.1%    12/31/2005    Fee                   First
    76            2002              NAP            79.6%    12/01/2005    Fee                   First
    77            1964              1987             NAP        NAP       Fee                   First
    78            2000              NAP            78.6%    03/31/2006    Fee                   First
    79            1970              NAP            91.5%    02/12/2006    Fee                   First
    80            1992              2006           75.1%    12/31/2005    Fee                   First
    81            1995              NAP            97.0%    03/03/2006    Fee                   First
    82            1972              2005          100.0%    02/25/2006    Fee                   First
    83            1991              NAP            94.8%    03/15/2006    Fee                   First
    84            2004              NAP            93.0%    03/03/2006    Fee                   First

    85            1930              2006          100.0%    02/01/2006    Fee                   First
    86            1890              2003           97.2%    02/01/2006    Fee                   First
    87            1993              NAP            91.3%    03/16/2006    Fee                   First
    88            1968              2006          100.0%    03/16/2006    Fee                   First
    89            1999              2006           89.8%    12/31/2005    Fee                   First
    90            2005              NAP            90.7%    04/01/2006    Fee                   First
    91       1909/1911/1920         1988           95.8%    11/01/2005    Fee                   First
    92         1978/1980            NAP           100.0%    02/01/2006    Fee                   First
    93            1953              1989             NAP        NAP       Fee                   First
    94            1993              NAP            96.1%    12/21/2005    Fee                   First
    95            2005              NAP           100.0%    11/15/2005    Fee                   First
    96            1985              2004           88.4%    01/31/2006    Fee                   First
    97            2004              NAP            99.2%    03/14/2006    Fee                   First
    98            2004              NAP            71.6%    01/31/2006    Fee                   First
    99            1927              1990          100.0%    01/24/2006    Fee                   First
   100            1996              NAP           100.0%    02/01/2006    Fee                   First
   101            1998              NAP           100.0%    01/01/2006    Fee                   First
   102            1923              1991          100.0%    01/24/2006    Fee                   First
   103            2002              NAP            84.1%    10/01/2005    Fee                   First
   104            1983              2006           82.8%    04/11/2006    Fee                   First
   105            1996              2000          100.0%    02/22/2006    Fee                   First
   106            1968              1989             NAP        NAP       Fee                   First
   107            1994              2004          100.0%    12/15/2005    Fee                   First
   108            2005              NAP           100.0%    01/09/2006    Fee                   First
   109            1988              NAP            97.0%    03/15/2006    Fee                   First
   110            1966              2005             NAP        NAP       Fee                   First
   111            1956              2003             NAP        NAP       Fee                   First
   112            1988              NAP            95.7%    03/28/2006    Fee                   First
   113            1960              2004           72.1%    06/30/2005    Fee                   First
   114            1997              2005           94.5%    03/06/2006    Fee                   First
   115            1996              NAP            93.5%    02/10/2006    Fee                   First
   116            1962              1984             NAP        NAP       Fee                   First
   117    1989/1998/2001/2002       NAP            77.2%    10/24/2005    Fee                   First
   118            2005              NAP           100.0%    01/13/2006    Fee                   First
   119            2005              NAP           100.0%    12/23/2005    Fee                   First
   120            2004              NAP            92.0%    01/24/2006    Fee                   First
   121            2002              NAP            97.7%    06/30/2005    Fee                   First
   122            1989              NAP           100.0%    03/28/2006    Fee                   First
   123            2003              NAP           100.0%    02/15/2006    Fee                   First
   124            1986              2005           99.8%    04/01/2006    Fee                   First
   125            1969              1998           88.0%    02/28/2006    Fee/Leasehold         First
   126            1953              2005             NAP        NAP       Leasehold             First
   127            1995              NAP           100.0%    01/31/2006    Fee                   First

MORTGAGE                 RELATED                CUT-OFF DATE BALANCE              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.              BORROWER LIST                   PER UNIT OR SF   NOTE DATE    DATE (P&I)      DATE (IO)   MATURITY DATE
-------------------------------------------------------------------------------------------------------------------------------

    65                                                       $    33  05/08/2006    06/01/2006         NAP        05/01/2015
    66                                                       $33,142  01/13/2005    03/10/2005         NAP        02/10/2020
    67                                                       $   151  08/15/2005    10/01/2008     10/01/2005     09/01/2015
    68                                                       $   296  02/22/2006    04/01/2006         NAP        03/01/2016
    69                                                       $78,488  05/10/2006    07/05/2006         NAP        06/05/2016
    70                                                       $   172  12/20/2005    02/01/2008     02/01/2006     01/01/2016
    71                   71, 87                              $24,528  10/16/1998    12/01/1998         NAP        11/01/2013
    72                                                       $60,672  04/13/2006    06/05/2006         NAP        05/05/2016
    73                                                       $25,757  02/17/2006    04/01/2006         NAP        03/01/2016
    74                   43, 74                              $   437  12/07/2005    02/01/2009     02/01/2006     01/01/2016
    75                                                       $46,312  08/29/2002    10/01/2004     10/01/2002     09/01/2019
    76                 40, 45, 76                            $81,715  04/04/2006    06/01/2006         NAP        05/01/2016
    77                                                       $43,282  12/20/2005    02/01/2006         NAP        01/01/2016
    78                                                       $78,109  05/01/2006    06/05/2006         NAP        05/05/2016
    79                                                       $    70  03/16/2006    05/01/2006         NAP        04/01/2016
    80                                                       $49,867  02/23/2006    04/01/2006         NAP        03/01/2016
    81    58, 81, 105, 115, 136, 143, 149, 151               $29,659  03/29/1996    05/01/1996         NAP        04/01/2014
    82                                                       $24,678  04/28/2006    06/05/2008     06/05/2006     05/05/2016
    83                                                       $    60  03/30/2006    05/05/2008     05/05/2006     04/05/2016
    84                84, 114, 123                           $28,547  10/07/2004    11/10/2004         NAP        10/10/2019

    85                                                       $   114  04/12/2006    06/05/2006         NAP        05/05/2016
    86                                                       $   114  04/12/2006    06/05/2006         NAP        05/05/2016
    87                   71, 87                              $23,273  10/16/1998    12/01/1998         NAP        11/01/2013
    88                                                       $    65  05/04/2006    06/05/2008     06/05/2006     05/05/2016
    89                                                       $78,571  05/01/2006    07/01/2006         NAP        06/01/2016
    90                                                       $   275  04/19/2006    06/05/2008     06/05/2006     05/05/2016
    91                   91, 92                              $42,400  08/10/2005    10/01/2007     10/01/2005     09/01/2015
    92                   91, 92                              $42,400  08/10/2005    10/01/2007     10/01/2005     09/01/2015
    93                                                       $25,312  03/15/2006    05/01/2006         NAP        04/01/2016
    94                94, 131, 179                           $40,395  01/10/2003    02/10/2003         NAP        01/10/2013
    95                                                       $   151  08/24/2005    10/01/2008     10/01/2005     09/01/2015
    96                                                       $   137  09/30/2005    11/01/2008     11/01/2005     10/01/2015
    97                                                       $38,564  03/23/2006    05/01/2006         NAP        04/01/2016
    98                                                       $63,237  04/11/2006    06/01/2006         NAP        05/01/2016
    99                   99, 102                             $71,829  04/20/2006    06/01/2009     06/01/2006     05/01/2016
   100                                                       $   219  10/31/2005    12/08/2005         NAP        11/08/2015
   101                   33, 101                             $   187  03/08/2006    05/05/2011     05/05/2006     04/05/2016
   102                   99, 102                             $73,045  04/20/2006    06/01/2009     06/01/2006     05/01/2016
   103                                                       $44,740  03/31/2006    05/01/2006         NAP        04/01/2016
   104                                                       $26,868  05/01/2006    06/01/2009     06/01/2006     05/01/2016
   105    58, 81, 105, 115, 136, 143, 149, 151               $19,933  06/30/1997    08/10/1997         NAP        07/10/2015
   106                                                       $29,420  01/19/2006    03/01/2006         NAP        02/01/2016
   107                                                       $   140  07/28/2005    09/01/2007     09/01/2005     08/01/2015
   108                   57, 108                             $   373  05/26/2005    07/01/2009     07/01/2005     06/01/2015
   109                                                       $   124  03/31/2006    05/01/2006         NAP        04/01/2016
   110                                                       $26,730  12/13/2005        NAP        02/01/2006     01/01/2016
   111                                                       $34,207  03/08/2006    05/01/2006         NAP        04/01/2016
   112                  112, 122                             $89,362  08/24/2005    10/01/2010     10/01/2005     09/01/2015
   113                                                       $53,256  10/11/2005    12/01/2005         NAP        11/01/2015
   114                84, 114, 123                           $20,403  08/27/1997    10/01/1997         NAP        09/01/2015
   115    58, 81, 105, 115, 136, 143, 149, 151               $17,514  04/15/1997    05/01/1997         NAP        04/01/2015
   116                                                       $34,679  02/13/2006    04/01/2006         NAP        03/01/2016
   117                                                       $    25  12/22/2005    02/01/2006         NAP        01/01/2021
   118                                                       $   105  01/09/2005    03/01/2006         NAP        02/01/2026
   119                                                       $   133  12/27/2005    02/01/2006         NAP        01/01/2026
   120                                                       $   239  03/13/2006    05/07/2011     05/07/2006     04/07/2016
   121                                                       $    76  06/30/2005    08/08/2005         NAP        07/08/2015
   122                  112, 122                             $93,902  08/24/2005    10/01/2010     10/01/2005     09/01/2015
   123                84, 114, 123                           $20,936  10/13/2004    12/10/2004         NAP        11/10/2019
   124                                                       $    97  05/10/2006    07/01/2008     07/01/2006     06/01/2016
   125                                                       $    68  08/22/2005    10/01/2005         NAP        09/01/2015
   126                                                       $ 8,439  02/27/2006    04/01/2006         NAP        03/01/2016
   127                                                       $   124  10/27/2005    12/01/2005         NAP        11/01/2015

MORTGAGE            MORTGAGE
LOAN NO.  DUE DATE  LOAN NO.
----------------------------

    65       1          65
    66      10          66
    67       1          67
    68       1          68
    69       5          69
    70       1          70
    71       1          71
    72       5          72
    73       1          73
    74       1          74
    75       1          75
    76       1          76
    77       1          77
    78       5          78
    79       1          79
    80       1          80
    81       1          81
    82       5          82
    83       5          83
    84      10          84

    85       5          85
    86       5          86
    87       1          87
    88       5          88
    89       1          89
    90       5          90
    91       1          91
    92       1          92
    93       1          93
    94      10          94
    95       1          95
    96       1          96
    97       1          97
    98       1          98
    99       1          99
   100       8         100
   101       5         101
   102       1         102
   103       1         103
   104       1         104
   105      10         105
   106       1         106
   107       1         107
   108       1         108
   109       1         109
   110       1         110
   111       1         111
   112       1         112
   113       1         113
   114       1         114
   115       1         115
   116       1         116
   117       1         117
   118       1         118
   119       1         119
   120       7         120
   121       8         121
   122       1         122
   123      10         123
   124       1         124
   125       1         125
   126       1         126
   127       1         127

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA      MORTGAGE                                                                  GRACE
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                        PERIOD(7)  ARD LOAN
-----------------------------------------------------------------------------------------------------------------------------

    65        57       57-001     MSMC            Royal Airport Office                                         5        No
    66        58       58-001     MassMutual      Newport Sound Apartments                                    10        No
    67        59       59-001     MSMC            South University Galleria                                    5        No
    68        60       60-001     MSMC            Memorial Building                                            5        No
    69        61       61-001     IXIS            Holiday Inn Express West Point                               0        No
    70        62       62-001     MSMC            Shane Plaza                                                  5        No
    71        63       63-001     MassMutual      Sun Prairie V Apartments                                    10        No
    72        64       64-001     IXIS            Wingate Inn Aberdeen                                         0        No
    73        65       65-001     NCB, FSB        Valerie Arms Apartment Corp.                                 9        No
    74        66       66-001     MSMC            Apple Computer Store                                         5        No
    75        67       67-001     MassMutual      Wallkill Living Center                                      10        No
    76        68       68-001     MSMC            Holiday Inn Express - Chambersburg                           5        No
    77        69       69-001     NCB, FSB        Clinton Towers Apt. Corp.                                    9        No
    78        70       70-001     IXIS            Hampton Inn Dumfries                                         0        No
    79        71       71-001     SunTrust        Glen Burnie Village                                          5        No
    80        72       72-001     MSMC            Hampton Inn - Universal Studios                              5        No
    81        73       73-001     MassMutual      Northview Park Apartments                                   10        No
    82        74       74-001     IXIS            Pines of Wilmington                                          0        No
    83        75       75-001     IXIS            Park 219 Business Park                                       0        No
    84        76       76-001     MassMutual      Pueblo De Paz Apartments                                    10        No
              77                                  63 Putnam & 75 Woodlawn
    85                 77-001     IXIS            63 Putnam Street (V)                                         0        No
    86                 77-002     IXIS            75 Woodlawn Ave (V)                                          0        No
    87        78       78-001     MassMutual      Sun Prairie III Apartments                                  10        No
    88        79       79-001     IXIS            Ramland Road Flex                                            0        No
    89        80       80-001     MSMC            Holiday Inn Express - Clermont                               5        No
    90        81       81-001     IXIS            Lake Mead Gateway Plaza                                      0        No
    91        82       82-001     MSMC            Seymour Multifamily Portfolio - Fallview Apartment (C)       5        No
    92        83       83-001     MSMC            Seymour Multifamily Portfolio - Reservoir Manor (C)          5        No
    93        84       84-001     NCB, FSB        3530 Owners Corp.                                            9        No
    94        85       85-001     MassMutual      Spring Valley Apartments                                    10        No
    95        86       86-001     MSMC            Creekside Business Park                                      5        No
    96        87       87-001     MSMC            9401 Statesville Road                                       15        No
    97        88       88-001     MSMC            Brasswood II Apartments                                      5        No
    98        89       89-001     MSMC            Fairfield Inn - Fairmont                                     5        No
    99        90       90-001     IXIS            190 Burnside Apartments                                      7        No
   100        91       91-001     MSMC            213-20 Northern Blvd.                                        0        No
   101        92       92-001     IXIS            Pointe North                                                 0        No
   102        93       93-001     IXIS            150-158 Burnside Apartments                                  7        No
   103        94       94-001     MSMC            Comfort Inn & Suites Sanford                                 5        No
   104        95       95-001     IXIS            Captain's Landing                                            4        No
   105        96       96-001     MassMutual      Pine Club Apartments                                         0        No
   106        97       97-001     NCB, FSB        505 Central Avenue Corp.                                     9        No
   107        98       98-001     MSMC            268 Brodhead Road                                            5        No
   108        99       99-001     MSMC            8505 & 8515 S. Eastern Avenue                                5        No
   109       100      100-001     SunTrust        Indian Street Village                                        5        No
   110       101      101-001     NCB, FSB        The Homestead Owners' Corp.                                  9        No
   111       102      102-001     NCB, FSB        620-640 Pelham Owners Corp.                                  9        No
   112       103      103-001     MSMC            Monaco Apartments                                            5        No
   113       104      104-001     MSMC            La Quinta - Daytona Beach                                    5        No
   114       105      105-001     MassMutual      Kyle's Run Apartments                                       10        No
   115       106      106-001     MassMutual      Ridgewood West Apartments                                   10        No
   116       107      107-001     NCB, FSB        24535 Owners Corp.                                           9        No
   117       108      108-001     UCMFI           Jack Rabbit Self Storage - Birdneck                          5        No
   118       109      109-001     UCMFI           Charlotte HH Gregg                                           5        No
   119       110      110-001     UCMFI           Cascade Professional Plaza                                   5        No
   120       111      111-001     IXIS            Northbrooke Retail Center                                    0        No
   121       112      112-001     MSMC            BI-LO Morganton                                              0        No
   122       113      113-001     MSMC            Milan Apartments                                             5        No
   123       114      114-001     MassMutual      Padre De Vida Apartments                                    10        No
   124       115      115-001     IXIS            Creighton Center                                             5        No
   125       116      116-001     MSMC            Carlisle Shopping Center                                     5        No
   126       117      117-001     NCB, FSB        Roosevelt Terrace Cooperative, Inc.                          9        No
   127       118      118-001     MSMC            Westlake Village Office and Retail                           5        No

MORTGAGE   LOCKBOX   LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING   MORTGAGE        MONTHLY       MONTHLY
LOAN NO.    STATUS      TYPE   TO MATURITY     TO MATURITY   AMORT. TERM(8)  AMORT. TERM      RATE  PAYMENT (P&I)  PAYMENT (IO)
-------------------------------------------------------------------------------------------------------------------------------

   65      In-Place     Hard       108             107             360           359        5.700%        $40,628           NAP
   66        None        NAP       180             164             360           344        6.450%        $44,015           NAP
   67        None        NAP       120             111             360           360        5.420%        $38,269       $31,140
   68        None        NAP       120             117             300           297        5.940%        $43,563           NAP
   69     Springing     Hard       120             120             300           300        6.920%        $47,364           NAP
   70     Springing     Hard       120             115             360           360        5.560%        $38,294       $31,474
   71        None        NAP       180              89             360           269        7.520%        $51,003           NAP
   72     Springing     Hard       120             119             300           299        6.130%        $42,398           NAP
   73        None        NAP       120             117             480           477        5.520%        $33,614           NAP
   74     Springing     Hard       120             115             360           360        5.420%        $35,455       $28,850
   75        None        NAP       204             159             360           339        7.730%        $45,762       $41,227
   76        None        NAP       120             119             300           299        6.040%        $40,745           NAP
   77        None        NAP       120             115             480           475        5.450%        $32,023           NAP
   78     Springing     Hard       120             119             300           299        6.215%        $40,108           NAP
   79        None        NAP       120             118             360           358        6.010%        $36,012           NAP
   80        None        NAP       120             117             360           357        6.020%        $36,050           NAP
   81        None        NAP       216              94             360           238        8.000%        $49,786           NAP
   82     Springing     Hard       120             119             360           360        6.130%        $34,956       $29,781
   83     Springing     Hard       120             118             360           360        5.935%        $34,234       $28,834
   84        None        NAP       180             160             360           340        7.550%        $40,753           NAP

   85     Springing     Hard       120             119             360           359        6.370%        $22,623           NAP
   86     Springing     Hard       120             119             360           359        6.370%        $12,295           NAP
   87        None        NAP       180              89             360           269        7.520%        $43,016           NAP
   88     Springing     Hard       120             119             360           360        6.195%        $33,668       $28,788
   89        None        NAP       120             120             300           300        5.940%        $35,235           NAP
   90     Springing     Hard       120             119             360           360        5.715%        $31,393       $26,075
   91        None        NAP       120             111             360           360        5.300%        $17,076       $13,770
   92        None        NAP       120             111             360           360        5.300%        $12,356       $ 9,964
   93        None        NAP       120             118             360           358        5.590%        $30,106           NAP
   94        None        NAP       120              79             360           319        6.350%        $33,601           NAP
   95        None        NAP       120             111             360           360        4.980%        $27,316       $21,459
   96     Springing     Hard       120             112             360           360        5.240%        $28,130       $22,579
   97        None        NAP       120             118             360           358        5.870%        $30,152           NAP
   98        None        NAP       120             119             360           359        6.620%        $32,399           NAP
   99     Springing     Hard       120             119             360           360        5.522%        $28,618       $23,459
   100       None        NAP       120             113             360           353        5.240%        $27,579           NAP
   101    Springing     Hard       120             118             360           360        5.510%        $27,455       $22,486
   102    Springing     Hard       120             119             360           360        5.522%        $27,440       $22,493
   103       None        NAP       120             118             300           298        6.120%        $31,280           NAP
   104    Springing     Hard       120             119             360           360        6.184%        $28,584       $24,426
   105       None        NAP       216             109             360           253        8.720%        $40,013           NAP
   106       None        NAP       120             116             480           476        5.540%        $23,851           NAP
   107       None        NAP       120             110             360           360        5.110%        $23,917       $18,997
   108       None        NAP       120             108             360           360        5.200%        $24,161       $19,331
   109       None        NAP       120             118             360           358        5.950%        $25,643           NAP
   110       None        NAP       120             115              IO            IO        5.570%            NAP       $20,001
   111       None        NAP       120             118             360           358        5.660%        $24,559           NAP
   112       None        NAP       120             111             360           360        4.950%        $22,418       $17,566
   113       None        NAP       120             113             300           293        5.380%        $25,492           NAP
   114       None        NAP       216             111             360           255        8.550%        $34,761           NAP
   115       None        NAP       216             106             360           250        8.720%        $35,306           NAP
   116       None        NAP       120             117             360           357        5.500%        $22,712           NAP
   117       None        NAP       180             175             300           295        6.030%        $25,845           NAP
   118       None        NAP       240             236             240           236        6.040%        $28,750           NAP
   119       None        NAP       240             235             240           235        5.650%        $27,855           NAP
   120    Springing     Hard       120             118             336           336        5.505%        $22,787       $18,140
   121     In-Place     Hard       120             109             360           349        5.280%        $21,608           NAP
   122       None        NAP       120             111             360           360        4.950%        $20,550       $16,102
   123       None        NAP       180             161             360           341        7.550%        $26,876           NAP
   124    Springing     Hard       120             120             360           360        6.510%        $23,727       $20,626
   125       None        NAP       120             111             360           351        5.230%        $20,523           NAP
   126       None        NAP       120             117             360           357        5.600%        $21,184           NAP
   127       None        NAP       120             113             264           257        5.070%        $23,439           NAP

MORTGAGE     THIRD MOST        THIRD MOST          SECOND MOST        SECOND MOST       MOST RECENT    MOST RECENT NOI
LOAN NO.  RECENT NOI(9)  RECENT NOI END DATE(9)  RECENT NOI(9)  RECENT NOI END DATE(9)       NOI(9)      END DATE(9)
-----------------------------------------------------------------------------------------------------------------------

   65        $1,312,406          2003               $  880,455           2004            $1,464,969    T-8 (12/05) Ann.
   66               NAP           NAP                      NAP            NAP            $  662,149       12/31/2005
   67        $  650,065          2003               $  619,301           2004            $  547,690          2005
   68        $  625,826          2003               $  616,716           2004            $  598,602          2005
   69        $1,034,366       12/31/2003            $1,058,344        12/31/2004         $1,046,413       02/28/2006
   70        $  591,318          2003               $  642,126           2004            $  582,588  T-9 (12/31/05) Ann.
   71        $  841,834       12/31/2003            $  786,657        12/31/2004         $  666,870       12/31/2005
   72        $  851,861       12/31/2003            $1,009,406        12/31/2004         $  838,906       01/31/2006
   73               NAP           NAP                      NAP            NAP                   NAP          NAP
   74        $  504,176          2003               $  526,860           2004            $  539,545     T-12 (8/31/05)
   75               NAP           NAP               $  784,600        12/31/2004         $  739,319       12/31/2005
   76        $  638,973          2003               $  645,676           2004            $  845,001          2005
   77               NAP           NAP                      NAP            NAP                   NAP          NAP
   78        $  861,880       12/31/2003            $  848,195        12/31/2004         $  947,169       03/31/2006
   79        $  658,168       12/31/2003            $  510,672        12/31/2004         $  561,321       12/31/2005
   80        $  359,225          2003               $  626,863           2004            $  773,987   T-12 (11/30/2005)
   81        $  990,958       12/31/2003            $  890,286        12/31/2004         $1,039,492       12/31/2005
   82        $  482,742       12/31/2004            $  617,627        12/31/2005         $  619,315       01/31/2006
   83        $  466,901       12/31/2004            $  521,563        12/31/2005         $  542,365       01/31/2006
   84               NAP           NAP               $  604,013        12/31/2004         $  730,199       12/31/2005

   85        $  333,609       04/30/2005            $  363,827        12/31/2005         $  381,392       02/28/2006
   86        $  151,290       04/30/2005            $  112,243        12/31/2005         $  113,887       02/28/2006
   87        $  776,934       12/31/2003            $  644,216        12/31/2004         $  581,821       12/31/2005
   88        $  280,771       12/31/2004            $  305,224        12/31/2005                NAP       03/29/2006
   89        $  635,367          2003               $  829,628           2004            $  914,608          2005
   90               NAP           NAP               $   42,444        12/31/2005         $  109,767       02/28/2006
   91        $  271,156          2003               $  256,514           2004            $  185,285   T-11 (11/05) Ann.
   92        $  185,978          2003               $  170,673           2004            $  150,319   T-11 (11/05) Ann.
   93               NAP           NAP                      NAP            NAP                   NAP          NAP
   94        $  694,913       12/31/2003            $  614,653        12/31/2004         $  490,179       12/31/2005
   95               NAP           NAP                      NAP            NAP                   NAP          NAP
   96               NAP           NAP               $  253,975           2004            $  470,687    T-12 (11/30/05)
   97               NAP           NAP                      NAP            NAP            $  508,900          2005
   98               NAP           NAP                      NAP            NAP            $  634,227          2005
   99               NAP           NAP                      NAP            NAP                   NAP          NAP
   100       $  744,960          2003               $  819,207           2004            $  740,430          2005
   101              NAP           NAP               $  388,631        12/31/2004         $  445,898       12/31/2005
   102              NAP           NAP                      NAP            NAP                   NAP          NAP
   103       $   45,761          2003               $  518,780           2004            $  740,434    T-12 (10/31/05)
   104       $  366,468       12/31/2004            $  329,790        12/31/2005         $  332,253       02/28/2006
   105       $  681,946       12/31/2003            $  604,125        12/31/2004         $  623,773       12/31/2005
   106              NAP           NAP                      NAP            NAP                   NAP          NAP
   107              NAP           NAP                      NAP            NAP            $  327,269          2005
   108              NAP           NAP                      NAP            NAP            $  299,010          2005
   109       $  407,285       12/31/2003            $  354,328        12/31/2004         $  397,415       12/31/2005
   110              NAP           NAP                      NAP            NAP                   NAP          NAP
   111              NAP           NAP                      NAP            NAP                   NAP          NAP
   112       $  279,123          2003               $  355,303           2004            $  370,140          2005
   113       $   90,976          2003               $  487,566           2004            $1,258,632     T-12 (6/30/05)
   114       $  498,845       12/31/2003            $  515,388        12/31/2004         $  581,125       12/31/2005
   115       $  465,358       12/31/2003            $  466,580        12/31/2004         $  530,391       12/31/2005
   116              NAP           NAP                      NAP            NAP                   NAP          NAP
   117              NAP           NAP               $  596,934        12/31/2003         $  660,004       12/31/2004
   118              NAP           NAP                      NAP            NAP                   NAP          NAP
   119              NAP           NAP                      NAP            NAP                   NAP          NAP
   120              NAP           NAP                      NAP            NAP            $  129,224       12/31/2005
   121              NAP           NAP                      NAP            NAP                   NAP          NAP
   122       $  286,353          2003               $  278,911           2004            $  319,021          2005
   123              NAP           NAP                      NAP           NAP             $  570,162       12/31/2005
   124       $  502,279       12/31/2004            $  355,190        12/31/2005         $  373,042       03/31/2006
   125       $  351,299          2003               $  353,215           2004            $  366,147          2005
   126              NAP           NAP                      NAP            NAP                   NAP          NAP
   127       $  337,568          2003               $  363,679           2004            $  337,530          2005

MORTGAGE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE      BALLOON      CURRENT    SOURCE OF
LOAN NO.            EGI       EXPENSES            NOI       RESERVES      CASH FLOW      BALANCE    VALUE(10)    VALUE(10)
---------------------------------------------------------------------------------------------------------------------------

   65        $2,601,065     $1,678,384     $  922,682       $239,181     $  683,500   $6,038,842  $16,600,000    Appraisal
   66        $1,606,973     $  985,381     $  621,592       $ 31,200     $  590,392   $5,085,405  $17,179,604  Market Study
   67        $1,011,027     $  404,721     $  606,306       $ 51,902     $  554,404   $6,082,468  $ 8,500,000    Appraisal
   68        $  845,847     $  172,248     $  673,599       $ 31,490     $  642,109   $5,275,167  $11,000,000    Appraisal
   69        $2,488,884     $1,590,812     $  898,072       $124,444     $  773,628   $5,387,102  $10,400,000    Appraisal
   70        $  883,801     $  196,388     $  687,413       $ 38,977     $  648,436   $5,887,469  $10,250,000    Appraisal
   71        $1,875,149     $1,034,777     $  840,372       $ 54,000     $  786,372   $5,511,398  $10,843,510  Market Study
   72        $2,268,633     $1,475,480     $  793,153       $113,432     $  679,721   $5,057,092  $10,125,000    Appraisal
   73        $4,071,252     $1,581,000     $2,490,252       $ 55,000     $2,490,252   $5,975,642  $49,700,000    Appraisal
   74        $  659,251     $  122,758     $  536,493       $ 23,223     $  513,270   $5,635,069  $ 9,400,000    Appraisal
   75        $1,355,786     $  623,380     $  732,406       $ 27,200     $  705,206   $4,881,920  $16,351,400  Market Study
   76        $1,624,370     $  885,305     $  739,065       $ 64,459     $  674,606   $4,902,764  $ 9,000,000    Appraisal
   77        $3,581,724     $1,217,826     $2,363,898       $ 21,900     $2,363,898   $5,733,832  $45,730,000    Appraisal
   78        $2,143,405     $1,280,161     $  863,244       $107,170     $  756,074   $4,759,362  $ 9,000,000    Appraisal
   79        $  958,039     $  269,982     $  688,058       $101,370     $  586,688   $5,100,486  $ 7,720,000    Appraisal
   80        $2,547,091     $1,834,474     $  712,617       $101,884     $  610,733   $5,104,219  $ 8,400,000    Appraisal
   81        $2,037,178     $  873,879     $1,163,299       $ 40,000     $1,123,299   $4,618,325  $15,510,653  Market Study
   82        $1,372,761     $  754,551     $  618,210       $ 58,250     $  559,960   $5,111,199  $ 8,750,000    Appraisal
   83        $  697,666     $  152,456     $  545,210       $ 48,053     $  497,157   $5,088,453  $ 7,725,000    Appraisal
   84        $1,196,839     $  429,024     $  767,815       $ 40,000     $  727,815   $4,395,838  $16,884,899  Market Study

   85        $  537,166     $  129,862     $  407,304       $ 27,699     $  379,605   $3,110,932  $ 4,600,000    Appraisal
   86        $  299,634     $  107,142     $  192,492       $ 16,911     $  175,581   $1,690,724  $ 2,500,000    Appraisal
   87        $1,702,982     $  958,384     $  744,598       $ 48,000     $  696,598   $4,648,437  $ 9,607,716  Market Study
   88        $  844,251     $  297,001     $  547,250       $ 30,765     $  516,485   $4,896,044  $ 8,300,000    Appraisal
   89        $2,091,281     $1,323,577     $  767,704       $ 83,651     $  684,053   $4,264,645  $ 8,000,000    Appraisal
   90        $  557,179     $   84,850     $  472,329       $ 20,284     $  452,045   $4,754,773  $ 8,300,000    Appraisal
   91        $  510,588     $  232,464     $  278,124       $ 22,320     $  255,804   $2,685,467  $ 3,850,000    Appraisal
   92        $  385,425     $  173,136     $  212,289       $ 13,250     $  199,039   $1,943,143  $ 2,800,000    Appraisal
   93        $4,134,394     $2,057,632     $2,076,762       $ 93,600     $2,076,762   $4,398,521  $72,550,000    Appraisal
   94        $1,245,271     $  760,920     $  484,351       $ 25,600     $  458,751   $4,569,972  $ 7,175,570  Market Study
   95        $  788,781     $  243,125     $  545,656       $ 52,951     $  492,705   $4,519,912  $ 7,570,000    Appraisal
   96        $  595,499     $  115,064     $  480,435       $ 21,922     $  458,514   $4,545,824  $ 6,725,000    Appraisal
   97        $  730,840     $  230,653     $  500,187       $ 33,000     $  467,187   $4,317,626  $ 6,550,000    Appraisal
   98        $1,512,910     $  900,816     $  612,094       $ 60,516     $  551,578   $4,379,546  $ 6,750,000    Appraisal
   99        $  703,316     $  357,160     $  346,156       $ 17,500     $  423,423   $4,500,937  $ 6,900,000    Appraisal
   100       $  987,164     $  353,282     $  633,882       $ 58,825     $  575,058   $4,150,867  $ 9,900,000    Appraisal
   101       $  576,735     $  125,173     $  451,562       $ 31,915     $  419,647   $4,488,729  $ 7,000,000    Appraisal
   102       $  640,805     $  308,165     $  332,640       $ 16,500     $  395,970   $4,315,636  $ 6,400,000    Appraisal
   103       $2,046,175     $1,431,511     $  614,664       $ 81,847     $  532,817   $3,744,374  $ 8,000,000    Appraisal
   104       $1,145,526     $  690,885     $  454,641       $ 43,500     $  411,141   $4,240,128  $ 6,360,000    Appraisal
   105       $1,678,714     $1,001,336     $  677,378       $ 46,400     $  630,978   $3,578,907  $10,032,449  Market Study
   106       $2,603,309     $1,158,070     $1,445,239       $ 44,400     $1,445,239   $4,228,854  $27,300,000    Appraisal
   107       $  485,253     $   97,110     $  388,143       $ 30,252     $  357,892   $3,825,034  $ 5,900,000    Appraisal
   108       $  473,475     $   79,746     $  393,729       $ 18,733     $  374,995   $3,999,106  $ 5,470,000    Appraisal
   109       $  602,732     $  161,367     $  441,365       $ 31,168     $  410,197   $3,648,941  $ 6,200,000    Appraisal
   110       $3,324,705     $1,107,798     $2,216,907       $ 23,850     $2,216,907   $4,250,000  $33,670,000    Appraisal
   111       $2,171,688     $  975,000     $1,196,688       $ 33,000     $1,196,688   $3,568,361  $27,600,000    Appraisal
   112       $  558,811     $  204,636     $  354,175       $ 11,750     $  342,425   $3,876,301  $ 5,800,000    Appraisal
   113       $2,001,772     $1,225,705     $  776,067       $ 80,071     $  695,996   $3,193,522  $10,000,000    Appraisal
   114       $1,370,596     $  703,759     $  666,837       $ 40,000     $  626,837   $3,135,873  $10,526,243  Market Study
   115       $1,678,664     $1,114,858     $  563,806       $ 46,400     $  517,406   $3,157,647  $ 8,724,697  Market Study
   116       $2,887,936     $1,213,363     $1,674,573       $ 24,604     $1,674,573   $3,342,249  $44,000,000    Appraisal
   117       $  912,409     $  366,594     $  545,815       $ 24,071     $  521,744   $2,338,926  $ 8,350,000    Appraisal
   118       $  447,145     $   17,886     $  429,259       $ 38,506     $  390,753   $   28,607  $ 6,136,000    Appraisal
   119       $  541,714     $  125,950     $  415,764       $ 24,023     $  391,741   $   27,725  $ 5,550,000    Appraisal
   120       $  433,458     $   84,405     $  349,053       $ 20,080     $  328,973   $3,580,645  $ 5,500,000    Appraisal
   121       $  479,997     $   14,400     $  465,597       $ 27,751     $  437,846   $3,242,854  $ 5,500,000    Appraisal
   122       $  540,809     $  229,070     $  311,739       $ 10,250     $  301,489   $3,553,276  $ 5,600,000    Appraisal
   123       $1,059,762     $  476,607     $  583,155       $ 36,000     $  547,155   $2,898,979  $16,184,851  Market Study
   124       $  780,762     $  363,038     $  417,724       $ 53,151     $  364,573   $3,360,864  $ 5,500,000    Appraisal
   125       $  469,676     $  114,130     $  355,546       $ 29,814     $  325,732   $3,091,484  $ 4,700,000    Appraisal
   126       $7,342,930     $2,960,900     $4,382,030       $ 43,700     $4,382,030   $3,092,777  $71,710,000    Appraisal
   127       $  558,178     $  195,932     $  362,246       $ 28,034     $  334,212   $2,567,491  $ 4,750,000    Appraisal

                                                                          COOPERATIVE LOANS(11)
                                               --------------------------------------------------------------------------
MORTGAGE        MARKET STUDY        VALUATION
LOAN NO.  CAPITALIZATION RATE(10)     DATE     RENTAL VALUE  LTV AS RENTAL  UNSOLD PERCENT  SPONSOR UNITS  INVESTOR UNITS
-------------------------------------------------------------------------------------------------------------------------

   65                NAP           01/01/2005           NAP            NAP             NAP            NAP             NAP
   66              7.000%          03/07/2006           NAP            NAP             NAP            NAP             NAP
   67                NAP           06/15/2005           NAP            NAP             NAP            NAP             NAP
   68                NAP           01/17/2006           NAP            NAP             NAP            NAP             NAP
   69                NAP           03/29/2006           NAP            NAP             NAP            NAP             NAP
   70                NAP           05/01/2006           NAP            NAP             NAP            NAP             NAP
   71              7.750%          03/16/2006           NAP            NAP             NAP            NAP             NAP
   72                NAP           01/30/2006           NAP            NAP             NAP            NAP             NAP
   73                NAP           12/22/2005   $31,100,000          20.9%           11.1%             28               0
   74                NAP           09/28/2005           NAP            NAP             NAP            NAP             NAP
   75              7.500%          06/23/2005           NAP            NAP             NAP            NAP             NAP
   76                NAP           01/25/2006           NAP            NAP             NAP            NAP             NAP
   77                NAP           10/26/2005   $29,550,000          21.1%           14.6%             21               0
   78                NAP           04/05/2006           NAP            NAP             NAP            NAP             NAP
   79                NAP           01/24/2006           NAP            NAP             NAP            NAP             NAP
   80                NAP           12/27/2006           NAP            NAP             NAP            NAP             NAP
   81              7.500%          03/03/2006           NAP            NAP             NAP            NAP             NAP
   82                NAP           03/22/2006           NAP            NAP             NAP            NAP             NAP
   83                NAP           02/18/2006           NAP            NAP             NAP            NAP             NAP
   84              7.625%          03/03/2006           NAP            NAP             NAP            NAP             NAP

   85                NAP           01/13/2006           NAP            NAP             NAP            NAP             NAP
   86                NAP           01/13/2006           NAP            NAP             NAP            NAP             NAP
   87              7.750%          03/16/2006           NAP            NAP             NAP            NAP             NAP
   88                NAP           03/17/2006           NAP            NAP             NAP            NAP             NAP
   89                NAP           03/02/2006           NAP            NAP             NAP            NAP             NAP
   90                NAP           03/01/2006           NAP            NAP             NAP            NAP             NAP
   91                NAP           05/09/2005           NAP            NAP             NAP            NAP             NAP
   92                NAP           05/09/2005           NAP            NAP             NAP            NAP             NAP
   93                NAP           02/21/2006   $26,000,000          20.2%           19.8%             41               0
   94              6.750%          07/15/2005           NAP            NAP             NAP            NAP             NAP
   95                NAP           09/01/2005           NAP            NAP             NAP            NAP             NAP
   96                NAP           08/17/2005           NAP            NAP             NAP            NAP             NAP
   97                NAP           11/03/2005           NAP            NAP             NAP            NAP             NAP
   98                NAP           01/20/2006           NAP            NAP             NAP            NAP             NAP
   99                NAP           01/25/2006           NAP            NAP             NAP            NAP             NAP
   100               NAP           08/25/2005           NAP            NAP             NAP            NAP             NAP
   101               NAP           02/10/2006           NAP            NAP             NAP            NAP             NAP
   102               NAP           01/25/2006           NAP            NAP             NAP            NAP             NAP
   103               NAP           12/05/2005           NAP            NAP             NAP            NAP             NAP
   104               NAP           03/08/2006           NAP            NAP             NAP            NAP             NAP
   105             8.000%          02/22/2006           NAP            NAP             NAP            NAP             NAP
   106               NAP           12/02/2005   $18,100,000          25.4%           11.5%              0              18
   107               NAP           06/20/2005           NAP            NAP             NAP            NAP             NAP
   108               NAP           04/28/2005           NAP            NAP             NAP            NAP             NAP
   109               NAP           12/22/2005           NAP            NAP             NAP            NAP             NAP
   110               NAP           11/16/2005   $27,700,000          15.3%           12.6%             20               0
   111               NAP           01/31/2006   $15,000,000          28.3%            5.6%              0               0
   112               NAP           07/19/2005           NAP            NAP             NAP            NAP             NAP
   113               NAP           08/23/2005           NAP            NAP             NAP            NAP             NAP
   114             7.000%          03/06/2006           NAP            NAP             NAP            NAP             NAP
   115             7.750%          02/10/2006           NAP            NAP             NAP            NAP             NAP
   116               NAP           12/12/2005   $21,000,000          19.0%           39.1%             35              10
   117               NAP           12/02/2005           NAP            NAP             NAP            NAP             NAP
   118               NAP           12/04/2005           NAP            NAP             NAP            NAP             NAP
   119               NAP           11/18/2005           NAP            NAP             NAP            NAP             NAP
   120               NAP           01/10/2006           NAP            NAP             NAP            NAP             NAP
   121               NAP           01/26/2005           NAP            NAP             NAP            NAP             NAP
   122               NAP           07/19/2005           NAP            NAP             NAP            NAP             NAP
   123             7.625%          02/15/2006           NAP            NAP             NAP            NAP             NAP
   124               NAP           12/06/2005           NAP            NAP             NAP            NAP             NAP
   125               NAP           06/28/2005           NAP            NAP             NAP            NAP             NAP
   126               NAP           01/18/2006   $55,360,000           6.6%            0.0%              0               0
   127               NAP           09/13/2005           NAP            NAP             NAP            NAP             NAP

                    COOPERATIVE LOANS(11)
          -----------------------------------------
MORTGAGE                                  COMMITTED                                                        LEASE         %
LOAN NO.  COOP UNITS  SPONSOR CARRY  SECONDARY DEBT  LARGEST TENANT(12)                               EXPIRATION DATE   NSF
-----------------------------------------------------------------------------------------------------------------------------

   65         NAP               NAP                  Associated Financial Group, Inc.                    12/31/2006      8.6%
   66         NAP               NAP                  NAP                                                    NAP           NAP
   67         NAP               NAP                  The Regents of the University of Michigan           07/12/2010     39.4%
   68         NAP               NAP                  Athanasios III, LLC (Harry O's & Buddha Lounge)     03/31/2011     60.0%
   69         NAP               NAP                  NAP                                                    NAP           NAP
   70         NAP               NAP                  Far Fetched Furniture                               02/28/2016     54.1%
   71         NAP               NAP                  NAP                                                    NAP           NAP
   72         NAP               NAP                  NAP                                                    NAP           NAP
   73           0           $84,950                  NAP                                                    NAP           NAP
   74         NAP               NAP                  Apple Computer                                      11/30/2010    100.0%
   75         NAP               NAP                  NAP                                                    NAP           NAP
   76         NAP               NAP                  NAP                                                    NAP           NAP
   77           0           $19,781      $1,000,000  NAP                                                    NAP           NAP
   78         NAP               NAP                  NAP                                                    NAP           NAP
   79         NAP               NAP                  Severn Graphics                                     09/30/2015     20.4%
   80         NAP               NAP                  NAP                                                    NAP           NAP
   81         NAP               NAP                  NAP                                                    NAP           NAP
   82         NAP               NAP                  NAP                                                    NAP           NAP
   83         NAP               NAP                  Iglesia Roca De Luz Eterna                          12/31/2010     10.4%
   84         NAP               NAP                  NAP                                                    NAP           NAP

   85         NAP               NAP                  Wurld Media                                         09/30/2010     55.9%
   86         NAP               NAP                  Edwards & Kelcey                                    01/31/2016     19.8%
   87         NAP               NAP                  Nap                                                    NAP           NAP
   88         NAP               NAP                  Fiske Industries                                    10/31/2016     57.3%
   89         NAP               NAP                  NAP                                                    NAP           NAP
   90         NAP               NAP                  Check City                                          10/31/2010     12.1%
   91         NAP               NAP                  NAP                                                    NAP           NAP
   92         NAP               NAP                  NAP                                                    NAP           NAP
   93           0           $97,914      $  500,000  NAP                                                    NAP           NAP
   94         NAP               NAP                  NAP                                                    NAP           NAP
   95         NAP               NAP                  Andregg Geomatics                                   02/28/2015     45.6%
   96         NAP               NAP                  Northern Tool and Equipment                         05/31/2019     67.9%
   97         NAP               NAP                  NAP                                                    NAP           NAP
   98         NAP               NAP                  NAP                                                    NAP           NAP
   99         NAP               NAP                  NAP                                                    NAP           NAP
   100        NAP               NAP                  Bayside Queens CVS, LLC                             10/31/2011     44.2%
   101        NAP               NAP                  Professional Eye Care                               10/31/2011     16.3%
   102        NAP               NAP                  NAP                                                    NAP           NAP
   103        NAP               NAP                  NAP                                                    NAP           NAP
   104        NAP               NAP                  NAP                                                    NAP           NAP
   105        NAP               NAP                  NAP                                                    NAP           NAP
   106          0           $41,609      $  400,000  NAP                                                    NAP           NAP
   107        NAP               NAP                  Brown & Brown of Lehigh Valley, Inc.                07/31/2011     69.8%
   108        NAP               NAP                  Village Pub Eastern LLC                             09/30/2012     46.7%
   109        NAP               NAP                  Pet Supermarket, Inc.                               08/31/2007     14.5%
   110          0           $86,547                  NAP                                                    NAP           NAP
   111          7               NAP      $  500,000  NAP                                                    NAP           NAP
   112        NAP               NAP                  NAP                                                    NAP           NAP
   113        NAP               NAP                  NAP                                                    NAP           NAP
   114        NAP               NAP                  NAP                                                    NAP           NAP
   115        NAP               NAP                  NAP                                                    NAP           NAP
   116          0           $63,599      $  500,000  NAP                                                    NAP           NAP
   117        NAP               NAP                  NAP                                                    NAP           NAP
   118        NAP               NAP                  Gregg Appliances, Inc.                              11/30/2020    100.0%
   119        NAP               NAP                  Dr. Trent Jones                                     01/31/2016     15.2%
   120        NAP               NAP                  Cafe Ole                                            12/01/2010     20.2%
   121        NAP               NAP                  BI-LO                                               06/30/2025     83.4%
   122        NAP               NAP                  NAP                                                    NAP           NAP
   123        NAP               NAP                  NAP                                                    NAP           NAP
   124        NAP               NAP                  Greater Chesapeake Hand Specialist, P.A.            07/31/2015     35.5%
   125        NAP               NAP                  Shur Fine Markets                                   12/17/2012     72.2%
   126          0               NAP      $  500,000  NAP                                                    NAP           NAP
   127        NAP               NAP                  Bart Bartholomew                                    09/30/2015     28.8%

MORTGAGE                                                           LEASE         %
LOAN NO.  SECOND LARGEST TENANT(12)                           EXPIRATION DATE   NSF   THIRD LARGEST TENANT(12)
---------------------------------------------------------------------------------------------------------------------

   65     Keane, Inc.                                            08/31/2009     8.6%  General Dynamics Adv Information
   66     NAP                                                       NAP          NAP  NAP
   67     3TM, Inc., d/b/a Pinball Pete's                        11/30/2011    20.8%  United States Postal Service
   68     All Access, LLC dba Chef Dance                         12/31/2015    23.7%  Barcor L.C.
   69     NAP                                                        NAP         NAP  NAP
   70     The Shane Company                                      08/24/2006    32.8%  See's Candies
   71     NAP                                                       NAP          NAP  NAP
   72     NAP                                                       NAP          NAP  NAP
   73     NAP                                                       NAP          NAP  NAP
   74     NAP                                                       NAP          NAP  NAP
   75     NAP                                                       NAP          NAP  NAP
   76     NAP                                                       NAP          NAP  NAP
   77     NAP                                                       NAP          NAP  NAP
   78     NAP                                                       NAP          NAP  NAP
   79     Family Dollar                                          12/31/2009     7.9%  Firestone Tire
   80     NAP                                                       NAP          NAP  NAP
   81     NAP                                                       NAP          NAP  NAP
   82     NAP                                                       NAP          NAP  NAP
   83     Word of Faith Christian Center                         07/31/2006     9.1%  Back on the Rack
   84     NAP                                                       NAP          NAP  NAP

   85     Doc's Steakhouse                                       03/31/2013    19.2%  Backstreet Billiards
   86     Denise Eliopulos                                       04/30/2011    18.1%  Bruce Levinsky
   87     NAP                                                       NAP          NAP  NAP
   88     Hudson Technologies                                    03/31/2011    21.4%  Digital Printing Systems
   89     NAP                                                        NAP         NAP  NAP
   90     Bedtime Mattress                                       10/31/2010    11.4%  Nevada Federal Credit Union
   91     NAP                                                       NAP          NAP  NAP
   92     NAP                                                       NAP          NAP  NAP
   93     NAP                                                       NAP          NAP  NAP
   94     NAP                                                       NAP          NAP  NAP
   95     dba Keller Williams Realty / Kay Dubu Auburn, L.P.     08/14/2010    22.9%  Financial Title Company
   96     Hero Subs                                              05/31/2014     8.6%  Toucan Tan, Inc.
   97     NAP                                                       NAP          NAP  NAP
   98     NAP                                                       NAP          NAP  NAP
   99     NAP                                                       NAP          NAP  NAP
   100    Party City                                             01/31/2017    35.3%  Blockbuster
   101    Landata, Inc                                           07/31/2007    13.2%  Kim Raymond, DDS
   102    NAP                                                       NAP          NAP  NAP
   103    NAP                                                       NAP          NAP  NAP
   104    NAP                                                       NAP          NAP  NAP
   105    NAP                                                       NAP          NAP  NAP
   106    NAP                                                       NAP          NAP  NAP
   107    Trainer Enterprises, Inc.                              08/31/2015    30.2%  NAP
   108    Diversity                                              03/31/2010    31.8%  Check-City
   109    Helo Enterprises Inc. d/b/a Play It Again Sports       02/01/2010    10.3%  Kelly Ray Corp
   110    NAP                                                       NAP          NAP  NAP
   111    NAP                                                       NAP          NAP  NAP
   112    NAP                                                       NAP          NAP  NAP
   113    NAP                                                       NAP          NAP  NAP
   114    NAP                                                       NAP          NAP  NAP
   115    NAP                                                       NAP          NAP  NAP
   116    NAP                                                       NAP          NAP  NAP
   117    NAP                                                       NAP          NAP  NAP
   118    NAP                                                       NAP          NAP  NAP
   119    Dr. Alex S. Bankhead                                   01/31/2016    13.2%  Dr. William G. Christensen
   120    Rancho Dry Cleaners                                    12/01/2010    14.0%  Rancho Tile
   121    Rent-A-Center                                          06/30/2008     7.1%  Great Clips
   122    NAP                                                       NAP          NAP  NAP
   123    NAP                                                       NAP          NAP  NAP
   124    United Healthcare                                      12/31/2007    15.5%  Frank, Frank & Scherr, LLC.
   125    Dol Gen                                                06/30/2007    15.8%  NAP
   126    NAP                                                       NAP          NAP  NAP
   127    Talarico's Market                                      09/30/2009    13.3%  Salon Lavonne

MORTGAGE       LEASE         %       INSURANCE             TAX          MORTGAGE
LOAN NO.  EXPIRATION DATE   NSF   ESCROW IN PLACE  ESCROW IN PLACE(13)  LOAN NO.
--------------------------------------------------------------------------------

    65       12/31/2008     8.4%        Yes                Yes              65
    66          NAP          NAP        No                 Yes              66
    67       07/31/2012     9.4%        Yes                Yes              67
    68       05/31/2008     8.8%        Yes                Yes              68
    69          NAP          NAP        Yes                Yes              69
    70       05/31/2014    13.1%        No                 Yes              70
    71          NAP          NAP        No                 Yes              71
    72          NAP          NAP        Yes                Yes              72
    73          NAP          NAP        No                 Yes              73
    74          NAP          NAP        No                 No               74
    75          NAP          NAP        No                 Yes              75
    76          NAP          NAP        Yes                Yes              76
    77          NAP          NAP        No                 No               77
    78          NAP          NAP        Yes                Yes              78
    79       10/31/2007     6.1%        Yes                Yes              79
    80          NAP          NAP        Yes                Yes              80
    81          NAP          NAP        No                 Yes              81
    82          NAP          NAP        Yes                Yes              82
    83       01/31/2007     4.5%        Yes                Yes              83
    84          NAP          NAP        No                 No               84

    85       07/31/2008    12.8%        Yes                Yes              85
    86       12/31/2013    17.0%        Yes                Yes              86
    87          NAP          NAP        No                 Yes              87
    88       03/31/2011    21.4%        Yes                Yes              88
    89          NAP          NAP        No                 Yes              89
    90       10/31/2010     9.2%        Yes                Yes              90
    91          NAP          NAP        Yes                Yes              91
    92          NAP          NAP        Yes                Yes              92
    93          NAP          NAP        No                 No               93
    94          NAP          NAP        No                 Yes              94
    95       08/31/2010     8.7%        Yes                Yes              95
    96       12/31/2009     5.2%        No                 Yes              96
    97          NAP          NAP        Yes                Yes              97
    98          NAP          NAP        Yes                Yes              98
    99          NAP          NAP        Yes                No               99
   100       01/31/2014    20.5%        No                 Yes             100
   101       08/31/2015    11.7%        Yes                Yes             101
   102          NAP          NAP        Yes                No              102
   103          NAP          NAP        Yes                Yes             103
   104          NAP          NAP        Yes                Yes             104
   105          NAP          NAP        No                 Yes             105
   106          NAP          NAP        No                 Yes             106
   107          NAP          NAP        No                 Yes             107
   108       04/27/2010    21.5%        No                 Yes             108
   109       04/30/2009     6.2%        Yes                Yes             109
   110          NAP          NAP        No                 No              110
   111          NAP          NAP        No                 No              111
   112          NAP          NAP        Yes                Yes             112
   113          NAP          NAP        Yes                Yes             113
   114          NAP          NAP        No                 Yes             114
   115          NAP          NAP        No                 Yes             115
   116          NAP          NAP        No                 No              116
   117          NAP          NAP        Yes                Yes             117
   118          NAP          NAP        No                 No              118
   119       01/31/2016    10.4%        Yes                Yes             119
   120       07/25/2010    10.9%        Yes                Yes             120
   121       01/31/2008     2.4%        No                 No              121
   122          NAP          NAP        No                 Yes             122
   123          NAP          NAP        No                 Yes             123
   124       12/31/2011     9.7%        Yes                Yes             124
   125          NAP          NAP        No                 Yes             125
   126          NAP          NAP        No                 No              126
   127       07/31/2009     7.0%        Yes                Yes             127

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA      MORTGAGE                                             CAPITAL EXPENDITURE         TI/LC
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                     ESCROW IN PLACE(14)  ESCROW IN PLACE(15)
-------------------------------------------------------------------------------------------------------------------------------

    65        57       57-001     MSMC            Royal Airport Office                         Yes                  Yes
    66        58       58-001     MassMutual      Newport Sound Apartments                     Yes                  No
    67        59       59-001     MSMC            South University Galleria                    Yes                  Yes
    68        60       60-001     MSMC            Memorial Building                             No                  Yes
    69        61       61-001     IXIS            Holiday Inn Express West Point               Yes                  No
    70        62       62-001     MSMC            Shane Plaza                                   No                  No
    71        63       63-001     MassMutual      Sun Prairie V Apartments                     Yes                  No
    72        64       64-001     IXIS            Wingate Inn Aberdeen                         Yes                  No
    73        65       65-001     NCB, FSB        Valerie Arms Apartment Corp.                  No                  No
    74        66       66-001     MSMC            Apple Computer Store                         Yes                  No
    75        67       67-001     MassMutual      Wallkill Living Center                       Yes                  No
    76        68       68-001     MSMC            Holiday Inn Express - Chambersburg           Yes                  No
    77        69       69-001     NCB, FSB        Clinton Towers Apt. Corp.                     No                  No
    78        70       70-001     IXIS            Hampton Inn Dumfries                         Yes                  No
    79        71       71-001     SunTrust        Glen Burnie Village                          Yes                  Yes
    80        72       72-001     MSMC            Hampton Inn - Universal Studios               No                  No
    81        73       73-001     MassMutual      Northview Park Apartments                    Yes                  No
    82        74       74-001     IXIS            Pines of Wilmington                          Yes                  No
    83        75       75-001     IXIS            Park 219 Business Park                       Yes                  Yes
    84        76       76-001     MassMutual      Pueblo De Paz Apartments                     Yes                  No
              77                                  63 Putnam & 75 Woodlawn
    85                 77-001     IXIS            63 Putnam Street (V)                         Yes                  Yes
    86                 77-002     IXIS            75 Woodlawn Ave (V)                          Yes                  Yes
    87        78       78-001     MassMutual      Sun Prairie III Apartments                   Yes                  No
    88        79       79-001     IXIS            Ramland Road Flex                             No                  No
    89        80       80-001     MSMC            Holiday Inn Express - Clermont               Yes                  No
    90        81       81-001     IXIS            Lake Mead Gateway Plaza                      Yes                  Yes
    91        82       82-001     MSMC            Seymour Multifamily Portfolio -
                                                  Fallview Apartment (C)                       Yes                  No
    92        83       83-001     MSMC            Seymour Multifamily Portfolio -
                                                  Reservoir Manor (C)                          Yes                  No
    93        84       84-001     NCB, FSB        3530 Owners Corp.                             No                  No
    94        85       85-001     MassMutual      Spring Valley Apartments                     Yes                  No
    95        86       86-001     MSMC            Creekside Business Park                      Yes                  Yes
    96        87       87-001     MSMC            9401 Statesville Road                         No                  Yes
    97        88       88-001     MSMC            Brasswood II Apartments                      Yes                  No
    98        89       89-001     MSMC            Fairfield Inn - Fairmont                     Yes                  No
    99        90       90-001     IXIS            190 Burnside Apartments                      Yes                  No
   100        91       91-001     MSMC            213-20 Northern Blvd.                        Yes                  No
   101        92       92-001     IXIS            Pointe North                                 Yes                  Yes
   102        93       93-001     IXIS            150-158 Burnside Apartments                  Yes                  No
   103        94       94-001     MSMC            Comfort Inn & Suites Sanford                 Yes                  No
   104        95       95-001     IXIS            Captain's Landing                            Yes                  No
   105        96       96-001     MassMutual      Pine Club Apartments                         Yes                  No
   106        97       97-001     NCB, FSB        505 Central Avenue Corp.                      No                  No
   107        98       98-001     MSMC            268 Brodhead Road                            Yes                  Yes
   108        99       99-001     MSMC            8505 & 8515 S. Eastern Avenue                Yes                  Yes
   109       100       100-001    SunTrust        Indian Street Village                        Yes                  Yes

   110       101       101-001    NCB, FSB        The Homestead Owners' Corp.                   No                  No
   111       102       102-001    NCB, FSB        620-640 Pelham Owners Corp.                   No                  No
   112       103       103-001    MSMC            Monaco Apartments                            Yes                  No
   113       104       104-001    MSMC            La Quinta - Daytona Beach                    Yes                  No
   114       105       105-001    MassMutual      Kyle's Run Apartments                        Yes                  No
   115       106       106-001    MassMutual      Ridgewood West Apartments                    Yes                  No
   116       107       107-001    NCB, FSB        24535 Owners Corp.                            No                  No
   117       108       108-001    UCMFI           Jack Rabbit Self Storage - Birdneck           No                  No
   118       109       109-001    UCMFI           Charlotte HH Gregg                            No                  No
   119       110       110-001    UCMFI           Cascade Professional Plaza                    No                  No
   120       111       111-001    IXIS            Northbrooke Retail Center                    Yes                  Yes

   121       112       112-001    MSMC            BI-LO Morganton                               No                  No
   122       113       113-001    MSMC            Milan Apartments                             Yes                  No
   123       114       114-001    MassMutual      Padre De Vida Apartments                     Yes                  No
   124       115       115-001    IXIS            Creighton Center                             Yes                  Yes
   125       116       116-001    MSMC            Carlisle Shopping Center                     Yes                  Yes
   126       117       117-001    NCB, FSB        Roosevelt Terrace Cooperative, Inc.           No                  No
   127       118       118-001    MSMC            Westlake Village Office and Retail           Yes                  Yes

MORTGAGE                                                             SPRINGING        INITIAL CAPITAL EXPENDITURE
LOAN NO.             OTHER ESCROW DESCRIPTION(16)             ESCROW DESCRIPTION(17)       ESCROW REQUIREMENT(18)
-----------------------------------------------------------------------------------------------------------------

   65                             NAP                                  TI/LC                             $      0
   66                             NAP                                Insurance                           $    200
   67                             NAP                                   NAP                              $      0
   68                             NAP                                 Cap Ex                             $      0
   69                   Cash Collateral Account                        Other                             $      0
   70     Holdback for Sparling Rent and Tenant Improvements     Insurance, Other                        $      0
   71                             NAP                                Insurance                           $    150
   72                             NAP                                   NAP                              $      0
   73                             NAP                                Insurance                           $      0
   74                             NAP                          Tax, Insurance, Other                     $      0
   75                             NAP                                Insurance                           $    202
   76                      Holdback Reserve                             NAP                              $      0
   77                Collateral Security Agreement                Tax, Insurance                         $      0
   78                             NAP                                   NAP                              $      0
   79                             NAP                                   NAP                              $      0
   80        Earnout Reserve; Operating Statement Reserve             Cap Ex                             $      0
   81                             NAP                                Insurance                           $    200
   82                             NAP                                   NAP                              $500,000
   83                             NAP                                   NAP                              $      0
   84                             NAP                             Tax, Insurance                         $    200

   85                             NAP                                   NAP                              $      0
   86                             NAP                                   NAP                              $      0
   87                             NAP                                Insurance                           $    200
   88                             NAP                                   NAP                              $      0
   89                    Construction Holdback                        Cap Ex                             $100,000
   90                             NAP                                   NAP                              $      0
   91
                                  NAP                                   NAP                              $      0
   92
                                  NAP                                   NAP                              $      0
   93                             NAP                             Tax, Insurance                         $      0
   94                             NAP                                Insurance                           $    200
   95                             NAP                                   NAP                              $      0
   96                             NAP                              Cap Ex, Other                         $      0
   97                             NAP                                   NAP                              $      0
   98                             NAP                                   NAP                              $      0
   99                             NAP                                   NAP                              $      0
   100                            NAP                                   NAP                              $      0
   101                            NAP                                   NAP                              $      0
   102                            NAP                                   NAP                              $      0
   103                            NAP                                   NAP                              $      0
   104                            NAP                                   NAP                              $      0
   105                            NAP                                Insurance                           $    150
   106                            NAP                                Insurance                           $      0
   107                            NAP                             Tax, Insurance                         $      0
   108                   Diversity; Check City                       Insurance                           $      0
   109                            NAP                                   NAP            $50,000 LOC, single amount
                                                                                          for both TILC and Capex
   110                            NAP                             Tax, Insurance                         $      0
   111                            NAP                             Tax, Insurance                         $      0
   112                            NAP                                   NAP                              $      0
   113                            NAP                                   NAP                              $      0
   114                            NAP                                Insurance                           $    200
   115                            NAP                                Insurance                           $    150
   116                            NAP                             Tax, Insurance                         $      0
   117                            NAP                                   NAP                              $      0
   118                            NAP                             Tax, Insurance                         $      0
   119                         Holdback                                 NAP                              $      0
   120       Jitters Gourmet Coffee Holdback ($10,000) and
             Rancho Dry Cleaners TI Obligations ($52,875)               NAP                              $      0
   121                            NAP                             Tax, Insurance                         $      0
   122                            NAP                                Insurance                           $      0
   123                            NAP                                Insurance                           $    200
   124                            NAP                                   NAP                              $      0
   125                            NAP                                   NAP                              $      0
   126                            NAP                             Tax, Insurance                         $      0
   127                            NAP                                   NAP                              $      0

MORTGAGE  MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE               INITIAL TI/LC  MONTHLY TI/LC ESCROW
LOAN NO.       ESCROW REQUIREMENT(19)           ESCROW BALANCE(20)      ESCROW REQUIREMENT(21)       REQUIREMENT(22)
--------------------------------------------------------------------------------------------------------------------

   65                         $ 2,646                     $ 26,460                    $      0               $16,667
   66                         $ 3,467                     $ 31,975                    $      0               $     0
   67                         $   602                     $  3,612                    $      0               $ 3,761
   68                         $     0                     $      0                    $      0               $ 2,310
   69                         $10,211                     $      0                    $      0               $     0
   70                         $     0                     $      0                    $      0               $     0
   71                         $ 4,500                     $ 29,262                    $      0               $     0
   72                         $ 7,562                     $  7,562                    $      0               $     0
   73                         $     0                     $      0                    $      0               $     0
   74                         $   180                     $    360                    $      0               $     0
   75                         $ 2,289                     $ 77,397                    $      0               $     0
   76                         $ 5,206                     $      0                    $      0               $     0
   77                         $     0                     $      0                    $      0               $     0
   78                         $ 8,930                     $  8,930                    $      0               $     0
   79                         $ 1,349                     $      0                    $      0               $ 5,553
   80                         $     0                     $      0                    $      0               $     0
   81                         $ 3,333                     $332,132                    $      0               $     0
   82                         $ 4,854                     $504,854                    $      0               $     0
   83                         $ 1,578                     $  3,156                    $ 70,000               $ 1,667
   84                         $ 3,333                     $ 42,000                    $      0               $     0

   85                         $   557                     $    557                    $161,972               $ 1,361
   86                         $   303                     $    303                    $ 88,028               $   739
   87                         $ 5,000                     $    516                    $      0               $     0
   88                         $     0                     $      0                    $      0               $     0
   89                         $     0                     $100,000                    $      0               $     0
   90                         $   250                     $    250                    $ 25,000               $ 1,650
   91
                              $ 1,857                     $ 11,142                    $      0               $     0
   92
                              $ 1,104                     $  6,624                    $      0               $     0
   93                         $     0                     $      0                    $      0               $     0
   94                         $ 2,133                     $ 71,002                    $      0               $     0
   95                         $   558                     $  3,348                    $      0               $ 3,851
   96                         $     0                     $      0                    $      0               $ 1,548
   97                         $ 1,980                     $      0                    $      0               $     0
   98                         $ 4,990                     $      0                    $      0               $     0
   99                         $ 1,542                     $  1,542                    $      0               $     0
   100                        $   491                     $  1,964                    $      0               $     0
   101                        $   400                     $    800                    $ 74,226               $ 2,500
   102                        $ 1,333                     $  1,333                    $      0               $     0
   103                        $ 6,836                     $      0                    $      0               $     0
   104                        $ 3,625                     $  3,625                    $      0               $     0
   105                        $ 3,867                     $198,589                    $      0               $     0
   106                        $     0                     $      0                    $      0               $     0
   107                        $   442                     $  3,121                    $      0               $ 2,949
   108                        $   147                     $  1,325                    $      0               $   982
   109                                  $50,000 LOC, single amount  $50,000 LOC, single amount
                              $     0      for both TILC and Capex     for both TILC and Capex               $     0
   110                        $     0                     $      0                    $      0               $     0
   111                        $     0                     $      0                    $      0               $     0
   112                        $   980                     $  5,880                    $      0               $     0
   113                        $ 6,673                     $ 26,692                    $      0               $     0
   114                        $ 3,333                     $248,217                    $      0               $     0
   115                        $ 3,867                     $145,424                    $      0               $     0
   116                        $     0                     $      0                    $      0               $     0
   117                        $     0                     $      0                    $      0               $     0
   118                        $     0                     $      0                    $      0               $     0
   119                        $     0                     $      0                    $      0               $     0
   120
                              $   200                     $    400                    $145,000               $ 4,100
   121                        $     0                     $      0                    $      0               $     0
   122                        $   855                     $  5,130                    $      0               $     0
   123                        $ 3,000                     $ 46,666                    $      0               $     0
   124                        $ 1,116                     $      0                    $      0               $ 3,083
   125                        $ 1,129                     $  6,825                    $      0               $ 1,807
   126                        $     0                     $      0                    $      0               $     0
   127                        $   369                     $  1,476                    $      0               $ 2,462

MORTGAGE               CURRENT TI/LC  ENVIRONMENTAL     INTEREST
LOAN NO.          ESCROW BALANCE(23)    INSURANCE    ACCRUAL METHOD  SEASONING(24)
----------------------------------------------------------------------------------

   65                       $166,670        No         Actual/360                1
   66                       $      0        No           30/360                 16
   67                       $ 22,584        No         Actual/360                9
   68                       $      0        No         Actual/360                3
   69                       $      0        No         Actual/360                0
   70                       $      0        No         Actual/360                5
   71                       $      0        No           30/360                 91
   72                       $      0        No         Actual/360                1
   73                       $      0        No         Actual/360                3
   74                       $      0        No         Actual/360                5
   75                       $      0        No           30/360                 45
   76                       $      0        No         Actual/360                1
   77                       $      0        No         Actual/360                5
   78                       $      0        No         Actual/360                1
   79                       $      0        No         Actual/360                2
   80                       $      0        No         Actual/360                3
   81                       $      0        No           30/360                122
   82                       $      0        No         Actual/360                1
   83                       $ 73,333        No         Actual/360                2
   84                       $      0        No           30/360                 20

   85                       $163,332        No         Actual/360                1
   86                       $ 88,768        No         Actual/360                1
   87                       $      0        No           30/360                 91
   88                       $      0        No         Actual/360                1
   89                       $      0        No         Actual/360                0
   90                       $ 26,650        No         Actual/360                1
   91
                            $      0        No         Actual/360                9
   92
                            $      0        No         Actual/360                9
   93                       $      0        No         Actual/360                2
   94                       $      0        No           30/360                 41
   95                       $ 23,106        No         Actual/360                9
   96                       $  7,740        No         Actual/360                8
   97                       $      0        No         Actual/360                2
   98                       $      0        No         Actual/360                1
   99                       $      0        No         Actual/360                1
   100                      $      0        No         Actual/360                7
   101                      $ 74,226        No         Actual/360                2
   102                      $      0        No         Actual/360                1
   103                      $      0        No         Actual/360                2
   104                      $      0        No         Actual/360                1
   105                      $      0        No           30/360                107
   106                      $      0        No         Actual/360                4
   107                      $ 20,825        No         Actual/360               10
   108                      $  8,837        No         Actual/360               12
   109    $50,000 LOC, single amount
             for both TILC and Capex        No         Actual/360                2
   110                      $      0        No         Actual/360                5
   111                      $      0        No         Actual/360                2
   112                      $      0        No         Actual/360                9
   113                      $      0        No         Actual/360                7
   114                      $      0        No           30/360                105
   115                      $      0        No           30/360                110
   116                      $      0        No         Actual/360                3
   117                      $      0        No           30/360                  5
   118                      $      0        No           30/360                  4
   119                      $      0        No           30/360                  5
   120
                            $161,173        No         Actual/360                2
   121                      $      0        No         Actual/360               11
   122                      $      0        No         Actual/360                9
   123                      $      0        No           30/360                 19
   124                      $      0        No         Actual/360                0
   125                      $ 10,923        No         Actual/360                9
   126                      $      0        No         Actual/360                3
   127                      $  9,848        No         Actual/360                7

                             PREPAYMENT CODE(25)
MORTGAGE ----------------------------------------------------------       YM      ADMINISTRATIVE  MORTGAGE
LOAN NO.   LO  DEF  DEF/YM1  YM1  YM2  YM  5%  4%  3%  2%  1%  OPEN  FORMULA(26)   COST RATE(27)  LOAN NO.
----------------------------------------------------------------------------------------------------------

    65     25   79                                                4                         2.12      65
    66    167                  9                                  4       E                10.12      66
    67     33   83                                                4                         7.12      67
    68     27   89                                                4                         7.12      68
    69     24   93                                                3                         2.12      69
    70     29   86                                                5                        10.12      70
    71    120                 56                                  4       F                10.12      71
    72     25   92                                                3                         2.12      72
    73     84                 32                                  4       A                 8.12      73
    74     29   86                                                5                        11.12      74
    75    193                  8                                  3       E                10.12      75
    76     25   88                                                7                         2.12      76
    77     29   87                                                4                         8.12      77
    78     25   92                                                3                         2.12      78
    79     26   90                                                4                         4.12      79
    80     27            89                                       4       G                 2.12      80
    81    120                 89                                  7       D                10.12      81
    82     25   91                                                4                         2.12      82
    83     26   90                                                4                         2.12      83
    84    168                  9                                  3       E                10.12      84

    85     25   92                                                3                         8.12      85
    86     25   92                                                3                         8.12      86
    87    120                 56                                  4       F                10.12      87
    88     25   92                                                3                         2.12      88
    89     24   89                                                7                         2.12      89
    90     25   92                                                3                         2.12      90
    91
           60                 56                                  4       H                 7.12      91
    92
           60                 56                                  4       H                 7.12      92
    93     26   90                                                4                         8.12      93
    94    117                                                     3                        10.12      94
    95     33   83                                                4                         2.12      95
    96     32   84                                                4                         2.12      96
    97     26   90                                                4                         2.12      97
    98     25   91                                                4                        12.12      98
    99     25   91                                                4                         2.12      99
   100     35                 81                                  4       I                 2.12     100
   101     26   91                                                3                         2.12     101
   102     25   91                                                4                         2.12     102
   103     26   90                                                4                         2.12     103
   104     25                          91                         4       J                 2.12     104
   105    120                 92                                  4       F                10.12     105
   106     84                 29                                  7       A                 8.12     106
   107     34   82                                                4                         2.12     107
   108     36   80                                                4                         2.12     108
   109
           59                 57                                  4       K                 4.12     109
   110     84                 32                                  4       A                 8.12     110
   111     84                 32                                  4       A                 8.12     111
   112     33   83                                                4                         2.12     112
   113     31   82                                                7                         2.12     113
   114    119                 93                                  4       D                10.12     114
   115    120                 92                                  4       D                10.12     115
   116      0                116                                  4       A                 8.12     116
   117      0                179                                  1       L                19.62     117
   118      0                239                                  1       M                15.12     118
   119      0                239                                  1       N                17.12     119
   120
           26   88                                                6                         2.12     120
   121     35   81                                                4                         2.12     121
   122     33   83                                                4                         2.12     122
   123    167                 10                                  3       E                10.12     123
   124     24   92                                                4                         2.12     124
   125     33   83                                                4                         2.12     125
   126     84                 32                                  4       A                 8.12     126
   127     59                 57                                  4       O                 2.12     127

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA      MORTGAGE                                                                                 ORIGINAL
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                LOAN GROUP  X-Y CLASS     BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

   128       119       119-001    MSMC            Fairfield Inn - Archdale                             1          No     $3,665,000
   129       120       120-001    SunTrust        Martin Business Center                               1          No     $3,600,000
   130       121       121-001    SunTrust        University Blvd                                      1          No     $3,600,000
   131       122       122-001    MassMutual      Apple Village Apartments                             2          No     $4,000,000
   132       123       123-001    MSMC            Roseville Square                                     1          No     $3,600,000
   133       124       124-001    NCB, FSB        315 Homes Corp.                                      1         Yes     $3,500,000
   134       125       125-001    MassMutual      Brazos Village Apartments                            2          No     $3,750,000
   135       126       126-001    NCB, FSB        333 Bronx River Tenants Corp.                        2         Yes     $3,400,000
   136       127       127-001    MassMutual      West Club Apartments                                 2          No     $3,750,000
   137       128       128-001    IXIS            Villa Vista Mobile Estates                           2          No     $3,375,000
   138       129       129-001    NCB, FSB        Heritage Point                                       2          No     $3,360,000
   139       130       130-001    NCB, FSB        8300 Talbot St. Owners Corp.                         2         Yes     $3,250,000
   140       131       131-001    MSMC            Eastern Boulevard Shopping Center                    1          No     $3,250,000
   141       132       132-001    NCB, FSB        Orienta Gardens Owners, Inc.                         1         Yes     $3,200,000
   142       133       133-001    MSMC            BI-LO Greenwood                                      1          No     $3,194,000
   143       134       134-001    MassMutual      Woodglen Apartments Phase II                         2          No     $3,570,000
   144       135       135-001    NCB, FSB        900 Fifth Avenue Corporation                         1         Yes     $3,000,000
   145       136       136-001    NCB, FSB        57th Street East Corporation                         1         Yes     $3,000,000
   146       137       137-001    UCMFI           South Virgil Office                                  1          No     $3,050,000
   147       138       138-001    NCB, FSB        The Browning School                                  1          No     $3,000,000
   148       139       139-001    UCMFI           Parrot Plaza                                         1          No     $3,000,000
   149       140       140-001    MassMutual      Tealwood Place Apartments                            2          No     $3,285,000
   150       141       141-001    NCB, FSB        Hudson Street Owners Corp.                           1         Yes     $2,900,000
   151       142       142-001    MassMutual      Woodglen Apartments Phase I                          2          No     $3,310,000
   152       143       143-001    MassMutual      Salisbury Commons                                    2          No     $2,890,000
   153       144       144-001    UCMFI           Timp View Market                                     1          No     $2,835,000
   154       145       145-001    SunTrust        Lockwood Self Storage                                1          No     $2,800,000
   155       146       146-001    IXIS            Greystone Place Apartments                           2          No     $2,750,000
   156       147       147-001    NCB, FSB        60 Remsen Street Housing Corp.                       1         Yes     $2,750,000
   157       148       148-001    MSMC            Casa Loma Building                                   1          No     $2,750,000
   158       149       149-001    NCB, FSB        417 Park Avenue Corporation                          1         Yes     $2,730,000
   159       150       150-001    SunTrust        Clock Tower Center                                   1          No     $2,720,000
   160       151       151-001    NCB, FSB        4601 Owners Corp.                                    1         Yes     $2,675,000
   161       152       152-001    UCMFI           Sycamore Plaza                                       1          No     $2,675,000
   162       153       153-001    MSMC            Northrup Medical Building                            1          No     $2,660,000
   163       154       154-001    MSMC            Rite Aid - Ortonville                                1          No     $2,650,000
   164       155       155-001    MassMutual      Cobblestone Village                                  2          No     $2,810,000
   165       156       156-001    NCB, FSB        Village Crossing Shopping Center                     1          No     $2,550,000
   166       157       157-001    NCB, FSB        Hudson House Tenants Corporation                     1         Yes     $2,500,000
   167       158       158-001    NCB, FSB        Woodlawn Veterans Mutual Housing Company, Inc.       2         Yes     $2,500,000
   168       159       159-001    NCB, FSB        Carnegie House Tenants Corporation                   1         Yes     $2,500,000
   169       160       160-001    NCB, FSB        12 Westchester Avenue Tenants Corp.                  2         Yes     $2,500,000
   170       161       161-001    MassMutual      Cambridge Village Apartments                         2          No     $2,875,000
   171       162       162-001    IXIS            Catoctin Circle                                      1          No     $2,400,000
   172       163       163-001    NCB, FSB        10 Holder Apartments Corp.                           1         Yes     $2,400,000
   173       164       164-001    UCMFI           Chesapeake Pods                                      1          No     $2,400,000
   174       165       165-001    UCMFI           Malibu Center                                        1          No     $2,350,000
   175       166       166-001    MSMC            Comfort Inn - Bradford                               1          No     $2,200,000
   176       167       167-001    NCB, FSB        Ace Hardware Disttribution Center                    1          No     $2,200,000
   177       168       168-001    NCB, FSB        Bronxville Towers Apartments, Inc.                   1         Yes     $2,200,000
   178       169       169-001    NCB, FSB        Locust Street Owners, Inc.                           2         Yes     $2,150,000
   179       170       170-001    MassMutual      Westover Manor                                       2          No     $2,100,000

                                                                                  CUT-OFF DATE         BALLOON
MORTGAGE  CUT-OFF DATE      NOI      NCF  DSCR AFTER IO  CUT-OFF DATE  BALLOON     LTV WITHOUT     LTV WITHOUT
LOAN NO.    BALANCE(3)  DSCR(4)  DSCR(4)      PERIOD(4)        LTV(4)   LTV(4)  TAX CREDITS(4)  TAX CREDITS(4)
--------------------------------------------------------------------------------------------------------------

   128      $3,649,745     1.45     1.29            NAP         71.9%    47.7%             NAP             NAP
   129      $3,597,202     1.36     1.26            NAP         78.2%    67.0%             NAP             NAP
   130      $3,589,753     1.50     1.37            NAP         68.4%    52.8%             NAP             NAP
   131      $3,572,503     1.64     1.55            NAP         46.2%    36.3%           46.5%           36.5%
   132      $3,563,411     1.39     1.31            NAP         79.2%    66.3%             NAP             NAP
   133      $3,487,728    12.90    12.90            NAP          4.1%     3.3%             NAP             NAP
   134      $3,475,393     1.19     1.10            NAP         43.3%    31.6%           71.4%           52.2%
   135      $3,389,918     5.25     5.25            NAP         16.5%    13.9%             NAP             NAP
   136      $3,380,061     1.18     1.09            NAP         58.4%    42.5%           77.3%           56.3%
   137      $3,375,000     1.47     1.44           1.19         64.3%    57.7%             NAP             NAP
   138      $3,356,968     1.62     1.42            NAP         79.9%    67.2%             NAP             NAP
   139      $3,249,014     3.17     3.17            NAP         18.7%    16.5%             NAP             NAP
   140      $3,216,837     1.27     1.20            NAP         78.5%    65.7%             NAP             NAP
   141      $3,190,597     6.41     6.41            NAP          9.8%     8.2%             NAP             NAP
   142      $3,155,429     1.63     1.51            NAP         67.9%    57.1%             NAP             NAP
   143      $3,120,989     1.42     1.34            NAP         50.6%    39.4%           50.8%           39.6%
   144      $3,000,000    28.98    28.98            NAP          2.2%     2.2%             NAP             NAP
   145      $3,000,000    17.89    17.89            NAP          3.2%     3.2%             NAP             NAP
   146      $2,996,813     1.30     1.18            NAP         54.1%     0.5%             NAP             NAP
   147      $2,994,388     3.19     3.18            NAP         17.8%    15.1%             NAP             NAP
   148      $2,986,686     1.76     1.35            NAP         63.9%    49.0%             NAP             NAP
   149      $2,933,857     1.53     1.41            NAP         46.9%    36.8%           49.8%           39.0%
   150      $2,900,000     7.36     7.36            NAP          7.2%     7.2%             NAP             NAP
   151      $2,891,239     1.09     1.02            NAP         66.1%    51.4%           66.1%           51.4%
   152      $2,856,856     1.35     1.26            NAP         26.3%    19.7%           65.6%           49.1%
   153      $2,826,798     1.34     1.25            NAP         71.6%    55.0%             NAP             NAP
   154      $2,758,184     1.36     1.32            NAP         47.6%     1.5%             NAP             NAP
   155      $2,750,000     1.58     1.44            NAP         39.9%    34.3%             NAP             NAP
   156      $2,741,547     7.66     7.66            NAP          7.7%     6.4%             NAP             NAP
   157      $2,734,392     1.37     1.24            NAP         61.1%    52.3%             NAP             NAP
   158      $2,730,000    32.33    32.33            NAP          2.1%     2.1%             NAP             NAP
   159      $2,718,021     1.55     1.32            NAP         79.9%    68.9%             NAP             NAP
   160      $2,672,364     2.89     2.89            NAP         20.6%    19.0%             NAP             NAP
   161      $2,671,062     1.71     1.56            NAP         72.2%    55.2%             NAP             NAP
   162      $2,655,035     1.30     1.22            NAP         63.2%    53.7%             NAP             NAP
   163      $2,644,763     1.38     1.32            NAP         66.5%    56.1%             NAP             NAP
   164      $2,615,838     1.62     1.51            NAP         31.6%    22.9%           52.9%           38.4%
   165      $2,550,000     1.71     1.60           1.34         74.5%    65.8%             NAP             NAP
   166      $2,500,000    13.74    13.74            NAP          5.2%     5.2%             NAP             NAP
   167      $2,496,038     4.97     4.97            NAP         17.0%    15.6%             NAP             NAP
   168      $2,492,501    24.84    24.84            NAP          1.6%     1.2%             NAP             NAP
   169      $2,486,599     5.43     5.43            NAP         13.3%    11.2%             NAP             NAP
   170      $2,435,104     1.40     1.34            NAP         44.2%    35.0%           51.2%           40.6%
   171      $2,395,047     1.32     1.28            NAP         78.5%    65.6%             NAP             NAP
   172      $2,394,825     3.96     3.96            NAP         12.3%    10.7%             NAP             NAP
   173      $2,383,355     1.37     1.24            NAP         68.1%     0.6%             NAP             NAP
   174      $2,332,186     1.62     1.50            NAP         65.9%    50.5%             NAP             NAP
   175      $2,197,490     1.73     1.53            NAP         70.9%    56.2%             NAP             NAP
   176      $2,190,507     1.38     1.37            NAP         60.4%    39.4%             NAP             NAP
   177      $2,185,847     6.62     6.62            NAP          7.0%     4.6%             NAP             NAP
   178      $2,145,723     3.88     3.88            NAP         19.8%    16.6%             NAP             NAP
   179      $2,062,520     1.65     1.53            NAP         33.4%    25.8%           49.8%           38.5%

MORTGAGE
LOAN NO.  STREET ADDRESS                                         CITY               STATE  ZIP CODE           PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------

   128    10141 North Main Street                                Archdale             NC     27263             Hospitality
   129    1440 Nova Road                                         Holly Hill           FL     32117               Office
   130    831 University Boulevard                               Silver Spring        MD     20903               Office
   131    501 Sw 15Th St                                         Edmond               OK     73013             Multifamily
   132    241 West Roseville Road                                Lancaster            PA     17601               Retail
   133    315 Riverside Drive                                    New York             NY     10025             Multifamily
   134    2525 Lake Shore Drive                                  Waco                 TX     76702             Multifamily
   135    333 Bronx River Road                                   Yonkers              NY     10704             Multifamily
   136    159 Steven Dr                                          Macon                GA     31210             Multifamily
   137    2907 South Santa Fe Avenue                             San Marcos           CA     92609   Manufactured Housing Community
   138    1349 Redmond Road                                      Rome                 GA     30165             Multifamily
   139    8300 Talbot Street                                     Kew Gardens          NY     11415             Multifamily
   140    1221-1245 Eastern Boulevard                            Essex                MD     21221               Retail
   141    1015 Old Boston Post Road & 953 West Boston Post Road  Mamaroneck           NY     10543             Multifamily
   142    712 Bypass 25 NE                                       Greenwood            SC     29646               Retail
   143    6800 S Cockrell Hill Rd                                Dallas               TX     75236             Multifamily
   144    900 Fifth Avenue                                       New York             NY     10021             Multifamily
   145    333 East 57th Street                                   New York             NY     10022             Multifamily
   146    500 S. Virgil Avenue                                   Los Angeles          CA     90020               Office
   147    52 East 62nd Street                                    New York             NY     10021                Other
   148    42 & 48 W.Montgomery Crossroads                        Savannah             GA     31406               Retail
   149    5300 Professional Dr                                   Wichita Falls        TX     76302             Multifamily
   150    90 Hudson Street                                       New York             NY     10013             Multifamily
   151    6800 S Cockrell Hill Rd                                Dallas               TX     75236             Multifamily
   152    105 Winterborn Lane                                    Salisbury            MD     21804             Multifamily
   153    424 & 476 North 900 West                               American Fork        UT     84003               Retail
   154    1700 East Broadway Street                              Oviedo               FL     32765            Self Storage
   155    3545 41st Avenue                                       Sacramento           CA     95834             Multifamily
   156    60 Remsen Street                                       Brooklyn             NY     11201             Multifamily
   157    398 South Mill Avenue                                  Tempe                AZ     85281              Mixed Use
   158    417 Park Avenue                                        New York             NY     10022             Multifamily
   159    772 Maddox Drive                                       Ellijay              GA     30540               Retail
   160    4601 Henry Hudson Parkway                              Riverdale            NY     10471             Multifamily
   161    7841-7909 Refugee Road NW                              Pickerington         OH     43147               Retail
   162    2311 NW Northrup Street                                Portland             OR     97210              Mixed Use
   163    10 South Ortonville Road                               Ortonville           MI     48462               Retail
   164    2209 North Main                                        Cleburne             TX     76031             Multifamily
   165    96 Craig Street                                        Ellijay              GA     30540               Retail
   166    100 Ardsley Avenue West                                Ardsley-On-Hudson    NY     10503             Multifamily
   167    4266 Katonah Avenue                                    Bronx                NY     10470             Multifamily
   168    100 West 57th Street                                   New York             NY     10019             Multifamily
   169    12 Westchester Avenue                                  White Plains         NY     10601             Multifamily
   170    1332 Fidelity Dr                                       Durham               NC     27703             Multifamily
   171    17-21 Catoctin Circle, SE                              Leesburg             VA     20175               Retail
   172    10 Holder Place                                        Forest Hills         NY     11375             Multifamily
   173    4801 & 4816 Pods Way                                   Chesapeake           VA     23320             Industrial
   174    51503 Van Dyke Avenue                                  Shelby Township      MI     48316               Office
   175    76 Elm Street                                          Bradford             PA     16701             Hospitality
   176    4079 Chamblee Road                                     Oakwood              GA     30566             Industrial
   177    3/9 Tanglewylde Avenue                                 Bronxville           NY     10708             Multifamily
   178    663-673 Locust Street                                  Mount Vernon         NY     10552             Multifamily
   179    700 Cooks Lane                                         Baltimore            MD     21229             Multifamily

MORTGAGE                                                                                  PERCENT   PERCENT LEASED
LOAN NO.         PROPERTY SUB-TYPE        UNITS/SF       YEAR BUILT      YEAR RENOVATED  LEASED(5)   AS OF DATE(5)  SECURITY TYPE(6)
------------------------------------------------------------------------------------------------------------------------------------

   128            Limited Service               74          2004               NAP           63.0%    01/31/2006    Fee
   129               Suburban               45,000          2000               NAP           91.7%    04/18/2006    Fee
   130                Medical               24,835          1965               NAP          100.0%    02/03/2006    Fee
   131                Garden                   160          1996               NAP           90.6%    02/22/2006    Fee
   132               Anchored               47,072          1970               NAP           96.0%    01/31/2006    Fee
   133              Cooperative                 86          1930              2005             NAP       NAP        Fee
   134                Garden                   144          1999               NAP          100.0%    02/10/2006    Fee
   135              Cooperative                163          1965              1998             NAP       NAP        Fee
   136                Garden                   140          1997              2005           96.4%    02/22/2006    Fee
   137    Manufactured Housing Community        85          1972               NAP          100.0%    04/01/2006    Fee
   138                Garden                   149          1967              2005           90.6%    03/27/2006    Fee
   139              Cooperative                 75          1928              2004             NAP       NAP        Fee
   140              Unanchored              19,750          1990               NAP          100.0%    01/20/2006    Fee
   141              Cooperative                100          1961              2003             NAP       NAP        Fee
   142               Anchored               50,511          1998               NAP          100.0%    06/30/2005    Leasehold
   143                Garden                   120          1995               NAP           88.3%    02/21/2006    Fee
   144              Cooperative                 52          1959               NAP             NAP       NAP        Fee
   145              Cooperative                 36          1927              2001             NAP       NAP        Fee
   146               Suburban               43,380          1960              2001          100.0%    12/15/2005    Fee
   147                School                41,440          1922              2006          100.0%    03/30/2006    Fee
   148              Unanchored              53,510       1976/1980            2003           86.9%    02/15/2006    Fee
   149                Garden                   180          1996               NAP           96.7%    02/21/2006    Fee
   150              Cooperative                 36          1894              2003             NAP       NAP        Fee
   151                Garden                   112          1994               NAP           95.5%    02/21/2006    Fee
   152                Garden                    96          2004               NAP           92.7%    02/10/2006    Fee
   153              Unanchored              11,796          2005               NAP          100.0%    03/08/2006    Fee
   154             Self Storage             68,344          2002               NAP           75.7%    10/21/2005    Fee
   155                Garden                   120          1965              1998           89.2%    02/28/2006    Fee
   156              Cooperative                 78          1956              2005             NAP       NAP        Fee
   157             Office/Retail            19,676          1950              1984           94.7%    03/30/2006    Fee
   158              Cooperative                 30          1917              2005             NAP       NAP        Fee
   159              Unanchored              40,131  1991/1995/1996/1997        NAP           93.6%    04/11/2006    Fee
   160              Cooperative                 48          1949              2004             NAP       NAP        Fee
   161              Unanchored              25,200          2004               NAP           72.2%    04/24/2006    Fee
   162             Office/Retail            17,662          1956         1973/1994/2004      89.5%    02/24/2006    Fee
   163             Free Standing            11,180          2006               NAP          100.0%    01/23/2006    Fee
   164                Garden                   144          1999               NAP           91.7%    03/02/2006    Fee
   165              Unanchored              26,545          2003               NAP          100.0%    02/03/2006    Fee
   166              Cooperative                 84          1937              2005             NAP       NAP        Fee
   167              Cooperative                 99          1957              1999             NAP       NAP        Fee
   168              Cooperative                321          1962              2004             NAP       NAP        Leasehold
   169              Cooperative                 74          1953              1999             NAP       NAP        Fee
   170                Garden                    83          1996               NAP           97.6%    02/15/2006    Fee
   171            Shadow Anchored            7,625          1969              2006          100.0%    08/01/2005    Fee
   172              Cooperative                 43          1929              1974             NAP       NAP        Fee
   173               Warehouse              59,506       2003/2005             NAP          100.0%    01/25/2006    Fee
   174               Suburban               24,749       2003/2004             NAP          100.0%    12/09/2005    Fee
   175            Limited Service               48          1999               NAP           72.4%    12/31/2005    Fee
   176               Warehouse              24,377          2005               NAP          100.0%    03/10/2006    Fee
   177              Cooperative                 68          1928              1998             NAP       NAP        Fee
   178              Cooperative                 84          1928              2004             NAP       NAP        Fee
   179                Garden                   108          1948              2004           94.5%    02/13/2006    Fee

                                                                 CUT-OFF DATE
MORTGAGE                              RELATED                         BALANCE              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.  LIEN POSITION            BORROWER LIST               PER UNIT OR SF   NOTE DATE    DATE (P&I)     DATE (IO)
----------------------------------------------------------------------------------------------------------------------

   128        First                                                   $49,321  03/22/2006    05/01/2006        NAP
   129        First                                                   $    80  04/21/2006    06/01/2006        NAP
   130        First                                                   $   145  03/17/2006    05/01/2006        NAP
   131        First                  94, 131, 179                     $22,328  08/16/1996    10/01/1996        NAP
   132        First                                                   $    76  08/09/2005    10/01/2005        NAP
   133        First                                                   $40,555  12/21/2005    02/01/2006        NAP
   134        First               134, 152, 164, 170                  $24,135  08/20/1999    10/10/1999        NAP
   135        First                                                   $20,797  02/23/2006    04/01/2006        NAP
   136        First      58, 81, 105, 115, 136, 143, 149, 151         $24,143  07/30/1998    09/10/1998        NAP
   137        First                                                   $39,706  05/08/2006    07/05/2009     07/05/2006
   138        First                                                   $22,530  04/13/2006    06/01/2006        NAP
   139        First                                                   $43,320  04/05/2006    06/01/2006        NAP
   140        First                                                   $   163  08/22/2005    10/01/2005        NAP
   141        First                                                   $31,906  02/24/2006    04/01/2006        NAP
   142        First                                                   $    62  06/30/2005    08/08/2005        NAP
   143        First      58, 81, 105, 115, 136, 143, 149, 151         $26,008  03/29/1996    05/01/1996        NAP
   144        First                                                   $57,692  02/24/2006        NAP        04/01/2006
   145        First                                                   $83,333  03/01/2006        NAP        04/01/2006
   146        First                                                   $    69  12/19/2005    02/10/2006        NAP
   147        First                                                   $    72  03/30/2006    05/01/2006        NAP
   148        First                                                   $    56  02/23/2006    04/01/2006        NAP
   149        First      58, 81, 105, 115, 136, 143, 149, 151         $16,299  08/21/1996    10/01/1996        NAP
   150        First                                                   $80,556  02/02/2006        NAP        04/01/2006
   151        First      58, 81, 105, 115, 136, 143, 149, 151         $25,815  03/29/1996    05/01/1996        NAP
   152        First               134, 152, 164, 170                  $29,759  04/29/2005    06/10/2005        NAP
   153        First                                                   $   240  03/09/2006    05/01/2006        NAP
   154        First                                                   $    40  10/31/2005    12/01/2005        NAP
   155        First                                                   $22,917  05/09/2006    07/05/2006        NAP
   156        First                                                   $35,148  02/03/2006    04/01/2006        NAP
   157        First                                                   $   139  11/08/2005    01/01/2006        NAP
   158        First                                                   $91,000  02/13/2006        NAP        04/01/2006
   159        First                                                   $    68  04/11/2006    06/01/2006        NAP
   160        First                                                   $55,674  03/30/2006    05/01/2006        NAP
   161        First                                                   $   106  05/01/2006    06/01/2006        NAP
   162        First                                                   $   150  03/15/2006    05/01/2006        NAP
   163        First                                                   $   237  03/27/2006    05/01/2006        NAP
   164        First               134, 152, 164, 170                  $18,166  12/21/1999    02/01/2000        NAP
   165        First                                                   $    96  02/03/2006    04/01/2008     04/01/2006
   166        First                                                   $29,762  02/13/2006        NAP        04/01/2006
   167        First                                                   $25,213  02/15/2006    04/01/2006        NAP
   168        First                                                   $ 7,765  03/15/2006    05/01/2006        NAP
   169        First                                                   $33,603  12/21/2005    02/01/2006        NAP
   170        First               134, 152, 164, 170                  $29,339  04/15/1997    06/01/1997        NAP
   171        First                                                   $   314  03/17/2006    05/05/2006        NAP
   172        First                                                   $55,694  01/20/2006    03/01/2006        NAP
   173        First                                                   $    40  03/08/2006    05/01/2006        NAP
   174        First                                                   $    94  12/12/2005    02/01/2006        NAP
   175        First                                                   $45,781  04/07/2006    06/01/2006        NAP
   176        First                                                   $    90  03/21/2006    05/01/2006        NAP
   177        First                                                   $32,145  02/28/2006    04/01/2006        NAP
   178        First                                                   $25,544  03/20/2006    05/01/2006        NAP
   179        First                  94, 131, 179                     $19,097  07/02/2004    08/10/2004        NAP

MORTGAGE                           MORTGAGE
LOAN NO.  MATURITY DATE  DUE DATE  LOAN NO.
-------------------------------------------

   128      04/01/2016       1        128
   129      05/01/2016       1        129
   130      04/01/2016       1        130
   131      09/01/2014       1        131
   132      09/01/2015       1        132
   133      01/01/2021       1        133
   134      09/10/2017      10        134
   135      03/01/2016       1        135
   136      08/10/2016      10        136
   137      06/05/2016       5        137
   138      05/01/2016       1        138
   139      05/01/2021       1        139
   140      09/01/2015       1        140
   141      03/01/2016       1        141
   142      07/08/2015       8        142
   143      04/01/2014       1        143
   144      03/01/2016       1        144
   145      03/01/2016       1        145
   146      01/10/2021      10        146
   147      04/01/2016       1        147
   148      03/01/2016       1        148
   149      09/01/2014       1        149
   150      03/01/2016       1        150
   151      04/01/2014       1        151
   152      04/10/2020      10        152
   153      04/01/2016       1        153
   154      11/01/2025       1        154
   155      06/05/2016       5        155
   156      03/01/2016       1        156
   157      12/01/2015       1        157
   158      03/01/2016       1        158
   159      05/01/2016       1        159
   160      04/01/2016       1        160
   161      05/01/2016       1        161
   162      04/01/2016       1        162
   163      04/01/2016       1        163
   164      01/01/2018       1        164
   165      03/01/2016       1        165
   166      03/01/2016       1        166
   167      03/01/2016       1        167
   168      04/01/2016       1        168
   169      01/01/2016       1        169
   170      05/01/2012       1        170
   171      04/05/2016       5        171
   172      02/01/2021       1        172
   173      04/01/2021       1        173
   174      01/01/2016       1        174
   175      05/01/2016       1        175
   176      04/01/2016       1        176
   177      03/01/2016       1        177
   178      04/01/2016       1        178
   179      07/10/2019      10        179

MORTGAGE    CMSA        CMSA      MORTGAGE                                                          GRACE               LOCKBOX
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                PERIOD(7)  ARD LOAN    STATUS
--------------------------------------------------------------------------------------------------------------------------------

   128       119       119-001    MSMC            Fairfield Inn - Archdale                            15         No       None
   129       120       120-001    SunTrust        Martin Business Center                               5         No       None
   130       121       121-001    SunTrust        University Blvd                                      5         No       None
   131       122       122-001    MassMutual      Apple Village Apartments                            10         No       None
   132       123       123-001    MSMC            Roseville Square                                     5         No       None
   133       124       124-001    NCB, FSB        315 Homes Corp.                                      9         No       None
   134       125       125-001    MassMutual      Brazos Village Apartments                           10         No       None
   135       126       126-001    NCB, FSB        333 Bronx River Tenants Corp.                        9         No       None
   136       127       127-001    MassMutual      West Club Apartments                                10         No       None
   137       128       128-001    IXIS            Villa Vista Mobile Estates                           0         No    Springing
   138       129       129-001    NCB, FSB        Heritage Point                                      10         No       None
   139       130       130-001    NCB, FSB        8300 Talbot St. Owners Corp.                         9         No       None
   140       131       131-001    MSMC            Eastern Boulevard Shopping Center                    5         No       None
   141       132       132-001    NCB, FSB        Orienta Gardens Owners, Inc.                         9         No       None
   142       133       133-001    MSMC            BI-LO Greenwood                                      0         No    In-Place
   143       134       134-001    MassMutual      Woodglen Apartments Phase II                        10         No       None
   144       135       135-001    NCB, FSB        900 Fifth Avenue Corporation                         9         No       None
   145       136       136-001    NCB, FSB        57th Street East Corporation                         9         No       None
   146       137       137-001    UCMFI           South Virgil Office                                  0         No       None
   147       138       138-001    NCB, FSB        The Browning School                                 10         No       None
   148       139       139-001    UCMFI           Parrot Plaza                                         5         No       None
   149       140       140-001    MassMutual      Tealwood Place Apartments                           10         No       None
   150       141       141-001    NCB, FSB        Hudson Street Owners Corp.                           9         No       None
   151       142       142-001    MassMutual      Woodglen Apartments Phase I                         10         No       None
   152       143       143-001    MassMutual      Salisbury Commons                                   10         No       None
   153       144       144-001    UCMFI           Timp View Market                                     5         No       None
   154       145       145-001    SunTrust        Lockwood Self Storage                                5         No       None
   155       146       146-001    IXIS            Greystone Place Apartments                           0         No    Springing
   156       147       147-001    NCB, FSB        60 Remsen Street Housing Corp.                       9         No       None
   157       148       148-001    MSMC            Casa Loma Building                                   5         No       None
   158       149       149-001    NCB, FSB        417 Park Avenue Corporation                          9         No       None
   159       150       150-001    SunTrust        Clock Tower Center                                   5         No       None
   160       151       151-001    NCB, FSB        4601 Owners Corp.                                    9         No       None
   161       152       152-001    UCMFI           Sycamore Plaza                                       5         No       None
   162       153       153-001    MSMC            Northrup Medical Building                            5         No       None
   163       154       154-001    MSMC            Rite Aid - Ortonville                                5         No    Springing
   164       155       155-001    MassMutual      Cobblestone Village                                 10         No       None
   165       156       156-001    NCB, FSB        Village Crossing Shopping Center                    10         No       None
   166       157       157-001    NCB, FSB        Hudson House Tenants Corporation                     9         No       None
   167       158       158-001    NCB, FSB        Woodlawn Veterans Mutual Housing Company, Inc.       9         No       None
   168       159       159-001    NCB, FSB        Carnegie House Tenants Corporation                   9         No       None
   169       160       160-001    NCB, FSB        12 Westchester Avenue Tenants Corp.                  9         No       None
   170       161       161-001    MassMutual      Cambridge Village Apartments                        10         No       None
   171       162       162-001    IXIS            Catoctin Circle                                      0         No    Springing
   172       163       163-001    NCB, FSB        10 Holder Apartments Corp.                           9         No       None
   173       164       164-001    UCMFI           Chesapeake Pods                                      5         No       None
   174       165       165-001    UCMFI           Malibu Center                                        5         No       None
   175       166       166-001    MSMC            Comfort Inn - Bradford                               5         No       None
   176       167       167-001    NCB, FSB        Ace Hardware Disttribution Center                   10        Yes    Springing
   177       168       168-001    NCB, FSB        Bronxville Towers Apartments, Inc.                   9         No       None
   178       169       169-001    NCB, FSB        Locust Street Owners, Inc.                           9         No       None
   179       170       170-001    MassMutual      Westover Manor                                      10         No       None

MORTGAGE  LOCKBOX  ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING   MORTGAGE        MONTHLY       MONTHLY     THIRD MOST
LOAN NO.    TYPE    TO MATURITY     TO MATURITY   AMORT. TERM(8)  AMORT. TERM      RATE  PAYMENT (P&I)  PAYMENT (IO)  RECENT NOI(9)
-----------------------------------------------------------------------------------------------------------------------------------

   128       NAP        120             118             240           238        6.020%        $26,300           NAP     $  383,093
   129       NAP        120             119             360           359        6.240%        $22,142           NAP     $  278,731
   130       NAP        120             118             300           298        5.750%        $22,648           NAP            NAP
   131       NAP        216              99             360           243        8.680%        $31,269           NAP     $  415,999
   132       NAP        120             111             360           351        5.200%        $19,768           NAP     $  154,778
   133       NAP        180             175             420           415        5.850%        $19,605           NAP            NAP
   134       NAP        216             135             360           279        7.880%        $27,204           NAP     $  363,786
   135       NAP        120             117             360           357        5.540%        $19,390           NAP            NAP
   136       NAP        216             122             360           266        7.230%        $25,531           NAP     $  261,147
   137      Hard        120             120             360           360        5.650%        $19,482       $16,111     $  338,724
   138       NAP        120             119             360           359        5.670%        $19,438           NAP     $  355,620
   139       NAP        180             179             480           479        6.200%        $18,337           NAP            NAP
   140       NAP        120             111             360           351        5.180%        $17,806           NAP     $  270,852
   141       NAP        120             117             360           357        5.580%        $18,330           NAP            NAP
   142      Hard        120             109             360           349        5.280%        $17,697           NAP            NAP
   143       NAP        216              94             360           238        8.000%        $26,196           NAP     $  584,309
   144       NAP        120             117              IO            IO        5.600%            NAP       $14,194            NAP
   145       NAP        120             117              IO            IO        6.260%            NAP       $15,867            NAP
   146       NAP        180             175             180           175        5.950%        $25,655           NAP     $  536,912
   147       NAP        120             118             360           358        5.900%        $17,794           NAP     $2,148,151
   148       NAP        120             117             300           297        5.870%        $19,091           NAP            NAP
   149       NAP        216              99             360           243        8.680%        $25,680           NAP     $  441,050
   150       NAP        120             117              IO            IO        5.500%            NAP       $13,476            NAP
   151       NAP        216              94             360           238        7.960%        $24,196           NAP     $  460,212
   152       NAP        179             166             360           347        6.800%        $18,841           NAP            NAP
   153       NAP        120             118             300           298        6.000%        $18,266           NAP            NAP
   154       NAP        240             233             240           233        6.060%        $20,157           NAP     $   25,591
   155      Hard        120             120             360           360        6.500%        $17,382           NAP     $  283,479
   156       NAP        120             117             360           357        5.380%        $15,408           NAP            NAP
   157       NAP        120             114             360           354        6.030%        $16,541           NAP     $  396,045
   158       NAP        120             117              IO            IO        5.450%            NAP       $12,571            NAP
   159       NAP        120             119             360           359        6.480%        $17,156           NAP     $  296,871
   160       NAP        120             118             480           478        5.540%        $13,870           NAP            NAP
   161       NAP        120             119             300           299        5.870%        $17,023           NAP            NAP
   162       NAP        120             118             360           358        5.910%        $15,794           NAP     $  249,713
   163      Hard        120             118             360           358        5.650%        $15,297           NAP            NAP
   164       NAP        216             139             360           283        7.840%        $20,307           NAP     $  347,288
   165       NAP        120             117             360           360        5.870%        $15,076       $12,647     $   19,445
   166       NAP        120             117              IO            IO        5.490%            NAP       $11,596            NAP
   167       NAP        120             117             480           477        5.830%        $13,460           NAP            NAP
   168       NAP        120             118             300           298        5.440%        $15,263           NAP            NAP
   169       NAP        120             115             360           355        5.510%        $14,210           NAP            NAP
   170       NAP        180              71             312           203        8.000%        $21,925           NAP     $  324,511
   171      Hard        120             118             360           358        5.450%        $13,552           NAP            NAP
   172       NAP        180             176             480           476        5.770%        $12,822           NAP            NAP
   173       NAP        180             178             180           178        5.930%        $20,162           NAP            NAP
   174       NAP        120             115             300           295        5.740%        $14,770           NAP            NAP
   175       NAP        120             119             300           299        6.560%        $14,937           NAP     $  250,434
   176      Hard        120             118             240           238        5.740%        $15,433           NAP            NAP
   177       NAP        120             117             240           237        5.710%        $15,396           NAP            NAP
   178       NAP        120             118             360           358        5.620%        $12,370           NAP            NAP
   179       NAP        180             157             360           337        7.630%        $14,871           NAP            NAP

MORTGAGE        THIRD MOST          SECOND MOST       SECOND MOST        MOST RECENT    MOST RECENT NOI   UNDERWRITABLE
LOAN NO.  RECENT NOI END DATE(9)  RECENT NOI(9)  RECENT NOI END DATE(9)       NOI(9)      END DATE(9)               EGI
-----------------------------------------------------------------------------------------------------------------------

   128              2004             $  529,040           2005            $  533,933   T-12 (1/31/2006)     $ 1,307,440
   129           12/31/2003          $  329,880        12/31/2004         $  346,212      12/31/2005        $   481,742
   130              NAP              $  386,036        12/31/2004         $  410,527    T-11(11/30/05)      $   657,334
   131           12/31/2003          $  522,613        12/31/2004         $  464,871      12/31/2005        $ 1,058,799
   132              2003             $  234,010           2004            $  250,697         2005           $   463,944
   133              NAP                     NAP           NAP                    NAP          NAP           $ 4,238,507
   134           12/31/2003          $  415,305        12/31/2004         $  405,482      12/31/2005        $ 1,020,376
   135              NAP                     NAP           NAP                    NAP          NAP           $ 2,194,430
   136           12/31/2003          $  278,261        12/31/2004         $  340,192      12/31/2005        $ 1,021,579
   137           12/31/2003          $  344,122        12/31/2004         $  400,137      12/31/2005        $   647,853
   138           12/31/2003          $  341,373        12/31/2004         $  406,797      12/31/2005        $   830,705
   139              NAP                     NAP           NAP                    NAP          NAP           $ 1,263,486
   140              2003             $  324,764           2004            $  294,036         2005           $   403,680
   141              NAP                     NAP           NAP                    NAP          NAP           $ 2,269,203
   142              NAP                     NAP           NAP                    NAP          NAP           $   357,075
   143           12/31/2003          $  363,192        12/31/2004         $  416,508      12/31/2005        $ 1,042,973
   144              NAP                     NAP           NAP                    NAP          NAP           $ 7,925,280
   145              NAP                     NAP           NAP                    NAP          NAP           $ 4,926,320
   146           12/31/2003          $  513,289        12/31/2004         $  507,348      12/31/2005        $   714,955
   147           06/30/2003          $2,717,307        06/30/2004         $2,260,038      06/30/2005        $10,197,719
   148              NAP              $  274,043        12/31/2004         $  387,224      07/31/2005        $   558,599
   149           12/31/2003          $  458,559        12/31/2004         $  475,257      12/31/2005        $ 1,241,627
   150              NAP                     NAP           NAP                    NAP          NAP           $ 1,737,641
   151           12/31/2003          $  313,329        12/31/2004         $  315,163      12/31/2005        $   883,984
   152              NAP                     NAP           NAP             $  284,501      12/31/2005        $   656,284
   153              NAP                     NAP           NAP                    NAP          NAP           $   369,510
   154           12/31/2003          $  172,169        12/31/2004         $  391,818  TTM (7/31/05) Ann.    $   569,447
   155           12/31/2004          $  372,277        12/31/2005         $  380,505      02/28/2006        $   812,565
   156              NAP                     NAP           NAP                    NAP          NAP           $ 2,368,103
   157              2003                $90,129           2004            $  146,014    T-12 (8/31/05)      $   413,407
   158              NAP                     NAP           NAP                    NAP          NAP           $ 6,556,140
   159           12/31/2003          $  268,582        12/31/2004         $  302,169      12/31/2005        $   386,408
   160              NAP                     NAP           NAP                    NAP          NAP           $   957,346
   161              NAP                     NAP           NAP             $  221,227      12/31/2005        $   459,452
   162              2003             $  211,290           2004            $  297,251         2005           $   417,718
   163              NAP                     NAP           NAP                    NAP          NAP           $   263,588
   164           12/31/2003          $  414,315        12/31/2004         $  445,223      12/31/2005        $   946,954
   165           12/31/2003          $  171,381        12/31/2004         $  232,607      12/31/2005        $   332,717
   166              NAP                     NAP           NAP                    NAP          NAP           $ 3,047,885
   167              NAP                     NAP           NAP                    NAP          NAP           $ 1,562,656
   168              NAP                     NAP           NAP                    NAP          NAP           $12,535,726
   169              NAP                     NAP           NAP                    NAP          NAP           $ 1,431,333
   170           12/31/2003          $  171,543        12/31/2004         $  296,251      12/31/2005        $   802,084
   171              NAP                     NAP           NAP                    NAP          NAP           $   217,160
   172              NAP                     NAP           NAP                    NAP          NAP           $ 1,130,128
   173              NAP                     NAP           NAP                    NAP          NAP           $   346,283
   174              NAP              $   25,819        12/31/2003         $  135,440      12/31/2004        $   390,567
   175              2003             $  301,511           2004            $  330,167         2005           $   865,741
   176              NAP                     NAP           NAP             $  289,260    Ann. 1/31/2006      $   276,480
   177              NAP                     NAP           NAP                    NAP          NAP           $ 2,081,091
   178              NAP                     NAP           NAP                    NAP          NAP           $ 1,003,533
   179              NAP                     NAP           NAP             $  304,063      12/31/2005        $   731,112

MORTGAGE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE     BALLOON      CURRENT     SOURCE OF
LOAN NO.       EXPENSES            NOI       RESERVES      CASH FLOW     BALANCE     VALUE(10)    VALUE(10)
------------------------------------------------------------------------------------------------------------

   128       $  848,896     $  458,544       $ 52,252     $  406,292  $2,419,015  $  5,075,000    Appraisal
   129       $  119,230     $  362,512       $ 27,057     $  335,456  $3,081,445  $  4,600,000    Appraisal
   130       $  248,758     $  408,576       $ 36,251     $  372,325  $2,773,585  $  5,250,000    Appraisal
   131       $  444,798     $  614,001       $ 32,000     $  582,001  $2,802,210  $  7,727,836  Market Study
   132       $  134,104     $  329,840       $ 18,829     $  311,011  $2,984,913  $  4,500,000    Appraisal
   133       $1,204,628     $3,033,879       $ 13,000     $3,033,879  $2,835,860  $ 85,760,000    Appraisal
   134       $  631,221     $  389,155       $ 28,800     $  360,355  $2,538,560  $  8,035,471  Market Study
   135       $  972,471     $1,221,959       $ 58,400     $1,221,959  $2,844,440  $ 20,500,000    Appraisal
   136       $  660,662     $  360,917       $ 28,000     $  332,917  $2,463,851  $  5,792,274  Market Study
   137       $  363,312     $  284,541       $  5,185     $  279,356  $3,028,944  $  5,250,000    Appraisal
   138       $  453,929     $  376,776       $ 45,445     $  331,331  $2,822,185  $  4,200,000    Appraisal
   139       $  566,046     $  697,440       $  7,600     $  697,440  $2,863,235  $ 17,370,000    Appraisal
   140       $  131,494     $  272,185       $ 16,195     $  255,990  $2,693,007  $  4,100,000    Appraisal
   141       $  859,700     $1,409,503       $ 34,700     $1,409,503  $2,680,432  $ 32,500,000    Appraisal
   142       $   10,712     $  346,363       $ 24,750     $  321,612  $2,655,815  $  4,650,000    Appraisal
   143       $  597,908     $  445,065       $ 24,000     $  421,065  $2,429,712  $  6,168,334  Market Study
   144       $2,988,525     $4,936,755       $  7,800     $4,936,755  $3,000,000  $135,000,000    Appraisal
   145       $1,519,420     $3,406,900       $ 52,500     $3,406,900  $3,000,000  $ 95,000,000    Appraisal
   146       $  313,826     $  401,129       $ 36,503     $  364,626  $   25,528  $  5,535,000    Appraisal
   147       $9,515,499     $  682,220       $  3,380     $  678,840  $2,537,152  $ 16,800,000    Appraisal
   148       $  154,337     $  404,262       $ 94,830     $  309,432  $2,289,228  $  4,675,000    Appraisal
   149       $  770,190     $  471,437       $ 36,000     $  435,437  $2,301,144  $  6,249,582  Market Study
   150       $  547,000     $1,190,641       $ 14,000     $1,190,641  $2,900,000  $ 40,100,000    Appraisal
   151       $  566,853     $  317,131       $ 22,400     $  294,731  $2,248,751  $  4,374,221  Market Study
   152       $  351,623     $  304,661       $ 19,200     $  285,461  $2,135,960  $ 10,845,226  Market Study
   153       $   76,437     $  293,073       $ 18,182     $  274,891  $2,171,985  $  3,950,000    Appraisal
   154       $  240,949     $  328,498       $ 10,252     $  318,246  $   85,998  $  5,800,000    Appraisal
   155       $  482,750     $  329,815       $ 30,000     $  299,815  $2,366,324  $  6,900,000    Appraisal
   156       $  952,557     $1,415,546       $ 11,900     $1,415,546  $2,289,184  $ 35,810,000    Appraisal
   157       $  142,291     $  271,116       $ 24,791     $  246,325  $2,338,750  $  4,475,000    Appraisal
   158       $1,678,600     $4,877,540       $ 23,300     $4,877,540  $2,730,000  $128,130,000    Appraisal
   159       $   67,949     $  318,460       $ 45,827     $  272,633  $2,343,987  $  3,400,000    Appraisal
   160       $  476,000     $  481,346       $ 14,000     $  481,346  $2,460,192  $ 12,950,000    Appraisal
   161       $  110,878     $  348,574       $ 29,266     $  319,308  $2,041,229  $  3,700,000    Appraisal
   162       $  171,452     $  246,266       $ 15,569     $  230,697  $2,254,598  $  4,200,000    Appraisal
   163       $   10,727     $  252,861       $ 11,292     $  241,570  $2,228,750  $  3,975,000    Appraisal
   164       $  551,394     $  395,560       $ 28,800     $  366,760  $1,898,777  $  8,291,082  Market Study
   165       $   72,621     $  260,096       $  3,982     $  242,842  $2,253,432  $  3,425,000    Appraisal
   166       $1,135,474     $1,912,411       $ 16,800     $1,912,411  $2,500,000  $ 48,330,000    Appraisal
   167       $  759,414     $  803,242       $ 15,000     $  803,242  $2,286,572  $ 14,700,000    Appraisal
   168       $7,985,468     $4,550,258       $106,396     $4,550,258  $1,899,271  $155,600,000    Appraisal
   169       $  505,731     $  925,602       $ 24,720     $  925,602  $2,088,585  $ 18,700,000    Appraisal
   170       $  433,795     $  368,289       $ 16,600     $  351,689  $1,929,572  $  5,514,606  Market Study
   171       $    2,172     $  214,988       $  7,514     $  207,474  $2,002,044  $  3,050,000    Appraisal
   172       $  520,482     $  609,646       $  4,400     $  609,646  $2,079,244  $ 19,460,000    Appraisal
   173       $   13,851     $  332,432       $ 31,388     $  301,044  $   20,063  $  3,500,000    Appraisal
   174       $  103,364     $  287,203       $ 22,174     $  265,029  $1,785,990  $  3,540,000    Appraisal
   175       $  556,298     $  309,443       $ 34,630     $  274,813  $1,741,442  $  3,100,000    Appraisal
   176       $   20,059     $  256,421       $  2,438     $  253,983  $1,428,212  $  3,625,000    Appraisal
   177       $  857,836     $1,223,255       $ 10,200     $1,223,255  $1,426,756  $ 31,160,000    Appraisal
   178       $  427,000     $  576,533       $ 12,000     $  576,533  $1,802,960  $ 10,850,000    Appraisal
   179       $  435,831     $  295,281       $ 21,600     $  273,681  $1,596,151  $  6,178,334  Market Study

                                                                          COOPERATIVE LOANS(11)
                                               --------------------------------------------------------------------------
MORTGAGE       MARKET STUDY         VALUATION
LOAN NO.  CAPITALIZATION RATE(10)     DATE     RENTAL VALUE  LTV AS RENTAL  UNSOLD PERCENT  SPONSOR UNITS  INVESTOR UNITS
-------------------------------------------------------------------------------------------------------------------------

   128             NAP             02/01/2006           NAP           NAP             NAP             NAP             NAP
   129             NAP             02/16/2006           NAP           NAP             NAP             NAP             NAP
   130             NAP             11/21/2005           NAP           NAP             NAP             NAP             NAP
   131            8.000%           02/22/2006           NAP           NAP             NAP             NAP             NAP
   132             NAP             06/28/2005           NAP           NAP             NAP             NAP             NAP
   133             NAP             10/18/2005   $37,930,000           9.2%           18.6%             16               0
   134            8.000%           02/10/2006           NAP           NAP             NAP             NAP             NAP
   135             NAP             11/17/2005   $15,300,000          22.2%           28.8%             47               0
   136            8.250%           02/22/2006           NAP           NAP             NAP             NAP             NAP
   137             NAP             04/13/2006           NAP           NAP             NAP             NAP             NAP
   138             NAP             11/03/2005           NAP           NAP             NAP             NAP             NAP
   139             NAP             02/08/2006    $8,720,000          37.3%           20.0%             15               0
   140             NAP             07/09/2005           NAP           NAP             NAP             NAP             NAP
   141             NAP             02/01/2006   $17,600,000          18.1%           23.0%             23               0
   142             NAP             06/30/2005           NAP           NAP             NAP             NAP             NAP
   143            7.250%           02/21/2006           NAP           NAP             NAP             NAP             NAP
   144             NAP             12/20/2005   $63,700,000           4.7%            0.0%              0               0
   145             NAP             02/14/2006   $42,600,000           7.0%            0.0%              0               0
   146             NAP             11/16/2005           NAP           NAP             NAP             NAP             NAP
   147             NAP             02/14/2006           NAP           NAP             NAP             NAP             NAP
   148             NAP             01/25/2006           NAP           NAP             NAP             NAP             NAP
   149            8.000%           02/21/2006           NAP           NAP             NAP             NAP             NAP
   150             NAP             12/16/2005   $14,900,000          19.5%            0.0%              0               0
   151            7.250%           02/21/2006           NAP           NAP             NAP             NAP             NAP
   152            7.000%           02/10/2006           NAP           NAP             NAP             NAP             NAP
   153             NAP             04/01/2006           NAP           NAP             NAP             NAP             NAP
   154             NAP             08/26/2005           NAP           NAP             NAP             NAP             NAP
   155             NAP             02/08/2006           NAP           NAP             NAP             NAP             NAP
   156             NAP             12/12/2005   $17,900,000          15.3%            0.0%              0               0
   157             NAP             09/02/2005           NAP           NAP             NAP             NAP             NAP
   158             NAP             01/26/2006   $67,300,000           4.1%            0.0%              0               0
   159             NAP             02/27/2006           NAP           NAP             NAP             NAP             NAP
   160             NAP             05/13/2005    $6,000,000          44.5%           54.2%             26               0
   161             NAP             02/20/2006           NAP           NAP             NAP             NAP             NAP
   162             NAP             10/18/2005           NAP           NAP             NAP             NAP             NAP
   163             NAP             03/01/2006           NAP           NAP             NAP             NAP             NAP
   164            8.000%           03/02/2006           NAP           NAP             NAP             NAP             NAP
   165             NAP             12/27/2005           NAP           NAP             NAP             NAP             NAP
   166             NAP             12/14/2005   $23,900,000          10.5%            0.0%              0               0
   167             NAP             03/08/2005    $9,450,000          26.4%            0.0%              0               0
   168             NAP             01/19/2006   $56,900,000           4.4%            8.4%             19               8
   169             NAP             11/10/2005   $11,600,000          21.4%            1.4%              0               0
   170            7.750%           02/15/2006           NAP           NAP             NAP             NAP             NAP
   171             NAP             02/08/2006           NAP           NAP             NAP             NAP             NAP
   172             NAP             11/30/2005    $7,870,000          30.4%            0.0%              0               0
   173             NAP             02/01/2006           NAP           NAP             NAP             NAP             NAP
   174             NAP             10/31/2005           NAP           NAP             NAP             NAP             NAP
   175             NAP             02/28/2006           NAP           NAP             NAP             NAP             NAP
   176             NAP             02/01/2006           NAP           NAP             NAP             NAP             NAP
   177             NAP             10/19/2005   $15,290,000          14.3%            0.0%              0               0
   178             NAP             02/06/2006    $7,200,000          29.8%           20.2%             15               0
   179            7.125%           02/13/2006           NAP           NAP             NAP             NAP             NAP

                    COOPERATIVE LOANS(11)
          -----------------------------------------
MORTGAGE                                  COMMITTED                                                                 LEASE
LOAN NO.  COOP UNITS  SPONSOR CARRY  SECONDARY DEBT  LARGEST TENANT(12)                                        EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------

   128           NAP            NAP                  NAP                                                              NAP
   129           NAP            NAP                  Massey                                                        11/30/2010
   130           NAP            NAP                  Renal Care & Mgmt                                             05/31/2008
   131           NAP            NAP                  NAP                                                              NAP
   132           NAP            NAP                  SaveMart                                                      04/30/2014
   133             0     ($  38,408)                 NAP                                                              NAP
   134           NAP            NAP                  NAP                                                              NAP
   135             0      $  61,576                  NAP                                                              NAP
   136           NAP            NAP                  NAP                                                              NAP
   137           NAP            NAP                  NAP                                                              NAP
   138           NAP            NAP      $  210,001  NAP                                                              NAP
   139             0      $  40,300      $  400,000  NAP                                                              NAP
   140           NAP            NAP                  Baltimore Medical System, Inc.                                08/31/2006
   141             0      $  12,693      $1,000,000  NAP                                                              NAP
   142           NAP            NAP                  BI-LO Store                                                   06/29/2025
   143           NAP            NAP                  NAP                                                              NAP
   144             0            NAP      $4,000,000  NAP                                                              NAP
   145             0            NAP      $1,000,000  NAP                                                              NAP
   146           NAP            NAP                  Los Angeles County Employees                                     NAP
   147           NAP            NAP                  NAP                                                              NAP
   148           NAP            NAP                  Aaron's Rental Purchases of Savannah, Inc.                    03/31/2010
   149           NAP            NAP                  NAP                                                              NAP
   150             0            NAP      $  300,000  NAP                                                              NAP
   151           NAP            NAP                  NAP                                                              NAP
   152           NAP            NAP                  NAP                                                              NAP
   153           NAP            NAP                  Monarch Dental Corporation                                    03/06/2016
   154           NAP            NAP                  NAP                                                              NAP
   155           NAP            NAP                  NAP                                                              NAP
   156             0            NAP                  NAP                                                              NAP
   157           NAP            NAP                  Cafe Boa                                                      02/01/2014
   158             0            NAP      $  500,000  NAP                                                              NAP
   159           NAP            NAP                  Apple Medical Center, P.C.                                    12/31/2006
   160             0      $  30,365                  NAP                                                              NAP
   161           NAP            NAP                  Techno Tan                                                    11/30/2009
   162           NAP            NAP                  AOR Management Co. of OR, Inc. dba NW Cancer Specialists      02/28/2007
   163           NAP            NAP                  Rite-Aid                                                      02/28/2026
   164           NAP            NAP                  NAP                                                              NAP
   165           NAP            NAP                  The Party Shop                                                09/30/2006
   166             0            NAP      $1,000,000  NAP                                                              NAP
   167             0            NAP      $  500,000  NAP                                                              NAP
   168             0     ($131,558)      $2,500,000  NAP                                                              NAP
   169             1            NAP      $  250,000  NAP                                                              NAP
   170           NAP            NAP                  NAP                                                              NAP
   171           NAP            NAP                  Tup Tim Thai                                                  12/31/2015
   172             0            NAP                  NAP                                                              NAP
   173           NAP            NAP                  Keep It Simple Storage Company                                08/31/2013
   174           NAP            NAP                  Donna Marie's Inc                                             06/30/2010
   175           NAP            NAP                  NAP                                                              NAP
   176           NAP            NAP                  Ace Hardware Corporation                                      10/31/2018
   177             0            NAP      $  500,000  NAP                                                              NAP
   178             2      $5,973.48                  NAP                                                              NAP
   179           NAP            NAP                  NAP                                                              NAP

MORTGAGE     %                                                     LEASE         %
LOAN NO.    NSF   SECOND LARGEST TENANT(12)                   EXPIRATION DATE   NSF   THIRD LARGEST TENANT(12)
-----------------------------------------------------------------------------------------------------------------------------

   128      NAP   NAP                                               NAP         NAP   NAP
   129     22.2%  3Di Technologies, Inc.                         02/29/2012     8.3%  Miles Manufacturing, Inc.
   130     13.3%  Drs. Khandagle and Chopte                      10/31/2009     9.9%  Adventist Rehab
   131      NAP   NAP                                               NAP         NAP   NAP
   132     47.3%  Education Station                              06/30/2008    16.6%  ICI Paints
   133      NAP   NAP                                               NAP         NAP   NAP
   134      NAP   NAP                                               NAP         NAP   NAP
   135      NAP   NAP                                               NAP         NAP   NAP
   136      NAP   NAP                                               NAP         NAP   NAP
   137      NAP   NAP                                               NAP         NAP   NAP
   138      NAP   NAP                                               NAP         NAP   NAP
   139      NAP   NAP                                               NAP         NAP   NAP
   140     29.1%  First Cash Pawn                                01/31/2010    18.2%  CitiFinancial
   141      NAP   NAP                                               NAP         NAP   NAP
   142     93.8%  3rd Party                                      06/29/2025     6.2%  NAP
   143      NAP   NAP                                               NAP         NAP   NAP
   144      NAP   NAP                                               NAP         NAP   NAP
   145      NAP   NAP                                               NAP         NAP   NAP
   146     81.2%  Worker Education and Resource Center, Inc.     06/30/2006    18.8%  NAP
   147      NAP   NAP                                               NAP         NAP   NAP
   148     12.5%  Palmer AM, LLC                                 08/31/2007    12.1%  The Salvation Army of Savannah
   149      NAP   NAP                                               NAP         NAP   NAP
   150      NAP   NAP                                               NAP         NAP   NAP
   151      NAP   NAP                                               NAP         NAP   NAP
   152      NAP   NAP                                               NAP         NAP   NAP
   153     29.7%  After Hours Medical Company                    01/31/2016    24.7%  Utah Del, Inc.
   154      NAP   NAP                                               NAP         NAP   NAP
   155      NAP   NAP                                               NAP         NAP   NAP
   156      NAP   NAP                                               NAP         NAP   NAP
   157     21.3%  Roll Law                                       08/31/2010    20.2%  STG Media
   158      NAP   NAP                                               NAP         NAP   NAP
   159     15.0%  North Georgia Medical Center                   01/31/2008     8.7%  Tri County Diagnostics
   160      NAP   NAP                                               NAP         NAP   NAP
   161     11.1%  Mascots & More                                 03/31/2010    11.1%  Happy Wok Chinese
   162     34.8%  Kip Kemple, MD                                 02/28/2010    16.3%  Northwest Runner, Inc. dba Fit Right NW
   163    100.0%  NAP                                               NAP         NAP   NAP
   164      NAP   NAP                                               NAP         NAP   NAP
   165     20.3%  DeliJunction                                   01/31/2012    14.7%  Cowan's Book Nook
   166      NAP   NAP                                               NAP         NAP   NAP
   167      NAP   NAP                                               NAP         NAP   NAP
   168      NAP   NAP                                               NAP         NAP   NAP
   169      NAP   NAP                                               NAP         NAP   NAP
   170      NAP   NAP                                               NAP         NAP   NAP
   171     61.3%  Presidential Bank                              07/31/2015    38.7%  NAP
   172      NAP   NAP                                               NAP         NAP   NAP
   173     61.2%  Keep It Simple Storage Company                 08/31/2015    38.8%  NAP
   174     52.5%  Renny J. VanOpham P.C                          09/22/2008    12.1%  The Family Doctors, P.C
   175      NAP   NAP                                               NAP         NAP   NAP
   176    100.0%  NAP                                               NAP         NAP   NAP
   177      NAP   NAP                                               NAP         NAP   NAP
   178      NAP   NAP                                               NAP         NAP   NAP
   179      NAP   NAP                                               NAP         NAP   NAP

MORTGAGE       LEASE         %       INSURANCE             TAX          MORTGAGE
LOAN NO.  EXPIRATION DATE   NSF   ESCROW IN PLACE  ESCROW IN PLACE(13)  LOAN NO.
--------------------------------------------------------------------------------

   128           NAP        NAP         Yes                Yes             128
   129       01/31/2011     8.3%        Yes                Yes             129
   130       12/31/2010     9.8%         No                No              130
   131           NAP        NAP          No                Yes             131
   132       03/31/2008    13.8%        Yes                Yes             132
   133           NAP        NAP          No                No              133
   134           NAP        NAP          No                Yes             134
   135           NAP        NAP          No                No              135
   136           NAP        NAP          No                Yes             136
   137           NAP        NAP         Yes                Yes             137
   138           NAP        NAP         Yes                Yes             138
   139           NAP        NAP          No                No              139
   140       06/30/2008     9.5%        Yes                Yes             140
   141           NAP        NAP          No                Yes             141
   142           NAP        NAP          No                No              142
   143           NAP        NAP          No                Yes             143
   144           NAP        NAP          No                No              144
   145           NAP        NAP          No                No              145
   146           NAP        NAP         Yes                Yes             146
   147           NAP        NAP          No                No              147
   148       02/28/2007    10.7%        Yes                Yes             148
   149           NAP        NAP          No                Yes             149
   150           NAP        NAP          No                No              150
   151           NAP        NAP          No                Yes             151
   152           NAP        NAP          No                Yes             152
   153       07/01/2025    23.7%         No                Yes             153
   154           NAP        NAP         Yes                Yes             154
   155           NAP        NAP         Yes                Yes             155
   156           NAP        NAP          No                No              156
   157       09/30/2007    11.4%         No                Yes             157
   158           NAP        NAP          No                No              158
   159       01/31/2011    8.3%         Yes                Yes             159
   160           NAP        NAP          No                No              160
   161       12/31/2015    11.1%         No                Yes             161
   162       02/28/2011    13.9%        Yes                Yes             162
   163           NAP        NAP         Yes                No              163
   164           NAP        NAP          No                Yes             164
   165       08/31/2010    11.3%        Yes                Yes             165
   166           NAP        NAP          No                No              166
   167           NAP        NAP          No                No              167
   168           NAP        NAP          No                No              168
   169           NAP        NAP          No                No              169
   170           NAP        NAP         Yes                Yes             170
   171           NAP        NAP         Yes                Yes             171
   172           NAP        NAP          No                Yes             172
   173           NAP        NAP          No                No              173
   174       08/31/2008    10.9%         No                No              174
   175           NAP        NAP         Yes                Yes             175
   176           NAP        NAP          No                Yes             176
   177           NAP        NAP          No                No              177
   178           NAP        NAP          No                Yes             178
   179           NAP        NAP          No                No              179

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                    CAPITAL
                                                                                                  EXPENDITURE
MORTGAGE    CMSA        CMSA      MORTGAGE                                                         ESCROW IN          TI/LC
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                 PLACE(14)   ESCROW IN PLACE(15)
----------------------------------------------------------------------------------------------------------------------------------

   128       119       119-001    MSMC            Fairfield Inn - Archdale                            Yes              No
   129       120       120-001    SunTrust        Martin Business Center                              Yes              Yes
   130       121       121-001    SunTrust        University Blvd                                     Yes              No
   131       122       122-001    MassMutual      Apple Village Apartments                            Yes              No
   132       123       123-001    MSMC            Roseville Square                                    Yes              Yes
   133       124       124-001    NCB, FSB        315 Homes Corp.                                      No              No
   134       125       125-001    MassMutual      Brazos Village Apartments                           Yes              No
   135       126       126-001    NCB, FSB        333 Bronx River Tenants Corp.                        No              No
   136       127       127-001    MassMutual      West Club Apartments                                Yes              No
   137       128       128-001    IXIS            Villa Vista Mobile Estates                          Yes              No
   138       129       129-001    NCB, FSB        Heritage Point                                      Yes              No
   139       130       130-001    NCB, FSB        8300 Talbot St. Owners Corp.                         No              No
   140       131       131-001    MSMC            Eastern Boulevard Shopping Center                   Yes              Yes
   141       132       132-001    NCB, FSB        Orienta Gardens Owners, Inc.                         No              No
   142       133       133-001    MSMC            BI-LO Greenwood                                      No              No
   143       134       134-001    MassMutual      Woodglen Apartments Phase II                        Yes              No
   144       135       135-001    NCB, FSB        900 Fifth Avenue Corporation                         No              No
   145       136       136-001    NCB, FSB        57th Street East Corporation                         No              No
   146       137       137-001    UCMFI           South Virgil Office                                  No              No
   147       138       138-001    NCB, FSB        The Browning School                                  No              No
   148       139       139-001    UCMFI           Parrot Plaza                                         No              No
   149       140       140-001    MassMutual      Tealwood Place Apartments                           Yes              No
   150       141       141-001    NCB, FSB        Hudson Street Owners Corp.                           No              No
   151       142       142-001    MassMutual      Woodglen Apartments Phase I                         Yes              No
   152       143       143-001    MassMutual      Salisbury Commons                                   Yes              No
   153       144       144-001    UCMFI           Timp View Market                                     No              No
   154       145       145-001    SunTrust        Lockwood Self Storage                               Yes              No
   155       146       146-001    IXIS            Greystone Place Apartments                          Yes              No
   156       147       147-001    NCB, FSB        60 Remsen Street Housing Corp.                       No              No
   157       148       148-001    MSMC            Casa Loma Building                                   No              No
   158       149       149-001    NCB, FSB        417 Park Avenue Corporation                          No              No
   159       150       150-001    SunTrust        Clock Tower Center                                  Yes              Yes
   160       151       151-001    NCB, FSB        4601 Owners Corp.                                    No              No
   161       152       152-001    UCMFI           Sycamore Plaza                                       No              No
   162       153       153-001    MSMC            Northrup Medical Building                           Yes              Yes
   163       154       154-001    MSMC            Rite Aid - Ortonville                               Yes              No
   164       155       155-001    MassMutual      Cobblestone Village                                 Yes              No
   165       156       156-001    NCB, FSB        Village Crossing Shopping Center                    Yes              Yes
   166       157       157-001    NCB, FSB        Hudson House Tenants Corporation                     No              No
   167       158       158-001    NCB, FSB        Woodlawn Veterans Mutual Housing Company, Inc.       No              No
   168       159       159-001    NCB, FSB        Carnegie House Tenants Corporation                   No              No
   169       160       160-001    NCB, FSB        12 Westchester Avenue Tenants Corp.                  No              No
   170       161       161-001    MassMutual      Cambridge Village Apartments                        Yes              No
   171       162       162-001    IXIS            Catoctin Circle                                     Yes              Yes
   172       163       163-001    NCB, FSB        10 Holder Apartments Corp.                           No              No
   173       164       164-001    UCMFI           Chesapeake Pods                                      No              No
   174       165       165-001    UCMFI           Malibu Center                                        No              No
   175       166       166-001    MSMC            Comfort Inn - Bradford                               No              No
   176       167       167-001    NCB, FSB        Ace Hardware Disttribution Center                   Yes              No
   177       168       168-001    NCB, FSB        Bronxville Towers Apartments, Inc.                   No              No
   178       169       169-001    NCB, FSB        Locust Street Owners, Inc.                           No              No
   179       170       170-001    MassMutual      Westover Manor                                      Yes              No

                                                                     INITIAL CAPITAL  MONTHLY CAPITAL  CURRENT CAPITAL
                                                                         EXPENDITURE      EXPENDITURE      EXPENDITURE
MORTGAGE                                            SPRINGING                 ESCROW           ESCROW           ESCROW
LOAN NO.     OTHER ESCROW DESCRIPTION(16)    ESCROW DESCRIPTION(17)  REQUIREMENT(18)  REQUIREMENT(19)      BALANCE(20)
----------------------------------------------------------------------------------------------------------------------

   128     Seasonality Reserve; PIP Reserve           Other                  $44,812         $  4,287         $ 44,812
   129                   NAP                           NAP                   $     0         $    563         $      0
   130                   NAP                           NAP                   $     0         $    625         $    625
   131                   NAP                        Insurance                $   200         $  2,667         $ 94,095
   132                   NAP                           NAP                   $     0         $    588         $  3,554
   133                   NAP                     Tax, Insurance              $     0         $      0         $      0
   134                   NAP                        Insurance                $   200         $  3,000         $ 60,017
   135                   NAP                     Tax, Insurance              $     0         $      0         $      0
   136                   NAP                        Insurance                $   150         $  2,333         $ 88,993
   137                   NAP                           NAP                   $     0         $    398         $      0
   138                   NAP                           NAP                   $     0         $  3,787         $  3,787
   139                   NAP                     Tax, Insurance              $     0         $      0         $      0
   140    Baltimore Medical System Holdback            NAP                   $     0         $    247         $  1,482
   141                   NAP                        Insurance                $     0         $      0         $      0
   142                   NAP                     Tax, Insurance              $     0         $      0         $      0
   143                   NAP                        Insurance                $   200         $  2,000         $201,410
   144                   NAP                     Tax, Insurance              $     0         $      0         $      0
   145                   NAP                     Tax, Insurance              $     0         $      0         $      0
   146                   NAP                           NAP                   $     0         $      0         $      0
   147                   NAP                     Tax, Insurance              $     0         $      0         $      0
   148                Holdback                         NAP                   $     0         $      0         $      0
   149                   NAP                        Insurance                $   150         $  3,000         $247,187
   150                   NAP                     Tax, Insurance              $     0         $      0         $      0
   151                   NAP                        Insurance                $   200         $  1,867         $ 73,016
   152                   NAP                        Insurance                $     0         $  2,060         $ 24,226
   153                   NAP                           NAP                   $     0         $      0         $      0
   154                   NAP                           NAP                   $     0         $    838         $  4,188
   155                   NAP                           NAP                   $     0         $  2,500         $      0
   156                   NAP                     Tax, Insurance              $     0         $      0         $      0
   157                   NAP                        Insurance                $     0         $      0         $      0
   158                   NAP                     Tax, Insurance              $     0         $      0         $      0
   159                   NAP                           NAP                   $     0         $    504         $      0
   160                   NAP                     Tax, Insurance              $     0         $      0         $      0
   161                Holdback                         NAP                   $     0         $      0         $      0
   162                   NAP                           NAP                   $     0         $    265         $      0
   163                   NAP                    Tax, TI/LC, Other            $     0         $    140         $      0
   164                   NAP                        Insurance                $   150         $  2,400         $ 67,801
   165                   NAP                           NAP                   $     0         $    332         $    995
   166                   NAP                     Tax, Insurance              $     0         $      0         $      0
   167      Collateral Security Agreement        Tax, Insurance              $     0         $      0         $      0
   168            Letter of Credit               Tax, Insurance              $     0         $      0         $      0
   169                   NAP                     Tax, Insurance              $     0         $      0         $      0
   170                   NAP                           NAP                   $   200         $  1,383         $  2,967
   171                   NAP                           NAP                   $     0         $     95         $    191
   172                   NAP                        Insurance                $     0         $      0         $      0
   173                   NAP                     Tax, Insurance              $     0         $      0         $      0
   174                   NAP                           Tax                   $     0         $      0         $      0
   175                   NAP                         Cap Ex                  $     0         $      0         $      0
   176                   NAP                        Insurance                $     0         $    203         $    406
   177                   NAP                     Tax, Insurance              $     0         $      0         $      0
   178                   NAP                        Insurance                $     0         $      0         $      0
   179                   NAP                        Insurance                $     0         $  2,492         $ 49,866

            INITIAL TI/LC    MONTHLY TI/LC  CURRENT TI/LC
MORTGAGE           ESCROW           ESCROW         ESCROW  ENVIRONMENTAL     INTEREST
LOAN NO.  REQUIREMENT(21)  REQUIREMENT(22)    BALANCE(23)    INSURANCE    ACCRUAL METHOD  SEASONING(24)
-------------------------------------------------------------------------------------------------------

   128            $     0           $    0        $     0        No         Actual/360                2
   129            $30,000           $2,250        $30,000        No         Actual/360                1
   130            $     0           $    0        $     0        No         Actual/360                2
   131            $     0           $    0        $     0        No           30/360                117
   132            $     0           $2,942        $17,784        No         Actual/360                9
   133            $     0           $    0        $     0        No         Actual/360                5
   134            $     0           $    0        $     0        No           30/360                 81
   135            $     0           $    0        $     0        No         Actual/360                3
   136            $     0           $    0        $     0        No           30/360                 94
   137            $     0           $    0        $     0        No         Actual/360                0
   138            $     0           $    0        $     0        No         Actual/360                1
   139            $     0           $    0        $     0        No         Actual/360                1
   140            $     0           $1,234        $ 7,404        No         Actual/360                9
   141            $     0           $    0        $     0        No         Actual/360                3
   142            $     0           $    0        $     0        No         Actual/360               11
   143            $     0           $    0        $     0        No           30/360                122
   144            $     0           $    0        $     0        No         Actual/360                3
   145            $     0           $    0        $     0        No         Actual/360                3
   146            $     0           $    0        $     0        No           30/360                  5
   147            $     0           $    0        $     0        No         Actual/360                2
   148            $     0           $    0        $     0        No           30/360                  3
   149            $     0           $    0        $     0        No           30/360                117
   150            $     0           $    0        $     0        No         Actual/360                3
   151            $     0           $    0        $     0        No           30/360                122
   152            $     0           $    0        $     0        No           30/360                 13
   153            $     0           $    0        $     0        No           30/360                  2
   154            $     0           $    0        $     0        No         Actual/360                7
   155            $     0           $    0        $     0        No         Actual/360                0
   156            $     0           $    0        $     0        No         Actual/360                3
   157            $     0           $    0        $     0        No         Actual/360                6
   158            $     0           $    0        $     0        No         Actual/360                3
   159            $     0           $2,251        $     0        No         Actual/360                1
   160            $     0           $    0        $     0        No         Actual/360                2
   161            $     0           $    0        $     0        No           30/360                  1
   162            $     0           $1,003        $     0        No         Actual/360                2
   163            $     0           $    0        $     0        No         Actual/360                2
   164            $     0           $    0        $     0        No           30/360                 77
   165            $30,000           $4,106        $12,318        No         Actual/360                3
   166            $     0           $    0        $     0        No         Actual/360                3
   167            $     0           $    0        $     0        No           30/360                  3
   168            $     0           $    0        $     0        No         Actual/360                2
   169            $     0           $    0        $     0        No         Actual/360                5
   170            $     0           $    0        $     0        No           30/360                109
   171            $     0           $1,250        $ 2,500        No         Actual/360                2
   172            $     0           $    0        $     0        No         Actual/360                4
   173            $     0           $    0        $     0        No           30/360                  2
   174            $     0           $    0        $     0        No           30/360                  5
   175            $     0           $    0        $     0        No         Actual/360                1
   176            $     0           $    0        $     0        No         Actual/360                2
   177            $     0           $    0        $     0        No         Actual/360                3
   178            $     0           $    0        $     0        No         Actual/360                2
   179            $     0           $    0        $     0        No           30/360                 23

                              PREPAYMENT CODE(25)
MORTGAGE  ---------------------------------------------------------------      YM       ADMINISTRATIVE  MORTGAGE
LOAN NO.   LO  DEF  DEF/YM1  YM1  YM2   YM  5%   4%   3%   2%   1%   OPEN  FORMULA(26)   COST RATE(27)  LOAN NO.
----------------------------------------------------------------------------------------------------------------

   128     26   90                                                      4                         2.12     128
   129     25   91                                                      4                         4.12     129
   130     26   90                                                      4                         4.12     130
   131    120                 93                                        3       D                10.12     131
   132     33   83                                                      4                         2.12     132
   133     29  147                                                      4                         8.12     133
   134    119                 93                                        4       F                10.12     134
   135     84                 32                                        4       A                 8.12     135
   136    120                 92                                        4       F                10.12     136
   137     24   92                                                      4                         2.12     137
   138     37                 79                                        4       A                 8.12     138
   139     25  151                                                      4                         8.12     139
   140     33   83                                                      4                         2.12     140
   141     84                 32                                        4       A                 8.12     141
   142     35   81                                                      4                         2.12     142
   143    120                 89                                        7       D                10.12     143
   144     84                 32                                        4       A                 8.12     144
   145     27   89                                                      4                         8.12     145
   146      0                120             12   12   12   12   11     1       P                19.62     146
   147      0                113                                        7       A                 8.12     147
   148      0                119                                        1       Q                19.62     148
   149    120                 93                                        3       D                10.12     149
   150     84                 32                                        4       A                 8.12     150
   151    120                 89                                        7       D                10.12     151
   152    167                  8                                        4       E                10.12     152
   153      0                119                                        1       L                17.12     153
   154     31  205                                                      4                         4.12     154
   155      0                          117                              3       R                 2.12     155
   156     84                 32                                        4       A                 8.12     156
   157     59                 57                                        4       O                 2.12     157
   158     84                 29                                        7       A                 8.12     158
   159     25   91                                                      4                         4.12     159
   160    102                                               14          4                         8.12     160
   161      0                119                                        1       L                19.62     161
   162     26   57                                                     37                         2.12     162
   163     26   90                                                      4                         2.12     163
   164    119                 93                                        4       F                10.12     164
   165     27   89                                                      4                         8.12     165
   166     84                 32                                        4       A                 8.12     166
   167     27   89                                                      4                         8.12     167
   168      0                116                                        4       A                 8.12     168
   169     84                 32                                        4       A                 8.12     169
   170    119                 57                                        4       D                10.12     170
   171     26   91                                                      3                         9.12     171
   172     28  148                                                      4                         8.12     172
   173      0                179                                        1       L                19.62     173
   174      0                119                                        1       L                19.62     174
   175     25   91                                                      4                         2.12     175
   176     26   90                                                      4                         8.12     176
   177     84                 32                                        4       A                 8.12     177
   178     84                 32                                        4       A                 8.12     178
   179    168                  6                                        6       E                10.12     179

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE     CMSA        CMSA      MORTGAGE                                                  LOAN   X-Y      ORIGINAL
LOAN NO.   LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                         GROUP  CLASS      BALANCE
------------------------------------------------------------------------------------------------------------------------

   180       171        171-001    NCB, FSB        East 84th Owners Corp.                     1     Yes   $    2,050,000
   181       172        172-001    NCB, FSB        240 West 23rd Owners Corp.                 1     Yes   $    2,000,000
   182       173        173-001    UCMFI           Denville Industrial                        1      No   $    2,000,000
   183       174        174-001    NCB, FSB        528 West Owners Corp.                      1     Yes   $    2,000,000
   184       175        175-001    UCMFI           Central Park Plaza                         1      No   $    2,000,000
   185       176        176-001    UCMFI           995 Nord Avenue                            1      No   $    2,000,000
   186       177        177-001    SunTrust        Upper Class Apartments                     2      No   $    1,900,000

   187       178        178-001    NCB, FSB        Center Armory Retail Center                1      No   $    1,900,000
   188       179        179-001    MSMC            Roebuck Crossing                           1      No   $    1,900,000
   189       180        180-001    NCB, FSB        Forest Hills Housing Cooperative, Inc.     2     Yes   $    1,895,000
   190       181        181-001    MSMC            Avon Creek                                 1      No   $    1,850,000
   191       182        182-001    NCB, FSB        Commerce Row Shopping Center               1      No   $    1,830,000
   192       183        183-001    UCMFI           Royal Gardens Apartments                   2      No   $    1,800,000
   193       184        184-001    MSMC            Clintonville Commons                       1      No   $    1,780,000
   194       185        185-001    NCB, FSB        Jones Street Apartments, Inc.              1     Yes   $    1,750,000
   195       186        186-001    NCB, FSB        82-90 Caryl Avenue Owners Corp.            2     Yes   $    1,750,000
   196       187        187-001    NCB, FSB        Chapel Owners Corp.                        1     Yes   $    1,750,000
   197       188        188-001    UCMFI           Ashland Park Retail                        1      No   $    1,730,000
   198       189        189-001    UCMFI           8804 Washington Industrial                 1      No   $    1,700,000
   199       190        190-001    NCB, FSB        111 Tenants Corp.                          1     Yes   $    1,650,000
   200       191        191-001    NCB, FSB        Centreville Retail Project                 1      No   $    1,650,000
   201       192        192-001    NCB, FSB        Broad Street Loft Apartments               2      No   $    1,600,000
   202       193        193-001    NCB, FSB        Winthrop Apartments Corp.                  2     Yes   $    1,500,000
   203       194        194-001    SunTrust        Shops at Columbus Park (Hamilton Weems)    1      No   $    1,500,000
   204       195        195-001    NCB, FSB        Fort Place Cooperative, Inc.               2     Yes   $    1,500,000
   205       196        196-001    UCMFI           Arlington Heights Retail                   1      No   $    1,450,000
   206       197        197-001    UCMFI           Hinson Centre                              1      No   $    1,425,000
   207       198        198-001    NCB, FSB        Fairfax House Owners, Inc.                 1     Yes   $    1,400,000
   208       199        199-001    UCMFI           Fashion Point Plaza                        1      No   $    1,320,000
   209       200        200-001    UCMFI           Hillsboro West Office                      1      No   $    1,300,000
   210       201        201-001    NCB, FSB        3030 Johnson Avenue Corp.                  2     Yes   $    1,250,000
   211       202        202-001    NCB, FSB        Willow House Owners Corp.                  2     Yes   $    1,250,000
   212       203        203-001    NCB, FSB        600 West End Avenue Owners Corp.           1     Yes   $    1,200,000
   213       204        204-001    NCB, FSB        302 East 88th Tenants Corp.                1     Yes   $    1,200,000
   214       205        205-001    NCB, FSB        Stewart Franklin Owners Corp.              1     Yes   $    1,175,000
   215       206        206-001    UCMFI           Downeast Home                              1      No   $    1,115,000

   216       207        207-001    NCB, FSB        Melissa Court Owners, Inc.                 2     Yes   $    1,100,000
   217       208        208-001    UCMFI           Orem State Street Plaza                    1      No   $    1,090,000
   218       209        209-001    NCB, FSB        300 East 4th Street Housing Corp.          2     Yes   $    1,050,000
   219       210        210-001    NCB, FSB        889 Realty, Inc.                           1     Yes   $    1,000,000
   220       211        211-001    NCB, FSB        405 West 57th Street Owners Corp.          1     Yes   $    1,000,000
   221       212        212-001    NCB, FSB        31577 Owners Corp.                         1     Yes   $    1,000,000
   222       213        213-001    NCB, FSB        140 East 95th Street Owners Corp.          1     Yes   $    1,000,000
   223       214        214-001    NCB, FSB        Elliott Ranch Plaza                        1      No   $    1,000,000
   224       215        215-001    NCB, FSB        188 East 75th Owners Corp.                 1     Yes   $    1,000,000
   225       216        216-001    NCB, FSB        Goshen Apartments                          2      No   $      992,000
   226       217        217-001    NCB, FSB        50-15 Owners Ltd.                          2     Yes   $      875,000
   227       218        218-001    NCB, FSB        Medlock Village Shopping Center            1      No   $      860,000
   228       219        219-001    NCB, FSB        24-26 East 82nd Street Tenants Corp.       1     Yes   $      850,000
   229       220        220-001    NCB, FSB        17th Street Artists Corp.                  1     Yes   $      850,000
   230       221        221-001    NCB, FSB        Dartmouth Cooperative Corp.                2     Yes   $      825,000
   231       222        222-001    UCMFI           Milliken Avenue Retail                     1      No   $      800,000
   232       223        223-001    NCB, FSB        157 East 75th Street Corporation           1     Yes   $      750,000
   233       224        224-001    NCB, FSB        60 Cooper Street Corporation               2     Yes   $      700,000
   234       225        225-001    NCB, FSB        325 West 21st Street, Inc.                 1     Yes   $      675,000
   235       226        226-001    UCMFI           Two Bears Industrial Building              1      No   $      675,000
   236       227        227-001    NCB, FSB        West 12th Street Tenants Corp.             1     Yes   $      650,000
   237       228        228-001    NCB, FSB        West 11th Street Owners, Incorporated      1     Yes   $      500,000
   238       229        229-001    NCB, FSB        Bronxville Gardens Owners Corp.            2     Yes   $      450,000
   239       230        230-001    NCB, FSB        11 Jay Street Owners Corp.                 1     Yes   $      300,000
   240       231        231-001    NCB, FSB        406 East 73rd St. Apts., Inc.              1     Yes   $      275,000
   241       232        232-001    NCB, FSB        433 Seventh Ave. Co-Op Ltd.                2     Yes   $      230,000

TOTALS AND WEIGHTED AVERAGE:                                                                                          $1,627,149,500

                                                  DSCR  CUT-OFF             CUT-OFF DATE  BALLOON LTV
MORTGAGE    CUT-OFF DATE       NOI      NCF   AFTER IO     DATE  BALLOON     LTV WITHOUT  WITHOUT TAX
LOAN NO.     BALANCE(3)    DSCR(4)  DSCR(4)  PERIOD(4)   LTV(4)   LTV(4)  TAX CREDITS(4)   CREDITS(4)  STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   180     $    2,045,869     8.05     8.05        NAP     7.1%     6.0%             NAP          NAP  208-214 East 84th Street
   181     $    1,996,056     4.11     4.11        NAP    10.3%     8.7%             NAP          NAP  240 West 23rd Street
   182     $    1,990,933     1.40     1.21        NAP    60.3%    46.0%             NAP          NAP  419 Franklin Avenue
   183     $    1,989,571     6.06     6.06        NAP    11.1%     9.4%             NAP          NAP  528 West 111th Street
   184     $    1,982,494     1.36     1.21        NAP    62.1%     0.4%             NAP          NAP  750 S.Progress Avenue
   185     $    1,977,258     1.42     1.34        NAP    48.2%     0.3%             NAP          NAP  995 Nord Avenue
   186     $    1,895,237     1.40     1.34        NAP    77.4%    66.4%             NAP          NAP  1415 - 1425 College Heights
                                                                                                       Drive
   187     $    1,893,065     1.53     1.40        NAP    67.6%    58.4%             NAP          NAP  294 West Jefferson Street
   188     $    1,886,525     1.35     1.27        NAP    77.0%    65.4%             NAP          NAP  9256 Parkway East
   189     $    1,885,787     5.17     5.17        NAP     9.5%     8.1%             NAP          NAP  177-199 Forest Hills Street
   190     $    1,850,000     1.78     1.68       1.41    66.3%    58.7%             NAP          NAP  10022 Rockville Road
   191     $    1,826,569     1.33     1.29        NAP    74.6%    63.2%             NAP          NAP  10684 Alpharetta Highway
   192     $    1,789,192     1.54     1.42        NAP    65.1%    49.8%             NAP          NAP  3560 South 300 East
   193     $    1,770,865     1.26     1.20        NAP    65.6%    55.6%             NAP          NAP  3645 North High Street
   194     $    1,750,000     7.90     7.90        NAP     9.0%     9.0%             NAP          NAP  13-15 Jones Street
   195     $    1,746,423     3.06     3.06        NAP    40.3%    37.5%             NAP          NAP  82-90 Caryl Avenue
   196     $    1,741,354     5.71     5.71        NAP     8.4%     6.1%             NAP          NAP  20 Chapel Place
   197     $    1,724,823     1.81     1.44        NAP    58.0%    44.2%             NAP          NAP  612 St. Andrews Road
   198     $    1,669,479     1.23     1.13        NAP    69.6%     0.6%             NAP          NAP  8804 Washington Street, NE
   199     $    1,650,000     9.52     9.52        NAP     7.1%     7.1%             NAP          NAP  111 East 75th Street
   200     $    1,650,000     1.70     1.64       1.38    75.0%    66.2%             NAP          NAP  8405-8409 Centreville Road
   201     $    1,598,625     1.30     1.26        NAP    79.9%    67.6%             NAP          NAP  711 West Broad Street
   202     $    1,498,624     6.38     6.38        NAP     7.5%     6.9%             NAP          NAP  68-63 108th Street
   203     $    1,496,593     1.77     1.66        NAP    49.9%    43.3%             NAP          NAP  2501 Whittlesey Boulevard
   204     $    1,493,308     7.68     7.68        NAP     6.6%     5.6%             NAP          NAP  50 Fort Place
   205     $    1,433,664     1.47     1.31        NAP    54.1%     0.4%             NAP          NAP  1300-1310 North Rand Road
   206     $    1,405,917     1.23     1.11        NAP    72.1%     0.5%             NAP          NAP  11719 Hinson Road
   207     $    1,398,270     6.85     6.85        NAP    10.1%     9.4%             NAP          NAP  243 78th Street
   208     $    1,312,182     1.39     1.28        NAP    59.6%    45.8%             NAP          NAP  6045 Fashion Point Boulevard
   209     $    1,296,134     1.62     1.44        NAP    61.7%    47.2%             NAP          NAP  680 Cottage Street NE
   210     $    1,248,837     6.88     6.88        NAP    12.7%    11.7%             NAP          NAP  3030 Johnson Avenue
   211     $    1,248,790     6.13     6.13        NAP     6.4%     5.3%             NAP          NAP  61 Maine Avenue
   212     $    1,200,000    29.53    29.53        NAP     1.8%     1.8%             NAP          NAP  600 West End Avenue
   213     $    1,200,000    14.81    14.81        NAP     4.8%     4.8%             NAP          NAP  302 East 88th Street
   214     $    1,172,647     6.16     6.16        NAP     6.3%     5.3%             NAP          NAP  360 Stewart Avenue
   215     $    1,105,217     1.48     1.16        NAP    67.8%    44.3%             NAP          NAP  375 & 395 Hope and 380 & 382
                                                                                                       Whitney Avenues
   216     $    1,097,518     3.62     3.62        NAP    28.2%    26.0%             NAP          NAP  20 William Street
   217     $    1,085,111     1.65     1.35        NAP    73.3%    56.1%             NAP          NAP  1666 South State Street
   218     $    1,046,998     7.23     7.23        NAP     8.6%     7.9%             NAP          NAP  300 East 4th Street
   219     $    1,000,000    20.33    20.33        NAP     3.2%     3.2%             NAP          NAP  889 Broadway
   220     $      998,487    14.40    14.40        NAP     5.1%     4.7%             NAP          NAP  405 West 57th Street
   221     $      997,989    20.90    20.90        NAP     4.1%     3.4%             NAP          NAP  315 East 77th Street
   222     $      997,914     7.89     7.89        NAP     7.4%     6.2%             NAP          NAP  140 East 95th Street
   223     $      997,414     1.43     1.37        NAP    58.7%    55.1%             NAP          NAP  91 North Val Vista Drive
   224     $      996,919     4.53     4.53        NAP    13.6%    11.4%             NAP          NAP  188 East 75th Street
   225     $      991,147     1.31     1.26        NAP    79.9%    67.6%             NAP          NAP  302 Goshen Street
   226     $      872,000     6.72     6.72        NAP    12.0%    11.0%             NAP          NAP  50-15 39th Street
   227     $      860,000     2.21     2.15       1.81    55.5%    49.1%             NAP          NAP  5175 South Old Peachtree Road
   228     $      850,000    10.89    10.89        NAP     4.8%     4.8%             NAP          NAP  24-26 East 82nd Street
   229     $      844,789    12.38    12.38        NAP     4.2%     3.5%             NAP          NAP  130 West 17th Street
   230     $      821,636    12.29    12.29        NAP     5.3%     3.9%             NAP          NAP  86-45 Shore Parkway
   231     $      797,558     1.77     1.77        NAP    38.9%    29.6%             NAP          NAP  11260 4th Street
   232     $      746,679    10.97    10.97        NAP     5.9%     4.9%             NAP          NAP  157-161 East 75th Street
   233     $      695,814     8.71     8.71        NAP     4.9%     0.1%             NAP          NAP  60 Cooper Street
   234     $      673,646     5.07     5.07        NAP     9.7%     8.1%             NAP          NAP  325 West 21st Street
   235     $      656,010     1.21     1.14        NAP    62.5%     0.5%             NAP          NAP  10525 Havana Court
   236     $      648,055     5.83     5.83        NAP     9.5%     7.9%             NAP          NAP  44-48 West 12th Street
   237     $      498,685    14.10    14.10        NAP     3.7%     3.1%             NAP          NAP  237 West 11th Street
   238     $      449,282     3.51     3.51        NAP    17.4%    15.1%             NAP          NAP  51 Cross Street
   239     $      298,879    10.99    10.99        NAP     4.7%     4.1%             NAP          NAP  11 Jay Street
   240     $      269,682     9.55     9.55        NAP     4.2%     0.0%             NAP          NAP  406 East 73rd Street
   241     $      229,501     6.19     6.19        NAP     8.1%     7.1%             NAP          NAP  433 Seventh Avenue

TOTALS AND WEIGHTED AVERAGES:  $1,616,114,631     2.27X    2.17X              61.6%    53.6%

                                                                                                                           PERCENT
MORTGAGE                                                                                     YEAR     YEAR     PERCENT    LEASED AS
LOAN NO.   CITY               STATE  ZIP CODE  PROPERTY TYPE   PROPERTY SUB-TYPE  UNITS/SF  BUILT  RENOVATED  LEASED(5)  OF DATE(5)
-----------------------------------------------------------------------------------------------------------------------------------

   180     New York             NY     10028    Multifamily       Cooperative           79   1910     2005          NAP      NAP
   181     New York             NY     10011    Multifamily       Cooperative           18   1899     1984          NAP      NAP
   182     Denville             NJ     07866     Mixed Use     Office/Warehouse     32,320   1985      NAP       100.0%  02/21/2006
   183     New York             NY     10025    Multifamily       Cooperative           40   1910     1996          NAP      NAP
   184     Meridian             ID     83642       Retail         Unanchored        16,396   2005      NAP        86.8%  02/01/2006
   185     Chico                CA     95926       Retail         Unanchored        10,575   2005      NAP       100.0%  12/05/2005
   186     Johnson City         TN     37604    Multifamily     Student Housing         72   2000      NAP       100.0%  12/23/2005

   187     Syracuse             NY     13202       Retail         Unanchored        26,739   1994      NAP       100.0%  04/01/2006
   188     Birmingham           AL     35206       Retail       Shadow Anchored     10,039   2005      NAP       100.0%  03/02/2006
   189     Jamaica Plain        MA     02130    Multifamily       Cooperative           87   1968     1995          NAP      NAP
   190     Avon                 IN     46123       Retail         Unanchored        11,479   2004      NAP       100.0%  03/31/2006
   191     Roswell              GA     30076       Retail         Unanchored         9,514   1999      NAP       100.0%  02/24/2006
   192     Salt Lake City       UT     84115    Multifamily         Garden              56   1964     1999        98.2%  01/27/2006
   193     Columbus             OH     43214       Retail         Unanchored         5,942   2004      NAP       100.0%  03/17/2006
   194     New York             NY     10014    Multifamily       Cooperative           45   1930     1986          NAP      NAP
   195     Yonkers              NY     10705    Multifamily       Cooperative           60   1923     1990          NAP      NAP
   196     Great Neck           NY     11021    Multifamily       Cooperative           51   1963     2003          NAP      NAP
   197     Columbia             SC     29201       Retail         Unanchored        38,595   1985      NAP        92.0%  01/10/2006
   198     Albuquerque          NM     87113     Industrial        Warehouse        23,867   1996      NAP       100.0%  10/17/2005
   199     New York             NY     10021    Multifamily       Cooperative           36   1925     2001          NAP      NAP
   200     Manassas Park        VA     20111       Retail         Unanchored         8,122   1987      NAP       100.0%  02/14/2006
   201     Richmond             VA     23220     Mixed Use    Multifamily/Retail        15   1903     2004       100.0%  02/27/2006
   202     Forest Hllls         NY     11375    Multifamily       Cooperative           85   1941     2005          NAP      NAP
   203     Columbus             GA     31909       Retail         Unanchored        11,506   2005      NAP        87.4%  01/15/2006
   204     Staten Island        NY     10301    Multifamily       Cooperative          108   1962     1990          NAP      NAP
   205     Arlington Heights    IL     60004       Retail         Unanchored        21,000   1973      NAP       100.0%  11/17/2005
   206     Little Rock          AR     72212       Office          Suburban         12,354   2001      NAP       100.0%  12/01/2005
   207     Brooklyn             NY     11209    Multifamily       Cooperative           59   1939     1983          NAP      NAP
   208     South Ogden          UT     84403       Retail         Unanchored         9,371   2005      NAP        69.8%  01/30/2006
   209     Salem                OR     97301       Office          Suburban         13,828   1969      NAP       100.0%  03/01/2006
   210     Riverdale            NY     10463    Multifamily       Cooperative           59   1965     2005          NAP      NAP
   211     Rockville Centre     NY     11570    Multifamily       Cooperative           72   1960     1984          NAP      NAP
   212     New York             NY     10024    Multifamily       Cooperative           62   1910     1993          NAP      NAP
   213     New York             NY     10128    Multifamily       Cooperative           60   1957     1982          NAP      NAP
   214     Garden City          NY     11530    Multifamily       Cooperative           38   1925     2001          NAP      NAP
   215     Salt Lake City       UT     84115     Mixed Use     Office/Warehouse     43,000   1971      NAP       100.0%  01/19/2006

   216     Mount Vernon         NY     10552    Multifamily       Cooperative           47   1900     2003          NAP      NAP
   217     Orem                 UT     84097       Retail         Unanchored        17,988   1972      NAP       100.0%  02/07/2006
   218     New York             NY     10009    Multifamily       Cooperative           20   1940     2000          NAP      NAP
   219     New York             NY     10003    Multifamily       Cooperative           18   1884     1989          NAP      NAP
   220     New York             NY     10019    Multifamily       Cooperative           47   1941     1986          NAP      NAP
   221     New York             NY     10021    Multifamily       Cooperative           60   1928     2001          NAP      NAP
   222     New York             NY     10128    Multifamily       Cooperative           25   1929     1998          NAP      NAP
   223     Gilbert              AZ     85234       Retail         Unanchored         5,269   2003      NAP       100.0%  02/01/2006
   224     New York             NY     10021    Multifamily       Cooperative           23   1925     1997          NAP      NAP
   225     Richmond             VA     23220     Mixed Use    Multifamily/Retail        12   1900     2005       100.0%  03/16/2006
   226     Sunnyside            NY     11104    Multifamily       Cooperative           49   1959     1986          NAP      NAP
   227     Norcross             GA     30092       Retail         Unanchored         8,100   1988      NAP       100.0%  12/15/2005
   228     New York             NY     10028    Multifamily       Cooperative           13   1900     1996          NAP      NAP
   229     New York             NY     10011    Multifamily       Cooperative           14   1905     2004          NAP      NAP
   230     Howard Beach         NY     11414    Multifamily       Cooperative           80   1959     1999          NAP      NAP
   231     Rancho Cucamonga     CA     91730       Retail         Unanchored         5,700   2005      NAP       100.0%  03/02/2006
   232     New York             NY     10021    Multifamily       Cooperative           15   1900     2000          NAP      NAP
   233     New York             NY     10034    Multifamily       Cooperative           60   1936     1986          NAP      NAP
   234     New York             NY     10011    Multifamily       Cooperative           18   1891     1996          NAP      NAP
   235     Brighton             CO     80601     Industrial          Light          14,000   2004      NAP       100.0%  08/09/2005
   236     New York             NY     10011    Multifamily       Cooperative           17   1860     1980          NAP      NAP
   237     New York             NY     10014    Multifamily       Cooperative           18   1904     1998          NAP      NAP
   238     Bronxville           NY     10708    Multifamily       Cooperative           17   1958     1986          NAP      NAP
   239     New York             NY     10013    Multifamily       Cooperative            4   1920     1987          NAP      NAP
   240     New York             NY     10021    Multifamily       Cooperative            9   1920     1997          NAP      NAP
   241     Brooklyn             NY     11215    Multifamily       Cooperative            7   1905     1987          NAP      NAP

TOTALS AND WEIGHTED AVERAGES:

                                              CUT-OFF DATE                 FIRST       FIRST
MORTGAGE   SECURITY    LIEN       RELATED      BALANCE PER                PAYMENT     PAYMENT    MATURITY    DUE  MORTGAGE
LOAN NO.    TYPE(6)  POSITION  BORROWER LIST    UNIT OR SF   NOTE DATE  DATE (P&I)   DATE (IO)     DATE     DATE  LOAN NO.
--------------------------------------------------------------------------------------------------------------------------

   180     Fee         First                      $ 25,897  03/16/2006  05/01/2006      NAP     04/01/2016    1      180
   181     Fee         First                      $110,892  03/14/2006  05/01/2006      NAP     04/01/2016    1      181
   182     Fee         First                      $     62  02/23/2006  04/01/2006      NAP     03/01/2016    1      182
   183     Fee         First                      $ 49,739  12/14/2005  02/01/2006      NAP     01/01/2016    1      183
   184     Fee         First                      $    121  02/10/2006  03/10/2006      NAP     02/10/2026   10      184
   185     Fee         First                      $    187  12/08/2005  02/01/2006      NAP     01/01/2026    1      185
   186     Fee         First                      $ 26,323  02/21/2006  04/01/2006      NAP     03/01/2016    1      186

   187     Fee         First                      $     71  02/01/2006  03/01/2006      NAP     02/01/2016    1      187
   188     Fee         First                      $    188  10/07/2005  12/01/2005      NAP     11/01/2015    1      188
   189     Fee         First                      $ 21,676  12/29/2005  02/01/2006      NAP     01/01/2016    1      189
   190     Fee         First                      $    161  01/31/2006  03/01/2008  03/01/2006  02/01/2016    1      190
   191     Fee         First                      $    192  03/23/2006  05/01/2006      NAP     04/01/2016    1      191
   192     Fee         First                      $ 31,950  02/01/2006  03/01/2006      NAP     02/01/2016    1      192
   193     Fee         First                      $    298  12/02/2005  02/01/2006      NAP     01/01/2016    1      193
   194     Fee         First                      $ 38,889  04/04/2006      NAP     06/01/2006  05/01/2016    1      194
   195     Fee         First                      $ 29,107  01/06/2006  03/01/2006      NAP     02/01/2016    1      195
   196     Fee         First                      $ 34,144  12/29/2005  02/01/2006      NAP     01/01/2021    1      196
   197     Fee         First                      $     45  03/09/2006  05/01/2006      NAP     04/01/2016    1      197
   198     Fee         First                      $     70  12/05/2005  02/01/2006      NAP     01/01/2021    1      198
   199     Fee         First                      $ 45,833  02/01/2006      NAP     04/01/2006  03/01/2016    1      199
   200     Fee         First                      $    203  02/15/2006  04/01/2008  04/01/2006  03/01/2016    1      200
   201     Fee         First      201, 225        $106,575  04/13/2006  06/01/2006      NAP     05/01/2016    1      201
   202     Fee         First                      $ 17,631  03/22/2006  05/01/2006      NAP     04/01/2016    1      202
   203     Fee         First                      $    130  02/21/2006  04/01/2006      NAP     03/01/2016    1      203
   204     Fee         First                      $ 13,827  01/27/2006  03/01/2006      NAP     02/01/2016    1      204
   205     Fee         First                      $     68  12/06/2005  02/10/2006      NAP     01/10/2026   10      205
   206     Fee         First                      $    114  12/08/2005  02/01/2006      NAP     01/01/2024    1      206
   207     Fee         First                      $ 23,699  02/08/2006  04/01/2006      NAP     03/01/2016    1      207
   208     Fee         First                      $    140  01/30/2006  03/01/2006      NAP     02/01/2016    1      208
   209     Fee         First                      $     94  03/24/2006  05/01/2006      NAP     04/01/2016    1      209
   210     Fee         First                      $ 21,167  03/29/2006  05/01/2006      NAP     04/01/2016    1      210
   211     Fee         First                      $ 17,344  04/05/2006  06/01/2006      NAP     05/01/2016    1      211
   212     Fee         First                      $ 19,355  02/15/2006      NAP     04/01/2006  03/01/2021    1      212
   213     Fee         First                      $ 20,000  03/07/2006      NAP     05/01/2006  04/01/2021    1      213
   214     Fee         First                      $ 30,859  03/31/2006  05/01/2006      NAP     04/01/2016    1      214
   215     Fee         First                      $     26  01/26/2006  03/01/2006      NAP     02/01/2016    1      215

   216     Fee         First                      $ 23,351  01/30/2006  03/01/2006      NAP     02/01/2016    1      216
   217     Fee         First                      $     60  02/16/2006  04/01/2006      NAP     03/01/2016    1      217
   218     Fee         First                      $ 52,350  12/13/2005  02/01/2006      NAP     01/01/2016    1      218
   219     Fee         First                      $ 55,556  12/07/2005      NAP     02/01/2006  01/01/2016    1      219
   220     Fee         First                      $ 21,244  02/16/2006  04/01/2006      NAP     03/01/2016    1      220
   221     Fee         First                      $ 16,633  03/02/2006  05/01/2006      NAP     04/01/2016    1      221
   222     Fee         First                      $ 39,917  03/06/2006  05/01/2006      NAP     04/01/2016    1      222
   223     Fee         First                      $    189  02/28/2006  04/01/2006      NAP     03/01/2011    1      223
   224     Fee         First                      $ 43,344  02/02/2006  04/01/2006      NAP     03/01/2016    1      224
   225     Fee         First      201, 225        $ 82,596  04/13/2006  06/01/2006      NAP     05/01/2016    1      225
   226     Fee         First                      $ 17,796  11/18/2005  01/01/2006      NAP     12/01/2015    1      226
   227     Fee         First                      $    106  03/01/2006  04/01/2008  04/01/2006  03/01/2016    1      227
   228     Fee         First                      $ 65,385  12/28/2005      NAP     02/01/2006  01/01/2016    1      228
   229     Fee         First                      $ 60,342  11/15/2005  01/01/2006      NAP     12/01/2015    1      229
   230     Fee         First                      $ 10,270  01/31/2006  03/01/2006      NAP     02/01/2021    1      230
   231     Fee         First                      $    140  03/27/2006  05/01/2006      NAP     04/01/2016    1      231
   232     Fee         First                      $ 49,779  01/26/2006  03/01/2006      NAP     02/01/2016    1      232
   233     Fee         First                      $ 11,597  02/28/2006  04/01/2006      NAP     03/01/2026    1      233
   234     Fee         First                      $ 37,425  03/14/2006  05/01/2006      NAP     04/01/2016    1      234
   235     Fee         First                      $     47  09/30/2005  11/01/2005      NAP     10/01/2020    1      235
   236     Fee         First                      $ 38,121  02/15/2006  04/01/2006      NAP     03/01/2016    1      236
   237     Fee         First                      $ 27,705  02/27/2006  04/01/2006      NAP     03/01/2016    1      237
   238     Fee         First                      $ 26,428  03/22/2006  05/01/2006      NAP     04/01/2016    1      238
   239     Fee         First                      $ 74,720  01/06/2006  03/01/2006      NAP     02/01/2016    1      239
   240     Fee         First                      $ 29,965  11/21/2005  01/01/2006      NAP     12/01/2020    1      240
   241     Fee         First                      $ 32,786  02/07/2006  04/01/2006      NAP     03/01/2016    1      241

TOTALS AND WEIGHTED AVERAGES:

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA       CMSA       MORTGAGE                                                   GRACE              LOCKBOX  LOCKBOX
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                         PERIOD(7)  ARD LOAN   STATUS   TYPE
--------------------------------------------------------------------------------------------------------------------------------

   180       171       171-001    NCB, FSB        East 84th Owners Corp.                        9        No       None     NAP
   181       172       172-001    NCB, FSB        240 West 23rd Owners Corp.                    9        No       None     NAP
   182       173       173-001    UCMFI           Denville Industrial                           5        No       None     NAP
   183       174       174-001    NCB, FSB        528 West Owners Corp.                         9        No       None     NAP
   184       175       175-001    UCMFI           Central Park Plaza                            0        No       None     NAP
   185       176       176-001    UCMFI           995 Nord Avenue                               5        No       None     NAP
   186       177       177-001    SunTrust        Upper Class Apartments                        5        No       None     NAP
   187       178       178-001    NCB, FSB        Center Armory Retail Center                  10        No       None     NAP
   188       179       179-001    MSMC            Roebuck Crossing                              5        No       None     NAP
   189       180       180-001    NCB, FSB        Forest Hills Housing Cooperative, Inc.        9        No       None     NAP
   190       181       181-001    MSMC            Avon Creek                                    5        No       None     NAP
   191       182       182-001    NCB, FSB        Commerce Row Shopping Center                 10        No       None     NAP
   192       183       183-001    UCMFI           Royal Gardens Apartments                      5        No       None     NAP
   193       184       184-001    MSMC            Clintonville Commons                          5        No       None     NAP
   194       185       185-001    NCB, FSB        Jones Street Apartments, Inc.                 9        No       None     NAP
   195       186       186-001    NCB, FSB        82-90 Caryl Avenue Owners Corp.               9        No       None     NAP
   196       187       187-001    NCB, FSB        Chapel Owners Corp.                           9        No       None     NAP
   197       188       188-001    UCMFI           Ashland Park Retail                           5        No       None     NAP
   198       189       189-001    UCMFI           8804 Washington Industrial                    5        No       None     NAP
   199       190       190-001    NCB, FSB        111 Tenants Corp.                             9        No       None     NAP
   200       191       191-001    NCB, FSB        Centreville Retail Project                   10        No       None     NAP
   201       192       192-001    NCB, FSB        Broad Street Loft Apartments                 10        No       None     NAP
   202       193       193-001    NCB, FSB        Winthrop Apartments Corp.                     9        No       None     NAP
   203       194       194-001    SunTrust        Shops at Columbus Park (Hamilton Weems)       5        No       None     NAP
   204       195       195-001    NCB, FSB        Fort Place Cooperative, Inc.                  9        No       None     NAP
   205       196       196-001    UCMFI           Arlington Heights Retail                      0        No       None     NAP
   206       197       197-001    UCMFI           Hinson Centre                                 5        No       None     NAP
   207       198       198-001    NCB, FSB        Fairfax House Owners, Inc.                    9        No       None     NAP
   208       199       199-001    UCMFI           Fashion Point Plaza                           5        No       None     NAP
   209       200       200-001    UCMFI           Hillsboro West Office                         5        No       None     NAP
   210       201       201-001    NCB, FSB        3030 Johnson Avenue Corp.                     9        No       None     NAP
   211       202       202-001    NCB, FSB        Willow House Owners Corp.                     9        No       None     NAP
   212       203       203-001    NCB, FSB        600 West End Avenue Owners Corp.              9        No       None     NAP
   213       204       204-001    NCB, FSB        302 East 88th Tenants Corp.                   9        No       None     NAP
   214       205       205-001    NCB, FSB        Stewart Franklin Owners Corp.                 9        No       None     NAP
   215       206       206-001    UCMFI           Downeast Home                                 5        No       None     NAP
   216       207       207-001    NCB, FSB        Melissa Court Owners, Inc.                    9        No       None     NAP
   217       208       208-001    UCMFI           Orem State Street Plaza                       5        No       None     NAP
   218       209       209-001    NCB, FSB        300 East 4th Street Housing Corp.             9        No       None     NAP
   219       210       210-001    NCB, FSB        889 Realty, Inc.                              9        No       None     NAP
   220       211       211-001    NCB, FSB        405 West 57th Street Owners Corp.             9        No       None     NAP
   221       212       212-001    NCB, FSB        31577 Owners Corp.                            9        No       None     NAP
   222       213       213-001    NCB, FSB        140 East 95th Street Owners Corp.             9        No       None     NAP
   223       214       214-001    NCB, FSB        Elliott Ranch Plaza                          10        No       None     NAP
   224       215       215-001    NCB, FSB        188 East 75th Owners Corp.                    9        No       None     NAP
   225       216       216-001    NCB, FSB        Goshen Apartments                            10        No       None     NAP
   226       217       217-001    NCB, FSB        50-15 Owners Ltd.                             9        No       None     NAP
   227       218       218-001    NCB, FSB        Medlock Village Shopping Center              10        No       None     NAP
   228       219       219-001    NCB, FSB        24-26 East 82nd Street Tenants Corp.          9        No       None     NAP
   229       220       220-001    NCB, FSB        17th Street Artists Corp.                     9        No       None     NAP
   230       221       221-001    NCB, FSB        Dartmouth Cooperative Corp.                   9        No       None     NAP
   231       222       222-001    UCMFI           Milliken Avenue Retail                        5        No       None     NAP
   232       223       223-001    NCB, FSB        157 East 75th Street Corporation              9        No       None     NAP
   233       224       224-001    NCB, FSB        60 Cooper Street Corporation                  9        No       None     NAP
   234       225       225-001    NCB, FSB        325 West 21st Street, Inc.                    9        No       None     NAP
   235       226       226-001    UCMFI           Two Bears Industrial Building                 5        No       None     NAP
   236       227       227-001    NCB, FSB        West 12th Street Tenants Corp.                9        No       None     NAP
   237       228       228-001    NCB, FSB        West 11th Street Owners, Incorporated         9        No       None     NAP
   238       229       229-001    NCB, FSB        Bronxville Gardens Owners Corp.               9        No       None     NAP
   239       230       230-001    NCB, FSB        11 Jay Street Owners Corp.                    9        No       None     NAP
   240       231       231-001    NCB, FSB        406 East 73rd St. Apts., Inc.                 9        No       None     NAP
   241       232       232-001    NCB, FSB        433 Seventh Ave. Co-Op Ltd.                   9        No       None     NAP

TOTALS AND WEIGHTED AVERAGES:

 MORTGAGE  ORIGINAL TERM  REMAINING TERM      ORIGINAL      REMAINING  MORTGAGE        MONTHLY       MONTHLY     THIRD MOST
 LOAN NO.   TO MATURITY   TO MATURITY     AMORT. TERM(8)  AMORT. TERM     RATE   PAYMENT (P&I)  PAYMENT (IO)  RECENT NOI(9)
---------------------------------------------------------------------------------------------------------------------------

    180         120           118               360           358       5.560%        $11,717            NAP            NAP
    181         120           118               360           358       5.660%        $11,557            NAP            NAP
    182         120           117               300           297       5.730%        $12,558            NAP       $233,813
    183         120           115               360           355       5.650%        $11,545            NAP            NAP
    184         240           236               240           236       5.970%        $14,294            NAP            NAP
    185         240           235               240           235       5.660%        $13,939            NAP            NAP
    186         120           117               360           357       6.260%        $11,711            NAP       $211,737
    187         120           116               360           356       6.500%        $12,009            NAP       $273,465
    188         120           113               360           353       5.750%        $11,088            NAP            NAP
    189         120           115               360           355       6.000%        $11,361            NAP            NAP
    190         120           116               360           360       5.870%        $10,938         $9,175            NAP
    191         120           118               360           358       5.890%        $10,843            NAP       $156,777
    192         120           116               300           296       5.790%        $11,367            NAP       $260,974
    193         120           115               360           355       5.730%        $10,365            NAP            NAP
    194         120           119                IO            IO       5.590%            NAP         $8,265            NAP
    195         120           116               480           476       5.970%        $ 9,592            NAP            NAP
    196         180           175               360           355       5.920%        $10,402            NAP            NAP
    197         120           118               300           298       5.780%        $10,915            NAP       $196,723
    198         180           175               180           175       5.600%        $13,981            NAP       $178,251
    199         120           117                IO            IO       5.500%            NAP         $7,668            NAP
    200         120           117               360           360       5.850%        $ 9,734         $8,155       $158,443
    201         120           119               360           359       5.860%        $ 9,449            NAP            NAP
    202         120           118               480           478       5.750%        $ 7,993            NAP            NAP
    203         120           117               360           357       6.660%        $ 9,639            NAP            NAP
    204         120           116               360           356       5.440%        $ 8,460            NAP            NAP
    205         240           235               240           235       5.740%        $10,172            NAP       $158,630
    206         216           211               216           211       5.740%        $10,596            NAP            NAP
    207         120           117               480           477       5.880%        $ 7,586            NAP            NAP
    208         120           116               300           296       5.880%        $ 8,408            NAP            NAP
    209         120           118               300           298       5.820%        $ 8,233            NAP            NAP
    210         120           118               480           478       5.710%        $ 6,627            NAP            NAP
    211         120           119               360           359       5.390%        $ 7,011            NAP            NAP
    212         180           177               IO             IO       5.780%            NAP         $5,860            NAP
    213         180           178               IO             IO       5.800%            NAP         $5,881            NAP
    214         120           118               360           358       5.590%        $ 6,738            NAP            NAP
    215         120           116               240           236       5.950%        $ 7,956            NAP            NAP
    216         120           116               480           476       5.600%        $ 5,749            NAP            NAP
    217         120           117               300           297       5.800%        $ 6,890            NAP            NAP
    218         120           115               480           475       5.360%        $ 5,316            NAP            NAP
    219         120           115               IO             IO       5.590%            NAP         $4,723            NAP
    220         120           117               480           477       5.330%        $ 5,043            NAP            NAP
    221         120           118               360           358       5.570%        $ 5,722            NAP            NAP
    222         120           118               360           358       5.400%        $ 5,615            NAP            NAP
    223          60            57               360           357       6.130%        $ 6,079            NAP            NAP
    224         120           117               360           357       5.370%        $ 5,597            NAP            NAP
    225         120           119               360           359       5.860%        $ 5,859            NAP            NAP
    226         120           114               480           474       5.250%        $ 4,365            NAP            NAP
    227         120           117               360           360       5.910%        $ 5,106         $4,294       $141,236
    228         120           115               IO             IO       5.430%            NAP         $3,900            NAP
    229         120           114               360           354       5.660%        $ 4,912            NAP            NAP
    230         180           176               360           356       5.920%        $ 4,904            NAP            NAP
    231         120           118               300           298       5.650%        $ 4,985            NAP            NAP
    232         120           116               360           356       5.480%        $ 4,249            NAP            NAP
    233         240           237               240           237       6.260%        $ 5,121            NAP            NAP
    234         120           118               360           358       5.580%        $ 3,867            NAP            NAP
    235         180           172               180           172       5.940%        $ 5,674            NAP            NAP
    236         120           117               360           357       5.500%        $ 3,691            NAP            NAP
    237         120           117               360           357       6.060%        $ 3,017            NAP            NAP
    238         120           118               360           358       6.600%        $ 2,874            NAP            NAP
    239         120           116               360           356       6.380%        $ 1,873            NAP            NAP
    240         180           174               180           174       6.920%        $ 2,459            NAP            NAP
    241         120           117               360           357       6.840%        $ 1,506            NAP            NAP

                122           113               355           348       5.848%

MORTGAGE        THIRD MOST         SECOND MOST         SECOND MOST       MOST RECENT   MOST RECENT NOI  UNDERWRITABLE  UNDERWRITABLE
LOAN NO.  RECENT NOI END DATE(9)  RECENT NOI(9)  RECENT NOI END DATE(9)        NOI(9)    END DATE(9)              EGI       EXPENSES
------------------------------------------------------------------------------------------------------------------------------------

   180             NAP                    NAP              NAP                   NAP         NAP          $1,532,404     $  400,735
   181             NAP                    NAP              NAP                   NAP         NAP          $  840,600     $  270,500
   182         12/31/2003            $157,928          12/31/2004           $146,305      11/30/2005      $  334,431     $  123,317
   183             NAP                    NAP              NAP                   NAP         NAP          $1,253,568     $  414,272
   184             NAP                    NAP              NAP                   NAP         NAP          $  249,162     $   15,095
   185             NAP                    NAP              NAP                   NAP         NAP          $  247,050     $    9,882
   186         12/31/2003            $199,224          12/31/2004           $191,790   T-11 (11/30/05)    $  289,982     $   93,717
   187         12/31/2003            $228,111          12/31/2004           $143,111      12/31/2005      $  409,997     $  188,881
   188             NAP                    NAP              NAP                   NAP         NAP          $  231,553     $   51,307
   189             NAP                    NAP              NAP                   NAP         NAP          $1,274,805     $  570,003
   190             NAP                    NAP              NAP              $144,014         2005         $  249,326     $   52,806
   191         12/31/2003            $194,279          12/31/2004           $205,079      12/31/2005      $  231,618     $   58,362
   192         12/31/2003            $217,671          12/31/2004           $266,545      10/31/2005      $  335,511     $  124,898
   193             NAP                    NAP              NAP                   NAP         NAP          $  238,215     $   81,928
   194             NAP                    NAP              NAP                   NAP         NAP          $1,153,835     $  369,913
   195             NAP                    NAP              NAP                   NAP         NAP          $  625,591     $  273,481
   196             NAP                    NAP              NAP                   NAP         NAP          $1,294,076     $  581,000
   197         12/31/2003            $241,106          12/31/2004           $231,734      08/31/2005      $  424,919     $  187,740
   198         12/31/2002            $137,120          12/31/2003           $197,962      12/31/2004      $  253,646     $   48,122
   199             NAP                    NAP              NAP                   NAP         NAP          $1,375,200     $  499,000
   200         12/31/2003            $169,369          12/31/2004           $172,997      12/31/2005      $  198,612     $   32,637
   201             NAP               $ 34,854          12/31/2004           $108,125      12/31/2005      $  215,002     $   67,446
   202             NAP                    NAP              NAP                   NAP         NAP          $1,245,248     $  633,082
   203             NAP                    NAP              NAP                   NAP         NAP          $  263,154     $   58,144
   204             NAP                    NAP              NAP                   NAP         NAP          $1,682,007     $  901,840
   205         12/31/2003            $184,809          12/31/2004           $122,968      04/30/2005      $  305,189     $  125,329
   206             NAP               $245,228          12/31/2003           $165,337      12/31/2004      $  190,665     $   33,957
   207             NAP                    NAP              NAP                   NAP         NAP          $  929,581     $  305,600
   208             NAP                    NAP              NAP                   NAP         NAP          $  173,167     $   33,165
   209             NAP                    NAP              NAP                   NAP         NAP          $  235,495     $   75,539
   210             NAP                    NAP              NAP                   NAP         NAP          $  927,494     $  380,377
   211             NAP                    NAP              NAP                   NAP         NAP          $1,103,793     $  588,388
   212             NAP                    NAP              NAP                   NAP         NAP          $3,166,170     $1,089,616
   213             NAP                    NAP              NAP                   NAP         NAP          $1,588,780     $  543,900
   214             NAP                    NAP              NAP                   NAP         NAP          $  959,210     $  461,361
   215             NAP                    NAP              NAP                   NAP         NAP          $  147,060     $    5,882
   216             NAP                    NAP              NAP                   NAP         NAP          $  514,019     $  264,258
   217             NAP                    NAP              NAP                   NAP         NAP          $  142,046     $    5,404
   218             NAP                    NAP              NAP                   NAP         NAP          $  626,443     $  164,991
   219             NAP                    NAP              NAP                   NAP         NAP          $1,568,458     $  416,453
   220             NAP                    NAP              NAP                   NAP         NAP          $1,228,186     $  356,713
   221             NAP                    NAP              NAP                   NAP         NAP          $1,932,780     $  498,000
   222             NAP                    NAP              NAP                   NAP         NAP          $  753,010     $  221,231
   223             NAP                    NAP              NAP                   NAP         NAP          $  147,141     $   42,522
   224             NAP                    NAP              NAP                   NAP         NAP          $  520,191     $  215,701
   225             NAP                    NAP              NAP              $ 30,499      12/31/2005      $  136,770     $   44,861
   226             NAP                    NAP              NAP                   NAP         NAP          $  626,165     $  274,400
   227         12/31/2003            $140,091          12/31/2004           $121,742      12/31/2005      $  160,773     $   46,886
   228             NAP                    NAP              NAP                   NAP         NAP          $  754,249     $  244,795
   229             NAP                    NAP              NAP                   NAP         NAP          $  991,872     $  262,400
   230             NAP                    NAP              NAP                   NAP         NAP          $1,421,595     $  698,398
   231             NAP                    NAP              NAP                   NAP         NAP          $  110,000     $    4,400
   232             NAP                    NAP              NAP                   NAP         NAP          $  822,510     $  263,344
   233             NAP                    NAP              NAP                   NAP         NAP          $  934,353     $  398,917
   234             NAP                    NAP              NAP                   NAP         NAP          $  329,461     $   94,190
   235             NAP                    NAP              NAP                   NAP         NAP          $  104,405     $   22,032
   236             NAP                    NAP              NAP                   NAP         NAP          $  426,410     $  168,397
   237             NAP                    NAP              NAP                   NAP         NAP          $  680,390     $  169,900
   238             NAP                    NAP              NAP                   NAP         NAP          $  217,740     $   96,600
   239             NAP                    NAP              NAP                   NAP         NAP          $  304,000     $   56,956
   240             NAP                    NAP              NAP                   NAP         NAP          $  398,382     $  116,534
   241             NAP                    NAP              NAP                   NAP         NAP          $  152,760     $   40,840

                                                                                             MARKET STUDY
MORTGAGE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE     BALLOON      CURRENT   SOURCE OF  CAPITALIZATION   VALUATION
LOAN NO.            NOI       RESERVES      CASH FLOW     BALANCE     VALUE(10)  VALUE(10)     RATE(10)        DATE
----------------------------------------------------------------------------------------------------------------------

   180      $1,131,669      $ 8,000       $1,131,669   $1,715,931   $28,650,000  Appraisal        NAP       02/01/2006
   181      $  570,100      $ 6,500       $  570,100   $1,679,229   $19,300,000  Appraisal        NAP       02/09/2006
   182      $  211,114      $29,178       $  181,936   $1,519,515   $ 3,300,000  Appraisal        NAP       12/23/2005
   183      $  839,296      $ 6,300       $  839,296   $1,678,069   $17,860,000  Appraisal        NAP       11/07/2005
   184      $  234,067      $26,933       $  207,134   $   14,223   $ 3,190,000  Appraisal        NAP       01/13/2006
   185      $  237,168      $13,471       $  223,697   $   13,872   $ 4,100,000  Appraisal        NAP       01/01/2006
   186      $  196,266      $ 7,758       $  188,507   $1,627,564   $ 2,450,000  Appraisal        NAP       11/09/2005
   187      $  221,116      $ 5,615       $  202,131   $1,633,973   $ 2,800,000  Appraisal        NAP       08/15/2005
   188      $  180,125      $10,842       $  169,404   $1,602,202   $ 2,450,000  Appraisal        NAP       07/18/2005
   189      $  704,802      $ 7,575       $  704,802   $1,606,719   $19,795,000  Appraisal        NAP       06/28/2005
   190      $  196,519      $11,709       $  184,811   $1,637,191   $ 2,790,000  Appraisal        NAP       10/26/2005
   191      $  173,257      $ 1,237       $  168,214   $1,547,202   $ 2,450,000  Appraisal        NAP       12/12/2005
   192      $  210,613      $16,800       $  193,813   $1,370,129   $ 2,750,000  Appraisal        NAP       12/15/2005
   193      $  156,287      $ 6,774       $  149,514   $1,500,076   $ 2,700,000  Appraisal        NAP       10/15/2005
   194      $  783,922      $ 6,900       $  783,922   $1,750,000   $19,440,000  Appraisal        NAP       01/31/2006
   195      $  352,110      $ 9,150       $  352,110   $1,624,725   $ 4,330,000  Appraisal        NAP       11/16/2005
   196      $  713,076      $16,000       $  713,076   $1,271,538   $20,800,000  Appraisal        NAP       11/15/2005
   197      $  237,179      $48,169       $  189,010   $1,316,436   $ 2,975,000  Appraisal        NAP       01/26/2006
   198      $  205,524      $16,729       $  188,795   $   13,917   $ 2,400,000  Appraisal        NAP       10/27/2005
   199      $  876,200      $ 9,000       $  876,200   $1,650,000   $23,250,000  Appraisal        NAP       07/26/2005
   200      $  165,974      $ 1,218       $  160,695   $1,457,432   $ 2,200,000  Appraisal        NAP       12/28/2005
   201      $  147,556      $ 4,500       $  143,056   $1,351,644   $ 2,000,000  Appraisal        NAP       02/10/2006
   202      $  612,166      $ 8,600       $  612,166   $1,386,352   $19,980,000  Appraisal        NAP       01/10/2006
   203      $  205,010      $12,880       $  192,130   $1,299,336   $ 3,000,000  Appraisal        NAP       01/03/2006
   204      $  780,167      $75,000       $  780,167   $1,250,315   $22,500,000  Appraisal        NAP       01/03/2006
   205      $  179,860      $20,127       $  159,733   $   10,126   $ 2,650,000  Appraisal        NAP       11/14/2005
   206      $  156,708      $15,792       $  140,916   $   10,547   $ 1,950,000  Appraisal        NAP       09/27/2005
   207      $  623,981      $12,400       $  623,981   $1,297,882   $13,800,000  Appraisal        NAP       11/02/2005
   208      $  140,002      $11,107       $  128,895   $1,007,571   $ 2,200,000  Appraisal        NAP       04/01/2006
   209      $  159,956      $17,952       $  142,004   $  990,463   $ 2,100,000  Appraisal        NAP       03/03/2006
   210      $  547,117      $ 6,000       $  547,117   $1,154,226   $ 9,830,000  Appraisal        NAP       02/01/2006
   211      $  515,405      $14,300       $  515,405   $1,040,848   $19,650,000  Appraisal        NAP       01/17/2006
   212      $2,076,554      $30,293       $2,076,554   $1,200,000   $65,200,000  Appraisal        NAP       11/30/2005
   213      $1,044,880      $12,300       $1,044,880   $1,200,000   $25,200,000  Appraisal        NAP       01/11/2006
   214      $  497,849      $10,300       $  497,849   $  984,431   $18,575,000  Appraisal        NAP       02/08/2006
   215      $  141,178      $30,552       $  110,626   $  722,627   $ 1,630,000  Appraisal        NAP       01/11/2006
   216      $  249,761      $ 7,200       $  249,761   $1,012,680   $ 3,890,000  Appraisal        NAP       12/16/2005
   217      $  136,642      $25,350       $  111,292   $  829,949   $ 1,480,000  Appraisal        NAP       02/02/2006
   218      $  461,452      $ 2,000       $  461,452   $  961,183   $12,170,000  Appraisal        NAP       10/24/2005
   219      $1,152,005      $ 2,700       $1,152,005   $1,000,000   $30,950,000  Appraisal        NAP       10/12/2005
   220      $  871,473      $13,143       $  871,473   $  915,097   $19,400,000  Appraisal        NAP       01/17/2006
   221      $1,434,780      $11,000       $1,434,780   $  837,297   $24,300,000  Appraisal        NAP       01/26/2006
   222      $  531,779      $ 3,750       $  531,779   $  832,879   $13,400,000  Appraisal        NAP       01/18/2006
   223      $  104,619      $   527       $  100,141   $  937,129   $ 1,700,000  Appraisal        NAP       12/05/2005
   224      $  304,490      $ 3,450       $  304,490   $  832,168   $ 7,310,000  Appraisal        NAP       11/28/2005
   225      $   91,909      $ 3,000       $   88,909   $  838,019   $ 1,240,000  Appraisal        NAP       02/10/2006
   226      $  351,765      $ 7,800       $  351,765   $  798,874   $ 7,275,000  Appraisal        NAP       09/15/2005
   227      $  113,887      $ 1,377       $  110,890   $  760,679   $ 1,550,000  Appraisal        NAP       08/25/2005
   228      $  509,454      $ 6,000       $  509,454   $  850,000   $17,550,000  Appraisal        NAP       11/16/2005
   229      $  729,472      $ 7,000       $  729,472   $  713,467   $20,350,000  Appraisal        NAP       09/29/2005
   230      $  723,197      $12,000       $  723,197   $  599,307   $15,540,000  Appraisal        NAP       12/05/2005
   231      $  105,600      $     0       $  105,600   $  606,279   $ 2,050,000  Appraisal        NAP       12/22/2005
   232      $  559,166      $ 2,400       $  559,166   $  625,935   $12,660,000  Appraisal        NAP       11/30/2005
   233      $  535,436      $ 9,000       $  535,436   $   18,423   $14,070,000  Appraisal        NAP       01/17/2006
   234      $  235,271      $ 4,820       $  235,271   $  565,351   $ 6,975,000  Appraisal        NAP       01/25/2006
   235      $   82,373      $ 4,891       $   77,482   $    5,645   $ 1,050,000  Appraisal        NAP       08/18/2005
   236      $  258,013      $ 3,572       $  258,013   $  543,115   $ 6,850,000  Appraisal        NAP       12/22/2005
   237      $  510,490      $ 3,500       $  510,490   $  424,909   $13,500,000  Appraisal        NAP       12/12/2005
   238      $  121,140      $ 2,900       $  121,140   $  388,307   $ 2,580,000  Appraisal        NAP       02/07/2006
   239      $  247,044      $ 2,682       $  247,044   $  257,130   $ 6,300,000  Appraisal        NAP       11/29/2005
   240      $  281,848      $ 1,200       $  281,848   $        1   $ 6,460,000  Appraisal        NAP       07/21/2005
   241      $  111,920      $ 2,400       $  111,920   $  199,802   $ 2,830,000  Appraisal        NAP       12/15/2005

                                         COOPERATIVE LOANS(11)
          -------------------------------------------------------------------------------------
MORTGAGE                LTV AS  UNSOLD  SPONSOR  INVESTOR   COOP                      COMMITTED
LOAN NO.  RENTAL VALUE  RENTAL  PERCET    UNITS     UNITS  UNITS  SPONSOR CARRY  SECONDARY DEBT  LARGEST TENANT(12)
-----------------------------------------------------------------------------------------------------------------------------

   180     $14,150,000   14.5%    2.5%        0         0      2            NAP      $  500,000  NAP
   181     $ 7,100,000   28.1%    0.0%        0         0      0            NAP      $  300,000  NAP
   182             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Heines
   183     $10,550,000   18.9%   27.5%       11         0      0        ($8,290)     $  500,000  NAP
   184             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  JKK Inc.
   185             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Pizza Factory
   186             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  NAP
   187             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Lemon Grass & Bistro
   188             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Gamestop, Inc.
   189     $ 9,100,000   20.7%    0.0%        0         0      0            NAP                  NAP
   190             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Safari, Inc.
   191             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Metro PCS
   192             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  NAP
   193             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Bank One, NA
   194     $ 9,800,000   17.9%   11.1%        0         4      1       $  3,867      $  400,000  NAP
   195     $ 4,140,000   42.2%   70.0%       42         0      0       $131,664                  NAP
   196     $ 8,900,000   19.6%   11.8%        6         0      0       $  7,680      $  500,000  NAP
   197             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Thai Lotus Restaurant
   198             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Semens Real Estate, Inc.
   199     $11,000,000   15.0%    0.0%        0         0      0            NAP      $  500,000  NAP
   200             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Precision Tune Auto Care
   201             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  NAP
   202     $ 7,910,000   18.9%   15.3%       12         0      1       $ 15,640      $  500,000  NAP
   203             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Sports Styles
   204     $ 9,750,000   15.3%    0.0%        0         0      0            NAP      $  250,000  NAP
   205             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Creator's Way Bedrooms
   206             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Crye-Leike Realtors
   207     $ 7,800,000   17.9%   30.5%       18         0      0       $113,127      $  500,000  NAP
   208             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Dana Orthodontics
   209             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Department of Transportation
   210     $ 6,840,000   18.3%   22.0%       12         0      1       $ 37,216      $  500,000  NAP
   211     $ 6,400,000   19.5%    6.9%        5         0      0       $    912      $  500,000  NAP
   212     $26,000,000    4.6%    0.0%        0         0      0            NAP      $1,000,000  NAP
   213     $13,100,000    9.2%    3.3%        2         0      0       $    852      $  500,000  NAP
   214     $ 6,200,000   18.9%    0.0%        0         0      0            NAP      $  500,000  NAP
   215             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Downeast Outfitters, Inc.
   216     $ 3,030,000   36.2%   38.3%        0        17      1       $      0      $  300,000  NAP
   217             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Family Dollar
   218     $ 5,790,000   18.1%    0.0%        0         0      0            NAP      $  300,000  NAP
   219     $14,400,000    6.9%    0.0%        0         0      0            NAP      $1,000,000  NAP
   220     $10,900,000    9.2%   10.6%        5         0      0       $ 11,383      $  100,000  NAP
   221     $17,900,000    5.6%    5.0%        0         1      2            NAP      $  250,000  NAP
   222     $ 6,650,000   15.0%   12.0%        3         0      0       ($5,137)      $  300,000  NAP
   223             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Matthew and Teresia McKenney
   224     $ 3,810,000   26.2%   17.4%        4         0      0      ($20,037)      $  250,000  NAP
   225             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  NAP
   226     $ 4,300,000   20.3%   10.2%        2         3      0       $ 10,238      $  250,000  NAP
   227             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  TFS Associates, Inc.
   228     $ 6,400,000   13.3%    7.7%        1         0      0       ($7,163)      $  300,000  NAP
   229     $ 9,100,000    9.3%    0.0%        0         0      0            NAP      $  400,000  NAP
   230     $ 9,680,000    8.5%    0.0%        0         0      0            NAP      $  500,000  NAP
   231             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  SLKE Entertainment, Inc.
   232     $ 7,000,000   10.7%    0.0%        0         0      0            NAP      $  250,000  NAP
   233     $ 6,700,000   10.4%   23.3%       14         0      0       $ 33,436      $  500,000  NAP
   234     $ 2,800,000   24.1%   16.7%        3         0      0       ($3,215)      $  150,000  NAP
   235             NAP     NAP     NAP      NAP       NAP    NAP            NAP                  Forge Welken
   236     $ 3,200,000   20.3%   29.4%        5         0      0       $ 79,836      $  200,000  NAP
   237     $ 6,400,000    7.8%    0.0%        0         0      0            NAP      $  250,000  NAP
   238     $ 1,500,000   30.0%   23.5%        4         0      0       $ 11,076                  NAP
   239     $ 3,100,000    9.6%    0.0%        0         0      0            NAP      $  100,000  NAP
   240     $ 3,520,000    7.7%    0.0%        0         0      0            NAP                  NAP
   241     $ 1,400,000   16.4%    0.0%        0         0      0            NAP                  NAP

MORTGAGE       LEASE           %                                       LEASE          %
LOAN NO.  EXPIRATION DATE    NSF   SECOND LARGEST TENANT(12)      EXPIRATION DATE   NSF   THIRD LARGEST TENANT(12)
-----------------------------------------------------------------------------------------------------------------------

   180           NAP         NAP   NAP                                  NAP         NAP   NAP
   181           NAP         NAP   NAP                                  NAP         NAP   NAP
   182       11/30/2011     30.9%  Linden Group                      07/14/2008    25.7%  Lesco, Inc.
   183           NAP         NAP   NAP                                  NAP         NAP   NAP
   184       03/31/2010     14.1%  Panda Express                     03/31/2015    12.7%  Supercuts, Inc.
   185       10/31/2015     30.4%  Forever Ladies Workout Expres     09/30/2009    17.0%  Starbucks Corporation
   186           NAP         NAP   NAP                                  NAP         NAP   NAP
   187       08/31/2009     19.2%  Blue Tusk                         03/31/2007    17.3%  Jet Black
   188       01/31/2016     50.2%  Payless ShoeSource, Inc.          07/31/2015    27.9%  New Cingular Wireless PCS LLC
   189           NAP         NAP   NAP                                  NAP         NAP   NAP
   190       09/30/2014     70.1%  Allied Cash Advance               08/31/2008    15.1%  Wireless @ Work
   191       03/01/2011     27.9%  Film Fare                         12/14/2006    25.8%  Hanel LLC
   192           NAP         NAP   NAP                                  NAP         NAP   NAP
   193       11/30/2014     48.8%  Caribou Coffee Company, Inc.      11/30/2014    26.9%  RDT Holdings, LTD Quizno's
   194           NAP         NAP   NAP                                  NAP         NAP   NAP
   195           NAP         NAP   NAP                                  NAP         NAP   NAP
   196           NAP         NAP   NAP                                  NAP         NAP   NAP
   197       08/31/2010     17.1%  Contract Lens Clinic              11/30/2006     7.8%  Homeowners Mortgage
   198       03/31/2007     20.9%  RKL Sales Corporation             01/31/2008    17.3%  Systems Solutions Group
   199           NAP         NAP   NAP                                  NAP         NAP   NAP
   200       12/31/2006     47.7%  Mid-Atlantic Lubes, LLC           09/30/2018    29.5%  Bamboo Japanese Restaurant
   201           NAP         NAP   NAP                                  NAP         NAP   NAP
   202           NAP         NAP   NAP                                  NAP         NAP   NAP
   203       11/30/2010     24.3%  R&J Restaurant Group, Inc.        10/15/2015    15.2%  Smitish Patel
   204           NAP         NAP   NAP                                  NAP         NAP   NAP
   205       08/31/2008     47.6%  PJ's Trick Shop                   01/31/2006    14.3%  The Great Frame Up Northeast
   206       03/30/2010     46.7%  Pleasant Valley Clinic            06/30/2010    33.1%  Hinson Centre, LLC
   207           NAP         NAP   NAP                                  NAP         NAP   NAP
   208       07/25/2012     30.8%  Grideli's                         02/22/2010    27.1%  Holly's Nails
   209       02/28/2009     77.3%  HDR Engineering, Inc.             02/28/2009    22.7%  NAP
   210           NAP         NAP   NAP                                  NAP         NAP   NAP
   211           NAP         NAP   NAP                                  NAP         NAP   NAP
   212           NAP         NAP   NAP                                  NAP         NAP   NAP
   213           NAP         NAP   NAP                                  NAP         NAP   NAP
   214           NAP         NAP   NAP                                  NAP         NAP   NAP
   215       01/10/2016    100.0%  NAP                                  NAP         NAP   NAP
   216           NAP         NAP   NAP                                  NAP         NAP   NAP
   217       06/30/2012     44.5%  Uinta Golf, Inc                   12/31/2010    38.8%  Utah Academy Dance Studios
   218           NAP         NAP   NAP                                  NAP         NAP   NAP
   219           NAP         NAP   NAP                                  NAP         NAP   NAP
   220           NAP         NAP   NAP                                  NAP         NAP   NAP
   221           NAP         NAP   NAP                                  NAP         NAP   NAP
   222           NAP         NAP   NAP                                  NAP         NAP   NAP
   223       01/14/2011    100.0%  NAP                                  NAP         NAP   NAP
   224           NAP         NAP   NAP                                  NAP         NAP   NAP
   225           NAP         NAP   NAP                                  NAP         NAP   NAP
   226           NAP         NAP   NAP                                  NAP         NAP   NAP
   227       08/31/2013     37.0%  Magnolia Bakery Cafe              07/31/2009    33.3%  Sentry Cleaners
   228           NAP         NAP   NAP                                  NAP         NAP   NAP
   229           NAP         NAP   NAP                                  NAP         NAP   NAP
   230           NAP         NAP   NAP                                  NAP         NAP   NAP
   231       09/01/2015    100.0%  NAP                                  NAP         NAP   NAP
   232           NAP         NAP   NAP                                  NAP         NAP   NAP
   233           NAP         NAP   NAP                                  NAP         NAP   NAP
   234           NAP         NAP   NAP                                  NAP         NAP   NAP
   235       09/30/2020    100.0%  NAP                                  NAP         NAP   NAP
   236           NAP         NAP   NAP                                  NAP         NAP   NAP
   237           NAP         NAP   NAP                                  NAP         NAP   NAP
   238           NAP         NAP   NAP                                  NAP         NAP   NAP
   239           NAP         NAP   NAP                                  NAP         NAP   NAP
   240           NAP         NAP   NAP                                  NAP         NAP   NAP
   241           NAP         NAP   NAP                                  NAP         NAP   NAP

MORTGAGE       LEASE          %      INSURANCE            TAX           MORTGAGE
LOAN NO.  EXPIRATION DATE   NSF   ESCROW IN PLACE  ESCROW IN PLACE(13)  LOAN NO.
--------------------------------------------------------------------------------

   180          NAP         NAP         No                No               180
   181          NAP         NAP         No                No               181
   182      11/30/2011     23.5%        Yes               Yes              182
   183          NAP         NAP         No                No               183
   184      01/31/2010      7.3%        No                Yes              184
   185      06/30/2015     16.2%        No                No               185
   186          NAP         NAP         Yes               Yes              186
   187      08/31/2010     12.9%        Yes               Yes              187
   188      08/31/2012     21.9%        Yes               Yes              188
   189          NAP         NAP         No                Yes              189
   190      09/01/2009     14.8%        Yes               Yes              190
   191      07/31/2010     23.3%        Yes               Yes              191
   192          NAP         NAP         Yes               Yes              192
   193      11/30/2014     24.3%        Yes               Yes              193
   194          NAP         NAP         No                No               194
   195          NAP         NAP         Yes               Yes              195
   196          NAP         NAP         No                No               196
   197      12/31/2008      6.7%        Yes               Yes              197
   198      03/31/2007     15.0%        No                No               198
   199          NAP         NAP         No                No               199
   200      02/28/2009     22.8%        Yes               Yes              200
   201          NAP         NAP         Yes               Yes              201
   202          NAP         NAP         No                No               202
   203      01/31/2011     13.0%        Yes               Yes              203
   204          NAP         NAP         No                No               204
   205      12/31/2006     12.5%        Yes               Yes              205
   206      09/30/2010     20.1%        No                Yes              206
   207          NAP         NAP         No                No               207
   208      03/24/2010     11.9%        Yes               Yes              208
   209          NAP         NAP         No                No               209
   210          NAP         NAP         No                No               210
   211          NAP         NAP         No                No               211
   212          NAP         NAP         No                No               212
   213          NAP         NAP         No                No               213
   214          NAP         NAP         No                No               214
   215          NAP         NAP         No                No               215
   216          NAP         NAP         No                No               216
   217      07/31/2006     16.7%        Yes               Yes              217
   218          NAP         NAP         No                No               218
   219          NAP         NAP         No                No               219
   220          NAP         NAP         No                No               220
   221          NAP         NAP         No                Yes              221
   222          NAP         NAP         No                No               222
   223          NAP         NAP         No                No               223
   224          NAP         NAP         No                No               224
   225          NAP         NAP         Yes               Yes              225
   226          NAP         NAP         No                No               226
   227      07/31/2008     18.5%        Yes               Yes              227
   228          NAP         NAP         No                Yes              228
   229          NAP         NAP         No                Yes              229
   230          NAP         NAP         No                No               230
   231          NAP         NAP         No                No               231
   232          NAP         NAP         No                No               232
   233          NAP         NAP         No                No               233
   234          NAP         NAP         No                Yes              234
   235          NAP         NAP         No                No               235
   236          NAP         NAP         No                Yes              236
   237          NAP         NAP         No                Yes              237
   238          NAP         NAP         No                No               238
   239          NAP         NAP         No                Yes              239
   240          NAP         NAP         No                No               240
   241          NAP         NAP         No                Yes              241

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA      MORTGAGE                                                 CAPITAL EXPENDITURE         TI/LC
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                         ESCROW IN PLACE(14)  ESCROW IN PLACE(15)
-----------------------------------------------------------------------------------------------------------------------------------

   180       171       171-001    NCB, FSB        East 84th Owners Corp.                            No                   No
   181       172       172-001    NCB, FSB        240 West 23rd Owners Corp.                        No                   No
   182       173       173-001    UCMFI           Denville Industrial                               No                   No
   183       174       174-001    NCB, FSB        528 West Owners Corp.                             No                   No
   184       175       175-001    UCMFI           Central Park Plaza                                No                   No
   185       176       176-001    UCMFI           995 Nord Avenue                                   No                   No
   186       177       177-001    SunTrust        Upper Class Apartments                           Yes                   No
   187       178       178-001    NCB, FSB        Center Armory Retail Center                      Yes                   No
   188       179       179-001    MSMC            Roebuck Crossing                                 Yes                   No
   189       180       180-001    NCB, FSB        Forest Hills Housing Cooperative, Inc.            No                   No
   190       181       181-001    MSMC            Avon Creek                                       Yes                   Yes
   191       182       182-001    NCB, FSB        Commerce Row Shopping Center                     Yes                   Yes
   192       183       183-001    UCMFI           Royal Gardens Apartments                          No                   No
   193       184       184-001    MSMC            Clintonville Commons                             Yes                   Yes
   194       185       185-001    NCB, FSB        Jones Street Apartments, Inc.                     No                   No
   195       186       186-001    NCB, FSB        82-90 Caryl Avenue Owners Corp.                   No                   No
   196       187       187-001    NCB, FSB        Chapel Owners Corp.                               No                   No
   197       188       188-001    UCMFI           Ashland Park Retail                               No                   No
   198       189       189-001    UCMFI           8804 Washington Industrial                        No                   No
   199       190       190-001    NCB, FSB        111 Tenants Corp.                                 No                   No
   200       191       191-001    NCB, FSB        Centreville Retail Project                       Yes                   Yes
   201       192       192-001    NCB, FSB        Broad Street Loft Apartments                     Yes                   No
   202       193       193-001    NCB, FSB        Winthrop Apartments Corp.                         No                   No
   203       194       194-001    SunTrust        Shops at Columbus Park (Hamilton Weems)          Yes                   Yes
   204       195       195-001    NCB, FSB        Fort Place Cooperative, Inc.                      No                   No
   205       196       196-001    UCMFI           Arlington Heights Retail                          No                   No
   206       197       197-001    UCMFI           Hinson Centre                                     No                   No
   207       198       198-001    NCB, FSB        Fairfax House Owners, Inc.                        No                   No
   208       199       199-001    UCMFI           Fashion Point Plaza                               No                   Yes
   209       200       200-001    UCMFI           Hillsboro West Office                             No                   No
   210       201       201-001    NCB, FSB        3030 Johnson Avenue Corp.                         No                   No
   211       202       202-001    NCB, FSB        Willow House Owners Corp.                         No                   No
   212       203       203-001    NCB, FSB        600 West End Avenue Owners Corp.                  No                   No
   213       204       204-001    NCB, FSB        302 East 88th Tenants Corp.                       No                   No
   214       205       205-001    NCB, FSB        Stewart Franklin Owners Corp.                     No                   No
   215       206       206-001    UCMFI           Downeast Home                                     No                   No
   216       207       207-001    NCB, FSB        Melissa Court Owners, Inc.                        No                   No
   217       208       208-001    UCMFI           Orem State Street Plaza                           No                   No
   218       209       209-001    NCB, FSB        300 East 4th Street Housing Corp.                 No                   No
   219       210       210-001    NCB, FSB        889 Realty, Inc.                                  No                   No
   220       211       211-001    NCB, FSB        405 West 57th Street Owners Corp.                 No                   No
   221       212       212-001    NCB, FSB        31577 Owners Corp.                                No                   No
   222       213       213-001    NCB, FSB        140 East 95th Street Owners Corp.                 No                   No
   223       214       214-001    NCB, FSB        Elliott Ranch Plaza                               No                   No
   224       215       215-001    NCB, FSB        188 East 75th Owners Corp.                        No                   No
   225       216       216-001    NCB, FSB        Goshen Apartments                                Yes                   No
   226       217       217-001    NCB, FSB        50-15 Owners Ltd.                                 No                   No
   227       218       218-001    NCB, FSB        Medlock Village Shopping Center                   No                   No
   228       219       219-001    NCB, FSB        24-26 East 82nd Street Tenants Corp.              No                   No
   229       220       220-001    NCB, FSB        17th Street Artists Corp.                         No                   No
   230       221       221-001    NCB, FSB        Dartmouth Cooperative Corp.                       No                   No
   231       222       222-001    UCMFI           Milliken Avenue Retail                            No                   No
   232       223       223-001    NCB, FSB        157 East 75th Street Corporation                  No                   No
   233       224       224-001    NCB, FSB        60 Cooper Street Corporation                      No                   No
   234       225       225-001    NCB, FSB        325 West 21st Street, Inc.                        No                   No
   235       226       226-001    UCMFI           Two Bears Industrial Building                     No                   No
   236       227       227-001    NCB, FSB        West 12th Street Tenants Corp.                    No                   No
   237       228       228-001    NCB, FSB        West 11th Street Owners, Incorporated             No                   No
   238       229       229-001    NCB, FSB        Bronxville Gardens Owners Corp.                   No                   No
   239       230       230-001    NCB, FSB        11 Jay Street Owners Corp.                        No                   No
   240       231       231-001    NCB, FSB        406 East 73rd St. Apts., Inc.                     No                   No
   241       232       232-001    NCB, FSB        433 Seventh Ave. Co-Op Ltd.                       No                   No

TOTALS AND WEIGHTED AVERAGES:

                                                                INITIAL CAPITAL  MONTHLY CAPITAL  CURRENT CAPITAL
                                                                    EXPENDITURE      EXPENDITURE      EXPENDITURE
MORTGAGE                                       SPRINGING                 ESCROW           ESCROW           ESCROW
LOAN NO.  OTHER ESCROW DESCRIPTION(16)  ESCROW DESCRIPTION(17)  REQUIREMENT(18)  REQUIREMENT(19)      BALANCE(20)
-----------------------------------------------------------------------------------------------------------------

   180                 NAP                  Tax, Insurance                   $0             $  0           $    0
   181                 NAP                  Tax, Insurance                   $0             $  0           $    0
   182                 NAP                        NAP                        $0             $  0           $    0
   183                 NAP                  Tax, Insurance                   $0             $  0           $    0
   184                 NAP                     Insurance                     $0             $  0           $    0
   185                 NAP                  Tax, Insurance                   $0             $  0           $    0
   186                 NAP                        NAP                        $0             $600           $  600
   187          Letter of Credit                 TI/LC                       $0             $468           $1,872
   188                 NAP                       TI/LC                       $0             $125           $  500
   189                 NAP                     Insurance                     $0             $  0           $    0
   190                 NAP                        NAP                        $0             $143           $  143
   191                 NAP                       TI/LC                       $0             $103           $  206
   192                 NAP                        NAP                        $0             $  0           $    0
   193                 NAP                        NAP                        $0             $ 74           $  148
   194                 NAP                  Tax, Insurance                   $0             $  0           $    0
   195                 NAP                     Insurance                     $0             $  0           $    0
   196                 NAP                  Tax, Insurance                   $0             $  0           $    0
   197                 NAP                        NAP                        $0             $  0           $    0
   198                 NAP                  Tax, Insurance                   $0             $  0           $    0
   199                 NAP                  Tax, Insurance                   $0             $  0           $    0
   200      Required Upfront Reserve             TI/LC                       $0             $135           $  406
   201                 NAP                        NAP                        $0             $375           $  375
   202                 NAP                  Tax, Insurance                   $0             $  0           $    0
   203                 NAP                        NAP                        $0             $144           $  140
   204                 NAP                  Tax, Insurance                   $0             $  0           $    0
   205              Holdback                      NAP                        $0             $  0           $    0
   206              Holdback                   Insurance                     $0             $  0           $    0
   207                 NAP                  Tax, Insurance                   $0             $  0           $    0
   208                 NAP                        NAP                        $0             $  0           $    0
   209                 NAP                        NAP                        $0             $  0           $    0
   210                 NAP                  Tax, Insurance                   $0             $  0           $    0
   211                 NAP                  Tax, Insurance                   $0             $  0           $    0
   212                 NAP                  Tax, Insurance                   $0             $  0           $    0
   213                 NAP                  Tax, Insurance                   $0             $  0           $    0
   214                 NAP                  Tax, Insurance                   $0             $  0           $    0
   215                 NAP                  Tax, Insurance                   $0             $  0           $    0
   216                 NAP                  Tax, Insurance                   $0             $  0           $    0
   217                 NAP                        NAP                        $0             $  0           $    0
   218                 NAP                  Tax, Insurance                   $0             $  0           $    0
   219                 NAP                  Tax, Insurance                   $0             $  0           $    0
   220                 NAP                  Tax, Insurance                   $0             $  0           $    0
   221                 NAP                     Insurance                     $0             $  0           $    0
   222                 NAP                  Tax, Insurance                   $0             $  0           $    0
   223                 NAP                  Tax, Insurance                   $0             $  0           $    0
   224                 NAP                  Tax, Insurance                   $0             $  0           $    0
   225                 NAP                        NAP                        $0             $250           $  250
   226                 NAP                  Tax, Insurance                   $0             $  0           $    0
   227                 NAP                        NAP                        $0             $  0           $    0
   228                 NAP                     Insurance                     $0             $  0           $    0
   229                 NAP                     Insurance                     $0             $  0           $    0
   230                 NAP                  Tax, Insurance                   $0             $  0           $    0
   231                 NAP                        NAP                        $0             $  0           $    0
   232                 NAP                  Tax, Insurance                   $0             $  0           $    0
   233                 NAP                  Tax, Insurance                   $0             $  0           $    0
   234                 NAP                     Insurance                     $0             $  0           $    0
   235                 NAP                  Tax, Insurance                   $0             $  0           $    0
   236                 NAP                     Insurance                     $0             $  0           $    0
   237                 NAP                     Insurance                     $0             $  0           $    0
   238                 NAP                  Tax, Insurance                   $0             $  0           $    0
   239                 NAP                     Insurance                     $0             $  0           $    0
   240                 NAP                  Tax, Insurance                   $0             $  0           $    0
   241                 NAP                     Insurance                     $0             $  0           $    0

                                                                                                             PREPAYMENT CODE(25)
MORTGAGE           INITIAL TI/LC  MONTHLY TI/LC ESCROW       CURRENT TI/LC  ENVIRONMENTAL     INTEREST     -----------------------
LOAN NO.  ESCROW REQUIREMENT(21)       REQUIREMENT(22)  ESCROW BALANCE(23)    INSURANCE    ACCRUAL METHOD  SEASONING(24)   LO  DEF
------------------------------------------------------  --------------------------------------------------------------------------

   180                   $     0                  $  0             $     0        No         Actual/360                2   84
   181                   $     0                  $  0             $     0        No         Actual/360                2    0
   182                   $     0                  $  0             $     0        No           30/360                  3    0
   183                   $     0                  $  0             $     0        No         Actual/360                5   84
   184                   $     0                  $  0             $     0        No           30/360                  4    0
   185                   $     0                  $  0             $     0        No           30/360                  5    0
   186                   $     0                  $  0             $     0        No         Actual/360                3   27   89
   187                   $     0                  $  0             $75,000        No         Actual/360                4   28   88
   188                   $     0                  $  0             $     0        No         Actual/360                7   31   85
   189                   $     0                  $  0             $     0        No         Actual/360                5  102
   190                   $     0                  $717             $   717        No         Actual/360                4   28   88
   191                   $50,000                  $  0             $50,000        No         Actual/360                2   26   90
   192                   $     0                  $  0             $     0        No           30/360                  4    0
   193                   $     0                  $500             $ 1,000        No         Actual/360                5   29   87
   194                   $     0                  $  0             $     0        No         Actual/360                1   84
   195                   $     0                  $  0             $     0        No         Actual/360                4   84
   196                   $     0                  $  0             $     0        No         Actual/360                5   29  147
   197                   $     0                  $  0             $     0        No           30/360                  2    0
   198                   $     0                  $  0             $     0        No           30/360                  5    0
   199                   $     0                  $  0             $     0        No         Actual/360                3  102
   200                   $30,000                  $  0             $30,000        No         Actual/360                3   27   89
   201                   $     0                  $  0             $     0        No         Actual/360                1   25   91
   202                   $     0                  $  0             $     0        No         Actual/360                2   26   90
   203                   $     0                  $933             $   933        No         Actual/360                3   27   89
   204                   $     0                  $  0             $     0        No         Actual/360                4   84
   205                   $     0                  $  0             $     0        No           30/360                  5    0
   206                   $     0                  $  0             $     0        No           30/360                  5    0
   207                   $     0                  $  0             $     0        No         Actual/360                3  102
   208                   $20,400                  $  0             $     0        No           30/360                  4    0
   209                   $     0                  $  0             $     0        No           30/360                  2    0
   210                   $     0                  $  0             $     0        No         Actual/360                2   84
   211                   $     0                  $  0             $     0        No         Actual/360                1   25   91
   212                   $     0                  $  0             $     0        No         Actual/360                3  120
   213                   $     0                  $  0             $     0        No         Actual/360                2  120
   214                   $     0                  $  0             $     0        No         Actual/360                2    0
   215                   $     0                  $  0             $     0        No           30/360                  4    0
   216                   $     0                  $  0             $     0        No         Actual/360                4   84
   217                   $     0                  $  0             $     0        No           30/360                  3    0
   218                   $     0                  $  0             $     0        No         Actual/360                5   29   87
   219                   $     0                  $  0             $     0        No         Actual/360                5   84
   220                   $     0                  $  0             $     0        No         Actual/360                3   84
   221                   $     0                  $  0             $     0        No         Actual/360                2   26   90
   222                   $     0                  $  0             $     0        No         Actual/360                2   48
   223                   $     0                  $  0             $     0        No         Actual/360                3   11
   224                   $     0                  $  0             $     0        No         Actual/360                3   84
   225                   $     0                  $  0             $     0        No         Actual/360                1   25   91
   226                   $     0                  $  0             $     0        No         Actual/360                6   84
   227                   $     0                  $  0             $     0        No         Actual/360                3   27   89
   228                   $     0                  $  0             $     0        No         Actual/360                5   84
   229                   $     0                  $  0             $     0        No         Actual/360                6   84
   230                   $     0                  $  0             $     0        No         Actual/360                4  144
   231                   $     0                  $  0             $     0        No           30/360                  2    0
   232                   $     0                  $  0             $     0        No         Actual/360                4   48
   233                   $     0                  $  0             $     0        No         Actual/360                3   27  209
   234                   $     0                  $  0             $     0        No         Actual/360                2   84
   235                   $     0                  $  0             $     0        No           30/360                  8    0
   236                   $     0                  $  0             $     0        No         Actual/360                3  102
   237                   $     0                  $  0             $     0        No         Actual/360                3  102
   238                   $     0                  $  0             $     0        No         Actual/360                2  102
   239                   $     0                  $  0             $     0        No         Actual/360                4  102
   240                   $     0                  $  0             $     0        No           30/360                  6   30  146
   241                   $     0                  $  0             $     0        No         Actual/360                3  102
                                                                                                                       9

                         PREPAYMENT CODE(25)
MORTGAGE   -----------------------------------------------       YM      ADMINISTRATIVE  MORTGAGE
LOAN NO.   DEF/YM1  YM1  YM2  YM  5%  4%  3%  2%  1%  OPEN  FORMULA(26)   COST RATE(27)  LOAN NO.
-------------------------------------------------------------------------------------------------

   180               32                                 4        A             8.12         180
   181              116                                 4        A             8.12         181
   182              117                                 3        L            19.62         182
   183               32                                 4        A             8.12         183
   184              239                                 1        L            19.62         184
   185              239                                 1        M            15.12         185
   186                                                  4                      4.12         186
   187                                                  4                      8.12         187
   188                                                  4                      2.12         188
   189                                        14        4                      8.12         189
   190                                                  4                      2.12         190
   191                                                  4                      8.12         191
   192              119                                 1        L            17.12         192
   193                                                  4                      2.12         193
   194               32                                 4        A             8.12         194
   195               32                                 4        A             8.12         195
   196                                                  4                      8.12         196
   197              119                                 1        L            19.62         197
   198              179                                 1        N            19.62         198
   199                                        14        4                      8.12         199
   200                                                  4                      8.12         200
   201                                                  4                      8.12         201
   202                                                  4                      8.12         202
   203                                                  4                      4.12         203
   204               32                                 4        A             8.12         204
   205              239                                 1        M            19.62         205
   206              215                                 1        L            19.62         206
   207                                        13        5                      8.12         207
   208              119                                 1        L            17.12         208
   209              119                                 1        L            19.62         209
   210               32                                 4        A             8.12         210
   211                                                  4                      8.12         211
   212               56                                 4        A             8.12         212
   213               56                                 4        A             8.12         213
   214              116                                 4        A             8.12         214
   215              119                                 1        L            17.12         215
   216               32                                 4        A             8.12         216
   217              119                                 1        L            17.12         217
   218                                                  4                      8.12         218
   219               32                                 4        A             8.12         219
   220               32                                 4        A             8.12         220
   221                                                  4                      8.12         221
   222               68                                 4        A             8.12         222
   223               45                                 4        A             8.12         223
   224               32                                 4        A             8.12         224
   225                                                  4                      8.12         225
   226               32                                 4        A             8.12         226
   227                                                  4                      8.12         227
   228               32                                 4        A             8.12         228
   229               32                                 4        A             8.12         229
   230                                    12  12   8    4                      8.12         230
   231              119                                 1        L            19.62         231
   232               68                                 4        A             8.12         232
   233                                                  4                      8.12         233
   234               32                                 4        A             8.12         234
   235              179                                 1        L            19.62         235
   236                                        14        4                      8.12         236
   237                                        14        4                      8.12         237
   238                                        14        4                      8.12         238
   239                                        14        4                      8.12         239
   240                                                  4                      8.12         240
   241                                        14        4                      8.12         241

TOTALS AND WEIGHTED AVERAGES:

FOOTNOTES TO APPENDIX II

1    "MSMC", "IXIS", "NCB, FSB", "MassMutual", "SunTrust", "UCMFI" and "NCCB"
     denote Morgan Stanley Mortgage Capital Inc., IXIS Real Estate Capital Inc.,
     NCB, FSB, Massachusetts Mutual Life Insurance Company, SunTrust Bank, Union
     Central Mortgage Funding, Inc. and National Consumer Cooperative Bank,
     respectively.

2    The following mortgage loan pools represent multiple properties securing a single mortgage loan, and are designated by identical Roman numeral codings: Mortgage Loan Nos. 12-13, 18-19, 51-56, 62-63 and 85-86
     (Panos/Smith Hotel Portfolio (Uptown), Guttmann Retail Portfolio, Citizens
     Bank Portfolio, Lander Marketplace & Power Inn Plaza and 63 Putnam & 75
     Woodlawn, respectively). For the purposes of the statistical information set forth in this prospectus supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on allocated loan amounts set forth in the related mortgage loan agreement, respective appraised values and/or underwritten cash flows. The following loan pools represent cross-collateralized/
     cross-defaulted mortgaged properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 15-16,
     47-48, 91-92 (Graebel Portfolio, Gateway Tech Portfolio and Seymour
     Multifamily Portfolio, respectively). For the purposes of the statistical information set forth in this prospectus supplement as to such single-loan/
     multiple-property and cross-collateralized/multiple-property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF DSCR After IO
     Period, Cut-off Date LTV, Balloon LTV, Cut-off Date LTV Without Tax
     Credits, Balloon Cut-off Date LTV Without Tax Credits and Cut-off Date
     Balance per Unit or SF, are calculated on an aggregate basis.

     With respect to Mortgage Loan No. 8, Torrey Hills Center, the transaction is structured as three crossed loans on different parcels (the Vons in-line parcel, the Wells Fargo pad parcel and the Union Bank pad parcel) at the same shopping center to the same borrower. The initial funding on June 24,
     2005 consisted of an overall funding of $14,500,000 among the three notes
     (the Vons in-line parcel note - $12,050,000; the Wells Fargo pad parcel note - $1,390,000 and the Union Bank pad parcel note - $1,060,000), all bearing an interest rate of 5.060%. Each note is interest-only for the initial five years of the loan term. A subsequent funding of $11,000,000 was conducted pursuant to an Amended and Restated Vons Parcel Note, dated
     September 21, 2005, increasing the note amount from $12,050,000 to
     $23,050,000, and the interest rate from 5.060% to 5.080%. The two other notes remain unmodified. As a result of the subsequent funding, the total combined loan amount represented by the three crossed notes increased from
     $14,500,000 to $25,500,000. The interest rate reflected in Appendix II is a blended rate for the overall $25,500,000 principal balance. Please see
     Appendix IV for more details.

     With respect to Mortgage Loan No. 6, Capital Plaza, the related mortgaged property is comprised of three buildings. The buildings are secured by one mortgage, which allows for release of a designated building, provided that, among other conditions, the borrower makes a partial defeasance of principal in an amount equal to $13,750,000.

     With respect to Mortgage Loan No. 8, Torrey Hills Center, after the lockout period, the borrower may obtain a release of an individual property provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 100% of the allocated loan amount of the released property, (ii) the combined DSCR of the remaining properties is not less than 1.20x and (iii) the combined LTV of the remaining properties is not greater than the lesser of 75% and the LTV immediately preceding the release. In addition, the borrower may obtain a release of an individual property from the cross-collateralization provided that, among other conditions, the above DSCR and LTV tests are satisfied.

     With respect to Mortgage Loan No. 6, Capital Plaza, after June 5, 2007, the lender is not permitted to unreasonably withhold its consent to not more that one sale on a payment date of a designated property to a buyer; and
     the related borrower may obtain a release of the designated property from the lien of the mortgage, to permit the sale of such designated property to that buyer and an assumption by that buyer of a portion of the mortgage loan, upon satisfaction of certain conditions. Please see Appendix IV for more details.

     With respect to Mortgage Loan No.9, Metropolis Towers Apts. Corp., the
     mortgage loan allows the release of all or any portion of a designated, unimproved parking area, without a concurrent prepayment of the debt, provided that, among other conditions (i) no event of default then exists under any of the loan documents, (ii) no loss in the total number of parking spaces shall have occurred by reason of the release, (iii) a parking garage shall be constructed on the remaining unreleased property, and (iv) a rating agency confirmation of no withdrawal or downgrade of the ratings of the certificates shall have occurred by reason of the release.

     With respect to Mortgage Loan Nos. 15-16, Graebel Portfolio, after the lockout period, the borrower may obtain a release of an individual mortgaged property provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (ii) the DSCR of the remaining property is greater than or equal to (x) the combined DSCR immediately preceding the release, and (y) the DSCR of the remaining property at the time of loan closing (1.35x for Graebel Portfolio - Warehouse; 1.38x for Graebel
     Portfolio - Office) and (iii) the LTV of the remaining property is less than or equal to (x) the combined LTV immediately preceding the release and
     (y) the LTV of the remaining property at the time of loan closing (63.7%
     for Graebel Portfolio - Warehouse; 64.5% for Graebel Portfolio - Office).

     With respect to Mortgage Loan No. 27, Holiday Inn - Chantilly, the borrower may obtain a release of a portion of the mortgaged property provided that, among other conditions, (i) no event of default shall have occurred and be continuing; (ii) the property, after giving effect to the subdivision and conveyance of the release parcel, will (a) comply with all zoning ordinances, (b) be a separate tax parcel, (c) comply with all subdivision
     -ordinances and regulations and (d) have an appurtenant easement for utilities, parking and access currently crossing or located on the release parcel and (iii) a REMIC opinion is obtained at the expense of the borrower.

                                      II-1

     With respect to Mortgage Loan No. 166, Hudson House Tenants Corporation,
     the mortgage loan allows the release of a portion of the collateral encumbered by the mortgage and the other loan documents, without a concurrent prepayment of the debt, provided that, among other conditions
     (i) no event of default then exists under any of the loan documents, (ii)
     neither the income nor marketability of the remaining collateral shall be reduced, nor shall the value of the mortgaged property be reduced by more than a de minimus amount, as a result of such release, and (iii) such release from the lien of the mortgage does not constitute a "significant modification" of the mortgage loan pursuant to Treasury Regulations Section
     1.860G-2(b) and does not otherwise result in any impairment of the status of, or imposition of a tax on, any REMIC or grantor trust in which the mortgage loan shall be held.

3    The Cut-off Date is June 1, 2006 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this prospectus supplement, we present the loans as if the scheduled payments due in June 2006 were due on June 1, 2006, not the actual date on which such scheduled payments were due.

     With respect to Mortgage Loan No. 1, Michigan Plaza, (the "Michigan Plaza
     Pari Passu Loan"), such mortgage loan is comprised of one note with an aggregate outstanding principal balance as of the Cut-Off Date of
     $160,000,000 that is secured by the mortgaged property on a pari passu basis with one other note (the "Michigan Plaza Companion Loan") that is not included in the Trust. The Michigan Plaza Companion Loan had an outstanding principal balance as of the Cut-Off Date of $72,000,000. The Michigan Plaza
     Companion Loan is currently held by MSMC and has the same interest rate and maturity date as the Michigan Plaza Pari Passu Loan. For the purposes of the information presented in this prospectus supplement with respect to the
     Michigan Plaza Loan, the NOI DSCR, NCF DSCR, NCF DSCR After IO Period,
     Cut-Off Date LTV, Balloon LTV and Cut-Off Date Balance per Unit or SF
     reflect the aggregate indebtedness evidenced by the Michigan Plaza Pari
     Passu Loan and the Michigan Plaza Companion Loan. Please see Appendix IV
     for more details.

     With respect to Mortgage Loan No. 46, Wilshire Woods Apartments, the
     borrower has $1,525,000 additional subordinate financing secured by assets other than the related property, and subordinate unsecured financing in the original principal balance of $860,000 and $1,560,000.

     With respect to Mortgage Loan No. 65, Royal Airport Office, the mortgage loan, originally dated May 20, 2005, was amended and restated on May 8,
     2006, to create the $7,000,000 subject A Note and a $3,000,000 subordinate
     B Note that is interest only. All information with respect to the mortgage loan contained in this prospectus supplement is reflective of the amended and restated loan terms, and the loan term is now assumed to begin May 8,
     2006. The related B Note, which is not included in the trust, bears interest at 5.800% and matures on May 1, 2015, the same maturity date as the mortgage loan. MSMC, as holder of the B Note, has entered into an intercreditor agreement with MSMC, as initial holder of the mortgage loan, which provides that the right of the holder of the B Note to receive payments is junior and subordinate to the mortgage loan. The aggregate DSCR for the mortgage loan and related B Note is 1.03x and the aggregate LTV for the mortgage loan and related B Note is 60.2%.

     With respect to Mortgage Loan No. 66, Newport Sound Apartments, the
     mortgaged property secures $300,000 of additional subordinate financing provided by the County of Volusia. The County of Volusia has entered into a subordination agreement with the lender, which confirms that its mortgage is subordinate to the first mortgage.

     With respect to Mortgage Loan No. 75, Walkill Living Center, the mortgaged property secures $1,312,401 of additional subordinate financing provided by
     Housing Trust Fund Corporation ("HTFC"). HTFC has entered into a subordination agreement with the lender, which confirms that its mortgage is subordinate to the first mortgage. During the term of the first mortgage, payments on the subordinate mortgage are deferred and are payable only out of excess income.

     With respect to Mortgage Loan No. 114, Kyle's Run Apartments, the mortgaged property secures $1,550,000 of additional subordinate financing provided by the Florida Housing Finance Agency. The Florida Housing Finance Agency has
     entered into a subordination agreement with the lender, which confirms that its mortgage is subordinate to the first mortgage. During the term of the first mortgage, payments on the subordinate mortgage are deferred and are payable only out of excess cash flow.

     With respect to Mortgage Loan No.138, Heritage Point, the borrower has
     $210,000 of additional subordinate secured financing from NCB, FSB. That subordinate secured financing is coterminous with the senior mortgage loan.
     In addition, the members of the borrower have pledged their limited liability company membership interests to a previous mortgage lender to secure the payment of certain cash flow mezzanine indebtedness. The amount payable to the previous lender is equal to 50% of net cash flow generated by the property after payment of expenses, including debt service payments and loan reserves. NCB, FSB and the previous lender have entered into a subordination, standstill and intercreditor agreement in connection with this cash flow mezzanine indebtedness.

     With respect to Mortgage Loan No. 152, Salisbury Commons, the mortgaged property secures $1,492,340 of additional subordinate financing provided by the Maryland Department of Housing and Community Development ("DHCD"). The
     DHCD has entered into a subordination agreement with the lender, which confirms that its mortgage is subordinate to the first mortgage. During the term of the first mortgage, payments on the subordinate mortgage are payable only out of excess cash flow.

     With respect to Mortgage Loan No.179, Westover Manor, the mortgaged property secures $655,630 of additional subordinate financing provided by the Maryland Department of Housing and Community Development ("DHCD"), an
     additional $275,444 of subordinate financing provided by the DHCD and
     $1,503,692 of additional subordinate financing provided by the Mayor and
     City Council of Baltimore acting through the Baltimore City Department of
     Housing and Community Development. The subordinate lenders have entered into a tri-party intercreditor agreement with the lender, which confirms that their mortgages are subordinate to the first mortgage.

                                      II-2

     With respect to Mortgage Loan No. 6, Capital Plaza, certain affiliates of the borrower have incurred $16,953,345 of mezzanine financing. Please see
     Appendix IV for more details.

     With respect to Mortgage Loan No. 18-19, Guttmann Retail Portfolio, the
     principals of the borrower have incurred $1,500,000 of mezzanine financing.

     With respect to Mortgage Loan No. 31, 300 West 23rd Street Owners Corp.,
     the borrower has incurred $1,000,000 of additional unsecured subordinate financing. The holder of the unsecured subordinate financing is NCB, FSB.

     With respect to Mortgage Loan No. 133, 315 Homes Corp., the borrower has incurred $1,000,000 of additional unsecured subordinate financing. The holder of the unsecured subordinate financing is NCB, FSB.

     With respect to Mortgage Loan No. 172, 10 Holder Apartments Corp., the
     borrower has incurred $900,000 of additional unsecured subordinate financing. The holder of the unsecured subordinate financing is NCB, FSB.

     With respect to Mortgage Loan No. 117, Jack Rabbit Self Storage - Birdneck,
     the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i) the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 118, Charlotte HH Gregg, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i)
     the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 146, South Virgil Office, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i)
     the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 148, Parrot Plaza, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property subject to various conditions, including that (i) the combined LTV does not exceed 75% and (ii) the combined DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 153, Timp View Market, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i)
     the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 173, Chesapeake Pods, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i)
     the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 174, Malibu Center, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i) the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 182, Denville Industrial, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i)
     the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 184, Central Park Plaza, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i)
     the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 185, 995 Nord Avenue, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i)
     the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 191, Commerce Row Shopping Center, the
     borrower has the right in the future to obtain secondary secured financing on the mortgaged property subject to various conditions, including that (i)
     the combined LTV does not exceed 65% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 192, Royal Gardens Apartments, the
     borrower has the right in the future to obtain secondary secured financing on the mortgaged property subject to various conditions, including that (i)
     the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

                                      II-3

     With respect to Mortgage Loan No. 197, Ashland Park Retail, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property subject to various conditions, including that (i) the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 206, Hinson Centre, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i) the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 208, Fashion Point Plaza, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i)
     the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 209, Hillsboro West Office, the borrower has the right in the future to obtain secondary secured financing on the mortgaged property only after the 5th loan year and upon prior written consent of the lender, subject to various conditions, including that (i)
     the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 227, Medlock Village Shopping Center, the
     borrower has the right in the future to obtain secondary secured financing on the mortgaged property subject to various conditions, including that (i)
     the combined LTV does not exceed 75% and (ii) the combined DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 2, Rivercenter Mall, the borrower has the right in the future to obtain mezzanine financing only after February 7,
     2008, subject to various conditions, including that (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.20x.
     Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 4, Crossroads Tower Office Building, the
     borrower has the right in the future to obtain mezzanine financing up to a maximum amount of $2,000,000 subject to various conditions, including that
     (i) the combined LTV does not exceed 90% and (ii) the combined DSCR is not less than 1.05x. Please see Appendix IV for more details.

     With respect to Loan No. 6, Capital Plaza, the borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.10x. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 8, Torrey Hills Center, the borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that (i) the combined LTV does not exceed 80% and
     (ii) the combined DSCR is not less than 1.10x. Please see Appendix IV for more details.

     With respect to Mortgage Loan Nos. 18-19, Guttmann Retail Portfolio, the
     borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that the combined LTV does not exceed 85%.

     With respect to Mortgage Loan No. 27, Holiday Inn - Chantilly, the borrower has the right in the future to obtain mezzanine financing subject to various conditions, including (i) the combined LTV is no greater than 70%
     and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 32, Powell Street Station, the borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that (i) the combined LTV does not exceed 75%
     and (ii) the combined DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 33, Reno Tahoe Tech Center, the borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that (i) the combined LTV does not exceed 80%
     and (ii) the combined DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 37, 8801 East Marginal Way South, the
     borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that (i) the combined LTV does not exceed
     75% and (ii) the combined DSCR is not less than 1.15x.

     With respect to Mortgage Loan Nos. 47-48, Gateway Tech Portfolio, the
     borrower has the right in the future to obtain mezzanine financing or preferred equity subject to various conditions, including that (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.10x.

     With respect to Mortgage Loan No. 60, Reyes Industrial - Richmond, the
     borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that (i) the combined LTV does not exceed
     85% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 89, Holiday Inn Express - Clermont, the
     borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that (i) the combined LTV does not exceed
     70% and (ii) the combined DSCR is not less than 1.60x.

     With respect to Mortgage Loan No. 113, La Quinta - Daytona Beach, the
     borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that (i) the combined LTV does not exceed
     60% and (ii) the combined DSCR is not less than 2.00x.

                                      II-4

     With respect to Mortgage Loan No. 121, BI-LO Morganton, the borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that the combined LTV does not exceed 95%.

     With respect to Mortgage Loan No. 130, University Blvd, the borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that (i) the combined LTV does not exceed 75% and
     (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 142, BI-LO Greenwood, the borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that the combined LTV does not exceed 80%.

     With respect to Mortgage Loan No. 200, Centreville Retail Project, the
     borrower has the right in the future to obtain mezzanine financing subject to various conditions, including that (i) the combined LTV does not exceed
     75% and (ii) the combined DSCR is not less than 1.25x. With respect to the
     54 mortgage loans that are secured by residential cooperative properties, the borrowers are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged properties. It is a condition of the incurrence of any future secured subordinate indebtedness on these mortgage loans that (i) the total LTV of these loans does not exceed certain thresholds and (ii) that subordination agreements be put in place between the trustee and the related lenders. The Pooling and
     Servicing Agreement also permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined LTV does not exceed 40% on a loan-by-loan basis (based on the Value Co-Op basis of the related mortgaged property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

4    The indicated NOI DSCR, NCF DSCR, NCF DSCR After IO Period, Cut-Off Date
     LTV, Balloon LTV, Cut-off Date LTV Without Tax Credits and Balloon LTV
     Without Tax Credits reflect current scheduled payments as of the Cut-off
     Date for all mortgage loans.

     DSCR and LTV calculations with respect to mortgage loans secured by underlying residential cooperative properties are calculated based upon the
     Underwritable Cash Flow (as such definition pertains to residential cooperative properties) and Value Co-op Basis (See "Glossary of Terms" in
     this Prospectus Supplement).

     Cut-Off Date LTV Without Tax Credits and Balloon LTV Without Tax Credits
     with respect to mortgage loans sold to the trust by Massachusetts Mutual
     Life Insurance Company assume the current value of the related mortgaged property excluding the remaining value of the outstanding tax credits.

5    With respect to each mortgaged property, in general, "Percent Leased" was determined based on a rent roll, operating statement, lease or occupancy report provided by the related borrower. "Percent Leased as of Date"
     indicates the date as of which "Percent Leased" was determined based on such information.

     All shares in a residential cooperative property are 100% owned by tenant shareholders, cooperative sponsors, investors, or the cooperative itself.
     Although there may be vacant units at any given time, the shareholders for those units are responsible for making the maintenance payments to the cooperative. Therefore, for those residential cooperative mortgage loans originated by NCB, FSB and National Consumer Cooperative Bank, we have reported "NAP" for the columns "Percent Leased" and "Percent Leased as of
     Date".

     With respect to Mortgage Loan No. 5, Merritt Square Mall, the Percent
     Leased figure is based on a net rentable area of 478,040 square feet, which does not include approximately 42,565 square feet of second-story space in the JC Penney building that is unfinished and unleased. JC Penney has the option to require the landlord to complete the build-out of the remaining
     42,565 square feet on the second floor at the landlord's expense. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 7, Home Depot Jamaica, the Percent Leased
     figure is based on a net rentable area of 105,196 square feet, which is the projected Home Depot building size. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 217, Orem State Street Plaza, the Percent
     Leased figure is based on a net rentable area of 17,988 square feet, which does not include 4,000 square feet of warehouse space.

6    With respect to Mortgage Loan No. 25, Windsor Commons Townhouses, Phase 1,
     the mortgaged property is subject to a ground lease. However, the ground lessor, an affiliate of the borrower, has joined in the mortgage and pledged its fee interest to the lender. As such, the mortgage loan is disclosed as a fee mortgage loan.

     With respect to Mortgage Loan No. 45, Marriott Fairfield Inn & Suites -
     Germantown, the mortgaged property is subject to a ground lease. However, the ground lessor, an affiliate of the borrower, has joined in the mortgage and pledged its fee interest to the lender. As such, the mortgage loan is disclosed as a fee mortgage loan.

                                      II-5

     With respect to Mortgage Loan No. 59, 1945 28th St., the mortgage loan is currently secured by a leasehold interest in the related mortgaged property. The current ground lease commenced on April 7, 1962 and expires on August 17, 2007. Upon expiration of the current ground lease, another ground lease between the borrower and the same ground lessor will commence for a term of 40 years and will expire on August 17, 2047 with no extension option.

     With respect to Mortgage Loan No. 165, Village Crossing Shopping Center,
     the mortgaged property is subject to a ground lease. However, the ground lessee, an affiliate of the borrower, has joined in the mortgage and pledged its leasehold interest to the lender. As such, the loan is disclosed as a fee loan.

7    The "Grace Period" shown is grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such mortgage loans will be longer.

9    The "Third Most Recent NOI", "Second Most Recent NOI" and "Most Recent NOI"
     and their respective end dates shown for all mortgage loans secured by residential cooperative properties originated by NCB, FSB and National
     Consumer Cooperative Bank is "NAP". Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the property if it were operated as a multifamily rental property.

10   The "Current Value" for the mortgage loans is derived either from an updated appraisal report or calculated by applying a capitalization rate from a recent third-party market study to the underwritten net operating income of such mortgaged property or properties. In connection with the mortgage loans sold to the trust by Massachusetts Mutual Life Insurance
     Company, the related seller determined the valuations of the mortgaged properties by applying a capitalization rate chosen from a range set forth in third party market studies to underwritten net operating income and adding in the remaining value of the outstanding tax credits. The "Source of Value" column indicates whether the valuation is determined from an appraisal or a third party market study.

     With respect to Mortgage Loan No. 80, Hampton Inn - Universal Studios, the
     appraised value is based on renovation of the related mortgaged property. A
     $500,000 reserve is in place until the renovation is completed. The "as is"
     value is $7,350,000.

11   The "Rental Value" of a residential cooperative property is based on the appraised value assuming that the related mortgaged property is operated as a multifamily rental property with rents set as prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants. "Sponsor Units" refers to the number of units owned by the original sponsor responsible for the property's conversion into cooperative ownership. A sponsor may rent its units or opt to market them for sale (either individually or as a whole). "Investor Units" refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units. "Co-op Units" refers to the number of units owned by the borrower, which is a cooperative corporation. In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members. "Sponsor Carry" is the sponsor's, investor's or cooperativeborrower's net cash flow calculated by subtracting maintenance charges on the sponsor, investor or cooperative-borrower owned units from the actual rents collected on such units, to the extent available. "Committed Secondary Debt" indicates the current amount of the subordinate lien encumbering the property.

12   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at a mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at such mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

13   For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods during the term of such mortgage loan and/or may not be replenished after a release of funds.

15   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time during the term of such mortgage loan and/or may not be replenished after a release of funds.
     The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self-storage mortgaged properties.

16   "Other Escrow Description" indicates any other types of escrow required, or in certain cases, letter of credit required, other than insurance, tax, capital expenditure, TI/LC, environmental and deferred maintenance. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

                                      II-6

17   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

18   "Initial Capital Expenditure Escrow Requirement" indicates the amount of the escrow, or in certain cases, the letter of credit, that was deposited at loan closing.

19   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20   "Current Capital Expenditure Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of December
     2005, March 2006, or in certain cases, April 2006.

21   "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases, the letter of credit, that was deposited at loan closing.

22   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

23   "Current TI/LC Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of December 2005, March
     2006, or in certain cases, April 2006.

24   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

25   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity date. "LO" represents the lockout period.
     "DEF" represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.0%. "YM1" represents the greater of yield maintenance and 1.0%. "5.0%", "4.0", "3.0%", "2.0%" and "1.0%" represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under the category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

26   Mortgage loans with associated yield maintenance premiums are categorized according to unique yield maintenance formulas. There are 18 different yield maintenance formulas represented by the loans in the mortgage pool.
     The different formulas are referenced by the letters "A", "B', "C", "D",
     "E", "F", "G", "H", "I", "J", "K", "L", "M", "N", "O", "P", "Q" and "R" .
     Exceptions to formulas are shown below. Descriptions of these yield maintenance formulas are listed beginning on page II-8. Numerical references and sections refer back to the original loan documents.

27   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

28   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC"), subject to achievement of certain release conditions. The release conditions are referenced by the numbers below, and are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the mortgage loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding mortgage loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such mortgage loans, but rather only those mortgage loans which permit or require the application of the reserve
     (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve certain conditions in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                         Escrowed Holdback or
Mortgage                                           Escrow or LOC     Letter of Credit Initial   Outside Date   Prepayment Premium
Loan No.   Property Name                        Release Conditions                     Amount    for Release       Provisions
---------------------------------------------------------------------------------------------------------------------------------

   76      Holiday Inn Express - Chambersburg            1                   $300,000            04/04/2009            YM

All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1.   Funds in the reserve are required to be released if the following conditions are satisfied: (i) no uncured event of default exists and (ii)
     the actual DSCR for the previous twelve months is at least 1.40x as calculated by the lender.

                                      II-7

YIELD MAINTENANCE FORMULAS

A.   The yield maintenance amount shall be equal to the greater of (i) one percent (1%) of the outstanding principal balance of the related promissory note, or (ii) the excess, if any, of (A) the present value ("PV") of all scheduled interest and principal payments due on each payment date for the period from the date of such accepted prepayment or acceleration date, as the case maybe, to the maturity date, including the principal amount of the related promissory note scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of this note outstanding immediately before such accepted prepayment or acceleration date, as the case maybe [i.e., (PV of all future payments) - (principal balance at time of acceleration)]. The foregoing amount shall be calculated by the lender and shall be conclusive and binding on the borrower (absent manifest error).

     "Index" means the average yield for "treasury constant maturities"
     published by the Federal Reserve Board in Federal Reserve Statistical
     Release H.l5 (519) ("FRB Release"), on the tenth (10-) business day preceding the noticed prepayment date under the related promissory note or acceleration date, as the case may be, for instruments having a maturity coterminous with the remaining term of the promissory note. If the FRB
     Release is no longer published, the lender shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the promissory note, then the linear interpolation of the yield to maturity of the Indices with maturities next longer and shorter than such remaining term to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of l/100 of l% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest l/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

B.   "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of
     (x) one percent (1%) of the outstanding principal balance of the Loan or
     (y) the present value as of the Prepayment Date of the Calculated Payments
     (defined below) from the Prepayment Date through the Effective Maturity
     Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term "CALCULATED PAYMENTS" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term "DISCOUNT RATE" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "YIELD
     MAINTENANCE TREASURY RATE" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
     Effective Maturity Date. In the event Release H.15 is no longer published,
     Lender shall select a comparable publication to determine the Yield
     Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

C.   The Prepayment Premium shall be equal to the greater of (x) or (y), where

     (x)  is equal to the amount to be prepaid multiplied by 1%; and

     (y)  is the present value of the series of Monthly Payment Differentials from the date of prepayment to the Maturity Date, discounted at the
          Reinvestment Yield on a monthly basis.

     The "Monthly Payment Differential" shall be: (i) for any payment in full made during the period commencing after May 10, 2010 and continuing through and including May 10, 2013, the monthly interest, which would be earned if the prepayment were invested at the interest rate on the Loan less the monthly interest that would be earned by reinvesting the prepayment at the
     Reinvestment Yield; and (ii) for any payment in full after May 10, 2013, the monthly interest, which would be earned if the prepayment were invested at the interest rate on the Loan less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield plus fifty
     (50) basis points.

     The "Reinvestment Yield" is the yield to maturity of a U.S. Treasury issue which has the closest maturity (month and year) to the Maturity Date, as quoted in The Wall Street Journal published on the Business Day following the fourteenth (14th) day immediately preceding the date for prepayment as set forth in the Borrower's notice of its intention to prepay, but if the fourteenth (14th) day is not a Business Day, then as quoted on the following Business Day. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for
     U.S. Treasury issues will be used.

                                      II-8

D.   1.   The amount to be prepaid shall be multiplied by the "Prepayment Fee
          Rate". The "Prepayment Fee Rate" shall be the greater of:

          (a)  one percent (1%); or

          (b)  the product, expressed as a percentage, obtained by multiplying the excess, if any, of the Contract Rate over the market yield of
               U.S. Treasury issues which have the closest maturity (month and year) to the Maturity Date, as quoted in The Wall Street Journal published on the date for prepayment as set forth in Maker's notice of its intention to prepay, by the remaining terms of the loan, expressed as a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and including the Maturity Date and the denominator of which is 365. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity
               Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The
               Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Holder quoting daily market yields for U.S. Treasury issues will be used: and

     2.   The product of the calculation made as provided in (1) above shall be discounted over the remaining term of the loan evidenced hereby as the date of prepayment to its then present value at the U.S. Treasury issue yield referred to in (1)(b) above, and such discounted amount shall constitute the Prepayment Fee hereunder and shall be paid by
          Maker together with the principal balance prepaid.

E.   The Prepayment Premium shall be equal to the great of (x) or (y) where,

     (x)  is equal to the amount to be prepaid multiplied by 1%; and

     (y)  is the present value of the series of Monthly Payment Differentials from the date of prepayment to the Maturity Date, discounted at the
          Reinvestment Yield on a monthly basis. The "Monthly Payment
          Differential" shall be the monthly interest, which would be earned if the prepayment were invested at the interest rate on the Loan less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield.

     The "Reinvestment Yield" is the yield to maturity of a U.S. Treasury issue which has the closest maturity (month and year) to the Maturity Date, as quoted in The Wall Street Journal published on the Business Day following the fourteenth (14th) day immediately preceding the date for prepayment as set forth in Borrower's notice of its intention to prepay, but if the fourteenth (14th) day is not a Business Day, then as quoted on the following Business Day. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for
     U.S. Treasury issues will be used.

F.   The Prepayment Premium shall be equal to the greater of (x) or (y), where

     (x)  is equal to the amount to be prepaid multiplied by 1% and

     (y)  is equal to the product (discounted as hereinafter provided) obtained by multiplying the amount to be prepaid by the "Prepayment Premium
          Rate". The "Prepayment Premium Rate" shall be the percentage obtained by multiplying the excess, if any, of the Contract Rate over the market yield of U.S. Treasury issues which have the closest maturity
          (month and year) to the Maturity Date, as quoted in The Wall Street
          Journal published on the scheduled prepayment date, by a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and including the Maturity
          Date, and the denominator of which is 365. Should more than one U.S.
          Treasury issue be quoted as maturing on the date closest to the
          Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The
          Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, than any other publication acceptable to Lender quoting daily market yields for U.S.
          Treasury issues will be used. The product obtained from the foregoing shall then be discounted, on a semi-annual basis, over the remaining term of this Promissory Note as of the date of prepayment to its then present value, using the U.S. Treasury issue yield, referred to in this subparagraph (y).

                                      II-9

G.   Borrower shall pay to Lender the entire Debt plus a prepayment premium (the
     "Yield Maintenance Premium") which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to (X) the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate, over (Y) the outstanding principal balance of the Note. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date"
     shall mean the date on which prepayment is made or with respect to subsection (h) below, the date on which a Default Prepayment is due; (b)
     "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c)
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates
     under the heading U.S. Government Securities/Treasury Constant Maturities
     for the week ending prior to the Prepayment Date, of U.S. Treasury Constant
     Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Yield Maintenance Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

H.   For purposes of this Article 6 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of (i) one percent (1%) of the remaining principal balance of this Note, or (ii) the product of (A) the ratio of the amount of the remaining principal balance of this Note over the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment
     Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
     less the amount of the outstanding principal balance of this Note on the
     Prepayment Date (after subtracting the scheduled principal payment on such
     Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the
     Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)
     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

I.   For purposes of this Article 6 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of (i) one percent (1%) of the remaining principal balance of this Note, or (ii) the product of (A) the ratio of the amount of the remaining principal balance of this Note over the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment
     Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
     less the amount of the outstanding principal balance of this Note on the
     Prepayment Date (after subtracting the scheduled principal payment on such
     Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the
     Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)
     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

J.   Yield Maintenance Premium: the amount, if any (but in no event less than zero), equal to the present value of a series of payments each equal to the
     Payment Differential (as hereinafter defined) and payable on each Payment
     Date over the remaining original term of the Note up to and including the
     Open Prepayment Date and the assuming balloon payment otherwise payable on the Stated Maturity Date is paid on the Open Prepayment Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Open Prepayment Date. The term "Payment Differential" shall mean an amount equal to (i) the Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under the Note after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment
     Differential shall in no event be less than zero. The term "Reinvestment
     Yield" shall mean an amount equal to the lesser of (i) the yield on the
     U.S. Obligations with a maturity date closest to the Open Prepayment Date, or (ii) the yield on U.S. Obligations with a term equal to the remaining average life of the indebtedness evidenced by the Note, with each such yield being based on the bid price for such issue as published in the Wall
     Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

                                      II-10

K.   A prepayment Consideration in an amount equal to the greater of (A) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment, or (B) (x) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the
     Prepayment Date through the Maturity Date (including any balloon payment)
     determined by discounting such payments at the Discount Rate (as hereinafter defined), less (y) the amount of principal being prepaid. The term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The term "Treasury Rate" means the yield calculated by the linear interpolation of the yields as reported in the Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading "U.S.
     Government Securities/Treasury Constant Maturities" for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the
     Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate).
     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

L.   The prepayment premium shall be equal to:

     (A)  The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole Amount, plus
          (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed Five
          Hundred Dollars ($500.00).

          The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States
          Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

M.   The prepayment premium shall be equal to the greater of:

     (1)  An amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the
          Holder would have realized had the loan not been prepaid, or

     (2)  one percent (1%) of the then outstanding principal balance hereof at the time of the prepayment, plus

     any reasonable out-of-pocket costs and expenses incurred by Holder in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $500.00.

N.   The prepayment premium shall be equal to:

     (A) The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by
     Lender) incurred in reinvesting the Loan principal, together with the
     Prepayment Premium, in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed Two Thousand Five Hundred Dollars ($2,500.00).

     The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

                                      II-11

O.   The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semi-annually. The "Treasury
     Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

P.   The prepayment premium shall be equal to:

     During the first ten years of the loan term, the term "Prepayment Premium"
     means an amount equal to the greater of:

     (1) An amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or
     Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that Holder would have realized had the loan not been prepaid, or

     (2) one percent (1%) of the then outstanding principal balance hereof at the time of the prepayment, plus

     any reasonable out-of-Pocket costs and expenses incurred by Holder in reinvesting the prepaid loan principal, together with the Prepayment
     Penalty, in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $500.00.

     During years eleven through fifteen of the loan term the term "Prepayment
     Premium" means:

     In year 11, the prepayment premium shall equal 5% of the outstanding balance;

     In year 12, the prepayment premium shall equal 4% of the outstanding balance;

     In year 13, the prepayment premium shall equal 3% of the outstanding balance;

     In year 14, the prepayment premium shall equal 2% of the outstanding balance;

     In year 15, the prepayment premium shall equal 1% of the outstanding balance;

Q.   The prepayment premium shall be equal to:

     (A)  The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole Amount, plus

     (B)  the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed Five
          Hundred Dollars ($500.00).

     The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

     The foregoing to the contrary notwithstanding, no Prepayment Premium shall be due and payable, if after the anniversary of the first Monthly Payment
     (April 1, 2006), the Borrower annually prepays an amount equal to five percent (5%) of the then-outstanding principal balance, subject to the following limitations: (i) the option, if unexercised in any one year, may not be carried over to any succeeding year, (ii) the option may only be exercised one time each year of the Loan Term; (iii) the option must be exercised so that the 5 % prepayment is received by Lender on the installment payment date that is the anniversary date of the first installment payment due under the Loan (April 1, 2006); (iv) Borrower must provide Lender thirty (30) days notice of its intention to exercise this prepayment option; and (v) any such prepayments shall not affect the remaining Loan term or the monthly payment of principal and interest described in this note.

                                      II-12

R.   Yield Maintenance Premium: the amount, if any (but in no event less than zero), equal to the present value of a series of payments each equal to the
     Payment Differential (as hereinafter defined) and payable on each Payment
     Date over the remaining original term of the Note up to and including the
     Stated Maturity Date and the balloon payment otherwise payable on the
     Stated Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Open Prepayment Date. The term
     "Payment Differential" shall mean an amount equal to (i) the Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by
     (iii) the principal sum outstanding under the Note after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.
     The term "Reinvestment Yield" shall mean an amount equal to the lesser of
     (i) the yield on the U.S. Obligations with a maturity date closest to the
     Stated Maturity Date, or (ii) the yield on U.S. Obligations with a term equal to the remaining average life of the indebtedness evidenced by the
     Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment
     (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

                                      II-13

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APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

MORTGAGE  MORTGAGE
LOAN NO.  LOAN SELLER  PROPERTY NAME                              STREET ADDRESS                               CITY
--------  -----------  -----------------------------------------  -------------------------------------------  ----------------

    9     NCCB         Metropolis Towers Apts. Corp.              270 & 280 Luis Marin Boulevard               Jersey City
   14     SunTrust     Hidden Creek Apartments                    6719 Cliffdale Road                          Fayetteville
   23     MSMC         Georgetown Woods and Waterford Plantation  100 Saint George Boulevard                   Savannah
   25     MSMC         Windsor Commons Townhouses - Phase 1       21 Windsor Way                               Red Lion
   31     NCB, FSB     300 West 23rd Street Owners Corp.          300 West 23rd Street                         New York
   34     NCB, FSB     51st/52nd St. Tenants Corp.                39-25/65 51st Street & 39-20/60 52nd Street  Woodside
   38     MassMutual   Warder Mansion/Totten Tower                2634 15th NW Street, 2633 16th NW Street     Washington
   44     NCB, FSB     Wendell Terrace                            20 Wendell Street                            Hempstead
   46     MSMC         Wilshire Woods Apartments                  2530 Harry Wurzbach                          San Antonio
   58     MassMutual   Meadowood Park Apartments                  27059 Meadowood Dr                           Wixom
   61     NCB, FSB     Windsor Apartments, Inc.                   4705 and 4901 Henry Hudson Parkway           Riverdale
   66     MassMutual   Newport Sound Apartments                   10101 Newport Sound Place                    New Smyrna Beach
   71     MassMutual   Sun Prairie V Apartments                   6500 Vista Dr                                W Des Moines
   73     NCB, FSB     Valerie Arms Apartment Corp.               54-40 & 54-44 Little Neck Parkway            Little Neck
   75     MassMutual   Wallkill Living Center                     455 Schutt Road Extension                    Wallkill
   81     MassMutual   Northview Park Apartments                  36505 Northview Blvd                         Sterling Heights
   83     IXIS         Pines of Wilmington                        1004 Shipyard Boulevard                      Wilmington
   84     MassMutual   Pueblo De Paz Apartments                   3401 North Mayberry Street                   Mission
   87     MassMutual   Sun Prairie III Apartments                 6017 Vista Dr                                W Des Moines
   91     MSMC         Seymour Multifamily Portfolio - Fallview   25-41 DeForest Street                        Seymour
                       Apartment (C)
   92     MSMC         Seymour Multifamily Portfolio - Reservoir  10-20 Reservoir Manor                        Seymour
                       Manor (C)
   94     MassMutual   Spring Valley Apartments                   46533 Valley Court                           Lexington Park
   97     MSMC         Brasswood II Apartments                    3140-3195 Brasswood Court                    Greenville
   99     IXIS         190 Burnside Apartments                    190 West Burnside Avenue                     Bronx
   102    IXIS         150-158 Burnside Apartments                150-158 West Burnside Avenue                 Bronx
   104    IXIS         Captain's Landing                          3102 69th Street                             Galveston
   105    MassMutual   Pine Club Apartments                       5015 Pine St                                 Beaumont
   106    NCB, FSB     505 Central Avenue Corp.                   505 Central Avenue                           White Plains
   110    NCB, FSB     The Homestead Owners' Corp.                80 East Hartsdale Avenue                     Hartsdale
   111    NCB, FSB     620-640 Pelham Owners Corp.                620-640 Pelham Road                          New Rochelle
   112    MSMC         Monaco Apartments                          1823 Grace Avenue                            Los Angeles
   114    MassMutual   Kyle's Run Apartments                      840 5th Avenue                               Vero Beach
   115    MassMutual   Ridgewood West Apartments                  2830 Lake Rd                                 Huntsville
   122    MSMC         Milan Apartments                           6600 Yucca Street                            Los Angeles
   123    MassMutual   Padre De Vida Apartments                   3900 South Ware Road                         Mcallen
   126    NCB, FSB     Roosevelt Terrace Cooperative, Inc.        35-11, 35-31, 35-51 & 35-50 85th Street      Jackson Heights
   131    MassMutual   Apple Village Apartments                   501 SW 15th St                               Edmond
   134    MassMutual   Brazos Village Apartments                  2525 Lake Shore Drive                        Waco
   135    NCB, FSB     333 Bronx River Tenants Corp.              333 Bronx River Road                         Yonkers
   136    MassMutual   West Club Apartments                       159 Steven Dr                                Macon
   137    IXIS         Villa Vista Mobile Estates                 2907 South Santa Fe Avenue                   San Marcos
   138    NCB, FSB     Heritage Point                             1349 Redmond Road                            Rome
   139    NCB, FSB     8300 Talbot St. Owners Corp.               8300 Talbot Street                           Kew Gardens
   143    MassMutual   Woodglen Apartments Phase II               6800 S Cockrell Hill Rd                      Dallas
   149    MassMutual   Tealwood Place Apartments                  5300 Professional Dr                         Wichita Falls
   151    MassMutual   Woodglen Apartments Phase I                6800 S Cockrell Hill Rd                      Dallas
   152    MassMutual   Salisbury Commons                          105 Winterborn Lane                          Salisbury
   155    IXIS         Greystone Place Apartments                 3545 41st Avenue                             Sacramento
   164    MassMutual   Cobblestone Village                        2209 North Main                              Cleburne
   167    NCB, FSB     Woodlawn Veterans Mutual Housing           4266 Katonah Avenue                          Bronx
                       Company, Inc.
   169    NCB, FSB     12 Westchester Avenue Tenants Corp.        12 Westchester Avenue                        White Plains
   170    MassMutual   Cambridge Village Apartments               1332 Fidelity Dr                             Durham
   178    NCB, FSB     Locust Street Owners, Inc.                 663-673 Locust Street                        Mount Vernon
   179    MassMutual   Westover Manor                             700 Cooks Lane                               Baltimore
   186    SunTrust     Upper Class Apartments                     1415 - 1425 College Heights Drive            Johnson City
   189    NCB, FSB     Forest Hills Housing Cooperative, Inc.     177-199 Forest Hills Street                  Jamaica Plain
   192    UCMFI        Royal Gardens Apartments                   3560 South 300 East                          Salt Lake City
   195    NCB, FSB     82-90 Caryl Avenue Owners Corp.            82-90 Caryl Avenue                           Yonkers
   201    NCB, FSB     Broad Street Loft Apartments               711 West Broad Street                        Richmond
   202    NCB, FSB     Winthrop Apartments Corp.                  68-63 108th Street                           Forest Hllls
   204    NCB, FSB     Fort Place Cooperative, Inc.               50 Fort Place                                Staten Island
   210    NCB, FSB     3030 Johnson Avenue Corp.                  3030 Johnson Avenue                          Riverdale
   211    NCB, FSB     Willow House Owners Corp.                  61 Maine Avenue                              Rockville Centre
   216    NCB, FSB     Melissa Court Owners, Inc.                 20 William Street                            Mount Vernon
   218    NCB, FSB     300 East 4th Street Housing Corp.          300 East 4th Street                          New York
   225    NCB, FSB     Goshen Apartments                          302 Goshen Street                            Richmond
   226    NCB, FSB     50-15 Owners Ltd.                          50-15 39th Street                            Sunnyside
   230    NCB, FSB     Dartmouth Cooperative Corp.                86-45 Shore Parkway                          Howard Beach
   233    NCB, FSB     60 Cooper Street Corporation               60 Cooper Street                             New York
   238    NCB, FSB     Bronxville Gardens Owners Corp.            51 Cross Street                              Bronxville
   241    NCB, FSB     433 Seventh Ave. Co-Op Ltd.                433 Seventh Avenue                           Brooklyn

                       TOTAL

MORTGAGE                                      PROPERTY                        PROPERTY                        CUT-OFF DATE
LOAN NO.  COUNTY             STATE  ZIP CODE  TYPE                            SUB-TYPE                             BALANCE
--------  -----------------  -----  --------  ------------------------------  ------------------------------  ------------

    9     Hudson               NJ     07302   Multifamily                     Cooperative                     $ 23,491,609
   14     Cumberland County    NC     28314   Multifamily                     Garden                          $ 17,962,214
   23     Chatham              GA     31419   Multifamily                     Garden                          $ 14,489,762
   25     York                 PA     17356   Multifamily                     Garden                          $ 14,000,000
   31     New York             NY     10011   Multifamily                     Cooperative                     $ 12,000,000
   34     Queens               NY     11377   Multifamily                     Cooperative                     $ 11,483,264
   38     Washington Dc        DC     20009   Multifamily                     Mid Rise                        $ 10,592,280
   44     Nassau               NY     11520   Multifamily                     Cooperative                     $  8,493,743
   46     Bexar                TX     78209   Multifamily                     Garden                          $  8,458,509
   58     Oakland              MI     48393   Multifamily                     Garden                          $  7,539,048
   61     Bronx                NY     10471   Multifamily                     Cooperative                     $  7,478,260
   66     Volusia              FL     32168   Multifamily                     Garden                          $  6,893,536
   71     Dallas               IA     50266   Multifamily                     Garden                          $  6,622,526
   73     Queens               NY     11362   Multifamily                     Cooperative                     $  6,490,810
   75     Orange               NY     10940   Multifamily                     Senior                          $  6,298,365
   81     Macomb               MI     48310   Multifamily                     Garden                          $  5,931,830
   83     New Hanover          NC     28412   Multifamily                     Garden                          $  5,750,000
   84     Hidalgo              TX     78574   Multifamily                     Garden                          $  5,709,477
   87     Dallas               IA     50266   Multifamily                     Garden                          $  5,585,514
   91     New Haven            CT     06483   Multifamily                     Mid-Rise                        $  3,075,000

   92     New Haven            CT     06483   Multifamily                     Garden                          $  2,225,000

   94     St. Mary's           MD     20653   Multifamily                     Garden                          $  5,170,559
   97     Pitt                 NC     27834   Multifamily                     Garden                          $  5,090,396
   99     Bronx                NY     10453   Multifamily                     Low-Rise                        $  5,028,000
   102    Bronx                NY     10453   Multifamily                     Low-Rise                        $  4,821,000
   104    Galveston            TX     77551   Multifamily                     Garden                          $  4,675,000
   105    Jefferson            TX     77703   Multifamily                     Garden                          $  4,624,545
   106    Westchester          NY     10606   Multifamily                     Cooperative                     $  4,589,456
   110    Westchester          NY     10530   Multifamily                     Cooperative                     $  4,250,000
   111    Westchester          NY     10805   Multifamily                     Cooperative                     $  4,241,619
   112    Los Angeles          CA     90028   Multifamily                     Mid-Rise                        $  4,200,000
   114    Indian River         FL     32960   Multifamily                     Garden                          $  4,080,573
   115    Walker               TX     77340   Multifamily                     Garden                          $  4,063,326
   122    Los Angeles          CA     90028   Multifamily                     High Rise                       $  3,850,000
   123    Hidalgo              TX     78503   Multifamily                     Garden                          $  3,768,468
   126    Queens               NY     11372   Multifamily                     Cooperative                     $  3,679,206
   131    Oklahoma             OK     73013   Multifamily                     Garden                          $  3,572,503
   134    Mclennan             TX     76702   Multifamily                     Garden                          $  3,475,393
   135    Westchester          NY     10704   Multifamily                     Cooperative                     $  3,389,918
   136    Bibb                 GA     31210   Multifamily                     Garden                          $  3,380,061
   137    San Diego            CA     92609   Manufactured Housing Community  Manufactured Housing Community  $  3,375,000
   138    Floyd                GA     30165   Multifamily                     Garden                          $  3,356,968
   139    Queens               NY     11415   Multifamily                     Cooperative                     $  3,249,014
   143    Dallas               TX     75236   Multifamily                     Garden                          $  3,120,989
   149    Wichita              TX     76302   Multifamily                     Garden                          $  2,933,857
   151    Dallas               TX     75236   Multifamily                     Garden                          $  2,891,239
   152    Wicomico             MD     21804   Multifamily                     Garden                          $  2,856,856
   155    Sacramento           CA     95834   Multifamily                     Garden                          $  2,750,000
   164    Johnson              TX     76031   Multifamily                     Garden                          $  2,615,838
   167    Bronx                NY     10470   Multifamily                     Cooperative                     $  2,496,038

   169    Westchester          NY     10601   Multifamily                     Cooperative                     $  2,486,599
   170    Durham               NC     27703   Multifamily                     Garden                          $  2,435,104
   178    Westchester          NY     10552   Multifamily                     Cooperative                     $  2,145,723
   179    Baltimore            MD     21229   Multifamily                     Garden                          $  2,062,520
   186    Washington           TN     37604   Multifamily                     Student Housing                 $  1,895,237
   189    Suffolk              MA     02130   Multifamily                     Cooperative                     $  1,885,787
   192    Salt Lake            UT     84115   Multifamily                     Garden                          $  1,789,192
   195    Westchester          NY     10705   Multifamily                     Cooperative                     $  1,746,423
   201    Richmond City        VA     23220   Mixed Use                       Multifamily/Retail              $  1,598,625
   202    Queens               NY     11375   Multifamily                     Cooperative                     $  1,498,624
   204    Richmond             NY     10301   Multifamily                     Cooperative                     $  1,493,308
   210    Bronx                NY     10463   Multifamily                     Cooperative                     $  1,248,837
   211    Nassau               NY     11570   Multifamily                     Cooperative                     $  1,248,790
   216    Westchester          NY     10552   Multifamily                     Cooperative                     $  1,097,518
   218    New York             NY     10009   Multifamily                     Cooperative                     $  1,046,998
   225    Richmond City        VA     23220   Mixed Use                       Multifamily/Retail              $    991,147
   226    Queens               NY     11104   Multifamily                     Cooperative                     $    872,000
   230    Queens               NY     11414   Multifamily                     Cooperative                     $    821,636
   233    New York             NY     10034   Multifamily                     Cooperative                     $    695,814
   238    Westchester          NY     10708   Multifamily                     Cooperative                     $    449,282
   241    Kings                NY     11215   Multifamily                     Cooperative                     $    229,501

                                                                                                              $329,905,235

          CUT-OFF DATE                                                                      STUDIOS          1 BEDROOM
           BALANCE PER                                                                 ----------------  ----------------
MORTGAGE    ROOM, UNIT                                  UTILITIES                      NO. OF  AVG RENT  NO. OF  AVG RENT
LOAN NO.        OR PAD   NOTE DATE                    PAID BY TENANT                    UNITS   PER MO.   UNITS   PER MO.
--------  ------------  ----------  -------------------------------------------------  ------  --------  ------  --------

    9         $ 30,273  04/20/2006                        None                            512    $1,190     186    $1,555
   14         $ 51,174  03/14/2006                     Electricity                          0       NAP      92    $  618
   23         $ 58,426  10/21/2005            Electricity, Gas, Sewer, Water                0       NAP      72    $  730
   25         $112,000  10/06/2005                  Electricity, Gas                        0       NAP       0       NAP
   31         $ 61,224  02/16/2006                        None                            101    $1,833      80    $2,535
   34         $ 27,019  02/22/2006                     Electricity                         64    $  854     240    $1,018
   38         $ 89,765  05/21/2003     Air Conditioning, Cable, Electricity, Water          4    $  910      88      1162
   44         $ 35,539  03/27/2006                  Electricity, Gas                       37    $  862     157    $1,080
   46         $ 26,516  12/30/2005                  Electricity, Gas                        0       NAP     159    $  477
   58         $ 30,399  02/14/1996  Air Conditioning, Cable, Electricity, Heat, Water       0       NAP      48    $  685
   61         $ 23,816  02/28/2006                        None                             48    $1,049     148    $1,346
   66         $ 33,142  01/13/2005     Air Conditioning, Cable, Electricity, Heat           0       NAP      32    $  435
   71         $ 24,528  10/16/1998        Air Conditioning, Cable, Electricity              0       NAP      96    $  532
   73         $ 25,757  02/17/2006                     Electricity                         72    $1,002     132    $1,269
   75         $ 46,312  08/29/2002      Air Conditioning, Cable, Electricity, Gas           0       NAP      58    $  685
   81         $ 29,659  03/29/1996     Air Conditioning, Cable, Electricity, Heat           0       NAP      48    $  727
   83         $ 24,678  04/28/2006                     Electricity                          0       NAP      88    $  455
   84         $ 28,547  10/07/2004     Air Conditioning, Cable, Electricity, Heat           0       NAP       0       NAP
   87         $ 23,273  10/16/1998        Air Conditioning, Cable, Electricity              0       NAP      81    $  530
   91         $ 42,400  08/10/2005                  Electricity, Gas                        8    $  561      61    $  609

   92         $ 42,400  08/10/2005                     Electricity                          0       NAP      53    $  691

   94         $ 40,395  01/10/2003  Air Conditioning, Cable, Electricity, Heat, Water       0       NAP       4    $  750
   97         $ 38,564  03/23/2006                     Electricity                          0       NAP      78    $  431
   99         $ 71,829  04/20/2006                     Electricity                          0       NAP      18    $  680
   102        $ 73,045  04/20/2006                     Electricity                          0       NAP      19    $  670
   104        $ 26,868  05/01/2006                 Electricity, Water                       0       NAP     100    $  543
   105        $ 19,933  06/30/1997  Air Conditioning, Cable, Electricity, Heat, Water       0       NAP      48    $  479
   106        $ 29,420  01/19/2006                     Electricity                          2    $  620     107    $1,209
   110        $ 26,730  12/13/2005                     Electricity                         15    $  943      66    $1,426
   111        $ 34,207  03/08/2006                     Electricity                         29    $1,008      55    $1,444
   112        $ 89,362  08/24/2005                     Electricity                         31    $  929       8    $1,019
   114        $ 20,403  08/27/1997     Air Conditioning, Cable, Electricity, Heat           0       NAP      32    $  309
   115        $ 17,514  04/15/1997  Air Conditioning, Cable, Electricity, Heat, Water       0       NAP      48    $  480
   122        $ 93,902  08/24/2005                     Electricity                          0       NAP      24    $1,016
   123        $ 20,936  10/13/2004     Air Conditioning, Cable, Electricity, Heat           0       NAP       0       NAP
   126        $  8,439  02/27/2006                        None                             51    $  820     188    $1,230
   131        $ 22,328  08/16/1996  Air Conditioning, Cable, Electricity, Heat, Water       0       NAP       0       NAP
   134        $ 24,135  08/20/1999     Air Conditioning, Cable, Electricity, Heat           0       NAP       0       NAP
   135        $ 20,797  02/23/2006                     Electricity                         14    $  616      75    $  976
   136        $ 24,143  07/30/1998  Air Conditioning, Cable, Electricity, Heat, Water       0       NAP       8    $  524
   137        $ 39,706  05/08/2006            Electricity, Gas, Sewer, Water                0       NAP       0       NAP
   138        $ 22,530  04/13/2006                  Electricity, Gas                        0       NAP      48    $  460
   139        $ 43,320  04/05/2006                  Electricity, Gas                        4    $1,125      27    $1,182
   143        $ 26,008  03/29/1996     Air Conditioning, Cable, Electricity, Heat           0       NAP      24    $  686
   149        $ 16,299  08/21/1996     Air Conditioning, Cable, Electricity, Heat           0       NAP      36    $  461
   151        $ 25,815  03/29/1996     Air Conditioning, Cable, Electricity, Heat           0       NAP      40    $  686
   152        $ 29,759  04/29/2005  Air Conditioning, Cable, Electricity, Heat, Water       0       NAP      20    $  660
   155        $ 22,917  05/09/2006                  Electricity, Gas                        0       NAP       0       NAP
   164        $ 18,166  12/21/1999  Air Conditioning, Cable, Electricity, Heat, Water       0       NAP      32    $  507
   167        $ 25,213  02/15/2006                  Electricity, Gas                        0       NAP      36    $1,050

   169        $ 33,603  12/21/2005                     Electricity                          3    $  650      23    $1,260
   170        $ 29,339  04/15/1997  Air Conditioning, Cable, Electricity, Heat, Water       0       NAP       0       NAP
   178        $ 25,544  03/20/2006                  Electricity, Gas                        1    $  800      76    $1,007
   179        $ 19,097  07/02/2004  Air Conditioning, Cable, Electricity, Heat, Water       0       NAP      71    $  525
   186        $ 26,323  02/21/2006              Electricity, Sewer, Water                   0       NAP       0       NAP
   189        $ 21,676  12/29/2005                     Electricity                          0       NAP      28    $1,000
   192        $ 31,950  02/01/2006           Electricity, Gas, Water, Sewer                 0       NAP       0       NAP
   195        $ 29,107  01/06/2006                  Electricity, Gas                        0       NAP      19    $  789
   201        $106,575  04/13/2006                        None                              0       NAP       1    $  725
   202        $ 17,631  03/22/2006                  Electricity, Gas                        2    $  817      71    $1,264
   204        $ 13,827  01/27/2006                  Electricity, Gas                        3    $  750      23    $1,050
   210        $ 21,167  03/29/2006                     Electricity                          0       NAP      30    $1,150
   211        $ 17,344  04/05/2006                  Electricity, Gas                       13    $1,100      43    $1,289
   216        $ 23,351  01/30/2006                  Electricity, Gas                       11    $  706      25    $  962
   218        $ 52,350  12/13/2005                  Electricity, Gas                        1    $2,276      14    $2,562
   225        $ 82,596  04/13/2006                        None                              5    $  650       0       NAP
   226        $ 17,796  11/18/2005                     Electricity                         25    $  969      24    $1,268
   230        $ 10,270  01/31/2006                        None                              0       NAP       8    $1,173
   233        $ 11,597  02/28/2006                  Electricity, Gas                        6    $  860      32    $1,163
   238        $ 26,428  03/22/2006                     Electricity                          0       NAP      16    $1,106
   241        $ 32,786  02/07/2006                  Electricity, Gas                        0       NAP       7    $1,914

              2 BEDROOM         3 BEDROOM         4 BEDROOM         5 BEDROOM        OTHER UNITS
          ----------------  ----------------  ----------------  ----------------  ----------------
MORTGAGE  NO. OF  AVG RENT  NO. OF  AVG RENT  NO. OF  AVG RENT  NO. OF  AVG RENT  NO. OF  AVG RENT     NO. OF  THIRD MOST
LOAN NO.   UNITS   PER MO.   UNITS   PER MO.   UNITS   PER MO.   UNITS   PER MO.   UNITS   PER MO.  ELEVATORS  RECENT NOI
--------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ---------  ----------

    9         74    $1,997       3    $2,625       1    $4,000       0       NAP       0       NAP          8         NAP
   14        203    $  719      56    $  874       0       NAP       0       NAP       0       NAP          0         NAP
   23        116    $  868      60    $  923       0       NAP       0       NAP       0       NAP          0  $1,372,680
   25          1    $  550     124    $1,159       0       NAP       0       NAP       0       NAP          0         NAP
   31         11    $4,793       2    $7,063       2    $8,000       0       NAP       0       NAP          2         NAP
   34        121    $1,168       0       NAP       0       NAP       0       NAP       0       NAP         10         NAP
   38         26    $1,704       0       NAP       0       NAP       0       NAP       0       NAP          3         NAP
   44         44    $1,379       1    $1,560       0       NAP       0       NAP       0       NAP          3         NAP
   46        141    $  639      19    $  825       0       NAP       0       NAP       0       NAP          0  $  617,791
   58        128    $  799      72    $  949       0       NAP       0       NAP       0       NAP          0  $1,026,619
   61         71    $1,737      47    $2,029       0       NAP       0       NAP       0       NAP          4         NAP
   66        112    $  561      40    $  608      24    $  673       0       NAP       0       NAP          0         NAP
   71        121    $  606      53    $  655       0       NAP       0       NAP       0       NAP          0  $  841,834
   73         36    $1,677      12    $1,533       0       NAP       0       NAP       0       NAP          4         NAP
   75         78    $  958       0       NAP       0       NAP       0       NAP       0       NAP          2         NAP
   81        112    $  809      40    $1,005       0       NAP       0       NAP       0       NAP          0  $  990,958
   83        125    $  534      20    $  631       0       NAP       0       NAP       0       NAP          0  $  482,742
   84        100    $  512     100    $  543       0       NAP       0       NAP       0       NAP          0         NAP
   87         86    $  541      73    $  617       0       NAP       0       NAP       0       NAP          0  $  776,934
   91          3    $1,025       0       NAP       0       NAP       0       NAP       0       NAP          3  $  271,156

   92          0       NAP       0       NAP       0       NAP       0       NAP       0       NAP          0  $  185,978

   94        109    $  841      15    $  972       0       NAP       0       NAP       0       NAP          0  $  694,913
   97         54    $  531       0       NAP       0       NAP       0       NAP       0       NAP          0         NAP
   99         40    $  907      11    $1,048       0       NAP       0       NAP       1      $650          0         NAP
   102        27    $  852      17    $1,030       0       NAP       0       NAP       3      $733          0         NAP
   104        74    $  710       0       NAP       0       NAP       0       NAP       0       NAP          2  $  366,468
   105       112    $  565      72    $  643       0       NAP       0       NAP       0       NAP          0  $  681,946
   106        43    $1,771       4    $2,219       0       NAP       0       NAP       0       NAP          2         NAP
   110        69    $2,082       9    $2,413       0       NAP       0       NAP       0       NAP          2         NAP
   111        37    $1,906       3    $2,308       0       NAP       0       NAP       0       NAP          2         NAP
   112         8    $1,359       0       NAP       0       NAP       0       NAP       0       NAP          1  $  279,123
   114       104    $  593      64    $  712       0       NAP       0       NAP       0       NAP          0  $  498,845
   115       112    $  574      72    $  657       0       NAP       0       NAP       0       NAP          0  $  465,358
   122        17    $1,289       0       NAP       0       NAP       0       NAP       0       NAP          1  $  286,353
   123        90    $  439      90    $  504       0       NAP       0       NAP       0       NAP          0         NAP
   126       116    $1,640      81    $2,050       0       NAP       0       NAP       0       NAP          8         NAP
   131        96    $  567      64    $  655       0       NAP       0       NAP       0       NAP          0  $  415,999
   134        60    $  509      44    $  588      40       658       0       NAP       0       NAP          0  $  363,786
   135        60    $1,243      14    $1,727       0       NAP       0       NAP       0       NAP          3         NAP
   136        76    $  629      48    $  723       8    $  796       0       NAP       0       NAP          0  $  261,147
   137         0       NAP       0       NAP       0       NAP       0       NAP      85      $511          0  $  338,724
   138        73    $  540      28    $  630       0       NAP       0       NAP       0       NAP          0  $  355,620
   139        32    $1,510      11    $1,928       1    $3,500       0       NAP       0       NAP          2         NAP
   143        56    $  822      40    $  951       0       NAP       0       NAP       0       NAP          0  $  584,309
   149        84    $  544      60    $  617       0       NAP       0       NAP       0       NAP          0  $  441,050
   151        56    $  822      16    $  951       0       NAP       0       NAP       0       NAP          0  $  460,212
   152        54    $  760      22    $  833       0       NAP       0       NAP       0       NAP          0         NAP
   155       120    $  650       0       NAP       0       NAP       0       NAP       0       NAP          1  $  283,479
   164        68    $  588      44    $  669       0       NAP       0       NAP       0       NAP          0  $  347,288
   167        27    $1,350      36    $1,650       0       NAP       0       NAP       0       NAP          2         NAP

   169        36    $1,800      12    $1,925       0       NAP       0       NAP       0       NAP          2         NAP
   170         0       NAP      41    $  522      42    $  575       0       NAP       0       NAP          0  $  324,511
   178         7    $1,144       0       NAP       0       NAP       0       NAP       0       NAP          2         NAP
   179        36    $  610       1    $  740       0       NAP       0       NAP       0       NAP          0         NAP
   186         0       NAP       0       NAP      72    $  350       0       NAP       0       NAP          0  $  211,737
   189        32    $1,250      27    $1,600       0       NAP       0       NAP       0       NAP          0         NAP
   192        56    $  521       0       NAP       0       NAP       0       NAP       0       NAP          0  $  260,974
   195        24    $  873      17    $1,055       0       NAP       0       NAP       0       NAP          2         NAP
   201        14    $1,150       0       NAP       0       NAP       0       NAP       0       NAP          0         NAP
   202        12    $1,353       0       NAP       0       NAP       0       NAP       0       NAP          2         NAP
   204        69    $1,365      12    $1,680       1    $2,210       0       NAP       0       NAP          2         NAP
   210        23    $1,509       6    $1,698       0       NAP       0       NAP       0       NAP          2         NAP
   211        16    $1,649       0       NAP       0       NAP       0       NAP       0       NAP          0         NAP
   216        11    $1,162       0       NAP       0       NAP       0       NAP       0       NAP          1         NAP
   218         5    $3,301       0       NAP       0       NAP       0       NAP       0       NAP          1         NAP
   225         4    $1,169       3    $1,400       0       NAP       0       NAP       0       NAP          0         NAP
   226         0       NAP       0       NAP       0       NAP       0       NAP       0       NAP          1         NAP
   230        64    $1,508       8    $1,843       0       NAP       0       NAP       0       NAP          0         NAP
   233        16    $1,749       6    $1,865       0       NAP       0       NAP       0       NAP          1         NAP
   238         1    $1,400       0       NAP       0       NAP       0       NAP       0       NAP          0         NAP
   241         0       NAP       0       NAP       0       NAP       0       NAP       0       NAP          0         NAP

MORTGAGE     THIRD MOST    SECOND MOST    SECOND MOST          MOST               MOST
LOAN NO.  RECENT NOI DATE   RECENT NOI  RECENT NOI DATE  RECENT NOI         RECENT NOI DATE
--------  ---------------  -----------  ---------------  ----------  -----------------------------

    9           NAP                NAP        NAP               NAP               NAP
   14           NAP                NAP        NAP               NAP               NAP
   23        12/31/2003     $1,325,098    12/31/2004     $1,476,750            12/31/2005
   25           NAP         $  390,237    12/31/2004     $  743,860            12/31/2005
   31           NAP                NAP        NAP               NAP               NAP
   34           NAP                NAP        NAP               NAP               NAP
   38           NAP         $  901,487    12/31/2004     $  842,002            12/31/2005
   44           NAP                NAP        NAP               NAP               NAP
   46        12/31/2003     $  837,550    12/31/2004     $1,058,331        T-12 (11/30/2005)
   58        12/31/2003     $  822,141    12/31/2004     $  817,209            12/31/2005
   61           NAP                NAP        NAP               NAP               NAP
   66           NAP                NAP        NAP        $  662,149            12/31/2005
   71        12/31/2003     $  786,657    12/31/2004     $  666,870            12/31/2005
   73           NAP                NAP        NAP               NAP               NAP
   75           NAP         $  784,600    12/31/2004     $  739,319            12/31/2005
   81        12/31/2003     $  890,286    12/31/2004     $1,039,492            12/31/2005
   83        12/31/2004     $  617,627    12/31/2005     $  619,315           01//31/2006
   84           NAP         $  604,013    12/31/2004     $  730,199            12/31/2005
   87        12/31/2003     $  644,216    12/31/2004     $  581,821            12/31/2005
   91        12/31/2003     $  256,514    12/31/2004     $  185,285  T-11 (11/30//2005) Annualized

   92        12/31/2003     $  170,673    12/31/2004     $  150,319  T-11 (11/30//2005) Annualized

   94        12/31/2003     $  614,653    12/31/2004     $  490,179            12/31/2005
   97           NAP                NAP        NAP        $  508,900            12/31/2005
   99           NAP                NAP        NAP               NAP               NAP
   102          NAP                NAP        NAP               NAP               NAP
   104       12/31/2004     $  329,790    12/31/2005     $  332,253            02/28/2006
   105       12/31/2003     $  604,125    12/31/2004     $  623,773            12/31/2005
   106          NAP                NAP        NAP               NAP               NAP
   110          NAP                NAP        NAP               NAP               NAP
   111          NAP                NAP        NAP               NAP               NAP
   112       12/31/2003     $  355,303    12/31/2004     $  370,140            12/31/2005
   114       12/31/2003     $  515,388    12/31/2004     $  581,125            12/31/2005
   115       12/31/2003     $  466,580    12/31/2004     $  530,391            12/31/2005
   122       12/31/2003     $  278,911    12/31/2004     $  319,021            12/31/2005
   123          NAP                NAP        NAP        $  570,162            12/31/2005
   126          NAP                NAP        NAP               NAP               NAP
   131       12/31/2003     $  522,613    12/31/2004     $  464,871            12/31/2005
   134       12/31/2003     $  415,305    12/31/2004     $  405,482            12/31/2005
   135          NAP                NAP        NAP               NAP               NAP
   136       12/31/2003     $  278,261    12/31/2004     $  340,192            12/31/2005
   137       12/31/2003     $  344,122    12/31/2004     $  400,137            12/31/2005
   138       12/31/2003     $  341,373    12/31/2004     $  406,797            12/31/2005
   139          NAP                NAP        NAP               NAP               NAP
   143       12/31/2003     $  363,192    12/31/2004     $  416,508            12/31/2005
   149       12/31/2003     $  458,559    12/31/2004     $  475,257            12/31/2005
   151       12/31/2003     $  313,329    12/31/2004     $  315,163            12/31/2005
   152          NAP                NAP        NAP        $  284,501            12/31/2005
   155       12/31/2004     $  372,277    12/31/2005     $  380,505            02/28/2006
   164       12/31/2003     $  414,315    12/31/2004     $  445,223            12/31/2005
   167          NAP                NAP        NAP               NAP               NAP

   169          NAP                NAP        NAP               NAP               NAP
   170       12/31/2003     $  171,543    12/31/2004     $  296,251            12/31/2005
   178          NAP                NAP        NAP               NAP               NAP
   179          NAP                NAP        NAP        $  304,063            12/31/2005
   186       12/31/2003     $  199,224    12/31/2004     $  191,790         T-11(11/30/2005)
   189          NAP                NAP        NAP               NAP               NAP
   192       12/31/2003     $  217,671    12/31/2004     $  266,545            10/31/2005
   195          NAP                NAP        NAP               NAP               NAP
   201          NAP         $   34,854    12/31/2004     $  108,125            12/31/2005
   202          NAP                NAP        NAP               NAP               NAP
   204          NAP                NAP        NAP               NAP               NAP
   210          NAP                NAP        NAP               NAP               NAP
   211          NAP                NAP        NAP               NAP               NAP
   216          NAP                NAP        NAP               NAP               NAP
   218          NAP                NAP        NAP               NAP               NAP
   225          NAP                NAP        NAP        $   30,499            12/31/2005
   226          NAP                NAP        NAP               NAP               NAP
   230          NAP                NAP        NAP               NAP               NAP
   233          NAP                NAP        NAP               NAP               NAP
   238          NAP                NAP        NAP               NAP               NAP
   241          NAP                NAP        NAP               NAP               NAP

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

                      MORTGAGE LOAN NO. 1 - MICHIGAN PLAZA

                                [PHOTOS OMITTED]

                                      IV-1

                      MORTGAGE LOAN NO. 1 - MICHIGAN PLAZA

                                  [MAP OMITTED]

                                      IV-2

                      MORTGAGE LOAN NO. 1 - MICHIGAN PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):             $160,000,000

CUT-OFF DATE BALANCE(1):         $160,000,000

SHADOW RATING (FITCH/S&P):       NAP

LOAN PURPOSE:                    Refinance

FIRST PAYMENT DATE:              May 7, 2006

INTEREST RATE:                   6.050%

AMORTIZATION:                    Interest Only

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   April 7, 2011

EXPECTED MATURITY BALANCE(1):    $160,000,000

SPONSORS:                        Loeb Partners Realty Development Corporation
                                 and Sir Joseph Hotung

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayment without penalty on and
                                 after October 7, 2010.

LOAN PER SF(1):                  $124.14

UP-FRONT RESERVES:               RE Tax:           $910,897
                                 Insurance:        $372,703
                                 CapEx:            $70,795
                                 TI/LC:            $2,515,910

                                 Deferred
                                 Maintenance(2):   $761,041

ONGOING RESERVES:                RE Tax:           $910,897/month
                                 Insurance:        $3,110/month
                                 CapEx:            $14,494/month
                                 TI/LC:            $30,833/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        Chicago, IL

YEAR BUILT/RENOVATED:            1981, 1984/1996, 1999, 2000, 2002

PERCENT LEASED(3):               75.9%

SQUARE FOOTAGE:                  1,868,863

THE COLLATERAL:                  Two Class A office buildings with 44 stories
                                 and 25 stories respectively

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Loeb Partners Realty LLC

MOST RECENT NET OP. INCOME:      $19,066,449

2ND MOST RECENT NET OP. INCOME:  $15,698,492

3RD MOST RECENT NET OP. INCOME:  $16,119,958

U/W NET OP. INCOME:              $20,759,288

U/W NET CASH FLOW:               $18,089,234

U/W OCCUPANCY:                   75.9%

APPRAISED VALUE(1):              $321,600,000

CUT-OFF DATE LTV(1):             72.1%

MATURITY DATE LTV(1):            72.1%

DSCR(1):                         1.27x

DSCR AFTER IO PERIOD(1) :        NAP
--------------------------------------------------------------------------------

(1)  The subject $160,000,000 loan represents an approximately 69.0% pari passu interest in a $232,000,000 total mortgage loan (the "Michigan Plaza Whole
     Loan") secured by the Michigan Plaza Property. The Loan per SF, Appraised
     Value, LTV and DSCR numbers in this table are based on the total
     $232,000,000 whole loan financing.

(2)  The deferred maintenance reserve was established at closing for upgrade and maintenance work on elevator cars at the Michigan Plaza Property.

(3)  Percent leased is based on rent roll dated May 1, 2006.

THE MICHIGAN PLAZA LOAN

          THE LOAN. The largest loan (the "Michigan Plaza Loan"), as evidenced by that certain Promissory Note A1, is secured by a first priority fee Mortgage and Security Agreement, as amended by that certain Amendment to Mortgage and
Security Agreement and Assignment of Leases and Rents encumbering the two connected office buildings with 1,868,863 aggregate square feet collectively known as Michigan Plaza, located in Chicago, IL (the "Michigan Plaza Property").
The Michigan Plaza Loan was originated on December 29, 2004, and amended on
March 14, 2006, by or on behalf of Morgan Stanley Mortgage Capital Inc.

                                      IV-3

          The Michigan Plaza Loan represents an approximately 69.0% pari passu interest in the $232,000,000 Michigan Plaza Whole Loan. The Michigan Plaza Loan
is secured by the Michigan Plaza Property, on a pari passu basis, with the other
A Note mortgage loan, which has the same interest rate, maturity date and amortization term as the Michigan Plaza Loan. Such other A Note mortgage loan is referred to in this prospectus supplement as the "Michigan Plaza Companion
Loan." Only the Michigan Plaza Loan is included in the trust.

          THE BORROWER. The borrower is Michigan Plaza LLC, a Delaware limited liability company (the "Michigan Plaza Borrower"). The Michigan Plaza Borrower
is a single-purpose, bankruptcy-remote entity controlled by the sponsors, Loeb
Partners Realty Development Corporation and Sir Joseph Hotung. Loeb Partners
Realty Development Corporation is a family-run, privately-held real estate company that makes opportunistic investments in real estate properties, with its major focus on the creation and enhancement of the value of these properties through repositioning, renovation and intensive asset management. Loeb Partners
Realty Development Corporation's current portfolio consists of more than
12,000,000 square feet of income-producing real estate. Sir Joseph Hotung, a
British citizen, is a private investor and the current chairman and managing director of Ho Hung Hing Estates Ltd., a major property and financial investment company in Asia.

          THE PROPERTY. The Michigan Plaza Property, which consists of a 954,862 square foot, 44-story office building and a 914,001 square foot, 25-story office building, is located in the central business district of Chicago, IL. The
Michigan Plaza Property was originally constructed in 1981 and 1984 and was renovated in 1996, 1999, 2000 and 2002. The Michigan Plaza Property is
interconnected by a common entrance lobby and shares the lowest 16 floors. The property has a total of 561 revenue-generating, indoor, heated parking spaces.
The Michigan Plaza Property is connected to the Randolph Street Metro Station, which is one of five commuter rail stations that serve Chicago's suburban areas.

          The following table shows scheduled lease expirations at the Michigan
Plaza Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

---------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------
                                                                                   % OF TOTAL   CUMULATIVE % OF
                                    AVERAGE          % OF TOTAL                   BASE RENTAL      TOTAL BASE
                # OF LEASES    UNDERWRITTEN BASE    SQUARE FEET    CUMULATIVE %     REVENUES    RENTAL REVENUES
     YEAR         ROLLING     RENT PER SF ROLLING     ROLLING     OF SF ROLLING     ROLLING         ROLLING
---------------------------------------------------------------------------------------------------------------

    Vacant            0              $ 0.00             24%             24%            0%               0%
     MTM              1              $25.57              0%             24%            0%               0%
     2006            16              $14.38              6%             30%            6%               6%
     2007            15              $24.57              4%             34%            7%              13%
     2008            10              $14.90              9%             43%            8%              21%
     2009             6              $21.79              1%             44%            2%              23%
     2010             7              $22.37              2%             46%            3%              26%
     2011             6              $27.23              7%             53%           12%              38%
     2012             9              $21.92             18%             71%           25%              63%
     2013             4              $20.74              6%             77%            8%              71%
     2014             4              $26.57              2%             79%            3%              74%
     2015             1              $20.60              0%             79%            0%              74%
2016 & Beyond        21              $19.65             21%            100%           26%             100%
-----------------------------------------------------------------------------------------------------------------

                                      IV-4

          The following table presents certain information relating to the major tenants at the Michigan Plaza Property:

---------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL     ANNUALIZED
                          CREDIT RATING                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/         TENANT                 UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME        MOODY'S/S&P)(1)      NRSF     % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Blue Cross and Blue          A/--/--         199,967       11%      $ 4,197,081         14%          $20.99      Various(2)
Shield Association
MCI Telecommunications      A-/Baa3/B+       100,634        5%      $ 2,918,386         10%          $29.00      04/30/2011
Omnicom                     A-/Baa1/A-       100,129        5%      $ 1,738,312          6%          $17.36      05/31/2016
Midas International          --/--/--         83,453        5%      $ 1,293,234          4%          $15.50      05/01/2008
Fox Television              BBB/--/ --        83,002        4%      $ 1,612,198          6%          $19.42      Various(3)
Unilever Home &              --/A1/--         77,383        4%      $ 1,690,819          6%          $21.85      07/31/2013
Personal Care
Teng & Associates            --/--/--         66,370        4%      $ 1,360,585          5%          $20.50      12/01/2012
Cramer-Krasselt              --/--/--         54,965        3%      $ 1,006,409          3%          $18.31      06/30/2018
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       765,903       41%      $15,817,024         54%          $20.65
---------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP           651,827       35%      $13,336,194         46%          $20.46        Various
Vacant Space                   NAP           451,133       24%      $         0          0%          $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     1,868,863      100%      $29,153,218        100%          $20.56
---------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Blue Cross and Blue Shield Association has expiration dates of 04/14/2012
     (199,861 square feet) and 11/19/2009 (106 square feet).

(3)  Fox Television has expiration dates of 12/31/2022 (77,002 square feet) and
     12/01/2022 (6,000 square feet).

          ESCROWS AND RESERVES. The Michigan Plaza Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. Due to excess funds in the insurance reserve, the monthly payment will be $3,110 for the remainder of 2006, though it does not represent 1/12 of the annual premium.
If at any time the lender reasonably determines that such amounts will not be sufficient to pay the taxes or insurance premiums, the Michigan Plaza Borrower will be required to make up the applicable deficiency.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Michigan Plaza Loan. The lockbox will be in place until the Michigan
Plaza Loan is paid in full.

          PROPERTY MANAGEMENT. The Michigan Plaza Property is managed by Loeb
Partners Realty LLC, an affiliate of the Michigan Plaza Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Michigan Plaza Loan and the Michigan Plaza Property is set forth on Appendix II hereto.

                                      IV-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-6

                     MORTGAGE LOAN NO. 2 - RIVERCENTER MALL

                                [PHOTOS OMITTED]

                                      IV-7

                     MORTGAGE LOAN NO. 2 - RIVERCENTER MALL

                                  [MAP OMITTED]

                                      IV-8

                     MORTGAGE LOAN NO. 2 - RIVERCENTER MALL

                              [FLOOR PLAN OMITTED]

                                      IV-9

                     MORTGAGE LOAN NO. 2 - RIVERCENTER MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $95,000,000

CUT-OFF DATE BALANCE:            $95,000,000

SHADOW RATING (FITCH/S&P):       NAP

LOAN PURPOSE:                    Refinance

FIRST PAYMENT DATE:              April 7, 2006

INTEREST RATE:                   5.670%

AMORTIZATION:                    Interest only through February 7, 2009.
                                 Principal and interest payments of $549,575.67
                                 beginning March 7, 2009 through maturity based
                                 on a 360-month amortization schedule.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   March 7, 2016

EXPECTED MATURITY BALANCE:       $85,104,458

SPONSOR:                         Ben Ashkenazy

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after December 7, 2015.

LOAN PER SF:                     $286.43

UP-FRONT RESERVES:               RE Tax:      $504,010

                                 Insurance:   $208,770

                                 TI/LC:       $638,218

ONGOING RESERVES:                RE Tax:      $168,003/month

                                 Insurance:   $18,979/month

                                 CapEx:       $7,450/month

                                 TI/LC:       $25,000/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        San Antonio, TX

YEAR BUILT/RENOVATED:            1988/2004

PERCENT LEASED(1):               95.6%

SQUARE FOOTAGE:                  331,671

THE COLLATERAL:                  331,671 square feet of a 560,129 square feet
                                 regional shopping center

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Institutional Property Managers, Inc.

MOST RECENT NET OP. INCOME:      $7,098,223

2ND MOST RECENT NET OP.
INCOME:                          $7,492,350

3RD MOST RECENT NET OP.
INCOME:                          $10,431,975

U/W NET OP. INCOME:              $8,702,792

U/W NET CASH FLOW:               $8,328,920

U/W OCCUPANCY:                   95.6%

APPRAISED VALUE:                 $136,700,000

CUT-OFF DATE LTV:                69.5%

MATURITY DATE LTV:               62.3%

DSCR:                            1.53x

DSCR AFTER IO PERIOD:            1.26x
--------------------------------------------------------------------------------

(1)  Percent leased is based on rent roll dated January 1, 2006.

THE RIVERCENTER MALL LOAN

          THE LOAN. The second largest loan (the "Rivercenter Mall Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee
Deed of Trust, Assignment of Leases and Rents, Security Agreement encumbering
331,671 square feet of a 560,129 square foot enclosed regional shopping center known as the Rivercenter Mall, located in San Antonio, TX (the "Rivercenter Mall
Property"). The Rivercenter Mall Loan was originated on February 9, 2006 by or on behalf of IXIS Real Estate Capital Inc.

          THE BORROWER. The borrower is New Rivercenter Mall II L.P., a Delaware limited partnership and a single-purpose entity (the "Rivercenter Mall
Borrower"). The Rivercenter Mall Borrower has no material assets other than its interest in the Rivercenter Mall Property. The Rivercenter Mall Borrower is
sponsored by Ben Ashkenazy. The Rivercenter Mall Borrower is 100% owned by (i)
New Rivercenter GP II LLC, the general partner of the Rivercenter Mall Borrower, which owns 1% of the partnership interests in the Rivercenter Mall Borrower and
(ii) New Rivercenter Mezz II LLC.

                                     IV-10

          THE PROPERTY. The Rivercenter Mall Property is located in San Antonio,
TX. The Rivercenter Mall Property was originally constructed in 1988 and renovated in 2004. It consists of a 560,129 square foot, three-story super regional mall. The Rivercenter Mall Property is anchored by Dillard's, Foley's, an AMC Movie Theater and an IMAX Theater. The collateral for the Rivercenter
Mall Loan comprises 331,671 square feet and includes Foley's and the IMAX theater as well as the majority of the in-line space. The collateral is currently 95.6% leased.

          The mall is located along the San Antonio Riverwalk and immediately north of the Henry B. Gonzalez Convention Center. The San Antonio Riverwalk is a
series of below street grade landscaped walkways that are lined with restaurants, hotels, retail shops, office buildings and nightclubs. The Henry B.
Gonzalez Convention Center recently underwent a $218 million expansion and renovation in 2001, bringing contiguous exhibit hall space to 400,000 square feet. The convention center is host to over 550,000 attendees per year.

          The following table shows scheduled lease expirations at the
Rivercenter Mall Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

------------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------
                  # OF          AVERAGE          % OF TOTAL                   % OF TOTAL BASE     CUMULATIVE % OF
     YEAR        LEASES    UNDERWRITTEN BASE    SQUARE FEET    CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
                ROLLING   RENT PER SF ROLLING     ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------

    Vacant          0            $ 0.00              4%             4%                 0%                0%
     MTM           14            $24.00              7%            11%                 7%                7%
     2006           7            $32.78              3%            14%                 4%               11%
     2007          14            $41.17              3%            17%                 6%               17%
     2008          14            $14.85             33%            50%                21%               39%
     2009           6            $45.27              3%            53%                 7%               45%
     2010           4            $36.57              3%            56%                 4%               49%
     2011          11            $34.04              9%            65%                14%               63%
     2012           1            $30.00              1%            66%                 2%               65%
     2013           9            $15.51             19%            85%                13%               78%
     2014           2            $19.72              4%            89%                 3%               81%
     2015           5            $30.25              6%            95%                 8%               89%
2016 & Beyond      10            $47.01              5%           100%                11%              100%
------------------------------------------------------------------------------------------------------------------

          The following table presents certain information relating to the major tenants at the Rivercenter Mall Property:

------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL     ANNUALIZED
                          CREDIT RATING                                ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/                                  UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
                         MOODY'S/ S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Foley's                   BBB+/Baa1/BBB        92,892         28%       $  727,829          10%          $ 7.84     01/31/2008
Imax Theatre                 --/B3/B-          34,467         10%       $  344,670           4%          $10.00     02/28/2013
TOTAL/WEIGHTED AVERAGE                        127,359         38%       $1,072,499          14%          $ 8.42

Other Tenants                   NAP           192,473         58%       $6,456,914          86%          $33.55      Various
Vacant Space                    NAP            11,839          4%               $0           0%          $ 0.00        NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        331,671        100%       $7,529,413         100%          $22.70
------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          ESCROWS AND RESERVES. The Rivercenter Mall Borrower is required to deposit the up-front and ongoing reserves set forth in the chart above, as well as 1/12 of annual real estate taxes and insurance premiums monthly.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Rivercenter Mall Loan. A cash management period will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following conditions: (i) a default or event of default under the Rivercenter
Mall Loan, (ii) the finding that less than 95% of the rents have been deposited into the clearing account for any calendar month, (iii) the Rivercenter Mall
Borrower obtaining permitted mezzanine financing and (iv) the DSCR dropping below 1.05x for any given calendar quarter. The cash management period will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if, with respect to clause (iv) above, for twelve consecutive months since the commencement of the cash management period, the DSCR is at least equal to 1.10x and no other event has occurred that would trigger another cash management period.

                                      IV-11

          PROPERTY MANAGEMENT. The Rivercenter Mall Property is managed by
Institutional Property Managers, Inc., which is an affiliate of the Rivercenter
Mall Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Rivercenter Mall
Borrower is permitted to incur mezzanine financing at any time after February 7,
2008 provided that (i) the mezzanine lender is a qualified institutional lender
(or a syndicate of lenders, provided that at least 51% of the outstanding principal balance of the mezzanine loan is owned directly by one or more qualified institutional lenders), (ii) the mezzanine loan and the Rivercenter
Mall Loan results in (a) an aggregate LTV no greater than 80% and (b) an aggregate DSCR no less than 1.20x, (iii) no event of default is continuing, (iv)
such mezzanine loan will have a maturity date no earlier than the maturity date of the Rivercenter Mall Loan unless such mezzanine loan is fully amortizing, such that there will be no balloon payment due at maturity, (v) the mezzanine lender enters into an intercreditor agreement in form and substance acceptable to the lender and (vi) a confirmation is received from each rating agency that the incurrence of such mezzanine debt will not cause the rating on any class of certificates to be qualified, withdrawn or downgraded.

         ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBT). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the Rivercenter Mall Loan and the Rivercenter Mall Property is set forth on Appendix II hereto.

                                      IV-12

                  MORTGAGE LOAN NO. 3 - LENATURE'S HEADQUARTERS

                                 [PHOTO OMITTED]

                                      IV-13

                  MORTGAGE LOAN NO. 3 - LENATURE'S HEADQUARTERS

                                 [MAP OMITTED]

                                      IV-14

                MORTGAGE LOAN NO. 3 -- LE NATURE'S HEADQUARTERS

--------------------------------------------------------------------------------
                       LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE                 $62,300,000

CUT-OFF DATE BALANCE:            $62,300,000

SHADOW RATING
(FITCH/S&P):                     NAP

LOAN PURPOSE:                    Acquisition

FIRST PAYMENT DATE:              February 5, 2006

INTEREST RATE:                   5.965%

AMORTIZATION:                    Interest only through January 5, 2010.
                                 Principal and interest payments of $372,119.25
                                 beginning February 5, 2010 through maturity
                                 based on a 360-month amortization schedule.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   January 5, 2016

EXPECTED MATURITY BALANCE:       $57,277,507

SPONSORS:                        CB Richard Ellis Investors, LLC and US Advisor,
                                 LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after October 5, 2015.

LOAN PER SF:                     $124.60

UP-FRONT RESERVES:               RE Tax:                 $52,037
                                 Insurance:              $15,714
                                 Debt Service Reserve:   $3,500,000
                                 Letter of Credit:       $3,000,000

ONGOING RESERVES:                Insurance:              $7,857/month
                                 CapEx:                  $4,167/month
                                 TI/LC:                  $12,500/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Industrial

PROPERTY SUB-TYPE:               Flex

LOCATION:                        Phoenix, AZ

YEAR BUILT/RENOVATED:            2005/NAP

PERCENT LEASED(1):               100.0%

SQUARE FOOTAGE:                  500,000

THE COLLATERAL:                  500,000 square feet Class A industrial facility

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             CB Richard Ellis, Inc.

MOST RECENT NET OP. INCOME:      NAP

2ND MOST RECENT NET OP.
INCOME:                          NAP

3RD MOST RECENT NET OP.
INCOME:                          NAP

U/W NET OP. INCOME:              $6,166,875

U/W NET CASH FLOW:               $5,966,875

U/W OCCUPANCY:                   100.0%

APPRAISED VALUE:                 $89,000,000

CUT-OFF DATE LTV:                70.0%

MATURITY DATE LTV:               64.4%

DSCR:                            1.58x

DSCR AFTER IO PERIOD:            1.34x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on rent roll dated December 9, 2005.

THE LENATURE'S HEADQUARTERS LOAN

          THE LOAN. The third largest loan (the "LeNature's Headquarters Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee
Deed of Trust Assignment of Leases and Rents, Security Agreement and Fixture
Filing encumbering the 500,000 square foot industrial facility known as the
LeNature's Headquarters, located in Phoenix, AZ (the "LeNature's Headquarters
Property"). The LeNature's Headquarters Loan was originated on January 6, 2006 by or on behalf of IXIS Real Estate Capital Inc.

          THE BORROWER. The borrower is structured as up to 36 tenants in common, including, USA 615 North 48th Street, LLC, which also acts as the initial administrator (collectively, the "LeNature's Headquarters Borrower").
The LeNature's Headquarters Borrower owns no material asset other than the
LeNature's Headquarters Property and related interests. The

                                      IV-15

sponsor of the LeNature's Headquarters Loan is a joint venture between CB
Richard Ellis Investors, LLC and US Advisor, LLC. CB Richard Ellis Investors,
LLC currently has $15 billion in assets under management. Its portfolio includes over 615,000 commercial square feet and over 10,300 multi-family units. Since its formation in 1999, US Advisor, LLC has purchased 30 multifamily properties representing 8,757 units as well as 615,000 square feet of commercial space. US
Advisor, LLC. currently has $838 million in assets under management.

          THE PROPERTY. The LeNature's Headquarters Property, which consists of approximately 530,856 net rentable square feet is located in Phoenix, AZ. The
LeNature's Headquarters Property was constructed in 2005. The LeNature's
Headquarters Property has approximately 70,500 square feet of office space including 14,000 square feet of executive suites, a 184,000 square foot warehouse portion, 60,000 square feet containing lab processing equipment,
216,000 square feet of production/bottling area and a 75 foot digital billboard.
Net rentable square feet at the property actually totals 530,856 while tenant rent is based on 500,000 square feet.

          The following table presents certain information relating to the sole tenant at the LeNature's Headquarters Property:

-----------------------------------------------------------------------------------------------------------------------
                                                                                % OF TOTAL
                         CREDIT RATING                           ANNUALIZED     ANNUALIZED
                            (FITCH/       TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

LeNature's                  --/--/--     500,000      100%       $6,325,000        100%          $12.65      12/31/2030
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   500,000      100%       $6,325,000        100%          $12.65      12/31/2030
-----------------------------------------------------------------------------------------------------------------------

               ESCROWS AND RESERVES. The LeNature's Headquarters Borrower is
required to escrow 1/12 of annual insurance premiums monthly. The amounts shown above are the current monthly collections.

          At origination, the LeNature's Headquarters Bororwer deposited
$3,500,000 into the Debt Reserve Subaccount to be used by the lender upon an event of default.

          LETTER OF CREDIT. The LeNature's Headquarters Borrower has deposited a
$3,000,000 letter of credit as additional collateral for the loan. The letter of credit provider is Wachovia Bank, N.A.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the LeNature's Headquarters Loan. The lockbox will be in place until the
LeNature's Headquarters Loan has been paid in full.

          PROPERTY MANAGEMENT. The LeNature's Headquarters Property is managed by CB Richard Ellis, Inc., an affiliate of the LeNature's Headquarters Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the LeNature's Headquarters
Loan and the LeNature's Headquarters Property is set forth on Appendix II hereto.

                                      IV-16

             MORTGAGE LOAN NO. 4 - CROSSROADS TOWER OFFICE BUILDING

                                 [PHOTO OMITTED]

                                      IV-17

             MORTGAGE LOAN NO. 4 - CROSSROADS TOWER OFFICE BUILDING

                                [MAP OMITTED]

                                      IV-18

             MORTGAGE LOAN NO. 4 - CROSSROADS TOWER OFFICE BUILDING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $58,000,000

CUT-OFF DATE BALANCE:            $58,000,000

SHADOW RATING
(FITCH/S&P):                     NAP

LOAN PURPOSE:                    Refinance

FIRST PAYMENT DATE:              April 1, 2006

INTEREST RATE:                   5.610%

AMORTIZATION:                    Interest only through March 1,
                                 2011.  Principal and interest
                                 payments of $333,331.63 beginning
                                 April 1, 2011 through maturity based
                                 on a 360-month amortization schedule.
ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   March 1, 2016

EXPECTED MATURITY
BALANCE:                         $54,069,159

SPONSOR:                         Rubin Schron

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the
                                 REMIC start-up date, with U.S.
                                 Treasury defeasance thereafter.
                                 Prepayable without penalty on and
                                 after September 1, 2015.

LOAN PER SF:                     $119.45

UP-FRONT RESERVES:               RE Tax:             $598,731
                                 Insurance:          $64,977
                                 PCO Reserve(1):     $5,500,000
                                 Rent Reserve:       $1,750,000

ONGOING RESERVES:                RE Tax:             $199,577/month
                                 Insurance:          $5,907/month
                                 CapEx:              $8,092/month
                                 TI/LC:              $40,668/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        Kew Gardens, NY

YEAR BUILT/RENOVATED:            1989/NAP

PERCENT LEASED(2):               98.3%

SQUARE FOOTAGE:                  485,544

THE COLLATERAL:                  12-story office building

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Cammeby's Management Company, LLC

MOST RECENT NET OP.
INCOME:                          $5,093,391

2ND MOST RECENT NET
OP. INCOME:                      $5,487,319

3RD MOST RECENT NET
OP. INCOME:                      $5,858,147

U/W NET OP. INCOME:              $5,288,662

U/W NET CASH FLOW:               $4,793,036

U/W OCCUPANCY:                   95.0%

APPRAISED VALUE:                 $81,900,000

CUT-OFF DATE LTV:                70.8%

MATURITY DATE LTV:               66.0%

DSCR:                            1.45x

DSCR AFTER IO PERIOD:            1.20x
--------------------------------------------------------------------------------

(1)  Permanent Certificate of Occupancy Reserve.

(2)  Percent leased is based on rent roll dated April 17, 2006.

THE CROSSROADS TOWER LOAN

          THE LOAN. The fourth largest loan (the "Crossroads Tower Loan"), as evidenced by that certain Consolidated, Amended and Restated Promissory Note, is
secured by a first priority fee Mortgage, Agreement of Consolidation and
Modification of Mortgage, Assignment of Leases and Rents, and Security Agreement
encumbering the 485,544 square foot urban office building known as the
Crossroads Tower Office Building, located in Kew Gardens, Queens, NY (the
"Crossroads Tower Property"). The Crossroads Tower Loan was originated on March
1, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrowers are 80-02 Fee Owner LLC, the fee owner of the Crossroads Tower Property, and 80-02 Leasehold LLC, the lessor under the ground lease at the Crossroads Tower Property, each a Delaware limited liability company (collectively, the "Crossroads Tower Borrowers"). The Crossroads Tower
Borrowers are each single asset, bankruptcy remote, single purpose entities controlled by the sponsor, Rubin Schron, and Cammeby's International, Ltd.
Cammeby's International, Ltd., which has been in the real estate business for over 40 years, owns and manages over 25,000

                                      IV-19

residential units, directly or through other affiliated entities, and over
10,000,000 square feet of commercial and industrial space.

          THE PROPERTY. The Crossroads Tower Property consists of a 485,544 square foot, 12-story urban office park, a sub-grade plaza and underground parking garage that contains 380 parking spaces. The Crossroads Tower Property is located at 80-82 Kew Gardens Road in Kew Gardens, Queens, NY.

          The following table shows scheduled lease expirations at the
Crossroads Tower Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

-----------------------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------
                                   AVERAGE
                                UNDERWRITTEN      % OF TOTAL   CUMULATIVE %   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   BASE RENT PER SF   SQUARE FEET       OF SF      RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR          ROLLING          ROLLING        ROLLING(1)    ROLLING(1)        ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

    Vacant            0            $ 0.00             4%            4%               0%                  0%
     MTM              1            $28.01             1%            4%               1%                  1%
     2006             1            $31.25             0%            5%               1%                  1%
     2007             1            $34.06             1%            5%               1%                  2%
     2008             5            $ 9.59            32%           37%              14%                 16%
     2009             6            $29.27             7%           44%               9%                 25%
     2010            11            $31.10             6%           50%               8%                 33%
     2011            11            $30.35            32%           82%              44%                 78%
     2012             0            $ 0.00             0%           82%               0%                 78%
     2013             4            $31.63             2%           84%               3%                 81%
     2014             6            $23.87             5%           89%               5%                 86%
     2015             2            $28.13             7%           96%              10%                 96%
2016 & Beyond         2            $24.53             4%          100%               4%                100%

(1)  Excludes 2,052 sf of non-leasable office space.

          The following table presents certain information relating to the major tenants at the Crossroads Tower Property:

-------------------------------------------------------------------------------------------------------------------------
                          CREDIT RATING                           ANNUALIZED     % OF TOTAL      ANNUALIZED
                             (FITCH/                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                           MOODY'S/S&P)    TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
      TENANT NAME              (1)          NRSF    % OF NRSF   BASE RENT ($)     BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Garden Parking Corp.        --/--/--      114,632       24%      $   570,000          5%          $ 4.97       05/01/2008
Queen's District
Attorney's Office           --/A2/--       67,147       14%      $ 2,148,704         20%          $32.00       11/21/2011
Federal Bureau of
Investigation              AAA/Aaa/AAA     58,154       12%      $ 1,664,353         16%          $28.62       11/29/2011
Department of Tax &
Finance(2)                  --/A2/--       31,288        6%      $   922,996          9%          $29.50       10/31/2016
Bally's Health & Tennis    --/Caa1/CCC     25,545        5%      $   448,273          4%          $17.55       08/31/2008
Newsday                     --/A3/--       11,460        2%      $   451,612          4%          $39.41       11/01/2009
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    308,226       64%      $ 6,205,938         58%          $20.13
-------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP        159,283       33%      $ 4,403,456         42%          $27.65        Various
Vacant                         NAP         18,035        4%      $         0          0%            0.00%          NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    485,544      100%      $10,609,394        100%          $21.85
-------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The Department of Tax & Finance is in the process of decreasing its space from 40,830 sf to 31,288 sf, as reflected above.

          ESCROWS AND RESERVES. At closing, the Crossroads Tower Borrowers deposited $5,500,000 into a Permanent Certificate of Occupancy ("PCO") Reserve.
Provided that there exists no event of default under the related loan documents,
$2,500,000 of the PCO Reserve will be released to the Crossroads Tower Borrowers upon satisfaction of certain conditions relating to (i) renewing the temporary certificate of occupancy for the space occupied by Bally's, (ii) obtaining certain other permits relating to the Bally's space and (iii) the delivery of evidence acceptable to the lender of the cure and removal of any

                                      IV-20

open New York City municipal violations relating to the Crossroads Tower
Property. The full amount of the PCO Reserve will be released to the Crossroads
Tower Borrowers upon satisfaction of the above conditions and obtaining a PCO.

          At closing, the Crossroads Tower Borrowers deposited $1,750,000 into a rent reserve subject to confirmation of five-year lease extensions for the
Queens County District Attorney's Office space. These funds will be released at the Crossroads Tower Borrowers' request upon renewal by the Queens County
District Attorney's Office, with the exact release amounts subject to the square footage for which the Queens County District Attorney's Office will renew, as outlined in the loan documents. The Crossroads Tower Borrowers are permitted to request two such releases, and after the Crossroads Tower Borrowers are granted their first request, any additional requests, if no event of default occurs and is continuing, will be subject to the approval of the lender and satisfaction of certain conditions, including a minimum DSCR of 1.20x.

          The Crossroads Tower Borrowers are required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. If at any time the lender reasonably determines that such amounts will not be sufficient to pay the taxes or insurance premiums, the Crossroads Tower Borrowers will be required to make up the applicable deficiency.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Crossroads Tower Loan.

          PROPERTY MANAGEMENT. The Crossroads Tower Property is managed by
Cammeby's Management Company, LLC, an affiliate of one of the Crossroads Tower
Borrowers.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Crossroads Tower
Borrowers may obtain mezzanine financing from a third-party mezzanine lender at any time secured by a pledge of the principal's interests in the Crossroads
Tower Borrowers. The pledge and loan documentation must contain terms and provisions satisfactory to the lender. Such mezzanine loan may not exceed $2 million and the combined first mortgage and mezzanine loan may not exceed an LTV of 90% or have a minimum DSCR of less than 1.05x.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Crossroads Tower Loan and the Crossroads Tower Property is set forth on Appendix II hereto.

                                      IV-21

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-22

                    MORTGAGE LOAN NO. 5 - MERRITT SQUARE MALL

                                [PHOTOS OMITTED]

                                      IV-23

                    MORTGAGE LOAN NO. 5 - MERRITT SQUARE MALL

                                  [MAP OMITTED]

                                      IV-24

                    MORTGAGE LOAN NO. 5 - MERRITT SQUARE MALL

                              [FLOOR PLAN OMITTED]

                                      IV-25

                    MORTGAGE LOAN NO. 5 - MERRITT SQUARE MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:                $57,000,000

CUT-OFF DATE BALANCE:            $57,000,000

SHADOW RATING (FITCH/S&P):       NAP

LOAN PURPOSE:                    Acquisition

FIRST PAYMENT DATE:              October 1, 2005

INTEREST RATE:                   5.350%

AMORTIZATION:                    Interest only through September 1, 2010.
                                 Principal and interest payments of $318,295.00
                                 beginning October 1, 2010 through maturity
                                 based on a 360-month amortization schedule.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   September 1, 2015

EXPECTED MATURITY BALANCE:       $52,914,189

SPONSOR:                         Thor Equities, LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC start-
                                 up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after March 1, 2015.

LOAN PER SF:                     $119.24

UP-FRONT RESERVES:               RE Tax:                 $463,080
                                 TI/LC:                  $250,000
                                 Deferred Maintenance:   $331,875
                                 Retail Holdover
                                 Reserves:               $300,000

ONGOING RESERVES:                RE Tax:                 $46,308/month
                                 Insurance:              Springing
                                 CapEx:                  $15,756/month
                                 TI/LC:                  $20,833/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Merritt Island, FL

YEAR BUILT/RENOVATED:            1970, 1988, 2004/1999

PERCENT LEASED(1):               91.5%

SQUARE FOOTAGE:                  478,040

THE COLLATERAL:                  Anchored enclosed regional mall and out-
                                 parcel pads

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Thor Equities LLC

MOST RECENT NET OP. INCOME:      $3,369,968

2ND MOST RECENT NET OP.
INCOME:                          $4,275,104

3RD MOST RECENT NET OP.
INCOME:                          $3,220,839

U/W NET OP. INCOME:              $4,829,644

U/W NET CASH FLOW:               $4,451,697

U/W OCCUPANCY:                   87.5%

APPRAISED VALUE:                 $72,500,000

CUT-OFF DATE LTV:                78.6%

MATURITY DATE LTV:               73.0%

DSCR:                            1.44x

DSCR AFTER IO PERIOD:            1.17x
--------------------------------------------------------------------------------

(1)  Percent leased is based on rent roll dated March 20, 2006. This figure is based on a net rentable area of 478,040 square feet, which does not include approximately 42,565 square feet of second-story space in the JC Penney building that is unfinished and unleased. JC Penney has the option to require the landlord to complete the build-out of the remaining 42,565 square feet on the second floor at the landlord's expense.

THE MERRITT SQUARE MALL LOAN

     THE LOAN. The fifth largest loan (the "Merritt Square Mall Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee
Mortgage and Security Agreement encumbering the 478,040 square foot regional mall known as Merritt Square Mall, located in Merritt Island, FL (the "Merritt
Square Mall Property"). The Merritt Square Mall Loan was originated on August
19, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrowers are Thor MS, LLC and Thor Merritt Square LLC, each a Delaware limited liability company (collectively, the "Merritt Square
Mall Borrowers"). The Merritt Square Mall Borrowers are each single purpose, bankruptcy remote entities controlled by Thor Equities, LLC, the sponsor and property manager. As of January 2006, Thor

                                      IV-26

Equities LLC has a real estate portfolio of over 9 million square feet of retail, hotel, office, warehouse and residential properties in 16 American cities.

     THE PROPERTY. The Merritt Square Mall Property consists of a single-story enclosed regional mall anchored by JC Penney and Cobb Theatres. The Merritt
Square Mall Property was constructed in 1970, with the addition of Sears and
Cobb Theatres in 1988 and 2004, respectively. In 1999, a major renovation program was undertaken, which included new pylon signs, interior and exterior landscaping, food court expansion and a new interior color scheme. Outparcels that are part of the Merritt Square Mall Property are leased to Outback
Steakhouse, TGI Friday's and Uno Chicago Grill. The Merritt Square Mall Property
is also shadow-anchored by Sears, Burdine-Macy's and Dillards. The Merritt
Square Mall Property is located on Merritt Island, which is situated along
Florida's Atlantic Coast. The GLA of 478,040 square feet does not include approximately 42,565 square feet of second-story space in the JC Penney building that is unfinished and unleased. The Merritt Square Mall Property also contains
4,700 parking spaces.

------------------------------------------------------------------------------------------------------------
                                                      CREDIT RATING OF
                                                       PARENT COMPANY                              OPERATING
                                                           (FITCH/                   COLLATERAL    COVENANT
        ANCHOR                 PARENT COMPANY           MOODY'S/S&P)        GLA       INTEREST    EXPIRATION
------------------------------------------------------------------------------------------------------------

J.C. Penney Co., Inc.   JC Penney Corporation, Inc.    BBB-/Baa3/BBB-    141,525(1)      Yes         NAP
Cobb Theatres III LLC   Cobb Theaters LLC                --/--/--         65,450         Yes         NAP
Sears                   Sears Roebuck and Co.           BB /--/BB+       120,000          No         NAP
Burdine-Macy's          Federated Department           BBB+/Baa1/BBB     120,000          No         NAP
                        Stores Inc.
Dillards                Dillard's Inc.                   BB-/B2/BB        95,673          No         NAP
                                                                         -------
TOTAL                                                                    542,648
-----------------------------------------------------------------------------------------------------------

(1)  Does not include approximately 42,565 square feet of second-story space in the JC Penney building that is unfinished and unleased.

     The following table shows scheduled lease expirations at the Merritt Square
Mall Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

----------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------
                                   AVERAGE                                                      CUMULATIVE % OF
                                UNDERWRITTEN     % OF TOTAL    CUMULATIVE %   % OF TOTAL BASE      TOTAL BASE
                # OF LEASES   BASE RENT PER SF   SQUARE FEET      OF SF       RENTAL REVENUES   RENTAL REVENUES
     YEAR         ROLLING          ROLLING       ROLLING(1)     ROLLING(1)        ROLLING           ROLLING
----------------------------------------------------------------------------------------------------------------

    Vacant            0           $ 0.00               8%            8%                0%                0%
     MTM              9           $15.47               4%           12%                5%                5%
     2006            13           $13.03               4%           17%                5%               10%
     2007            12           $25.40               4%           21%                9%               19%
     2008            15           $22.85               8%           29%               15%               34%
     2009            15           $32.97               5%           34%               15%               49%
     2010            11           $ 5.24              37%           71%               16%               65%
     2011             5           $49.74               1%           72%                3%               68%
     2012             2           $17.61               1%           73%                1%               69%
     2013             2           $12.90               4%           77%                5%               74%
     2014             3           $29.56               2%           79%                4%               78%
     2015             7           $12.83               6%           85%                6%               84%
2016 & Beyond         2           $12.99              15%          100%               16%              100%
------------------------------------------------------------------------------------------------------------------

(1)  Excludes 42,565 square feet of non-leasable JC Penney space.

                                      IV-27

     The following table presents certain information relating to the major tenants at the Merritt Square Mall Property:

--------------------------------------------------------------------------------------------------------------------------
                                                                                   % OF TOTAL     ANNUALIZED
                           CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH /       TENANT               UNDERWRITTEN    UNDERWRITTEN     BASE RENT      LEASE
      TENANT NAME        MOODY'S/S&P/)(1)     NRSF    % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

J.C. Penney Co., Inc.     BBB-/Baa3/BBB-    141,525       30%       $  174,932          3%          $ 1.24      07/31/2010
Cobb Theatres III LLC        --/--/--        65,450       14%       $  818,125         14%          $12.50      05/31/2024
Steve & Barry's              --/--/--        20,864        4%       $  250,368          4%          $12.00      01/31/2013
University Sportswear
Books-A-Million              --/--/--        17,117        4%       $  184,019          3%          $10.75      07/31/2010
Piccadilly Cafeteria         --/--/--        13,600        3%       $   60,000          1%          $ 4.41      09/30/2015
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      258,556       54%       $1,487,444         26%          $ 5.75
--------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP          179,295       38%       $4,295,263         74%          $24.38        Various
Vacant Space                   NAP           40,189        8%       $        0          0%          $ 0.00          NAP
                                            -------      ---        ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                      478,040      100%       $5,782,708        100%          $12.10
---------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. With respect to the ongoing TI/LC reserve, the
Merritt Square Borrowers will be required to deposit $20,833 per month in the
TI/LC reserve, to the extent the existing TI/LC reserve is less than $250,000.

     The Merritt Square Borrowers are required to escrow 1/12 of annual real estate taxes monthly. If at any time the lender reasonably determines that such amounts will not be sufficient to pay the taxes, the Merritt Square Borrowers will be required to make up the applicable deficiency.

     There are currently no existing insurance reserves. However, at the option of the lender, upon the occurrence of an event of default or if the property or casualty policy maintained by the Merritt Square Mall Borrowers is not an approved blanket or umbrella policy pursuant to the loan agreement, the Merritt
Square Mall Borrowers will be required to deliver a monthly escrow of 1/12 the annual insurance premium.

     An upfront retail holdover reserve of $300,000 was collected at closing, the release of which is subject to, among other conditions, the occupancy of TGI
Friday's prior to September 1, 2006 ($160,000), the occupancy of Uno Chicago
Grill prior to November 1, 2006 ($140,000), a minimum DSCR of 1.25x, delivery of clean estoppels, and the Merritt Square Borrowers' request for release. Both TGI
Friday's and Uno Chicago Grill are in occupancy and paying rent.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Merritt Square Mall Loan.

     PROPERTY MANAGEMENT. The Merritt Square Mall Property is managed by Thor
Equities LLC, an affiliate of the Merritt Square Mall Borrowers.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Merritt Square Mall Borrowers are permitted to obtain a release of an outparcel from the lien of the mortgage subject to conditions outlined in the loan documents. The outparcel has been excluded from the valuation and underwriting of the Merritt Square Mall Property.

     Certain additional information regarding the Merritt Square Mall Loan and the Merritt Square Mall Property is set forth on Appendix II hereto.

                                      IV-28

                       MORTGAGE LOAN NO. 6 - CAPITAL PLAZA

                                [PHOTOS OMITTED]

                                      IV-29

                       MORTGAGE LOAN NO. 6 - CAPITAL PLAZA

                                  [MAP OMITTED]

                                      IV-30

                       MORTGAGE LOAN NO. 6 - CAPITAL PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:                $40,000,000

CUT-OFF DATE BALANCE:            $40,000,000

SHADOW RATING (MOODY'S/S&P):     NAP

LOAN PURPOSE:                    Acquisition

FIRST PAYMENT DATE:              June 5, 2006

INTEREST RATE:                   6.200%

AMORTIZATION:                    Interest only through May 5, 2011. Principal
                                 and interest payments of $244,987.59 beginning
                                 June 5, 2011 through maturity based on a
                                 360-month amortization schedule.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   May 5, 2016

EXPECTED MATURITY BALANCE:       $37,526,329

SPONSORS:                        Heistand Family Revocable Trust, James R.
                                 Heistand, William G. Evans, Henry F. Pratt, III
                                 and Troy M. Cox.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until 2 years after the REMIC start- up
                                 date, with U.S. Treasury defeasance thereafter.
                                 Prepayable without penalty on and after January
                                 5, 2016.

LOAN PER SF:                     $96.16

UP-FRONT RESERVES:               RE Tax:                 $280,997
                                 Insurance:              $48,410
                                 TI/LC:                  $6,104,989
                                 Deferred Maintenance:   $30,000

ONGOING RESERVES:                RE Tax:                 $46,833/month
                                 CapEx:                  $7,458/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Suburban

LOCATION:                        Jacksonville, FL

YEAR BUILT/RENOVATED:            1990/2005

PERCENT LEASED(1):               99.3%

SQUARE FOOTAGE:                  415,977

THE COLLATERAL:                  Three multi-tenanted Class A suburban office
                                 buildings

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Capital Partners Inc.

MOST RECENT NET OP. INCOME:      $3,245,679

2ND MOST RECENT NET OP.
INCOME:                          $2,147,894

3RD MOST RECENT NET OP. INCOME   $1,958,261

U/W NET OP. INCOME:              $4,650,009

U/W NET CASH FLOW:               $4,139,289

U/W OCCUPANCY:                   92.6%

APPRAISED VALUE:                 $61,000,000

CUT-OFF DATE LTV:                65.6%

MATURITY DATE LTV:               61.5%

DSCR:                            1.65x

DSCR AFTER IO PERIOD:            1.41x
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated January 27, 2006.

THE CAPITAL PLAZA LOAN

     THE LOAN. The sixth largest loan (the "Capital Plaza Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee Mortgage,
Assignment of Leases and Rents, Security Agreement and Fixture Filing
encumbering the 415,977 square foot office property known as Capital Plaza, located in Jacksonville, FL (the "Capital Plaza Property"). The Capital Plaza
Loan was originated on May 2, 2006 by or on behalf of IXIS Real Estate Capital
Inc.

     THE BORROWER. The borrower is Deerwood Office Buildings, LLC (the "Capital
Plaza Borrower"), a special purpose entity owned by Capital Partners Inc. and
Deerwood-Carter LLC.

     THE PROPERTY. The Capital Plaza Property is a 415,977 square foot suburban office park that was built in stages from 1990 through 1999. The Capital Plaza
Property was originally developed by American Express as a data and call center with raised

                                      IV-31

floors, electrical back-up systems and a high parking ratio. The Capital Plaza
Property is situated on a 42.31 acre site, located in Jacksonville, FL, and is currently 99.3% leased. The property is comprised of three buildings, the
Deerwood I building comprises 151,511 square feet, Deerwood II comprises 156,835 square feet and Deerwood III comprises 107,629 square feet. Approximately 65% of the Capital Plaza Property is leased to investment grade credit tenants, including Wachovia Bank, Bank of America, Fidelity National Insurance, Co., and
Vistakon (Johnson & Johnson). The other 35% is occupied by Fairbanks Capital, a division of Credit Suisse.

     The following table shows scheduled lease expirations at the Capital Plaza
Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

-----------------------------------------------------------------------------------------------------------
                                        LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------
                             AVERAGE
                 # OF      UNDERWRITTEN    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                LEASES    BASE RENT PER   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR       ROLLING     SF ROLLING      ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant         0          $0.00            1%             1%              0%                  0%
     MTM           0          $0.00            0%             0%              0%                  0%
     2006          2         $20.04           35%            36%             38%                 38%
     2007          1         $17.01            7%            43%              7%                 45%
     2008          0          $0.00            0%            43%              0%                 45%
     2009          2         $19.94           21%            64%             23%                 68%
     2010          0          $0.00            0%            64%              0%                 68%
     2011          0          $0.00            0%            64%              0%                 68%
     2012          0          $0.00            0%            64%              0%                 68%
     2013          0          $0.00            0%            64%              0%                 68%
     2014          0          $0.00            0%            64%              0%                 68%
     2015          1         $17.00           36%           100%             32%                100%
2016 & Beyond      1        $10,800            0%           100%            100%                100%

The following table presents certain information relating to the major tenants at the capital plaza property:

-------------------------------------------------------------------------------------------------------------------------------
                                  CREDIT RATING                                           % OF                         LEASE
                                     (FITCH/       TENANT                                  TOTAL       BASE RENT     EXPIRATION
        TENANT NAME              MOODY'S S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)   BASE RENT   ($ PER NRSF)        (2)
-------------------------------------------------------------------------------------------------------------------------------

Wachovia Bank                       AA-/Aa3/A+     148,635       36%      $  2,526,795       33%       $   17.00     12/31/2015
Credit Suisse  First Boston         AA-/Aa3/A+     146,124       35%      $  2,924,289       38%       $   20.01     12/31/2006
Vistakon (Johnson & Johnson)       AAA/Aaa/AAA      77,157       19%      $  1,539,156       20%       $   19.95     02/28/2009
Fidelity National
Insurance, Co.                    BBB-/Baa3/BBB-    30,472        7%      $    518,459        7%       $   17.01     02/28/2007
Bank of America                    AA-/Aa2/AA-      10,711        2%      $    212,828        3%       $   19.87     12/31/2009
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             413,099       99%      $  7,721,527      100%       $   18.69
-------------------------------------------------------------------------------------------------------------------------------

Other Tenants                          NAP               2        0%      $     15,000        0%       $7,500.00       Various
Vacant                                 NAP           2,876        1%      $          0        0%       $    0.00         NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             415,977      100%      $  7,736,527      100%       $   18.60
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          ESCROWS AND RESERVES. The Capital Plaza Borrower is required to escrow
1/12 of annual real estate taxes and insurance premiums monthly; provided, however, that for so long as adequate amounts are on deposit to pay the largest installment of insurance premiums and the Capital Plaza Borrower demonstrates that it has been paying such premiums monthly, the lender will not require monthly deposits in the tax and insurance reserve accounts. The amounts shown above are the current monthly collections.

          FAIRBANKS SWEEP. If the Fairbanks tenant has not renewed its lease nine months prior to the initial lease expiration date, all excess cash flow will be swept into the rollover reserve up to a maximum of $2,000,000. The funds in reserve may be used for approved leasing expenses in connection with the
Fairbanks space. The cash sweep will end and all sums in excess of $2,000,000 in the rollover reserve will be released to the Capital Plaza Borrower on the first payment date after (i) 90% of the square footage has been leased to one or more tenants and there are sufficient funds in the rollover reserve to pay all approved leasing expenses, (ii) there is no rollover prior to May 5, 2021 and
(iii) the DSCR is at least 1.40x.

          WACHOVIA SWEEP. Prior to the payment date in March 2015, if the
Wachovia tenant has not renewed its lease through December 31, 2020, all excess cash flow will be swept into the rollover reserve to be used for approved leasing expenses in

                                      IV-32

connection with the space demised under the Wachovia lease. The funds in reserve may be used for approved leasing expenses in connection with the Wachovia space.
The sweep will end and all sums in excess of $2,000,000 in the rollover reserve will be released to the Capital Plaza Borrower on the first payment date after
90% of the square footage has been leased to one or more tenants and there are sufficient funds in the rollover reserve to pay all approved leasing expenses.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Capital Plaza Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Deerwood Manager LLC,
the immediate parent company of the Capital Plaza Borrower is permitted to obtain mezzanine financing provided that (i) the mezzanine loan is made by a lender that meets certain rating agency criteria or with respect to which confirmation has been received from each rating agency that such lender will not cause the rating on any class of certificates to be qualified, withdrawn or downgraded, (ii) the mezzanine loan and the capital plaza loan results in (a) an aggregate LTV of less than 85% and (b) an aggregate DSCR no less than 1.10x and
(iii) the mezzanine lender as described above enters into an intercreditor agreement in form and substance acceptable to the lender and the rating agencies.

          South Charles Investment Corporation (an affiliate of Bank of America)
and the Sponsor currently hold a $16,953,345 loan secured by the Deerwood
Holdings LLC's, Carter-Deerwood LLC's and Deerwood Owners Llc's equity interests in the Deerwood Manager LLC and Deerwood Holdings LLC (The "Capital Plaza PE
Loan"). The term of the Capital Plaza PE Loan is co-terminus with the Capital
Plaza Loan. the Capital Plaza PE Loan is not a must-pay obligation and to the extent eash flow from the Capital Plaza Property is insufficient to pay interest on the Capital Plaza PE Loan, a Shortfall will accrue. The lender of the Capital
Plaza PE Loan has entered into a subordination and standstill agreement with the lender whereby the lender of the Capital Plaza PE Loan is prevented from foreclosing on its collateral until the Capital Plaza Loan has been paid in full. The lender of the Capital Plaza PE Loan has a call option to purchase the membership interest in Deerwood Manager LlC and Deerwood Holdings LLC.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          SEVERANCE. The Capital Plaza Borrower may obtain a release of one of the buildings comprising the Capital Plaza Property (the "Deerwood III
Property") to permit the sale of the Deerwood III property to that buyer and an assumption by that buyer of the related portion of the Capital Plaza Loan (the
"Severed Loan"), upon satisfaction of certain conditions, including that: (i)
the sale of the Deerwood III Property is pursuant to an arm's length agreement with an independent party; (ii) no default or event of default shall have occurred and be continuing; (iii) the lender approves the proposed buyer in its reasonable discretion; (iv) after giving effect to the severance transaction, the underwritten DSCR of each of the Severed Loan and the Capital Plaza Loan, as modified, is not less than 1.60x; (v) after giving effect to the severance transaction, the LTV of each of the Severed Loan and the Capital Plaza Loan, as modified, does not exceed 60%; (vi) on the date of the severance transaction either (a) the entire Deerwood III property will be leased to a tenant with a long term unsecured debt rating of at lease "A" by S&P and "A2" Moody's for a term that extends at least five years past the stated maturity date of the
Severed Loan or (b) the Capital Plaza Borrower has posted (I) $2,750,000 in a rollover reserve and (II) an amount equal to two years worth of debt service on the Severed Loan in a debt service reserve, provided that the borrower of the
Severed Loan may post a letter of credit in lieu of the amounts in (I) and (II )
above.

          Certain additional information regarding the Capital Plaza Loan and the Capital Plaza Property is set forth on Appendix II hereto.

                                     IV-33

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-34

                   MORTGAGE LOAN NO. 7 - HOME DEPOT JAMAICA NY

                                 [PHOTO OMITTED]

                                     IV-35

                   MORTGAGE LOAN NO. 7 - HOME DEPOT JAMAICA NY

                                  [MAP OMITTED]

                                     IV-36

                   MORTGAGE LOAN NO. 7 - HOME DEPOT JAMAICA NY

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $26,000,000

CUT-OFF DATE BALANCE:            $26,000,000

SHADOW RATING (FITCH/S&P):       NAP

LOAN PURPOSE:                    Acquisition

FIRST PAYMENT DATE:              November 1, 2005

INTEREST RATE:                   5.243%

AMORTIZATION:                    Interest only through September 1, 2010.
                                 Principal and interest payments of $143,460.25
                                 beginning October 1, 2010 through maturity
                                 based on a 360-month amortization schedule.

ARD:                             October 1, 2015

HYPERAMORTIZATION:               After the ARD, the loan interest rate steps up
                                 to the greater of (i) the current interest rate
                                 plus 5% and (ii) the then-applicable treasury
                                 rate plus 5%. Payments of excess cash flow to
                                 principal will be required until the loan is
                                 paid in full.

MATURITY DATE:                   October 1, 2040

EXPECTED MATURITY BALANCE:       $24,064,736

SPONSOR:                         Starwood Ceruzzi

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after August 1, 2015.

LOAN PER SF:                     $247.16

UP-FRONT RESERVES:               NAP

ONGOING RESERVES:                RE Tax:     Springing
                                 Insurance:  Springing
                                 CapEx:      Springing

LOCKBOX:                         Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Other

PROPERTY SUB-TYPE:               Leased Fee

LOCATION:                        Jamaica, NY

YEAR BUILT/RENOVATED:            2006/NAP

PERCENT LEASED(1):               100.0%

SQUARE FOOTAGE(2):               105,196

THE COLLATERAL:                  The borrower's various interests in a
                                 nine-parcel site

OWNERSHIP INTEREST(3):           Fee/Leasehold

PROPERTY MANAGEMENT:             Ceruzzi Properties, Inc.

MOST RECENT NET OP. INCOME:      NAP

2ND MOST RECENT NET OP. INCOME:  NAP

3RD MOST RECENT NET OP. INCOME:  NAP

U/W NET OP. INCOME:              $2,167,600

U/W NET CASH FLOW:               $2,167,600

U/W OCCUPANCY:                   100.0%

APPRAISED VALUE:                 $35,400,000

CUT-OFF DATE LTV:                73.4%

MATURITY DATE LTV:               68.0%

DSCR:                            1.57x

DSCR AFTER IO PERIOD:            1.26x
--------------------------------------------------------------------------------

(1)  Percent leased is based on rent roll dated August 12, 2005.

(2)  Square footage is based on the projected Home Depot building size.

(3)  The Home Depot Jamaica Property consists of various land parcels in which the Home Depot Jamaica Borrower holds title through either a leasehold or fee interest.

THE HOME DEPOT JAMAICA LOAN

         THE LOAN. The seventh largest loan (the "Home Depot Jamaica Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee and leasehold Mortgage, Security Agreement, Assignment of Rents and Fixture
Filing encumbering 105,196 square feet of retail property known as Home Depot
Jamaica New York, located in Jamaica, Queens, NY (the "HOME DEPOT JAMAICA
PROPERTY"). The Home Depot Jamaica Loan was originated on September 27, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         The Borrower. The borrower is 168th Street Jamaica LLC, a New York limited liability company (the "Home Depot Jamaica Borrower"). The Home Depot
Jamaica Borrower is a single purpose, bankruptcy remote entity controlled by the

                                     IV-37

sponsor, Starwood Ceruzzi. Starwood Ceruzzi was formed in 1997 as a joint venture between Ceruzzi Properties and Starwood Capital Group, and has become one of the largest owners of real estate in the united states and has completed more than 200 single-asset and portfolio acquisitions, resulting in an aggregate portfolio of assets valued in excess of $6 billion.

          THE PROPERTY. The Home Depot Jamaica Property Consists of the Home
Depot Jamaica Borrower's ownership interests in nine parcels of land located in the Jamaica section of Queens, ny. The Home Depot Jamaica Borrower owns six of the nine parcels in fee and holds a leasehold interest in the three remaining parcels. There are three ground leases at the home Depot Jamaica Property, each with an initial term of 20 years, with six renewal options (five, five-year options and one, four-year option). The fee simple and leasehold parcels have been aggregated and master-leased by the home depot jamaica borrower to Home
Depot for the anticipated development of a Home Depot Facility.

          The Home Depot improvements have begun and Home Depot expects to open in March 2007. Home Depot is currently paying rent, and the proposed building will have a net leasable area of 105,196 square feet. The Home Depot Jamaica
Borrower's obligations are to prepare the site, including remediation of any hazardous substances and rough grading of the vacant lots. Home Depot is responsible for all other development costs.

          The sponsor has provided a completion guarantee to the lender guaranteeing the performance of the site preparation obligations with respect to the Home Depot Jamaica Property.

          The following table presents certain information relating to the sole tenant at the Home Depot Jamaica Property:

--------------------------------------------------------------------------------------------------------------------------
                                                                                   % OF TOTAL     ANNUALIZED
                           CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH /       TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
     TENANT NAME          MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Home Depot U.S.A., Inc.      AA/Aa3/AA      105,196     100%        $2,620,000        100%          $24.91      08/31/2025
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      105,196     100%        $2,620,000        100%          $24.91
--------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          ESCROWS AND RESERVES. The Home Depot Jamaica Borrower will be required to deposit funds into real estate tax, insurance or replacement reserves upon an event of default under the related loan documents, an event of default under the
Home Depot lease or if the Home Depot Jamaica Borrower fails to provide proof of payment of real estate taxes, insurance premiums or making any required replacements.

          LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the Home Depot Jamaica Loan. A hard lockbox will be established if an event of default occurs or if the DSCR of the Home Depot Jamaica Loan falls below
1.10x.

          PROPERTY MANAGEMENT. The Home Depot Jamaica Property is managed by ceruzzi properties, inc., An affiliate of the Home Depot Jamaica Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Home Depot Jamaica Loan and the Home Depot Jamaica Property is set forth on Appendix II hereto.

                                      IV-38

                    MORTGAGE LOAN NO. 8 - TORREY HILLS CENTER

                                [PHOTOS OMITTED]

                                      IV-39

                    MORTGAGE LOAN NO. 8 - TORREY HILLS CENTER

                                  [MAP OMITTED]

                                      IV-40

                    MORTGAGE LOAN NO. 8 - TORREY HILLS CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:                $25,500,000

CUT-OFF DATE BALANCE:            $25,500,000

SHADOW RATING
(FITCH/S&P):                     NAP

LOAN PURPOSE:                    Acquisition

FIRST PAYMENT DATE:              August 1, 2005

INTEREST RATE:                   5.078079%

AMORTIZATION:                    Interest only through July 1, 2010. Principal
                                 and interest payments of $138,108.92 beginning
                                 August 1, 2010 through maturity based on a
                                 360-month amortization schedule.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   July 1, 2015

EXPECTED MATURITY
BALANCE:                         $23,584,153

SPONSOR:                         Gary Levitt

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after April 1, 2015.

LOAN PER SF:                     $297.09

UP-FRONT RESERVES:               RE Tax:        $194,965
                                 Insurance:     $15,846
                                 TI/LC:         $356,000

ONGOING RESERVES:                RE Tax:        $35,493/month
                                 Insurance:     $2,506/month

LOCKBOX:                         Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        San Diego, CA

YEAR BUILT/RENOVATED:            2005/NAP

PERCENT LEASED(1):               100.0%

SQUARE FOOTAGE:                  85,834

THE COLLATERAL:                  An anchored shopping center

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Asset Management Specialists, Inc.

MOST RECENT NET OP.
INCOME:                          NAP

2ND MOST RECENT NET
OP. INCOME:                      NAP

3RD MOST RECENT NET
OP. INCOME:                      NAP

U/W NET OP. INCOME:              $2,123,984

U/W NET CASH FLOW:               $2,050,797

U/W OCCUPANCY:                   100.0%

APPRAISED VALUE:                 $36,750,000

CUT-OFF DATE LTV:                69.4%

MATURITY DATE LTV:               64.2%

DSCR:                            1.56x

DSCR AFTER IO PERIOD:            1.24x
--------------------------------------------------------------------------------

(1)  Percent leased is based on rent roll dated January 20, 2006.

THE TORREY HILLS CENTER LOAN

          THE LOAN. The eighth largest loan (the "Torrey hills center loan"), as evidenced by those certain Promissory Notes, is secured by three first priority fee Deeds of Trust, Assignments of Leases and Rents, Security Agreements and
Fixture Filings encumbering 85,834 aggregate square feet collectively known as
Torrey Hills Center, located in san diego, ca (the "Torrey Hills Center
Property"). The Torrey Hills Center loan was originated on June 24, 2005 and
September 21, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is Torrey Hills Marketplace, LLC, a
Delaware limited liability company (the "Torrey Hills Center Borrower"). The
Torrey Hills Center Borrower is a single asset, bankruptcy remote, single purpose entity controlled by the sponsor, Gary Levitt. Gary Levitt's real estate investments have a market value of $68,050,000 and are located throughout San
Diego County. Gary Levitt is a founder of Sea Breeze Properties, LLC, and has been involved in real estate development since 1984.

                                      IV-41

          THE PROPERTY. The Torrey Hills Center Property is a neighborhood shopping center anchored by a Vons supermarket and located at the intersection of Carmel Mountain Road and East Ocean Air Drive in San Diego, CA. The Torrey
Hills Center Property consists of seven buildings with 86,584 square feet of aggregate leasable area. The Torrey Hills Center Property was originally constructed in 2005. There are two ground leased pads adjacent to Carmel
Mountain Road leased by the Torrey Hills Center Borrower to Union Bank and Wells
Fargo. Common areas at the Torrey Hills Center Property include an outdoor food court area and a kiosk center.

          Wells Fargo ground leases 5,000 square feet on a 15-year lease for a pad site at the front of Carmel Mountain Road. The ground lease has three five-year extensions. Union Bank ground leases 3,500 square feet on a 15-year lease at a pad site at the front of Carmel Mountain Road. The ground lease has three five-year extensions.

          The following table shows scheduled lease expirations at the Torrey
Hills Center Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

-----------------------------------------------------------------------------------------------------------------
                                               LEASE ROLL OVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------
                                   AVERAGE                                                       CUMULATIVE % OF
                                UNDERWRITTEN     % OF TOTAL                    % OF TOTAL BASE      TOTAL BASE
                # OF LEASES   BASE RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   RENTAL REVENUES
    YEAR          ROLLING          ROLLING         ROLLING     OF SF ROLLING       ROLLING           ROLLING
----------------------------------------------------------------------------------------------------------------

   Vacant             0            $ 0.00             0%              0%              0%                 0%
     MTM              0            $ 0.00             0%              0%              0%                 0%
    2006              0            $ 0.00             0%              0%              0%                 0%
    2007              0            $ 0.00             0%              0%              0%                 0%
    2008              0            $ 0.00             0%              0%              0%                 0%
    2009              0            $ 0.00             0%              0%              0%                 0%
    2010              5            $42.59             8%              8%             13%                13%
    2011              1            $48.00             1%              9%              2%                15%
    2012              2            $39.00             2%             12%              4%                19%
    2013              0            $ 0.00             0%             12%              0%                19%
    2014              0            $ 0.00             0%             12%              0%                19%
    2015             13            $42.59            28%             40%             45%                63%
2016 & Beyond         3            $16.41            60%            100%             37%               100%
------------------------------------------------------------------------------------------------------------------

          The following table presents certain information relating to the major tenants at the Torrey Hills Center Property:

------------------------------------------------------------------------------------------------------------------------
                                                                                 % OF TOTAL     ANNUALIZED
                          CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/      TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME        MOODY'S/S&P)(1)    NRSF    % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Vons                      BBB/Baa2/BBB-    42,930       50%       $  643,950         28%          $15.00      08/31/2030
Wells Fargo                 AA/Aa1/AA-      5,000        6%       $  110,004          5%          $22.00      08/21/2020
Hollywood Video            --/Caa3/CCC+     3,866        5%       $  150,774          7%          $39.00      08/31/2015
Union Bank                   --/--/--       3,500        4%       $   90,000          4%          $25.71      10/31/2020
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     55,296       64%       $  994,728         43%          $17.99
------------------------------------------------------------------------------------------------------------------------

Other Tenants                  NAP         30,538       36%       $1,313,195         57%          $43.00        Various
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     85,834      100%       $2,307,923        100%          $26.89
------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          ESCROWS AND RESERVES. The Torrey Hills Center Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. If at any time the lender reasonably determines that such amounts will not be sufficient to pay the taxes or insurance premiums, the Torrey Hills Center
Borrower will be required to make up the applicable deficiency.

          LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the Torrey Hills Center Loan. A hard lockbox will be established if Vons goes dark or bankrupt or upon the occurrence of event of default under the related loan documents.

          The Torrey Hills Center Loan has a springing cash sweep if Vons, as anchor, either goes dark, defaults under its lease, files for bankruptcy or terminates its lease. Funds from this cash sweep will be deposited in the Vons cash trap reserve. The lender is required to make disbursements from the reserve to reimburse the Torrey Hills Center Borrower for TI/LC costs associated with leasing the Vons space. All amounts in the Vons cash trap reserve will be released to the Torrey Hills Center

                                      IV-42

Borrower, and the cash flow sweep will cease, provided that no event of default has occurred and the following conditions have been satisfied: (i) Vons shall be in occupancy, open for business, and paying rent and otherwise not in default under its lease or (ii) a new tenant(s) shall have entered into a new lease(s)
for the entire Vons space at the then current market rate, is open for business and paying rent, and all required documentation has been delivered to the lender.

          PROPERTY MANAGEMENT. The Torrey Hills Center Property is managed by
Asset Management Specialists, Inc., an affiliate of the Torrey Hills Center
Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Torrey Hills Center
Borrower may obtain mezzanine financing from a third-party mezzanine lender at any time. The pledge and loan documentation must contain terms and provisions satisfactory to the lender. Such mezzanine loan and must result in a combined minimum DSCR of 1.10x.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. The Torrey Hills Center Borrower may obtain a release of an individual property from the cross-collateralization provided that, among other conditions, the combined DSCR of the remaining properties is not less than 1.20x and the combined LTV ratio of the remaining properties is not greater than the lesser of 75% and the LTV ratio immediately preceding the release.

          Certain additional information regarding the Torrey Hills Center Loan and the Torrey Hills Center Property is set forth on Appendix II hereto.

                                      IV-43

                       [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-44

               MORTGAGE LOAN NO. 9 - METROPOLIS TOWERS APTS. CORP.

                                 [PHOTO OMITTED]

                                     IV-45

               MORTGAGE LOAN NO. 9 - METROPOLIS TOWERS APTS. CORP.

                                 [MAP OMITTED]

                                     IV-46

               MORTGAGE LOAN NO. 9 - METROPOLIS TOWERS APTS. CORP.

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $23,500,000

CUT-OFF DATE BALANCE:            $23,491,609

SHADOW RATING (FITCH/S&P):       AAA/AAA

LOAN PURPOSE:                    Refinance

FIRST PAYMENT DATE:              June 1, 2006

INTEREST RATE:                   5.870%

AMORTIZATION:                    480 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   May 1, 2016

EXPECTED MATURITY BALANCE:       $21,780,561

SPONSOR(1):                      NAP

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after February 1, 2016.

LOAN PER UNIT:                   $30,273

UP-FRONT RESERVES:               None

ONGOING RESERVES(2):             RE Tax:      Springing
                                 Insurance:   Springing

LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Multifamily

PROPERTY SUB-TYPE:               Cooperative

LOCATION:                        Jersey City, NJ

YEAR BUILT/RENOVATED:            1961/2005

PERCENT LEASED(3):               NAP

UNITS:                           776

THE COLLATERAL:                  Two 21-story residential towers totaling 776
                                 units

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Metrovest Mgmt., Inc.

MOST RECENT NET OP. INCOME(4):   NAP

2ND MOST RECENT NET OP.
INCOME(4):                       NAP

3RD MOST RECENT NET OP.
INCOME(4):                       NAP

U/W NET OP. INCOME(5):           $8,133,451

U/W NET CASH FLOW(5):            $8,133,451

U/W OCCUPANCY:                   95.0%

APPRAISED CO-OP VALUE:           $144,050,000

CUT-OFF DATE CO-OP LTV:          16.3%

MATURITY DATE CO-OP LTV:         15.1%

APPRAISED RENTAL VALUE:          $101,700,000

APPRAISED CUT-OFF DATE
RENTAL LTV:                      23.1%

MATURITY DATE RENTAL LTV:        21.4%

DSCR(5):                         5.33x

DSCR  AFTER IO PERIOD(5):        NAP
--------------------------------------------------------------------------------

(1)  The Metropolis Towers Borrower is a cooperative corporation that is operated by its board of directors, the members of which are elected by its shareholders.

(2)  The Metropolis Towers Borrower is required to maintain a general operating and replacement reserve account in a safe depository in an amount equal to
     10.0% of the aggregate maintenance charges for the previous year. The
     Metropolis Towers Borrower is not required to maintain this account at NCB,
     FSB, but the lender reserves the right to monitor that the Metropolis Tower
     Borrower is in compliance with this requirement. Any reduction in this reserve account must be replaced within 180 days.

(3)  All of the cooperative units are owned by various individuals and/or entities.

(4)  The historical NOI figures are not representative of the cash flow generated by the Metropolis Towers Property if it were operated as a multifamily rental property. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to their anticipated expenses and level of cash reserves. Owners are required to pay monthly maintenance fees to the
     Metropolis Towers Borrowerregardless of occupancy. Maintenance receivables, per the audited financial statements for the years ending 2002, 2003, and
     2004, were $31,254, $9,228, and $18,900.

(5)  Based on the projected net operating income at the Metropolis Towers
     Property, as determined by the appraisal obtained in connection with the origination of the Metropolis Towers Loan. Assumes that the Metropolis
     Towers Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

                                     IV-47

THE METROPOLIS TOWERS LOAN

          THE LOAN. The ninth largest loan (the "Metropolis Towers Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee
Mortgage encumbering the 673,568 square foot residential cooperative property known as Metropolis Towers Apts. Corp., located in Jersey City, NJ (the
"Metropolis Towers Property"). The Metropolis Towers Loan was originated on
April 20, 2006 by or on behalf of National Consumer Cooperative Bank.

          THE BORROWER. The borrower, Metropolis Towers Apts. Corp., a New
Jersey Corporation (the "Metropolis Towers Borrower"), is the fee owner of the
Metropolis Towers Property and related interests and other cooperative assets.
The shares of stock in the Metropolis Towers Borrower are owned by various individuals and/or entities that, by virtue of their ownership of the stock and lease appurtenant thereto, have the right to occupy one or more residential units in the Metropolis Towers Property. The largest cooperative shareholder, holding 48% of the cooperative shares, is Metrovest GPNJ, LLC, which is owned by
George Filopoulos. Mr. Filopoulos is the president of the Metropolis Towers
Borrower's board of directors and also a principal of Metrovest Mgmt., Inc., the property manager of the Metropolis Towers Property.

          THE PROPERTY. The Metropolis Towers Property is located in Jersey
City, NJ at 270 and 280 Luis Marin Boulevard, near the Hudson River. The
Metropolis Towers Property was originally constructed in 1961 and substantially renovated from 2000 to 2005. The Metropolis Towers Property consists of two
21-story apartment buildings totaling 776 saleable units and two non-saleable superintendent units. Of the 776 saleable units, 22 are combined units. The
Metropolis Towers Property is situated on approximately 8.58 acres and includes
520 uncovered parking spaces.

------------------------------------------------------------------
                                  NUMBER OF ROOMS PER   AVERAGE SF
UNIT TYPE (1)   NUMBER OF UNITS           UNIT           PER UNIT
-------------   ---------------   -------------------   ----------
Studio                434                 2.0                540
Studio                 78                 2.5                675
1-Bedroom              88                 3.0                810
1-Bedroom              98                 3.5                945
2-Bedroom              55                 4.0              1,080
2-Bedroom              19                 4.5              1,215
3-Bedroom               2                 6.5              1,755
3-Bedroom               1                 7.5              2,025
4-Bedroom               1                 8.0              2,160
                      ---
TOTAL                 776
------------------------------------------------------------------

(1)  The above table is based on data provided by appraisal.

          ESCROWS AND RESERVES. Upon the occurrence of an event of default or upon the failure of the Metropolis Towers Borrower to provide evidence of payment of real estate taxes, the Metropolis Towers Borrower is required to escrow 1/12 of annual real estate taxes monthly. In addition, upon the occurrence of an event of default, the Metropolis Towers Borrower is required to escrow 1/12 of annual insurance premiums monthly.

          PROPERTY MANAGEMENT. The Metropolis Towers Property is managed by
Metrovest Mgmt., Inc., an affiliate of the primary investor/shareholder in the
Metropolis Towers Borrower, Mr. Filopoulos.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed, except for collateral pledges of stock of the Metropolis Towers Borrower in connection with the financing of an apartment unit or units by one or more shareholder of the
Metropolis Towers Borrower.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The
Metropolis Tower Borrower has incurred a $1,000,000 second mortgage revolving credit line with NCB, FSB. This second mortgage is not included in the trust and is subordinate to the Metropolis Towers Loan in all respects. Pursuant to the
Pooling and Servicing Agreement, NCB, FSB, as master servicer of the Metropolis
Towers Loan, has the right to approve requests made by the Metropolis Towers
Borrower for additional secured financing provided, among other conditions, that certain conditions are satisfied, including: (i) the maximum combined LTV will not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the
Metropolis Towers Property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), (ii) the total subordinate financing secured by the Metropolis Towers Property will not exceed $7.5 million, and
(iii) the net proceeds of the subordinate financing will be used principally for funding capital expenditures, major repairs or reserves.

          RELEASE OF PARCELS. The Metropolis Towers Borrower may obtain a release of all or any portion of a designated, unimproved parking area, without making any prepayment of the Metropolis Towers Loan, provided that the
Metropolis Towers Borrower satisfies certain conditions, including: (i) no loss in the total number of parking spaces occurs by reason of the release, (ii) that a parking garage will be constructed on the remaining unreleased property and
(iii) that a rating agency

                                      IV-48

confirmation stating that no withdrawal or downgrade of the ratings of the certificates has occurred by reason of the release is obtained.

          Certain additional information regarding the Metropolis Towers Loan and the Metropolis Towers Property is set forth on Appendix II hereto.

                                      IV-49

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-50

                       MORTGAGE LOAN NO. 10 - WAIANAE MALL

                                [PHOTOS OMITTED]

                                      IV-51

                       MORTGAGE LOAN NO. 10 - WAIANAE MALL

                                  [MAP OMITTED]

                                      IV-52

                       MORTGAGE LOAN NO. 10 - WAIANAE MALL

                              [MALL LAYOUT OMITTED]

                                      IV-53

                       MORTGAGE LOAN NO. 10 - WAIANAE MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:                $22,200,000

CUT-OFF DATE BALANCE:            $22,008,607

SHADOW RATING
(FITCH/S&P):                     NAP

LOAN PURPOSE:                    Refinance

FIRST PAYMENT DATE:              November 5, 2005

INTEREST RATE:                   5.392%

AMORTIZATION:                    360 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   October 5, 2015

EXPECTED MATURITY BALANCE:       $18,480,842

SPONSOR:                         Joseph Daneshgar

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until 2 years after the REMIC start-up
                                 date, with U.S. Treasury defeasance thereafter.
                                 Prepayable without penalty on and after June 5,
                                 2015.

LOAN PER SF:                     $130.80

UP-FRONT RESERVES:               RE Tax:                    $43,492

                                 Insurance:                 $58,469

                                 Deferred Maintenance:      $77,194

                                 Accretive Lease Reserve:   $450,000

ONGOING RESERVES:                RE Tax:                    $14,700/month

                                 Insurance:                 $7,000/month

                                 CapEx:                     $2,115/month

                                 TI/LC:                     $5,000/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Waianae, HI

YEAR BUILT/RENOVATED:            1974/1992

PERCENT LEASED(1):               81.1%

SQUARE FOOTAGE:                  168,263

THE COLLATERAL:                  168,263 square feet anchored retail center

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Grubb & Ellis / CBI Inc.

MOST RECENT NET OP. INCOME:      $1,659,275

2ND MOST RECENT NET
OP. INCOME:                      $1,505,409

3RD MOST RECENT NET
OP. INCOME:                      NAP

U/W NET OP. INCOME:              $1,942,381

U/W NET CASH FLOW:               $1,827,865

U/W OCCUPANCY:                   81.0%

APPRAISED VALUE                  $28,000,000

CUT-OFF DATE LTV:                78.6%

MATURITY DATE LTV:               66.0%

DSCR:                            1.22x

DSCR AFTER IO PERIOD:            NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on rent roll dated July 1, 2005.

THE WAIANAE MALL LOAN

          THE LOAN. The tenth largest loan (the "Waianae Mall Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee simple interest mortgage encumbering the 168,263 square foot anchored retail center known as Waianae Mall, located in Waianae, HI (the "Waianae Mall
Property"). The Waianae Mall Loan was originated on September 19, 2005 by or on behalf of IXIS Real Estate Capital Inc.

          THE BORROWER. The borrower is West Oahu Mall Associates LLC, a Hawaii limited liability company (the "Waianae Mall Borrower"). The Waianae Mall
Borrower is a single purpose, bankruptcy remote entity, controlled by the sponsor, Joseph Daneshgar.

          THE PROPERTY. The Waianae Mall Property, which consists of a 168,263 square foot, single story anchored retail center, is located in Waianae, HI at the northeast corner of NEC Farrington Highway and Leihoku Street in the central region of the city of Waianae within the northwestern region of Honolulu County on the Island of Oahu. The Waianae Mall Property

                                      IV-54

is approximately 20 miles northwest of Pearl Harbor and 30 miles northwest of
Honolulu. The Waianae Mall Property was originally constructed in 1974 and renovated in 1992. Major tenants include Blockbuster Video, occupying 5,406 square feet, Waianae District Comprehensive Health occupying 9,111 square feet and Longs Drugs Stores occupying 22,525 square feet. The pad areas, which also constitute security for the Waianae Property Mall, are each improved with a single-story free-standing structure occupied by a single tenant. The Waianae
Mall Property is situated on approximately 15.615 acres and includes 770 parking spaces.

          The following table shows scheduled lease expirations at the Waianae
Mall Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

--------------------------------------------------------------------------------------------------------------
                                        LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant           0           $ 0.00          19%             19%              0%                  0%
     MTM             1           $ 0.00          24%             43%              0%                  0%
     2006            3           $17.78           4%             47%              6%                  6%
     2007            5           $20.75          10%             57%             16%                 21%
     2008            3           $18.03           2%             59%              3%                 24%
     2009            2           $18.84           5%             64%              7%                 31%
     2010            7           $25.52           7%             71%             14%                 45%
     2011            1           $30.00           1%             72%              3%                 49%
     2012            3           $23.42           4%             76%              7%                 56%
     2013            0           $ 0.00           0%              0%              0%                 56%
     2014            0           $ 0.00           0%              0%              0%                 56%
     2015            0           $ 0.00           0%              0%              0%                 56%
2016 & Beyond        8           $23.25          24%            100%             44%                100%
---------------------------------------------------------------------------------------------------------------

          THE FOLLOWING TABLE PRESENTS CERTAIN INFORMATION RELATING TO THE MAJOR
TENANTS AT THE WAIANAE MALL PROPERTY:

------------------------------------------------------------------------------------------------------------------
                                                                           % OF TOTAL     ANNUALIZED
                         CREDIT RATING                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/       TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)     NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------

City Mill Company, Inc      --/--/--      40,950    24%      $        0         0%           $ 0.00       MTM(1)
Longs Drug Stores           --/--/--      22,525    13%      $  540,600        25%           $24.00     01/31/2021
Waianae District            --/--/--       9,111     5%      $  199,431         9%           $21.89     06/30/2007
Comprehensive Health
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    72,586    42%      $  740,031        35%           $10.20
------------------------------------------------------------------------------------------------------------------

Other Tenants                 NAP         63,899    38%      $1,395,712        65%           $21.85       Various
Vacant Space                  NAP         31,788    19%      $        0         0%           $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   168,263   100%      $2,135,743       100%           $12.69
------------------------------------------------------------------------------------------------------------------

(1)  City Mill Company is currently on a month to month basis, paying 4% of gross sales over a breakpoint, less CAM & RET Reimbursements.

          ESCROWS AND RESERVES. The Waianae Mall Borrower is required to deposit the up-front and ongoing reserves set forth in the chart above. The TI/LC reserve is capped at $220,000. The Waianae Mall Borrower is required to escrow
1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown above are the current monthly collections.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Waianae Mall Loan. A cash management period will commence upon the occurrence of any of the following trigger conditions: (i) the occurrence and continuance of a loan default that can be cured by the payment of money only, and terminating upon the cure of such default; or (ii) the failure by the
Waianae Mall Borrower, after the end of a calendar quarter, to maintain a minimum DSCR of 1.00x. The cash management period will be in place until (i) the
Waianae Mall Loan and all other obligations under the loan documents have been repaid in full, (ii) there has been a full defeasance of the Waianae Mall Loan or (iii) (a) no default or event of default has occurred for twelve consecutive months since the commencement of the existing cash management period, and (b) no event that would trigger another cash management period has occurred.

          PROPERTY MANAGEMENT. The Waianae Mall Property is managed by Grubb &
Ellis / CBI, Inc., an affiliate of the Waianae Mall Borrower.

                                     IV-55

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Waianae Mall Loan and the
Waianae Mall Property is set forth on Appendix II hereto.

                                     IV-56

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

[LaSalle Bank LOGO]
ABN AMRO

135 S. LaSalle Street, Suite 1625
Chicago, IL 60603
USA

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                       REPORTING PACKAGE TABLE OF CONTENTS
--------------------------------------------------------------------------------

Administrator:                                         Analyst:
Scott Kallback 312.904.5444                            Patrick Gong 714.259.6253
scott.kallback@abnamro.com                             patrick.gong@abnamro.com

Issue Id: SAMPMORS
Monthly Data File
Name: SAMPMORS_200606_3.ZIP

                                                                        Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23

Closing Date:             8-Jun-2006
First Payment Date:       17-Jul-2006
Rated Final Payment Date: 17-Jul-2056
Determination Date:       10-Jun-2006

       Trust Collection Period
        5/11/2006 - 6/10/2006

                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
                    Depositor: Morgan Stanley Capital I Inc.
  Underwriter: Morgan Stanley & Co. Incorporated/IXIS Securities North America
   Inc./SunTrust Capital Markets Inc./Greenwich Capital Markets, Inc./Merrill
                   Lynch, Pierce, Fenner & Smith Incorporated
        Master Servicer: Wells Fargo Bank, National Association/NCB, FSB
     Special Servicer: LNR Partners, Inc./National Consumer Cooperative Bank
         Rating Agency: Fitch Ratings/Standard & Poor's Rating Services
  NCB, FSB will act as Master Servicer with respect to the NCB Mortgage Loans.
National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative mortgage loans sold to
          the trust by NCB, FSB and National Consumer Cooperative Bank.

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------

LaSalle Web Site      www.etrustee.net
LaSalle Factor Line   800.246.5761

                                                                    Page 1 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                              ABN AMRO ACCT:
---------------------------------------------------------------------------------------------------------------------
          ORIGINAL     OPENING  PRINCIPAL    PRINCIPAL     NEGATIVE    CLOSING    INTEREST    INTEREST   PASS-THROUGH
CLASS  FACE VALUE (1)  BALANCE   PAYMENT   ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT      RATE
-----  --------------  -------  ---------  ------------  ------------  -------  -----------  ----------  ------------

CUSIP                                                                                                    Next Rate(3)
---------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------
                                                         Total P&I Payment
---------------------------------------------------------------------------------------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
       Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest
       Payment (3) Estimated.

*    Denotes Controlling Class

                                                                    Page 2 of 23

[LaSalle Bank LOGO]
ABN AMRO

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY
--------------------------------------------------------------------------------

------------------------------------------------
                 INTEREST SUMMARY
------------------------------------------------
Current Scheduled Interest                  0.00
Less Deferred Interest                      0.00
Less PPIS Reducing Scheduled Int            0.00
Plus Gross Advance Interest                 0.00
Less ASER Interest Adv Reduction            0.00
Less Other Interest Not Advanced            0.00
Less Other Adjustment                       0.00
-------------------------------------------------
Total                                       0.00
-------------------------------------------------
UNSCHEDULED INTEREST:
Prepayment Penalties                        0.00
Yield Maintenance Penalties                 0.00
Other Interest Proceeds                     0.00
-------------------------------------------------
Total                                       0.00
-------------------------------------------------
Less Fee Paid To Servicer                   0.00
Less Fee Strips Paid by Servicer            0.00
------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
------------------------------------------------
Special Servicing Fees                      0.00
Workout Fees                                0.00
Liquidation Fees                            0.00
Interest Due Serv on Advances               0.00
Non Recoverable Advances                    0.00
Misc. Fees & Expenses                       0.00
-------------------------------------------------
Total Unscheduled Fees & Expenses           0.00
-------------------------------------------------
Total Interest Due Trust                    0.00
-------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------------
Trustee Fee                                 0.00
Fee Strips                                  0.00
Misc. Fees                                  0.00
Interest Reserve Withholding                0.00
Plus Interest Reserve Deposit               0.00
-------------------------------------------------
Total                                       0.00
-------------------------------------------------

-------------------------------------------------
                PRINCIPAL SUMMARY
-------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                 0.00
Advanced Scheduled Principal                0.00
-------------------------------------------------
Scheduled Principal                         0.00
-------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                0.00
Prepayments in Full                         0.00
Liquidation Proceeds                        0.00
Repurchase Proceeds                         0.00
Other Principal Proceeds                    0.00
-------------------------------------------------
Total Unscheduled Principal                 0.00
-------------------------------------------------
Remittance Principal                        0.00
-------------------------------------------------
Remittance P&I Due Trust                    0.00
-------------------------------------------------
Remittance P&I Due Certs                    0.00
-------------------------------------------------
               POOL BALANCE SUMMARY
-------------------------------------------------
                         Balance   Count
                        --------   -----
Beginning Pool            0.00       0
Scheduled Principal       0.00       0
Unscheduled Principal     0.00       0
Deferred Interest         0.00
Liquidations              0.00       0
Repurchases               0.00       0
----------------------------------------
Ending Pool               0.00       0
----------------------------------------

            Servicing Advance Summary

                                           Amount

Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
-------------------------------------------------
              SERVICING FEE SUMMARY
-------------------------------------------------

Current Servicing Fees                      0.00
Plus Fees Advanced for PPIS                 0.00
Less Reduction for PPIS                     0.00
Plus Delinquent Servicing Fees              0.00
-------------------------------------------------
Total Servicing Fees                        0.00
-------------------------------------------------

-------------------------------------------------
               CAP LEASE ACCRETION
-------------------------------------------------
Accretion Amt                               0.00
Distributable Interest                      0.00
Distributable Principal                     0.00
-------------------------------------------------

-------------------------------------------------
                   PPIS Summary
-------------------------------------------------
Gross PPIS                                  0.00
Reduced by PPIE                             0.00
Reduced by Shortfalls in Fees               0.00
Reduced by Other Amounts                    0.00
PPIS Reducing Scheduled Interest            0.00
PPIS Reducing Servicing Fee                 0.00
PPIS Due Certificate                        0.00
-------------------------------------------------

-------------------------------------------------
    ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-------------------------------------------------
                      Principal   Interest
                      ---------   --------
Prior Outstanding        0.00       0.00
Plus Current Period      0.00       0.00
Less Recovered           0.00       0.00
Less Non Recovered       0.00       0.00
Ending Outstanding       0.00       0.00

                                                                    Page 3 of 23

[LaSalle Bank LOGO]
ABN AMRO

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                                    ABN AMRO ACCT:
                                         BOND INTEREST RECONCILIATION DETAIL
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                          CURRENT    REMAINING
          ACCRUAL                             ACCRUED      TOTAL       TOTAL    DISTRIBUTABLE  INTEREST    PERIOD   OUTSTANDING
       ------------  OPENING  PASS-THROUGH  CERTIFICATE   INTEREST   INTEREST    CERTIFICATE    PAYMENT  SHORFALLS    INTEREST
CLASS  METHOD  DAYS  BALANCE      RATE        INTEREST   ADDITIONS  DEDUCTIONS     INTEREST     AMOUNT    RECOVERY   SHORTFALLS

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

          CREDIT SUPPORT
       --------------------
CLASS  ORIGINAL  CURRENT(1)

---------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    Page 4 of 23

[LaSalle Bank LOGO]
ABN AMRO

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                                        ADDITIONS
                           -------------------------------------------------------
                             PRIOR     INTEREST                             OTHER
         PRIOR    CURRENT   INTEREST   ACCRUAL                            INTEREST
       INTEREST  INTEREST  SHORTFALL   ON PRIOR  PREPAYMENT     YIELD     PROCEEDS
CLASS  DUE DATE  DUE DATE     DUE     SHORTFALL   PREMIUMS   MAINTENANCE     (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                 DEDUCTIONS
       ------------------------------
                   DEFERRED
                      &      INTEREST  DISTRIBUTABLE  INTEREST
       ALLOCABLE  ACCRETION    LOSS     CERTIFICATE    PAYMENT
CLASS     PPIS     INTEREST   EXPENSE     INTEREST     AMOUNT
--------------------------------------------------------------

--------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    Page 5 of 23

[LaSalle Bank LOGO]
ABN AMRO

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY
-----------------------------------------------------------------
SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds        0.00
Special Servicing Fees                                       0.00
Workout Fees                                                 0.00
Liquidation Fees                                             0.00
Legal Fees                                                   0.00
Misc. Fees & Expenses Paid by/to Servicer                    0.00
Interest Paid to Servicer on Outstanding Advances            0.00
ASER Interest Advance Reduction                              0.00
Interest Not Advanced (Current Period)                       0.00
Recoup of Prior Advances by Servicer                         0.00
Servicing Fees Paid Servicer on Loans Not Advanced           0.00
Misc. Fees & Expenses Paid by Trust                          0.00
Shortfall Due to Rate Modification                           0.00
Other Interest Loss                                          0.00
Total Shortfall Allocated to the Bonds                       0.00
                                                             ----
                                                             0.00
                                                             ====
EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------------------
Other Interest Proceeds Due the Bonds                        0.00
Prepayment Interest Excess Due the Bonds                     0.00
Interest Income                                              0.00
Yield Maintenance Penalties Due the Bonds                    0.00
Prepayment Penalties Due the Bonds                           0.00
Recovered ASER Interest Due the Bonds                        0.00
Recovered Interest Due the Bonds                             0.00
ARD Excess Interest                                          0.00
Total Excess Allocated to the Bonds ARD Excess Interest      0.00
                                                             ----
                                                             0.00
                                                             ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
              ----------------------------------------------------

Total Interest Adjustment to the Bonds                       0.00
Less Total Shortfall Allocated to the Bonds                  0.00
                                                             ----
Total Excess Allocated to the Bonds                          0.00
                                                             ====

                                                                    Page 6 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY
--------------------------------------------------------------------------------

                                     DELINQUENCY AGING CATEGORIES                            SPECIAL EVENT CATEGORIES (1)
              -------------------------------------------------------------------------  ------------------------------------
                                                                                                        SPECIALLY
DISTRIBUTION  DELINQ 1 MONTH  DELINQ 2 MONTHS  DELINQ 3+ MONTHS  FORECLOSURE     REO     MODIFICATIONS   SERVICED  BANKRUPTCY
    DATE         # BALANCE       # BALANCE         # BALANCE      # BALANCE   # BALANCE    # BALANCE    # BALANCE   # BALANCE
------------  ---------------------------------------------------------------------------------------------------------------

------------  ---------------------------------------------------------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    Page 7 of 23

[(LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY
--------------------------------------------------------------------------------

              Ending Pool (1)  Payoffs (2)  Penalties   Appraisal Reduct. (2)
Distribution  --------------------------------------------------------------
    Date      #   Balance      #   Balance  #   Amount  #   Balance
----------- ----------------------------------------------------------------

----------- ----------------------------------------------------------------

              Liquidations (2)  Realized Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  -------------------------------------------------------------------------
    Date      #   Balance       #   Amount                Life          Coupon Remit
------------ --------------------------------------------------------------------------

------------ --------------------------------------------------------------------------

                                                                    Page 8 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                 Weighted Average
Current Scheduled   # of  Scheduled    % of  -----------------------
     Balance       Loans   Balance   Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0        0         0.00%

--------------------------------------------------------------------
Average Schedule Balance      0
Maximum Schedule Balance
Minimum Schedule Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                Weighted Average
Fully Amortizing   # of  Scheduled    % of   ----------------------
  Mortgage Loans  Loans   Balance   Balance  Term  Coupon  PFY DSCR
-------------------------------------------------------------------
-------------------------------------------------------------------
                      0       0       0.00%
-------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                Weighted Average
Current Mortgage   # of  Scheduled    % of   ----------------------
  Interest Rate   Loans   Balance   Balance  Term  Coupon  PFY DSCR
-------------------------------------------------------------------
-------------------------------------------------------------------
                      0       0       0.00%
-------------------------------------------------------------------

Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                              Weighted Average
    Balloon      # of  Scheduled    % of   ----------------------
Mortgage Loans  Loans   Balance   Balance  Term  Coupon  PFY DSCR
-----------------------------------------------------------------
-----------------------------------------------------------------
                    0          0    0.00%
-----------------------------------------------------------------

                                                                    Page 9 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled    % of
Coverage Ratio   Loans    Balance   Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------------

-------------------------------------------------------------------
                   0         0       0.00%
-------------------------------------------------------------------

Maximum DSCR 0.000
Minimum DSCR 0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled    % of
Coverage Ratio   Loans    Balance   Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------------

-------------------------------------------------------------------
                   0         0       0.00%
-------------------------------------------------------------------

Maximum DSCR 0.000
Minimum DSCR 0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic    # of   Scheduled    % of
 Location    Loans    Balance   Balance   WAMM   WAC   PFY DSCR
---------------------------------------------------------------

---------------------------------------------------------------
               0         0       0.00%
---------------------------------------------------------------

                                                                   Page 10 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                         MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance    WAMM   WAC   PFY DSCR
------------------------------------------------------------------------

------------------------------------------------------------------------
                      0         0        0.00%
------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                     0         0        0.00%
----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                  # of   Scheduled     % of
Year             Loans    Balance    Balance   WAMM    WAC   PFY DSCR
---------------------------------------------------------------------
     2006            0           0    0.00%      0    0.00%    0.00
     2007            0           0    0.00%      0    0.00%    0.00
     2008            0           0    0.00%      0    0.00%    0.00
     2009            0           0    0.00%      0    0.00%    0.00
     2010            0           0    0.00%      0    0.00%    0.00
     2011            0           0    0.00%      0    0.00%    0.00
     2012            0           0    0.00%      0    0.00%    0.00
     2013            0           0    0.00%      0    0.00%    0.00
     2014            0           0    0.00%      0    0.00%    0.00
     2015            0           0    0.00%      0    0.00%    0.00
     2016            0           0    0.00%      0    0.00%    0.00
2017 & Greater       0           0    0.00%      0    0.00%    0.00
---------------------------------------------------------------------
                   0         0        0.00%
---------------------------------------------------------------------
                                                                   Page 11 of 23

[LaSalle Bank LOGO]
ABN AMRO

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:

                                               DELINQUENT LOAN DETAIL
----------------------------------------------------------------------------------------------------------------------------
             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I         Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
Control #    Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL
-----------------------------------------------------------------------------------------------------------------------------

A. IN GRACE PERIOD

B. LATE PAYMENT BUT < 1 MONTH DELINQ.

1. DELINQ. 1 MONTH

2. DELINQ. 2 MONTHS

3. DELINQUENT 3 + MONTHS

4. PERFORMING MATURED BALLOON

5. NON PERFORMING MATURED BALLOON

7. FORECLOSURE

9. REO
--------------------------------------------------------------------------------
**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   Page 12 of 23

[LaSalle Bank LOGO]
ABN AMRO

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                             Operating             Ending                                               Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR    Date     Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period

              B. Late Payment but < 1 month delinq

              1. Delinquent 1 month

              2. Delinquent 2 months

              3. Delinquent 3+ months

              4. Performing Matured Balloon

              5. Non Performing Matured Ballon

              7. Foreclosure

              9. REO
--------------------------------------------------------------------------------

                                                                   Page 13 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                              ABN AMRO ACCT:
                                          REALIZED LOSS DETAIL
---------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation     as a % of    Realized
Period  Control #      Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

CURRENT TOTAL

CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

   * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   Page 14 of 23

[LaSalle Bank LOGO]
ABN AMRO

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                      Interest                    Additional
                                                   Prior                            (Shortages)/  Modification  (Recoveries)/
                       Beginning    Aggregate    Realized                             Excesses    Adjustments/     Expenses
                    Balance of the  Realized       Loss        Amounts Covered by     applied       Appraisal     applied to
Prospectus              Loan at       Loss      Applied to   Overcollateralization  to Realized     Reduction      Realized
   ID       Period    Liquidation   on Loans   Certificates   and other Credit         Losses      Adjustment       Losses
                                                    A                 B                  C              D             E
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

                Current                   (Recoveries)/
               Realized      Recoveries   Realized Loss
                 Loss        of Realized    Applied to
Prospectus    Applied to       Losses      Certificate
   ID       Certififcates*  paid as Cash     Interest
-------------------------------------------------------

-------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields

     A    Prior Realized Loss Applied to Certificates

     B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

     C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

     D    Adjustments that are based on principal haircut or future interest foregone due to modification

     E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
          previously liquidated loan

                                                                   Page 15 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Payment Date:   17-Jul-06
                                                       Statement Date: 17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount    Advance    ASER  Rate    Date        Life          Type     Location   DSCR  Value  Date
---------------------- ------------------------------------ ------------------------------- --------------------- ----- ------------

---------------------- ------------------------------------ ------------------------------- --------------------- ----- ------------

                                                                   Page 16 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
Control #     Balance      Date                      Description
--------------------------------- ----------------------------------------------

--------------------------------- ----------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants

                                                                   Page 17 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure  Payoff  Initial        Payoff  Penalty  Prepayment  Maturity  Property  Geographic
Control #   Period  Balance  Type  Amount   Amount     Date       Date      Type     Location
------------------ -------------------------------- --------------------- --------------------

------------------ -------------------------------- --------------------- --------------------

                             CURRENT
                             CUMULATIVE

                                                                   Page 18 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                      Statement Date:  17-Jul-06
                                                      Payment Date:    17-Jul-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    15-Aug-06
                                                      Record Date:     30-Jun-06

                                 ABN AMRO Acct:
            Specially Serviced (Part I) ~ Loan Detail (End of Period)

                         Loan
Disclosure  Servicing   Status       Balance      Note  Maturity   Remaining   Property    Geo.                             NOI
                                ----------------                  ----------
 Control #  Xfer Date  Code(1)  Schedule  Actual  Rate    Date       Life        Type    Location     NOI        DSCR       Date
--------------------- -------- ------------------ --------------------------- -------------------- -------------------------------

                                                                                                   Not Avail  Not Avail  Not Avail
--------------------- -------- ------------------ --------------------------- -------------------- -------------------------------

----------
(1) Legend:   A. P&I Adv - in Grace Period

              B. P&I Adv - < one month delinq

              1. P&I Adv - delinquent 1 month

              2. P&I Adv - delinquent 2 months

              3. P&I Adv - delinquent 3+ months

              4. Mat. Balloon/Assumed P&I

              5. Non Performing Mat. Balloon

              7. Foreclosure

              9. REO
--------------------------------------------------------------------------------

                                                                   Page 19 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                      Statement Date:  17-Jul-06
                                                      Payment Date:    17-Jul-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    15-Aug-06
                                                      Record Date:     30-Jun-06

                                    ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
Control #     Strategy    Comments
------------------------ -------------------------------------------------------

------------------------ -------------------------------------------------------

                                                                   Page 20 of 23

[LaSalle Bank LOGO]
ABN AMRO

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                      Statement Date:  17-Jul-06
                                                      Payment Date:    17-Jul-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    15-Aug-06
                                                      Record Date:     30-Jun-06

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY
--------------------------------------------------------------------------------

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
--------------------------------------------------------------------------------

                                                                   Page 21 of 23

[LaSalle Bank LOGO]
ABN AMRO

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P     FITCH    MOODY'S    S&P
-------------- ------------------------ ----------------------------

--------------------------------------------------------------------
NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   Page 22 of 23

[LaSalle Bank LOGO]
ABN AMRO

                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                       Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   Page 23 of 23

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                          MORGAN STANLEY CAPITAL I INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

      Morgan Stanley Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

      o   conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

      o   mortgage pass-through certificates and mortgage-backed securities;

      o   direct obligations of the United States or other governmental agencies; or

      o   any combination of the above.

      The certificates of any series will not be obligations of Morgan Stanley
Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                                   ----------

             Investing in any series of certificates involves risks.
           See "Risk Factors" beginning on page 6 of this prospectus.

                                   ----------

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY

                  The date of this prospectus is March 14, 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the
SEC is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

      Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:

          o   this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

          o   the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

      Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and Morgan Stanley Capital I Inc.'s
telephone number is (212) 761-4000.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

                                        i

                                       ii

INCORPORATION OF INFORMATION BY REFERENCE.................................. 125
GLOSSARY OF TERMS.......................................................... 126

                                       iii

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES,
READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                               RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuing Entity............................  Each series of certificates will be issued by a separate trust.
                                            Each trust will be formed pursuant to a pooling and servicing agreement among Morgan Stanley Capital I Inc., one or more servicers and a trustee.

Depositor.................................  Morgan Stanley Capital I Inc. a wholly-owned subsidiary of
                                            Morgan Stanley.

Sponsor and Seller........................  Unless otherwise specified in the related prospectus supplement,
                                            Morgan Stanley Mortgage Capital Inc., a New York corporation, will be the sponsor and a seller into the each trust. Morgan
                                            Stanley Mortgage Capital Inc. is an affiliate of the depositor and its address is 1585 Broadway, New York, New York 10020.
                                            See "The Sponsor" in this Prospectus.

Master Servicer...........................  The servicer or servicers for substantially all the mortgage loans for each series of certificates, which servicer(s) may be affiliates of Morgan Stanley Capital I Inc., will be named in the related prospectus supplement.

Trustee...................................  The trustee for each series of certificates will be named in the related prospectus supplement.

                                              THE MORTGAGE ASSETS

General...................................  Each trust will own the related mortgage loan, including mortgage participations, or mortgage-backed securities or both or, if specified in the applicable prospectus supplement, direct obligations of the United States or other governmental agencies.
                                            You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and mortgage-backed securities included in each trust fund.

Mortgage Loans............................  The mortgage loans in each trust will be conventional, fixed or adjustable interest rate mortgage loans, or mortgage
                                            participations, secured by first liens or junior liens or first and junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations. Unless otherwise provided in the related prospectus supplement, all mortgage loans will have individual principal balances at
                                            origination of not less than $25,000 and original terms to maturity of not more than 40 years. All mortgage loans will have been originated by persons other than Morgan Stanley Capital I
                                            Inc.

Mortgage-Backed Securities................  The mortgage-backed securities in each trust will be mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by conventional, fixed or adjustable rate mortgage loans secured by first liens or junior liens or first and junior

                                        1

                                            liens on one- to four-family residential properties or shares issued by cooperative housing corporations.

Government Securities.....................  Each trust may own, in addition to the mortgage loans and mortgage-backed securities, direct obligations of the United
                                            States or other governmental agencies which provide for payment of interest or principal or both.

                                                 OTHER ASSETS

Other Assets..............................  If so specified in the applicable prospectus supplement, the trust fund may include the following agreements and other
                                            similar agreements:

                                            o     guaranteed investment contracts;

                                            o     interest rate swap or exchange agreements;

                                            o     interest rate cap, collar or floor contracts;

                                            o     currency exchange contracts; or

                                            o     other interest rate or currency agreements.

                                              CREDIT ENHANCEMENT

Subordination.............................  A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate
                                            certificates of a series to receive distributions will be
                                            subordinated to such rights of the holders of the senior
                                            certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

                                            Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their
                                            proportionate shares of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

                                            o     the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect
                                                  of the related subordinate certificates on each
                                                  distribution date, current distributions on the related
                                                  mortgage loans and mortgage-backed securities of principal and interest due them on each distribution date out of the funds available for distributions on such date;

                                            o     the right of such holders to receive future distributions
                                                  on the mortgage loans and mortgage-backed securities that
                                                  would otherwise have been payable to the holders of
                                                  subordinate certificates;

                                            o     the prior allocation to the subordinate certificates of
                                                  all or a portion of losses realized on the underlying
                                                  mortgage loans and mortgage-backed securities; or

                                            o     any combination of the above.

                                        2

Other Types of Credit Enhancement.........  If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series may be entitled to the benefits of the following types of credit enhancement:

                                            o     limited guarantee

                                            o     financial guaranty insurance policy

                                            o     surety bond

                                            o     letter of credit

                                            o     mortgage pool insurance policy

                                            o     reserve fund

                                            o     cross-support

                                            Any credit support will be described in the applicable
                                            prospectus supplement.

                                            DISTRIBUTIONS ON CERTIFICATES

General...................................  Each series of certificates will consist of one or more classes of certificates that will be entitled, to the extent of funds available, to one of the following:

                                            o     principal and interest payments in respect of the related
                                                  mortgage loans and mortgage-backed securities;

                                            o     principal distributions, with no interest distribution;

                                            o     interest distributions, with no principal distributions;

                                            o     sequential or concurrent distributions of principal;

                                            o     senior or subordinate distributions of interest or
                                                  principal or both;

                                            o     distributions of interest after an interest accrual
                                                  period; or

                                            o     such other distributions as are described in the
                                                  applicable prospectus supplement.

Interest Distributions....................  With respect to each series of certificates, other than classes of certificates which may be entitled to disproportionately low, nominal or no interest distributions, interest on the related mortgage loans and mortgage-backed securities at the weighted average of their mortgage rates--net of servicing fees and other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the
                                            particular terms of each such class of certificates. The terms of each class of certificates will be described in the related prospectus supplement.

                                            Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the fixed, floating or weighted average pass-through rate for each class

                                        3

                                            indicated in the applicable prospectus supplement on their outstanding principal balance or notional amount.

Principal.................................  With respect to a series of certificates, principal payments including prepayments on the related mortgage loans and
                                            mortgage-backed securities will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Distributions in reduction of certificate balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement.

Distribution Dates........................  The dates upon which distributions on each series of certificates will be made will be specified in the related prospectus supplement.

Advances..................................  Unless otherwise provided in the related prospectus supplement, in the event that a payment on a mortgage loan is delinquent, the master servicer will be obligated to make advances that the master servicer determines are recoverable. The master servicer will be reimbursed for advances as described in this prospectus and in the related prospectus supplement. The prospectus
                                            supplement for any series of certificates relating to a trust that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

                              ADDITIONAL ASPECTS OF EACH SERIES OF CERTIFICATES

Termination...............................  If so specified in the prospectus supplement with respect to a series of certificates, all, but not less than all, of the mortgage loans and mortgage-backed securities in the related trust fund and any property acquired with respect to such
                                            mortgage loans may be purchased by the party as is specified in the applicable prospectus supplement. Any such purchase must be made in the manner and at the price specified in such prospectus supplement. If so provided in the related prospectus supplement with respect to a series, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or on and after a date specified in the related prospectus supplement, the party specified in the related prospectus supplement will solicit bids for the purchase of all of the trust's assets, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of certificates may be purchased subject to similar conditions.

Forms of Certificates.....................  The certificates will be issued either:

                                            o     in book-entry form through the facilities of The
                                                  Depository Trust Company; or

                                            o     in fully registered, certificated form.

                                            If you own book-entry certificates, you will not receive
                                            physical certificates representing your ownership interest in such book-entry certificates, except under extraordinary
                                            circumstances. Instead, The Depository Trust Company will effect payments and transfers by means of its electronic recordkeeping services, acting through participating

                                        4

                                            organizations. This may result in delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry certificates may generally only be exercised through The Depository Trust
                                            Company and its participating organizations.

Tax Status of Certificates................  The treatment of the certificates for federal income tax purposes will depend on:

                                            o     whether a "real estate mortgage investment conduit"
                                                  election is made with respect to a series of certificates;
                                                  and

                                            o     if a "real estate mortgage investment conduit" election is made, whether the certificates are regular interests or
                                                  residual interests.

                                            If a "real estate mortgage investment conduit" election is not made, the certificates will be treated as interests in a grantor trust.

ERISA Considerations......................  If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee
                                            Retirement Income Security Act of 1974, as amended, also known as ERISA, you should carefully review with your own legal
                                            advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

Legal Investment..........................  The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute
                                            "mortgage related securities" for purposes of the Secondary
                                            Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you.

Rating....................................  Certificates of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered class of certificates offered is rated in one of the four highest rating categories by at least one nationally recognized
                                            statistical rating organization.

                                            o     A security rating is not a recommendation to buy, sell or
                                                  hold the certificates of any series and is subject to
                                                  revision or withdrawal at any time by the assigning rating agency.

                                            o     Ratings do not address the effect of prepayments on the
                                                  yield you may anticipate when you purchase your
                                                  certificates.

                                        5

                                  RISK FACTORS

      You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under
"Risk Factors," summarize the material risks relating to your certificates.

LACK OF A SECONDARY MARKET MAY
  MAKE IT DIFFICULT FOR YOU TO RESELL
  YOUR CERTIFICATES                         The liquidity of your certificates may be limited. You should consider that:

                                            o     a secondary market for the certificates of any series may
                                                  not develop, or if it does, it may not provide you with
                                                  liquidity of investment, or it may not continue for the
                                                  life of the certificates of any series;

                                            o     the prospectus supplement for any series of certificates
                                                  may indicate that an underwriter intends to establish a
                                                  secondary market in such certificates, but no underwriter
                                                  will be obligated to do so; and

                                            o     unless specified in the applicable prospectus supplement,
                                                  the certificates will not be listed on any securities
                                                  exchange.

                                            Certain classes of certificates may not constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in
                                            securities that do not constitute "mortgage related securities"
                                            will not be able to invest in such securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the
                                            certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
                                            We refer you to "Legal Investment" for additional information.

THE TRUST FUND'S ASSETS MAY BE
  INSUFFICIENT TO PAY YOUR CERTIFICATES
  IN FULL                                   Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement
                                            specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or
                                            instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                            o     loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                        6

                                            o     advances on delinquent loans, to the extent the master
                                                  servicer deems the advance will be recoverable.

                                            Because some of the representations and warranties with respect to the mortgage loans and mortgage-backed securities may have been made or assigned in connection with transfers of the
                                            mortgage loans and mortgage-backed securities prior to the closing date, the rights of the trustee and the
                                            certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan
                                            Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. There may be accounts, as described in the related prospectus supplement maintained as credit support. The amounts in these accounts may be withdrawn amounts and will not be available for the future payment of principal or interest on the certificates. If a series of
                                            certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in
                                            collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement.

                                            Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related
                                            prospectus supplement.

CREDIT ENHANCEMENT IS LIMITED IN
  AMOUNT AND COVERAGE                       With respect to each series of certificates, credit enhancement may be provided to cover losses on the underlying mortgage loans and mortgage-backed securities up to specified amounts.

                                            Regardless of the form of credit enhancement provided:

                                            o     the amount of coverage will be limited in amount and in
                                                  most cases will be subject to periodic reduction in
                                                  accordance with a schedule or formula;

                                            o     the amount of coverage may provide only very limited
                                                  coverage as to certain types of losses such as hazard
                                                  losses, bankruptcy losses and fraud losses, and may
                                                  provide no coverage as to certain other types of losses;
                                                  and

                                            o     all or a portion of the credit enhancement for any series
                                                  of certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating
                                                  agency indicates that the then-current ratings will not be adversely affected.

                                            In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the
                                            downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

                                        7

                                            None of Morgan Stanley Capital I Inc., any servicer, or any of their affiliates, will have any obligation to replace or
                                            supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

CHANGES IN CONDITIONS IN THE REAL
  ESTATE MARKET WILL AFFECT MORTGAGE
  LOAN PERFORMANCE                          An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the borrower's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of
                                            origination of the related mortgage loans.

                                            If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust fund and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the servicer's or other servicers' servicing portfolios.

                                            To the extent that losses on mortgage loans underlying a series are not covered by credit enhancement, holders of certificates of the series will bear all risk of loss resulting from default by borrowers. Such loss may also be greater than anticipated as a result of a decline in real estate values.

GEOGRAPHIC CONCENTRATION MAY
  INCREASE RATES OF LOSS AND
  DELINQUENCY                               In addition to risk factors related to the residential real estate market generally, certain geographic regions of the
                                            United States from time to time will experience weaker regional economic conditions and housing markets or be directly or
                                            indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.
                                            Mortgage assets in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

                                            The ability of borrowers to make payments on the mortgage assets may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community--such as borrowers relying on commission income and self-employed borrowers. Such occurrences may accordingly affect the actual rates of
                                            delinquencies, foreclosure and losses with respect to any trust fund.

                                        8

THE RATE OF PREPAYMENT ON MORTGAGE
  ASSETS MAY ADVERSELY AFFECT AVERAGE
  LIVES AND YIELDS ON CERTIFICATES          The yield of the certificates of each series will depend in part on the rate of principal payment on the mortgage loans and mortgage-backed securities, including prepayments, liquidations due to defaults and mortgage loan repurchases. Such yield may be adversely affected, depending upon whether a particular
                                            certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans and mortgage-backed securities, in particular:

                                            The yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans and mortgage-backed securities; and the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans and mortgage-backed securities than other classes of certificates.

                                            The rate of prepayments on mortgage loans is influenced by a number of factors, including:

                                            o     prevailing mortgage market interest rates;

                                            o     local and national economic conditions;

                                            o     homeowner mobility; and

                                            o     the ability of the borrower to obtain refinancing.

                                            In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate fees payable to the servicer or other mechanisms specified in the applicable
                                            prospectus supplement. Your yield will be also adversely
                                            affected to the extent that losses on the mortgage loans and mortgage-backed securities in the related trust fund are
                                            allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans and mortgage-backed securities in the related trust fund. Classes of certificates identified in the applicable prospectus supplement as subordinate certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

CERTIFICATES MAY NOT BE APPROPRIATE
  FOR INDIVIDUAL INVESTORS                  The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

                                            o       The amounts you receive on your certificates will
                                            depend on the amount of the payments borrowers make on the related mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive
                                            distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your
                                            certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

                                        9

                                            o       The yield to maturity on your certificates will depend
                                            primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans in the related aggregate loan group.

                                            o       Rapid prepayment rates on the mortgage loans are likely
                                            to coincide with periods of low prevailing interest rates.
                                            During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

RATINGS ON CERTIFICATES REFLECT
  LIMITED ASSESSMENTS                       Any rating assigned by a rating agency to a class of
                                            certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which they are entitled under the related pooling and servicing agreement. A rating will not constitute an assessment of the likelihood that principal
                                            prepayments, including those caused by defaults, on the related mortgage loans and mortgage-backed securities will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment
                                            scenarios. Each prospectus supplement will identify any payment to which holders of certificates of the related series are entitled that is not covered by the applicable rating.

                                            The amount, type and nature of credit support, if any,
                                            established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.
                                            The historical data supporting any such actuarial analysis may not accurately reflect future experience or accurately predict the actual delinquency, foreclosure or loss experience of the mortgage loans and mortgage-backed securities included in any trust fund.

RATINGS DO NOT GUARANTY VALUE               If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of
                                            Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

                                            Each rating agency rating the certificates of any series may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. If your certificates have the benefit of a surety bond, such as a note or certificate insurance policy, the ratings of the certificates will depend primarily on the creditworthiness of the insurer as the provider of the bond or policy relating to the
                                            certificates. In that event, any reduction in the insurer's financial strength and claims-paying ability ratings could result in a reduction of the ratings on the certificates. In all cases, no person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or

                                       10

                                            withdraws its rating on one or more classes of the certificates, the liquidity and market value of the affected certificates is likely to be reduced.

PAYMENTS IN FULL OF A BALLOON LOAN
  DEPEND ON THE BORROWER'S ABILITY TO
  REFINANCE THE BALLOON LOAN OR SELL
  THE MORTGAGED PROPERTY                    Certain of the mortgage loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated
                                            maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related
                                            mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                            o     the level of available mortgage interest rates at the time of sale or refinancing;

                                            o     the borrower's equity in the related mortgaged property;

                                            o     the financial condition of the mortgagor;

                                            o     tax laws;

                                            o     prevailing general economic conditions; and

                                            o     the availability of credit for single family real
                                                  properties generally.

MORTGAGE LOANS SECURED BY JUNIOR
  LIENS MAY ONLY BE SATISFIED AFTER
  THE RELATED FIRST LIEN MORTGAGE
  HAS BEEN SATISFIED                        Certain of the mortgage loans may be secured by junior liens and the related first liens may not be included in the trust fund.
                                            The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be
                                            received in connection with a foreclosure of the related first lien to satisfy fully both the first lien and the mortgage loan.
                                            In the event that a holder of the first lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest,
                                            prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of
                                            proceeds of the liquidation of the mortgage loan, if such
                                            proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon.

                                       11

OBLIGORS MAY DEFAULT IN PAYMENT
  OF MORTGAGE LOANS                         If so specified in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, a servicer or a subservicer will be permitted within prescribed parameters to extend and modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. While any such entity
                                            generally will be required to determine that any such extension or modification is reasonably likely to produce a greater
                                            recovery on a present value basis than liquidation, such
                                            extensions or modifications may not increase the present value of receipts from or proceeds of mortgage loans.

THE HOLDERS OF SUBORDINATE
  CERTIFICATES WILL BEAR A GREATER
  RISK OF PAYMENT DELAYS AND LOSSES         The weighted average lives of, and the yields to maturity on, subordinate certificates will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the loans. If the actual rate and severity of losses on the loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor's
                                            expectations. In general, the earlier a loss occurs, the
                                            greater the effect on an investor's yield to maturity. If so specified in the related prospectus supplement, realized losses on the loans, to the extent they exceed the amount of any
                                            overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate
                                            principal balance of the subordinate certificates in inverse order of severity. Once a realized loss is allocated to
                                            security, no principal or interest will be distributable with respect to such written down amount, except to such extent and in such priority as may be specified in the related prospectus supplement in the event of any subsequent recoveries received on liquidated loans after they are liquidated.

                                            In addition, to the extent subordinate certificates are issued in the multiple classes, as described in the related prospectus supplement, the yield of such classes may be particularly
                                            sensitive to changes in the rates of prepayments of the loans.
                                            Distributions of principal will be made to the holders of such certificates according to the priorities described in the
                                            related prospectus supplement and the yield to maturity on such classes of certificates will be sensitive to the rates of
                                            prepayment on the loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the loans (and the timing of those losses), to the extent such losses are not covered by excess interest, overcollateralization, more
                                            subordinate certificates or other credit enhancement.
                                            Furthermore, as described in the related prospectus supplement, the timing of receipt of principal and interest by such
                                            certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

MORTGAGE LOAN ACCELERATION CLAUSES
  MAY NOT BE ENFORCEABLE                    Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the

                                       12

                                            mortgaged property. Mortgages may also include a
                                            debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the
                                            borrower. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce
                                            clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration
                                            unconscionable.

THERE ARE RESTRICTIONS ON INVESTORS
  SUBJECT TO ERISA                          Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans,
                                            prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the certificates of any series. In particular, investors that are insurance
                                            companies should consult with their counsel with respect to the
                                            United States Supreme Court case, John Hancock Mutual Life
                                            Insurance Co. v. Harris Trust & Savings Bank.

IF YOUR CERTIFICATES ARE INTEREST ONLY
  CERTIFICATES, THE RETURN ON YOUR
  INVESTMENT WILL BE ESPECIALLY
  SENSITIVE TO PREPAYMENTS ON THE
  LOANS                                     An investment in interest only certificates is especially
                                            sensitive to prepayments on the loans held by the related trust because payments on interest only certificates depend entirely on the interest payments received on the loans. When borrowers prepay their loans, no further interest payments are made on such loans, and therefore no further amounts from such loans are available to make payments on the interest only certificates.
                                            If borrowers prepay their loans at a particularly high rate, investors in interest only certificates may not recover their initial investments.

PREPAYMENTS ON THE LOANS COULD LEAD
  TO SHORTFALLS IN THE DISTRIBUTION OF
  INTEREST ON YOUR CERTIFICATES             When a voluntary principal prepayment is made by the borrower on a loan (excluding any payments made upon liquidation of any loan), the borrower is generally charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. If and to the extent described in the related prospectus supplement, the applicable servicer will be obligated, without any right of reimbursement, for the amount of shortfalls in interest collections that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments and thirty (or such other number as may be specified in the related prospectus supplement)
                                            days' interest on the prepaid loans, but only to the extent those shortfalls do not exceed all or the specified percentage set forth in the prospectus supplement of the servicing fees for that distribution date payable to that servicer.

                                            For trusts to which this obligation of the servicer is
                                            applicable, if the servicer fails to make such payments or the resulting shortfall exceeds the applicable portion of the
                                            servicing fees payable to that servicer for

                                       13

                                            the month, there will be fewer funds available for the
                                            distribution of interest on the certificates. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from involuntary
                                            prepayments such as liquidation of a defaulted loan. Such
                                            shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction the yield on your certificates.

IF THE TRUST INCLUDES A PRE-FUNDING
  ACCOUNT AND IF THE FUNDS ON DEPOSIT
  IN THE PRE-FUNDING ACCOUNT ARE NOT
  USED TO PURCHASE ADDITIONAL LOANS,
  THOSE FUNDS WILL BE DISTRIBUTED AS A
  PAYMENT OF PRINCIPAL, WHICH MAY
  ADVERSELY AFFECT THE YIELD ON THE
  AFFECTED CERTIFICATES                     If, as described in the related prospectus supplement, the trust includes a pre-funding account and if all of the money
                                            originally deposited in the pre-funding account has not been used by the end of the pre-funding period as described in the related prospectus supplement, the remaining amount will be applied as a payment of principal on the following distribution date to the holders of the certificates in the manner described in the prospectus supplement. If the amount of cash is
                                            substantial, the affected certificates will receive a
                                            significant unexpected early payment of principal. These
                                            payments could adversely affect your yield, particularly if you purchased the affected certificates at a premium.

                                            Any purchase of additional loans by the trust using funds on deposit in the pre-funding account will be subject to the
                                            following conditions, among others:

                                            o     each additional loan must satisfy specified statistical
                                                  criteria and representations and warranties; and

                                            o     additional loans will not be selected in a manner that is
                                                  believed to be adverse to the interests of the holders of
                                                  the certificates.

                                            The ability of the related seller to acquire subsequent loans meeting the requirements for inclusion in the loan pool may be affected as a result of a variety of social and economic
                                            factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of
                                            economic conditions generally. However, we cannot assure you as to whether or to what extent economic or social factors will affect the seller's ability to acquire additional loans and therefore the ability of the trust to fully utilize the amount deposited into the pre-funding account.

YOUR INVESTMENT WILL BE SUBJECT TO
  COUNTERPARTY RISK IF PAYMENTS ON
  YOUR CERTIFICATES ARE DEPENDANT TO
  ANY DEGREE ON PAYMENT ON CASH
  FLOW AGREEMENTS                           The assets of the trust may, if specified in the related
                                            prospectus supplement, include agreements, such as interest rate swaps, caps, floors or other similar agreements which will require the provider of such instrument to make payments to the trust under the circumstances described in the prospectus
                                            supplement. If payments on one or more classes of the
                                            certificates of the related series depend in part on payments to be received under such a cash flow agreement, the ability

                                       14

                                            of the trust to make payments on the applicable classes will be subject to the credit risk of the provider of the cash flow agreement. The related prospectus supplement will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a cash flow agreement upon the default or credit impairment of the provider of the
                                            agreement. However, there can be no assurance that any such mechanism will be successful in enabling the related trust to obtain a replacement cash flow agreement in the event the credit of its provider becomes impaired, and the yield on the affected classes of certificates could be adversely affected as a result.

THE INTEREST RATES OF THE CERTIFICATES
  WITH ADJUSTABLE INTEREST RATES MAY
  BE LIMITED BY THE EFFECT OF INTEREST
  RATES ON THE LOANS AND OTHER
  FACTORS                                   The certificates may accrue interest at interest rates based on an index plus a specified margin as specified in the related prospectus supplement, but are subject to certain limitations.
                                            Those limitations on the interest rates for such certificates may, in part, be based on the weighted average of the interest rates on the loans net of certain fees and expenses of the trust.

                                            A variety of factors, in addition to those described in the next
                                            Risk Factor, could limit the interest rates and adversely affect the yield to maturity on such certificates. Some of these
                                            factors are described below:

                                            o     The interest rates on fixed-rate loans will not adjust,
                                                  and the interest rates on adjustable-rate loans may be
                                                  based on a variety of indexes, as specified in the related prospectus supplement. Adjustable-rate loans generally
                                                  have periodic, minimum and maximum limitations on
                                                  adjustments to their interest rates, and, as discussed in
                                                  the next Risk Factor, most adjustable-rate loans will not
                                                  have the first adjustment to their interest rates for some period of time after the origination of those loans. As a
                                                  result of the limit on the interest rates for the
                                                  certificates bearing an adjustable interest rate, these
                                                  certificates may accrue less interest than they would
                                                  accrue if their interest rates were based solely on the
                                                  applicable index plus the specified margins.

                                            o     The index for the loans may change at different times and
                                                  in different amounts than the index for the certificates.
                                                  As a result, it is possible that interest rates on certain of the adjustable-rate loans may decline while the
                                                  interest rates on such certificates are stable or rising.
                                                  It is also possible that the interest rates on certain of
                                                  the adjustable-rate loans and the interest rates for such
                                                  certificates may decline or increase during the same
                                                  period, but that the interest rates on such certificates
                                                  may decline more slowly or increase more rapidly.

                                            o     If prepayments, defaults and liquidations occur more
                                                  rapidly on the loans with relatively higher interest rates than on the loans with relatively lower interest rates,
                                                  the interest rates on the certificates with adjustable
                                                  interest rates that are subject to cap based on weighted
                                                  average net-mortgage rates are more likely to be limited.

                                       15

                                            o     To the extent specified in the related prospectus
                                                  supplement, if the interest rates on certificates with
                                                  adjustable interest rates are limited for any distribution date due to a cap based on the weighted average net
                                                  interest rates of the loans or any particular groups, the
                                                  resulting interest shortfalls may be recovered by the
                                                  holders of these certificates on the same distribution
                                                  date or on future distribution dates on a subordinated
                                                  basis to the extent that on that distribution date or
                                                  future distribution dates there are available funds
                                                  remaining after certain other distributions on the
                                                  certificates and the payment of certain fees and expenses
                                                  of the trust. These shortfalls suffered by such
                                                  certificates may, to the extent specified in the related
                                                  prospectus supplement, also be covered by amounts payable
                                                  under an interest rate cap or other similar agreement
                                                  relating to such certificates. However, we cannot assure
                                                  you that these funds, if available, will be sufficient to
                                                  fully cover these shortfalls.

IF THE CREDIT ENHANCEMENT FOR YOUR
  CERTIFICATES IS PROVIDED IN WHOLE OR
  IN PART BY OVERCOLLATERALIZATION, THE
  INTEREST GENERATED BY THE LOANS MAY
  BE INSUFFICIENT TO MAINTAIN THE
  REQUIRED LEVEL OF
  OVERCOLLATERALIZATION                     For certificates credit enhanced by overcollateralization, the weighted average of the net interest rates on the loans is expected to be higher than the weighted average of the interest rates on the certificates. In such cases, the loans are
                                            expected to generate more interest than is needed to pay
                                            interest owed on the certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans. After these financial obligations of the trust are
                                            covered, the available excess interest generated by the loans will be used to maintain overcollateralization at the required level determined as provided in the related agreement. We
                                            cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the previous Risk Factor, will affect the amount of excess interest that the loans will generate:

                                            o     Every time a loan is prepaid in full, excess interest may
                                                  be reduced because the loan will no longer be outstanding
                                                  and generating interest or, in the case of a partial
                                                  prepayment, the loan will be generating less interest.

                                            o     Every time a loan is liquidated or written off, excess
                                                  interest may be reduced because those loans will no longer be outstanding and generating interest.

                                            o     If the rates of delinquencies, defaults or losses on the
                                                  loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for
                                                  any shortfalls in cash available to make required
                                                  distributions on the certificates.

                                            o     To the extent the mortgage pool includes adjustable-rate
                                                  loans, such loans may have interest rates that adjust
                                                  based on an index that is different from the index used to determine the interest rates on the certificates that bear adjustable rates of interest, and any fixed-rate loans
                                                  have interest rates that do not adjust. In addition,

                                       16

                                                  the first adjustment of the interest rates for any
                                                  adjustable rate loans may not occur for a significant
                                                  period after the date of origination. As a result, the
                                                  interest rates on any adjustable rate certificates may
                                                  increase relative to the weighted average of the interest
                                                  rates on the loans, or the interest rate on any adjustable rate certificates may remain constant as the weighted
                                                  average of the interest rates on the loans declines. In
                                                  either case, this would require that more of the interest
                                                  generated by the loans be applied to cover interest on the certificates.

                                            o     If prepayments, defaults and liquidations occur more
                                                  rapidly on the loans with relatively higher interest rates that on the loans with relatively lower interest rates,
                                                  the amount of excess interest generated by the loans will
                                                  be less than would otherwise be the case.

                                            o     Investors in certificates, and particularly subordinate
                                                  certificates, should consider the risk that the
                                                  overcollateralization may not be sufficient to protect
                                                  your certificates from losses.

THE VALUE OF YOUR CERTIFICATES MAY BE
  ADVERSELY AFFECTED BY LOSSES ON THE
  LOANS EVEN IF LOSSES ARE NOT
  ALLOCATED TO YOUR CERTIFICATES            If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect. Liquidations of defaulted loans, whether or not
                                            realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to senior
                                            certificates and are likely to influence the yield on such certificates in a manner similar to the manner in which
                                            principal prepayments on the loans would influence the yield on such certificates. You may be particularly affected if credit enhancement is provided in the form of overcollateralization as described in the applicable prospectus supplement. Such
                                            overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the certificates then entitled to principal distributions at any time that the overcollateralization provided by the loan pool falls below the required level. An earlier return of principal to the holders of the certificates as a result of the
                                            overcollateralization provisions will influence the yield on the certificates in a manner similar to the manner in which
                                            principal prepayments on the loans will influence the yield on the certificates.

                                            The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected. If the performance of loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered or withdrawn in the future. This may reduce the value of those certificates. No one will be required to
                                            supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

NEWLY ORIGINATED LOANS MAY BE MORE
  LIKELY TO DEFAULT, WHICH MAY CAUSE
  LOSSES ON THE CERTIFICATES                Defaults on loans tend to occur at higher rates during the early years of the loans. The loans described in the related
                                            prospectus supplement may primarily have been originated within the 12 months prior to their sale to the trust. In any such case, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.

                                       17

DECLINING PROPERTY VALUES AND DELAYS
  AND EXPENSES INHERENT IN
  FORECLOSURE PROCEDURES COULD DELAY
  DISTRIBUTIONS TO YOU OR RESULT IN
  LOSSES                                    Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are
                                            regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property
                                            proceeds if the property is sold outside of a judicial
                                            proceeding. As a result, you may experience delays in receipt of moneys or reductions in payable to you.

                                            There is no assurance that the value of the trust assets for any series of certificates at any time will equal or exceed the principal amount of the outstanding certificates of the series.
                                            If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any)
                                            generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to certificateholders. As a
                                            result, you may not receive the full amount of interest and principal due on your certificate.

                                            Decline in Property Values May Increase Loan Losses. Your
                                            investment may be adversely affected by declines in property values. If the outstanding balance of a loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the
                                            certificateholders.

                                            We refer you to "Material Legal Aspects of the
                                            Loans--Anti-Deficiency Legislation and other Limitations on
                                            Lenders" for additional information.

THE TRUST MAY CONTAIN LOANS SECURED
  BY JUNIOR LIENS; THESE LOANS ARE
  MORE LIKELY THAN LOANS SECURED BY
  SENIOR LIENS TO EXPERIENCE LOSSES         The trust may contain loans that are in a junior lien position.
                                            Mortgages or deeds of trust securing junior loans will be
                                            satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is
                                            consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the
                                            foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

                                       18

THE LOANS WILL BE UNDERWRITTEN USING
  VARYING STANDARDS, AND LESS
  STRINGENT UNDERWRITING STANDARDS
  AND THE RESULTANT POTENTIAL FOR
  DELINQUENCIES ON THE LOANS COULD
  LEAD TO LOSSES ON YOUR CERTIFICATES       The trust may contain loans that were made, in part, to
                                            borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These loans may be considered to be of a riskier nature than loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the loans were made to other types of borrowers. In this event, the underwriting standards used in the origination of the loans held by the trust will generally be less stringent than those of
                                            Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the loans purchased by the trust for your series of certificates may experience higher rates of delinquencies, defaults and
                                            foreclosures than loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

SOME TYPES OF LOANS MAY BE MORE
  PRONE TO DEFAULTS AND THE TRUST MAY
  CONTAIN LARGE CONCENTRATIONS OF
  THESE LOANS                               Because your certificates represent an interest in the loans held by the related trust, your investment may be affected by a decline in real estate values and changes in individual
                                            borrowers' financial conditions. You should be aware that the value of the mortgaged properties may decline. If the
                                            outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. If the residential real estate market experiences an overall decline in property values, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the lending industry. To the extent your
                                            certificates are not covered by credit enhancements, you will bear all of the risks resulting from defaults by borrowers.

                                            In addition, certain types of loans which have higher than average rates of default may be included in the trust that issues your certificates. The following types of loans may be included:

                                            o     loans that are subject to "negative amortization." The
                                                  principal balances of such loans may be increased to
                                                  amounts greater than the value of the underlying property.
                                                  This increases the likelihood of default;

                                            o     loans that for a specified period after origination
                                                  require the borrower to only make interest payments.
                                                  During the interest-only period there will be no scheduled reduction in the principal balance of these loans and at
                                                  the end of the period the scheduled monthly payment on
                                                  these loans will increase. This increases the likelihood
                                                  of default and the potential severity of loss associated
                                                  with the default;

                                            o     loans that do not fully amortize over their terms to
                                                  maturity, which are sometimes referred to as balloon
                                                  loans. Such loans require a large payment at their stated
                                                  maturity. These loans

                                       19

                                                  involve a greater degree of risk because the ability of a
                                                  borrower to make this final payment typically depends on
                                                  the ability to refinance the loan or sell the related
                                                  mortgaged property;

                                            o     loans that provide for escalating or variable interest
                                                  payments by the borrower. The borrower may have qualified
                                                  for such loans based on an income level sufficient to make the initial payments only. As the payments increase, the
                                                  likelihood of default will increase; and

                                            o     loans that are concentrated in certain regions, states or
                                                  zip code areas of the United States. Such geographic units may experience weak economic conditions and housing
                                                  markets. This may cause higher rates of loss and
                                                  delinquency.

                                            We refer you to "The Trust Fund - The Loans" for additional information. The related prospectus supplement will disclose the extent to which any of these or other types of special risk loans are present in the pool applicable to your certificates.

INCREASED USE OF NEW MORTGAGE LOAN
  PRODUCTS BY BORROWERS MAY RESULT
  IN DECLINE IN REAL ESTATE
  VALUES GENERALLY                          In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term.
                                            There is little historical data with respect to these new
                                            mortgage loan products. Consequently, as borrowers face
                                            potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the certificates, and your investment in the certificates, may not perform as you
                                            anticipate.

GEOGRAPHIC CONCENTRATION OF THE
   LOANS MAY INCREASE THE RISK
   OF LOSS                                  The loans underlying a series of certificates may be
                                            concentrated in certain regions, states or zip codes. This concentration may present risks of losses on the related
                                            certificates that are greater than those generally present for similar asset-backed securities without such concentration.
                                            Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets than the nation generally and this weakness may result in losses on the related loans being higher than those in the nation generally. In addition, particular areas may be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots, industrial accidents or terrorism. Loans in areas
                                            adversely affected by these factors will experience higher rates of loss and delinquency than loans generally. The related
                                            prospectus supplement will contain information regarding the geographic concentration of the loans.

                                       20

THE LOANS MAY BE SUBJECT TO NEGATIVE
  AMORTIZATION, WHICH MAY AFFECT
  YOUR YIELD AND RESULT IN INCREASED
  DELINQUENCIES AND LOSSES                  The trust may include mortgage loans that are negative
                                            amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule
                                            (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins.
                                            During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively
                                            amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred
                                            interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related certificates on the related distribution date.

                                            If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related
                                            classes of certificates to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related
                                            classes of certificates to amortize more slowly.

                                            In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the
                                            related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative
                                            amortization loans is greater than associated with fully
                                            amortizing mortgage loans.

SOME OF THE LOANS MAY HAVE AN INITIAL
  INTEREST-ONLY PERIOD, WHICH MAY
  RESULT IN INCREASED DELINQUENCIES
  AND LOSSES                                To the extent specified in the related prospectus supplement, certain loans may be interest-only until for a period of months or years after the date of origination. During this period, the payment made by the related borrower will be less than it would be if the principal of the loan was required to amortize. In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of

                                       21

                                            principal during this period. As a result, no principal
                                            payments will be made on the certificates with respect to these loans during their interest-only period unless there is a
                                            principal prepayment.

                                            After the initial interest-only period, the scheduled monthly payment on these loans will increase, which may result in
                                            increased delinquencies by the related borrowers. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these
                                            loans. Although the amount of principal included in each
                                            scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by available credit enhancement, will be allocated to the
                                            certificates in reverse order of seniority.

                                            Loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these loans may be significantly different from loans that amortize from
                                            origination. In particular, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these loans.

THE COLLATERAL SECURING COOPERATIVE
  LOANS MAY BE MORE LIKELY TO
  DIMINISH IN VALUE                         Certain of the mortgage loans may be cooperative loans. A
                                            cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the
                                            apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also
                                            responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment
                                            building. The interest of the occupants under proprietary
                                            leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate
                                            proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a
                                            significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

                                       22

IF CONSUMER PROTECTION LAWS ARE
  VIOLATED IN THE ORIGINATION OR
  SERVICING OF THE LOANS, LOSSES ON
  YOUR INVESTMENT COULD RESULT              There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the
                                            Federal Trade Commission, the U.S. Department of Justice, the
                                            U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                                            Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the
                                            origination, servicing and collection of the loans.

                                            The loans are also subject to federal laws, including:

                                            o     the Federal Truth in Lending Act and Regulation Z
                                                  promulgated under that Act, which require certain
                                                  disclosures to the borrowers regarding the terms of the
                                                  loans;

                                            o     the Equal Credit Opportunity Act and Regulation B
                                                  promulgated under that Act, which prohibit discrimination
                                                  on the basis of age, race, color, sex, religion, marital
                                                  status, national origin, receipt of public assistance or
                                                  the exercise of any right under the Consumer Credit
                                                  Protection Act, in the extension of credit; and

                                            o     the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit
                                                  experience.

                                            Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal, state or local laws could subject the trust (and other assignees of the loans) to monetary penalties, and result in the obligors' rescinding the loans against either the trust or subsequent holders of the loans.

                                            The loan seller, and other responsible parties making
                                            representations with respect to the mortgage loans, will
                                            represent that each mortgage loan sold by it is in compliance with applicable federal, state and local laws and regulations.
                                            In addition, such party will represent that none of the mortgage loans sold by it are covered by the Home Ownership and Equity
                                            Protection Act of 1994 or are classified as a "high cost home,"
                                            "threshold," "covered," "high risk home," "predatory," or similar loan under any other applicable federal, state or local law. In the event of a breach of any such representations, such party will be obligated to cure

                                       23

                                            such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in the related
                                            prospectus supplement.

HIGH LOAN-TO-VALUE RATIOS INCREASE
  RISK OF LOSS                              Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. The related prospectus supplement will identify the extent to which loans in the trust have high loan-to-value ratios. Additionally, the determination of the value of a
                                            mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

HIGH BALANCE MORTGAGE LOANS MAY
  POSE SPECIAL RISKS                        The prospectus supplement for a series of certificates will specify the stated principal balances of the mortgage loans in that trust fund as of the cut-off date. Certain of these
                                            mortgage loans may have principal balances greater than
                                            $500,000. You should consider the risk that the loss and
                                            delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

LOSSES COULD RESULT IF VIOLATIONS OF
  ENVIRONMENTAL LAWS OCCURRED
  AFFECTING THE MORTGAGED PROPERTIES        Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has
                                            priority over the lien of an existing mortgage. In addition, the trust issuing your certificates, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property.
                                            Those costs could result in a loss to the certificateholders.

                                            We refer you to "Material Legal Aspects of the
                                            Loans--Environmental Risks" for additional information.

DELAY IN RECEIPT OF LIQUIDATION
  PROCEEDS; LIQUIDATION PROCEEDS MAY
  BE LESS THAN THE LOAN BALANCE             Substantial delays could be encountered in connection with the liquidation of delinquent loans. Further, reimbursement of advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are
                                            insufficient to cover the loss.

THE BANKRUPTCY OF THE DEPOSITOR OR A
  SELLER MAY DELAY OR REDUCE
  COLLECTIONS ON LOANS                      Neither the United States Bankruptcy Code nor similar applicable state insolvency laws prohibit the depositor or any seller, including the sponsor of each securitization, from filing a voluntary application for bankruptcy relief under applicable law. However, the transactions contemplated by the related prospectus will be structured so that

                                            o     the voluntary or involuntary application for bankruptcy
                                                  relief by the depositor is unlikely,

                                       24

                                            o     in the event of a bankruptcy filing by the depositor, the
                                                  loans backing your series of certificates should be
                                                  treated by the bankruptcy court as property of the related trust and not as part of the bankrupt estate of the
                                                  depositor, and

                                            o     a bankruptcy filing by a seller which is an affiliate of
                                                  the depositor from whom the depositor acquires the loans
                                                  should not result in consolidation of the assets and
                                                  liabilities of the depositor with those of such seller.

                                            These steps include the creation of the depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, restrictions on the ability of the depositor to
                                            commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors and the structuring of each transfer of loans from the depositor to the related trust as a sale rather than a pledge. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of such a seller, or that the transfer of loans to the trust would in fact be treated by a court as a sale.

                                            The trust assets will be acquired by the depositor from the sponsor, that in turn will acquire the trust assets, either directly or through affiliates, from originators. Each seller
                                            (which may include the sponsor) will transfer its related loans to the depositor and the depositor will transfer the loans to the related trust. If a seller were to become a debtor in a bankruptcy case, a creditor or trustee, or the debtor itself, may take the position that the transfer of the loans by the seller should be characterized as a pledge of the related loans to secure a borrowing of such debtor, with the result that the depositor or the trust is deemed to be a creditor of such
                                            seller, secured by a pledge of the applicable loans.

                                            An attempt to recharacterize the loan transfers related to your series of certificates, if successful, could result in delays in payments of collections on the loans or reductions in the amount of such payments which could result in losses on the
                                            certificates, or in a trustee in bankruptcy electing to
                                            accelerate payment by liquidating the loans. Even if such an attempt were unsuccessful, delays in payments on the loans and resulting delays or losses on the certificates could result.

THE LOAN SELLER OR OTHER RESPONSIBLE
  PARTIES MAY NOT BE ABLE TO
  REPURCHASE DEFECTIVE LOANS                Each loan seller or another responsible party identified in the prospectus supplement will make various representations and warranties related to the loans. If any such loan seller or responsible party fails to cure a material breach of its
                                            representations and warranties with respect to any loan in a timely manner, then it would be required to repurchase or, if so specified in the related prospectus supplement, substitute for the defective loan. It is possible that any such loan seller or responsible party may not be capable of repurchasing or
                                            substituting any defective loans, for financial or other
                                            reasons. The inability of any such party to repurchase or
                                            substitute for defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses.
                                            As a result, shortfalls in the distributions due on the
                                            certificates could occur.

                                       25

EXTERNAL EVENTS MAY INCREASE THE RISK
  OF LOSS ON THE LOANS                      In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United
                                            States has initiated military operations and has placed a
                                            substantial number of armed forces reservists and members of the
                                            National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a borrower of a loan in the trust, the interest rate
                                            limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Generally, substantially all of the loans in the trust for a series of certificates are expected to have interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the
                                            loans, which may result in shortfalls of interest on your
                                            certificates.

FAILURE OF SERVICERS AND/OR MASTER
  SERVICER TO PERFORM MAY ADVERSELY
  AFFECT DISTRIBUTIONS ON CERTIFICATES      The amount and timing of distributions on the certificates in a series generally will be dependent on the related servicers performing their respective servicing obligations and on the master servicer performing its master servicing obligations in an adequate and timely manner. See "Servicing of the Mortgage
                                            Loans--Servicing and Collection Procedures" in this free writing prospectus. If a servicer or the master servicer fails to
                                            perform its respective servicing or master servicing
                                            obligations, this failure may result in the termination of that servicer or master servicer. That termination, with its
                                            corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the related mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

THE SERVICING FEE MAY BE INSUFFICIENT
  TO ENGAGE REPLACEMENT SERVICERS
  OR MASTER SERVICER                        The prospectus supplement will specify the servicing fee and master servicing fee payable by the related trust. In the event it becomes necessary to replace a servicer or master servicer, no assurance can be made that the servicing fee or master
                                            servicing fee, as applicable, will be sufficient to attract replacement servicers or a replacement master servicer to accept an appointment for the related trust. In addition, to the
                                            extent the loans of any series have amortized significantly at the time that a replacement servicer or a replacement master servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a
                                            replacement to accept an appointment for the trust.

DRUG, RICO AND MONEY LAUNDERING
  VIOLATIONS COULD LEAD TO PROPERTY
  FORFEITURES                               Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
                                            Organizations Act, the Bank Secrecy Act, the anti-money
                                            laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

                                       26

                                            In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or
                                            improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the
                                            property was subject to forfeiture. However, there is no
                                            assurance that such a defense would be successful.

RIGHTS OF BENEFICIAL OWNERS MAY BE
  LIMITED BY BOOK-ENTRY SYSTEM              If you are a purchaser of a book-entry certificate, your
                                            ownership of that certificate will be registered electronically with DTC. The lack of physical certificates could:

                                            o       result in payment delays on your certificates because
                                            the securities administrator will be sending distributions on the certificates to DTC instead of directly to you;

                                            o       make it difficult for you to pledge your certificates
                                            if physical certificates are required by the party demanding the pledge; and

                                            o       hinder your ability to resell your certificates because
                                            some investors may be unwilling to buy certificates that are not in physical form. See "Description of the
                                            Certificates--Book-Entry Certificates" in this free writing prospectus.

RISKS RELATED TO THE CLASS A-R
  CERTIFICATES                              If you purchase the Class A-R Certificates of a series, as holder you must include the taxable income or loss of each REMIC created by the related trust in determining its federal taxable income. It is not anticipated that the residual
                                            certificateholders will receive distributions from the trust. As such, prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability.
                                            Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holders of the residual certificates will be treated as "excess inclusion"
                                            income. As such, the holder will (i) be unable to use net
                                            operating losses to offset such income, (ii) treat such income as "unrelated business taxable income" (if applicable), and
                                            (iii) if such holder is a foreign person, be subject to 30%
                                            withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

                                            Under the provisions of the Internal Revenue Code relating to
                                            REMICs, it is likely that the residual certificates will be considered to be a "non-economic residual interest."  As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual
                                            certificate in excess of cash flows generated by it, (iii)
                                            intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the
                                            meaning of an

                                       27

                                            applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit.
                                            Each transferor must certify in writing to the securities
                                            administrator that, as of the date of transfer, it had no
                                            knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Under the regulations, any transfer of the Class A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the
                                            assessment or collection of tax. A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each REMIC created by the trust fund. Notwithstanding the above, a transfer will be respected if
                                            (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "Offshore
                                            Location"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an
                                            Offshore Location and (d) one of the two tests set forth in
                                            Treasury regulations issued on July 19, 2002 is satisfied. See
                                            "Material Federal Income Tax Consequences--The Class A-R
                                            Certificates" and "ERISA Matters" in this free writing
                                            prospectus and "Federal Income Tax Consequences--REMICs-Taxation
                                            of Owners of REMIC Residual Certificates," and "Federal Income
                                            Tax Consequences--Tax-Related Restrictions on Transfers of REMIC
                                            Residual Certificates" in the prospectus.

                                            An individual, trust or estate that holds a Class A-R
                                            Certificate (whether the residual certificate is held directly or indirectly through certain pass-through entities) also would have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such
                                            holder's regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder's
                                            alternative minimum tax liability. As a result, the Class A-R
                                            Certificates generally are not suitable investments for
                                            individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class A-R Certificates in proportion to their respective ownership interests. See "Federal Income Tax
                                            Consequences--REMICS-Taxation of Owners of REMIC Residual
                                            Certificates" in the prospectus. Furthermore, the federal
                                            income tax consequences of any consideration paid to a
                                            transferee on a transfer of a Class A-R Certificate are unclear.
                                            Any transferee of a Class A-R Certificate receiving such
                                            consideration should consult its tax advisors.

                                            Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificates may be significantly lower than would be the case if the Class A-R
                                            Certificates were taxed as debt instruments and could be
                                            negative.

                                       28

                         DESCRIPTION OF THE TRUST FUNDS

      Capitalized terms are defined in the "Glossary of Terms" beginning on page
126.

ASSETS

      The primary assets of each trust fund will include:

          o   single family mortgage loans, including mortgage participations;

          o   pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

          o   direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

              o   interest-bearing securities;

              o   non-interest-bearing securities;

              o   originally interest-bearing securities from which coupons
                  representing the right to payment of interest have been
                  removed;

              o   interest-bearing securities from which the right to payment of principal has been removed; or

          o   a combination of mortgage loans, mortgage-backed securities and government securities.

      The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan
Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities. The trust fund assets will be acquired by the depositor, either directly or through affiliates, from the sponsor. The sellers may be affiliates of the sponsor, may be an affiliate of the depositor and may have acquired the mortgage loans from other sellers. If so specified in the related prospectus supplement, the sponsor or other sellers may be originators of some or all of the loans.

      The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Capital I Inc.
If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

      General

      To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

          o   liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

                                       29

          o   liens on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto
              Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley
Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

      Mortgage Loan Information in Prospectus Supplements

      Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o   the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

          o   the type of property securing the mortgage loans;

          o   the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o   the earliest and latest origination date and maturity date of the mortgage loans;

          o   the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

          o   the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o   the states or, if applicable, countries in which most of the mortgaged properties are located;

          o   information with respect to the prepayment provisions, if any, of the mortgage loans;

          o   any interest retained by a seller;

          o   with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

          o   information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

      If specific information respecting the mortgage loans is not known to
Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on
Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

                                       30

      Payment Provisions of the Mortgage Loans

      Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o   have individual principal balances at origination of not less than
              $25,000;

          o   have original terms to maturity of not more than 40 years; and

          o   provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

      Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events.
Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.
Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

      In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.

MORTGAGE-BACKED SECURITIES

      Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

      Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement. In any securitization where private mortgage-backed securities are included in a trust fund, the offering of the private mortgage-backed securities will be registered if required in accordance with Rule 190(b) under the Securities Act of 1933.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

      The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

          o   the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

                                       31

          o   the original and remaining term to stated maturity of the
              mortgage-backed securities, if applicable;

          o   whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

          o   the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

          o   the applicable payment provisions for the mortgage-backed
              securities, including, but not limited to, any priorities, payment schedules and subordination features;

          o   the issuing entity, any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least
              10% of the mortgage loans underlying the related certificates, any other material servicer that is responsible for performing an aspect of the servicing on which the certificates would be materially dependent and trustee, as applicable;

          o   certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

          o   the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

          o   the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities;

          o   the applicable servicing fees;

          o   the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

          o   the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the
              mortgage-backed securities; and

          o   whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The
              Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

      The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o   the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

          o   the original and remaining terms to stated maturity of the government securities;

          o   whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o   the interest rates of the government securities or the formula to determine the rates, if any;

                                       32

          o   the applicable payment provisions for the government securities;
              and

          o   to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

      Government securities will consist of securities guaranteed by the
Government National Mortgage Association, Federal National Mortgage Association
or Federal Home Loan Mortgage Corporation.

ACCOUNTS

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

      If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

          o   in the form of subordination of one or more other classes of certificates in the series; or

          o   by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee reserve fund or a combination thereof.

      The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

CASH FLOW AGREEMENTS AND DERIVATIVES

      If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

          o   interest rate exchange agreements,

          o   interest rate cap, floor or collar agreements,

          o   currency swap agreements and currency exchange agreements,

          o   interest rate swap agreements,

          o   other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. The
              principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series, or

          o   a combination of the foregoing.

                                       33

              In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

                                       34

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan
Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

      Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

          o   the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o   the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

          o   whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "--Pass-Through Rate"
above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

          o   distributions of principal,

          o   additions to the certificate balance of accrual certificates, and

          o   allocations of losses on the assets.

                                       35

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

          o   will correspond to the rate of principal payments on the assets in the related trust fund;

          o   is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

          o   is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

      When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans

                                       36

and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS, MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

      If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See
"Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

      In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and

                                       37

assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

      Type of Mortgage Asset

      If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

      With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

      In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

      The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

      In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

      Defaults

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage

                                       38

loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      Foreclosures

      The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

      Refinancing

      At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property.
In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

      Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of
Mortgage Loans--Due-on-Sale Clauses" and "Description of the
Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000.

      Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

      The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the trust fund assets in this prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of certificates that represent interests in, the assets of the trust. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

      The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of certificates. The

                                       39

depositor will obtain representations and warranties from the sponsor or other sellers or originators regarding the loans or other trust fund assets. The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. In addition, after the issuance of a series of certificates, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the Exchange Act.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                                   THE SPONSOR

      The prospectus supplement for each series of certificates will identify the sponsor for the related series.

                             STATIC POOL INFORMATION

      The prospectus supplement for each series of certificates will identify where you can obtain static pool information concerning the Sponsor's prior residential mortgage loan securitizations of prime and alt-a mortgage loans secured by first- [or second-] lien mortgages or deeds of trust in residential real properties.

                                 ISSUING ENTITY

      The issuing entity for each series of certificates will be a trust formed for the purpose of issuing that series of certificates. The trust will be a common law trust and will be more fully described in the related prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o   provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o   be senior or subordinate to one or more other classes of
              certificates in respect of distributions on the certificates;

          o   be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o   be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o   provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o   provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of
              available funds, in each case as described in the related
              prospectus supplement;

                                       40

          o   provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate
              component; or

          o   do all or any combination of the above.

      If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool. Any of the foregoing may be included in the certificates being offered to you.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience
Decreased Liquidity and Payment Delay" and "Description of the
Certificates--Book-Entry Registration and Definitive Certificates." Definitive
certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a
Secondary Market May Make it Difficult for You to Resell Your Certificates" and
"--The Trust Fund's Assets May be Insufficient to Pay Your Certificates in
Full."

CATEGORIES OF CLASSES OF CERTIFICATES

      The certificates of any series may be comprised of one or more classes.
Classes of certificates, in general, fall into different categories. The following chart identifies and generally describes the more typical categories.
The prospectus supplement for a series of certificates may identify the classes which comprise that series by reference to the following categories.

CATEGORIES OF CLASSES                                        DEFINITION

Principal Types

Accretion Directed........................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying
                                            Mortgage Assets or other assets of the trust fund for the related series.

Companion Class ..........................  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Certificates....................  A class consisting of "components."  The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS.............  A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Mortgage
                                            Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying Mortgage Assets, as

                                       41

                                            specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying
                                            Mortgage Assets that the NAS class is locked out of will be distributed to the other classes of senior certificates.

Notional Amount Certificates..............  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs...........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class.................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay............................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip.....................................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Super Senior..............................  A class that will not bear its proportionate share of realized losses
                                            (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class certificate balance of the support class is reduced to zero.

Support Class.............................  A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Principal Class or TACs..........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

Interest Types

Fixed Rate................................  A class with an interest rate that is fixed throughout the life of the class.

                                       42

Floating Rate.............................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate.....................  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate.............................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only.............................  A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only............................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual...........................  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual...................................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

      The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of
11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters
Screen LIBO Page, as defined in the International Swap Dealers Association, Inc.
Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or
to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

                                       43

     LIBOR will be established as follows:

          (1)   If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (2)   If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          o   LIBOR as determined on the previous LIBOR determination date or

          o   the reserve interest rate.

      The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United
States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (3)   If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2)
above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

      The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

          o   savings deposits,

                                       44

          o   time deposits,

          o   FHLBSF advances,

          o   repurchase agreements, and

          o   all other borrowings.

      Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.
Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may
not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI certificates for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of
Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District
Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G
Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current
National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI certificates, for that interest accrual period and each succeeding interest accrual period will be based on
LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of certificates. A change of index from the
Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

      The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

                                       45

TREASURY INDEX

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the
Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

      (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

      (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its
Statistical Release No. H.15(519). Statistical Release No. H.15(519) is
published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal
Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If
the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading
U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime
Rate for an interest accrual period will be the "Prime Rate" as published in the
"Money Rates" section of The Wall Street Journal, or if not so published, the
"Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either:

                                       46

          o   by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

          o   by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

      The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement.
Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.
Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise

                                       47

be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

          o   delinquencies,

          o   losses, and

          o   Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk
Factors--The Rate of Prepayment on Mortgage Assets May Adversely Affect Average
Lives and Yields on Certificates" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

      The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and
"--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS

      If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a

                                       48

class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit
Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See
"Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series.
However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

REPORTS TO CERTIFICATEHOLDERS

      Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (1)  the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

                                       49

      (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest, including any shortfalls in the payment of interest due on the certificates or any interest that is accrued but is not then payable or has been carried forward because of any cap on the amount of interest that is currently payable;

      (3) the amount of the distribution allocable to prepayment premiums;

      (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

      (6) the aggregate principal balance of the assets at the close of business on that distribution date;

      (7) the number and aggregate principal balance of mortgage loans in respect of which:

          o   one scheduled payment is delinquent;

          o   two scheduled payments are delinquent;

          o   three or more scheduled payments are delinquent; and

          o   foreclosure proceedings have been commenced;

      (8) with respect to any mortgage loan liquidated during the related Due
Period:

          o   the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

          o   the amount of any loss to certificateholders;

      (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

          o   the loan number of the related mortgage loan; and

          o   the date of acquisition;

      (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

          o   the book value;

          o   the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

          o   the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

          o   if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (11) with respect to any REO property sold during the related Due Period:

                                       50

          o   the aggregate amount of sale proceeds;

          o   the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

          o   the amount of any loss to certificateholders in respect of the related mortgage loan;

      (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

      (13) the aggregate amount of principal prepayments made during the related
Due Period;

      (14) the amount deposited in the reserve fund, if any, on the distribution date;

      (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

      (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

      (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

      (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

      (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

      (20) the aggregate amount of payments by the borrowers of:

          o   default interest;

          o   late charges; and

          o   assumption and modification fees collected during the related Due
              Period.

      In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (12), (16) and (17)
above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

      Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder.
This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the
Internal

                                       51

Revenue Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

      The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

          o   the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
              foreclosure of any mortgage loan subject thereto; and

          o   the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      As described in the related prospectus supplement, if not issued in fully registered form, each class of certificates will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the certificates--the certificate owners--will hold their certificates through The
Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking (formerly Cedelbank) or Euroclear
Bank S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository
Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as
"Euroclear."

      The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry certificate exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers'
securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers'
securities accounts in the depositaries' names on the books of DTC. Citibank,
N.A., will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry certificate will be entitled to receive a physical certificate representing that certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the certificates will be Cede & Co., as nominee of DTC or one of the relevant depositories. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC.

      Purchases of book-entry certificates under the DTC system must be made by or through Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each certificateholder is in turn to be recorded on the Participants' or Securities Intermediaries'
records. The Securities Intermediary's

                                       52

ownership of a book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Securities Intermediary is not a Participant and on the records of
Clearstream or Euroclear, as appropriate. certificateholders will not receive written confirmation from DTC of their purchase, but certificateholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the certificateholder entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of certificateholders. certificateholders will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates is discontinued.

      To facilitate subsequent transfers, all book-entry certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry certificates with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual certificateholders of the book-entry certificates; DTC's records reflect only the identity of the Participants to whose accounts such book-entry certificates are credited, which may or may not be the certificateholders. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Participants, by
Participants to indirect participants, and by Participants and indirect participants to certificateholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry certificates. Under its usual procedures,
DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry certificates are credited on the record date (identified in a listing attached to the omnibus proxy).

      Distributions on the book-entry certificates will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of
DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to certificateholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the certificateholders shall be the responsibility of Participants and indirect participants.

      Because of time zone differences, credits of certificates received in
Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in certificates settled during the processing will be reported to the relevant
Euroclear or Clearstream Participants on that business day. Cash received in
Clearstream or Euroclear as a result of sales of certificates by or through a
Clearstream Participant or Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with the DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in

                                       53

accordance with its rules and procedures and within its established deadlines.
The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.
Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries for Clearstream or Euroclear.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government
Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets
Clearing Corporation, as well as by the New York Stock Exchange, Inc., the
American Stock Exchange LLC, and the National Association of Securities Dealers,
Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.
The rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

      Clearstream is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in
Clearstream in any of 37 currencies, including United States dollars.
Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream
Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

      Belgium office of Euroclear Bank, as Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such
Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or

                                       54

any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of
Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of
Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup
Withholding." Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry certificates.

      Monthly and annual reports on the trust fund will be provided to Cede &
Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry certificates of those beneficial owners are credited.

      DTC has advised the depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the applicable agreement only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of Securities Intermediaries whose holdings include those book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates and then will recognize the holders of the definitive certificates as certificateholders under the applicable agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of
DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                                       55

                          DESCRIPTION OF THE AGREEMENTS

      The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

          o   A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

          o   A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be
          Morgan Stanley Capital I Inc. and a trustee. A manager or
          administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

      The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the
Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036. Attention: Mortgage
Securities.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The depositor will have acquired the trust assets directly or through one or more entities, from one or more sellers identified in the prospectus supplement, one of which shall be identified as the sponsor of the securitization The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

          o   in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and

          o   in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

                                       56

      With respect to each mortgage loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

          o   the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

          o   the original mortgage or a certified copy with evidence of recording, and

          o   an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital
I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

      Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

      The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan
Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

      With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley
Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either
Morgan Stanley Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

                                       57

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related prospectus supplement, Morgan
Stanley Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o   the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related
          Agreement;

          o   the existence of title insurance insuring the lien priority of the mortgage loan;

          o   the authority of the warrantying party to sell the mortgage loan;

          o   the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o   the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o   the existence of hazard and extended perils insurance coverage on the mortgaged property.

      Any warrantying party, if other than Morgan Stanley Capital I Inc. or the sponsor, shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

      Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

          o   the warrantying party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase
          Price; or

          o   if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

          o   if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

                                       58

      Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

      Neither Morgan Stanley Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

      Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

          o   the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement; and

          o   the authority of the warrantying party to sell the assets.

      The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or
Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital
I Inc. and the trustee by the holders of certificates evidencing not less than
25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See
"--Events of Default" and "--Rights Upon Event of Default" below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

      General

      The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

          o   the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit
          Insurance Corporation, to the limits established by the Federal
          Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

          o   otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term Permitted
Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

                                       59

      Deposits

      A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

      (1)   all payments on account of principal, including principal
prepayments, on the assets;

      (2)   all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

      (3)   all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (4)   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

      (5)   any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

      (6)   any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--Cash Flow Agreements";

      (7)   all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under
"--Assignment of Assets; Repurchases" and "--Representations and Warranties;
Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the
Certificates--Termination";

      (8)   any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing
Compensation and Payment of Expenses";

      (9)   to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

      (10)  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      (11)  any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      (12)  any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.

                                       60

      Withdrawals

      A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

      (1)   to make distributions to the certificateholders on each distribution date;

      (2)    to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of
Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      (3)   to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

      (4)   to reimburse a master servicer for any advances described in clause
(2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

      (5)   if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause
(2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

      (6)   to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the
Depositor";

      (7)   if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

      (8)   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under
"--Matters Regarding the Trustee";

      (9)   unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

      (10)  to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

      (11)  to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

      (12)  if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited
Transactions and Other Taxes";

                                       61

      (13)  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

      (14)  to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

      (15)  to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

      (16)  to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "--Representations and
Warranties; Repurchases" or otherwise;

      (17)  to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

      (18)  to clear and terminate the certificate account at the termination of the trust fund.

      Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

PRE-FUNDING ACCOUNT

      If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

      The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans.
Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a

                                       62

condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets.
Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

      For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and
Prepayment Considerations."

      The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

      In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the
Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

                                       63

      Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan;
processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

      The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

          o   affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

          o   in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

      The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

          o   in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

          o   in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

      The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

SUBSERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

      Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an
Agreement. See "--Retained Interest; Servicing Compensation and Payment of
Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o   monitor any mortgage loan which is in default;

          o   contact the borrower concerning the default;

                                       64

          o   evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

          o   initiate corrective action in cooperation with the borrower if cure is likely;

          o   inspect the mortgaged property; and

          o   take any other actions as are consistent with the Servicing
          Standard.

      A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of Mortgage Loans."

      Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties;
Repurchases."

      If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

      If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing Standard, the master servicer, on behalf of the trustee, may at any time:

          o   institute foreclosure proceedings;

          o   exercise any power of sale contained in any mortgage;

          o   obtain a deed in lieu of foreclosure; or

          o   otherwise acquire title to a mortgaged property securing the mortgage loan.

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

                                       65

          o   the Internal Revenue Service grants an extension of time to sell the property; or

          o   the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

      Subject to the foregoing, the master servicer will be required to:

          o   solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

          o   accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal
Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

          o   that the restoration will increase the proceeds to
          certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

          o   that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

      As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

      If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

      To the extent specified in the related prospectus supplement, each
Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard

                                       66

insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

          o   the replacement cost of the improvements less physical
          depreciation; and

          o   the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

      Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the collection account, with interest thereon, as provided by the Agreement.

      Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of

                                       67

the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      To the extent specified in the related prospectus supplement, each
Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the
Agreement are met.

DUE-ON-SALE PROVISIONS

      Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of
Mortgage Loans--Due-on-Sale Clauses."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

      To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

      The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

      If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.

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EVIDENCE AS TO COMPLIANCE

      The master servicer will be required to deliver to the depositor and the trustee by not later than March 15th of each year, starting in the year following the year of issuance of the related series of securities, an officer's certificate stating that:

          o   a review of the activities of the master servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision;
          and

          o   to the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the master servicer to remedy such default.

      In addition, on or prior to March 15th of each year, commencing with the year following the year of issuance of the related series of securities , the master servicer will be required to deliver to the depositor an Assessment of
Compliance that contains the following:

          o   a statement of the master servicer's responsibility for assessing compliance with the servicing criteria applicable to it;

          o   a statement that the master servicer used the criteria in Item
          1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

          o   the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the master servicer; and

          o   a statement that a registered public accounting firm has issued an attestation report on the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      The master servicer will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the master servicer's assessment of compliance with the applicable servicing criteria.

      In addition, the related prospectus supplement will identify each other party performing a servicing function that will be required to provide either or both of the above evidences of compliance. You will be able to obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in the prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      For each series of certificates, the servicing of the related loans may be provided, as specified in the prospectus supplement, either by the master servicer directly, by one or more servicers under supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for the series and services the loans directly or through one or more subservicers. The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I
Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable. In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

                                       69

      If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

      To the extent specified in the related prospectus supplement, the related
Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the
Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it;
provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      To the extent specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement;
provided, however, that neither a master servicer, Morgan Stanley Capital I Inc.
nor any director, officer, employee or agent of a master servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

          o   specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an
              enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

          o   incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o   incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o   incurred in connection with any violation of any state or federal securities law; or

          o   imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc.
may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.
In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

      In general, the only obligations of the depositor with respect to a series of certificates will be to obtain representations and warranties from the sponsor, the sellers and/or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of certificates and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's

                                       70

rights with respect to those representations and warranties. The only ongoing responsibilities of the depositor with respect to any series of certificates will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

      Any person into which the master servicer or Morgan Stanley Capital I Inc.
may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:

          o   any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

          o   any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley
              Capital I Inc., or to the master servicer, Morgan Stanley Capital
              I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

          o   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

      So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of

                                       71

appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

      Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66(2)/3% of the voting rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in the first bullet point under "--Events of
Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

          o   to cure any ambiguity;

          o   to conform the Agreement to this Prospectus and the prospectus supplement provided to investors in connection with the initial offering of the related certificates

          o   to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the
              Agreement;

          o   to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          o   to comply with any requirements imposed by the Internal Revenue
              Code;

provided that the amendment--other than an amendment for the purpose specified in the fourth bullet point above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

      To the extent specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

          o   reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

                                       72

          o   adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

          o   modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

      However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the
Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

      The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

      Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

          o   enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

          o   defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o   being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of
              certificateholders; or

          o   acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the
              indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

                                       73

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds and/or spread accounts, or any combination of the foregoing.
In addition, derivatives in the form of interest rate swap agreements, interest rate caps, floors and collars, currency swap agreements, currency exchange agreements or any combination of the foregoing may be used by the related trust fund to alter the payment characteristics of the loans or other trust fund assets. Credit support and derivatives will not provide protection against all risks of loss or interest rate or currency movements, as applicable, and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses or other shortfalls occur which exceed the amount covered by credit support or such derivatives or which are not covered by the credit enhancement or such derivatives, securityholders will bear their allocable share of any deficiencies.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies.

      If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          o   the nature and amount of coverage under the credit support;

          o   any conditions to payment thereunder not otherwise described in this prospectus;

          o   the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

          o   the material provisions relating to such credit support; and

          o   information regarding the obligor under any instrument of credit support, including:

                                       74

          o   a brief description of its principal business activities;

          o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o   its total assets, and its stockholders or policyholders surplus, if applicable, as of the date specified in the prospectus
              supplement.

      See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                       75

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current
Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

      Moneys deposited in any reserve funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

      Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

DERIVATIVE PRODUCTS

      If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products consisting of the agreements described under "Description of the Trust Funds-Cash Flow Agreements and
Derivatives". For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

CREDIT SUPPORT FOR MORTGAGE-BACKED SECURITIES

      If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General" to the extent the information is material and available.

                                       76

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

          o   be complete;

          o   reflect the laws of any particular state; or

          o   encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

      All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.
However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

          o   a mortgagor--the borrower and usually the owner of the subject property, and

          o   a mortgagee--the lender.

      In contrast, a deed of trust is a three-party instrument, among:

          o   a trustor--the equivalent of a borrower,

          o   a trustee to whom the mortgaged property is conveyed, and

          o   a beneficiary--the lender--for whose benefit the conveyance is made.

      Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

      By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by

                                       77

the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the
Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage or other instrument may encumber other interests in real property such as:

          o   a tenant's interest in a lease of land or improvements, or both,
              and

          o   the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

      If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

          o   arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

          o   arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all
              subordinate proprietary leases and occupancy agreements.

      Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any

                                       78

collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative
Loans" below.

FORECLOSURE

      General

      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

      Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual

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circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

      Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale clause" contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any

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proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

      REO Properties

      If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

          o   the Internal Revenue Service grants an REO extension or

          o   it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
              Agreement to fail to qualify as a REMIC under the Internal Revenue
              Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property.
The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

      In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35%
or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.
Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as
"service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders.

      Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial
REO properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

      Rights of Redemption

      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those

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having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

      Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code and the security agreement relating to those shares. Article 9 of the
Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In

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determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

      Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or

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affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition.
Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.
Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender
(such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.

DUE-ON-SALE CLAUSES

      Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of "due-on-sale"
clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of
1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.
Due-on-sale clauses

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contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the
United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift
Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union
Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred.
These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.
Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.

SUBORDINATE FINANCING

      Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o   the borrower may have difficulty servicing and repaying multiple loans;

          o   if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o   acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o   if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o   the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The
Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest

                                       85

rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where
Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o   the interest rate, discount points and charges as are permitted in that state; or

          o   that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:

          o   state-chartered banks may originate alternative mortgage
              instruments in accordance with regulations promulgated by the
              Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

          o   state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the
              National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

          o   all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home
              Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.

                                       86

SERVICEMEMBERS' CIVIL RELIEF ACT

      Under the terms of the Servicemembers' Civil Relief Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Servicemembers' Civil Relief Act, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves,
Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Servicemembers' Civil Relief Act, as amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the
Servicemembers' Civil Relief Act, as amended. Application of the Servicemembers'
Civil Relief Act, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Servicemembers' Civil Relief Act, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers'
and Sailors' Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                                       87

                         FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley Austin LLP or Latham & Watkins LLP or
Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including the REMIC Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code.
The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

      If a REMIC election is not made, Sidley Austin LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP will deliver its opinion that the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool or an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of
Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

      Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Sections
162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other
Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

          o   3% of the excess of adjusted gross income over the applicable amount and

          o   80% of the amount of itemized deductions otherwise allowable for such taxable year.

                                       88

      This limitation will be phased out beginning in 2006 and eliminated after
2009.

      In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below under "--Stripped Bonds and
Coupons."

      Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

          o   a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code Section
              7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent "loans secured by an interest in real property which is ... residential property" within the meaning of Internal
              Revenue Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal
              Revenue Code section;

          o   a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and
              mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section
              856(c)(5)(B), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the
              extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

          o   a grantor trust certificate owned by a REMIC will represent
              "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section
              860G(a)(3).

      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Internal Revenue Code Section 1286, and, as a result, these assets would be subject to the stripped bond provisions of the Internal Revenue
Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly

                                       89

applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

      Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis.
A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable
Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable Prepayment
Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The
Internal Revenue Service has issued Amortizable Bond Premium Regulations. The
Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Internal
Revenue Code Section 1272(a)(6). Absent further guidance from the Internal
Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations

                                       90

implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under
Internal Revenue Code Sections 1276 through 1278.

      The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

          o   the total remaining market discount and

          o   a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

      For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

          o   the total remaining market discount and

          o   a fraction, the numerator of which is the amount of stated
              interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred
Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt

                                       91

instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Single Class of Grantor Trust Certificates--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

      Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code
Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

      Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "--Multiple Classes of Grantor Trust Certificates--Stripped
Bonds and Stripped Coupons" in this prospectus.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor Trust
Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

          o   the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

          o   no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal
Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the
Internal Revenue Code, in which

                                       92

case, all payments from the mortgage loan or mortgage-backed security would be included in the stated redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

      It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a
Stripped Bond Certificate purchased at a premium or a Stripped Coupon
Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate.
However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

      In light of the application of Internal Revenue Code Section 1286, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to this Stripped Bond Certificate, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
Internal Revenue Service.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the
Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other
Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Internal Revenue Code Section 856(c)(5)(B) and "loans ...
secured by, an interest in real property which is ... residential real property"
within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and
interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property"
within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s]...which [are] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A).

      2. Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans

      The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently

                                       93

deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment
Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment
Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

      In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the
Prepayment Assumption or at any other rate.

      Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions,"
as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID
Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o   adding (1) the present value at the end of the accrual
              period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment
              Assumption--of all remaining payments to be received under the
              Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o   subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       94

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a
"teaser" rate--would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in Adjustable Rate
Loans

      The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report
Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates
Representing Interests in Loans Other Than Adjustable Rate Loans" and with the
OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

      Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal
Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

      Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

      It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o   the holder entered the contract to sell the grantor trust
              certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o   the grantor trust certificate is part of a straddle;

          o   the grantor trust certificate is marketed or sold as producing capital gain; or

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          o   other transactions to be specified in Treasury regulations that have not yet been issued.

      If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

      Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or
1442 to

          o   an owner that is not a U.S. Person or

          o   a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

      Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of
"contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

      The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the
Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with

                                       96

respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

          o   the broker determines that the seller is a corporation or other exempt recipient, or

          o   the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

      Such a sale must also be reported by the broker to the Internal Revenue
Service, unless either

          o   the broker determines that the seller is an exempt recipient or

          o   the seller certifies its non-U.S. Person status and other
              conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

      Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

      On January 23, 2006, the IRS issued final regulations effective January 1,
2007, affecting the information reporting obligations of trustees of
"widely-held mortgage trusts" (that is, any grantor trust in which any interests are held by "middlemen", and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of
"middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

      Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

      The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

REMICS

      The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual
Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Internal
Revenue Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a

                                       97

separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal
Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham &
Watkins LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related
Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made:

          o   certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in
              Internal Revenue Code Section 7701(a)(19)(C);

          o   certificates held by a real estate investment trust will
              constitute "real estate assets" within the meaning of Internal
              Revenue Code Section 856(c)(5)(B); and

          o   interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code
              Section 856(c)(3)(B).

      If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of
Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC
Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code
Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley Austin LLP or Cadwalader, Wickersham & Taft LLP
or Latham & Watkins LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the
related REMIC within the meaning of the REMIC Provisions.

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      Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o   "real estate assets" within the meaning of Internal Revenue Code
              Section 856(c)(5)(B);

          o   "loans secured by an interest in real property" under Internal
              Revenue Code Section 7701(a)(19)(C); and

          o   whether the income on such certificates is interest described in
              Internal Revenue Code Section 856(c)(3)(B).

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity"
of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. The
REMIC Regular Certificateholders should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing original issue discount are set forth in Internal Revenue
Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the
Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment
Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price."
The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated
redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular
Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest

                                       99

payments, and the stated redemption price at maturity of the REMIC Regular
Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC
Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular
Certificate.

      Under the de minimis rule, original issue discount on a REMIC Regular
Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular
Certificate multiplied by the weighted average maturity of the REMIC Regular
Certificate. For this purpose, the weighted average maturity of the REMIC
Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated
redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment
Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment
Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular
Certificates (other than interest only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under
"--Accrued Interest Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of
Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate.
It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

                                       100

      Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium. Generally, a REMIC Regular
Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular
Certificate for each day a certificateholder holds the REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

          o   adding (1) the present value at the end of the accrual
              period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
              Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o   subtracting from that total the adjusted issue price of the REMIC
              Regular Certificates at the beginning of such accrual period.

      The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a
REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC
Regular Certificate exceeds the following amount:

          o   the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the
              REMIC Regular Certificate at its issue price, less

          o   any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

                                       101

      A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular
Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC
Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

          o   the interest is unconditionally payable at least annually;

          o   the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o   interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
              "qualified floating rates," one "qualified inverse floating rate,"
              or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

      The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued.
Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the
REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the
Internal Revenue Service may treat some or all of the interest on REMIC Regular
Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC
Regular Certificates.

      Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount"
equals the excess, if any, of (1) the REMIC Regular Certificate's stated
principal amount or, in the

                                       102

case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such
REMIC Regular Certificate from an original holder, over (2) the price for such
REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Internal
Revenue Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. Market discount with respect to a REMIC Regular
Certificate will be considered to be zero if the amount allocable to the REMIC
Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated
redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

      The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

      1)  the total remaining market discount and

      2)  a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

      For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

      1)  the total remaining market discount and

      2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in

                                       103

income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under
Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such
REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Internal Revenue Code Section 1272(a)(6), such as the
REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such
REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular
Certificate, and reduced, but not below zero, by payments included in the stated
redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular
Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the

                                       104

REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular
Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal Revenue Code Section 1221.

      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o   the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal
              Revenue Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o   the amount actually includible in such holder's income.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the
REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC
Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      The certificates will be "evidences of indebtedness" within the meaning of
Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be

                                       105

computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinate certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless.
Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.
Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

      Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is
not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o   the REMIC Regular Certificateholder does not actually or
              constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o   the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section
              957, related to the issuer; and

          o   the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
              REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
              Certificateholder.

                                       106

      If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC
Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and
REMIC Residual Certificateholders and persons related to REMIC Residual
Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S.
Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder"
within the meaning of Internal Revenue Code Section 951(b), are subject to
United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

      Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2003, 29% for 2004-05 and 28% for 2006-2010 may
be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the backup withholding rate on the entire purchase price, unless either:

          o   the broker determines that the seller is a corporation or other exempt recipient, or

          o   the seller provides, in the required manner, identifying
              information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

      A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

          o   the broker determines that the seller is an exempt recipient, or

          o   the seller certifies its non-U.S. Person status and other
              conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

                                       107

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual
Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, phantom income. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a
REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative value. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of:

          o   the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and

          o   the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
              Certificates--Non-Interest Expenses of the REMIC," other expenses.

      REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o   the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

          o   all bad loans will be deductible as business bad debts, and

                                       108

          o   the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. The REMIC may elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities.
Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the
Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before
September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the
REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the
0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue
Code.

                                       109

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the Internal Revenue Service finalized
Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o   would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o   is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC
              Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a
REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Internal
Revenue Code Section 67 only to the extent that such expenses, plus other miscellaneous itemized deductions of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section
68 provides that the applicable amount will be reduced by the lesser of:

          o   3% of the excess of the individual's adjusted gross income over the applicable amount, or

          o   80% of the amount of itemized deductions otherwise allowable for the taxable year.

      This limitation will be phased out beginning in 2006 and eliminated after
2009.

      The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Internal Revenue
Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders'
alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term
"pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate referred to in the Internal Revenue Code as an excess inclusion , for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o   may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
              Certificateholder;

          o   will be treated as unrelated business taxable income within the meaning of Internal Revenue Code Section 512 if the REMIC Residual
              Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

                                       110

          o   is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
              Payments--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the daily accruals for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the Federal long-term rate in effect at the time the REMIC Residual Certificate is issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
Internal Revenue Service.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Internal Revenue Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual
Certificate generally equals the cost of the REMIC Residual Certificate to the
REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. However, REMIC Residual
Certificates will be "evidences of indebtedness" within the meaning of Internal
Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a
REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. In addition, a transfer of a REMIC Residual Certificate that is a

                                       111

"noneconomic residual interest" may be subject to different rules. See "Tax
Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic
Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Internal
Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the
"wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      A REMIC Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the related REMIC's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees must be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non economic residual interest sells or otherwise disposes of the non economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding these regulations.

PROHIBITED TRANSACTIONS AND OTHER TAXES

      The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means:

          o   the disposition of a mortgage loan or mortgage-backed security;
              the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

          o   the receipt of compensation for services; or

          o   gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

      It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

                                       112

          o   a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

          o   Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

      In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

      If the REMIC adopts a plan of complete liquidation, within the meaning of
Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited
Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

      Solely for the purpose of the administrative provisions of the Internal
Revenue Code, the REMIC generally will be treated as a partnership and the REMIC
Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual
Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with an Internal
Revenue Service proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.

      Certain tax information will be furnished quarterly to each REMIC Residual
Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a
REMIC Residual Certificate that is considered an excess inclusion. See
"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

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RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30% or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual
Certificates do not have significant value. See "--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC
Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),

          (B) any organization, other than certain farmers cooperatives, generally exempt from federal income taxes unless such
              organization is subject to the tax on "unrelated business taxable income," and

          (C) a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for

                                       114

the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false.
For this purpose, a "pass-through entity" means:

          o   a regulated investment company, real estate investment trust or common trust fund,

          o   a partnership, trust or estate and

          o   certain cooperatives.

      Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o   an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
              Residual Certificate as a nominee or agent for a disqualified organization and

          o   a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
              Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o   the present value of the expected future distributions on the
              REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o   the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount
              sufficient to satisfy the accrued taxes.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

      (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

      (2) the transferee represents to the transferor that (i) it understands that, as the holder of the REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign

                                       115

permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

      (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and either:

          (i) the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the sum of:

              (a)  the present value of any consideration given to the
          transferee to acquire the REMIC Residual Certificate;

              (b)  the present value of the expected future distributions on the
          REMIC Residual Certificate; and

              (c)  the present value of the anticipated tax savings associated with the holding the REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Internal Revenue Code Section
          11(b)(1) (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in
          Internal Revenue Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee; or

          (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million;

              (b)  the transferee is an eligible corporation (as defined in
          Treasury regulation section I.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause 3(ii); and

              (c)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause 3(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

      If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a
non-U.S. Person unless the person provides the trustee with a duly completed
Internal Revenue Service Form W-8ECI or applicable successor form adopted by the
Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

                                       116

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

REPORTABLE TRANSACTIONS

      Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Internal Revenue Code Section 4975 impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Internal Revenue Code Section 410(d)), are not subject to the restrictions of ERISA. However, these plans may be subject to other applicable federal, state or local law that is similar to the provisions of ERISA or the Code. Moreover, any governmental or church plan that is not subject to ERISA but is qualified under Internal Revenue Code Section
401(a) and exempt from taxation under Internal Revenue Code Section 501(a) is subject to the prohibited transaction rules set forth in Internal Revenue Code
Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

      General

Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Internal Revenue Code Section 4975 imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest that engage in non-exempt prohibited transactions.

      The United States Department of Labor has issued a final regulation (29
C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

      Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held

                                       117

by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title
I of ERISA, including the prohibited transaction provisions of Section 406 of
ERISA (and of Internal Revenue Code Section 4975), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "Benefit Plan Investors" include both
Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      Availability of Underwriter's Exemption for Certificates

      The United States Department of Labor has granted to Morgan Stanley & Co.
Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption
Application No. D-8019, 55 Fed. Reg. 20548 (1990) as amended by PTE 97-34,
Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), by
PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and by
PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the
"Exemption"), which, as amended, exempts from the application of the prohibited transaction rules transactions relating to:

          o   the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o   the servicing, operation and management of those asset-backed pass-through trusts,

provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

      The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

          (1)   The acquisition of the certificates by a Plan is on terms
      (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm s-length transaction with an unrelated party;

          (2)   The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or four highest, if the investment pool contains only certain types of assets, such as fully-secured mortgage loans) from any of the following rating agencies: Fitch, Inc., Moody's Investors Service,
      Inc. and Standard & Poor's Ratings Services;

          (3)   The trustee is a substantial financial institution and is not an affiliate of any member of the Restricted Group (as defined below) other than an underwriter;

          (4)   The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

                                       118

          (5)   The Plan investing in the certificates is an "accredited
      investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

          (6)   Unless the investment pool contains only certain types of
      assets, such as fully secured mortgage loans, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

      The trust fund must also meet the following requirements:

          (i)   the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

          (ii)  certificates evidencing interests in such other investment pools must have been rated in one of the three highest (four highest, if the trust contains only certain types of assets) rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

      The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the
      "pre-funding limit") must not exceed twenty-five percent (25%).

          (2) All receivables transferred after the closing date (the
      "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

          (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

          (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

                (i)   the characteristics of the additional obligations must be
              monitored by an insurer or other credit support provider that is independent of Morgan Stanley Capital I Inc.; or

                (ii)  an independent accountant retained by Morgan Stanley
              Capital I Inc. must provide Morgan Stanley Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee)
              stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

                                       119

          (6)   The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7)   Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

          (8)   The related prospectus or prospectus supplement must describe:

                  (i)   any pre-funding account or capitalized interest account,
              or both, used in connection with a pre-funding account;

                  (ii)  the duration of the pre-funding period;

                  (iii) the percentage or dollar amount, or both, of the
              pre-funding limit for the trust; and

                  (iv)  that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to
              certificateholders as repayments of principal.

          (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

          o   the person or its affiliate is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust;

          o   no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

          o   in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o   a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o   immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      This exemptive relief does not apply to Plans sponsored by the asset seller, Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated and the
other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any affiliate of any of such parties (the "Restricted Group").

      Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "securities" for purposes of the
Exemption and (b) that the specific and general conditions set forth in the
Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied. Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the

                                       120

Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In
addition, the rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption (although a
Plan that had purchased the certificates when they had a permitted rating would not be required by the Exemption to dispose of them). If none of S&P, Moody's or
Fitch rate the applicable class of certificates in one of the four highest generic rating categories at the time of such purchase, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTE 95-60) to effect such purchase and is eligible for exemptive release under and satisfies all of the conditions set forth in Section I and III of PTE 95-60.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code and of the Plan Assets Regulation to such investment.
Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited
Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures,

                                       121

states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined,
"residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of the Certificates as
"mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                       122

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

      The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital
I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley
Capital I Inc.

      As to any offering of securities, in addition to the plan of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b) under the
Securities Act of 1933.

      Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

      Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

      Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more

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underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the
Securities Act.

      All or part of any class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP, Sidley Austin LLP or Latham
& Watkins LLP.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any, ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       124

                    INCORPORATION OF INFORMATION BY REFERENCE

      The SEC allows Morgan Stanley Capital I Inc. to "incorporate by reference"
information it files with the SEC, which means that Morgan Stanley Capital I
Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement.

      Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

      All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: Steven S. Stern, or by telephone at (212) 761-4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

      Morgan Stanley Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 100 Fifth Street,
N.W., Washington, D.C. 20549 or be accessed at the internet site
http://www.sec.gov maintained by the Commission. Additional information regarding the Public Reference Room can be obtained by calling the Commission at
1-800-SEC-0330.

                                       125

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

      "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

      "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

      "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

      o   the total amount of all cash on deposit in the related certificate account as of the corresponding Determination Date, exclusive of:

          o   all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

          o   unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

          o   all amounts in the certificate account that are due or
              reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

      o   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

      o   all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

      o   if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

      o   unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

      "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

      "Deferred Interest" means interest deferred by reason of negative amortization.

      "Determination Date" means the close of business on the date specified in the related prospectus supplement.

      "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

                                       126

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

      o   any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

      o   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

      o   any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan
          Stanley Capital I Inc., or to the master servicer, Morgan Stanley
          Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

      o   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after
January 3, 1995 cannot be marked to market.

      "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

      "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections
1271 through 1273 and 1275) and the related Treasury regulations.

      "Payment Lag Certificates" means certain of the REMIC Regular
Certificates.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the Agreement.

      "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

      "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

      "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from prohibited transactions.

      "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

                                       127

      "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

      "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

      "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificates where an election is made to treat the trust fund as a REMIC.

      "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

      "REMIC Regular Certificateholders" means holders of REMIC and Regular
Certificates.

      "REMIC Regulations" means the REMIC Regulations promulgated by the
Treasury Department.

      "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

      "REMIC Residual Certificateholders" means holders of the REMIC Regular
Certificates.

      "REO Tax" means a tax on net income from foreclosure property, within the meaning of Internal Revenue Code Section 857(b)(4)(B).

      "Restricted Group" means the underwriter, the asset seller, the trustee, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any of their respective affiliates.

      "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

      "Servicing Standard" means:

      o   the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under
          "Description of Credit Support" and in the prospectus supplement;

      o   applicable law; and

      o   the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

      "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

                                       128

      "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

      "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

      "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

      "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

      "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

      "Value" means:

      o   with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

          o   the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

          o   the sales price for that property; and

      o   with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.

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                 MORGAN STANLEY CAPITAL I INC. SERIES 2006-IQ11